UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HICKS ACQUISITION COMPANY II, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.0001 per share, of the Registrant

(2)	Aggregate number of securities to which transaction applies:

13,300,000 shares of Common Stock of the Registrant

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$9.87, pursuant to Exchange Act Rule 0-11(c)(1) and 0-11(a)(4), the average high and low prices per share of the Registrant’s common stock reported in the consolidated reporting system on May 11, 2012.

(4)	Proposed maximum aggregate value of transaction:

276,021,000

(5)	Total fee paid:

$55,204.20, computed in accordance with Exchange Act Rule 0-11(c)(1) and 0-11(a)(4) as one-fiftieth of one percent of the value of securities and cash being transferred to security holders.

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SUBJECT TO AMENDMENT AND COMPLETION, DATED JUNE 27, 2012

PROXY STATEMENT FOR SPECIAL MEETING OF PUBLIC WARRANTHOLDERS AND SPECIAL MEETINGS OF STOCKHOLDERS OF HICKS ACQUISITION COMPANY II, INC.

Dear Stockholders and Public Warrantholders of Hicks Acquisition Company II, Inc. (“HACII”):

You are cordially invited to attend the special meetings of HACII stockholders and a special meeting HACII public warrantholders. HACII stockholders will be asked to: (i) elect nine directors to serve as HACII’s board of directors (the “Director Election Proposal”); (ii) adopt an equity incentive plan (the “Incentive Plan”) for the directors, officers, members, managers, employees, consultants and advisors of HACII and its affiliates (the “Incentive Plan Proposal”); (iii) adopt the Equity Purchase Agreement, dated as of May 16, 2012, as amended (the “Equity Purchase Agreement”), by and among HACII, HH-HACII, L.P. (the “Sponsor”), Appleton Papers Inc. (“Appleton”) and Paperweight Development Corp. (“PDC”), and the Cross Purchase Agreement, dated as of May 16, 2012 (the “Cross Purchase Agreement”), by and between HACII and PDC, and approve the transactions contemplated thereby (collectively, the “Transaction”), pursuant to which, through a series of transactions, Appleton will become a non-wholly-owned subsidiary of HACII (the “Transaction Proposal”); and (iv) approve, if necessary or appropriate, the adjournment of the special meeting of HACII stockholders to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Director Election Proposal, the Incentive Plan Proposal and the Transaction Proposal (the “Stockholder Adjournment Proposal”).

Holders of HACII’s warrants, each of which is exercisable for one share of common stock of HACII, par value $0.0001 per share, issued in HACII’s initial public offering (the “HACII Public Warrants”) will be asked to approve an amendment to the warrant agreement that governs all of the HACII warrants in order to (i) make each HACII Public Warrant and each HACII warrant held by the Sponsor (the “Sponsor Warrants”) exercisable for one-half of one share of common stock of HACII at an exercise price of $6.00 per half-share (the “Warrant Adjustment”), (ii) cause each holder of HACII Public Warrants to receive, for each such outstanding HACII Public Warrant (in exchange for the reduction of shares for which the HACII Public Warrants are exercisable), $0.625 in cash (the “Cash Amount”), and (iii) cause the Sponsor to receive (in exchange for the reduction of shares for which the Sponsor Warrants are exercisable) an additional 0.0879 of a share of common stock of HACII per Sponsor Warrant (the “Sponsor Earnout Shares”), subject to forfeiture by the Sponsor in the event the last sales price of shares of common stock of HACII does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days out of 30 consecutive trading days on or prior to the fifth anniversary of the closing of the Transaction (collectively, the “Warrant Amendment Proposal”). In order to maximize cash available for the Transaction and for potential for de-levering opportunities, the Sponsor has agreed to receive the Sponsor Earnout Shares in lieu of the Cash Amount. The effect of the Warrant Adjustment will be to reduce the number of shares of common stock of HACII issuable upon exercise of the HACII warrants by half, thereby reducing the amount by which HACII stockholders would otherwise have been diluted as a result of the exercise in full of the HACII warrants. HACII stockholders who also are holders of HACII Public Warrants may suffer adverse tax consequences as a result of the Warrant Amendment Proposal, even though the Transaction otherwise will be tax neutral. Holders should review the section entitled “Material U.S. Federal Income Tax Consequences—The Warrant Amendment Proposal” for a more comprehensive discussion of the tax aspects of the Warrant Amendment Proposal applicable to them. Holders of HACII Public Warrants will also be asked to approve, if necessary or appropriate, the adjournment of the special meeting of HACII warrantholders to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Warrant Amendment Proposal (the “Warrantholder Adjournment Proposal”).

If either the special meeting of the HACII warrantholders or the special meeting of HACII stockholders to approve, among other things, the Transaction Proposal is adjourned following the approval of the Warrantholder Adjournment Proposal or the Stockholder Adjournment Proposal, as the case may be, HACII stockholders may be asked to approve the amendment of HACII’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) in order to (i) extend the date on which HACII must commence proceedings to dissolve and liquidate from July 14, 2012 to September 14, 2012 and (ii) allow HACII Public Stockholders to elect to redeem their Public Shares for their pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of franchise and income taxes payable on such interest and net of interest income of up to approximately $2.25 million on the trust account, which interest income may be released to HACII to fund its working capital requirements) if the Charter Amendment is approved ( the “Amendment Proposal”). HACII Public Stockholders are required to vote against the Amendment Proposal in order to exercise their redemption rights. If the Amendment Proposal is not approved, then HACII Public Stockholders electing to exercise their redemption rights will not be entitled to such payments. The purpose of the Amendment Proposal is to allow HACII more time to complete the Transaction. If the Amendment Proposal is approved, HACII will have until September 14, 2012 to consummate the Transaction. If the Amendment Proposal is not approved and the Transaction is not consummated by July 14, 2012, HACII will cease all operations and commence winding up, as described below. In the event that the Amendment Proposal is approved, HACII will not be permitted to pursue any other potential initial business combinations.

If each of the Warrant Amendment Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Transaction Proposal is not approved, or the Amendment Proposal is not approved, as the case may be, then HACII will not consummate the Transaction. In the event that the Transaction is not consummated, the Warrant Amendment Proposal, the Director Election Proposal and the Incentive Plan Proposal will not take effect. If a transaction with Appleton is not consummated by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), HACII will be required to commence proceedings to dissolve and liquidate and the outstanding HACII warrants will expire worthless. See section entitled “HACII’s Business—Liquidation if No Business Combination” for additional information.

Each of these proposals is more fully described in the accompanying proxy statement.

HACII common stock, units and public warrants are listed on the Nasdaq Capital Market under the symbol “HKAC,” “HKACU” and “HKACW,” respectively.

Pursuant to the Amended and Restated Certificate of Incorporation of HACII (the “Charter”), in connection with the Transaction Proposal HACII is providing all holders of shares of common stock of HACII issued as part of the units in HACII’s initial public offering (the “Public Shares”) with the opportunity to have their Public Shares redeemed in connection with the Transaction Proposal pursuant to, and subject to the limitations set forth in the Charter, for cash equal to the applicable redemption price per share determined in accordance with the Charter (the “Redemption”), provided that HACII shall not redeem or repurchase Public Shares to the extent such redemption would result in HACII’s failure to meet a closing condition under the Equity Purchase Agreement that it have at least $82.0 million in trust proceeds after giving effect to the Redemption and/or any permitted repurchases of Public Shares but prior to the payment of the Cash Amount, expenses and certain other amounts.

Your vote is very important. Whether or not you plan to attend the special meetings in person, please submit your proxy card without delay.

We encourage you to read this proxy statement carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 36.

HACII’s board of directors recommends (i) that HACII stockholders vote FOR approval of the Director Election Proposal, FOR approval of the Incentive Plan Proposal, FOR approval of the Transaction Proposal and FOR approval of the Stockholder Adjournment Proposal and, if applicable, FOR the Amendment Proposal and FOR the Amendment Adjournment Proposal, and (ii) that HACII Public Warrantholders vote FOR the Warrant Amendment Proposal and FOR the Warrant Adjournment Proposal. When you consider the recommendation of HACII’s board of directors in favor of the Transaction Proposal and the Warrant Amendment Proposal, you should keep in mind that certain of HACII’s directors and officers, including the Chairman of the Board, Thomas O. Hicks, have interests in the Transaction that may conflict with your interests as a stockholder. See the section entitled, “The Transaction—Potential Conflicts of Interests of HACII’s Directors and Officers in the Transaction.”

Thank you for your consideration of these matters.

Sincerely,

Christina Weaver Vest

President, Chief Executive Officer and Chief Financial Officer

Hicks Acquisition Company II, Inc.

Whether or not you plan to attend the special meetings of HACII stockholders or the special meeting of HACII Public Warrantholders, please submit your proxy by completing, signing, dating and mailing the enclosed proxy cards in the pre-addressed postage paid envelope or by using the telephone or Internet procedures provided to you by your broker or bank. If your shares or warrants are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or warrants or, if you wish to attend the special meetings of HACII stockholders or the special meeting of HACII Public Warrantholders and vote in person, you must obtain a proxy from your broker or bank. HACII has confirmed that approximately 99% of “street name” holders will have access to telephone and Internet voting.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transaction, passed upon the merits or fairness of the transaction or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated                 , 2012 and is first being mailed to HACII stockholders and HACII Public Warrantholders on or about                 , 2012.

HICKS ACQUISITION COMPANY II, INC.

100 Crescent Court, Suite 1200

Dallas, Texas 75201

NOTICE OF SPECIAL MEETING OF PUBLIC WARRANTHOLDERS

OF HICKS ACQUISITION COMPANY II, INC.

To Be Held On July 12, 2012

To the Public Warrantholders of Hicks Acquisition Company II, Inc. (“HACII”):

NOTICE IS HEREBY GIVEN that the special meeting of HACII warrantholders owning warrants of HACII, each of which is exercisable for one share of common stock of HACII, par value $0.0001 per share (the “HACII warrants”), issued in HACII’s initial public offering (such warrants, the “HACII Public Warrants” and such holders, the “HACII Public Warrantholders”) will be held at 9:00 a.m., Central Daylight Time, on July 12, 2012, at the offices of Akin Gump Strauss Hauer & Feld, LLP, 1700 Pacific Avenue, 39th Floor, Dallas, Texas 75201 for the following purposes:

1. to approve an amendment (the “Warrant Amendment”) to the warrant agreement (the “Warrant Agreement”) that governs all of the HACII warrants in connection with the consummation of the transactions contemplated by the Equity Purchase Agreement, dated as of May 16, 2012, as amended (the “Equity Purchase Agreement”), by and among HACII, HH-HACII, L.P. (the “Sponsor”), Appleton Papers Inc. (“Appleton”) and Paperweight Development Corp. (“PDC”), and the Cross Purchase Agreement, dated as of May 16, 2012 (the “Cross Purchase Agreement”), by and between HACII and PDC, pursuant to which, through a series of transactions (collectively, the “Transaction”), Appleton will become a non-wholly-owned subsidiary of HACII. The Warrant Amendment would amend the Warrant Agreement in order to (i) make each HACII Public Warrant and each HACII warrant held by the Sponsor (the “Sponsor Warrants”) exercisable for one-half of one share of common stock of HACII at an exercise price of $6.00 per half-share (the “Warrant Adjustment”), (ii) cause each holder of HACII Public Warrants to receive, for each such outstanding HACII Public Warrant (in exchange for the reduction of shares for which the HACII Public Warrants are exercisable), $0.625 in cash (the “Cash Amount”), and (iii) cause the Sponsor to receive (in exchange for the reduction of shares for which the Sponsor Warrants are exercisable) an additional 0.0879 of a share of common stock of HACII per Sponsor Warrant (the “Sponsor Earnout Shares”) subject to forfeiture by the Sponsor in the event the last sales price of shares of common stock of HACII does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days out of 30 consecutive trading days on or prior to the fifth anniversary of the closing of the Transaction (collectively, the “Warrant Amendment Proposal”). In order to maximize cash available for the Transaction and for potential for de-levering opportunities, the Sponsor has agreed to receive the Sponsor Earnout Shares in lieu of the Cash Amount. The effect of the Warrant Adjustment will be to reduce the number of shares of common stock of HACII issuable upon exercise of the HACII warrants by half, thereby reducing the amount by which HACII stockholders would otherwise have been diluted as a result of the exercise in full of the HACII warrants.

2. to approve the adjournment of the special meeting of HACII Public Warrantholders, if necessary, to permit further solicitation and vote of proxies in favor of the Warrant Amendment Proposal (the “Warrantholder Adjournment Proposal”); and

3. such other matters as may properly come before the special meeting of HACII Public Warrantholders or any adjournment or postponement thereof.

HACII’s board of directors recommends that HACII Public Warrantholders vote FOR the Warrant Amendment Proposal and FOR the Warrantholder Adjournment Proposal. When you consider the recommendation of HACII’S board of directors in favor of the Warrant Amendment Proposal, you should keep in mind that certain of HACII’s directors and officers, including the Chairman of the Board, Thomas O. Hicks, have interests in the Transaction that may conflict with your interests as a warrantholder. See the section entitled, “The Transaction — Potential Conflicts of Interests of HACII’s Directors and Officers in the Transaction.”

These items of business are described in the enclosed proxy statement, which you are encouraged to read in its entirety before voting. Only holders of record of HACII Public Warrants at the close of business on June 19, 2012 are entitled to notice of the special meeting of HACII Public Warrantholders and to vote at the special meeting of HACII Public Warrantholders and any adjournments or postponements thereof.

A complete list of HACII Public Warrantholders of record entitled to vote at the special meeting of HACII Public Warrantholders will be available for ten days before the special meeting at the principal executive offices of HACII for inspection by warrantholders during ordinary business hours for any purpose germane to the special meeting.

All HACII Public Warrantholders are cordially invited to attend the special meeting of HACII Public Warrantholders in person. Your vote is very important. Whether or not you plan to attend the special meeting of HACII Public Warrantholders, please read the enclosed proxy statement carefully, sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your warrants are held in “street name” or are in a margin or similar account, your broker or bank may provide you with voting instructions (including any instructions for voting by telephone or the Internet). HACII has confirmed that approximately 99% of street name holders will have access to telephone and Internet voting. You should contact your broker or bank to ensure that votes related to the warrants you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

                    , 2012

By the order of the Board of Directors

Christina Weaver Vest

President, Chief Executive Officer and Chief Financial Officer

IF YOU SUBMIT YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR WARRANTS WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

HICKS ACQUISITION COMPANY II, INC.

100 Crescent Court, Suite 1200

Dallas, Texas 75201

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF HICKS ACQUISITION COMPANY II, INC.

To Be Held On July 12, 2012

To the Stockholders of Hicks Acquisition Company II, Inc. (“HACII”):

NOTICE IS HEREBY GIVEN that the special meeting of HACII stockholders will be held at 10:00 a.m., Central Daylight Time, on July 12, 2012, at the offices of Akin Gump Strauss Hauer & Feld LLP, 1700 Pacific Avenue, 39th Floor, Dallas, Texas 75201 for the following purposes:

1.    to elect nine directors to serve as HACII’s board of directors (the “Director Election Proposal”);

2.    to adopt an equity incentive plan for the directors, officers, members, managers, employees, consultants and advisors of HACII and its affiliates (the “Incentive Plan Proposal”);

3.    to (a) adopt the Equity Purchase Agreement, dated as of May 16, 2012, as amended (the “Equity Purchase Agreement”), by and among HACII, HH-HACII, L.P., Appleton Papers Inc. (“Appleton”) and Paperweight Development Corp. (“PDC”), (b) adopt the Cross Purchase Agreement, dated as of May 16, 2012 (the “Cross Purchase Agreement”), by and between HACII and PDC, and (c) approve the transactions contemplated thereby (collectively, the “Transaction”), pursuant to which, through a series of transactions, Appleton will become a non-wholly-owned subsidiary of HACII (the “Transaction Proposal”);

4.    to approve, if necessary or appropriate, the adjournment of the special meeting of HACII stockholders to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Director Election Proposal, the Incentive Plan Proposal and the Transaction Proposal (the “Stockholder Adjournment Proposal”); and

5.    such other matters as may properly come before the special meeting of HACII stockholders or any adjournment or postponement thereof.

HACII’s board of directors recommends that HACII stockholders vote FOR the Director Election Proposal, FOR the Incentive Plan Proposal, FOR the Transaction Proposal, and FOR the Stockholder Adjournment Proposal. When you consider the recommendation of HACII’s board of directors in favor of the Transaction Proposal, you should keep in mind that certain of HACII’s directors and officers, including the Chairman of the Board, Thomas O. Hicks, have interests in the Transaction that may conflict with your interests as a stockholder. See the section entitled, “The Transaction—Potential Conflicts of Interests of HACII’s Directors and Officers in the Transaction.”

These items of business are described in the enclosed proxy statement, which you are encouraged to read in its entirety before voting. Only holders of record of HACII’s common stock at the close of business on June 19, 2012 are entitled to notice of the special meeting of HACII stockholders and to vote at the special meeting of stockholders and any adjournments or postponements thereof.

A complete list of HACII’s stockholders of record entitled to vote at the special meeting of HACII stockholders will be available for ten days before the special meeting at the principal executive offices of HACII for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

All HACII stockholders are cordially invited to attend the special meeting of HACII stockholders in person. Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting of HACII stockholders, please read the enclosed proxy statement carefully, sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, your broker or bank may provide you with voting instructions (including any instructions for voting by telephone or Internet). HACII has confirmed that approximately 99% of street name holders will have access to telephone and Internet voting. You should contact your broker or bank to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

                    , 2012

By Order of the Board of Directors

Christina Weaver Vest

President, Chief Executive Officer and Chief Financial Officer

IF YOU SUBMIT YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

HICKS ACQUISITION COMPANY II, INC. 100 Crescent Court, Suite 1200 Dallas, Texas 75201

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF HICKS ACQUISITION COMPANY II, INC.

To Be Held On July 12, 2012

To the Stockholders of Hicks Acquisition Company II, Inc. (“HACII”):

NOTICE IS HEREBY GIVEN that the special meeting of HACII stockholders will be held at 11:00 a.m. Central Daylight Time, on July 12, 2012, at the offices of Akin Gump Strauss Hauer & Feld LLP, 1700 Pacific Avenue, 39th Floor, Dallas, Texas 75201 for the following purposes:

1.    to approve the amendment of HACII’s amended and restated certificate of incorporation (the “Charter Amendment”) in order to (i) extend the date on which HACII must commence proceedings to dissolve and liquidate from July 14, 2012 to September 14, 2012 and (ii) allow holders of shares of common stock of HACII issued as part of the units in HACII’s initial public offering (the “Public Shares”) who vote against the Charter Amendment to elect to redeem their Public Shares for their pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of franchise and income taxes payable on such interest and net of interest income of up to approximately $2.25 million on the trust account, which interest income may be released to HACII to fund its working capital requirements) if the Charter Amendment is approved (the “Amendment Proposal”);

2.    to approve, if necessary or appropriate, the adjournment of the special meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Amendment Proposal (the “Amendment Adjournment Proposal”); and

3.    such other matters as may properly come before the special meeting of HACII stockholders or any adjournment or postponement thereof.

The purpose of the Amendment Proposal is to allow HACII more time to complete its proposed business combination with Appleton Papers Inc. (“Appleton”), pursuant to which, through a series of transactions, Appleton will become a non-wholly owned subsidiary of HACII. This transaction is referred to as the business combination. In the event that the Amendment Proposal is approved, HACII will not be permitted to pursue any other potential initial business combinations.

If the Amendment Proposal is not approved and the business combination is not consummated by July 14, 2012, HACII will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to HACII from the trust account to pay dissolution expenses, divided by the number of then outstanding Public Shares, together with the contingent right to receive, following HACII’s dissolution, a pro rata share of the balance of its net assets that would otherwise be payable to holders of HACII Common Stock under Delaware law, if any; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of HACII’s remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to HACII’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no distribution from the trust account with respect to HACII’s warrants, which will expire worthless.

As a result, HACII’s board of directors has determined that it is in the best interest of HACII’s stockholders to continue HACII’s existence until September 14, 2012 in order to complete the business combination. If the Amendment Proposal is not approved and the business combination is not consummated by July 14, 2012, HACII will cease all operations and commence winding up as described above.

HACII’s board of directors recommends that HACII stockholders vote FOR the Amendment Proposal and FOR the Amendment Adjournment Proposal.

These items of business are described in the enclosed proxy statement, which you are encouraged to read in its entirety before voting. Only holders of record of HACII’s common stock at the close of business on June 19, 2012 are entitled to notice of the special meeting of HACII stockholders and to vote at the special meeting of stockholders and any adjournments or postponements thereof.

A complete list of HACII’s stockholders of record entitled to vote at the special meeting of HACII stockholders will be available for ten days before the special meeting at the principal executive offices of HACII for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

All HACII stockholders are cordially invited to attend the special meeting of HACII stockholders in person. Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting of HACII stockholders, please read the enclosed proxy statement carefully, sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, your broker or bank may provide you with voting instructions (including any instructions for voting by telephone or Internet). HACII has confirmed that approximately 99% of street name holders will have access to telephone and Internet voting. You should contact your broker or bank to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

                    , 2012

By Order of the Board of Directors

Christina Weaver Vest

President, Chief Executive Officer and Chief Financial Officer

IF YOU SUBMIT YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

i

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR HACII STOCKHOLDERS AND HACII PUBLIC WARRANTHOLDERS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the special meeting of HACII Public Warrantholders and at the special meeting of HACII stockholders, including the proposed transaction. The following questions and answers may not include all the information that is important to warrantholders and stockholders of HACII. We urge HACII warrantholders and HACII stockholders to read carefully this entire proxy statement, including “Risk Factors,” the disclosure of potential conflicts under the question headed “Do any of HACII’s directors or officers have interests that may conflict with my interests with respect to the Transaction?”, the annexes and the other documents included or referred to herein.

Q:	What is the purpose of this document?

A:	Hicks Acquisition Company II, Inc., a Delaware corporation, or HACII, and Appleton Papers Inc., a Delaware corporation, or Appleton, have agreed to a business combination under the terms of an Equity Purchase Agreement, dated as of May 16, 2012, as amended, which we refer to as the Equity Purchase Agreement, by and among HACII, HH-HACII, L.P., or the Sponsor, Appleton, and Paperweight Development Corp., or PDC, and a Cross Purchase Agreement, dated as of May 16, 2012, which we refer to as the Cross Purchase Agreement, by and between HACII and PDC. The consummation of the transactions contemplated by the Equity Purchase Agreement and the Cross Purchase Agreement is referred to as the Transaction and the proposal to approve the Transaction and adopt the Equity Purchase Agreement and the Cross Purchase Agreement is referred to as the Transaction Proposal. The Equity Purchase Agreement and the Cross Purchase Agreement are attached to this proxy statement as Annex C and Annex D, respectively, and are incorporated into this proxy statement by reference. You are encouraged to read this proxy statement, including “Risk Factors” and all the annexes hereto.

HACII stockholders are being asked to consider and vote upon a proposal to adopt the Equity Purchase Agreement and the Cross Purchase Agreement, pursuant to which, through a series of transactions, Appleton will become a non-wholly-owned subsidiary of HACII.

HACII warrantholders owning warrants of HACII, each of which is exercisable for one share of common stock of HACII, par value $0.0001 per share, or the HACII warrants, issued in HACII’s initial public offering, which such warrants are referred to as the HACII Public Warrants and which such holders are referred to as the HACII Public Warrantholders, are being asked to consider and vote upon a proposal to approve an amendment, which is referred to herein as the Warrant Amendment, to the warrant agreement, which is referred to herein as the Warrant Agreement, that governs the HACII warrants in order to (i) make each HACII Public Warrant and each HACII warrant held by the Sponsor, which such warrants are referred to herein as the Sponsor Warrants, exercisable for one-half of one share of common stock of HACII at an exercise price of $6.00 per half-share, which is referred to herein as the Warrant Adjustment, (ii) cause each holder of HACII Public Warrants to receive, for each such outstanding HACII Public Warrant (in exchange for the reduction of shares for which the HACII Public Warrants are exercisable), $0.625 in cash, which is referred to herein as the Cash Amount, and (iii) cause the Sponsor to receive (in exchange for the reduction of shares for which the Sponsor Warrants are exercisable) an additional 0.0879 of a share of common stock of HACII per Sponsor Warrant, referred to herein as the Sponsor Earnout Shares, subject to forfeiture by the Sponsor in the event the last sales price of shares of common stock of HACII does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days out of 30 consecutive trading days on or prior to the fifth anniversary of the closing of the Transaction. This proposal to amend the Warrant Agreement is referred to herein as the Warrant Amendment Proposal. In order to maximize cash available for the Transaction and for potential for de-levering opportunities, the Sponsor has agreed to receive the Sponsor Earnout Shares in lieu of the Cash Amount. The effect of the Warrant Adjustment will be to reduce the number of shares of common stock of HACII issuable upon exercise of the HACII warrants by half. The form of the Warrant Amendment is attached to this proxy statement as Annex A and is incorporated into this proxy statement by reference.

If the Transaction is consummated, HACII stockholders may redeem their shares of common stock of HACII, par value $0.0001 per share, or HACII Common Stock, for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of franchise and income taxes payable on such interest and net of interest income of up to approximately $2.25 million on the trust account, which interest income may be released to HACII to fund its working capital requirements). Accordingly, stockholders who do not elect to have their shares redeemed and remain HACII stockholders after the Transaction will bear, in addition to the franchise and income taxes payable, the economic burden of the deferred underwriting commissions because such amounts will be payable by HACII. The redemption of HACII Common Stock for cash in connection with the consummation of the Transaction is referred to herein as the Redemption.

The units that were issued in HACII’s initial public offering, or the HACII units, each consist of one share of HACII Common Stock and one warrant to purchase one share of HACII Common Stock, which we refer to as the HACII Public Warrants. The HACII units, HACII Common Stock and HACII Public Warrants are currently listed on the Nasdaq Capital Market. None of the HACII units, the HACII Common Stock or the HACII Public Warrants will be exchanged in the Transaction and will continue to trade on the Nasdaq Capital Market following the consummation of the Transaction.

HACII stockholders are also being asked to elect nine directors to serve on HACII’s board of directors, which we refer to as the Director Election Proposal. Three director nominees, Stephen P. Carter, Thomas O. Hicks and Andrew F. Reardon, if elected, will serve on HACII’s board of directors as Class I Directors until the 2013 annual meeting of stockholders; three director nominees, Mark R. Richards, Kathi P. Seifert and Mark A. Suwyn, if elected, will serve on HACII’s board of directors as Class II Directors until the 2014 annual meeting of stockholders; and three director nominees, Terry M. Murphy, Christina Weaver Vest and George W. Wurtz, if elected, will serve on HACII’s board of directors as Class III Directors until the 2015 annual meeting of stockholders.

HACII stockholders are also being asked to approve the Hicks Acquisition Company II, Inc. Equity Incentive Plan, or the Incentive Plan, pursuant to which 2.3 million shares of HACII Common Stock will be reserved for issuance to directors, officers, members, managers, employees, consultants and advisors of HACII and its affiliates, which we refer to as the Incentive Plan Proposal. The purpose of the Incentive Plan is to provide a means through which HACII and its affiliates may attract and retain key personnel and provide a means whereby directors, officers, members, managers, employees, consultants and advisors (and prospective directors, officers, members, managers, employees, consultants and advisors) of HACII and its affiliates can acquire and maintain an equity interest in HACII, or be paid incentive compensation, thereby strengthening their commitment to the welfare of HACII and its affiliates and aligning their interests with those of HACII’s stockholders.

If either the special meeting of the HACII warrantholders or the special meeting of HACII stockholders to approve, among other things, the Transaction Proposal is adjourned following the approval of the Warrantholder Adjournment Proposal or the Stockholder Adjournment Proposal, as the case may be, HACII stockholders may be asked to vote on an amendment to HACII’s Amended and Restated Certificate of Incorporation, or the Charter Amendment, in order to (i) extend the date on which HACII must commence proceedings to dissolve and liquidate from July 14, 2012 to September 14, 2012 and (ii) allow HACII Public Stockholders to elect to redeem their Public Shares for their pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of franchise and income taxes payable on such interest and net of interest income of up to approximately $2.25 million on the trust account, which interest income may be released to HACII to fund its working capital requirements) if the Charter Amendment is approved. This proposal to approve the Charter Amendment is referred to herein as the Amendment Proposal. The purpose of the Amendment Proposal is to allow HACII more time to complete the Transaction.

The approval of the Warrant Amendment Proposal by the HACII Public Warrantholders and of the Director Election Proposal, the Incentive Plan Proposal and the Transaction Proposal by HACII stockholders are preconditions to the consummation of the Transaction. In the event that the Transaction is not consummated, the Warrant Amendment Proposal, the Director Election Proposal and the Incentive Plan Proposal will not take effect.

This proxy statement contains important information about the proposed Transaction and the other matters to be acted upon at the special meeting of HACII Public Warrantholders and at the special meeting of HACII stockholders. You should read it carefully.

Q:	What is being voted on by HACII Public Warrantholders and HACII stockholders?

A:	Below are the proposals on which HACII Public Warrantholders are being asked to vote:

•	the Warrant Amendment Proposal; and

•

a proposal to approve the adjournment of the special meeting of HACII Public Warrantholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Warrant Amendment Proposal. This is referred to herein as the Warrantholder Adjournment Proposal. This proposal will only be presented at the special meeting of HACII Public Warrantholders if there are not sufficient votes to approve the Warrant Amendment Proposal.

Below are proposals on which HACII stockholders are being asked to vote:

•	the Director Election Proposal;

•	the Incentive Plan Proposal;

•	the Transaction Proposal; and

•

a proposal to approve the adjournment of the special meeting of HACII stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Director Election Proposal, the Incentive Plan Proposal and the Transaction Proposal. This is referred to herein as the Stockholder Adjournment Proposal. This proposal will only be presented at the special meeting of HACII stockholders if there are not sufficient votes to approve one of the other proposals presented to the stockholders.

It is important for you to note that in the event that the Warrant Amendment Proposal or the Transaction Proposal does not receive the requisite vote for approval, then HACII will not consummate the Transaction or the Redemption. In the event that the Transaction is not consummated, the Warrant Amendment Proposal, the Director Election Proposal and the Incentive Plan Proposal will not take effect. If HACII does not consummate the Transaction by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), HACII will be required to dissolve and liquidate and all HACII warrants will expire worthless.

If either the special meeting of the HACII warrantholders or the special meeting of HACII stockholders to approve, among other things, the Transaction Proposal is adjourned following the approval of the Warrantholder Adjournment Proposal or the Stockholder Adjournment Proposal, as the case may be, HACII stockholders may be asked to vote on the following proposals:

•	the Amendment Proposal; and

•

a proposal to approve the adjournment of the special meeting of HACII stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Amendment Proposal. This is referred to herein as the Amendment Adjournment Proposal. This proposal will only be presented at the special meeting of HACII stockholders if there are not sufficient votes to approve the Amendment Proposal.

HACII Public Stockholders are required to vote against the Amendment Proposal in order to exercise their redemption rights. If the Amendment Proposal is not approved, then HACII Public Stockholders electing to exercise their redemption rights will not be entitled to such payments.

Q:	Are the proposals conditioned on one another?

A:	Yes. Unless the Warrant Amendment Proposal is approved at the special meeting of HACII Public Warrantholders, the Director Election Proposal, the Incentive Plan Proposal and the Transaction Proposal will not be presented to the HACII stockholders for a vote. In addition, the approval of the Director Election Proposal, the Incentive Plan Proposal and the Transaction Proposal by HACII stockholders is a precondition to the consummation of the Transaction. In the event that the Transaction is not consummated, the Warrant Amendment Proposal, the Director Election Proposal and the Incentive Plan Proposal will not take effect.

Q:	What will happen in the Transaction?

A:	On May 16, 2012, HACII entered into the Equity Purchase Agreement and the Cross Purchase Agreement, pursuant to which, through a series of transactions, Appleton will become a non-wholly owned subsidiary of HACII.

Pursuant to the Equity Purchase Agreement, Appleton will convert from a Delaware corporation to a Delaware limited liability company and issue to PDC 9,632,024 Class B units of Appleton, or Appleton Class B Units, plus certain additional Appleton Class B Units, which we refer to as the Over-the-Top Units, in an amount to be determined by the parties prior to closing. At the closing of the Equity Purchase Agreement, HACII will acquire an aggregate number of Class A units of Appleton, or Appleton Class A Units, equal to (a) the number of shares of HACII Common Stock issued and outstanding after giving effect to the Redemption and certain permitted repurchases of shares of HACII Common Stock in connection with the Transaction, less (b) the number of Over-the-Top Units. In exchange, HACII will pay to Appleton an amount in cash equal to the amount held in the trust account less (i) amounts used by HACII to make permitted repurchases of HACII Common Stock, (ii) amounts payable to holders of Public Shares (as defined below), or the HACII Public Stockholders, that properly exercise their redemption rights, (iii) the Cash Amount payable to HACII Public Warrantholders, and (iv) the aggregate costs, fees and expenses incurred by HACII in connection with its pursuit of an initial business combination (including deferred underwriting commissions) and other working capital expenses.

One day after the closing of the transactions contemplated by the Equity Purchase Agreement, pursuant to the Cross Purchase Agreement, PDC will sell the Over-the-Top Units to HACII, which HACII will immediately surrender to Appleton for cancellation and, upon its receipt thereof, Appleton will issue to HACII a number of Appleton Class A Units equal to the number of cancelled Over-the-Top Units. In exchange, (i) HACII will issue to PDC 481,601.2 shares of Series A preferred stock, par value $0.0001 per share, of HACII, or HACII Series A Preferred Stock, (ii) PDC will be entitled to receive, to the extent it becomes due and payable in accordance with the terms of the Cross Purchase Agreement, up to an aggregate of 3.0 million shares of HACII Common Stock, or the Contingency Consideration, which will be issued upon the achievement of certain stock price targets based upon the trading price of the HACII Common Stock, and (iii) PDC will be allocated 85% of certain tax-related benefits arising out of the Transaction pursuant to a Tax Receivable Agreement to be entered into between HACII and PDC, or the Tax Receivable Agreement. A condition to the closing of the transactions contemplated by the Equity Purchase Agreement is that, after giving effect to the Redemption and any permitted repurchases of Public Shares, not less than $82.0 million remains in the trust account. Assuming that exactly $82.0 million remains in the trust account after the Redemption and any such repurchases, upon the closing of the Transaction, HACII’s Appleton Class A Units will represent an approximate 54.5% ownership interest in Appleton and holders of HACII Common Stock will control approximately 54.5% of the voting power of HACII, with PDC (either directly or through a wholly-owned subsidiary) holding the remaining ownership interests in Appleton and voting power of HACII. In the event that no HACII Public Stockholders elect to redeem their shares of HACII Common Stock and HACII does not make any permitted repurchases, upon the closing of the Transaction, HACII’s Appleton Class A Units will represent an approximate 65.5% ownership interest in Appleton and holders of HACII Common Stock will control approximately 65.5% of the voting power of HACII, with PDC (either directly or through a wholly-owned subsidiary) holding the remaining ownership interests in Appleton and voting power of HACII. See the section entitled “Beneficial Ownership of Securities” for more information regarding the post-Transaction ownership. Therefore, immediately following the consummation of the Transaction, PDC (either directly or through a wholly-owned subsidiary) will hold between approximately 45.5% and 34.5% of the ownership interests in Appleton and the voting power of HACII, depending on the number of redemptions and permitted repurchases. Accordingly, the interests of the current HACII stockholders in HACII and Appleton will be proportionately diluted according to PDC’s interests in each of HACII and Appleton.

For more information, see the sections entitled “The Transaction,” “The Purchase Agreements” and “Description of Securities.”

Q:	Do any of HACII’s directors or officers have interests that may conflict with my interests with respect to the Transaction?

A:	HACII’s directors and officers may have interests in the Transaction that are different from your interests as a stockholder. You should keep in mind the following interests of HACII’s directors and officers:

•

On June 15, 2010, the Sponsor purchased 3,285,714 shares of HACII Common Stock, or Founder Shares, for an aggregate purchase price of $25,000, or approximately $0.0076 per share. On July 8, 2010, the Sponsor transferred an aggregate of 32,856 Founder Shares to William A. Montgomery and William F. Quinn, each of whom joined HACII’s board of directors upon the closing of the initial public offering, or the IPO. On October 8, 2010, the Sponsor and Messrs. Montgomery and Quinn returned an aggregate of 821,428 Founder Shares to HACII for no consideration in connection with a reduction in the number of units to be offered in the IPO. In addition, the Sponsor and Messrs. Montgomery and Quinn returned an aggregate of 321,429 Founder Shares to HACII for no consideration after the underwriters of the IPO determined that they would not exercise their option to purchase additional units to cover any over-allotments. On January 13, 2012, the Sponsor transferred 10,714 Founder Shares to James C. Musselman in connection with Mr. Musselman’s appointment to HACII’s board of directors. A portion of the Founder Shares (equal to 2.5% of the issued and outstanding shares of HACII Common Stock immediately after the IPO) will be subject to forfeiture by the Initial Stockholders, which consist of the Sponsor, William A. Montgomery, James C. Musselman and William F. Quinn, in the event the last sales price of HACII Common Stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of HACII’s initial business combination. In addition, simultaneously with the consummation of the IPO, HACII consummated the private sale of 6,666,667 Sponsor Warrants to the Sponsor at a price of $0.75 per warrant for an aggregate purchase price of $5.0 million. The Sponsor’s general partner is owned and controlled by Thomas O. Hicks, HACII’s founder and chairman of the board. Mr. Hicks is also a limited partner of the Sponsor. The remaining limited partnership interests in the Sponsor are owned, directly or indirectly, by Mr. Hick’s charitable foundation and certain of his family estate planning entities and by various employees of Mr. Hicks, including certain HACII officers. In light of the amount of consideration paid, HACII’s directors and officers will likely benefit from the completion of the Transaction even if the Transaction causes the market price of HACII’s securities to significantly decrease.

The likely benefit to HACII’s directors and officers may influence their motivation for promoting the Transaction and/or soliciting proxies for the approval of the Transaction Proposal.

•

If HACII does not consummate the Transaction by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), HACII will be required to commence proceedings to dissolve and liquidate and the 2,142,857 Founder Shares held by the Initial Stockholders will be worthless because such holders have agreed to waive their redemption rights with respect to their Founder Shares if HACII fails to consummate the Transaction on or before July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved). In such event, the Sponsor Warrants will also expire worthless. On the other hand, in the event the Transaction is consummated, Messrs. Montgomery, Musselman and Quinn would hold shares of HACII Common Stock with an aggregate market value of $             (or $             individually by each director), based on the closing sales price of HACII Common Stock of $             on the Nasdaq Capital Market on                 , 2012. Additionally, Mr. Hicks, through his interests in the Sponsor, would have an economic interest in shares of HACII Common Stock with an aggregate value of $             if the Transaction is consummated, based on the closing sales price of HACII Common Stock of $             on the Nasdaq Capital Market on                 , 2012. Various employees of Mr. Hicks, including certain HACII officers, through their respective interests in the Sponsor, would have an economic interest in shares of HACII Common Stock and HACII warrants with an aggregate value of $             if the Transaction is consummated, based on the closing sales price of HACII Common Stock of $             on the Nasdaq Capital Market on                 , 2012.

Therefore, based on the $25,000 and $5.0 million purchase price paid by the Sponsor for the Founder Shares and the Sponsor Warrants, respectively, if the Transaction is consummated:

•	each of Messrs. Montgomery, Musselman and Quinn would stand to gain approximately $ ;

•	Mr. Hicks, through his interests in the Sponsor, would stand to gain approximately $ if the Transaction is consummated;

•	various employees of Mr. Hicks, including certain HACII officers, would stand to gain approximately $ ; and

•

in connection with the IPO, HACII and the representative of the underwriters in the IPO entered into agreements with the Initial Stockholders pursuant to which the Initial Stockholders have agreed to vote:

•	all of their Founder Shares in accordance with the majority of the votes cast with respect to an initial business combination by the HACII Public Stockholders; and

•	any HACII Common Stock issued as part of the HACII units in the IPO, or the Public Shares, acquired in or after the IPO in favor of an initial business combination.

Approval of the Transaction Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of HACII Common Stock entitled to vote thereon as of the record date, present in person or represented by proxy, at the special meeting of HACII stockholders. As of the record date of the special meeting of HACII stockholders, 2,142,857 Founder Shares, or approximately 12.5% of the outstanding HACII Common Stock, would be voted in accordance with the majority of the votes cast by HACII Public Stockholders with respect to the Transaction Proposal. If HACII, the Initial Stockholders or HACII’s officers and directors purchase Public Shares from existing HACII stockholders that are likely to vote against the Transaction Proposal, or that are likely to elect to redeem their Public Shares, the probability that the Transaction Proposal will be approved would increase.

•	If HACII dissolves and liquidates prior to the consummation of a business combination, Mr. Hicks has agreed that upon HACII’s liquidation, he will be liable to HACII if and to the extent any claims by a vendor for services rendered or products sold to HACII, or a prospective target business with which HACII has discussed entering into a transaction agreement, reduce the amounts in the trust account to below $9.95 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under HACII’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Hicks will not be responsible to the extent of any liability for such third party claims. This agreement was entered into to reduce the risk that, in the event of HACII’s dissolution and liquidation, the trust account is reduced by claims of creditors. However, HACII cannot assure its stockholders that Mr. Hicks will be able to satisfy these indemnification obligations. If the Transaction is completed, such obligations will terminate.

In addition, the exercise of HACII’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in HACII Public Stockholders’ best interest.

Q:	Why is HACII proposing the Transaction?

A:	HACII is a blank check company that was organized under the laws of the State of Delaware on June 15, 2010. HACII was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, with one or more businesses, which is referred to in this proxy statement as an initial business combination or a business combination.

HACII consummated the IPO on October 14, 2010. Approximately $149.25 million of the proceeds of the IPO (including deferred underwriting commissions) and the sale to the Sponsor of 6,666,667 Sponsor Warrants was placed in a trust account immediately following the IPO. Upon the consummation of an initial business combination, the amounts held in the trust account will be released to HACII. As of May 31, 2012, approximately $149.3 million was held in the trust account. If the Transaction Proposal is approved, HACII intends to use a portion of the funds held in the trust account to pay (i) HACII’s aggregate costs, fees and expenses in connection with the consummation of an initial business combination (including deferred underwriting commissions) and other working capital expenses, (ii) HACII Public Stockholders who properly exercise their redemption rights, (iii) the Cash Amount payable to HACII Public Warrantholders, and (iv) for any repurchases by HACII of Public Shares, if any, prior to the consummation of the Transaction. The remaining balance in the trust account will be contributed to Appleton in exchange for HACII’s receipt of membership interests in Appleton in connection with the Transaction. See the sections entitled “The Transaction—HACII’s Board of Directors’ Reasons for the Approval of the Transaction” and “The Purchase Agreements” for additional information.

Q:	Why is HACII proposing the Warrant Amendment Proposal?

A:	HACII Public Warrantholders are being asked to approve the Warrant Amendment Proposal because the approval of the Warrant Amendment Proposal is a condition to consummation of the Transaction and because the Warrant Amendment is necessary to allow the consummation of the Warrant Adjustment and the payment of the Cash Amount. In addition, HACII’s board of directors believes that the reduction of the warrants in HACII’s capital structure will increase HACII’s strategic opportunities and attractiveness to future investors.

Q:	How will the Warrant Amendment affect the HACII Public Warrants and the Sponsor Warrants?

A:	Other than the Warrant Adjustment and the payment of the Cash Amount, the terms of the HACII warrants will remain the same. Both the Public Warrants and the Sponsor Warrants will be amended pursuant to the Warrant Amendment, and both the Public Warrants and the Sponsor Warrants will be treated the same for purposes of the Warrant Adjustment. However, the Sponsor will receive, in lieu of the Cash Amount, 586,000 Sponsor Earnout Shares, which is the equivalent of 0.0879 of a share of HACII Common Stock per Sponsor Warrant.

Q:	What vote is required to approve the proposals presented at the special meeting of HACII Public Warrantholders?

A:	Approval of the Warrant Amendment Proposal requires the affirmative vote of the holders of 65% of the outstanding HACII Public Warrants as of the record date.

Approval of the Warrantholder Adjournment Proposal requires the affirmative vote of the holders of a majority of the outstanding HACII Public Warrants represented in person or by proxy at the special meeting of HACII Public Warrantholders and entitled to vote thereon as of the record date.

Abstentions will have the same effect as a vote “AGAINST” the Warrant Amendment Proposal and the Warrantholder Adjournment Proposal. A broker non-vote will have the effect of a vote “AGAINST” the Warrant Amendment Proposal. Broker non-votes will have no effect on the Warrantholder Adjournment Proposal.

Q:	Why is HACII proposing the Amendment Proposal?

A:	Since the completion of the IPO, HACII has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating the attendant business terms, conducting the related due diligence and obtaining the necessary audited financial statements of the business combination target. As a result, HACII has not yet completed a qualifying business combination. In addition, the completion of the Transaction may be subject to unpredictable market conditions over the next few weeks.

As HACII believes the Transaction to be in the best interests of its stockholders, and because HACII may not be able to conclude the Transaction by July 14, 2012, HACII has determined to seek stockholder approval to extend HACII’s corporate existence until September 14, 2012 following the approval of either the Warrantholder Adjournment Proposal or the Stockholder Adjournment Proposal.

Q:	What vote is required to approve the proposals presented at the special meetings of HACII stockholders?

A:	Directors are elected by a plurality of all of the votes cast by holders of shares of HACII Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting of HACII stockholders. This means that the nine nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Abstentions and broker non-votes will have no effect on the election of directors.

Approval of the Incentive Plan Proposal, the Transaction Proposal, the Stockholder Adjournment Proposal and the Amendment Adjournment Proposal require the affirmative vote of the holders of a majority of the issued and outstanding shares of HACII Common Stock entitled to vote thereon as of the record date present in person or represented by proxy at the special meeting of HACII stockholders. Approval of the Amendment Proposal requires the affirmative vote of holders of at least 65% of the issued and outstanding shares of HACII Common Stock as of the record date. See the section entitled “Special Meetings of HACII Public Warrantholders and HACII Stockholders” for additional information.

Abstentions will have the same effect as a vote “AGAINST” the Incentive Plan Proposal, the Transaction Proposal, the Stockholder Adjournment Proposal, the Amendment Proposal and the Amendment Adjournment Proposal. A broker non-vote will not be considered present for the purposes of establishing a quorum. A broker non-vote will have the effect of a vote “AGAINST” the Amendment Proposal and will have no effect on the Incentive Plan Proposal, the Transaction Proposal, the Stockholder Adjournment Proposal or the Amendment Adjournment Proposal.

Q:	How will the Initial Stockholders vote?

A:	The Initial Stockholders, which consist of the Sponsor, William A. Montgomery, James C. Musselman and William F. Quinn, own an aggregate of 2,142,857 Founder Shares. The Sponsor is an entity controlled by Thomas O. Hicks, HACII’s founder and chairman of the board. Each of Messrs. Hicks, Montgomery, Musselman and Quinn serve on HACII’s board of directors.

In connection with the IPO, HACII and the representative of the underwriters in the IPO entered into agreements with the Initial Stockholders pursuant to which the Initial Stockholders agreed to vote:

•	all of their Founder Shares in accordance with the majority of the votes cast with respect to an initial business combination by the HACII Public Stockholders; and

•	any Public Shares acquired in or after the IPO in favor of an initial business combination.

Approval of the Transaction Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of HACII Common Stock entitled to vote thereon as of the record date present in person or represented by proxy at the special meeting of HACII stockholders. As of the record date of the special meeting of HACII stockholders, 2,142,857 Founder Shares, or 12.5% of the issued and outstanding shares of HACII Common Stock, would be voted in accordance with the majority of the votes cast by HACII Public Stockholders with respect to the Transaction Proposal. If HACII, the Initial Stockholders or HACII’s officers and directors purchase Public Shares from existing HACII Public Stockholders that are likely to vote against the Transaction Proposal or that are likely to elect to exercise their redemption rights, the probability that the vote to approve the Transaction Proposal will succeed would increase. In the event that the Amendment Proposal is presented to HACII stockholders, HACII anticipates that the Initial Stockholders will vote all of their shares in favor the Amendment Proposal.

Q:	Am I required to vote against the Transaction Proposal or the Amendment Proposal, applicable, in order to have my shares redeemed?

A:	You are not required to vote against the Transaction Proposal in order to have the right to demand that HACII redeem your Public Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of franchise and income taxes payable on such interest and net of interest income of up to approximately $2.25 million on the trust account, which interest income may be released to HACII to fund its working capital requirements). These rights to demand redemption of Public Shares for cash are sometimes referred to herein as redemption rights. However, you are required to vote against the Amendment Proposal in order to exercise your redemption rights. If the Transaction is not completed, or the Amendment Proposal is not approved, as the case may be, then HACII Public Stockholders electing to exercise their redemption rights will not be entitled to receive such payments. In addition, HACII’s Amended and Restated Certificate of Incorporation, or the HACII charter, provides that a HACII Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended, or the Exchange Act), will be restricted from seeking redemption rights in connection with the Transaction with respect to more than an aggregate of 10% (1.5 million) of the shares sold in the IPO.

Q:	How do I exercise my redemption rights?

A:	You may demand that HACII redeem the Public Shares held by you for cash by marking the appropriate space on the applicable enclosed proxy card and providing physical or electronic delivery of your stock certificates or shares, as appropriate, prior to the special meetings of HACII stockholders.

Any request for redemption, once made, may be withdrawn at any time up to the date of the special meeting of HACII stockholders. The actual per share redemption price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of franchise and income taxes payable on such interest and net of interest income of up to approximately $2.25 million on the trust account, which interest income may be released to HACII to fund its working capital requirements) divided by the number of shares sold in the IPO. For illustrative purposes, based on funds in the trust account of approximately $149.3 million on March 31, 2012, the estimated per share redemption price would have been approximately $9.95. Please see the section entitled “Special Meetings of HACII Public Warrantholders and HACII Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

Q:	Do I have appraisal rights if I object to the proposed Transaction?

A:	Appraisal rights are not available to holders of shares of HACII Common Stock in connection with the proposed Transaction. For additional information, see the section entitled “Special Meetings of HACII Public Warrantholders and HACII Stockholders—Appraisal Rights.”

Q:	What happens to the funds deposited in the trust account after consummation of the Transaction?

A:	If the Transaction Proposal is approved, HACII intends to use the funds held in the trust account to pay (i) HACII’s aggregate costs, fees and expenses in connection with the consummation of an initial business combination (including deferred underwriting commissions) and other working capital expenses, (ii) HACII Public Stockholders who properly exercise their redemption rights, (iii) the Cash Amount payable to HACII Public Warrantholders, and (iv) for any repurchases by HACII of Public Shares, prior to the Transaction. The remaining balance in the trust account will be contributed to Appleton in exchange for HACII’s receipt of membership interests in Appleton in connection with the Transaction. See the sections entitled “The Transaction” and “The Purchase Agreements” for additional information.

Q:	What happens if the Transaction is not consummated or is terminated?

A:	There are certain circumstances under which HACII or Appleton may terminate the Equity Purchase Agreement. See the section entitled “The Purchase Agreements—The Equity Purchase Agreement—Termination” for additional information regarding the parties’ specific termination rights. If the Transaction is not approved or completed for any reason, then HACII Public Stockholders who elected to exercise their redemption rights in connection with the vote to approve the Transaction Proposal would not be entitled to redeem their Public Shares for the applicable pro rata share of the trust account. In such case, HACII will promptly return any certificates delivered by HACII Public Stockholders who elected to redeem their shares. If HACII does not consummate the Transaction by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), it will be required to commence proceedings to dissolve and liquidate and HACII’s warrants will expire worthless.

If HACII does not consummate an initial business combination by July 14, 2012, it will be required to commence proceedings to dissolve and liquidate and HACII’s warrants will expire worthless. HACII warrantholders have no right to receive funds held in the trust account with respect to the warrants they hold.

The Initial Stockholders have waived their redemption rights with respect to their Founder Shares if HACII fails to consummate a business combination by July 14, 2012 (or, in the event that the Amendment Proposal is approved, if it is unable to consummate the Transaction by September 14, 2012).

Thomas O. Hicks, HACII’s founder and chairman of the board, has agreed that upon HACII’s liquidation, he will be liable to HACII if and to the extent any claims by a vendor for services rendered or products sold to HACII, or a prospective target business with which HACII has discussed entering into a transaction agreement, reduce the amounts in the trust account to below $9.95 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under HACII’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Hicks will not be responsible to the extent of any liability for such third party claims. However, HACII has not asked Mr. Hicks to reserve for such indemnification, and HACII cannot assure you that Mr. Hicks would be able to satisfy those obligations. See the section entitled “HACII’s Business—Liquidation if No Business Combination” for additional information.

Q:	When is the Transaction expected to be consummated?

A:	It is currently anticipated that the Transaction will be consummated promptly following the special meeting of HACII Public Warrantholders and the special meeting of HACII stockholders to be held on July 12, 2012, provided that all the requisite stockholder and warrantholder approvals are obtained and other conditions to the consummation of the Transaction have been satisfied or waived. For a description of the conditions for the completion of the Transaction, see the section entitled “The Purchase Agreements—The Equity Purchase Agreement—Conditions to Closing.”

If HACII does not consummate an initial business combination by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), it will be required to commence proceedings to dissolve and liquidate and HACII’s warrants will expire worthless. See the section entitled “HACII’s Business—Liquidation if No Business Combination” for additional information.

Q:	What do I need to do now?

A:	You are urged to read carefully and consider the information contained in this proxy statement, including “Risk Factors” and the annexes, and to consider how the Transaction will affect you as a stockholder or how the Warrant Amendment will affect you as a warrantholder, as the case may be. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares or warrants through a brokerage firm, bank or other nominee, on the voting instruction form provided by the brokerage firm, bank or nominee.

Q:	How do I vote?

A:

If you were a holder of record of HACII Common Stock on June 19, 2012, the record date for the special meetings of HACII stockholders, or a holder of record of HACII Public Warrants on June 19, 2012, the record date for the special meeting of HACII Public Warrantholders, you may vote with respect to the applicable proposals in person at the special meetings of HACII stockholders or the special meeting of HACII Public Warrantholders, as the case may be, or by submitting a proxy by mail so that it is received prior to 9:00 a.m. Central Daylight Time on July 12, 2012, in the case of HACII Public Warrantholders, and prior to 10:00 a.m. Central Daylight Time on July 12, 2012, in the case of HACII stockholders, in accordance with the instructions provided to you under “Special Meetings of HACII Public Warrantholders and HACII Stockholders.” If you hold your shares or warrants in “street name,” which means your shares or warrants are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). HACII has confirmed that approximately 99% of the street name holders will have access to telephone and Internet voting and that such access will continue until 11:59 P.M. Eastern Daylight Time on the day before the special meetings, after which time a street name holder must contact his bank, broker or nominee to vote or change his vote. You should contact your broker, bank or nominee in advance to ensure that votes related to the shares or warrants you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares or warrants with instructions on how to vote your shares or warrants or, if you wish to attend the special meeting of HACII stockholders or the special meeting of HACII Public Warrantholders and vote in person, obtain a proxy from your broker, bank or nominee.

Q:	What will happen if I abstain from voting at the special meetings of HACII stockholders or the special meeting of HACII Public Warrantholders?

A:	HACII will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for the purposes of determining whether a quorum is present at the special meeting of HACII stockholders. For purposes of approval, an abstention on the Director Election Proposal will have no effect, and an abstention on the Incentive Plan Proposal, the Transaction Proposal, the Stockholder Adjournment Proposal, the Amendment Proposal or the Amendment Adjournment Proposal will have the same effect as a vote “AGAINST” the proposal. Additionally, failure to elect to exercise your redemption rights will preclude you from having your shares redeemed for cash. In order to exercise your redemption rights, you must make an election on the applicable proxy card to redeem such shares of HACII Common Stock or submit a request in writing to HACII’s transfer agent at the address listed on page 14, and deliver your shares to HACII’s transfer agent physically or electronically through DTC prior to the special meeting of HACII stockholders.

An abstention from the Warrant Amendment Proposal and the Warrantholder Adjournment Proposal presented to HACII Public Warrantholders will have the same effect as a vote “AGAINST” this proposal.

Q:	What will happen if I sign and submit my proxy card without indicating how I wish to vote?

A:	Executed and dated proxies received by HACII without an indication of how the stockholder or warrantholder intends to vote on a proposal will be voted in favor of each proposal presented to the stockholders or warrantholders, as the case may be.

Stockholders will not be entitled to exercise their redemption rights if such stockholders submit proxy cards to HACII without an election on the proxy card to redeem their shares or, for stockholders holding their shares in “street name,” if such stockholders fail to provide appropriate instructions to their banks, brokers or other nominees.

Q:	If I am not going to attend the special meetings of HACII stockholders or the special meeting of HACII Public Warrantholders in person, should I submit my proxy card instead?

A:	Yes. Whether or not you plan to attend the special meetings of HACII stockholders or the special meeting of HACII Public Warrantholders, after carefully reading and considering the information contained in this proxy statement, please submit the applicable executed stockholder and/or warrantholder proxy card by mail or follow the voting instructions (including any telephone or Internet voting instructions) provided by your broker or bank if your shares or warrants are held in “street name,” in each case in accordance with the instructions provided under “Special Meetings of HACII Public Warrantholders and HACII Stockholders,” so your shares or warrants, as the case may be, may be represented at the special meeting of HACII stockholders or the special meeting of HACII Public Warrantholders, as the case may be.

Q:	If my shares or warrants are held in “street name,” will my broker, bank or nominee automatically vote my shares or warrants for me?

A:	No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares or warrants with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. HACII believes the Warrant Amendment Proposal, the Warrantholder Adjournment Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Transaction Proposal, the Stockholder Adjournment Proposal, the Amendment Proposal and the Amendment Adjournment Proposal will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares or warrants without your instruction. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Warrantholder Adjournment Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Transaction Proposal, the Stockholder Adjournment Proposal or the Amendment Adjournment Proposal. A broker non-vote will have the effect of a vote “AGAINST” the Warrant Amendment Proposal and the Amendment Proposal. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares or warrants; this indication that a bank, broker or nominee is not voting your shares or warrants is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your shares or warrants only if you provide instructions on how to vote. You should instruct your broker to vote your HACII shares or warrants in accordance with directions you provide.

Q:	May I change my vote after I have submitted my executed proxy card?

A:	Yes. You may change your vote by submitting a later-dated, executed proxy card by mail or following the voting instructions (including any telephone or Internet voting instructions) provided by your broker or bank if your shares or warrants are held in “street name,” in each case in accordance with the instructions provided under “Special Meetings of HACII Public Warrantholders and HACII Stockholders” prior to the special meeting of HACII stockholders or the special meeting of HACII Public Warrantholders or attending the special meeting of HACII stockholders or the special meeting of HACII Public Warrantholders in person and voting. Street name holders with access to telephone and Internet voting may change their vote until 11:59 P.M. Eastern Daylight Time on the day before the special meetings, after which time a street name holder must contact his bank, broker or nominee to change his vote. You also may revoke your proxy by sending a notice of revocation to HACII’s secretary, which must be received by HACII’s secretary prior to the special meeting of HACII stockholders or the special meeting of HACII Public Warrantholders.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares or warrants in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares or warrants. If you are a holder of record and your shares or warrants are registered in more than one name, you will receive more than one proxy card. Please submit each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your HACII shares or warrants.

Q:	How can I obtain additional copies of the proxy statement or the enclosed proxy card?

A:	If you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Thomas O. Hicks, Jr., Secretary

100 Crescent Court, Suite 1200

Dallas, Texas 75201

Tel: (214) 615-2300

To obtain timely delivery, HACII stockholders and HACII Public Warrantholders must request the materials no later than                 , 2012.

You may also obtain additional information about HACII from documents filed with the Securities and Exchange Commission, by following the instructions in the section entitled “Where You Can Find Additional Information.”

If you intend to seek redemption of your Public Shares, you will need to deliver your shares (either physically or electronically) to HACII’s transfer agent prior to the meeting, as further described in this proxy statement. If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Tel: (212) 845-3287

Fax: (212) 616-7616

Q:	How will the solicitation of proxies be handled?

A:	HACII expects to solicit proxies primarily by mail. HACII has retained Morrow & Co., LLC, for an initial fee of $12,500 plus out-of-pocket expenses, to assist in the solicitation of proxies. HACII will pay Morrow & Co., LLC an additional fee of $30,000 upon successful completion of the Transaction. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitations by the directors, officers and employees of HACII. No additional compensation will be paid to HACII’s directors, officers or employees for their solicitation efforts.

Q:	Who can answer my questions?

A:	If you have any questions about the Transaction or the Warrant Amendment or how to submit your proxy, or if you need additional copies of this proxy statement, the enclosed proxy card or voting instructions, you should contact HACII’s third party solicitor, which is assisting HACII in the solicitation of proxies, at:

Morrow	& Co., LLC
470	West Avenue, Stamford, Connecticut 06902
Telephone:	(800) 662-5200

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, HACII and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement, unless HACII has received contrary instructions from one or more of such stockholders. Upon written or oral request, HACII will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement may likewise request that HACII deliver single copies of the proxy statement in the future. Stockholders may notify HACII of their requests by calling HACII at (214) 615-2300 or writing HACII at its principal executive offices at 100 Crescent Court, Suite 1200, Dallas, Texas 75201.

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the transactions contemplated by the Equity Purchase Agreement and the Cross Purchase Agreement (each as defined below), which are referred to herein collectively as the “Transaction,” you should read this entire proxy statement carefully, including “Risk Factors” and the annexes. See also the section entitled “Where You Can Find Additional Information.”

Unless the context otherwise requires, a reference in this proxy statement to “HACII” means Hicks Acquisition Company II, Inc., a reference to “Appleton” means Appleton Papers Inc., a reference to “PDC” means Paperweight Development Corp., and a reference to the “Company” means PDC and its 100%-owned subsidiaries, which includes Appleton and its 100%-owned subsidiaries. References in this proxy statement to “HACII Common Stock” are to shares of common stock of HACII, par value 0.0001 per share, references in this proxy statement to “Public Shares” are to shares of HACII Common Stock issued as part of the units in HACII’s initial public offering, and references to “HACII Public Stockholders” refer to the holders of the Public Shares, including the Initial Stockholders (as defined below) to the extent the Initial Stockholders have purchased Public Shares, provided that each Initial Stockholder’s status as a “HACII Public Stockholder” shall only exist with respect to such Public Shares. References in this proxy statement to “HACII warrants” are to warrants of HACII, each of which is exercisable for one share of HACII Common Stock, references in this proxy statement to “HACII Public Warrants” are to HACII warrants that were issued in HACII’s initial public offering, and references to “HACII Public Warrantholders” are to HACII warrantholders owning HACII Public Warrants.

This proxy statement is for use in the solicitation of proxies for the special meeting of HACII stockholders and the special meeting of HACII Public Warrantholders.

The Warrant Amendment Proposal

HACII proposes an amendment, or the Warrant Amendment, to the warrant agreement governing all of the HACII warrants, or the Warrant Agreement, in order to (i) make each HACII Public Warrant and each HACII warrant held by the Sponsor, which such warrants are referred to herein as the Sponsor Warrants, exercisable for one-half of one share of HACII Common Stock at an exercise price of $6.00 per half-share, which is referred to herein as the Warrant Adjustment, (ii) cause each holder of HACII Public Warrants to receive, for each such outstanding HACII Public Warrant (in exchange for the reduction of shares for which the HACII Public Warrants are exercisable), $0.625 in cash, which is referred to herein as the Cash Amount, and (iii) cause the Sponsor to receive (in exchange for the reduction of shares for which the Sponsor Warrants are exercisable) an additional 0.0879 of a share of HACII Common Stock per Sponsor Warrant, referred to herein as the Sponsor Earnout Shares, subject to forfeiture by the Sponsor in the event the last sales price of shares of HACII Common Stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days out of 30 consecutive trading days on or prior to the fifth anniversary of the closing of the Transaction. This proposal to amend the Warrant Agreement is referred to herein as the Warrant Amendment Proposal. In order to maximize cash available for the Transaction and for potential for de-levering opportunities, the Sponsor has agreed to receive the Sponsor Earnout Shares in lieu of the Cash Amount. The effect of the Warrant Adjustment will be to reduce the number of shares of HACII Common Stock issuable upon exercise of the HACII warrants by half, thereby reducing the amount by which HACII stockholders would otherwise have been diluted as a result of the exercise in full of the HACII warrants.

If the Warrant Amendment Proposal is not approved at the special meeting of HACII Public Warrantholders, the Director Election Proposal, the Incentive Plan Proposal, and the Transaction Proposal will not be presented to HACII stockholders for a vote. If HACII is unable to consummate the Transaction by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), it will be required to liquidate and all HACII warrants will expire worthless.

The Warrantholder Adjournment Proposal

If, based on the tabulated vote, there are not sufficient votes at the time of the special meeting of HACII Public Warrantholders to approve the Warrant Amendment Proposal, the Warrantholder Adjournment Proposal allows HACII’s board of directors to adjourn the special meeting of HACII Public Warrantholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies to approve the Warrant Amendment Proposal. See the section entitled “The Warrantholder Adjournment Proposal” for additional information.

The Director Election Proposal

HACII’s board of directors is divided into three classes, being divided as equally as possible with each class having a term of three years. All of HACII’s current directors have agreed to resign upon the consummation of the Transaction, with the exception of Thomas O. Hicks. HACII’s independent directors have nominated Stephen P. Carter, Thomas O. Hicks and Andrew F. Reardon for election to serve on HACII’s board of directors as Class I Directors until the 2013 annual meeting of stockholders; Mark R. Richards, Kathi P. Seifert and Mark A. Suwyn for election to serve on HACII’s board of directors as Class II Directors until the 2014 annual meeting of stockholders; and Terry M. Murphy, Christina Weaver Vest and George W. Wurtz for election to serve on HACII’s board of directors as Class III Directors until the 2015 annual meeting of stockholders. See the section entitled “The Director Election Proposal” for additional information about the election of directors.

The Incentive Plan Proposal

Pursuant to the proposed Hicks Acquisition Company II, Inc. Equity Incentive Plan, or the Incentive Plan, 2.3 million shares of HACII Common Stock will be reserved for issuance to directors, officers, members, managers, employees, consultants and advisors of HACII and its affiliates, in accordance with the Incentive Plan. The purpose of the Incentive Plan is to provide a means through which HACII and its affiliates may attract and retain key personnel and provide a means whereby directors, officers, members, managers, employees, consultants and advisors (and prospective directors, officers, members, managers, employees, consultants and advisors) of HACII and its affiliates can acquire and maintain an equity interest in HACII, or be paid incentive compensation, thereby strengthening their commitment to the welfare of HACII and its affiliates and aligning their interests with those of HACII’s stockholders.

It is expected that the compensation committee of HACII will grant 547,605 shares of HACII Common Stock under the Incentive Plan (which includes an aggregate of 439,355 shares that will be issued to Mr. Richards, Thomas J. Ferree and Kent E. Willetts in exchange for their agreement to forfeit certain cash payments to which they would otherwise be entitled) on the day of the closing of the Transaction, which shares are referred to herein as the Management Incentive Shares, to certain executive officers of Appleton who will become executive officers of HACII upon the closing of the Transaction.

The Incentive Plan is attached as Annex B to this proxy statement and is incorporated herein by reference. HACII encourages you to read the Incentive Plan in its entirety.

The Transaction Proposal

The Companies

HACII

Hicks Acquisition Company II, Inc., or HACII, is a blank check company that was organized under the laws of the State of Delaware on June 15, 2010. HACII was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, with one or more businesses. In accordance with HACII’s Amended and Restated Certificate of Incorporation, or the HACII charter, if HACII is unable to consummate an initial business combination by July 14, 2012, it will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, redeem 100% of the Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released from the trust account to pay dissolution expenses, divided by the number of then outstanding Public Shares, together with the contingent right to receive, following HACII’s dissolution, a pro rata share of the balance of HACII’s net assets that would otherwise be payable to holders of the Public Shares under Delaware law, if any; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of HACII’s remaining stockholders and HACII’s board of directors, dissolve and liquidate; subject in each case to HACII’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of its liquidation, the HACII warrants will expire worthless.

The HACII units, HACII Common Stock and HACII Public Warrants are currently listed on the Nasdaq Capital Market under the symbols HKACU, HKAC and HKACW, respectively. Following the consummation of the Transaction, the HACII units, HACII Common Stock and HACII Public Warrants will continue trading on the Nasdaq Capital Market.

The mailing address of HACII’s principal executive office is 100 Crescent Court, Suite 1200, Dallas, Texas 75201 and its telephone number is (214) 615-2300.

PDC and Appleton

Paperweight Development Corp., or PDC, the parent of Appleton Papers Inc., or Appleton, was incorporated in Wisconsin on December 28, 2000. Appleton was incorporated in Delaware in July 1965 and is the primary operating subsidiary of PDC. Appleton is a leading manufacturer of specialty, high value-added coated paper products, including carbonless, thermal and security papers. Appleton creates product solutions for customers and end users through its development and use of coating formulations and applications as well as microencapsulation and security technologies. Encapsys, a business segment of Appleton, devises micro-encapsulation solutions to enhance the product attributes for leading branded consumer product companies such as Procter & Gamble.

The Appleton Papers Retirement Savings and Employee Stock Ownership Plan, or the KSOP, includes a separate employee stock ownership plan component, or the ESOP. The ESOP is a tax-qualified employee stock ownership plan that invests in PDC common stock.

The mailing address of Appleton’s principal executive office is 825 East Wisconsin Avenue, P.O. Box 359, Appleton, Wisconsin 54912-0359 and its telephone number is (920) 734-9841.

Summary of the Terms of the Transaction

On May 16, 2012, HACII entered into (i) an Equity Purchase Agreement, as amended, which we refer to as the Equity Purchase Agreement, by and among HACII, HH-HACII, L.P., or the Sponsor, Appleton and PDC, and (ii) a Cross Purchase Agreement, which we refer to as the Cross Purchase Agreement, by and between HACII and PDC. We refer to the Equity Purchase Agreement and the Cross Purchase Agreement, collectively, as the Purchase Agreements.

•

Pursuant to the Purchase Agreements, HACII will acquire an aggregate number of Class A Units of Appleton, or Appleton Class A Units, equal to the aggregate number of shares of HACII Common Stock issued and outstanding after giving effect to the Redemption and any permitted repurchases.

•

In exchange, HACII will pay to Appleton an amount in cash equal to the amount held in the trust account less (i) amounts used by HACII to make permitted repurchases of Public Shares, (ii) amounts payable to HACII Public Stockholders that properly exercise their redemption rights, (iii) the Cash Amount payable to HACII Public Warrantholders, and (iv) the aggregate costs, fees and expenses incurred by HACII in connection with its pursuit of an initial business combination (including deferred underwriting commissions) and other working capital expenses.

•

For its role in the Transaction, PDC will receive an aggregate of 9,632,024 Class B Units of Appleton, or Appleton Class B Units, that will be exchangeable into shares of HACII Common Stock on a one for one basis. In addition, pursuant to the Cross Purchase Agreement, HACII will issue to PDC 481,601.2 shares of Series A voting preferred stock of HACII, or HACII Series A Preferred Stock. Each share of HACII Series A Preferred Stock represents 20 votes, so the 481,601.2 preferred shares issued to PDC will give PDC voting power at HACII that corresponds to its economic interest in Appleton, which is represented by the 9,632,024 Appleton Class B Units that PDC will hold (either directly or through a wholly-owned subsidiary) following the Transaction.

•

PDC will also be entitled to receive up to an aggregate of 3.0 million shares of HACII Common Stock in the event certain stock price targets for HACII Common Stock are achieved within five years of the closing of the Transaction and certain tax benefits under the Tax Receivable Agreement pursuant to the Cross Purchase Agreement.

•

A condition to the closing of the transactions contemplated by the Equity Purchase Agreement is that, after giving effect to the Redemption and any permitted repurchases of Public Shares, not less than $82.0 million remains in the trust account.

•

Assuming that exactly $82.0 million remains in the trust account after the Redemption and any such repurchases, upon the closing of the Transaction, HACII’s Appleton Class A Units will represent an approximate 54.5% ownership interest in Appleton and holders of HACII Common Stock will control approximately 54.5% of the voting power of HACII, with PDC (either directly or through a wholly-owned subsidiary) holding the remaining ownership interests in Appleton and voting power of HACII. In the event that no HACII Public Stockholders elect to redeem their shares of HACII Common Stock and HACII does not make any permitted repurchases, upon the closing of the Transaction, HACII’s Appleton Class A Units will represent an approximate 65.5% ownership interest in Appleton and holders of HACII Common Stock will control approximately 65.5% of the voting power of HACII, with PDC (either directly or through a wholly-owned subsidiary) holding the remaining ownership interests in Appleton and voting power of HACII. Therefore, immediately following the consummation of the Transaction, PDC (either directly or through a wholly-owned subsidiary) will hold between approximately 45.5% and 34.5% of the ownership interests in Appleton and the voting power of HACII, depending on the number of redemptions and permitted repurchases. See the section entitled “Beneficial Ownership of Securities” for more information regarding the post-Transaction ownership.

•

The Equity Purchase Agreement provides that HACII shall take all necessary action so that the persons designated in the Equity Purchase Agreement as directors and officers are appointed or elected, as applicable, as directors and officers of HACII and all prior directors and officers (to the extent such persons are not designated as such in the Equity Purchase Agreement) shall have resigned or have been removed, in each case effective immediately after the closing of the transactions contemplated by the Equity Purchase Agreement. See the section entitled “The Director Election Proposal” for more information about the director nominees.

•	Pursuant to the terms of a Series A Preferred Voting Trust Agreement, or the Voting Trust Agreement, to be entered into by and among HACII, PDC and the voting trustee appointed under the Voting Trust

Agreement, or the Voting Trustee, following the consummation of the Transaction, PDC will then transfer its shares of Series A Preferred Stock to the Voting Trustee, who will vote such shares at the direction of the ESOP participants.

See the section entitled “The Purchase Agreements” for additional information about the terms of the Transaction. The Equity Purchase Agreement and the Cross Purchase Agreement are attached as Annex C and Annex D, respectively, to this proxy statement and are incorporated herein by reference. HACII encourages you to read the Equity Purchase Agreement and the Cross Purchase Agreement in their entirety.

Reasons for the Transaction

The proposal to approve the Transaction and adopt the Equity Purchase Agreement and the Cross Purchase Agreement is referred to in this proxy statement as the Transaction Proposal. In recommending the approval of the Transaction Proposal by HACII stockholders, HACII’s board of directors: (i) concluded that the Transaction and the consideration to be paid in the Transaction are fair to, and in the best interests of, HACII and its stockholders (despite potential conflicts of interests of certain of HACII’s directors and officers), (ii) evaluated the relative valuation of the Transaction in comparison to the valuation metrics of other publicly traded specialty paper and packaging companies, (iii) investigated the growth prospects of Appleton, particularly as it relates to Encapsys and the thermal paper segment, (iv) estimated the significant cash flow that will be generated by Appleton’s carbonless paper segment and (v) analyzed the projected cost decreases and profit increases related to the supply agreement Appleton entered into with Domtar Corporation on February 23, 2012.

See the sections entitled “The Transaction—HACII’s Board of Directors’ Reasons for the Approval of the Transaction” and “Risk Factors” for additional information.

Potential Conflicts of Interests of HACII’s Directors and Officers in the Transaction

•

On June 15, 2010, the Sponsor purchased 3,285,714 shares, or the Founder Shares, for an aggregate purchase price of $25,000, or approximately $0.0076 per share. On July 8, 2010, the Sponsor transferred an aggregate of 32,856 Founder Shares to William A. Montgomery and William F. Quinn, each of whom joined HACII’s board of directors upon the closing of the initial public offering, or the IPO. On October 8, 2010, the Sponsor and Messrs. Montgomery and Quinn returned an aggregate of 821,428 Founder Shares to HACII for no consideration in connection with a reduction in the number of units to be offered in the IPO. In addition, the Sponsor and Messrs. Montgomery and Quinn returned an aggregate of 321,429 Founder Shares to HACII for no consideration after the underwriters of the IPO determined that they would not exercise their option to purchase additional units to cover any over-allotments. On January 13, 2012, the Sponsor transferred 10,714 Founder Shares to James C. Musselman in connection with Mr. Musselman’s appointment to HACII’s board of directors. A portion of the Founder Shares (equal to 2.5% of the issued and outstanding shares of HACII Common Stock immediately after the IPO) will be subject to forfeiture by the Initial Stockholders, which consist of the Sponsor, William A. Montgomery, James C. Musselman and William F. Quinn in the event the last sales price of HACII Common Stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of HACII’s initial business combination. In addition, simultaneously with the consummation of the IPO, HACII consummated the private sale of 6,666,667 Sponsor Warrants to the Sponsor at a price of $0.75 per warrant for an aggregate purchase price of $5.0 million. The Sponsor’s general partner is owned and controlled by Thomas O. Hicks, HACII’s founder and chairman of the board. Mr. Hicks is also a limited partner of the Sponsor. The remaining limited partnership interests in the Sponsor are owned, directly or indirectly, by Mr. Hick’s charitable foundation and certain of his family estate planning entities and by various employees of Mr. Hicks, including certain HACII officers. In light of the amount of consideration paid, HACII’s directors and officers will likely benefit from the completion of the Transaction even if the Transaction causes the market price of HACII’s securities to significantly decrease. The likely benefit to HACII’s directors and officers may influence their motivation for promoting the Transaction and/or soliciting proxies for the approval of the Transaction Proposal.

•

If HACII does not consummate the Transaction by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), HACII will be required to commence proceedings to dissolve and liquidate and the 2,142,857 Founder Shares held by the Initial Stockholders will be worthless because such holders have agreed to waive their redemption rights with respect to their Founder Shares if HACII fails to consummate the Transaction on or before July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved). In such event, the Sponsor Warrants will also expire worthless. On the other hand, in the event the Transaction is consummated, Messrs. Montgomery, Musselman and Quinn would hold shares of HACII Common Stock with an aggregate market value of $             (or $             individually by each director), based on the closing sales price of HACII Common Stock of $             on the Nasdaq Capital Market on                 , 2012. Additionally, Mr. Hicks, through his interests in the Sponsor, would have an economic interest in shares of HACII Common Stock with an aggregate value of $             if the Transaction is consummated, based on the closing sales price of HACII Common Stock of $             on the Nasdaq Capital Market on                 , 2012. Various employees of Mr. Hicks, including certain HACII officers, through their respective interests in the Sponsor, would have an economic interest in shares of HACII Common Stock and HACII warrants with an aggregate value of $             if the Transaction is consummated, based on the closing sales price of HACII Common Stock of $ on the Nasdaq Capital Market on                 , 2012.

Therefore, based on the $25,000 and $5.0 million purchase price paid by the Sponsor for the Founder Shares and the Sponsor Warrants, respectively, if the Transaction is consummated:

•	each of Messrs. Montgomery, Musselman and Quinn would stand to gain approximately $ ;

•	Mr. Hicks, through his interests in the Sponsor, would stand to gain approximately $ if the Transaction is consummated; and

•	various employees of Mr. Hicks, including certain HACII officers, would stand to gain approximately $ .

•

In connection with the IPO, HACII and the representative of the underwriters in the IPO entered into agreements with the Initial Stockholders pursuant to which the Initial Stockholders have agreed to vote:

•	all of their Founder Shares in accordance with the majority of the votes cast with respect to an initial business combination by the HACII Public Stockholders; and

•	any Public Shares acquired in or after the IPO in favor of an initial business combination.

Approval of the Transaction Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of HACII Common Stock entitled to vote thereon as of the record date, present in person or represented by proxy, at the special meeting of HACII stockholders. As of the record date of the special meeting of HACII stockholders, 2,142,857 Founder Shares, or approximately 12.5% of the outstanding HACII Common Stock, would be voted in accordance with the majority of the votes cast by HACII Public Stockholders with respect to the Transaction Proposal. If HACII, the Initial Stockholders or HACII’s officers and directors purchase Public Shares from existing HACII stockholders that are likely to vote against the Transaction Proposal, or that are likely to elect to redeem their Public Shares, the probability that the Transaction Proposal will be approved would increase.

•

If HACII dissolves and liquidates prior to the consummation of a business combination, Mr. Hicks has agreed that upon HACII’s liquidation, he will be liable to HACII if and to the extent any claims by a vendor for services rendered or products sold to HACII, or a prospective target business with which HACII has discussed entering into a transaction agreement reduce the amounts in the trust account to below $9.95 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under HACII’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Hicks will not be responsible to the extent of any liability for such third party claims. This agreement was entered into to reduce the risk that, in the event of HACII’s dissolution and liquidation, the trust account is reduced by claims of creditors. However, HACII cannot assure its stockholders that Mr. Hicks will be able to satisfy these indemnification obligations. If the Transaction is completed, such obligations will terminate.

In addition, the exercise of HACII’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in HACII Public Stockholders’ or HACII Public Warrantholders’ best interest.

Certain Other Interests in the Transaction

In addition to the interests of HACII’s directors and officers in the Transaction, you should keep in mind that certain individuals promoting the Transaction and/or soliciting proxies on behalf of HACII have interests in the Transaction that are different from, or in addition to, the interests of HACII stockholders and HACII Public Warrantholders.

Deutsche Bank Securities Inc., or Deutsche Bank, an underwriter in the IPO, may be assisting HACII’s directors and officers in connection with these efforts. In connection with the IPO, the underwriters have agreed to defer underwriting commissions of approximately $4.5 million until the consummation of HACII’s initial business combination. If the Transaction is consummated, those deferred underwriting commissions will be released to the underwriters, including Deutsche Bank. The amount of such deferred underwriting commissions will not be impacted by the exercise of any redemption rights. HACII will not pay the underwriters additional fees in connection with their efforts with respect to the IPO. Notwithstanding the foregoing, Deutsche Bank would be paid an additional fee of $3,166,667 upon consummation of the Transaction in connection with services performed as a financial and capital markets advisor for HACII with respect to the Transaction. In addition, HACII contemplates engaging other financial and capital markets advisors, collectively the “Selling Group Participants”, for various capital market advisory services, such as identifying potential investors, assisting management in preparing presentations to potential investors and general advice on strategy and tactics in respect of consummation of the Transaction.

It is contemplated that the Selling Group Participants will be able to participate in an aggregate $1.75 million bonus pool that HACII and Appleton plan to make available to the capital markets advisors upon a successful closing of the Transaction. The $1.75 million bonus pool will be allocated among the various advisors by HACII/Appleton in their sole discretion based on their assessment of the value added by the various advisors.

Additionally, HACII engaged The Klein Group, an adviser in the IPO, to provide advisory services in connection with the initial business combination, including identifying potential business combination targets and general advice on the structure of a business combination. Upon a successful closing of the Transaction, the Klein Group will receive $300,000 for its services performed.

In the event that the Transaction is consummated, funds in HACII’s trust account may be used, directly or indirectly, to purchase Public Shares from the holders of such Public Shares. Although HACII contemplates that such purchases would likely be consummated by means of a purchase agreement entered into directly with such holders of HACII Common Stock, it is possible that HACII may repurchase such shares indirectly through the use of a third party intermediary who would be compensated by HACII for its role as intermediary in the event that some holders are reluctant to sell such shares to HACII directly. To the extent made, such purchases would be made in compliance with federal securities laws. See the section entitled “The Transaction—Actions That May Be Taken to Secure Approval of HACII Stockholders.”

Actions That May Be Taken to Secure Approval of HACII Stockholders

HACII, the Initial Stockholders or HACII’s directors and officers and their respective affiliates may negotiate arrangements to provide for the purchase of the Public Shares from holders who indicate their intention to vote against the Transaction and seek redemption or who otherwise wish to sell their Public Shares. In the event that HACII is the buyer in such privately negotiated purchases, it could elect to use trust account proceeds to pay the purchase price in such transactions after the closing of the Transaction. It is possible that any such privately negotiated purchases of Public Shares could involve the payment of a premium purchase price. See “Special Meetings of HACII Public Warrantholders and HACII Stockholders—Permitted Purchases of HACII Securities” and “HACII’s Business—Stockholder Approval of the Transaction” for more information. If the Transaction is not consummated, a holder would have to wait until HACII liquidates in connection with its dissolution to receive liquidation proceeds, which liquidation could take 60 days or more to complete.

HACII, the Initial Stockholders or HACII’s directors and officers would approach a limited number of large holders of HACII that have indicated an intention to vote against the Transaction Proposal, and engage in direct negotiations for the purchase of such holders’ positions. All holders approached in this manner would be institutional or sophisticated holders. Arrangements of such nature would only be entered into and effected in accordance with applicable law, including securities laws, at a time when HACII, the Initial Stockholders or HACII’s directors and officers and/or their respective affiliates are not aware of any material nonpublic information regarding HACII, Appleton and their respective securities or pursuant to agreements between the buyer and seller of such shares in a form that would not violate insider trading rules. Definitive arrangements have not yet been determined but may include: agreements between HACII, the Initial Stockholders or HACII’s directors and officers and their respective affiliates on the one hand and the holders of Public Shares on the other hand pursuant to which HACII would agree to purchase Public Shares from such holders in connection with the closing of the Transaction for the price specified in the arrangements. Under the terms of such an agreement, the holder would appoint an officer of HACII as his proxy with respect to the Transaction and all other proposals in this proxy statement. HACII, the Initial Stockholders, HACII’s directors and officers and/or their respective affiliates have agreed to immediately notify Appleton of any such purchases so that HACII and Appleton may issue a press release and file a Current Report on Form 8-K describing such purchase, including the price of such purchase, the quantity of shares purchased, the amount by which such purchases will reduce the trust account and the fact that such shares will be voted in favor of the Transaction as soon as possible in order to provide as much notice as possible of such purchases to HACII stockholders. However, because there is no deadline prior to which permitted repurchases must be made, it is possible that any such press releases or Current Reports on Form 8-K might not be received by the stockholders or warrantholders prior to the relevant vote.

As a result of the purchases that may be effected through such arrangements, it is likely that the number of shares of HACII Common Stock in HACII’s public float will be reduced and that the number of beneficial holders of HACII’s securities also will be reduced.

If holders refuse to enter into arrangements with HACII to sell their Public Shares, HACII may determine to engage a third party “aggregator” to buy shares prior to the meeting from such holders that have already indicated an intention to redeem their shares and/or vote against the Transaction Proposal. In such a case, the aggregator would purchase the shares from the original holder and then subsequently sell such shares to HACII in connection with the closing of the Transaction. HACII would, in addition to paying the purchase price of such shares to this aggregator, pay it a fee. Such fee would typically be a small percentage of the aggregator’s total purchase price for such shares. Any arrangement entered into with a third party aggregator would require it to immediately notify HACII and Appleton of any such purchases so that HACII and Appleton may issue a press release and file a Current Report on Form 8-K describing such purchase, including the price of such purchase, the quantity of shares purchased, the amount by which such purchases will reduce the trust account and the fact that such shares will be voted in favor of the Transaction as soon as possible in order to provide as much notice as possible of such purchases to HACII stockholders. However, because there is no deadline prior to which permitted repurchases must be made, it is possible that any such press releases or Current Reports on Form 8-K might not be received by the stockholders or warrantholders prior to the relevant vote.

Although HACII does not have a definitive plan to engage the services of such an aggregator, if one is needed, the parties believe it will be in the best interests of stockholders that are voting in favor of the Transaction since the retention of the aggregator can help ensure that the Transaction will be completed and the additional fee payable to the aggregator is not expected to be significant. All shares purchased pursuant to such arrangements would remain outstanding until the closing of the Transaction and would be voted in favor of the Transaction Proposal. Any agreement between the parties will provide for the holder to withdraw or revoke any exercise of its redemption exercise and grant a proxy to HACII’s designees to vote such shares in favor of the Transaction Proposal at the meeting. If, for some reason, the Transaction is not closed despite such agreements, the sellers would be entitled to participate in liquidation distributions from HACII’s trust account with respect to such shares.

HACII and Appleton will as immediately as possible file a Current Report on Form 8-K and press release to disclose arrangements entered into or significant purchases or transfers made by any of the aforementioned persons, including aggregators, that would affect the vote on the Transaction Proposal or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases or transfers by any of the aforementioned persons and will include (i) the price of such purchases (ii) the quantity of shares purchased, (iii) the amount by which such purchases will reduce the trust account and (iv) a statement that such shares purchased would be voted in favor of the Transaction. If HACII’s directors or officers make purchases or transfer shares pursuant to such arrangements, they will be required to report these purchases or transfers on beneficial ownership reports filed with the SEC and the Form 8-K would reflect how those acquisitions would change the disclosure under the section entitled “Beneficial Ownership of Securities.”

Purchases pursuant to such arrangements would be paid for with funds in HACII’s trust account and would diminish available cash. Because the stockholders who sell their shares in privately negotiated transactions as described above may receive a per-share purchase price payable from the trust account that is not reduced by a pro rata share of the deferred underwriting commissions or franchise or income taxes payable, the redemption price per share payable to HACII Public Stockholders who elect to have their shares redeemed will be reduced by a larger percentage of the franchise and income taxes payable than it would have been in the absence of such privately negotiated transactions, and stockholders who do not elect to have their shares redeemed and remain HACII stockholders after the Transaction will bear, in addition to the franchise and income taxes payable, the economic burden of the deferred commissions because such amounts will be payable by HACII. In addition, HACII Public Stockholders who elect to have their shares redeemed will be required to wait until after the completion of the Transaction in order to receive the per-share redemption price for their Public Shares. In all events, there will be sufficient funds available to HACII from the trust account to pay the holders of all Public Shares that are properly redeemed.

It is possible that the special meetings could be adjourned to provide time to seek out and negotiate such transactions if, at the time of the meetings, it appears that the requisite vote will not be obtained or that the limitation on redemption will be exceeded, assuming that the adjournment proposals are approved.

In addition, HACII may make purchases of Public Shares, in an amount up to 15% of the Public Shares (2,250,000 shares), in the open market in a manner intended to comply with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, using funds held in the trust account so long as the price paid for such shares (inclusive of commissions) does not exceed the per-share amount then held in the trust account.

Redemption Rights

HACII Public Stockholders electing to exercise their redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less franchise and income taxes payable, provided that such stockholders follow the specific procedures for redemption set forth in this proxy statement. Accordingly, stockholders who do not elect to have their shares redeemed and remain HACII stockholders after the Transaction will bear, in addition to the franchise and income taxes payable, the economic burden of the deferred underwriting commissions because such amounts will be payable by HACII. Unlike many other blank check companies, HACII Public Stockholders are not required to vote against the Transaction in order to exercise their redemption rights. However, HACII Public Stockholders are required to vote against the Amendment Proposal in order to exercise their redemption rights. If the Transaction is not completed, or the Amendment Proposal is not approved, as applicable, then HACII Public Stockholders electing to exercise their redemption rights will not be entitled to receive such payments. The Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the consummation of the Transaction.

See the section entitled “Special Meetings of HACII Public Warrantholders and HACII Stockholders—Redemption Rights” for additional information.

Appraisal Rights

Appraisal rights are not available to holders of shares of HACII Common Stock in connection with the proposed Transaction.

U.S. Federal Income Tax Considerations

None of the HACII units, the HACII Common Stock or the HACII Public Warrants will be exchanged in the Transaction. Holders of HACII Common Stock who do not tender any of their HACII Common Stock in connection with the exercise of redemption rights Redemption will not recognize any gain or loss for U.S. federal income tax purposes as result of the consummation of the Transaction.

The exchange of HACII Common Stock for cash pursuant to the exercise of redemption rights will be a taxable redemption of the HACII Common Stock for U.S. federal income tax purposes. The exercise of redemption rights will be treated either as a sale of HACII Common Stock or as a distribution with respect to HACII Common Stock, as more fully described in the section entitled “Material U.S. Federal Income Tax Consequences.”

The Warrant Amendment Proposal generally will be treated as either a Recapitalization with “boot” or a taxable redemption of a portion of the HACII Public Warrants for U.S. federal income tax purposes, as more fully described in the section entitled “Material U.S. Federal Income Tax Consequences.”

See the section entitled “Material U.S. Federal Income Tax Consequences” for a more comprehensive discussion of the tax aspects of the Transaction, the exercise of redemption rights and the Warrant Amendment Proposal.

Anticipated Accounting Treatment

The anticipated accounting treatment is dependent on the number of redemptions of HACII Common Stock. Presented below is the anticipated accounting treatment under “Assuming No Redemption” and “Assuming Maximum Redemption” scenarios. See “Unaudited Pro Forma Condensed Consolidated Financial Statements” for further details.

Assuming No Redemption

This presentation assumes that no HACII Public Stockholders seek to redeem their Public Shares for a pro rata share of the trust account. This presentation would result in HACII owning approximately 65.5% of Appleton.

The acquisition of Appleton by HACII will be accounted for as a business combination. HACII will acquire an aggregate number of Appleton Class A Units equal to the aggregate number of shares of HACII Common Stock issued and outstanding after giving effect to (i) the issuance of the Sponsor Earnout Shares and (ii) the issuance of the Management Incentive Shares, which, assuming no redemptions or repurchases, would be 18,276,462. In exchange, HACII will pay to Appleton an amount in cash equal to the amount held in the trust account less (i) the aggregate costs, fees and expenses incurred by HACII in connection with its pursuit of an initial business combination (including deferred underwriting commissions) and other working capital expenses and (ii) the Cash Amount payable to HACII Public Warrantholders. For its role in the Transaction, PDC will receive (i) an aggregate of 9,632,024 Appleton Class B Units that shall be exchangeable into shares of HACII Common Stock on a one-for-one basis and (ii) 481,601.2 shares of HACII Series A Preferred Stock that will give PDC voting interest at HACII that corresponds to its economic interest in Appleton. In addition, PDC will be entitled to receive contingent future payments under the Tax Receivable Agreement and up to an aggregate of 3.0 million additional shares of HACII Common Stock in the event certain stock price targets for HACII Common Stock are achieved within five years of the closing of the Transaction.

Assuming Maximum Redemption

A condition to closing the transactions contemplated by the Equity Purchase Agreement is that, after giving effect to Redemptions and HACII’s permitted repurchases of Public Shares, not less than $82.0 million remains in the trust account. This presentation assumes that HACII Public Stockholders will seek to redeem their Public Shares for a pro rata share of the trust account whereby the cash remaining in the trust account is $82.0 million after paying (i) amounts used by HACII to make permitted repurchases of Public Shares and (ii) amounts payable to HACII Public Stockholders that properly exercise their redemption rights. A portion of the $82.0 million will be used to pay (i) aggregate costs, fees, and expenses incurred by HACII in connection with its pursuit of an initial business combination (including deferred underwriting commissions) and other working capital expenses and (ii) the Cash Amount payable to HACII Public Warrantholders. This presentation results in HACII owning approximately 54.5% of Appleton.

The acquisition of Appleton by HACII will be accounted for as a business combination. HACII will acquire an aggregate number of Appleton Class A Units equal to the aggregate number of shares of HACII Common Stock issued and outstanding after giving effect to redemption by those HACII Public Stockholders seeking to redeem their Public Shares for a pro rata share of the trust account, which, assuming that holders of the Public Shares have properly exercised their redemption rights and/or HACII has made permitted repurchases of Public Shares subject to the condition that the amount of cash held in trust is not less than $82.0 million, after giving effect to the Redemption and/or repurchases but prior to the payment of the Cash Amount, expenses and certain other amounts, which is referred to in this proxy statement as maximum redemption, would be 11,508,623. In exchange, HACII will pay to Appleton an amount in cash equal to the amount remaining in the trust account less (i) the aggregate costs, fees and expenses incurred by HACII in connection with its pursuit of an initial business combination (including deferred underwriting commissions) and other working capital expenses and (ii) the Cash Amount payable to HACII Public Warrantholders. For its role in the Transaction, PDC will receive (i) an aggregate of 9,632,024 Appleton Class B Units that shall be exchangeable into shares of HACII Common Stock on a one-for-one basis, and (ii) 481,601.2 shares of HACII Series A Preferred Stock that will give PDC voting interest at HACII that corresponds to its economic interest in Appleton. In addition, PDC will be entitled to receive contingent future payments under the Tax Receivable Agreement and up to an aggregate of 3.0 million additional shares of HACII Common Stock in the event certain stock price targets for HACII Common Stock are achieved within five years of the closing of the Transaction.

Regulatory Matters

The Transaction is not subject to any additional federal or state regulatory requirements or approvals, except for filings with the State of Delaware and certain antitrust approvals necessary to effectuate the Transaction.

Board of Directors of HACII

The Equity Purchase Agreement provides that effective immediately after the closing of the Transaction, the board of directors of HACII will consist of nine members. See the sections entitled “The Director Election Proposal” and “HACII Executive Officers, Directors, Executive Compensation and Corporate Governance Following the Transaction” for additional information.

Material Difference in the Rights of HACII Stockholders Following the Transaction

Following the consummation of the Transaction, HACII stockholders who hold shares of HACII Common Stock will have the same rights as stockholders of HACII prior to the Transaction, except with respect to certain provisions in the HACII charter relating to HACII’s status as a blank check company that will no longer be applicable following the consummation of the Transaction. Further, upon the issuance of shares of HACII Series A Preferred Stock in connection with the Transaction, in addition to any vote required by the HACII charter or by applicable law, for so long as any shares of Series A Preferred Stock shall remain outstanding, the vote of holders of at least two-thirds of the then outstanding shares of HACII Series A Preferred Stock, voting separately as a series, will be necessary for HACII to take certain actions.

For a more complete description of the difference between the rights of the stockholders of HACII following the Transaction, please refer to the section entitled “Material Difference in the Rights of HACII Stockholders Following the Transaction.”

The Stockholder Adjournment Proposal

If, based on the tabulated vote, there are not sufficient votes at the time of the special meeting of HACII stockholders to permit HACII to approve the Director Election Proposal, the Incentive Plan Proposal and the Transaction Proposal or to consummate the Transaction (because either the Director Election Proposal, the Incentive Plan Proposal or Transaction Proposal is not approved), the Stockholder Adjournment Proposal allows HACII’s board of directors to adjourn such special meeting of HACII stockholders to a later date or dates, if necessary, to permit further solicitation of proxies. Such special meeting could be adjourned to as late as                 , 2012. See the section entitled “The Stockholder Adjournment Proposal” for additional information.

The Amendment Proposal

The HACII charter provides that if a business combination has not been consummated by July 14, 2012, HACII will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to HACII from the trust account to pay dissolution expenses, divided by the number of then outstanding Public Shares, together with the contingent right to receive, following HACII’s dissolution, a pro rata share of the balance of its net assets that would otherwise be payable to holders of HACII Common Stock under Delaware law, if any; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of HACII’s remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to HACII’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Accordingly, if either the special meeting of the HACII warrantholders or the special meeting of HACII stockholders to approve, among other things, the Transaction Proposal is adjourned following the approval of the Warrantholder Adjournment Proposal or the Stockholder Adjournment Proposal, as the case may be, HACII stockholders may be asked to approve the amendment of the HACII charter in order to (i) extend the date on which HACII must commence proceedings to dissolve and liquidate from July 14, 2012 to September 14, 2012 and (ii) allow HACII Public Stockholders to elect to redeem their Public Shares for their pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of franchise and income taxes payable on such interest and net of interest income of up to approximately $2.25 million on the trust account, which interest income may be released to HACII to fund its working capital requirements) if the Charter Amendment is approved. The amendment of the HACII charter as described above is referred to herein as the Charter Amendment and the proposal to adopt the Charter Amendment is referred to herein as the Amendment Proposal.

The purpose of the Amendment Proposal is to allow HACII more time to complete the Transaction. If the Amendment Proposal is approved, HACII will have until September 14, 2012 to consummate the Transaction. If the Amendment Proposal is not approved and the Transaction is not consummated by July 14, 2012, HACII will cease all operations and commence winding up as described above. In the event that the Amendment Proposal is approved, HACII will not be permitted to pursue any other potential initial business combinations.

See the section entitled “The Amendment Proposal” for additional information.

The Amendment Adjournment Proposal

If, based on the tabulated vote, there are not sufficient votes at the time of the special meeting of HACII stockholders to permit HACII to approve the Amendment Proposal, if any, the Amendment Adjournment Proposal allows HACII’s board of directors to adjourn such special meeting of HACII stockholders to a later date or dates, if necessary, to permit further solicitation of proxies. Such special meeting could be adjourned to as late as July 14, 2012.

See the section entitled “The Amendment Adjournment Proposal” for additional information.

Recommendation to HACII Public Warrantholders

Each member of HACII’s board of directors recommends that the HACII Public Warrantholders vote “FOR” each of the Warrant Amendment Proposal and the Warrantholder Adjournment Proposal, if necessary, to be presented at the special meeting of HACII Public Warrantholders. When you consider the recommendation of HACII’s board of directors in favor of the Warrant Amendment Proposal, you should keep in mind that certain of HACII’s directors and officers have interests in the Transaction that may conflict with your interests as a warrantholder. See the section entitled “The Transaction — Potential Conflicts of Interests of HACI’s Directors and Officers in the Transaction.”

Recommendation to HACII Stockholders

Each member of HACII’s board of directors believes that each of the Director Election Proposal, the Incentive Plan Proposal, the Transaction Proposal and the Stockholder Adjournment Proposal, if necessary, and, if such special meeting of HACII stockholders is adjourned following the approval of the Stockholder Adjournment Proposal, the Amendment Proposal and, if necessary, the Amendment Adjournment Proposal, to be presented at the special meeting of HACII stockholders is fair to, and in the best interests of, HACII and its stockholders and recommends that its stockholders vote “FOR” each of the proposals. When you consider the recommendation of HACII’s board of directors in favor of the Transaction Proposal, you should keep in mind that certain of HACII’s directors and officers may have interests in the Transaction that may conflict with your interests as a stockholder. See the section entitled, “The Transaction—Potential Conflicts of Interests of HACII’s Directors and Officers in the Transaction.”

Date, Time and Place of the Special Meeting of HACII Public Warrantholders and the Special Meeting of HACII Stockholders

The special meeting of HACII Public Warrantholders will be held at 9:00 a.m., Central Daylight Time, and the special meeting or meetings, as applicable, of HACII stockholders will be held at 10:00 a.m. and 11:00 a.m., respectively, Central Daylight Time, in each case, on July 12, 2012, at the offices of Akin Gump Strauss Hauer & Feld LLP at 1700 Pacific Avenue, 39th Floor, Dallas, Texas 75201, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting of HACII Public Warrantholders if you owned HACII Public Warrants at the close of business on June 19, 2012, which is the record date for the special meeting of HACII Public Warrantholders, or at the special meeting of HACII stockholders if you owned shares of HACII Common Stock at the close of business on June 19, 2012, which is the record date for the special meeting of HACII stockholders. You are entitled to one vote for each share of HACII Common Stock you owned and one vote for each share of HACII Common Stock underlying the HACII Public Warrants you owned at the close of business on the record date for the special meeting of HACII stockholders and special meeting of HACII Public Warrantholders, respectively. If your shares or warrants are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares or warrants you beneficially own are properly counted. The HACII Public Warrants do not have voting rights other than with respect to the Warrant Amendment Proposal and the Warrantholder Adjournment Proposal. On the record date for the special meeting of HACII Public Warrantholders, there were 21,666,667 HACI warrants outstanding, of which 15,000,000 are HACII Public Warrants and 6,666,667 are Sponsor Warrants held by the Sponsor. As of the record date for the special meeting of HACII stockholders, there were 17,142,857 shares of HACII Common Stock outstanding, of which 15,000,000 are Public Shares and 2,142,857 are Founder Shares held by the Initial Stockholders.

Required Vote for Warrantholder Proposals

Approval of the Warrant Amendment Proposal requires the affirmative vote of the holders of 65% of the outstanding HACII Public Warrants as of the record date.

Approval of the Warrantholder Adjournment Proposal requires the affirmative vote of the holders of a majority of the outstanding HACII Public Warrants represented in person or by proxy at the special meeting of HACII Public Warrantholders and entitled to vote thereon as of the record date.

Abstentions will have the same effect as a vote “AGAINST” the Warrant Amendment Proposal and the Warrantholder Adjournment Proposal. Broker non-votes will have the same effect as a vote “AGAINST” the Warrant Amendment Proposal and will have no effect on the Warrantholder Adjournment Proposal. Holders of Sponsor Warrants will not vote on the Warrant Amendment Proposal or the Warrantholder Adjournment Proposal.

Quorum and Required Vote for Stockholder Proposals

A quorum of HACII stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting of HACII stockholders if a majority of the HACII Common Stock outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum but broker non-votes will not.

Directors are elected by a plurality of all of the votes cast by holders of shares of HACII Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting of HACII stockholders. This means that the nine nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Abstentions and broker non-votes will have no effect on the vote since a plurality of the votes cast is required for the election of each nominee. HACII stockholders may not cumulate their votes with respect to the election of directors.

Approval of the Incentive Plan Proposal, the Transaction Proposal, the Stockholder Adjournment Proposal and the Amendment Adjournment Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of HACII Common Stock entitled to vote thereon as of the record date present in person or represented by proxy at the special meeting. Approval of the Amendment Proposal requires the affirmative vote of holders of at least 65% of the issued and outstanding shares of HACII Common Stock as of the record date. Abstentions are considered present for the purposes of establishing a quorum but will have the same effect as a vote “AGAINST” the Incentive Plan Proposal, the Transaction Proposal and the Stockholder Adjournment Proposal. Broker non-votes will not be considered present for the purposes of establishing a quorum. A broker non-vote will have the effect of a vote “AGAINST” the Amendment Proposal and will have no effect on the Incentive Plan Proposal, the Transaction Proposal, the Stockholder Adjournment Proposal or the Amendment Adjournment Proposal.

The approval of the Warrant Amendment Proposal by the HACII Public Warrantholders and the approval of the Director Election Proposal, the Incentive Plan Proposal and the Transaction Proposal by HACII stockholders is a precondition to the consummation of the Transaction. In the event that the Transaction is not consummated, the Warrant Amendment Proposal, the Director Election Proposal and the Incentive Plan Proposal will not take effect.

Proxies

Proxies may be solicited by mail, telephone or in person. HACII’s proxy solicitor is Morrow & Co., LLC who can be reached at 470 West Avenue, Stamford, Connecticut 06902. Its telephone number is (800) 662-5200.

If you grant a proxy, you may still vote your shares or warrants, as the case may be, in person if you revoke your proxy before the special meeting of HACII stockholders or the special meeting of HACII Public Warrantholders. You may also change your vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of Special Meetings of HACII Public Warrantholders and HACII Stockholders—Revoking Your Proxy.”

Vote of the Initial Stockholders

As of the record date for the special meeting of HACII stockholders, the Initial Stockholders owned an aggregate of approximately 12.5% of the outstanding shares of HACII Common Stock, consisting of 2,142,857 Founder Shares that were acquired prior to the IPO.

In connection with the IPO, HACII and the representative of the underwriters in the IPO entered into agreements with the Initial Stockholders, at the request of the underwriter, pursuant to which the Initial Stockholders agreed to vote:

•	all of their Founder Shares in accordance with the majority of the votes cast with respect to an initial business combination by the HACII Public Stockholders; and

•	any Public Shares acquired in or after the IPO in favor of an initial business combination.

Approval of the Transaction Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of HACII Common Stock entitled to vote thereon as of the record date, present in person or represented by proxy, at the special meeting of HACII stockholders. If HACII, the Initial Stockholders or HACII’s officers and directors purchase Public Shares from existing HACII Public Stockholders that are likely to vote against the Transaction Proposal or that are likely to elect to exercise their redemption rights, the probability that the Transaction Proposal will be approved would increase. In the event that the Amendment Proposal is presented to HACII stockholders, HACII anticipates that the Initial Stockholders will vote all of their shares in favor the Amendment Proposal.

Description of Securities

HACII Series A Voting Preferred Stock

Holders of HACII Series A Voting Preferred Stock will have voting rights in HACII but will not have any dividend participation rights.

Appleton Class A Units

Under the terms of the Appleton LLC Agreement, a two-thirds vote of the Appleton Class A Units voting as a class shall be required prior to Appleton taking or permitting certain actions. Holders of Appleton Class A Units will have the right to participate in any distributions.

Appleton Class B Units

Under the terms of the amended and restated limited liability company agreement of Appleton, or the Appleton LLC Agreement, the voting rights of the Appleton Class B Units will be limited to only the matters described therein and those matters required by Delaware law. A two-thirds vote of the Appleton Class B Units voting as a class will be required prior to Appleton taking or permitting certain actions. Although the Appleton Class B Units will not generally have voting rights in Appleton, ESOP participants will have voting power at HACII equivalent to PDC’s ownership of Appleton Class B Units through their ability to direct the voting of the HACII Series A Preferred Stock held by the Voting Trustee. Holders of Appleton Class B Units will have the right to participate in any distributions. Each Appleton Class B Unit will be convertible into a share of HACII Common Stock in accordance with the Exchange and Support Agreement.

HACII Warrants

Following the consummation of the Warrant Amendment, each outstanding HACII Public Warrant and Sponsor Warrant will be exercisable (subject to certain timing limitations as set forth herein) for one-half of one share of HACII Common Stock at an exercise price of $6.00 per half-share. In addition, holders of HACII Public Warrants will receive the Cash Amount for each such HACII Public Warrant.

The Sponsor Warrants will be treated the same as the HACII Public Warrants for purposes of the Warrant Adjustment. In connection with the Warrant Amendment, the Sponsor will receive, in lieu of the Cash Amount, 586,000 Sponsor Earnout Shares (which is the equivalent of 0.0879 of a share of HACII Common Stock per Sponsor Warrant) that are subject to forfeiture by the Sponsor in the event the last sales price of shares of HACII Common Stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days out of 30 consecutive trading days on or prior to the fifth anniversary of the closing of the Transaction.

Prior to the consummation of the Warrant Amendment, no fractional shares will be issued upon exercise of the HACII warrants. Following the consummation of the Warrant Amendment, cash payments may be made in lieu of fractional shares.

See the sections entitled “Description of Securities” and “The Transaction—Ancillary Agreements—Appleton LLC Agreement” for additional information.

Price Range of HACII Securities

The following table sets forth the high and low sale prices for the HACII units, HACII Common Stock and HACII Public Warrants, respectively, on the Nasdaq Capital Market, on May 15, 2012, the trading day prior to HACII’s announcement of the Transaction.

	High	Low
HACII units	$10.40	$10.40
HACII Common Stock	$9.87	$9.87
HACII Public Warrants	$0.51	$0.51

Risk Factors

In evaluating the proposals set forth in this proxy statement, you should carefully read this proxy statement, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.”

Post-Transaction Ownership Structure

Below is the ownership structure of Appleton and HACII immediately following the consummation of the Transaction, assuming (a) that no holders of Public Shares exercise their redemption rights and HACII does not make any permitted repurchases of Public Shares and (b) that holders of the Public Shares have properly exercised their redemption rights and/or HACII has made permitted repurchases of Public Shares subject to the condition that the amount of cash held in trust is not less than $82.0 million, after giving effect to the Redemption and/or repurchases but prior to the payment of the Cash Amount, expenses and certain other amounts:

(Assuming No Redemptions or Repurchases)

HACII Series A Preferred Stock:
▪ 481,601.2 shares of Series A Preferred Stock
▪ 34.5% voting interest
▪ To be held in Voting Trust
▪ One-twentieth of a share to be redeemed upon exchange of each Appleton Class B Unit
ESOP Participants
HACII Stockholders
ESOP
HACII Common Stock:
▪ 17,728,857 shares of Common Stock
▪ 63.5% voting interest
HACII Common Stock owned by management
▪ 547,605 shares of Common Stock
▪ 2.0% voting interest
100%
PDC (Wisconsin corporation)
Appleton Class B Units:
▪ 9,583,864 Class B Units
▪ 34.3% ownership interest
▪ Exchangeable into shares of HACII Common Stock on a 1-for-1 basis
HACII (Delaware corporation)
100%
Newco (Delaware corporation)
Appleton Class A Units:
▪ 18,276,462 Class A Units
▪ 65.5% ownership interest
Appleton Class B Units:
▪ 48,160 Class B Units
▪ 0.2% ownership interest
▪ Exchangeable into shares of HACII Common Stock on a 1-for-1 basis
Appleton (Delaware LLC)

PRICE RANGE OF SECURITIES AND DIVIDENDS

HACII

Price Range of HACII Securities

The HACII units consist of one share of HACII Common Stock and one HACII Public Warrant. The HACII units, the HACII Common Stock and the HACII Public Warrants commenced listing on the Nasdaq Capital Market under the symbols “HKACU,” “HKAC” and “HKACW,” respectively, on February 1, 2012. HACII units previously traded on the OTCBB under the symbol “HKACU” from October 14, 2010, the date of the consummation of IPO, until February 1, 2012. HACII Common Stock traded separately on the OTCBB under the symbol “HKAC” commencing on November 29, 2010. HACII Public Warrants traded separately on the OTCBB under the symbol “HKACW” commencing on November 29, 2010. Each HACII Public Warrant entitles the holder to purchase from HACII one share of HACII Common Stock at an exercise price of $12.00 upon the later of 30 days after the completion of an initial business combination and October 14, 2011. The HACII Public Warrants will expire five years after the completion of HACII’s initial business combination, at 5:00 p.m., New York time, or upon earlier redemption or liquidation. If the Transaction is consummated, the HACII Public Warrants will not be impacted and will continue to trade on the Nasdaq Capital Market.

On May 15, 2012, the last trading day before the public announcement of the Transaction, the last sales price per security of the HACII units, HACII Common Stock and HACII Public Warrants was $10.40, $9.87 and $0.51, respectively, in each case on the Nasdaq Capital Market. On June 26, 2012, the latest practicable date before the date of this proxy statement, the last sales price per share of the HACII units, HACII Common Stock and HACII Public Warrants was $10.45, $9.93, and $0.44, respectively, in each case on the Nasdaq Capital Market.

The following tables set forth, for the calendar quarter indicated, the quarterly high and low sale prices for the HACII units, HACII Common Stock and HACII Public Warrants, respectively, as reported on the OTCBB or the Nasdaq Capital Market, as applicable. None of Appleton’s equity securities are publicly traded, and as a result, no market information related to such equity securities is available.

Units

Quarter Ended	High	Low
June 30, 2012(1)	$10.45	$10.23
March 31, 2012	$10.24	$10.10
December 31, 2011	$10.20	$9.90
September 30, 2011	$10.20	$10.02
June 30, 2011	$10.25	$10.00
March 31, 2011	$10.25	$10.10
December 31, 2010(2)	$10.23	$10.00

(1)	Represents the high and low sales prices for HACII units for the quarter as of June 26, 2012.
(2)	Represents the high and low sales prices for HACII units from October 12, 2010, the date of the IPO, through December 31, 2010.

Common Stock

Quarter Ended	High	Low
June 30, 2012(1)	$10.05	$9.71
March 31, 2012	$9.93	$9.63
December 31, 2011	$9.72	$9.58
September 30, 2011	$9.69	$9.58
June 30, 2011	$9.68	$9.50
March 31, 2011	$9.69	$9.55
December 31, 2010(2)	$9.63	$9.60

(1)	Represents the high and low sales prices for HACII Common Stock for the quarter as of June 26, 2012.
(2)	Represents the high and low sales prices for HACII Common Stock from November 29, 2010, the date that HACII Common Stock first became separately tradable, through December 31, 2010.

Warrants

Quarter Ended	High	Low
June 30, 2012(1)	$0.70	$0.28
March 31, 2012	$0.65	$0.37
December 31, 2011	$0.50	$0.33
September 30, 2011	$0.70	$0.45
June 30, 2011	$0.65	$0.55
March 31, 2011	$0.65	$0.55
December 31, 2010(2)	$1.00	$0.40

(1)	Represents the high and low sales prices for HACII Public Warrants for the quarter as of June 26, 2012.
(2)	Represents the high and low sales prices for HACII Public Warrants from November 29, 2010, the date that Public Warrants first became separately tradable, through December 31, 2010.

Security Holders

On the record date, there were four record holders of HACII Common Stock. HACII believes that the number of beneficial owners may be greater than the number of record holders because a portion of HACII Common Stock is held of record through brokerage firms in “street name.”

As of the record date, all of the outstanding stock of Appleton is owned of record by PDC.

Dividends and Other Distributions

To date, HACII has not paid any dividends on HACII Common Stock. The payment of any cash dividend after the Transaction will be dependent upon revenue and earnings, if any, capital requirements and general financial condition. As a holding company without any direct operations, the ability of HACII to pay cash dividends to its stockholders after the Transaction may be limited to availability of cash provided to HACII by Appleton through a distribution, loan or other transaction. With the exception of distributions to HACII to satisfy public company expenses which cannot be used for distributions to its stockholders, all distributions by Appleton to HACII will require a pro rata distribution to PDC pursuant to the terms of the Appleton LLC Agreement.

No dividends have been declared on the common stock of Appleton in the last two years. Certain of Appleton’s indebtedness agreements after the Transaction will include restrictions on the ability of Appleton to declare dividends.

RISK FACTORS

You should consider carefully the following risk factors, as well as the other information set forth in this proxy statement, before making a decision on the Transaction or the other proposals presented. As HACII’s operations will be those of Appleton upon completion of the Transaction, a number of the following risk factors relate to the business and operations of HACII and Appleton, as a non-wholly-owned subsidiary of HACII. The market value of your shares will reflect the performance of the business relative to, among other things, that of the competitors of Appleton and general economic, market and industry conditions. The value of your investment may increase or may decline and could result in a loss. You should carefully consider the following factors as well as the other information contained in this proxy statement. In particular, you should consider the risks related to potential conflicts of interest disclosed on pages 36-37.

Risk Factors Related to HACII and the Transaction

Since the Initial Stockholders will lose their entire investment in HACII if a business combination is not consummated, a conflict of interest may arise in determining whether the Transaction is appropriate for HACII’s initial business combination.

On June 15, 2010, the Sponsor purchased 3,285,714 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.0076 per share. On July 8, 2010, the Sponsor transferred an aggregate of 32,856 Founder Shares to William A. Montgomery and William F. Quinn, each of whom joined HACII’s board of directors upon the closing of the IPO. On October 8, 2010, the Sponsor, and Messrs. Montgomery and Quinn returned an aggregate of 821,428 of their Founder Shares to HACII for no consideration in connection with a reduction in the number of units to be offered in the IPO. In addition, the Sponsor, and Messrs. Montgomery and Quinn returned an aggregate of 321,429 Founder Shares to HACII for no consideration after the underwriters of the IPO determined that they would not exercise their option to purchase additional units to cover any over-allotments. On January 13, 2012, the Sponsor transferred 10,714 Founder Shares to James C. Musselman in connection with Mr. Musselman’s appointment to HACII’s board of directors. A portion of the Founder Shares (equal to 2.5% of the issued and outstanding shares of HACII Common Stock immediately after the IPO) will be subject to forfeiture by the Initial Stockholders in the event the last sales price of HACII Common Stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of HACII’s initial business combination.

The Founder Shares held by the Initial Stockholders will be worthless if HACII does not consummate a business combination by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved). The Sponsor has also purchased 6,666,667 Sponsor Warrants, each exercisable for one share of HACII Common Stock at $12.00 per share, for a purchase price of $5.0 million, or $0.75 per warrant, that will also be worthless if HACII does not consummate a business combination by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved). The personal and financial interests of these directors and officers of HACII may have influenced their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, the discretion of these officers and directors in identifying and selecting Appleton as HACII’s target business may have resulted in a conflict of interest when determining whether the terms, conditions and timing of the Transaction are appropriate and in HACII stockholders’ best interests.

Activities taken by HACII to utilize a portion of the funds in the trust account to purchase, directly or indirectly, Public Shares will increase the likelihood of approval of the Transaction Proposal and other proposals.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding HACII or its securities, HACII, the Initial Stockholders or HACII’s directors, officers, advisors and their respective affiliates may privately negotiate transactions to purchase Public Shares after the closing of the Transaction from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules.

Such a purchase would include a contractual acknowledgement that such selling stockholder, although still the record holder of the shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that HACII, the Initial Stockholders or HACII’s directors, officers, advisors or their respective affiliates purchase shares in privately negotiated transactions from HACII Public Stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Although it is not anticipated that a premium purchase price would be paid for such Public Shares, in the event that it is, such payment of a premium purchase price may not be in the best interests of those stockholders not receiving any such additional consideration. In the event that HACII is the buyer in such privately negotiated purchases, trust account proceeds could be used to pay the purchase price in such transactions after the closing of the Transaction.

In addition, HACII may make purchases of Public Shares, in an amount up to 15% of the Public Shares (2,250,000 shares), in the open market in a manner intended to comply with Rule 10b-18 under the Exchange Act, using funds held in the trust account so long as the price paid for such shares (inclusive of commissions) does not exceed the per-share amount then held in the trust account.

The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Transaction or, where the purchases are made by Initial Stockholders or HACII’s directors, officers, advisors or their respective affiliates, to satisfy a closing condition in an agreement with a target that requires HACII to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of the Transaction, which may not otherwise have been possible. In addition, purchases in the open market would provide liquidity to HACII Public Stockholders in advance of the closing of the Transaction. See the section entitled “The Transaction—Actions That May Be Taken to Secure Approval of HACII Stockholders.”

HACII may not be able to consummate a business combination within the prescribed time frame, in which case HACII’s corporate existence will cease all operations except for the purpose of winding up, redeeming the Public Shares and liquidating.

The Sponsor and HACII’s officers and directors have agreed that HACII must complete an initial business combination by July 14, 2012 (or, in the event that the Amendment Proposal is approved, that HACII must complete the Transaction by September 14, 2012). If HACII fails to consummate an initial business combination or the Transaction, as applicable, within such time frame, HACII will:

•	cease all operations except for the purpose of winding up;

•

as promptly as reasonably possible, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released from the trust account to pay dissolution expenses, divided by the number of then outstanding Public Shares, together with the contingent right to receive, following HACII’s dissolution, a pro rata share of the balance of HACII’s net assets that would otherwise be payable to holders of the Public Shares under Delaware law, if any; and

•	as promptly as reasonably possible following such redemption, subject to the approval of HACII’s remaining stockholders and HACII’s board of directors, dissolve and liquidate;

subject in each case to HACII’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The foregoing requirements are set forth in Article IX of the HACII charter and may not be eliminated without the vote of 65% of the outstanding shares of HACII Common Stock cast at a meeting of the stockholders at which a quorum is present.

If HACII is unable to complete an initial business combination within the prescribed time frame, HACII Public Stockholders may receive less than $10.00 per Public Share on its redemption, and the HACII warrants will expire worthless.

If HACII is unable to complete an initial business combination within the prescribed time frame and is forced to cease operations and ultimately liquidate, the per-share redemption amount received by HACII Public Stockholders may be less than $10.00 because of the expenses of the IPO, its general and administrative expenses and the anticipated costs of seeking its initial business combination. If HACII is unable to conclude its initial business combination and expend all of the net proceeds of the IPO, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of franchise and income taxes payable and net of up to $2.25 million in interest income on the trust account balance that may be released to fund HACII’s working capital requirements, the per-share redemption amount received by HACII Public Stockholders would be $9.95 per Public Share, or $0.05 less than the per-unit offering price of $10.00. Furthermore, HACII’s warrants are not entitled to participate in a liquidating distribution and the warrants will therefore expire worthless if HACII liquidates before completing the Transaction.

If HACII is unable to consummate its initial business combination within the prescribed time frame, HACII Public Stockholders will be forced to wait, at a minimum, until July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved) before receiving distributions from the trust account.

HACII has until July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), to consummate its initial business combination. If HACII fails to consummate an initial business combination during such time frame, it will cease all operations except for the purpose of winding up, redeem the Public Shares, and dissolve and liquidate. If HACII’s plan to redeem the Public Shares is not consummated for any reason, compliance with Delaware law may require that HACII submit a plan of dissolution to its then-existing stockholders for approval prior to the distribution of the proceeds held in the trust account. In that case, HACII Public Stockholders may be forced to wait beyond July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved) before receiving the return of a pro rata portion of the proceeds from the trust account (except for stockholders exercising their redemption rights in connection with the Charter Amendment, in the event that the Amendment Proposal is approved). Except for the above redemption, HACII has no obligation to return funds to the HACII Public Stockholders prior to the date of its liquidation unless it consummates an initial business combination prior thereto and only then in cases where stockholders have sought to redeem their shares

The ability of HACII Public Stockholders to exercise redemption rights may not allow HACII to consummate the Transaction.

The funds released from the trust account to HACII upon consummation of the Transaction will be used to pay (i) HACII’s aggregate costs, fees and expenses in connection with the consummation of an initial business combination and other working capital expenses, (ii) tax obligations and deferred underwriting commissions, (iii) the Cash Amount payable to HACII Public Warrantholders, (iv) HACII Public Stockholders who properly exercise their redemption rights, and (v) for any repurchases by HACII of Public Shares prior to the closing of the Transaction. The remaining balance in the trust account will be contributed to Appleton in exchange for HACII’s receipt of membership interests in Appleton in connection with the Transaction. Pursuant to the terms of the Equity Purchase Agreement, HACII shall not redeem or repurchase Public Shares to the extent such redemption would result in HACII’s failure to meet a closing condition under the Equity Purchase Agreement that it have at least $82.0 million in trust proceeds after giving effect to the Redemption but prior to the payment of the Cash Amount, expenses and certain other amounts. It is not known at this time how many HACII Public Stockholders will exercise their redemption rights. If a larger percentage of HACII Public Stockholders exercise their redemption rights than is expected, HACII may not be able to consummate the Transaction.

If HACII’s due diligence investigation of Appleton was inadequate, then stockholders of HACII following the Transaction could lose some or all of their investment.

Even though HACII conducted a due diligence investigation of Appleton, it cannot be sure that this diligence uncovered all material issues that may be present inside Appleton or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Appleton and its business and outside of its control will not later arise.

If third parties bring claims against HACII, the proceeds held in the trust account could be reduced and the per-share redemption amount received by its stockholders may be less than approximately $9.95 per Public Share.

The funds in the trust account may not be protected against third party claims against HACII. Although HACII has received from many of the vendors, service providers (other than its independent accountants), prospective target businesses or other entities with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of HACII Public Stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as other claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against HACII’s assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account in the future, HACII’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to HACII than any alternative.

Upon redemption of the Public Shares, if HACII is unable to complete a business combination within the required time frame, or upon the exercise of a redemption right in connection with a business combination, HACII will be required to provide for payment of claims of creditors that were not waived that may be brought against it within the 10 years following redemption. Accordingly, the per-share redemption amount received by stockholders could be less than the $9.95 per share held in the trust account, including interest but net of any franchise and income taxes payable and less up to $100,000 of such net interest that may be released to HACII from the trust account to pay dissolution expenses due to claims of such creditors. Mr. Hicks, HACII’s founder and chairman of the board, has agreed that upon HACII’s liquidation, he will be liable to HACII if and to the extent any claims by a vendor for services rendered or products sold to HACII, or a prospective target business with which HACII has discussed entering into a transaction agreement, reduce the amounts in the trust account to below $9.95 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under HACII’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Hicks will not be responsible to the extent of any liability for such third party claims. HACII cannot assure you, however, that Mr. Hicks would be able to satisfy those obligations. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Hicks will not be responsible to the extent of any liability for such third party claims. However, HACII has not asked Mr. Hicks to reserve for such indemnification obligations and HACII cannot assure you that Mr. Hicks would be able to satisfy those obligations.

HACII stockholders may be held liable for claims by third parties against HACII to the extent of distributions received by them.

Under Sections 280 through 282 of the Delaware General Corporation Law of the State of Delaware, or the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the trust account distributed to HACII Public Stockholders upon the redemption of 100% of the Public Shares in the event HACII does not consummate an initial business combination by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved) may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is HACII’s intention to redeem the Public Shares as soon as reasonably possible after July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved) in the event that it does not consummate an initial business combination; and therefore, HACII does not intend to comply with those procedures.

Because HACII will not be complying with Section 280, Section 281(b) of the DGCL requires HACII to adopt a plan, based on facts known to it at such time that will provide for payment of all existing and pending claims or claims that may be potentially brought against HACII within the 10 years following its dissolution. However, because HACII is a blank check company rather than an operating company, and its operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from its vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If HACII’s plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. HACII cannot assure its stockholders that it will properly assess all claims that may be potentially brought against it. As such, HACII’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and their liability may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of the trust account distributed to HACII Public Stockholders upon the redemption of 100% of the Public Shares in the event HACII does not consummate its initial business combination by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved) is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

In certain circumstances, HACII’s board of directors may be viewed as having breached its fiduciary duty to HACII’s creditors, thereby exposing the board and HACII to claims of punitive damages.

If HACII files a bankruptcy petition or an involuntary bankruptcy petition is filed against HACII that is not dismissed, any distributions received by HACII Public Stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by HACII Public Stockholders. Furthermore, because HACII intends to redeem the Public Shares for a per-share pro rata portion of the trust account in the event that it does not consummate a business combination by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), this may be viewed or interpreted as giving preference to the HACII Public Stockholders over any potential creditors with respect to access to or distributions from HACII’s assets. Furthermore, HACII’s board of directors may be viewed as having breached its fiduciary duty to HACII’s creditors and/or having acted in bad faith, thereby exposing itself and HACII to claims of punitive damages, by paying HACII Public Stockholders from the trust account prior to addressing the claims of creditors. To the extent any bankruptcy claims deplete the trust account, HACII cannot assure its stockholders that it will be able to return to HACII Public Stockholders the redemption amounts described in this proxy statement.

If HACII is deemed to be an investment company under the Investment Company Act, HACII may be required to institute burdensome compliance requirements and HACII’s activities may be restricted, which may make it difficult to complete the Transaction.

If HACII is deemed to be an investment company under the Investment Company Act of 1940, or the Investment Company Act, its activities may be subject to certain restrictions, including:

•	restrictions on the nature of its investments; and

•	restrictions on the issuance of securities,

each of which may make it difficult for HACII to complete the Transaction.

In addition, HACII may have imposed upon it burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

HACII does not believe that its principal activities subject it to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds is restricted to these instruments, HACII believes that it meets the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If HACII were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which HACII has not allotted funds and may hinder HACII’s ability to consummate the Transaction. If HACII is unable to complete its initial business combination by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), HACII Public Stockholders may receive less than $10.00 per Public Share on HACII’s redemption, and HACII’s warrants will expire worthless.

Changes in laws or regulations, or failure to comply with any laws and regulations, may adversely affect HACII’s business, investments and results of operations.

HACII is subject to laws and regulations enacted by national, regional and local governments. In particular, HACII will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on HACII’s business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, by any of the persons referred to above could have a material adverse effect on HACII’s business and results of operations.

HACII is dependent upon Mr. Hicks, and his loss could adversely affect HACII’s ability to operate.

HACII’s operations are dependent upon a relatively small group of individuals and, in particular, upon its founder and chairman of the board, Mr. Hicks. HACII believes that its success depends on the continued service of Mr. Hicks, at least until it has consummated the Transaction. In addition, Mr. Hicks is not required to commit any specified amount of time to HACII’s affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. HACII does not have an employment agreement with, or key-man insurance on the life of, Mr. Hicks. The unexpected loss of the services of Mr. Hicks could have a detrimental effect on HACII.

The Sponsor, which is an entity controlled by Thomas O. Hicks, HACII’s founder and chairman of the board, controls a substantial interest in HACII and thus may influence certain actions requiring a stockholder vote.

The Sponsor, an entity controlled by Thomas O. Hicks, HACII’s founder and chairman of the board, owns 12.313% of the issued and outstanding shares of HACII Common Stock. Accordingly, the Sponsor will continue to exert control at least until the consummation by HACII of the Transaction. In the event the Initial Stockholders purchase any additional shares of HACII Common Stock, they will vote any such shares acquired by them in favor of the Transaction. Furthermore, in the event that Mr. Hicks acquires Public Shares, HACII anticipates that he would vote such shares in favor of the Transaction. Thus, additional purchases of Public Shares by the Initial Stockholders or Mr. Hicks would likely allow them to exert additional influence over the approval of the Transaction Proposal. Factors that would be considered in making such additional purchases would include consideration of the current trading price of HACII Common Stock. Another factor that would be taken into consideration would be that any such additional purchases would likely increase the chances that HACII’s initial business combination would be approved.

HACII has not registered the shares of common stock issuable upon exercise of the HACII Public Warrants. Although HACII has agreed to use its best efforts to file a registration statement registering such shares prior to the time the HACII Public Warrants become exercisable, an effective registration statement may not be in place when an investor desires to exercise such warrants, thus precluding such investor from being able to exercise the warrants and causing such warrants to expire worthless.

None of the HACII Public Warrants will be exercisable, and HACII will not be obligated to issue shares of HACII Common Stock, unless, at the time of exercise, a prospectus relating to the HACII Common Stock issuable upon exercise of the HACII Public Warrants is current and available and a related registration statement is effective and such common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the HACII Public Warrants. HACII has not registered the shares of HACII Common Stock issuable upon exercise of the HACII Public Warrants. However, under the terms of the warrant agreement governing such warrants, HACII has agreed to use its best efforts to file a registration statement covering such shares and maintain a current prospectus relating to the HACII Common Stock issuable upon exercise of the HACII Public Warrants until the expiration of such warrants. HACII cannot assure holders of HACII Public Warrants that it will be able to do so, and if it does not maintain a current prospectus related to the HACII Common Stock issuable upon exercise of the HACII Public Warrants, holders will be unable to exercise their warrants, except pursuant to cashless exercise provisions in limited circumstances. HACII will not be required to settle any such warrant exercise. If the registration statement is not effective or the prospectus relating to the HACII Common Stock issuable upon the exercise of the HACII Public Warrants is not current or if such common stock is not qualified or exempt from qualification in the jurisdiction in which a holder resides, HACII will not be required to net cash settle or cash settle the warrant exercise, the HACII Public Warrants may have no value, the market for the HACII Public Warrants may be limited and the HACII Public Warrants may expire worthless.

HACII may redeem the HACII Public Warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worth less.

HACII has the ability to redeem the outstanding HACII Public Warrants at any time after they become exercisable (which would not be before 30 days after the consummation of the Transaction) and prior to their expiration at a price of $0.01 per warrant, provided that (i) the last reported sale price of HACII Common Stock equals or exceeds $18.00 per share for any 20 trading days within the 30 trading-day period ending on the third business day before HACII sends the notice of such redemption and (ii) on the date HACII gives notice of redemption and during the entire period thereafter until the time the warrants are redeemed, there is an effective registration statement under the Securities Act covering the shares of HACII Common Stock issuable upon exercise of the HACII Public Warrants and a current prospectus relating to them is available. Redemption of the outstanding HACII Public Warrants could force holders of HACII Public Warrants:

•	to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so;

•	to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants; or

•	to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants.

None of the Sponsor Warrants will be redeemable by HACII so long as they are held by the Sponsor or its permitted transferees.

Certain members of HACII’s management team and board are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those conducted by HACII and may consider transactions with entities reviewed by HACII as possible targets.

Certain members of HACII’s management team and board are, and may in the future, become affiliated with entities engaged in business activities similar to those conducted by HACII and may consider transactions with entities reviewed by HACII as possible targets. As a result, HACII’s officers or directors or their affiliates might pursue acquisitions with businesses that were considered by HACII as possible targets.

The price of HACII Common Stock after the consummation of the Transaction may be volatile.

The price of HACII Common Stock after the consummation of the Transaction may be volatile, and may fluctuate due to factors such as:

•	investor sentiment toward the stock of paper and specialty chemical companies in general;

•	announcements concerning Appleton or its competitors;

•	shortfalls in Appleton’s operating results from levels forecasted by securities analysts;

•	actual or anticipated fluctuations in Appleton’s quarterly and annual results and those of its publicly-held competitors;

•	investor sentiment toward companies with material indebtedness on their balance sheet; and

•	the general state of the economy and securities markets.

HACII may waive one or more of the conditions to the closing of the Transaction without resoliciting stockholder approval for the Transaction.

Both Appleton and HACII may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Transaction, to the extent permitted by applicable laws. HACII’s board of directors will evaluate the materiality of any waiver to determine whether amendment of this proxy statement and resolicitation of proxies is warranted. In some instances, if HACII’s board of directors determines that a waiver is not sufficiently material to warrant resolicitation of stockholders, HACII has the discretion to complete the Transaction without seeking further stockholder approval. Any supplemental disclosure would be provided via means of a press release issued by HACII, the filing of related disclosure on Form 8-K, and a supplement to this proxy statement. Such supplemental disclosure would state in bold face prominent text that stockholders or warrantholders would be able to revoke any votes that had been cast by them up to the time of the meeting and would contain equally prominent notice that any such votes may be revoked by following telephone and/or Internet voting procedures provided by banks or brokers prior to 11:59 P.M. Eastern Daylight Time on the day before the special meetings. Such supplemental disclosure would be issued at a minimum of two business days prior to any vote on the matters addressed in this proxy statement (other than votes on adjournment proposals), although it would be unlikely that any such supplement to this proxy statement would be received by the stockholders or warrantholders prior to such vote if it was mailed only two business days prior to the relevant vote.

In the event that there was a waiver of any particular condition that would be sufficiently material to warrant supplemental disclosure within two business days of the relevant vote (i.e., on or after 11:59 P.M. Eastern Daylight Time on July 11, 2012), supplemental disclosure would be issued but HACII would adjourn the meeting until the second business day following the supplemental disclosure; provided that in no event would the special meetings be adjourned to a date past July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved).

A waiver of one closing condition in particular may adversely affect the ability of HACII to remain listed on the Nasdaq Capital Market.

There is currently a closing condition that requires there to be $82.0 million of cash held in trust, after giving effect to the Redemption and certain permitted repurchases of Public Shares but prior to the payment of the Cash Amount, expenses and certain other amounts. In the event that this closing condition is waived and the Transaction does not qualify for purchase accounting treatment, HACII could face delisting proceedings from the Nasdaq Capital Market due to the failure to maintain required levels of stockholder equity that the $82.0 million closing condition is designed to address.

The Nasdaq Capital Market may delist HACII’s securities from trading on its exchange in the future, which could limit investors’ ability to make transactions in its securities and subject HACII to additional trading restrictions.

HACII’s securities are currently listed on the Nasdaq Capital Market in accordance with the requirements of that exchange. There can be no assurance that HACII will be able to maintain such listing. If the Nasdaq Capital Market delists HACII’s securities from trading on its exchange in the future, HACII could face significant material adverse consequences, including:

•	a limited availability of market quotations for HACII’s securities;

•

a determination that HACII Common Stock is a “penny stock,” which will require brokers trading in its common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for HACII Common Stock;

•	a limited amount of news and analyst coverage;

•	a decreased ability to get relisted on any other exchange; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources both before and after consummation of the Transaction.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, required that HACII evaluate and report on its system of internal controls and required that HACII have such system of internal controls audited beginning with its Annual Report on Form 10-K for the year ending December 31, 2011. If HACII fails to maintain the adequacy of its internal controls, it could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm HACII’s business. Section 404 of the Sarbanes-Oxley Act also requires that HACII’s independent registered public accounting firm report on management’s evaluation of HACII’s system of internal controls. The development of the internal controls in order to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete the Transaction. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over its financial processes and reporting in the future, could harm HACII’s operating results or cause HACII to fail to meet its reporting obligations. Inferior internal controls could also cause investors to lose confidence in HACII’s reported financial information, which could have a negative effect on the trading price of the shares of HACII Common Stock.

After consummation of the Transaction, HACII will be a holding company that relies on dividends, distributions, loans and other payments, advances and transfers of funds from Appleton to pay dividends, pay expenses and meet its other obligations.

After consummation of the Transaction, HACII will have no direct operations and no significant assets other than ownership of all the Appleton Class A Units. HACII will depend on Appleton for dividends, distributions, loans and other payments to generate the funds necessary to meet its financial obligations, including payments under the Tax Receivable Agreement entered into by and among HACII and PDC in connection with the Transaction, and its expenses as a publicly traded company, and to pay any dividends with respect to HACII Common Stock. The Appleton LLC Agreement will provide that all proceeds of any issuance by HACII of securities are, subject to certain exceptions, required to be contributed or otherwise provided to Appleton and, pursuant to an Exchange Agreement among HACII and PDC that will be entered into in connection with the Transaction, HACII will generally prohibited from conducting operations outside those activities related to its role as a publicly traded holding company owning the Appleton Class A Units. In addition, HACII will generally be required to reserve excess cash generated from tax distributions from Appleton for the purpose of providing additional working capital to Appleton. Legal and contractual restrictions in agreements governing future indebtedness of Appleton and its subsidiaries, as well as the financial condition and operating requirements of Appleton and its subsidiaries, may limit HACII’s ability to obtain cash from its subsidiaries. The earnings from, or other available assets of, Appleton may not be sufficient to make distributions or loans to enable HACII to pay any dividends on its common stock or satisfy its other financial obligations. HACII’s ability to pay cash dividends to holders of common stock, or satisfy its operating expenses and/or other financial obligations, may be limited by the terms of the Appleton LLC Agreement, which will generally require distributions by Appleton to be pro rata to all its members, including HACII and the holders of Appleton Class B Units, except in the case of distributions for public company expenses.

PDC will receive payments for certain tax benefits that HACII may claim arising in connection with the Transaction and related transactions, and the amounts HACII may pay could be significant.

In connection with the Transaction, HACII will enter into the Tax Receivable Agreement with PDC that provides for the payment by HACII to PDC of 85% of the tax benefits, if any, that HACII realizes (or in certain circumstances is deemed to realize) from additional deductions and tax basis it will be entitled to as a result of the Transaction, exchanges of Appleton Class B Units for HACII Common Stock, and payments under the Tax Receivable Agreement. It is expected that the payments that HACII is obligated to make under the Tax Receivable Agreement could be substantial.

Future payments to PDC in respect of subsequent exchanges of Appleton Class B Units for HACII Common Stock would be in addition to this initial amount and are expected to be substantial as well. It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding Tax Receivable Agreement payments. There may be a material negative effect on HACII’s liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual benefits HACII realizes in respect of the tax attributes subject to the Tax Receivable Agreement.

Appleton Class B Units will be issued in connection with the Transaction and when exchanged for HACII Common Stock will become eligible for future resale in the public market, which will result in substantial dilution and could have an adverse effect on the market price of those shares.

Upon consummation of the Transaction, 9,632,024 Appleton Class B Units will be issued to PDC (either directly or through a wholly-owned subsidiary), which would (if fully exchanged) represent approximately 34.5% of the outstanding shares of HACII Common Stock on a fully diluted basis (assuming no redemptions or repurchases and no issuance of Contingency Consideration and exclusive of any stock-based awards that may be granted under the Incentive Plan).

The sale or availability for sale of substantial amounts of shares of HACII Common Stock could cause the price of HACII Common Stock to decline.

Upon the consummation of the Transaction, PDC (either directly or through a wholly-owned subsidiary) will acquire certain securities which will be convertible into HACII Common Stock. In the future, such shares may be sold from time to time in the public market pursuant to the registration rights to be granted in connection with the Transaction or pursuant to Rule 144. Such sales may commence upon effectiveness of the shelf registration statement. The sale of these shares or the availability for future sale of these shares could adversely affect the market price of HACII Common Stock and could impair the future ability of HACII to raise capital through offerings of HACII Common Stock.

The financial statements included in this proxy statement do not take into account the consequences to HACII of a failure to consummate a business combination by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved).

The financial statements included in this proxy statement have been prepared assuming that HACII would continue as a going concern. HACII is required to consummate an initial business combination by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved). The possibility of the Transaction not being consummated raises substantial doubt as to HACII’s ability to continue as a going concern and the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Unlike many other blank check companies, HACII does not have a specified maximum redemption threshold contained in its charter. The absence of such a redemption threshold will make it easier for HACII to consummate a business combination with which a substantial majority of the HACII Public Stockholders do not agree.

Since HACII has no specified maximum redemption threshold contained in its charter, its structure is different in this respect from the structure that has been used by many other blank check companies. Traditionally, blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because, among other reasons, the number of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. As a result, HACII may be able to consummate a business combination even though a substantial majority of HACII Public Stockholders do not agree with the transaction and have redeemed their shares or, if HACII has entered into privately negotiated agreements to sell their shares to HACII, the Initial Stockholders or HACII’s officers, directors, advisors or their affiliates. In no event, however, will HACII redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 or that would result in HACII’s failure to meet a closing condition under the Equity Purchase Agreement that it have at least $82.0 million in trust proceeds after giving effect to the Redemption and/or any permitted repurchases but prior to the payment of the Cash Amount, expenses and certain other amounts. If accepting all properly submitted redemption requests would cause HACII’S net tangible assets to be less than $5,000,001 or cause HACII to fail to meet such closing condition under the Equity Purchase Agreement, it would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. However, Appleton has the ability to waive the closing condition under the Equity Purchase Agreement relating to the $82.0 million in trust proceeds.

Appleton’s outstanding debt instruments constrain Appleton’s ability to consummate the Transaction.

Appleton’s current outstanding debt instruments constrain Appleton’s activities, including certain rights that would be triggered upon consummation of the Transaction. In connection with Appleton’s entry into the Equity Purchase Agreement, Appleton has agreed as a condition to the closing of the Transaction to solicit certain amendments to or waivers from its current outstanding debt instruments in order to permit the consummation of the Transaction. Any failure or delay in securing such amendments or waivers could delay or prevent the consummation of the Transaction. We expect that HACII will have to co-guarantee certain of Appleton’s outstanding indebtedness in order to obtain amendments to the debt instruments governing such indebtedness to complete the Transaction.

If the Warrant Amendment is treated as an exchange of “old” warrants for “new” warrants for U.S. federal income tax purposes, a HACII Public Warrantholder may recognize more taxable income than if it is not treated as an exchange.

The Warrant Amendment will be treated as either (i) an exchange that constitutes a “recapitalization” (within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended) with “boot” or (ii) a taxable redemption of a portion of the HACII Public Warrants for U.S. federal income tax purposes. If it is treated as a recapitalization, the receipt of the Cash Amount will be treated as boot, a HACII Public Warrantholder will not be able to recognize any loss, and a HACII Public Warrantholder might recognize more taxable gain than such holder would recognize if it were not treated as an exchange. A holder is urged to consult with its own tax advisor regarding the tax consequences of the Warrant Amendment. See “Material U.S. Federal Income Tax Consequences” for further discussion.

Risks Related to Appleton’s Business, Operations and Industry

Appleton is subject to substantial costs and potential liabilities relating to environmental regulation and litigation.

Appleton is subject to stringent and complex federal, state and local laws and regulations governing environmental protection, the protection of public health and safety, as well as the discharge of materials into the environment. The clear trend in environmental regulation is to place more restrictions and limitations on activities that may affect the environment, and thus any changes in environmental laws and regulations or re-interpretation of enforcement policies that result in more stringent and costly waste handling, storage, transport, disposal, or remediation requirements could have a material adverse effect on Appleton’s financial position and results of operations. Appleton may be unable to pass on any such increased compliance costs to its customers. Moreover, accidental releases or spills may occur in the course of its operations, and it may incur significant costs and liabilities as a result of any such releases or spills, including third-party claims for damage to property, natural resources or persons.

Appleton makes capital expenditures and incurs operating expenses for environmental obligations and matters arising from its daily operations. In addition, Appleton accrues liabilities to account for costs associated with known environmental conditions, but the amounts accrued may be inadequate. Appleton expects environmental laws and regulations and the interpretation and enforcement of those laws and regulations to become increasingly stringent and to further limit emission and discharge levels and to increase the likelihood and cost of environmental cleanups and related activities. All of these factors are likely to increase Appleton’s operating expenses, require continuing capital expenditures and adversely affect the operating flexibility of its manufacturing operations and may require indeterminable and significant additional expenditures in connection with such compliance.

Appleton was previously named as a potentially responsible party under CERCLA related to the Lower Fox River Superfund Site.

The Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, also known as the “Superfund” law, and comparable state laws impose strict and joint and several liability, without regard to fault or legality of the original conduct, on classes of persons considered to be responsible for the release of a “hazardous substance” into the environment. These persons include the current owner or operator of the site where the release occurred, prior owners or operators that owned or operated the site at the time of the release or disposal of hazardous substances and anyone who disposed or arranged for the disposal of a hazardous substance released at the site. Under CERCLA and comparable state statutes, such persons deemed “responsible parties” may be subject to joint and several and strict liability for removing or remediating previously disposed wastes (including wastes disposed of or released by prior owners or operators) or property contamination (including groundwater contamination), for damages to natural resources and for the costs of certain health studies. In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. As described in the following risk factor, Appleton was previously identified as a potentially responsible party, or a PRP, under CERCLA for remediation of polychlorinated biphenyl, or PCB, contamination and alleged natural resources damages related to the Lower Fox River and Green Bay system, which is collectively referred to in this proxy statement as the Lower Fox River.

On July 28, 1998, the United States Environmental Protection Agency, or the EPA, placed the Lower Fox River on the National Priorities List of Contaminated Sites pursuant to CERCLA. Appleton was named a PRP with respect to historic discharges of PCBs into the Lower Fox River. Carbonless paper containing PCBs was manufactured at what is currently the Appleton plant from 1954 until 1971. During this period, wastewater containing PCBs was discharged into the Lower Fox River from a publicly-owned treatment works, from the Appleton plant, from the Combined Locks, Wisconsin paper mill and from other local industrial facilities. Wastewater from the Appleton plant was processed through the publicly-owned treatment works. Appleton purchased the Appleton plant and the Combined Locks, Wisconsin paper mill from NCR Corporation, or NCR, in 1978, long after discovery of the use of PCBs in the manufacturing process. The EPA issued an administrative order in November 2007, directing the PRPs to implement the remedial action of the Lower Fox River pursuant to which certain of the PRPs commenced remediation in 2008. The EPA, Wisconsin Department of Natural Resources, or the DNR, and the various PRPs, including NCR, continue to contest the scope, extent and costs of the remediation as well as the appropriate bases for determining the individual parties’ relative share of the remediation cost. Appleton has continuously maintained the EPA erred in naming it a PRP. On April 10, 2012, the United States District Court for the Eastern District of Wisconsin agreed and granted Appleton’s motion for summary judgment and dismissed all claims against it in the enforcement action, U.S. v. NCR Corporation et al., Case. No. 10-C-910. The decision establishes that Appleton is no longer a PRP, no longer liable under CERCLA, no longer considered a legal successor to NCR’s liabilities, and no longer required to comply with the 106 Order commanding remediation of the Lower Fox River.

Notwithstanding the April 10, 2012 ruling, Appleton remains obligated to share in a significant portion of NCR’s joint defense and liability costs in accordance with the terms of a 1998 settlement agreement and a 2006 arbitration determination, collectively known as the Cost Sharing Agreements, arising out of Appleton’s acquisition of assets from NCR in 1978 while it was a subsidiary of B.A.T Industries Limited, or BAT. Appleton and BAT have joint and several liability under the Cost Sharing Agreements. Since NCR remains a PRP, Appleton stands to bear financial responsibility for a significant portion of NCR’s costs of remediating the PCBs that remain in the Lower Fox River. Indeed, on April 27, 2012, the U.S. District Court for the Eastern District of Wisconsin issued a preliminary injunction requiring NCR immediately to resume remediation of the Lower Fox River and to dredge at least 660,000 cubic yards of contaminated sediment from the River, referred to as the Preliminary Injunction. Remediation of this area is estimated at $82.0 million. Additionally, the Court found the harm to the Lower Fox River is “indivisible,” thus leaving the door open for the EPA to demand that NCR alone complete the remediation. Although NCR can seek contribution from other PRPs, future and ongoing costs to remediate the Lower Fox River could be material to Appleton’s financial position. The EPA and the DNR issued two Records of Decision, or RODs, in 2003 estimating the total costs for the Lower Fox River remedial action at approximately $400 million. Other estimates obtained by the PRPs range from a low of $450 million to as much as $1.6 billion. More recent estimates place the cost to remediate operable units 2-5 between $594 million and $900 million. Various government agencies are also asserting that NCR and the other PRPs are liable for natural resources damages caused by the PCBs. In 2000, the U.S. Fish & Wildlife Service estimated that total natural resources damages would be in the range of $176 million to $333 million for all PRPs in the aggregate. To date, Appleton has funded approximately $260 million toward the Lower Fox River remediation, with nearly all of its liability, both direct and through NCR, covered by an indemnity from Arjo Wiggins Appleton p.l.c., now known as Windward Prospects Ltd., or AWA. AWA has funded such payments through a $250 million indemnity insurance policy, which has now been exhausted. It is unclear whether AWA can continue to fund Appleton’s share of the remediation, particularly at the higher end of the cost estimates. To the extent AWA fails to satisfy its indemnity obligations, Appleton would be responsible for a significant portion of NCR’s share, and could also have direct responsibility should the regulatory agencies successfully overturn the April 10, 2012 decision on appeal. Even if Appleton remains responsible for only a significant portion of NCR’s share, the potential liability could be significant, which could have a material adverse effect on Appleton and its results of operations.

In November 2007, the EPA issued an administrative order directing the PRPs to implement the remedial action of the Lower Fox River pursuant to which certain of the PRPs commenced remediation in 2008. In October 2010, the United States and the State of Wisconsin filed a lawsuit on behalf of the EPA and the DNR, respectively, against ten companies, including Appleton, and two municipalities seeking recovery of unreimbursed response costs and natural resources damages as well as a declaratory judgment that the defendants are liable for future response costs related to the Lower Fox River. A trial date for this matter is tentatively scheduled for December 3, 2012. If the EPA and the DNR obtain a favorable ruling, Appleton will be required to share in a significant portion of these costs with NCR. If AWA is unable to meet its indemnity obligations to Appleton, this pending litigation could have a material adverse effect on Appleton and its results of operations.

Prior to its dismissal as a PRP for the Lower Fox River Superfund Site, Appleton hired experts to evaluate its share of liability at the site. The EPA’s and the DNR’s liability estimates attributable to Appleton and NCR range between 30-40%. Appleton’s experts, however, apportioned liability at a much lower 8-10% range. Under the 8-10% estimate, Appleton believes it has already paid more than its estimated share of the liability. In its Preliminary Injunction decision, the U.S. District Court for the Eastern District of Wisconsin seemed to reject NCR’s attempts to apportion liability given the indivisibility of the harm. As such, it is uncertain whether NCR (and Appleton) can successfully persuade the same court to reduce its apportioned liability. To the extent Appleton and NCR can demonstrate they remediated more than they contributed, they would be able to seek “contribution” from other PRPs; however, one of the larger PRPs is immune to such contribution action as a result of its own settlement with the EPA.

Appleton believes the Lower Fox River remediation will cease upon completion of operable unit 5 (Green Bay). The EPA could, however, decide to investigate Lake Michigan for possible PCB contamination stemming from the Lower Fox River and deem it necessary to continue remediation beyond the current boundaries of operable unit 5. If the remediation is continued into Lake Michigan, Appleton will be required to share in a significant portion of these additional costs with NCR and the impact on Appleton’s financial condition could be material.

Appleton’s former parent, AWA, may fail to comply with its indemnification obligations related to the acquisition of Appleton.

Appleton is the beneficiary of two indemnification agreements entered into in 2001 wherein AWA agreed to indemnify PDC and PDC agreed to indemnify Appleton for costs, expenses and liabilities related to certain governmental and third-party environmental claims (including certain claims under the Cost Sharing Agreements), which are defined in the agreements as the Fox River Liabilities. Appleton has recorded a $46.4 million environmental indemnification receivable as of April 1, 2012. To date, AWA has funded its indemnity obligations through a $250 million indemnity insurance policy, which has now been exhausted. It is unclear whether AWA can continue to fund Appleton’s share of the remediation, particularly at the higher end of the cost estimates.

As amended in and as limited by the terms of the purchase agreement relating to the acquisition of Appleton, AWA and two of its affiliates have agreed to indemnify PDC and Appleton for certain losses resulting from (1) inaccuracies in the environmental representations and warranties made by AWA and its affiliates, (2) certain known environmental matters that existed at the closing of the acquisition, (3) environmental matters related to the businesses of Newton Falls, Inc., Appleton Coated LLC and several other of Appleton’s former affiliates and subsidiaries and (4) environmental matters relating to the real property on which Appleton’s former Camp Hill, Pennsylvania plant and Appleton’s current distribution center are located that existed prior to its sale of the Camp Hill plant to a third party. Indemnification of these matters could further limit AWA’s ability to meet its indemnity obligations for the Lower Fox River remediation.

If the indemnified matters result in significant liabilities for Appleton, and AWA and/or its affiliates are unable or unwilling to honor these indemnification obligations, Appleton could be required to pay for these liabilities, which could materially adversely affect its business, financial condition and results of operations.

Appleton may have cleanup liabilities for the West Carrollton Mill.

The West Carrollton, Ohio mill operates pursuant to various state and federal permits for discharges and emissions to air and water. As a result of the de-inking of carbonless paper containing PCBs through the early

1970s, there have been releases of PCBs and volatile organic compounds into the soil in the area of the wastewater impoundments at the West Carrollton facility and, in 2001, low levels of PCBs were detected in the groundwater immediately under this area. In addition, PCB contamination was discovered in sediment in the adjacent Great Miami River, but it is believed that this contamination is from a source other than the West Carrollton mill.

The Ohio Environmental Protection Agency, or the Ohio EPA, is presently conducting a biological and water quality survey of the Lower Great Miami River Basin. The study is expected to conclude in 2013. The West Carrollton mill’s waste water discharges into the Great Miami River are included in the study’s scope. The Ohio EPA’s 2012 fish consumption advisory discourages the public from consuming certain types of fish due to PCB, lead and mercury contamination concerns.

Based on the limited 2001 investigation and delineation of PCB contamination in soil and groundwater in the area of the wastewater impoundments, Appleton believes that it may be necessary to undertake remedial action in the future, although Appleton is currently under no obligation to do so. Appleton has not had any discussions or communications with any federal, state or local agencies or authorities regarding remedial action to address PCB contamination at the West Carrollton mill. The cost for remedial action, which could include installation of a cap, long-term pumping, treating and/or monitoring of groundwater and removal of sediment in the Great Miami River, was estimated in 2001 to range up to approximately $10.5 million, with approximately $3 million in short-term capital costs and the remainder to be incurred over a period of 30 years. However, costs could exceed this amount if additional contamination is discovered, if additional remedial action is necessary or if the remedial action costs are more than expected.

Given the uncertainty surrounding the ultimate course of action for the West Carrollton mill property, the Great Miami River remediation and Appleton’s share of these remediation costs, if any, and since Appleton is currently under no obligation to undertake remedial action in the future, no provision has been recorded in its financial statements for estimated remediation costs. In conjunction with the acquisition of PDC by the ESOP in 2001, and as limited by the terms of the purchase agreement, AWA agreed to indemnify PDC for 50% of all environmental liabilities at the West Carrollton mill for the first $5.0 million in costs and damages and 100% of any costs and damages thereafter. The aggregate indemnity cap under the 2001 purchase agreement is $93 million. Unlike the Lower Fox River indemnity, AWA does not maintain insurance to fund this indemnity. AWA’s ability to meet its indemnity obligations for the West Carrollton mill is uncertain. In addition, the former owners and operators of the West Carrollton mill may be liable for all or part of the cost of remediation of the historic PCB contamination.

Future greenhouse gas/carbon regulations or legislation and future Boiler Maximum Achievable Control Technology regulations, or MACT, could adversely affect Appleton’s costs of compliance with environmental laws.

In 2009, the EPA finalized its finding that greenhouse gas, or GHG, emissions endanger the public health and welfare. Since then, the EPA has finalized rules to regulate GHG emissions under the federal Clean Air Act. Also in 2009, several bills were introduced in the U.S. Congress concerning climate change and the emission into the environment of carbon dioxide and other GHGs. If there is legislation, it may take the form of a cap and trade program and Appleton may then be required, among other things, to purchase allowances or offsets to emit GHGs or other regulated pollutants or to pay taxes on such emissions. In April 2010, the EPA proposed three related air rules commonly known as the Industrial Boiler MACT under the Clean Air Act. These air rules have been finalized by the EPA, but it is still uncertain what the actual final rules will look like as the EPA has opened up portions of the rules for reconsideration and public comment. Appleton is currently analyzing the new draft rules, but because of the uncertainty surrounding these rules, at this time there is no basis for estimating the effect of such legislation or regulations on the costs Appleton will incur to comply with environmental laws, although Appleton is investigating ways to reduce carbon emissions as well as complying with the proposed Boiler MACT.

Appleton has a substantial amount of indebtedness outstanding and, as a result, it is operating as a highly leveraged company.

Appleton’s total debt at April 1, 2012, was approximately $512.0 million. This large amount of indebtedness could:

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make it more difficult for Appleton to satisfy its financial obligations with respect to the asset-backed revolving credit facility, as amended, the senior secured first lien notes, the second lien notes, and senior subordinated notes;

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require Appleton to dedicate a substantial portion of cash flow from operations to payments on indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions, research and development or general corporate activities;

•	limit Appleton’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, research and development, dividends or general corporate purposes; and

•	limit Appleton’s flexibility in planning for, or reacting to, changes in its businesses and the industries in which it operates.

Furthermore, although Appleton’s ability to borrow money is restricted by the terms of its various debt agreements, it may be possible for Appleton to incur even more debt and, if it does so, these risks could intensify. Appleton’s ability to service its debt is dependent on its future operating results and Appleton cannot be sure that it will be able to meet its debt obligations as they come due. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Appleton” for additional information.

Appleton’s ability to meet its payment obligations relating to its indebtedness is subject to a variety of factors, including, for example, changes in:

•	demand for and selling prices of Appleton’s products;

•	competition;

•	costs of raw materials and operating costs;

•	the rate of decline in sales of carbonless paper products;

•	environmental regulations and

•	general economic conditions.

Appleton expects to use cash flow from operations to pay its expenses and scheduled interest and principal payments due under its outstanding indebtedness. Its ability to make these payments depends on its future performance, which is affected by financial, business, economic and other factors, many of which Appleton cannot control. The recent recession and credit crisis and related turmoil in the global financial system has had and may continue to have an adverse effect on Appleton’s business, financial condition, results of operations and cash flows. Consequently, its business may not generate sufficient cash flow from operations in the future and its anticipated growth in revenue and cash flow may not be realized, either or both of which could result in Appleton being unable to repay or pay interest on its indebtedness or to fund other liquidity needs. If Appleton does not have enough money, it may be required to refinance all or part of its then-existing debt, sell assets or borrow more money. Appleton cannot make any assurances that it will be able to accomplish any of these alternatives on terms acceptable to it, or at all. In addition, the terms of existing or future debt agreements, including the indenture governing the notes and the revolving credit facility, as amended, may restrict Appleton from adopting any of these alternatives. The failure to generate sufficient cash flow or to achieve any of these alternatives could significantly adversely affect the value of its indebtedness and its ability to pay the amounts due. In addition, if Appleton defaults in the payment of amounts due, it would give rise to an event of default under the note indentures and possible acceleration of amounts due under its outstanding indebtedness. In the event of any acceleration, there can be no assurance that Appleton will have enough cash to repay its outstanding indebtedness.

Compliance with the covenants relating to Appleton’s indebtedness may limit its operating flexibility.

Certain of Appleton’s debt agreements contain provisions that require Appleton to maintain specified financial ratios as such items are defined in the debt agreements. Appleton’s ability to comply with the financial covenants in the future depends on further debt reduction and achieving forecasted operating results. However, with the volatility being experienced in the current economic environment, it can be difficult to predict the ultimate impact of current economic trends on Appleton’s future operating results. Given the uncertain global economies, continued constraints in the credit markets and other market uncertainties, there are various scenarios, including a reduction from forecasted operating results, under which Appleton could violate its financial covenants. Appleton’s failure to comply with such covenants or an assessment that it is likely to fail to comply with such covenants, could also lead Appleton to seek amendments to or waivers of the financial covenants. No assurances can be provided that Appleton would be able to obtain any amendments to or waivers of the covenants. In the event of non-compliance with debt covenants, if the lenders will not amend or waive the covenants, the debt would be due and Appleton would need to seek alternative financing. Appleton cannot provide assurance that it would be able to obtain alternative financing. If Appleton were not able to secure alternative financing, this would have a material adverse impact on Appleton.

The market for the primary product in Appleton’s carbonless papers segment, carbonless paper, may decline more rapidly than anticipated.

Appleton’s carbonless papers segment, of which the primary product is carbonless paper, accounted for 61% of net sales in 2009, 56% of net sales in 2010 and 53% of net sales in 2011. Appleton’s total sales volume of carbonless paper products decreased approximately 11% from 2010 to 2011 despite an increase of approximately 4% from 2009 to 2010 due to increased market share. Appleton believes the worldwide carbonless market is declining as users switch to alternative modes of communication and technologies that do not use impact printing to create images. Appleton expects that its total sales volume of carbonless paper products will continue to decline at rates that are consistent with the decline rate of the overall market. If the decline in Appleton’s sales of carbonless paper products accelerates, or if it is unable to maintain the prices of its carbonless paper products or if it is unable to offset reductions in carbonless papers sales with increased sales of thermal papers or other products, then Appleton’s business, financial condition and results of operations may be materially adversely affected.

Appleton may be unable to develop and introduce new and enhanced products.

Appleton’s success in developing new products will depend in large part on its ability to use its existing technical and manufacturing capabilities and knowledge in the development and introduction of new, value-added products targeted at new markets and customers. If Appleton is unable to utilize its capabilities or properly identify and address the evolving needs of targeted customers and markets, Appleton’s ability to capture and develop new business opportunities will be limited. In addition, if the revenue and profits generated by new products are not sufficient to replace the anticipated decline in revenue and profits generated by carbonless products, then Appleton’s business, financial condition and results of operations may be materially adversely affected.

Appleton’s ability to compete effectively in the marketplace depends, in large part, on its ability to continually improve productivity and reduce operating costs.

Appleton must continually strive to improve the productivity and cost structure of its manufacturing operations and the efficiency of its support services in order to offer products that are priced competitively and deliver an attractive value proposition to its customers. Appleton sets specific productivity and cost reduction goals each year for each of its production facilities and key staff functions. Accomplishing these goals is essential to its near-term competitiveness and long-term financial viability. If Appleton fails to reach these goals, it may experience an erosion of its profit margins, a decline in net sales or both, which could negatively affect its ability to service its debt and invest in the future growth of its business segments.

Appleton currently relies on a relatively small number of customers to generate a significant amount of its net sales from each of its various businesses.

The five largest customers in the carbonless papers segment accounted for approximately 32% of carbonless papers net sales in 2011 and 2010 and 37% of carbonless papers net sales in 2009. The five largest customers in the thermal papers segment accounted for approximately 47% of thermal papers net sales in 2011, 43% of thermal papers net sales in 2010 and 41% of thermal papers net sales in 2009. The largest external customer in the Encapsys segment accounted for approximately 59% of Encapsys net sales (which include internal sales to Appleton carbonless papers segment) in 2011, 52% of Encapsys net sales in 2010 and 28% of Encapsys net sales in 2009.

Many of Appleton’s customers are under no obligation to purchase its products in the future. Furthermore, some of Appleton’s customers have become insolvent or financially distressed in recent years. If Appleton loses one or more of its significant customers (e.g., to a competitor or as a result of their being acquired by a customer of a competitor) or any of Appleton’s significant customers experience financial difficulty, then its business, financial condition and results of operations may be materially adversely affected.

Appleton currently relies on a small number of third parties to supply several of the key raw materials used to produce its products.

Appleton’s business depends upon the availability of key raw materials, including base stock and certain chemicals. In 2011, Appleton purchased approximately $114 million of base stock from external suppliers. Appleton relied on a single external supplier for approximately 86% of the base stock it purchased in 2011 to produce carbonless paper products, and a single external supplier for approximately 50% of the base stock Appleton purchased in 2011 to produce thermal papers. For some of the key chemicals Appleton uses in its products, it relies on one or two suppliers. Appleton’s long term supply agreement with Domtar Corporation for the purchase of base stock will further increase Appleton’s reliance on a single external supplier. If there is a disruption in the supply of raw materials, including the chemicals that Appleton needs to produce its carbonless papers and thermal papers, then Appleton may be required to purchase these raw materials from alternative sources, which may result in a significant increase in its operating costs. Included in these increased costs would be development costs associated with qualifying new raw materials and suppliers. Appleton may not be able to procure carbonless base stock, thermal base stock, key chemicals or other raw materials from alternative suppliers in the future in amounts sufficient to meet its needs or at prices consistent with historical prices.

On February 22, 2012, Appleton entered into a long-term supply agreement for the supply of carbonless and thermal base stock to be coated at Appleton’s converting facilities. Under the terms of this supply agreement, the supplier will be the exclusive supplier of certain thermal and carbonless base stock used by Appleton. The term of the agreement is fifteen years. Related to this supply agreement, Appleton’s board of directors approved a plan to dispose of the papermaking operations at Appleton’s West Carrollton, Ohio facility, thereby eliminating Appleton’s capacity to manufacture base stock in West Carrollton. This agreement will have the effect of reducing the number of raw material suppliers to Appleton and increasing Appleton’s dependence on key suppliers. Should this supplier of base stock fail to supply quantities ordered by Appleton, Appleton may not be able to procure alternative sources of carbonless and thermal base stock in quantities sufficient to meet customer requirements or at prices comparable to the terms under this supply agreement.

The lack of available alternative suppliers could subject Appleton to significant cost increases and manufacturing delays and its business, financial condition and results of operations may be materially adversely affected. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Appleton” for additional information.

The cessation of papermaking and transition to base stock supplied under the long-term supply agreement noted above may take longer or cost more than planned.

Appleton has developed plans to cease papermaking operations in West Carrollton and transition to replacement base stock supplied under the long-term supply agreement noted above. Though management has not yet finalized the specific actions to be taken, Appleton expects to incur substantial costs to effect the transition over a defined period and anticipates it will be able to fund those costs with manufacturing cost savings, working capital reductions and normal operations. However, the success of the transition depends on the ability of this supplier to manufacture paper that meets Appleton’s specifications, the ability of Appleton to successfully coat the replacement base stock to meet the requirements of Appleton’s customers, and acceptance of the products by customers and the successful use in their businesses. If difficulties develop in the transition process, the time and expense associated with the transition may expand beyond planned periods and amounts and Appleton’s business, financial condition and results of operations may be materially adversely affected.

The global credit market crisis and economic weakness may adversely affect Appleton’s customers and suppliers.

Global financial and credit markets recently have been extremely unstable and unpredictable. Worldwide economic conditions have been weak and may deteriorate further. The instability of the markets and weakness of the global economy could affect the demand for Appleton’s customers’ products, the amount, timing and stability of their orders from Appleton, the financial strength of its customers and suppliers, and/or Appleton’s suppliers’ and customers’ ability to fulfill their obligations to Appleton. These factors could materially adversely affect its business, financial condition and results of operations.

Encapsys’ growth is dependent on the product development cycles of its customers, which are typically lengthy and unpredictable and subject to delay.

Encapsys sells microencapsulation products to consumer product companies, which in turn sell to consumers. Consumer product companies buy Encapsys’ microencapsulation products as a means to enhance the attributes of the products they manufacture and to differentiate such products from those of their competition, in each instance in order to increase sales. Due to the significant volume of such sales, consumer product companies require significant time to re-design their products and to introduce them to the marketplace. Furthermore, such product development cycles can be unpredictable in length and are subject to delay. The lengthy nature of Encapsys’ customers’ product development cycles has the ability to cause Encapsys to miss its budget and to grow slower than expected. Appleton has competitors in its various markets and it may not be able to maintain prices and margins for its products.

Appleton has competitors in its various markets and it may not be able to maintain prices and margins for its products.

Appleton faces strong competition in all of its business segments. Its competitors vary in size and the breadth of their product offerings, and some of its competitors have significantly greater financial, technical and marketing resources than Appleton does. Regardless of the continuing quality of Appleton’s primary products, Appleton may be unable to maintain its prices or margins due to:

•	declining overall carbonless market size;

•	accelerating decline in carbonless sheet sales;

•	variations in demand for, or pricing of, carbonless products;

•	increasing manufacturing and raw material costs;

•	increasing competition in international markets or from domestic or foreign producers;

•	longer than anticipated product development cycles at the consumer product companies that represent Encapsys’ customers; or

•	declining general economic conditions.

Appleton’s inability to compete effectively or to maintain its prices and margins could have a material adverse effect on its earnings and cash flow.

Appleton competes based on a number of factors, including price, product availability, quality and customer service. Additionally, Appleton competes with domestic production and imports from Europe and Asia. In 2007, Appleton filed antidumping petitions against imports of certain lightweight thermal paper, or LWTP, from China, Germany and Korea and a countervailing duty petition against such imports from China. In 2008, the U.S. Department of Commerce issued its final determination, affirming that certain Chinese producers and exporters of LWTP sold the product in the United States at prices below fair value, imposing final duties of 19.77% to 115.29%, and that German producers and exporters sold the product in the United States at prices below fair value and imposed final duties on those imports of 6.5%. In addition, for all but one Chinese producer, the U.S. Department of Commerce imposed countervailing duties of between 13.17% and 137.25%. In 2008, the U.S. International Trade Commission, or the ITC, determined the U.S. industry producing LWTP is threatened with material injury due to unfairly traded imports from China and Germany, and final duties went into effect in 2008. These duties do not have a direct impact on Appleton’s net income.

A German manufacturer filed an appeal of the ITC determination to the U.S. Court of International Trade, or the CIT. The appeal was decided in favor of Appleton in 2009, and the German manufacturer filed a further appeal to the U.S. Court of Appeals for the Federal Circuit, or the CAFC. In 2011, the CAFC remanded the matter for further consideration by the ITC, and the ITC upheld its original determination. In January 2012, the CIT upheld the ITC’s decision on remand, and the German manufacturer filed another appeal of the matter to the CAFC.

In addition, for each of the three 12-month periods following implementation of the final duties, Appleton and the German manufacturer have filed requests for administrative review with the Department, seeking to modify the amount of the duties based on the market practices during each respective 12-month period. In 2011, the Department issued a final determination in the first 12-month review period, resulting in a dumping margin of 3.77 percent for imports from the German manufacturer for the period from November 2008 to October 2009. The German manufacturer has appealed the first review determination to the CIT. Upon final resolution of the appeal, the second administrative review and the third administrative review, certain of the duties could be reduced, increased or eliminated.

In March 2009, the Mexican government began imposing tariffs on 90 U.S. products sold into Mexico, including carbonless paper. The tariff on carbonless paper had been 10%. Beginning January 1, 2010, all U.S. sales of carbonless paper into Mexico were assessed a 5% tariff. In August 2010, the Mexican government announced a rotating list of 99 U.S. products to receive tariffs of 5%-45%. Carbonless paper was eliminated from this list and currently is not subject to any import tariffs. Though the tariff was paid by the customer, this automatically increased the price of carbonless paper by the amount of the tariff which could have opened the door for non-U.S. competitors to enter the Mexican market with their carbonless products and take advantage of the ability to offer customers more favorable pricing.

Also during 2010, the Mexican government passed legislation requiring all businesses in Mexico to file their invoices electronically with the government when the transactional value of the invoice is greater than 2000 pesos. In January 2011, this legislation became effective. This legislation allows a phase-in period whereby companies can still use paper invoices for up to two years as long as they obtained prior approval from the government to continue to print sequentially numbered invoices during this phase-in period. The legislation also permitted companies to begin the transition to electronic invoicing prior to the effective date of the legislation. This legislation provides that once a company agrees to offer one of its customers the option of receiving electronic invoices then it needs to extend this option to all customers and thereby no longer issue paper invoices. During 2011, Appleton experienced a decline in its carbonless rolls business in Mexico as a result of this government-legislated electronic invoicing. As there was a two-year phase in, Appleton continues to monitor this risk and how it will impact the carbonless business during 2012. Other multipart documents, including delivery notices, order acknowledgments and other administrative documents, were not addressed in the legislation.

Continued volatility of raw materials costs may adversely impact Appleton’s margins for its products.

In recent years, Appleton has experienced greater volatility in raw materials costs, which comprise a significant portion of Appleton’s operating costs. Appleton endeavors to recover cost increases through continuous improvements in its business operations and product formulations and through selected price increases. However, the effects of rising raw materials costs on margins are difficult to match in precise amount or timing with offsetting price increases or cost reduction activities. To the extent Appleton is unable to offset raw materials cost inflation, margins for products may be adversely impacted.

Appleton’s underfunded pension plan requires future pension contributions which could limit flexibility in managing Appleton.

The total projected benefit obligation of Appleton’s defined benefit pension plan exceeded the fair value of the plan assets by $125.8 million at December 31, 2011. Appleton contributed $18.5 million to the pension plan in 2011 and $15.0 million to the pension plan in 2010. Appleton is forecasting a contribution of $25.5 million in 2012. Among the key assumptions inherent in the actuarially calculated pension plan obligation and pension plan expense are the discount rate and the expected rate of return on plan assets. If interest rates and actual rates of return on invested plan assets were to decrease significantly, the pension plan obligation could increase materially. The size of future required pension contributions could result in Appleton dedicating a substantial portion of its cash flow from operations to making the contributions which could materially adversely affect its business, financial condition and results of operations.

Costs related to Appleton’s participation in a multiemployer pension plan could increase, which could limit Appleton’s results of operations and cash flow.

Appleton contributes to a union-sponsored multiemployer defined benefit pension plan, which is regulated by ERISA, pursuant to obligations arising under certain of Appleton’s collective bargaining agreements. This multiemployer pension plan is not administered by or controlled by Appleton and currently has actuarial liabilities for accumulated benefits that are in excess of plan assets. Appleton’s required contributions to this plan could increase or decrease, depending on the outcome of collective bargaining, actions taken by trustees who manage the plan, governmental regulations, market conditions, the actual return on assets held in the plan and the continued viability and contributions of other employers that contribute to the plan. Due to the plan’s underfunding, Appleton is already subject to a rehabilitation plan and is making the necessary contributions. Material increases in Appleton’s contributions to the plan could have an adverse effect on Appleton’s results of operations and cash flow.

In addition, under ERISA, an employer that completely or partially withdraws from a multiemployer pension plan may incur a “withdrawal liability” to the plan, which represents the portion of the plan’s underfunding that is allocable to the withdrawing employer. A withdrawal liability may be incurred under a variety of circumstances, including selling, closing or substantially reducing employment at unionized facilities, amendments to or termination of a collective bargaining agreement, or if the plan is terminated. If incurred, a withdrawal liability is generally payable in installments over a period of years, the amount and duration of the installments being determined under relevant statutory rules. Based on the limited information available from plan administrators, which Appleton cannot independently validate, Appleton believes that its portion of the contingent liability in the case of a full withdrawal or termination could be material to its cash flow and results of operations. If the plan’s underfunded liabilities increase, such underfunding will increase the size of Appleton’s potential withdrawal liability.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

HACII and Appleton make forward-looking statements in this proxy statement. These forward-looking statements relate to outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Transaction;

•	the future financial performance of HACII and Appleton following the consummation of the Transaction;

•	expansion plans and opportunities;

•	the anticipated cost savings and increase in profits from the Domtar supply agreement; and

•	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available to HACII and/or Appleton as of the date of this proxy statement and current expectations, forecasts and assumptions and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing HACII’s or Appleton’s views as of any subsequent date and none of HACII or Appleton undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	uncertainties as to the timing of the Transaction and approval of the Transaction by HACII’s stockholders;

•	the satisfaction of closing conditions to the Transaction, including the receipt of any required regulatory approvals;

•	costs related to the Transaction;

•	success in retaining or recruiting, or changes required in, Appleton’s officers, key employees or directors following the Transaction;

•	costs and potential liabilities of Appleton relating to environmental regulation and litigation (including Lower Fox River);

•	potential failure of Appleton’s former parent to comply with its indemnification obligations;

•	costs of compliance with environmental laws;

•	Appleton’s substantial amount of indebtedness;

•	the ability of Appleton to develop and introduce new and enhanced products, improve productivity and reduce operating costs;

•	Appleton’s reliance on a relatively small number of customers and third parties suppliers;

•	the cessation of papermaking and transition to base stock supplied under the long-term supply agreement with Domtar Corporation;

•	the global credit market crisis and economic weakness;

•	competitors in Appleton’s various markets;

•	volatility of raw materials costs;

•	Appleton’s underfunded pension plans;

•	future legislation or regulations intended to reform pension and other employee benefit plans;

•	listing or delisting of HACII’s securities from the Nasdaq Capital Market;

•	the potential liquidity and trading of HACII’s securities;

•	risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and

•	the risk factors listed in this proxy statement under “Risk Factors” beginning on page 36.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. Neither HACII nor Appleton undertakes any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this proxy statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CAPITALIZATION

The following table sets forth the capitalization on an unaudited, historical basis of each of HACII and Appleton as of March 31, 2012 and the capitalization on an unaudited, as adjusted basis as of March 31, 2012 after giving effect to the Transaction, assuming (i) that no holders of Public Shares exercise their redemption rights and HACII does not make any permitted repurchases and (ii) that holders of the Public Shares have properly exercised their redemption rights and/or HACII has made permitted repurchases subject to the condition that the amount of cash held in trust is not less than $82.0 million, after giving effect to the Redemption and repurchases but prior to the payment of the Cash Amount, expenses and certain other amounts. Please refer to “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Special Meetings of HACII Public Warrantholders and HACII Stockholders.”

	Historical		As Adjusted
	HACII	Appleton	Assuming No Redemptions or Repurchases	Assuming Maximum Redemptions and/or Repurchases
	(in $ thousands)
Cash and cash equivalents	$786	$7,033	$109,355	$42,018
Cash equivalents held in trust	149,337	—	—	—

	$150,123	$7,033	$109,355	$42,018

Long-term debt, including current portion
Senior secured first lien notes payable at 10.5%, due June 2015, net	$—	$300,969	$311,503	$311,503
Second lien notes payable at 11.25%, due December 2015	—	161,766	168,641	168,641
Other long term debt	—	49,303	43,847	43,847

	—	512,038	523,991	523,991

Common stock, subject to possible redemption	139,560	—	—	—
Total stockholders’ and member’s equity (deficit)	5,000	(254,218)	236,589	160,912

	144,560	(254,218)	236,589	160,912

Total Capitalization	$144,560	$257,820	$760,580	$684,903

SPECIAL MEETINGS OF HACII PUBLIC WARRANTHOLDERS AND HACII STOCKHOLDERS

General

HACII is furnishing this proxy statement to HACII Public Warrantholders and HACII stockholders as part of the solicitation of proxies by its board of directors for use at the special meeting of HACII Public Warrantholders and the special meeting of HACII stockholders to be held on July 12, 2012, and at any adjournment or postponement thereof. This proxy statement is first being mailed to HACII Public Warrantholders and HACII stockholders on or about                 , 2012. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting of HACII Public Warrantholders and the special meeting of HACII stockholders.

Date, Time and Place

The special meeting of HACII Public Warrantholders will be held at 9:00 a.m., Central Daylight Time, and the special meeting of HACII stockholders will be held on July 12, 2012, at 9:00 a.m. and 10:00 a.m., respectively, Central Daylight Time, at the offices of Akin Gump Strauss Hauer & Feld, LLP at 1700 Pacific Avenue, 39th Floor, Dallas, Texas 75201, or such other date, time and place to which such meeting may be adjourned or postponed.

Purpose of the Special Meeting of HACII Public Warrantholders

At the special meeting of HACII Public Warrantholders, HACII will ask holders of HACII warrants to consider and vote upon the following proposals:

(1) The Warrant Amendment Proposal—to consider and vote upon a proposal to adopt the Warrant Amendment to allow HACII warrantholders to (i) make each HACII Public Warrant and each Sponsor Warrant exercisable for one-half of one share of HACII Common Stock at an exercise price of $6.00 per half-share, (ii) cause each holder of HACII Public Warrants to receive, for each such outstanding HACII Public Warrant (in exchange for the reduction of shares for which the HACII Public Warrants are exercisable), $0.625 in cash, and (iii) cause the Sponsor to receive (in exchange for the reduction of shares for which the Sponsor Warrants are exercisable) an additional 0.0879 of a share of HACII Common Stock per Sponsor Warrant, subject to forfeiture by the Sponsor in the event the last sales price of shares of HACII Common Stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days out of 30 consecutive trading days on or prior to the fifth anniversary of the closing of the Transaction. In order to maximize cash available for the Transaction and for potential for de-levering opportunities, the Sponsor has agreed to receive the Sponsor Earnout Shares in lieu of the Cash Amount. The effect of the Warrant Adjustment will be to reduce the number of shares of HACII Common Stock issuable upon exercise of the HACII warrants by half, thereby reducing the amount by which HACII stockholders would otherwise have been diluted as a result of the exercise in full of the HACII warrants.

(2) The Warrantholder Adjournment Proposal—to consider and vote upon a proposal to adjourn the special meeting of HACII Public Warrantholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Warrant Amendment Proposal; and

(3) Such other procedural matters as may properly come before the special meeting of HACII Public Warrantholders or any adjournment or postponement thereof.

Purpose of the Special Meetings of HACII Stockholders

At the special meeting of HACII stockholders, HACII will ask holders of HACII Common Stock to consider and vote upon the following proposals:

(1) The Director Election Proposal—to elect nine director nominees to serve on HACII’s board of directors;

(2) The Incentive Plan Proposal—to adopt an equity incentive plan for the stockholders, directors, managers, employees and consultants of HACII and its affiliates;

(3) The Transaction Proposal—to consider and vote upon a proposal to adopt the Equity Purchase Agreement and the Cross Purchase Agreement and to approve the transactions contemplated thereby, pursuant to which, through a series of transactions, Appleton will become a non-wholly-owned subsidiary of HACII;

(4) The Stockholder Adjournment Proposal—to consider and vote upon a proposal to adjourn the special meeting of HACII stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Director Election Proposal, the Incentive Plan Proposal and the Transaction Proposal; and

(5) Such other procedural matters as may properly come before the special meeting of HACII stockholders or any adjournment or postponement thereof.

If either the special meeting of the HACII warrantholders or the special meeting of HACII stockholders to approve, among other things, the Transaction Proposal is adjourned following the approval of the Warrantholder Adjournment Proposal or the Stockholder Adjournment Proposal, as the case may be, HACII stockholders may be asked to vote on the following proposals:

(1) the Amendment Proposal—to consider and vote upon a proposal to amend the HACII charter to extend the date on which HACII must commence proceedings to dissolve and liquidate from July 14, 2012 to September 14, 2012 and to allow HACII Public Stockholders to elect to redeem their Public Shares for their pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of franchise and income taxes payable on such interest and net of interest income of up to approximately $2.25 million on the trust account, which interest income may be released to HACII to fund its working capital requirements) if the amendment is approved;

(2) the Amendment Adjournment Proposal—to consider and vote upon a proposal to adjourn the special meeting of HACII stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Amendment Proposal; and

(3) such other procedural matters as may properly come before the special meeting of HACII stockholders or any adjournment or postponement thereof.

Recommendation of HACII’s Board of Directors

After careful consideration of each of the proposals, each member of HACII’s board of directors recommends that HACII Public Warrantholders vote FOR the Warrant Amendment Proposal and FOR the Warrantholder Adjournment Proposal.

After careful consideration of each of the proposals, each member of HACII’s board of directors has determined that each of the Director Election Proposal, the Incentive Plan Proposal, the Transaction Proposal, the Stockholder Adjournment Proposal, the Amendment Proposal and the Amendment Adjournment Proposal is fair to, and in the best interests of, HACII and HACII’s stockholders and recommends that HACII’s stockholders vote FOR the Director Election Proposal, FOR the Incentive Plan Proposal, FOR the Transaction Proposal, FOR the Stockholder Adjournment Proposal, FOR the Amendment Proposal and FOR the Amendment Adjournment Proposal. When you consider the recommendation of HACII’s board of directors in favor of the Transaction Proposal, you should keep in mind that certain of HACII’s directors and officers have interests in the Transaction that may conflict with your interests as a stockholder. See the section entitled “The Transaction—Potential Conflicts of Interests of HACII’s Directors and Officers in the Transaction.”

Record Date; Who is Entitled to Vote

HACII has fixed the close of business on June 19, 2012 as the record date for determining the HACII stockholders entitled to notice of and to attend and vote at the special meeting of HACII stockholders and the close of business on June 19, 2012 as the record date for determining the HACII Public Warrantholders entitled to notice of and to attend and vote at the special meeting of HACII Public Warrantholders. As of the close of business on June 19, 2012, there were 17,142,857 shares of HACII Common Stock outstanding and entitled to vote at the special meeting of HACII stockholders, of which 15,000,000 are Public Shares. As of the close of business on June 19, 2012, the record date for the special meeting of HACII Public Warrantholders, there were 21,666,667 HACII warrants outstanding, of which 15,000,000 are HACII Public Warrants entitled to vote at the special meeting of HACII Public Warrantholders and 6,666,667 are Sponsor Warrants held by the Sponsor. The HACII Public Warrants do not have voting rights other than with respect to the Warrant Amendment Proposal and the Warrantholder Adjournment Proposal.

Required Vote for Warrantholder Proposals

Approval of the Warrant Amendment Proposal requires the affirmative vote of the holders of 65% of the outstanding HACII Public Warrants as of the record date.

Approval of the Warrantholder Adjournment Proposal requires the affirmative vote of the holders of a majority of the outstanding HACII Public Warrants represented in person or by proxy at the special meeting of HACII Public Warrantholders and entitled to vote thereon as of the record date.

Quorum and Required Vote for Stockholder Proposals

A quorum of HACII’s stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting of HACII stockholders if a majority of the shares of HACII Common Stock outstanding and entitled to vote at the special meeting of HACII stockholders is represented in person or by proxy. Abstentions, which are discussed further below, will count as present for the purposes of establishing a quorum but broker non-votes will not.

Directors are elected by a plurality of all of the votes cast by holders of shares of HACII Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting of HACII stockholders. This means that the nine nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.

Approval of the Incentive Plan Proposal, Transaction Proposal, the Stockholder Adjournment Proposal and the Amendment Adjournment Proposal require a majority of the votes cast by holders of shares of HACII Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting of HACII stockholders.

Approval of the Amendment Proposal requires the affirmative vote of holders of at least 65% of the issued and outstanding shares of HACII Common Stock as of the record date.

As of the record date for the special meeting of HACII stockholders, the Initial Stockholders held approximately 12.5% of the outstanding shares of HACII Common Stock, which consists of the Founder Shares acquired prior to the IPO. In connection with the IPO, HACII and the representative of the underwriters in the IPO entered into agreements with the Initial Stockholders pursuant to which the Initial Stockholders agreed to vote all of their Founder Shares in accordance with the majority of the votes cast by the HACII Public Stockholders with respect to an initial business combination and any Public Shares acquired in or after the IPO in favor of an initial business combination.

If HACII, the Initial Stockholders or HACII’s officers and directors purchase Public Shares from existing HACII Public Stockholders that are likely to vote against the Transaction Proposal, the probability that the Transaction Proposal will be approved would increase.

In the event that the Amendment Proposal is presented to HACII stockholders, HACII anticipates that the Initial Stockholders will vote all of their shares in favor the Amendment Proposal.

Abstentions and Broker Non-Votes

Under the rules of various national and regional securities exchanges your broker, bank or nominee cannot vote your shares or warrants with respect to nondiscretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. HACII believes all of the proposals presented to the stockholders and warrantholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares or warrants without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares or warrants; we refer to this indication that a bank, broker or nominee is not voting your shares as a “broker non-vote.”

Abstentions and broker non-votes will have no effect on the election of directors.

Abstentions will have the same effect as a vote “AGAINST” the Warrant Amendment Proposal and the Warrantholder Adjournment Proposal. Broker non-votes will have the same effect as a vote “AGAINST” the Warrant Amendment Proposal and will have no effect on the Warrantholder Adjournment Proposal. Holders of Sponsor Warrants will not vote on the Warrant Amendment Proposal or the Warrantholder Adjournment Proposal.

Abstentions are considered present for the purposes of establishing a quorum but will have the same effect as a vote “AGAINST” the Incentive Plan Proposal, the Transaction Proposal, the Stockholder Adjournment Proposal the Amendment Proposal and the Amendment Adjournment Proposal. Broker non-votes will not be considered present for the purposes of establishing a quorum. A broker non-vote will have the effect of a vote “AGAINST” the Amendment Proposal and will have no effect on the Incentive Plan Proposal, the Transaction Proposal, the Stockholder Adjournment Proposal or the Amendment Adjournment Proposal.

Manner of Voting

We refer to securityholders who hold their HACII Common Stock or HACII Public Warrants in their own name (as opposed to being held in the name of their broker, bank or other nominee) as “holders of record.” Holders of record may vote in person at the special meetings or by proxy. HACII recommends that holders of record vote by proxy even if they plan to attend the special meetings. Holders of record can always revoke their proxy and change their votes at the special meetings.

Proxy Voting by Holders of Record

Voting instructions are attached to your proxy card. If you properly submit your proxy so that it is received prior to 9:00 a.m. Central Daylight Time on July 12, 2012, in the case of HACII Public Warrantholders, and prior to 10:00 a.m. Central Daylight Time on July 12, 2012, in the case of HACII stockholders, one of the individuals named as your proxy will vote your shares or warrants as you have directed. You may vote for or against any or all of the proposals submitted at the special meetings or abstain from voting.

If you are a holder of record, you may vote your proxy by mail. Please follow the instructions provided on your proxy card. Your submission of proxy authorizes Eric C. Neuman and Curt L. Crofford, and each of them, as proxies, each with the power to appoint his substitute, to represent and vote your shares or warrants.

Only the latest dated proxy received from you will be voted at the special meetings.

Voting of Shares or Warrants Held in “Street Name”

If your shares of HACII Common Stock or HACII Public Warrants are not held in your own name but rather by your broker, bank or another nominee, we refer to your shares or warrants as being held in “street name” by your nominee. If your shares or warrants are held in street name you must instruct your nominee how to vote your shares or warrants.

Your nominee may send to you a separate voting instruction form asking you for your voting instructions. If you do not receive a request for voting instructions well in advance of the special meetings, we recommend that you directly contact your nominee to determine how to cause your shares or warrants to be voted as you wish. Your nominee may permit you to instruct the voting of your shares or warrants electronically using the telephone or Internet. HACII has confirmed that approximately 99% of the street name holders will have access to telephone and Internet voting and that such access will continue until 11:59 P.M. Eastern Daylight Time on the day before the special meetings, after which time a street name holder must contact its bank, broker or nominee to vote or change its vote.

How Proxies Will Be Voted

All shares of HACII Common Stock and HACII Public Warrants entitled to vote and represented by properly completed proxies received prior to the special meetings (unless properly revoked) will be voted at the special meetings as instructed on the proxies. If HACII Public Stockholders do not indicate how their shares of HACII Common Stock should be voted on a matter, the shares of HACII Common Stock represented by a properly completed and not properly withdrawn proxy will be voted as HACII’s board of directors recommends and therefore will be voted: “FOR” the Director Election Proposal, “FOR” the Incentive Plan Proposal, “FOR” the Transaction Proposal, “FOR” the Stockholder Adjournment Proposal, “FOR” the Amendment Proposal and “FOR” the Amendment Adjournment Proposal. If HACII Public Warrantholders do not indicate how their HACII Public Warrants should be voted on a matter, the HACII Public Warrants represented by a properly completed and not properly withdrawn proxy will be voted as HACII’s board of directors recommends and therefore will be voted: “FOR” the Warrant Amendment Proposal and “FOR” the Warrantholder Adjournment Proposal.

Revoking Your Proxy

A record holder may revoke a proxy at any time before the special meeting of HACII Public Warrantholders or the special meeting of HACII stockholders, as the case may be, or at such meeting by doing any one of the following:

•	you may submit another proxy card with a later date;

•	you may notify Thomas O. Hicks, Jr., HACII’s secretary, in writing at 100 Crescent Court, Suite 1200, Dallas, Texas 75201, before the applicable special meeting that you have revoked your proxy; or

•	you may attend the applicable special meeting, revoke your proxy, and vote in person, as indicated above.

If you hold your shares or warrants in “street name” and have instructed your bank, broker or other nominee to vote your shares or warrants for you, you must follow instructions you receive from your bank, broker or other nominee in order to change or revoke your vote. Street name holders with access to telephone and Internet voting may change their vote until 11:59 P.M. Eastern Daylight Time on the day before the special meetings, after which time a street name holder must contact his bank, broker or nominee to change his vote.

No Additional Matters May Be Presented at the Special Meetings

The special meeting of HACII Public Warrantholders has been called only to consider the approval of the Warrant Amendment Proposal and the Warrantholder Adjournment Proposal, if necessary. The special meetings of HACII stockholders have been called only to consider the approval of the Director Election Proposal, the Incentive Plan Proposal, the Transaction Proposal, the Stockholder Adjournment Proposal, if necessary, and if applicable, the Amendment Proposal and the Amendment Adjournment Proposal, if necessary. Under HACII’s bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at either special meeting if they are not included in the notice of the applicable special meeting.

Who Can Answer Your Questions About Voting Your Shares or Warrants

If you have any questions about how to vote or direct a vote in respect of your shares of HACII Common Stock or your HACII Public Warrants, you may call Morrow & Co., LLC, at (800) 662-5200.

Redemption Rights

Since HACII is seeking stockholder approval of the initial business combination, it has agreed to distribute this proxy statement and, in connection herewith, provide HACII Public Stockholders with redemption rights upon consummation of the Transaction. In addition, in the event that the Amendment Proposal is approved, HACII will provide provide HACII Public Stockholders with redemption rights upon adoption of the Charter Amendment. HACII Public Stockholders electing to exercise their redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less franchise and income taxes payable on such interest and net of interest income of up to approximately $2.25 million on the trust account, which interest income may be released to HACII to fund its working capital requirements, provided that such stockholders follow the specific procedures for redemption set forth in this proxy statement. Unlike many other blank check companies, HACII Public Stockholders are not required to vote against the Transaction in order to exercise their redemption rights. However, HACII Public Stockholders are required to vote against the Amendment Proposal in order to exercise their redemption rights. If the Transaction is not completed, or the Amendment Proposal is not approved, as applicable, then HACII Public Stockholders electing to exercise their redemption rights will not be entitled to receive such payments. The Initial Stockholders have agreed to vote their Founder Shares in accordance with the majority of the votes cast by the HACII Public Stockholders and to vote any Public Shares purchased during or after the IPO in favor of the Transaction. In addition, the Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with a vote on the consummation of the Transaction.

Limitation on Redemption Rights Upon Consummation of the Transaction

Since HACII is holding a stockholder vote to approve the Transaction and is not conducting redemptions pursuant to the tender offer rules in connection with the Transaction, the HACII charter provides that a HACII Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 10% of the shares sold in the IPO. HACII believes this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights as a means to force HACII or its management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a HACII Public Stockholder holding more than an aggregate of 10% of the shares sold in the IPO could threaten to exercise its redemption rights if such holder’s shares are not purchased by HACII or its management at a premium to the then-current market price or on other undesirable terms. By limiting its stockholders’ ability to redeem no more than 10% of the shares sold in the IPO, HACII believes it will limit the ability of a small group of stockholders to unreasonably attempt to block its ability to consummate a business combination. However, HACII would not be restricting its stockholders’ ability to vote all of their shares for or against a business combination.

Permitted Purchases of HACII’s Securities

Since HACII is seeking stockholder approval of the Transaction and is not conducting redemptions pursuant to the tender offer rules in connection with the business combination, prior to the consummation of the Transaction, there could be released to HACII from the trust account amounts necessary to purchase up to 15% of the Public Shares (2,250,000 shares). These purchases could occur at any time commencing after the filing of the preliminary proxy statement for the Transaction and ending on the record date for the stockholder meeting to approve the Transaction. Purchases will be made only in open market transactions at times when HACII is not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. It is intended that purchases will comply with Rule 10b-18 under the Exchange Act, at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $9.95 per share at March 31, 2012). HACII can purchase any or all of the Public Shares it is entitled to purchase. It will be entirely in HACII’s discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then-current market price of HACII Common Stock and the terms of the Transaction. All shares purchased by HACII will be immediately cancelled. Such open market purchases, if any, would be conducted by HACII to minimize any disparity between the then-current market price of HACII Common Stock and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy HACII Common Stock after the filing of the preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against the Transaction and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable such investors to block the Transaction regardless of its merits by making it difficult to obtain the approval of the Transaction Proposal by the vote of a majority of the outstanding shares of HACII Common Stock voted.

In addition, HACII may enter into privately negotiated transactions to purchase Public Shares from stockholders after consummation of the Transaction with proceeds from the trust account. HACII’s Sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions. Neither HACII nor its directors, officers, advisors or their affiliates will make any such purchases when in possession of any material non-public information not disclosed to the seller. In the event HACII is the buyer in the privately negotiated purchases, it could elect to use trust account proceeds to pay the purchase price in such transaction after the closing of the Transaction. It is possible that any such privately negotiated purchases of Public Shares could involve the payment of a premium purchase price. Although HACII does not currently anticipate paying any premium purchase price for such Public Shares, in the event it does, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium may not be in the best interest of the remaining stockholders, who will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased at a premium. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of HACII shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that HACII, the Sponsor or HACII’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from HACII Public Stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. See “The Transaction—Actions That May Be Taken to Secure Approval of HACII Stockholders” for more information.

The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Transaction. This may result in the consummation of the Transaction, which may not otherwise have been possible.

As a consequence of such purchases:

•	the funds in the trust account that are so used will not be available to HACII after the Transaction;

•

the public “float” of HACII Common Stock may be reduced and the number of beneficial holders of its securities may be reduced, which may make it difficult to maintain the listing or trading of HACII’s securities on a national securities exchange;

•

because the stockholders who sell their shares in a privately negotiated transaction or pursuant to market transactions as described above may receive a per-share purchase price payable from the trust account that is not reduced by a pro rata share of the deferred underwriting commissions or franchise or income taxes payable, the remaining stockholders may bear the entire payment of such deferred commissions and franchise and income taxes payable (as well as up to $100,000 of net interest that may be released to HACII from the trust account to fund its dissolution expenses in the event it does not complete the Transaction by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved)). That is, since HACII is seeking stockholder approval of the Transaction, the redemption price per share payable to HACII Public Stockholders who elect to have their shares redeemed will be reduced by a larger percentage of the franchise and income taxes payable than it would have been in the absence of such privately negotiated or open market transactions, and stockholders who do not elect to have their shares redeemed and remain HACII stockholders after the Transaction will bear, in addition to the franchise and income taxes payable, the economic burden of the deferred commissions because such amounts will be payable by HACII; and

•

the payment of any premium would result in a reduction in book value per share for the remaining stockholders compared to the value received by stockholders that have their shares purchased by HACII at a premium.

The Sponsor and HACII’s officers, directors and/or their affiliates anticipate that they will identify the stockholders with whom the Sponsor and such officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting HACII directly or by HACII’s receipt of redemption requests submitted by stockholders following its mailing of this proxy statement in connection with the Transaction. To the extent that the Sponsor or HACII’s officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the Transaction. Pursuant to the terms of such arrangements, any shares so purchased by the Sponsor and/or HACII’s officers, advisors, directors and/or their affiliates would then revoke their election to redeem such shares. The terms of such purchases would operate to facilitate HACII’s ability to consummate the Transaction by potentially reducing the number of shares redeemed for cash or voted against the proposed business combination.

Tendering Stock Certificates in Connection with Redemption Rights

HACII is requiring the HACII Public Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to HACII’s transfer agent, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option up to two business days prior to the date of the applicable meeting. Accordingly, a HACII Public Stockholder has up to two days prior to the date of the applicable meeting to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their Public Shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not HACII requires holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect redemption rights in connection with a blank check company’s business combination, the company would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “redemption” right surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date of the applicable stockholder meeting set forth in this proxy statement. Furthermore, if a holder of a Public Share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of Public Shares electing to redeem their shares will be distributed promptly after the completion of the Transaction.

If the Transaction is not approved or completed for any reason, or the Amendment Proposal is not approved, as the case may be, then the HACII Public Stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account even if such redemption right was properly exercised. In such case, HACII will promptly return any certificates delivered by HACII Public Stockholders who elected to redeem their shares.

Appraisal Rights

Appraisal rights are not available to holders of shares of HACII Common Stock or HACII Public Warrants in connection with the proposed Transaction.

Proxy Solicitation Costs

HACII is soliciting proxies on behalf of its board of directors. All solicitation costs will be paid by HACII. This solicitation is being made by mail but also may be made by telephone or in person. HACII and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means, including e-mail and facsimile. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement and proxy card. Morrow & Co., LLC, a proxy solicitation firm that HACII has engaged to assist it in soliciting proxies, will be paid an initial fee of $12,500 plus out-of-pocket expenses for its efforts. HACII will pay Morrow & Co., LLC an additional fee of $30,000 upon successful completion of the Transaction.

HACII will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. HACII will reimburse them for their reasonable expenses.

HACII, its directors and its executive officers may be deemed to be participants in the solicitation of proxies. The underwriters of the IPO may provide assistance to HACII and its directors and its executive officers, and may be deemed to be participants in the solicitation of proxies. $4.5 million of the underwriting commissions relating to the IPO are deferred pending completion of HACII’s initial business combination, and HACII stockholders and HACII Public Warrantholders are advised that the underwriters have a financial interest in the successful outcome of the proxy solicitation.

Vote of the Initial Stockholders

As of June 19, 2012, the record date for the special meeting of HACII stockholders, the Initial Stockholders and their affiliates beneficially owned and were entitled to vote 2,142,857 Founder Shares, which collectively constitute 12.5% of the issued and outstanding HACII Common Stock. The Initial Stockholders consist of the Sponsor, William A. Montgomery, James C. Musselman and William F. Quinn. The Sponsor is an entity controlled by Thomas O. Hicks, HACII’s founder and chairman of the board. Messrs. Hicks, Montgomery, Musselman and Quinn serve on HACII’s board of directors.

In connection with the IPO, HACII and the representative of the underwriters in the IPO entered into agreements with the Initial Stockholders pursuant to which the Initial Stockholders agreed to vote all of their Founder Shares in accordance with the majority of the votes cast with respect to an initial business combination by the HACII Public Stockholders and any Public Shares acquired in or after the IPO in favor of an initial business combination.

Approval of the Transaction Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of HACII Common Stock entitled to vote thereon as of the record date, present in person or represented by proxy, at the special meeting of HACII stockholders. If HACII, the Initial Stockholders or HACII’s officers and directors purchase Public Shares from existing HACII Public Stockholders that are likely to vote against the Transaction Proposal, the probability that the Transaction Proposal will be approved would increase.

THE WARRANT AMENDMENT PROPOSAL

Purpose of the Warrant Amendment Proposal

In connection with the proposed Transaction, HACII is proposing the Warrant Amendment in order to (i) make each HACII Public Warrant and each Sponsor Warrant exercisable for one-half of one share of HACII Common Stock at an exercise price of $6.00 per half-share, (ii) cause each holder of HACII Public Warrants to receive, for each such outstanding HACII Public Warrant (in exchange for the reduction of shares for which the HACII Public Warrants are exercisable), $0.625 in cash, and (iii) cause the Sponsor to receive (in exchange for the reduction of shares for which the Sponsor Warrants are exercisable) an additional 0.0879 of a share of HACII Common Stock per Sponsor Warrant, subject to forfeiture by the Sponsor in the event the last sales price of shares of HACII Common Stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days out of 30 consecutive trading days on or prior to the fifth anniversary of the closing of the Transaction. The Cash Amount will be paid to the holders of Public Warrants as of the date of the closing of the Transaction. The effect of the Warrant Adjustment will be to reduce the number of shares of HACII Common Stock issuable upon exercise of the HACII warrants by half, thereby reducing the amount by which HACII stockholders would otherwise have been diluted as a result of the exercise in full of the HACII warrants.

Pursuant to Section 9.8 of the Warrant Agreement, HACII and the warrant agent may amend the Warrant Agreement with the consent of the holders of 65% of the outstanding HACII Public Warrants. The Warrant Amendment will amend the Warrant Agreement in order to provide for the Warrant Adjustment and the payment of the Cash Amount. The Warrant Amendment will also amend Section 4.6 in order to allow for payments in lieu of fractional shares.

Other than the Warrant Adjustment and the payment of the Cash Amount, the terms of the HACII warrants will remain essentially the same. Both the Public Warrants and the Sponsor Warrants will be amended pursuant to the Warrant Amendment, and both the Public Warrants and the Sponsor Warrants will be treated the same for purposes of the Warrant Adjustment. The Sponsor will receive, in lieu of the Cash Amount, 586,000 Sponsor Earnout Shares.

HACII believes the consummation of the Warrant Adjustment and the payment of the Cash Amount will provide benefits to HACII and its warrantholders. For example, HACII believes that the Warrant Adjustment and the payment of the Cash Amount are important to the consummation of the Transaction because reduction of the outstanding HACII warrants in HACII’s capital structure following the consummation of the Transaction will increase HACII’s strategic opportunities and attractiveness to future investors.

In the event that the Warrant Amendment Proposal is not approved at the special meeting of HACII Public Warrantholders, the Director Election Proposal, the Incentive Plan Proposal, and the Transaction Proposal will not be presented to HACII stockholders for a vote. If HACII is unable to consummate the Transaction by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), it will be required to liquidate and all HACII warrants will expire worthless.

Sponsor Earnout Shares

In order to maximize cash available for the Transaction and for potential for de-levering opportunities, the Sponsor has agreed to receive 586,000 Sponsor Earnout Shares, which is the equivalent of 0.0879 of a share of HACII Common Stock per Sponsor Warrant, in lieu of the Cash Amount. The Sponsor Earnout Shares are subject to forfeiture by the Sponsor in the event the last sales price of shares of HACII Common Stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days out of 30 consecutive trading days on or prior to the fifth anniversary of the closing of the Transaction.

Exercisability of HACII Warrants

Pursuant to the terms of the Warrant Amendment, holders of HACII warrants will be required to exercise such HACII warrants in pairs or, to the extent practicable, other amounts necessary to avoid issuing fractional shares of HACII Common Stock. In addition, in lieu of issuing any fractional shares of HACII Common Stock, HACII shall pay to the exercising holder an amount in cash equal to the product obtained by multiplying (x) the fractional share interest in HACII Common Stock to which such holder would otherwise be entitled by (y) the trading price of one share of HACII Common Stock on the exercise date.

Certain Effects of the Warrant Amendment

HACII Public Warrantholders should note that there may be income tax consequences in connection with the Warrant Amendment. For a discussion of the tax consequences of the Warrant Amendment, please see the section entitled “Material U.S. Federal Income Tax Consequences.”

Required Vote

Approval of the Warrant Amendment Proposal requires the affirmative vote of the holders of 65% of the outstanding HACII Public Warrants as of the record date.

Board Recommendation

HACII’S BOARD OF DIRECTORS RECOMMENDS THAT HACII PUBLIC WARRANTHOLDERS VOTE “FOR” THE APPROVAL OF THE WARRANT AMENDMENT PROPOSAL. WHEN YOU CONSIDER THE RECOMMENDATION OF HACII’S BOARD OF DIRECTORS IN FAVOR OF THE WARRANT AMENDMENT PROPOSAL, YOU SHOULD KEEP IN MIND THAT CERTAIN OF HACII’S DIRECTORS AND OFFICERS HAVE INTERESTS IN THE TRANSACTION THAT MAY CONFLICT WITH YOUR INTERESTS AS A WARRANTHOLDER. SEE THE SECTION ENTITLED, “THE TRANSACTION—POTENTIAL CONFLICTS OF INTERESTS OF HACII’S DIRECTORS AND OFFICERS IN THE TRANSACTION.”

THE WARRANTHOLDER ADJOURNMENT PROPOSAL

The Warrantholder Adjournment Proposal, if adopted, will allow HACII’s board of directors to adjourn the special meeting of HACII Public Warrantholders to a later date or dates to permit further solicitation of proxies in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Warrant Amendment Proposal. The Warrantholder Adjournment Proposal will only be presented to HACII Public Warrantholders in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting of HACII Public Warrantholders to approve the Warrant Amendment Proposal.

Consequences if the Warrantholder Adjournment Proposal Is Not Approved

If the Warrantholder Adjournment Proposal is not approved by the HACII Public Warrantholders, HACII’s board of directors may not be able to adjourn the special meeting of HACII Public Warrantholders to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Warrant Amendment Proposal. In such event, the Warrant Adjustment and the payment of the Cash Amount would not be permitted and HACII would be required to dissolve and liquidate and all HACII warrants would expire worthless.

Required Vote

Adoption of the Warrantholder Adjournment Proposal requires the affirmative vote of a majority of the outstanding HACII Public Warrants as of the record date represented in person or by proxy at the special meeting of HACII Public Warrantholders and entitled to vote thereon. Adoption of the Warrantholder Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Board Recommendation

HACII’S BOARD OF DIRECTORS RECOMMENDS THAT HACII PUBLIC WARRANTHOLDERS VOTE “FOR” THE APPROVAL OF THE WARRANTHOLDER ADJOURNMENT PROPOSAL.

THE DIRECTOR ELECTION PROPOSAL

HACII’s board of directors is divided into three classes, being divided as equally as possible with each class having a term of three years. All of HACII’s current directors have agreed to resign upon the consummation of the Transaction, with the exception of Thomas O. Hicks. HACII’s independent directors have nominated Stephen P. Carter, Thomas O. Hicks and Andrew F. Reardon for election to serve on HACII’s board of directors as Class I Directors; Mark R. Richards, Kathi P. Seifert and Mark A. Suwyn for election to serve on HACII’s board of directors as Class II Directors; and Terry M. Murphy, Christina Weaver Vest and George W. Wurtz for election to serve on HACII’s board of directors as Class III Directors. Each of the Class I directors will be elected to hold office for a term of one year until the annual meeting of stockholders in 2013 and until his respective successor is duly elected and qualified. Each of the Class II directors will be elected to hold office for a term of two years until the annual meeting of stockholders in 2014 and until his respective successor is duly elected and qualified. Each of the Class III directors will be elected to hold office for a term of three years until the annual meeting of stockholders in 2015 and until his respective successor is duly elected and qualified. In the event that the Transaction is not consummated, the Director Election Proposal will not take effect.

The following sets forth information regarding each nominee.

Class I Nominees for Election to HACII’s Board of Directors

Stephen P. Carter, 60

Stephen P. Carter has served as a director of Appleton since July 2004. Mr. Carter is also currently a principal in Ingenium Aerospace LLC, a consultant and a director of Blackhawk Bancorp., Inc., a publicly-held bank holding company and a director of Hollister, Incorporated, a privately held medical device company. Mr. Carter has been a principal in Ingenium Aerospace LLC since March 2010, a director of Blackhawk Bancorp, Inc. since 2003, and a director of Hollister, Incorporated since 2009. Mr. Carter retired as the Executive Vice President, Chief Financial Officer and Treasurer for Woodward, Inc. in August 2005, a position he held since January 2003. Mr. Carter graduated with a bachelor’s degree from Brigham Young University in 1973 and is a CPA in Illinois. Mr. Carter’s experience, qualifications, attributes and skills that led to the conclusion that he should serve as a director of HACII include his prior experience as a director of Appleton, his financial background as a certified public accountant, a consultant and director of a bank holding company and as the former Executive Vice President, Chief Financial Officer and Treasurer for a large industrial company, as well as his leadership experience in these positions and as a director of a medical device company.

Thomas O. Hicks, 66

Thomas O. Hicks, HACII’s founder, has been HACII’s chairman of the board since its inception. Since 2005, Mr. Hicks has served as the chairman of Hicks Holdings LLC, a holding company for real estate, private equity and sports investments of Mr. Hicks and his family. Mr. Hicks and his affiliates are also, directly or indirectly, the controlling stockholders of DirecPath, LLC, a company that provides bundled DIRECTV programming, broadband voice and data services, security and other locally based services to multiple dwelling units across the United States; Ocular LCD, Inc., a designer, manufacturer and marketer of high-performance liquid crystal displays, modules and systems; Directional Rentals Holdings, Inc., an oilfield service provider focused on downhole rental tools; and Grupo Pilar, an animal and pet food company in Argentina. Sales of Major League Baseball’s Texas Rangers and the National Hockey League’s Dallas Stars, each formerly held by Mr. Hicks and his affiliates, were completed in 2010 and 2011, respectively, through a court-supervised auction process under Chapter 11 of the U.S. Bankruptcy Code. Mr. Hicks co-founded Hicks, Muse, Tate & Furst, a nationally prominent private equity firm in the United States that specialized in leveraged acquisitions, and served as its chairman from 1989 through 2004. During Mr. Hicks’ tenure as chairman, Hicks, Muse, Tate & Furst raised over $12 billion of private equity funds, and consummated over $50 billion of leveraged acquisitions, and was one of the most active private investment firms in the country. Mr. Hicks also co-founded and served as co-chief executive officer of the leveraged buy-out firm Hicks & Haas from 1984 until 1989.

Mr. Hicks currently serves as a director of DirecPath, LLC, Ocular LCD, Inc., Carpenter Technology Corporation and Directional Rentals Holdings, Inc. Mr. Hicks received a Master’s of Business Administration degree from the University of Southern California in 1970 and a Bachelor of Business Administration degree from the University of Texas in 1968. Mr. Hick’s experience, qualifications, attributes and skills that led to the conclusion that he should serve as a director of HACII include his background of 39 years in the private equity industry, his substantial experience in identifying and acquiring a wide variety of businesses and his experience as a member of the boards of directors of public and private companies.

Andrew F. Reardon, 66

Andrew F. Reardon has served as a director of Appleton since June 2007. Mr. Reardon retired in November 2008 as the Chairman and Chief Executive Officer of TTX Company, positions he held since June 1, 2008. Prior to June 1, 2008, he was the President and Chief Executive Officer of TTX Company, positions he held since 2001. He is a principal in the law firm of Reardon & Chasar, L.P.A., located in Cincinnati, Ohio, engaged in business and transportation law and representation before legislative bodies. He joined TTX in 1992 as Vice President of Human Resources and Labor Relations. He later served as Vice President of Law and Human Resources and was named President of the company in 2000. TTX is a large supplier of leased railcars in North America. Mr. Reardon earned a bachelor’s degree from the University of Notre Dame (English) in 1967 and a Juris Doctor degree from the University of Cincinnati in 1974. He also earned a L.L.M. degree in taxation from Washington University Law School in 1975. Mr. Reardon’s prior experience as a director of Appleton, his business and legal experience as a principal in a law firm, consultant and former Chairman and Chief Executive Officer and Vice President of Law and Human Resources for a major North American railcar supply company, as well as his leadership experience in these positions and his graduate degree in law, led to the conclusion that he should serve as a director of HACII.

Class II Nominees for Election to HACII’s Board of Directors

Mark R. Richards, 52

Mark R. Richards has been Chief Executive Officer and President of Appleton since April 2005 and a director and Chairman of Appleton since June 2005. Mr. Richards has also served as a director for Neenah Foundry Company since August 2010. Prior to joining Appleton, Mr. Richards served as President of the Engineered Support Structures division of Valmont Industries, Inc. since 1999. Mr. Richards is a graduate of Northwestern University’s Kellogg Graduate School of Management where he earned a master’s degree in business administration with concentrations in marketing and finance in 1989. He earned a bachelor’s degree in packaging from Michigan State University in 1983. Mr. Richards’ experience, qualifications, attributes and skills that led to the conclusion that he should serve as a director of HACII include his prior experience as a director and as Chief Executive Officer and President of Appleton, his extensive business and management experience as division President of a global producer of engineered products and services, as well as his leadership experience at Appleton and as a director of a large North American supplier of municipal castings, and his graduate degree in business.

Mark A. Suwyn, 69

Mark A. Suwyn has served as a director of Appleton July 2011. Mr. Suwyn is also currently the President of Marsuw, LLC, a private investment and consulting company, and has held this position since March 2000. Mr. Suwyn retired as Chairman of NewPage Corporation, a large coated paper producer in North America, in June 2010. He had previously served as Chairman and Chief Executive Officer of NewPage Corporation since May 2005. Mr. Suwyn is also currently a director of Ballard Power Systems, Inc, and Contech Construction Products Inc. He has served as a director of Ballard Power Systems, Inc. since 2003 and as a director of Contech Construction Products Inc. since 2011. Mr. Suwyn also served as Chairman and Chief Executive Officer of Louisiana-Pacific Corporation from January 1996 until November 2004. Prior to that, Mr. Suwyn held executive management positions with International Paper Company and spent 25 years with E.I. Du Pont where he directed marketing, acquisition and joint venture efforts. Mr. Suwyn earned a doctorate degree (Inorganic Chemistry) from Washington State University and bachelor’s degree (Chemistry) from Hope College, Holland, Michigan. Mr. Suwyn’s experience, qualifications, attributes and skills that led to the conclusion that he should serve as a director of HACII include his prior experience as a director of Appleton, his extensive business experience in the paper industry, experience as former Chairman and Chief Executive Officer for both a large coated paper producer and a leading manufacturer of building materials, as well as his leadership experience as an executive and director and his doctorate degree in chemistry.

Kathi P. Seifert, 62

Kathi P. Seifert has served as a director of Appleton since July 2004. Ms. Seifert retired as Executive Vice President and Group President of Global Personal Care Products for Kimberly-Clark Corporation in June 2004, a position she held since 1999. Ms. Seifert is also currently a director of Eli Lilly and Company, Revlon Consumer Products Corporation, Supervalu, Inc. and Lexmark, Inc. She has served as a director of Eli Lilly and Company since 1995 and as a director of Revlon Consumer Products Corporation, Supervalu, Inc. and Lexmark, Inc. since 2006. Ms. Seifert served as a director of Albertson’s, Inc. in 2005. Ms. Seifert also serves on the Board of Directors for the U.S. Fund for UNICEF, the Fox Cities Performing Arts Center, and New North. Ms. Seifert graduated with a bachelor’s degree from Valparaiso University in 1971. Ms. Seifert’s experience, qualifications, attributes and skills that led to the conclusion that she should serve as a director of HACII include her prior experience as a director of Appleton, her business experience as the former Executive Vice President and division Group President of a global manufacturer of family and personal care products, and as a director of a global pharmaceutical company, cosmetics and personal care products company, grocery retailing company, and printing and imaging products manufacturing company, as well as her leadership experience in these positions.

Class III Nominees for Election to HACII’s Board of Directors

Terry M. Murphy, 63

Terry M. Murphy has served as a director of Appleton since June 2007. Mr. Murphy is also currently a director of Hagerty, LLC, a specialty insurance company, and has held this position since July 2010. Mr. Murphy is also a member of the Board of Trustees of Carroll University located in Waukesha, Wisconsin, and has held this position since May 2007. Mr. Murphy was Executive Vice President and Chief Financial Officer of A.O. Smith from the time he joined the company in 2006 until his retirement on May 1, 2011. From 1999 to 2005, Mr. Murphy held various executive management positions at Quanex Corporation and in his last position at Quanex Corporation served as its Senior Vice President and Chief Financial Officer. Mr. Murphy earned a bachelor’s degree from the University of Wisconsin-LaCrosse in 1970 and a master’s degree in business administration from Marquette University in 1974. He also earned a Juris Doctor degree from Seton Hall University School of Law in 1980 and is a certified public accountant. Mr. Murphy’s experience, qualifications, attributes and skills that led to the conclusion that he should serve as a director of HACII include his prior experience as a director of Appleton, his financial background as a certified public accountant, former Senior Vice President and Chief Financial Officer for a large building products manufacturing company, and former Executive Vice President and Chief Financial Officer for a large diversified manufacturing company, as well as his leadership experience as an executive and director, and his graduate degree in business and degree in law.

Christina Weaver Vest, 41

Christina Weaver Vest has been HACII’s president and chief executive officer since December 31, 2010, and HACII’s chief financial officer since its inception. Ms. Vest also currently serves as a managing director and partner of Hicks Equity Partners LLC, and previously served from 2005 until April 2007 as a senior vice president of its affiliate, Hicks Holdings LLC. Prior to that, Ms. Vest served as a Principal at HM Capital Partners (formerly Hicks, Muse, Tate & Furst), which she joined in 1995. Ms. Vest currently serves as a director of Ocular LCD, Inc., a designer, manufacturer and marketer of high-performance liquid crystal displays, modules and systems. Ms. Vest received a Bachelors of Arts degree from Harvard University in 1993 and a Master’s of

Business Administration degree from Harvard Business School in 1999. Ms. Vest’s experience, qualifications, attributes and skills that led to the conclusion that she should serve as a director of HACII include her prior experience in the private equity industry, her experience in identifying and acquiring a wide variety of businesses, as well as her leadership experience and her graduate degree in business.

George W. Wurtz, 55

George W. Wurtz has served as a director of Appleton since July 2011. From November 2006 until November 2011, Mr. Wurtz served as President and Chief Executive Officer of New WinCup Holdings, Stone Mountain, Georgia, a privately-held manufacturer and distributor of single-use cups, food service containers, lids and straws. Mr. Wurtz is currently a director of the State University of New York at Oswego, or SUNY Oswego, Engineering Advisory Board and Mohawk Fine Papers, Inc. He has served as a director of the SUNY Oswego Engineering Advisory Board since 2009 and as a director of Mohawk Fine Papers, Inc. since January 2012. Mr. Wurtz retired as Executive Vice President of Georgia-Pacific Corporation in February 2006 after serving in several executive management positions including President of Paper, Bleached Board and Kraft Operations. Prior to joining Georgia-Pacific Corporation in October 2000, Mr. Wurtz was employed by James River Corporation/Fort James Corporation for 14 years and held executive management positions in operations, logistics, procurement and manufacturing planning. Mr. Wurtz received his bachelor’s degree (Industrial Arts and Technology) from SUNY Oswego in 1978. Mr. Wurtz’s experience, qualifications, attributes and skills that led to the conclusion that he should serve as a director of HACII include his prior experience as a director of Appleton, his extensive business experience in the paper industry, experience as former President and Chief Executive Officer of a food-service products manufacturer and distributor, as well as his leadership experience as an executive and director of several paper companies.

Required Vote

Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. HACII’s board of directors has no reason to believe that any nominee will be unable to serve if elected. If a quorum is present, directors are elected by a plurality of all of the votes cast by holders of shares of HACII Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting of HACII stockholders. This means that the nine nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Votes marked “FOR” a nominee will be counted in favor of that nominee. Abstentions and broker non-votes will have no effect on the vote since a plurality of the votes cast is required for the election of each nominee. HACII stockholders may not cumulate their votes with respect to the election of directors.

Board Recommendation

HACII’S BOARD OF DIRECTORS RECOMMENDS THAT HACII STOCKHOLDERS VOTE “FOR” EACH OF THE NINE NOMINEES.

THE INCENTIVE PLAN PROPOSAL

At the special meeting of HACII stockholders, as previously described in this proxy statement, HACII stockholders will be asked to adopt an Equity Incentive Plan for the directors, officers, members, managers, employees, consultants and advisors of HACII and its affiliates, a copy of which is attached as Annex B to this proxy statement. In the event that the Transaction is not consummated, the Incentive Plan Proposal will not take effect.

Background

The Incentive Plan has been approved by HACII’s board of directors subject to approval by HACII’s stockholders. The purpose of the Incentive Plan is to provide a means through which HACII and its affiliates may attract and retain key personnel and provide a means whereby directors, officers, members, managers, employees, consultants and advisors (and prospective directors, officers, members, managers, employees, consultants and advisors) of HACII and its affiliates can acquire and maintain an equity interest in HACII, or be paid incentive compensation, thereby strengthening their commitment to the welfare of HACII and its affiliates and aligning their interests with those of HACII’s stockholders.

HACII may grant stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonus awards and performance compensation awards, collectively referred to in this proxy statement as Awards, to current or prospective employees, directors, officers, consultants and advisors, and those of its affiliates. Generally, all classes of employees will be eligible to participate in the Incentive Plan. No Awards under the Incentive Plan have been made or committed to be made as of the date of this proxy statement.

The following is a summary of the material provisions of the Incentive Plan and is qualified in its entirety by reference to the complete text of the Incentive Plan, a copy of which is attached to this proxy statement as Annex B.

Administration

The Incentive Plan will be administered by a committee, referred to as the Committee, appointed by the board of directors of HACII, or the Board. If no such committee has been appointed by the Board, then the Board will serve as the Committee. To the extent required to comply with the provisions of Rule 16b-3 under Section 16 of the Exchange Act (if the Board is not acting as the Committee) or necessary to obtain the exception for “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, as applicable, each member of the Committee is intended to be, at the time he takes any action with respect to an Award under the Incentive Plan, a person who is (i) a “non employee director” within the meaning of Rule 16b-3, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

The Incentive Plan provides the Committee with the sole and plenary authority to:

•	designate participants;

•	determine the type or types of Awards to be granted to a participant;

•	determine the number of common shares subject to Awards;

•	determine the terms and conditions of Awards;

•

determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, common shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

•

determine whether, to what extent, and under what circumstances the delivery of cash, common shares, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred;

•

interpret and reconcile any inconsistency in the Incentive Plan, and correct any defect or supply any omission in the Incentive Plan or any instrument or agreement relating to, or Award granted under, the Incentive Plan;

•	establish rules and regulations and appoint such agents as the Committee deems appropriate for the proper administration of the Incentive Plan;

•	accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and

•	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Incentive Plan.

Eligibility

Employees (unless covered by a collective bargaining agreement that does not provide for eligibility), directors, officers, consultants or advisors of HACII or its affiliates are eligible to participate in the Incentive Plan. Prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from HACII or its affiliates are also eligible to participate in the Incentive Plan once their employment or services begin. Upon the consummation of the Transaction, approximately 40 employees and officers and eight non-employee directors would be eligible as a class to be selected to receive Awards under the Incentive Plan.

Shares Subject to the Incentive Plan

Subject to adjustments for certain corporate transactions or events, HACII has reserved a maximum of 2.3 million common shares that may be delivered to participants under the Incentive Plan. No participant may be granted, during any one-year period, stock options or stock appreciation rights with respect to more than 700,000 common shares or any other Awards with respect to more than 400,0000 common shares. No Participant shall individually earn a cash-based performance compensation Award exceeding $5,000,000 in one year.

Types of Awards

The Incentive Plan permits the Committee to grant the following types of Awards:

Stock Options. Stock options granted under the Incentive Plan may be incentive stock options intended to qualify under the provisions of Code Section 422, or nonqualified stock options that do not so qualify. All stock options granted under the Incentive Plan will be nonqualified stock options unless the applicable Award agreement expressly states that it is intended to be an incentive stock option, as designated by the Committee. The exercise price per common share for each stock option will not be less than the greater of the par value or the fair market value of such common share determined as of the date of grant. However, in the case of an incentive stock option granted to an employee who, at the time of the grant of such stock option, owns (directly or indirectly) stock representing more than 10% of the total combined voting power of all classes of stock of HACII or of any parent or subsidiary corporation, or a 10% stockholder, the exercise price per share will not be less than 110% of the fair market value per share on the date of grant. Stock options will vest and become exercisable at a rate determined by the Committee on the date of grant, and will expire after a period of no more than ten years, as determined by the Committee on the date of grant. However, the term of an incentive stock option granted to a 10% stockholder will not exceed five years from the date of grant.

Stock Appreciation Rights. The Incentive Plan permits the Committee to award stock appreciation rights, referred to as SARs, to current or prospective employees, directors, consultants or advisors of HACII and its subsidiaries. SARs may be granted either alone or in tandem with stock options. Upon the exercise of a SAR, HACII will pay to the participant an amount equal to the number of common shares subject to the SAR that are being exercised multiplied by the excess, if any, of the fair market value of one common share on the exercise date over the strike price. A SAR’s strike price will be determined by the Committee, and will not be less than the fair market value on the date of grant of a common share. SARs may be settled in cash, in common shares valued at fair market value, or a combination of both, as determined by the Committee.

Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units may be granted under the Incentive Plan. Shares of restricted stock are common shares that are subject to certain specified restrictions (including, without limitation, a requirement that the participant remain continuously employed or provide continuous services for a specified period of time). A restricted stock unit is an unfunded and unsecured promise to deliver common shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the participant remain continuously employed or provide continuous services for a specified period of time). Subject to certain restrictions, upon the grant of restricted stock to a participant, the participant will generally have the rights and privileges of a stockholder as to such restricted stock, including the right to vote such restricted stock and the right to receive dividends, if applicable. Restricted stock and restricted stock units will vest, and the specified restrictions lapse, at a rate determined by the Committee and specified in the Award agreement on the date of grant. Unless otherwise provided in the Award agreement, the restrictions will lapse with respect to 100% of the restricted stock or restricted stock units on the third anniversary of the date of grant. The unvested portion of restricted stock and restricted stock units generally will terminate and be forfeited upon the participant’s termination of employment or service with HACII and its affiliates.

Stock Bonus Awards. The Committee may issue unrestricted common shares, or other Awards denominated in common shares, under the Incentive Plan, either alone or in tandem with other Awards. Each stock bonus award will be subject to such conditions as the Committee determines and reflected in the applicable Award agreement.

Performance Compensation Awards. The Committee may designate any Award granted under the Incentive Plan as a performance compensation award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. With regard to any performance compensation award, the Incentive Plan provides the Committee with the sole discretion to select the length of the performance period, the type or types of performance compensation awards to be issued, the performance criteria that will be used to establish the performance goal or goals, the kind and level of the performance goals that are to apply, and the performance formula.

The performance criteria that may be used to establish performance goals will be based on the attainment of specific levels of performance of HACII (and/or one or more divisions or operational units) and includes the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or revenue growth;

•	gross profit or gross profit growth;

•	operating profit (before or after taxes);

•	return on assets, capital, invested capital, equity, or sales;

•	cash flow (including operating cash flow, free cash flow, and cash flow return on capital);

•	earnings before or after taxes, interest, depreciation and/or amortization;

•	gross or operating margins;

•	productivity ratios;

•	share price (including growth measures and total stockholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	economic value added;

•	inventory control;

•	enterprise value;

•	sales;

•	debt levels and net debt;

•	combined ratio;

•	launch or acquisition (including the timings therefor) of new stores or other facilities;

•	customer retention;

•	employee retention;

•	timely completion of new product rollouts; and

•	objective measures of personal targets, goals or completion of projects.

Transferability

Each Award may be exercised during the participant’s lifetime only by the participant, or, if permissible under applicable law, by the participant’s legal guardian or representative, and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. However, the Committee may permit Awards (other than incentive stock options) to be transferred to family members, a trust for the benefit of the participant or his or her family members, a partnership or limited liability company whose partners or members are the participant or his or her family members or anyone else approved by it or the Board.

Change of Control

Except to the extent otherwise provided in an Award agreement, in the event of a Change in Control (as defined in the Incentive Plan), the Committee may provide that, with respect to all or any portion of a particular outstanding Award or Awards: (a) all of the then outstanding stock options and SARs will immediately vest and become immediately exercisable; (b) the restricted period for any restricted stock or restricted stock units will expire; and (c) performance periods in effect will end on the date the Change in Control occurs. In such event, the Committee will determine the extent to which performance goals for any performance compensation awards have been met based on audited or unaudited financial information or other information then available as it deems relevant. A participant may be entitled to receive partial or full payment of performance compensation awards based upon the Committee’s determination of the degree of attainment of the performance goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee.

Amendment and Termination of the Incentive Plan

The Board may amend or terminate the Incentive Plan at any time, except that no amendment to the performance criteria or the provision in the Incentive Plan governing amendment of Award agreements will be made without stockholder approval, and no other amendment or termination will be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Incentive Plan. Any amendment or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any outstanding Award will not to that extent be effective without the consent of the affected participant, holder or beneficiary.

U.S. Federal Income Tax Consequences

The following is a brief description of the material federal income tax consequences of receiving stock options under the Incentive Plan and is based on an analysis of the present provisions of the Code and the regulations promulgated thereunder, all of which are subject to change. A participant may also be subject to state and local taxes, the consequences of which are not discussed herein, in the jurisdiction in which he or she works or resides. Moreover, the federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of the participant. This summary is for general information purposes only and is not tax advice.

Incentive Stock Options. An employee granted an incentive stock option will not realize any taxable income upon the grant or the exercise of an incentive stock option. However, the amount by which the fair market value of the shares covered by the incentive stock option (on the date of exercise) exceeds the exercise price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on the participant’s individual circumstances. If the participant does not dispose of the common shares acquired by exercising an incentive stock option within two years from the date of the grant of the incentive stock option and within one year after the shares are transferred to the participant, when the participant later sells or otherwise disposes of the shares, any amount realized by the participant in excess of the exercise price paid will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. HACII generally will not be entitled to an income tax deduction with respect to the grant or exercise of an incentive stock option.

If any of the common shares acquired upon exercise of an incentive stock option are resold or disposed of before the expiration of the prescribed holding periods, the participant would realize ordinary income, instead of capital gain. The amount of the ordinary income realized would be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the exercise price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized. Any additional gain would be either long-term or short-term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of common shares acquired by exercising an incentive stock option, HACII generally would be entitled to a deduction equal to the amount of ordinary income realized by the participant.

Nonqualified Stock Options. A participant generally will not realize any taxable income upon the grant of a Nonqualified Stock Option. At the time the participant exercises the Nonqualified Stock Option, the amount by which the fair market value at the time of exercise of the common shares covered by the Nonqualified Stock Option exceeds the exercise price paid upon exercise will constitute ordinary income to the participant in the year of such exercise. HACII generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the participant. If the participant thereafter sells such common shares, the difference between any amount realized on the sale and the fair market value of the common shares at the time of exercise will be taxed to the participant as capital gain or loss, short-or long-term depending on the length of time the stock was held by the participant before sale.

Section 162(m) of the Code. Subject to a limited number of exceptions, Section 162(m) of the Code denies a deduction to a publicly held corporation for compensation to its chief executive officer and the three other highest-paid officers (other than its chief executive officer and its chief financial officer) to the extent the individual’s compensation for the taxable year exceeds $1 million. For this purpose, compensation attributable to stock options is included within the $1 million limitation. However, to the extent that certain procedural requirements are met (for example, the Incentive Plan is approved by HACII’s common stockholders, grants are made by a Committee consisting solely of two or more outside directors, the exercise price is equal to the fair market value of the underlying common shares upon grant, etc.), income from the exercise of stock options and stock appreciation rights should not be subject to the $1 million limitation. HACII has attempted to structure the Incentive Plan in such a manner that the compensation attributable to stock options and stock appreciation rights and to performance compensation awards will not be subject to the $1 million limitation. HACII has not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue.

Section 280G of the Code. Under certain circumstances, the granting or enhancement of Awards, the accelerated vesting or exercise of stock options or stock appreciation rights, or the accelerated lapse of restrictions with respect to other Awards, in connection with a change in control may be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the participant may be subject to a 20% excise tax and HACII may be denied a federal income tax deduction.

Section 409A of the Code. In general, Awards under the Incentive Plan are intended to be exempt from, or to comply with, the requirements of Section 409A of the Code, which governs the payment of non-qualified deferred compensation. To the extent that the Incentive Plan or Awards under the Incentive Plan fail to comply with the requirements of Section 409A of the Code, participants may be subject to a 20% additional tax and premium interest on payments.

New Plan Benefits

Grants under the Incentive Plan will be made at the discretion of the Committee and, except as noted below, are not yet determinable. In addition, the value of the Awards granted under the Incentive Plan will depend on a number of factors, including the fair market value of HACII common shares on future dates, the exercise decisions made by the participants, and the extent to which any applicable performance goals necessary for vesting or payment are achieved. The closing price of HACII Common Stock as reported on Nasdaq on June 26, 2012 was $9.93.

In connection with the Transaction, the compensation committee of Appleton reviewed the type and amounts of awards to employees which would be granted after the Transaction in lieu of equity-based LTIP and RSU awards previously granted by Appleton. As a result of this review, it is expected that the Committee will grant the following Awards (which such Awards include 108,250 shares of restricted stock, which comprise a portion of the Management Incentive Shares, and 373,000 stock options) under the Incentive Plan on the day of the Closing of the Transaction:

Named Executives:	Position	Awards
		Stock Options (#)	Restricted Stock (#)
Mark R. Richards	Chief Executive Officer	200,000	56,000
Thomas J. Ferree	Senior Vice President & CFO	71,000	20,000
Kent E. Willetts	Senior Vice President	29,000	8,000
Kerry S. Arent	Vice President—Human Resources	25,000	7,000
Jeffrey Fletcher	Vice President Controller	21,000	6,000

Other Key Employees:		27,000	11,250

	TOTAL:	373,000	108,250

It is expected that the stock options will be granted with an exercise price equal to the fair market value of HACII Common Stock as of the closing date of the Transaction. The vesting schedule for the stock options and shares of restricted stock will be determined by the Committee.

Vote Required

The affirmative vote of the holders of a majority of the issued and outstanding shares of HACII Common Stock entitled to vote thereon as of the record date present in person or represented by proxy at the special meeting of HACII stockholders is required for the Incentive Plan Proposal to be approved. Abstentions will have the same effect as a vote “AGAINST” the Incentive Plan Proposal. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Incentive Plan Proposal.

Board Recommendation

After careful consideration, HACII’s board of directors determined that the Incentive Plan is fair to, and in the best interests of, HACII and its stockholders. On the basis of the foregoing, HACII’s board of directors has approved and declared advisable the Incentive Plan and recommends that you vote or give instructions to vote “FOR” the approval of the Incentive Plan Proposal.

HACII’S BOARD OF DIRECTORS RECOMMENDS THAT HACII STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

THE TRANSACTION PROPOSAL

At the special meeting of HACII stockholders, as previously described in this proxy statement, HACII’s stockholders will be asked to (a) adopt the Equity Purchase Agreement, dated as of May 16, 2012, by and among HACII, the Sponsor, Appleton and PDC, (b) adopt the Cross Purchase Agreement, dated as of May 16, 2012, by and between HACII and PDC, and (c) approve the Transaction, pursuant to which, through a series of transactions, Appleton will become a non-wholly-owned subsidiary of HACII. A copy of the Equity Purchase Agreement and the Cross Purchase Agreement is attached as Annex C and Annex D, respectively, to this proxy statement.

Vote Required

The affirmative vote of the holders of a majority of the issued and outstanding shares of HACII Common Stock entitled to vote thereon as of the record date present in person or represented by proxy at the special meeting of HACII stockholders is required for the Transaction Proposal to be approved. In addition, pursuant to the terms of the Equity Purchase Agreement, HACII shall not redeem or repurchase Public Shares to the extent such redemption or repurchase would result in HACII’s failure to meet a closing condition under the Equity Purchase Agreement that it have at least $82.0 million in trust proceeds after giving effect to the Redemption and repurchases but prior to the payment of the Cash Amount, expenses and certain other amounts.

Abstentions will have the same effect as a vote “AGAINST” the Transaction Proposal. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Transaction Proposal.

Board Recommendation

After careful consideration, each member of HACII’s board of directors determined that the Transaction is fair to, and in the best interests of, HACII and its stockholders (despite potential conflicts of interest of certain of HACII’s directors and officers). On the basis of the foregoing, HACII’s board of directors has approved and declared advisable the Transaction and recommends that you vote or give instructions to vote “FOR” the approval of the Transaction Proposal.

The discussion of the information and factors considered by HACII’s board of directors included in this proxy statement is not meant to be exhaustive, but includes the material information and factors considered by HACII’s board of directors.

HACII’S BOARD OF DIRECTORS RECOMMENDS THAT HACII STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE TRANSACTION PROPOSAL. WHEN YOU CONSIDER THE RECOMMENDATION OF HACII’S BOARD OF DIRECTORS IN FAVOR OF THE TRANSACTION PROPOSAL, YOU SHOULD KEEP IN MIND THAT CERTAIN OF HACII’S DIRECTORS AND OFFICERS HAVE INTERESTS IN THE TRANSACTIONS THAT MAY CONFLICT WITH YOUR INTERESTS AS A STOCKHOLDER. SEE THE SECTION ENTITLED, “THE TRANSACTION—POTENTIAL CONFLICTS OF INTERESTS OF HACII’S DIRECTORS AND OFFICERS IN THE TRANSACTION.”

THE TRANSACTION

The discussion in this proxy statement of the Transaction and the principal terms of the Purchase Agreements is subject to, and is qualified in its entirety by reference to, the Equity Purchase Agreement and the Cross Purchase Agreement. The full texts of the Equity Purchase Agreement and the Cross Purchase Agreement are attached hereto as Annex C and Annex D, respectively, and are incorporated into this proxy statement by reference.

General Description of the Transaction

On May 16, 2012, HACII entered into the Equity Purchase Agreement and the Cross Purchase Agreement, pursuant to which, through a series of transactions, Appleton will become a non-wholly owned subsidiary of HACII.

Pursuant to the Equity Purchase Agreement, Appleton will convert from a Delaware corporation to a Delaware limited liability company and issue to PDC 9,632,024 Appleton Class B Units, plus certain additional Appleton Class B Units, which we refer to as the Over-the-Top Units, in an amount to be determined by the parties prior to closing. At the closing of the Equity Purchase Agreement, HACII will acquire an aggregate number of Appleton Class A Units equal to (a) the number of shares of HACII Common Stock issued and outstanding after giving effect to the Redemption and certain permitted repurchases of shares of HACII Common Stock in connection with the Transaction, less (b) the number of Over-the-Top Units. In exchange, HACII will pay to Appleton an amount in cash equal to the amount held in the trust account less (i) amounts used by HACII to make permitted repurchases of Public Shares, (ii) amounts payable to HACII Public Stockholders that properly exercise their redemption rights, (iii) the Cash Amount payable to HACII Public Warrantholders, and (iv) the aggregate costs, fees and expenses incurred by HACII in connection with its pursuit of an initial business combination (including deferred underwriting commissions) and other working capital expenses.

One day after the closing of the transactions contemplated by the Equity Purchase Agreement, pursuant to the Cross Purchase Agreement, PDC will sell the Over-the-Top Units to HACII, which HACII will immediately surrender to Appleton for cancellation and, upon its receipt thereof, Appleton will issue to HACII a number of Appleton Class A Units equal to the number of cancelled Over-the-Top Units. In exchange, (i) HACII will issue to PDC 481,601.2 shares of HACII Series A Preferred Stock, (ii) PDC will be entitled to receive, to the extent it becomes due and payable in accordance with the terms of the Cross Purchase Agreement, up to an aggregate of 3.0 million shares of HACII Common Stock, or the Contingency Consideration, which will be issued upon the achievement of certain stock price targets based upon the trading price of the HACII Common Stock, and (iii) PDC will be allocated 85% of certain tax-related benefits arising out of the Transaction pursuant to a Tax Receivable Agreement to be entered into between HACII and PDC, or the Tax Receivable Agreement. Each share of HACII Series A Preferred Stock that PDC will receive pursuant to the Cross Purchase Agreement represents 20 votes, so the 481,601.2 preferred shares issued to PDC in the Transaction will give PDC voting power at HACII equivalent to its ownership interest in Appleton. Pursuant to the terms of the Voting Trust Agreement, PDC will then transfer its shares of Series A Preferred Stock to the Voting Trustee, who will vote such shares at the direction of the ESOP participants. Appleton Class B Units are exchangeable into shares of HACII Common Stock on a one-for-one basis on the terms set forth in an Exchange and Support Agreement among HACII, PDC and Appleton, or the Exchange Agreement, and, upon each such exchange, one-twentieth of a share of HACII Series A Preferred Stock will be automatically redeemed. For each share of HACII Common Stock that is issued under the Exchange Agreement, a new Appleton Class A Unit will be issued to HACII.

A condition to the closing of the transactions contemplated by the Equity Purchase Agreement is that, after giving effect to the Redemption and any permitted repurchases of Public Shares, not less than $82.0 million remains in the trust account. Assuming that exactly $82.0 million remains in the trust account after the Redemption and any such repurchases, upon the closing of the Transaction, HACII’s Appleton Class A Units will represent an approximate 54.5% ownership interest in Appleton and holders of HACII Common Stock will control approximately 54.5% of the voting power of HACII, with PDC (either directly or through a wholly-owned subsidiary) holding the remaining ownership interests in Appleton and voting power of HACII. In the event that no HACII Public Stockholders elect to redeem their shares of HACII Common Stock and HACII does not make any permitted repurchases, upon the closing of the Transaction, HACII’s Appleton Class A Units will represent an approximate 65.5% ownership interest in Appleton and holders of HACII Common Stock will control approximately 65.5% of the voting power of HACII, with PDC (either directly or through a wholly-owned subsidiary) holding the remaining ownership interests in Appleton and voting power of HACII. See the section entitled “Beneficial Ownership of Securities” for more information regarding the post-Transaction ownership. Therefore, immediately following the consummation of the Transaction, PDC (either directly or through a wholly-owned subsidiary) will hold between approximately 45.5% and 34.5% of the ownership interests in Appleton and the voting power of HACII, depending on the number of redemptions and permitted repurchases. Accordingly, the interests of the current HACII stockholders in HACII and Appleton will be proportionately diluted according to PDC’s interests in each of HACII and Appleton.

For a more detailed description of the Transaction, please see the section entitled “The Purchase Agreements.”

Background of the Transaction

The terms of the Purchase Agreements are the result of negotiations between representatives of HACII, Appleton and PDC. The following is a brief discussion of the background of these negotiations and the Transaction.

HACII is a blank check company that was organized under the laws of the State of Delaware in June 2010. HACII was formed to acquire, or acquire control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more businesses or assets.

On October 14, 2010, HACII consummated the IPO of 15,000,000 HACII units, each consisting of one share of HACII Common Stock and one HACII Public Warrant, which is exercisable for an additional share of HACII Common Stock at an exercise price of $12.00 per warrant, and received proceeds of approximately $142.5 million, net of underwriting discounts and commissions and expenses of approximately $7.5 million, excluding deferred underwriting discounts and commissions placed in a trust account pending completion of a business combination. Simultaneously with the consummation of the IPO, HACII consummated the private sale of 6,666,667 Sponsor Warrants to the Sponsor at a price of $0.75 per warrant for an aggregate purchase price of $5.0 million. The proceeds of this private placement were also placed in the trust account. The proceeds outside of the trust account as well as up to $2.25 million, subject to adjustment, in interest income (net of franchise and income taxes payable), earned on the trust account balance may be released to HACII to be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses; provided, however, that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any taxes on such $2.25 million of interest income. As of March 31, 2012 HACII had withdrawn approximately $226,000 in interest income to pay franchise taxes.

At no time prior to the consummation of the IPO did HACII, or any of its officers, directors, advisors, consultants or affiliates, have discussions with any person regarding an acquisition of, or a business combination with, Appleton.

Subsequent to the consummation of the IPO on October 14, 2010, HACII commenced efforts to identify and evaluate potential acquisitions with the objective of consummating a business combination. HACII identified certain criteria that it looked for in evaluating prospective target businesses and business combination opportunities, including, without limitation, the following:

•	established companies with proven track records;

•	companies with strong free cash flow characteristics;

•	companies with a strong competitive industry position;

•	companies with an experienced management team; and

•	companies with a diversified customer and supplier base.

In the months following the IPO, HACII screened potential targets based upon the following characteristics:

•	companies with management teams capable of operating and excelling in the public equity markets;

•	portfolio companies in mature funds of financial sponsors;

•	portfolio companies of financial sponsors with whom Thomas O. Hicks, HACII’s founder and chairman of the board, maintained long-standing personal relationships;

•	companies operating in industries in which Mr. Hicks has relevant prior experience;

•	companies that would likely be relatively immune to a downturn in the economic environment;

•	companies that would likely be less adversely affected by an inflationary environment, including from rapidly rising oil prices and energy costs, than other businesses generally;

•	companies with large near-term debt maturities; and

•	companies with failed or withdrawn initial public offerings.

In addition, HACII’s management attempted to identify potential targets by initiating conversations with (i) management’s own network of business associates and friends, (ii) third-party companies that management believed could make attractive business combination partners and (iii) professional service providers (lawyers, accountants, consultants and investment bankers). HACII educated these parties on its structure as a special purpose acquisition company and its criteria for an acquisition. HACII also responded to inquiries from investment bankers or other similar professionals representing companies engaged in sale or financing processes. Furthermore, HACII’s management conducted independent market research to identify potential acquisition opportunities. From time to time, HACII’s database of potential acquisition candidates was updated and supplemented based on additional information derived from these discussions with third parties.

HACII’s board of directors was updated on a regular basis with respect to the status of the business combination search. Input received from HACII’s board of directors was material to management’s evaluation of potential business combinations.

The screening and sourcing efforts through HACII’s professional network and independent research resulted in over a hundred potential targets. These opportunities were evaluated based on HACII’s stated criteria. Many did not fit HACII’s screening criteria, while some were eliminated due to an insufficient enterprise value or indications that the sellers’ valuation expectations were too high. The screening process was repeated multiple times, and HACII remained in continual dialogue with its sourcing network. Through these efforts, the volume of potential targets remained high.

HACII declined to move forward on some opportunities because it did not believe the financial characteristics, industry profile and/or position, management teams, attainable valuations and/or deal structures were suitable in light of the screening criteria detailed above. There were also companies that were not interested in pursuing a deal with HACII based on its publicly-traded status, capital structure or questions regarding HACII’s ability to timely consummate a transaction. Other companies accepted competitive bids from other acquirers or attempted their own initial public offerings.

Some companies were deemed, based on HACII’s screening efforts and criteria evaluation, as appropriate targets and were advanced to the next phase of the selection process, including, among others, several oilfield services companies, a manufacturer, designer and distributor of high-precision, large diameter gears and gear boxes, a cooler manufacturer, a manufacturer of glass bottles and other containers, a designer and manufacturer of high quality glassware, flatware and dinnerware and a firearms and ammunition manufacturer. However, most of these companies, other than the oilfield services companies, did not advance beyond initial stages of discussion. Non-disclosure agreements (and trust waivers) were executed and preliminary discussions were initiated with these potential targets. From this refined pool of potential targets, several companies were further pursued, and in some instances, HACII had substantive discussions, conducted extensive due diligence, and engaged the potential sellers in a negotiation process.

HACII’s most significant negotiations with potential targets other than Appleton occurred between the middle of 2011 and the beginning of 2012 with two separate oilfield services companies, each of which provides similar pressure pumping, hydraulic fracturing and other related services to oil and gas exploration and production companies in the United States. HACII performed significant due diligence with respect to both of these companies, engaged in extensive discussions with management of each company and negotiated draft acquisition agreements with each company. HACII ultimately elected to not pursue a business combination with either of these potential targets primarily due to market conditions in the domestic oilfield services industry. Oil and natural gas prices rose to record levels in 2008 and then began to decline in late 2008 in conjunction with the widespread economic recession. While the price of oil rebounded somewhat in 2009 and continued to rise throughout 2010 and 2011, the price of natural gas has continued to fall since 2009 largely due to discoveries of vast new natural gas resources in the United States, aided by advances in high horsepower hydraulic fracturing and horizontal and directional drilling. The redeployment of hydraulic fracturing fleets from regions of the country that are predominated by gas-oriented discoveries to regions of the country that are predominated by oil-oriented discoveries resulted in increased competition for oilfield services contracts, including hydraulic fracturing pricing. This combination of low natural gas prices coupled with enhanced competition for contracts, among other factors, created a risk that each of these target companies would be forced to decrease the prices for its services, which would likely have a negative impact on revenues and financial performance. These industry trends were reflected in the stock performance of comparable publicly-traded oilfield services companies, which continued to worsen as negotiations with each of these two target companies progressed. As a result of these factors, HACII decided to discontinue negotiations with each of these two companies by early 2012.

HACII first engaged in discussions with Appleton in May 2011. However, at the time HACII was actively pursuing discussions with several companies, so it elected to postpone further business combination discussions with Appleton. Since May 2011, certain developments, including those described under “—HACII’s Board of Directors’ Reasons for the Approval of the Transaction” below, had caused HACII to renew its interest in pursuing a potential business combination with Appleton. In mid-April 2012, representatives of HACII resumed discussions with Appleton and Jefferies & Company, Inc., or Jefferies, as financial and capital markets advisor to Appleton, regarding the pursuit of a potential business combination.

On April 24, 2012, HACII’s board of directors met to discuss and review with management prospective acquisition targets, as it had recently during prior board meetings on March 1, 2012 and April 13, 2012. During the April 24, 2012 board meeting, management made a presentation with respect to Appleton and mentioned that members of management would be traveling to Appleton, Wisconsin later to further evaluate a potential transaction. The board then discussed the business prospects and financial results from the presentation with management. It was determined that management would continue to evaluate Appleton, among other potential acquisition targets.

On the evening of April 24, 2012, HACII’s management met with Jefferies and the management of Appleton and continued discussions the next day at the offices of Appleton to discuss a potential transaction.

On Friday, April 27, 2012, representatives from HACII, including Thomas O. Hicks and Christina Weaver Vest, HACII’s legal advisor, Akin Gump Strauss Hauer & Feld LLP, or Akin Gump, HACII’s accountants, KPMG LLP, or KPMG, and Appleton met via telephone to discuss a possible business combination opportunity. HACII, KPMG and Akin Gump commenced due diligence review of Appleton. On April 30, 2012, the HACII board of directors held a meeting to discuss matters relating to a potential business combination with Appleton and approved the pursuit of further discussions, and the execution of a nonbinding letter of intent was entered into with Appleton the following day. Negotiations between Appleton and HACII focused on the share consideration to be paid in the Transaction, with particular attention to the number of Appleton Class B Units to be issued to PDC, the aggregate transaction expenses, the number and terms of any earn-out shares to be issued in connection with the Transaction, and the respective ownership percentages of HACII and PDC in Appleton and of PDC in HACII.

On May 1, 2012, DLA Piper LLP, or DLA Piper, legal advisor to Appleton, circulated an initial draft of the Equity Purchase Agreement. Over the next several days, the parties engaged in extensive negotiations and the exchange of multiple drafts of the Equity Purchase Agreement. Representatives from HACII, including Thomas O. Hicks and Christina Weaver Vest, and representatives from Appleton, including Mark R. Richards and Thomas J. Ferree, also held several telephonic meetings during this period to further discuss HACII’s due diligence review of Appleton, the timing of the Transaction, and the structure of the Transaction. In addition, during this period, there were frequent communications between HACII and Appleton and their respective counsel and other advisors regarding due diligence and transaction terms.

In connection with the Transaction, HACII engaged Deutsche Bank as financial advisor and KPMG as accountants to assist in HACII’s review of the Transaction.

Due diligence conducted by HACII with respect to Appleton included:

•	research via industry publications on industry trends, cycles, operating cost projections, and other industry factors;

•	extensive calls/discussions with Appleton’s management team regarding operations and projections;

•	legal review of documentation, including material customer agreements and supply agreements;

•	discussions with advisors with expertise in the industry in which Appleton operates;

•	financial, tax, employment, benefits, environmental and accounting due diligence;

•	creation of an independent financial model;

•	review of precedent transactions in the industry in general;

•	evaluation of the shutdown costs, working capital benefits, cost savings and profitability improvements resulting from the supply agreement with Domtar Corporation; and

•	extensive calls/discussions with Appleton’s management team and environmental attorneys regarding the Lower Fox River, environmental risk and Appleton’s indemnity arrangements with AWA.

On May 4, 2012, HACII’s board of directors held meetings to discuss with the officers of HACII updates on the prospective transaction with Appleton and to discuss diligence findings and listen to presentations regarding the potential transaction by HACII officers. After discussions with management, it was determined that a follow-up board meeting would be held on May 10, 2012 so that the board of directors could receive updated information on the transaction. On May 10, 2012, HACII’s board of directors held a follow-up board meeting with officers of HACII to continue discussions of due diligence and to review the status of legal documentation with respect to the prospective transaction. At the May 10, 2012 board meeting, the board received updated information regarding the transaction from management and in advance of the meeting received a legal due diligence report from HACII’s legal advisors and draft transaction documents. On May 13, 2012 the board met to review due diligence findings, including an accounting due diligence report and to receive updates on the resolution of issues in the transaction documents. Following presentations from management and questions from the board, HACII’s directors and management again discussed the reasons for the recommendation of the transaction with Appleton. See “— HACII’s Board of Directors’ Reasons for the Approval of the Transaction.” Thereafter, the board of directors agreed to meet the next day to hear an update from management on the status of negotiations.

Throughout the weeks between May 1, 2012 and May 16, 2012, the parties exchanged drafts of the Equity Purchase Agreement. DLA Piper and Akin Gump also circulated drafts of the Cross Purchase Agreement and the various other documents in connection with the Transaction, and the parties continued to exchange drafts of these documents during the course of negotiations. During this period, Mr. Hicks and Ms. Vest held numerous telephonic meetings with Mr. Richards and Mr. Ferree of Appleton in order to discuss the drafts of the Equity Purchase Agreement and the Cross Purchase Agreement and the other transaction documents being negotiated, with particular focus on the number of Appleton Class B Units to be issued to PDC and the respective ownership percentages of PDC and HACII following the consummation of the Transaction. Negotiations also focused on the minimum cash remaining in the trust account, the use of proceeds, the closing conditions and the mechanics and tax implications of the structure of the Transaction. In exchange for a lower amount of cash remaining in the trust account, the limitations on the use of proceeds were relaxed.

On May 14, 2012, HACII’s board of directors held a telephonic meeting to discuss the prospective transaction with Appleton. During the meeting, the board of directors discussed the valuation of Appleton and considered the current drafts of the various transaction documents, including the Equity Purchase Agreement and the Cross Purchase Agreement. Thereafter, following discussion, the board of directors acted to approve the prospective transaction with Appleton and authorized HACII’s officers to enter into definitive agreements with respect to the Transaction.

On May 16, 2012, the parties finalized and entered into the Equity Purchase Agreement and the Cross Purchase Agreement. On May 16, 2012, HACII publicly announced the execution of the Equity Purchase Agreement and the Cross Purchase Agreement through a press release and commenced investor presentations regarding the Transaction.

On June 20, 2012, the parties entered into an amendment to the Equity Purchase Agreement to:

•	provide for the contemplated Warrant Amendment;

•

increase a closing condition that previously required there to be a minimum of cash held in trust, after giving effect to the Redemption and certain permitted repurchases of Public Shares but prior to the payment of the Cash Amount, expenses and certain other amounts, from $75.0 million to $82.0 million; and

•

provide for the ability for HACII to possibly pursue an extension of its dissolution deadline by 60 days for purposes of pursuing the Transaction, which would require the approval of 65% of the outstanding shares of HACII Common Stock and the provision of redemption rights to those who vote against the extension.

The Warrant Amendment was contemplated based on investor feedback with respect to concerns about the potential dilutive effect of the current HACII warrant structure. The minimum cash closing condition was agreed upon to help ensure that HACII would continue to meet required net equity requirements for the Nasdaq Capital Market. The possible extension of the dissolution deadline was provided to possibly give flexibility in light of unpredictable market conditions over the next few weeks.

On June 26, 2012 the parties entered into a second amendment to the Equity Purchase Agreement to modify the Warrant Amendment to eliminate a previously contemplated election that the holders of HACII Public Warrants would have to elect to have their warrants exercisable for a fractional share of HACII Common Stock of HACII upon certain earn-out conditions in lieu of receiving $0.625 per warrant. Such fractional share election was eliminated after HACII received input from large holders of HACII Public Warrants that they did not intend to elect the fractional share election.

HACII’s Board of Directors’ Reasons for the Approval of the Transaction

Each member of HACII’s board of directors concluded that the Transaction is fair to, and in the best interests of, HACII and its stockholders, and that the consideration to be paid in the Transaction is fair to HACII and its stockholders, despite the fact that some of HACII’s directors and officers have interests that may conflict with HACII stockholders. See the section entitled “— Potential Conflicts of Interests of HACII’s Directors and Officers in the Transaction.”

HACII’s management conducted a due diligence review of Appleton that included an industry analysis, an evaluation of Appleton’s existing business, a valuation analysis and financial projections in order to enable the board of directors to evaluate Appleton’s business and financial condition and prospects. In connection with evaluating the Transaction, the board of directors of HACII reviewed, among other things, reports and presentations prepared by HACII’s accounting advisor with respect to accounting due diligence matters, presentations prepared by management of Appleton and its outside advisors with respect to the proposed structure of the Transaction and the related federal income tax implications, a due diligence memorandum prepared by Akin Gump with respect to legal due diligence matters, including potential environmental liabilities of Appleton, various presentations and reports prepared by Deutsche Bank and Jefferies with respect to financial matters, including analyses of companies comparable to Appleton, and reports and presentations prepared with respect to the Transaction by the management

HACII’s board of directors considered various industry and financial data, including certain financial analyses developed by HACII and metrics compiled by HACII’s management, in evaluating the consideration to be paid by HACII in the Transaction. Although HACII’s board of directors did not seek a third party valuation in connection with the Transaction, the board of directors considered valuation information regarding Appleton, including industry comparisons of the enterprise values of Appleton and several of its largest competitors, projections and comparisons of EBITDA, the growth outlook for the end markets that Appleton serves, the abilities of Appleton’s management team, free cash flow characteristics, the specialty nature of Appleton’s operations, dividend yields, capital expenditures, total net debt, and ratios of total enterprise value to pro forma EBITDA and of total enterprise value to EBITDA minus capital expenditures, or free cash flow. The board also considered the dilutive effect of the Appleton Class B units to be returned by PDC and the anticipated exchange by PDC of the Appleton Class B Units for shares of HACII Common Stock in relation to the enterprise value of Appleton and the total consideration to be paid. In making its determination that the Transaction is fair to, and in the best interests of, HACII and its stockholders, and that the consideration to be paid in the Transaction is fair to HACII and its stockholders, the board of directors considered the amount of cash available in the trust account, the rollover equity incentives for the ESOP participants as the ultimate recipients of ownership interests in HACII and the value of the potential benefits to be derived from the Tax Receivable Agreement, in relation to a total enterprise value of Appleton of approximately $675.0 million. Significant drivers of value that the board considered included the Domtar strategic alliance and the projected growth in the Encapsys business segment, both of which make up a significant portion of the pro forma goodwill. The board of directors did not consider pro forma book value per share when considering the valuation of Appleton, as book value per share is not generally considered to be a meaningful method of valuation of a business. As such, the board of directors did not consider the amount of the pro forma goodwill, as it did not use a book value method for valuing Appleton. Rather, the board considered ratios of total enterprise value to pro forma EBITDA and of total enterprise value to EBITDA minus capital expenditures, or free cash flow, which are widely-accepted evaluation methods.

The management team and board directors of HACII determined that the proposed $675 million enterprise value for Appleton was in the best interests of HACII stockholders based on a rigorous evaluation of Appleton’s profitability and free cash flow and the implied trading multiples of specialty paper manufacturing companies and a specialty chemical company.

In February 2012, Appleton and Domtar Corporation signed a strategic supply agreement whereby Domtar would become a substantial supplier to Appleton of uncoated free sheet paper, a primary input used in the manufacture of carbonless and thermal coated paper. This arrangement enables Appleton to close a high cost, non-integrated paper mill that carried substantially higher operating costs on a per unit basis and to instead purchase uncoated free sheet paper from integrated paper-making facilities that are owned and operated by Domtar and carry a substantially lower operating cost on a per unit basis. This transition required Appleton to incur substantial upfront cash closure costs, which should be fully offset by cash inflows from a reduction in required working capital. Thus, HACII’s management team and board of directors believe it is appropriate and necessary to project Appleton’s EBITDA and free cash flow on a pro forma basis as if the full benefits and costs of this strategic supply agreement had been realized and incurred on January 1, 2012. The enterprise value was based in part on an assumption that the supply agreement with Domtar would allow Appleton to reduce working capital, fixed assets and overhead costs, due to the above-described costs savings, and that such reductions would have a positive effect on EBITDA.

Furthermore, based on HACII’s review of equity research reports written on companies that compete in the specialty paper manufacturing industry, the two primary valuation metrics used by such equity analysts are enterprise value divided by EBITDA, a measure of profits, and enterprise value divided by the result of EBITDA less maintenance capital expenditures, or what is frequently referred to as free cash flow. Typically, these metrics are evaluated on the basis of current year’s estimated profitability and free cash flow, or in the case here, for 2012 results. When this analysis was prepared in mid-May 2012, HACII, Deutsche Bank and Jefferies estimated that the relevant publicly traded comparable companies traded at a range of 4.9x to 6.8x enterprise value divided by 2012 estimated EBITDA and 6.1x to 12.3x enterprise value divided by free cash flow. Thus, since HACII estimated that a $675 million enterprise value implied trading multiples of 5.1x estimated pro forma 2012 EBITDA and 6.1x estimated pro forma 2012 free cash flow, the management team and board of directors of HACII believed that the proposed transaction was priced at an attractive discount when compared to other similar publicly traded companies.

Although HACII’s management and board of directors placed less reliance on comparisons to the trading multiples of specialty chemical company stocks, which are similar in nature to Encapsys, the smallest of Appleton’s three segments, and which trade at 13x or more 2012 EBITDA, the discount implied by comparisons of such trading multiples was also found to be supportive of the proposed valuation.

HACII’s management team and board of directors believe the most relevant publicly traded specialty paper manufacturing companies are Wausau Paper, Neenah Paper Inc., Schweitzer-Mauduit International, Inc. and P.H. Glatfelter Company. HACII’s management team and the board of directors believe Balchem Corporation is the most relevant publicly traded specialty chemical company for comparisons to Encapsys, the smallest of Appleton’s three operating segments. This set of comparable companies was determined in consultation with HACII’s and Appleton’s investment banking advisors, Deutsche Bank and Jefferies.

After deriving the total enterprise value of Appleton, the board determined the equity value and used that to determine the percentage of Appleton that would be retained by PDC.

HACII’s board of directors considered a wide variety of factors in connection with its evaluation of the Transaction. In light of the complexity of those factors, the board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. Furthermore, individual members of the board may have given different weight to different factors.

Favorable Factors

In considering the proposed Transaction, HACII’s board of directors gave considerable weight to the following favorable factors:

Domtar Supply Agreement

On February 22, 2012, Appleton entered into a long-term supply agreement with Domtar Corporation, or Domtar, to purchase carbonless and thermal stock supply. Pursuant to the terms of the supply agreement, Domtar will become Appleton’s exclusive supplier of carbonless and thermal stock for a period of fifteen years, with successive five-year renewals. The supply agreement allows Appleton to eliminate marginal business lines and reduce working capital, fixed assets and overhead costs. The supply agreement also allows Appleton to dispose of certain assets at its West Carrolton, Ohio facility and move certain operations to its Appleton, Wisconsin facility. The board of directors believes that the supply agreement will result in many benefits for Appleton, including improvements to cash flow and EBITDA.

Encapsys

Appleton’s Encapsys business segment discovers, develops and manufactures microencapsulation solutions for external partner companies and for Appleton’s carbonless papers business segment. Microencapsulation is the process of putting a microscopic wall around a core substance. The board of directors believes that the Encapsys business segment will allow Appleton to explore opportunities with potential partners in industries as diverse as agriculture, paints and coatings, food, pharmaceuticals, paper, textiles, personal and household care, adhesives, and oil and gas. Procter & Gamble is one of the leading consumer product companies in the world and is a key strategic partner for Encapsys.

Thermal Paper is a Growing Market

Appleton is North America’s leading producer of thermal paper, a versatile substrate used to make tag, label and entertainment products as well as retail, restaurant and ATM receipts. Appleton is credited with commercializing thermal paper in the 1960s, and the company continues to be viewed as the leader in innovation today. Thermal paper production is a rapidly growing segment of Appleton’s operations. In the first quarter of 2012, the EBITDA from Appleton’s thermal paper segment increased by 46% as compared to the same period of the prior year.

Carbonless Paper Provides Substantial Cash Flow

Appleton has long been the world’s largest manufacturer of carbonless paper, a product the company helped introduce nearly 60 years ago. NCR PAPER and Appleton brands are among the most well-recognized and respected in the industry, resulting in the company’s status as one of the two primary competitors in the North American market. The carbonless segment generates substantial free cash flow that can be re-invested in segments with better growth prospects such as thermal paper and Encapsys.

Talented Management Team

Appleton is led by a strong core group of managers who are responsible for the recent strategic initiatives, including the Domtar supply agreement, and who have overseen a period of growth in profits. These executives have substantial tenure in both the specialty paper industry from their time at Appleton and in other manufacturing industries. Appleton has public indebtedness outstanding, and as such its management team is responsible for making regular filings with the SEC. The management team is also already accustomed to maintaining strong investor relations by communicating with investors via quarterly earnings calls and industry conferences.

Other Factors

HACII’s board of directors also considered potentially negative factors. The potentially negative factors considered by the board, which are more fully described in the “Risk Factors” section of this proxy statement, included the following:

The risk that HACII Public Stockholders would vote against the Transaction Proposal or exercise their redemption rights

HACII’s board of directors considered the risk that some of the current HACII Public Stockholders would vote against the Transaction Proposal or decide to exercise their redemption rights, thereby depleting the amount of cash available in the trust account. Further, HACII’s board of directors also considered the risk that HACII may need to purchase Public Shares prior to the Transaction, thereby even further depleting available cash. The board concluded that Appleton will still be able to implement its business plan even if the maximum number of HACII Public Stockholders exercised their redemption rights and if HACII needed to purchase Public Shares.

Thomas O. Hicks, William F. Quinn, William A. Montgomery and James C. Musselman may have different interests in the Transaction than the HACII Public Stockholders

HACII’s board of directors considered the fact that Thomas O. Hicks, William F. Quinn, William A. Montgomery and James C. Musselman may have interests in the Transaction that are different from, or are in addition to, the interests of HACII stockholders generally, including the matters described under “—Potential Conflicts of Interests of HACII Directors and Officers in the Transaction” below. However, this fact would exist with respect to a business combination with any target company, and the board of directors does not believe that the potentially disparate interests in the Transaction are an issue.

Appleton was previously named as a potentially responsible party under CERCLA related to the Lower Fox River Superfund Site

The Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, also known as the “Superfund” law, and comparable state laws impose strict and joint and several liability, without regard to fault or legality of the original conduct, on classes of persons considered to be responsible for the release of a “hazardous substance” into the environment. These persons include the current owner or operator of the site where the release occurred, prior owners or operators that owned or operated the site at the time of the release or disposal of hazardous substances and anyone who disposed or arranged for the disposal of a hazardous substance released at the site. Under CERCLA and comparable state statutes, such persons deemed “responsible parties” may be subject to joint and several and strict liability for removing or remediating previously disposed wastes (including wastes disposed of or released by prior owners or operators) or property contamination (including groundwater contamination), for damages to natural resources and for the costs of certain health studies. In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. As described in the following risk factor, Appleton was previously identified as a potentially responsible party, or a PRP, under CERCLA for remediation of polychlorinated biphenyl, or PCB, contamination and alleged natural resources damages related to the Lower Fox River and Green Bay system, which is collectively referred to in this proxy statement as the Lower Fox River.

On July 28, 1998, the EPA placed the Lower Fox River on the National Priorities List of Contaminated Sites pursuant to CERCLA. Appleton was named a PRP with respect to historic discharges of PCBs into the Lower Fox River. Carbonless paper containing PCBs was manufactured at what is currently the Appleton plant from 1954 until 1971. During this period, wastewater containing PCBs was discharged into the Lower Fox River from a publicly-owned treatment works, from the Appleton plant, from the Combined Locks, Wisconsin paper mill and from other local industrial facilities. Wastewater from the Appleton plant was processed through the publicly-owned treatment works. Appleton purchased the Appleton plant and the Combined Locks, Wisconsin paper mill from NCR in 1978, long after discovery of the use of PCBs in the manufacturing process. The EPA issued an administrative order in November 2007, directing the PRPs to implement the remedial action of the Lower Fox River pursuant to which certain of the PRPs commenced remediation in 2008. The EPA, Wisconsin Department of Natural Resources, or the DNR, and the various PRPs, including NCR, continue to contest the scope, extent and costs of the remediation as well as the appropriate bases for determining the individual parties’ relative share of the remediation cost. Appleton has continuously maintained the EPA erred in naming it a PRP. On April 10, 2012, the United States District Court for the Eastern District of Wisconsin agreed and granted Appleton’s motion for summary judgment and dismissed all claims against it in the enforcement action, U.S. v. NCR Corporation et al., Case. No. 10-C-910. The decision establishes that Appleton is no longer a PRP, no longer liable under CERCLA, no longer considered a legal successor to NCR’s liabilities, and no longer required to comply with the 106 Order commanding remediation of the Lower Fox River.

Notwithstanding the April 10, 2012 ruling, Appleton remains obligated to share in a significant portion of NCR’s joint defense and liability costs in accordance with the terms of a 1998 settlement agreement and a 2006 arbitration determination, collectively known as the Cost Sharing Agreements, arising out of Appleton’s acquisition of assets from NCR in 1978 while it was a subsidiary of B.A.T Industries Limited, or BAT. Appleton and BAT have joint and several liability under the Cost Sharing Agreements. Since NCR remains a PRP, Appleton stands to bear financial responsibility for a significant portion of NCR’s costs of remediating the PCBs that remain in the Lower Fox River. Indeed, on April 27, 2012, the U.S. District Court for the Eastern District of Wisconsin issued a preliminary injunction requiring NCR immediately to resume remediation of the Lower Fox River and to dredge at least 660,000 cubic yards of contaminated sediment from the River, referred to as the Preliminary Injunction. Remediation of this area is estimated at $82.0 million. Additionally, the Court found the harm to the Lower Fox River is “indivisible,” thus leaving the door open for the EPA to demand that NCR alone complete the remediation. Although NCR can seek contribution from other PRPs, future and ongoing costs to remediate the Lower Fox River could be material to Appleton’s financial position. The EPA and the DNR issued two Records of Decision, or RODs, in 2003 estimating the total costs for the Lower Fox River remedial action at approximately $400 million. Other estimates obtained by the PRPs range from a low of $450 million to as much as $1.6 billion. More recent estimates place the cost to remediate operable units 2-5 between $594 million and $900 million. Various government agencies are also asserting that NCR and the other PRPs are liable for natural resources damages caused by the PCBs. In 2000, the U.S. Fish & Wildlife Service estimated that total natural resources damages would be in the range of $176 million to $333 million for all PRPs in the aggregate. To date, Appleton has funded approximately $260 million toward the Lower Fox River remediation, with nearly all of its liability, both direct and through NCR, covered by an indemnity from Arjo Wiggins Appleton p.l.c., now known as Windward Prospects Ltd., or AWA. AWA has funded such payments through a $250 million indemnity insurance policy, which has now been exhausted. It is unclear whether AWA can continue to fund Appleton’s share of the remediation, particularly at the higher end of the cost estimates. To the extent AWA fails to satisfy its indemnity obligations, Appleton would be responsible for a significant portion of NCR’s share, and could also have direct responsibility should the regulatory agencies successfully overturn the April 10, 2012 decision on appeal. Even if Appleton remains responsible for only a significant portion of NCR’s share, the potential liability could be significant, which could have a material adverse effect on Appleton and its results of operations.

In November 2007, the EPA issued an administrative order directing the PRPs to implement the remedial action of the Lower Fox River pursuant to which certain of the PRPs commenced remediation in 2008. In October 2010, the United States and the State of Wisconsin filed a lawsuit on behalf of the EPA and the DNR, respectively, against ten companies, including Appleton, and two municipalities seeking recovery of unreimbursed response costs and natural resources damages as well as a declaratory judgment that the defendants are liable for future response costs related to the Lower Fox River. A trial date for this matter is tentatively scheduled for December 3, 2012. If the EPA and the DNR obtain a favorable ruling, Appleton will be required to share in a significant portion of these costs with NCR. If AWA is unable to meet its indemnity obligations to Appleton, this pending litigation could have a material adverse effect on the Company and its results of operations.

Prior to its dismissal as a PRP for the Lower Fox River Superfund Site, Appleton hired experts to evaluate its share of liability at the site. The EPA’s and the DNR’s liability estimates attributable to Appleton and NCR range between 30-40%. Appleton’s experts, however, apportioned liability at a much lower 8-10% range. Under the 8-10% estimate, Appleton believes it has already paid more than its estimated share of the liability. In its Preliminary Injunction decision, the U.S. District Court for the Eastern District of Wisconsin seemed to reject NCR’s attempts to apportion liability given the indivisibility of the harm. As such, it is uncertain whether NCR (and Appleton) can successfully persuade the same court to reduce its apportioned liability. To the extent Appleton and NCR can demonstrate they remediated more than they contributed, they would be able to seek “contribution” from other PRPs; however, one of the larger PRPs is immune to such contribution action as a result of its own settlement with the EPA.

Appleton believes the Lower Fox River remediation will cease upon completion of operable unit 5 (Green Bay). The EPA could, however, decide to investigate Lake Michigan for possible PCB contamination stemming from the Lower Fox River and deem it necessary to continue remediation beyond the current boundaries of operable unit 5. If the remediation is continued into Lake Michigan, Appleton will be required to share in a significant portion of these additional costs with NCR and the impact on Appleton’s financial condition could be material.

Appleton’s former parent, AWA, may fail to comply with its indemnification obligations related to the acquisition of Appleton

Appleton is the beneficiary of two indemnification agreements entered into in 2001 wherein AWA agreed to indemnify PDC and PDC agreed to indemnify Appleton for costs, expenses and liabilities related to certain governmental and third-party environmental claims (including certain claims under the Cost Sharing Agreements), which are defined in the agreements as the Fox River Liabilities. Appleton has recorded a $46.4 million environmental indemnification receivable as of April 1, 2012. To date, AWA has funded its indemnity obligations through a $250 million indemnity insurance policy, which has now been exhausted. It is unclear whether AWA can continue to fund Appleton’s share of the remediation, particularly at the higher end of the cost estimates.

As amended in and as limited by the terms of the purchase agreement relating to the acquisition of Appleton, AWA and two of its affiliates have agreed to indemnify PDC and Appleton for certain losses resulting from (1) inaccuracies in the environmental representations and warranties made by AWA and its affiliates, (2) certain known environmental matters that existed at the closing of the acquisition, (3) environmental matters related to the businesses of Newton Falls, Inc., Appleton Coated LLC and several other of Appleton’s former affiliates and subsidiaries and (4) environmental matters relating to the real property on which Appleton’s former Camp Hill, Pennsylvania plant and Appleton’s current distribution center are located that existed prior to its sale of the Camp Hill plant to a third party. Indemnification of these matters could further limit AWA’s ability to meet its indemnity obligations for the Lower Fox River remediation.

If the indemnified matters result in significant liabilities for Appleton, and AWA and/or its affiliates are unable or unwilling to honor these indemnification obligations, Appleton could be required to pay for these liabilities, which could materially adversely affect its business, financial condition and results of operations.

Appleton may have cleanup liabilities for the West Carrollton Mill

The West Carrollton, Ohio mill operates pursuant to various state and federal permits for discharges and emissions to air and water. As a result of the de-inking of carbonless paper containing PCBs through the early 1970s, there have been releases of PCBs and volatile organic compounds into the soil in the area of the wastewater impoundments at the West Carrollton facility and, in 2001, low levels of PCBs were detected in the groundwater immediately under this area. In addition, PCB contamination was discovered in sediment in the adjacent Great Miami River, but it is believed that this contamination is from a source other than the West Carrollton mill.

The Ohio Environmental Protection Agency, or the Ohio EPA, is presently conducting a biological and water quality survey of the Lower Great Miami River Basin. The study is expected to conclude in 2013. The West Carrollton mill’s waste water discharges into the Great Miami River are included in the study’s scope. The Ohio EPA’s 2012 fish consumption advisory discourages the public from consuming certain types of fish due to PCB, lead and mercury contamination concerns.

Based on the limited 2001 investigation and delineation of PCB contamination in soil and groundwater in the area of the wastewater impoundments, Appleton believes that it may be necessary to undertake remedial action in the future, although Appleton is currently under no obligation to do so. Appleton has not had any discussions or communications with any federal, state or local agencies or authorities regarding remedial action to address PCB contamination at the West Carrollton mill. The cost for remedial action, which could include installation of a cap, long-term pumping, treating and/or monitoring of groundwater and removal of sediment in the Great Miami River, was estimated in 2001 to range up to approximately $10.5 million, with approximately $3 million in short-term capital costs and the remainder to be incurred over a period of 30 years. However, costs could exceed this amount if additional contamination is discovered, if additional remedial action is necessary or if the remedial action costs are more than expected.

Given the uncertainty surrounding the ultimate course of action for the West Carrollton mill property, the Great Miami River remediation and Appleton’s share of these remediation costs, if any, and since Appleton is currently under no obligation to undertake remedial action in the future, no provision has been recorded in its financial statements for estimated remediation costs. In conjunction with the acquisition of PDC by the ESOP in 2001, and as limited by the terms of the purchase agreement, AWA agreed to indemnify PDC for 50% of all environmental liabilities at the West Carrollton mill for the first $5.0 million in costs and damages and 100% of any costs and damages thereafter. The aggregate indemnity cap under the 2001 purchase agreement is $93 million. Unlike the Lower Fox River indemnity, AWA does not maintain insurance to fund this indemnity. AWA’s ability to meet its indemnity obligations for the West Carrollton mill is uncertain. In addition, the former owners and operators of the West Carrollton mill may be liable for all or part of the cost of remediation of the historic PCB contamination.

Risks associated with underfunded pension liabilities

HACII’s board of directors considered the risk that the total projected benefit obligation of Appleton’s defined benefit pension plans exceeded the fair value of the plan assets by $125.8 million on December 31, 2011. However, Appleton is forecasting a contribution to the plans of $25 million in 2012, and the board of directors believes that the risks related to Appleton’s underfunded pension liabilities are within the range of those seen in other publicly traded companies in the industry.

Risks associated with outstanding debt instruments

HACII’s board of directors considered the potential risks associated with Appleton’s substantial amount of outstanding indebtedness, which was approximately $512.0 million as of April 1, 2012. However, during the course of the due diligence process, HACII’s board of directors considered Appleton’s debt position with respect to the possible de-levering that would occur in connection with the consummation of the Transaction, the possible opportunities to refinance the remaining indebtedness following the consummation of the Transaction, Appleton’s expected ability to generate strong free cash flow, the limited maintenance capital expenditure needs of Appleton and the stability of Appleton’s raw material inputs.

HACII’s board of directors also considered the risk that Appleton’s current outstanding debt instruments constrain Appleton’s activities, including certain rights that would be triggered upon consummation of the Transaction. In connection with Appleton’s entry into the Equity Purchase Agreement, Appleton agreed to solicit certain amendments to, or waivers from, its current outstanding debt instruments in order to permit the consummation of the Transaction. The board of directors believes that Appleton will be able to secure the amendments and consents necessary in order to permit the consummation of the Transaction without violating the restrictive covenants in Appleton’s outstanding debt instruments.

Risks associated with net losses

HACII’s board of directors considered Appleton’s net losses, but believes that such losses could be mitigated in the future due to the benefits Appleton could realize from the supply agreement with Domtar, including the elimination of marginal business lines, reduction of working capital, fixed assets and overhead costs, and disposition of certain assets at its West Carrolton, Ohio facility, potential multi-faceted growth from the Encapsys business segment, Appleton’s expected free cash flow generation possibilities, and the possible de-levering that would occur in connection with the consummation of the Transaction.

The cessation of papermaking and transition to base stock supplied under the Domtar long-term supply agreement may take longer or cost more than planned

Appleton has developed plans to cease papermaking operations in West Carrollton and transition to replacement base stock supplied under the Domtar long-term supply agreement. Though management has not yet finalized the specific actions to be taken, Appleton expects to incur substantial costs to effect the transition over a defined period and anticipates it will be able to fund those costs with manufacturing cost savings, working capital reductions and normal operations. However, the success of the transition depends on the ability of this supplier to manufacture paper that meets Appleton’s specifications, the ability of Appleton to successfully coat the replacement base stock to meet the requirements of Appleton’s customers, and acceptance of the products by customers and the successful use in their businesses. If difficulties develop in the transition process, the time and expense associated with the transition may expand beyond planned periods and amounts and Appleton’s business, financial condition and results of operations may be materially adversely affected.

Potential Conflicts of Interests of HACII’s Directors and Officers in the Transaction

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On June 15, 2010, the Sponsor purchased 3,285,714 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.0076 per share. On July 30, 2010, the Sponsor transferred an aggregate of 32,856 Founder Shares to William A. Montgomery and William F. Quinn, each of whom joined HACII’s board of directors upon the closing of the IPO. On October 8, 2010, the Sponsor and Messrs. Montgomery and Quinn returned an aggregate of 821,428 Founder Shares to HACII for no consideration in connection with a reduction in the number of units to be offered in the IPO. In addition, the Sponsor and Messrs. Montgomery and Quinn returned an aggregate of 321,429 Founder Shares to HACII for no consideration after the underwriters of the IPO determined that they would not exercise their option to purchase additional units to cover any over-allotments. On January 13, 2012, the Sponsor transferred 10,714 Founder Shares to James C. Musselman in connection with Mr. Musselman’s appointment to HACII’s board of directors. A portion of the Founder Shares (equal to 2.5% of the issued and outstanding shares of HACII Common Stock immediately after the IPO) will be subject to forfeiture by the Initial Stockholders in the event the last sales price of HACII Common Stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of HACII’s initial business combination. In addition, simultaneously with the consummation of the IPO, HACII consummated the private sale of 6,666,667 Sponsor Warrants to the Sponsor at a price of $0.75 per warrant for an aggregate purchase price of $5.0 million. The Sponsor’s general partner is owned and controlled by Thomas O. Hicks, HACII’s founder and chairman of the board. Mr. Hicks is also a limited partner of the Sponsor. The remaining limited partnership interests in the Sponsor are owned, directly or indirectly, by Mr. Hick’s charitable foundation and certain of his family estate planning entities and by various employees of Mr. Hicks, including certain HACII officers. In light of the amount of consideration paid, HACII’s directors and officers will likely benefit from the completion of the Transaction even if the Transaction causes the market price of HACII’s securities to significantly decrease. The likely benefit to HACII’s directors and officers may influence their motivation for promoting the Transaction and/or soliciting proxies for the approval of the Transaction Proposal.

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If HACII does not consummate a transaction with Appleton and is unable to consummate the Transaction by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved) HACII will be required to commence proceedings to dissolve and liquidate and the 2,142,857 Founder Shares held by the Initial Stockholders will be worthless because such holders have agreed to waive their redemption rights with respect to their Founder Shares if HACII fails to consummate the Transaction on or before July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved). In such event, the Sponsor Warrants will also expire worthless. On the other hand, in the event the Transaction is consummated, Messrs. Montgomery, Musselman and Quinn would hold shares of HACII Common Stock with an aggregate market value of $         (or $         individually by each director), based on the closing sales price of HACII Common Stock of $         on the Nasdaq Capital Market on                     , 2012. Additionally, Mr. Hicks, through his interests in the Sponsor, would have an economic interest in shares of HACII Common Stock with an aggregate value of $         if the Transaction is consummated, based on the closing sales price of HACII Common Stock of $         on the Nasdaq Capital Market on                     , 2012. Various employees of Mr. Hicks, including certain HACII officers, through their respective interests in the Sponsor, would have an economic interest in shares of HACII Common Stock and HACII warrants with an aggregate value of $         if the Transaction is consummated, based on the closing sales price of HACII Common Stock of $                     on the Nasdaq Capital Market on                 , 2012.

Therefore, based on the $25,000 and $5.0 million purchase price paid by the Sponsor for the Founder Shares and the Sponsor Warrants, respectively, if the Transaction is consummated:

•	each of Messrs. Montgomery, Musselman and Quinn would stand to gain approximately $ ;

•	Mr. Hicks, through his interests in the Sponsor, would stand to gain approximately $ if the Transaction is consummated; and

•	Various employees of Mr. Hicks, including certain HACII officers, would stand to gain approximately $ .

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In connection with the IPO, HACII and the representative of the underwriters in the IPO entered into agreements with the Initial Stockholders pursuant to which the Initial Stockholders have agreed to vote:

•	all of their Founder Shares in accordance with the majority of the votes cast with respect to an initial business combination by the HACII Public Stockholders; and

•	any Public Shares acquired in or after the IPO in favor of an initial business combination.

Approval of the Transaction Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of HACII Common Stock entitled to vote thereon as of the record date present in person or represented by proxy at the special meeting of HACII stockholders. As of the record date of the special meeting of HACII stockholders, 2,142,857 Founder Shares, or approximately 12.5% of the outstanding HACII Common Stock, would be voted in accordance with the majority of the votes cast by HACII Public Stockholders with respect to the Transaction Proposal. If HACII, the Initial Stockholders or HACII’s officers and directors purchase Public Shares from existing HACII stockholders that are likely to vote against the Transaction Proposal, or that are likely to elect to redeem their Public Shares, the probability that the Transaction Proposal will be approved would increase.

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If HACII dissolves and liquidates prior to the consummation of a business combination, Mr. Hicks has agreed that he will be liable to HACII if and to the extent any claims by a third party for services rendered or products sold to HACII, or by a prospective target business with which it has discussed entering into a transaction agreement, reduce the amounts in the trust account available for distribution to HACII stockholders in the event of a liquidation below $9.95 per share, except as to any claims by a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) of any and all rights to seek access to the funds in the trust account and except as to any claims under HACII’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. This agreement was entered into to reduce the risk that, in the event of HACII’s dissolution and liquidation, the trust account is reduced by claims of creditors. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Hicks will not be responsible to the extent of any liability for such third party claims. HACII cannot assure its stockholders, however, that Mr. Hicks would be able to satisfy those obligations. If the Transaction is completed, such obligations will terminate.

In addition, the exercise of HACII’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in HACII Public Stockholders’ best interest.

Certain Other Interests in the Transaction

In addition to the interests of HACII’s directors and officers in the Transaction, you should keep in mind that certain individuals promoting the Transaction and/or soliciting proxies on behalf of HACII have interests in the Transaction that are different from, or in addition to, the interests of HACII stockholders.

Deutsche Bank, an underwriter in the IPO, may be assisting HACII’s directors and officers in connection with these efforts. In connection with the IPO, the underwriters have agreed to defer underwriting commissions of approximately $4.5 million until the consummation of HACII’s initial business combination. If the Transaction is consummated, those deferred underwriting commissions will be released to the underwriters, including Deutsche Bank. The amount of such deferred underwriting commissions will not be impacted by the exercise of redemption rights. HACII will not pay the underwriters additional fees in connection with their efforts with respect to the IPO. Notwithstanding the foregoing, Deutsche Bank would be paid an additional fee of $3,166,667 upon consummation of the Transaction in connection with services performed as a financial and capital markets advisor for HACII with respect to the Transaction. In addition, HACII contemplates engaging other financial and capital markets advisors, collectively the “Selling Group Participants,” for various capital market advisory services, such as identifying potential investors, assisting management in preparing presentations to potential investors and general advice on strategy and tactics in respect of consummation of the Transaction.

It is contemplated that the Selling Group Participants will be able to participate in an aggregate $1.75 million bonus pool that HACII and Appleton plan to make available to the capital markets advisors upon a successful closing of the Transaction. The $1.75 million bonus pool will be allocated among the various advisors by HACII/Appleton in their sole discretion based on their assessment of the value added by the various advisors.

Additionally, HACII engaged The Klein Group, an adviser in the IPO, to provide advisory services in connection with the initial business combination, including identifying potential business combination targets and general advice on the structure of a business combination. Upon a successful closing of the Transaction, the Klein Group will receive $300,000 for its services performed.

In the event that the Transaction is consummated, funds in HACII’s trust account may be used, directly or indirectly, to purchase Public Shares from the holders of such Public Shares. Although HACII contemplates that such purchases would likely be consummated by means of a purchase agreement entered into directly with such holders of HACII Common Stock, it is possible that HACII may repurchase such shares indirectly through the use of a third party intermediary who would be compensated by HACII for its role as intermediary in the event that some holders are reluctant to sell such shares to HACII directly. To the extent made, such purchases would be made in compliance with federal securities laws. See the section entitled “—Actions That May Be Taken to Secure Approval of HACII Stockholders.”

Material Federal Income Tax Consequences of the Transaction

None of the HACII units, the HACII Common Stock or the HACII Public Warrants will be exchanged in the Transaction. Holders of HACII Common Stock who do not tender any of their HACII Common Stock in connection with the exercise of redemption rights will not recognize any gain or loss for U.S. federal income tax purposes as result of the consummation of the Transaction.

The exchange of HACII Common Stock for cash in connection with the exercise of redemption rights will be a taxable redemption of the HACII Common Stock for U.S. federal income tax purposes. The exercise of redemption rights will be treated either as a sale of HACII Common Stock or as a distribution with respect to HACII Common Stock, as more fully described in the section entitled “Material U.S. Federal Income Tax Consequences.”

The tax consequences to holders of HACII Common Stock or HACII Public Warrants will depend on their own particular situations. Accordingly, holders of HACII Common Stock or HACII Public Warrants are urged to consult their tax advisors for a full understanding of the particular tax consequences to them.

Actions That May Be Taken to Secure Approval of HACII Stockholders

HACII, the Initial Stockholders or HACII’s directors and officers and their respective affiliates may negotiate arrangements to provide for the purchase of the Public Shares from holders who indicate their intention to vote against the Transaction and seek redemption or who otherwise wish to sell their Public Shares. In the event that HACII is the buyer in such privately negotiated purchases, it could elect to use trust account proceeds to pay the purchase price in such transactions after the closing of the Transaction. It is possible that any such privately negotiated purchases of Public Shares could involve the payment of a premium purchase price. See “Special Meeting of HACII Stockholders—Permitted Purchases of HACII Securities” and “HACII’s Business—Stockholder Approval of the Transaction” for more information.

If the Transaction is not consummated, a holder would have to wait until HACII liquidates in connection with its dissolution to receive liquidation proceeds, which liquidation could take 60 days or more to complete.

HACII, the Initial Stockholders or HACII’s directors and officers would approach a limited number of large holders of HACII that have indicated an intention to vote against the Transaction Proposal, and engage in direct negotiations for the purchase of such holders’ positions. All holders approached in this manner would be institutional or sophisticated holders. Arrangements of such nature would only be entered into and effected in accordance with applicable law, including securities laws, at a time when HACII, the Initial Stockholders or HACII’s directors and officers and/or their respective affiliates are not aware of any material nonpublic information regarding HACII, Appleton and their respective securities or pursuant to agreements between the buyer and seller of such shares in a form that would not violate insider trading rules. Definitive arrangements have not yet been determined but may include: agreements between HACII, the Initial Stockholders or HACII’s directors and officers and their respective affiliates on the one hand and the holders of Public Shares on the other hand pursuant to which HACII would agree to purchase Public Shares from such holders in connection with the closing of the Transaction for the price specified in the arrangements. Under the terms of such an agreement, the holder would appoint an officer of HACII as his proxy with respect to the Transaction and all other proposals in this proxy statement. HACII, the Initial Stockholders, HACII’s directors and officers and/or their respective affiliates have agreed to immediately notify Appleton of any such purchases so that HACII and Appleton may issue a press release and file a Current Report on Form 8-K describing such purchase, including the price of such purchase, the quantity of shares purchased, the amount by which such purchases will reduce the trust account and the fact that such shares will be voted in favor of the Transaction as soon as possible in order to provide as much notice as possible of such purchases to HACII stockholders. However, because there is no deadline prior to which permitted repurchases must be made, it is possible that any such press releases or Current Reports on Form 8-K might not be received by the stockholders or warrantholders prior to the relevant vote.

As a result of the purchases that may be effected through such arrangements, it is likely that the number of shares of HACII Common Stock in HACII’s public float will be reduced and that the number of beneficial holders of HACII’s securities also will be reduced.

If holders refuse to enter into arrangements with HACII to sell their Public Shares, HACII may determine to engage a third party “aggregator” to buy shares prior to the meeting from such holders that have already indicated an intention to redeem their shares and/or vote against the Transaction Proposal. In such a case, the aggregator would purchase the shares from the original holder and then subsequently sell such shares to HACII in connection with the closing of the Transaction. HACII would, in addition to paying the purchase price of such shares to this aggregator, pay it a fee. Such fee would typically be a small percentage of the aggregator’s total purchase price for such shares. Any arrangement entered into with a third party aggregator would require it to immediately notify HACII and Appleton of any such purchases so that HACII and Appleton may issue a press release and file a Current Report on Form 8-K describing such purchase, including the price of such purchase, the quantity of shares purchased, the amount by which such purchases will reduce the trust account and the fact that such shares will be voted in favor of the Transaction as soon as possible in order to provide as much notice as possible of such purchases to HACII stockholders. However, because there is no deadline prior to which permitted repurchases must be made, it is possible that any such press releases or Current Reports on Form 8-K might not be received by the stockholders or warrantholders prior to the relevant vote.

Although HACII does not have a definitive plan to engage the services of such an aggregator, if one is needed, the parties believe it will be in the best interests of stockholders that are voting in favor of the Transaction since the retention of the aggregator can help ensure that the Transaction will be completed and the additional fee payable to the aggregator is not expected to be significant. All shares purchased pursuant to such arrangements would remain outstanding until the closing of the Transaction and would be voted in favor of the Transaction Proposal. Any agreement between the parties will provide for the holder to withdraw or revoke any exercise of its redemption exercise and grant a proxy to HACII’s designees to vote such shares in favor of the Transaction Proposal at the meeting. If, for some reason, the Transaction is not closed despite such agreements, the sellers would be entitled to participate in liquidation distributions from HACII’s trust account with respect to such shares.

HACII and Appleton will as immediately as possible file a Current Report on Form 8-K and press release to disclose arrangements entered into or significant purchases or transfers made by any of the aforementioned persons, including aggregators, that would affect the vote on the Transaction Proposal or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases or transfers by any of the aforementioned persons and will include (i) the price of such purchases (ii) the quantity of shares purchased, (iii) the amount by which such purchases will reduce the trust account and (iv) a statement that such shares purchased would be voted in favor of the Transaction. If HACII’s directors or officers make purchases or transfer shares pursuant to such arrangements, they will be required to report these purchases or transfers on beneficial ownership reports filed with the SEC and the Form 8-K would reflect how those acquisitions would change the disclosure under the section entitled, “Beneficial Ownership of Securities.”

Purchases pursuant to such arrangements would be paid for with funds in HACII’s trust account and would diminish available cash. In all events, there will be sufficient funds available to HACII from the trust account to pay the holders of all Public Shares that are properly redeemed. Because the stockholders who sell their shares in privately negotiated transactions as described above may receive a per-share purchase price payable from the trust account that is not reduced by a pro rata share of the deferred underwriting commissions or franchise or income taxes payable, the redemption price per share payable to HACII Public Stockholders who elect to have their shares redeemed will be reduced by a larger percentage of the franchise and income taxes payable than it would have been in the absence of such privately negotiated transactions, and stockholders who do not elect to have their shares redeemed and remain HACII stockholders after the business combination will bear, in addition to the franchise and income taxes payable, the economic burden of the deferred commissions because such amounts will be payable by HACII. In addition, HACII Public Stockholders who elect to have their shares redeemed will be required to wait until after the completion of the Transaction in order to receive the per-share redemption price for their Public Shares.

It is possible that the special meetings could be adjourned to provide time to seek out and negotiate such transactions if, at the time of the meetings, it appears that the requisite vote will not be obtained or that the limitation on redemption will be exceeded, assuming that the stockholder adjournment proposal is approved.

Anticipated Accounting Treatment

The anticipated accounting treatment is dependent on the number of redemptions of HACII Common Stock. Presented below is the anticipated accounting treatment under “Assuming No Redemption” and “Assuming Maximum Redemption” scenarios. See “Unaudited Pro Forma Condensed Consolidated Financial Statements” for further details.

Assuming No Redemption

This presentation assumes that no HACII Public Stockholders seek to redeem their Public Shares for a pro rata share of the trust account. This presentation would result in HACII owning approximately 65.5% of Appleton.

The acquisition of Appleton by HACII will be accounted for as a business combination. HACII will acquire an aggregate number of Appleton Class A Units equal to the aggregate number of shares of HACII Common Stock issued and outstanding after giving effect to (i) the issuance of the Sponsor Earnout Shares and (ii) the issuance of the Management Incentive Shares, which, assuming no redemptions or repurchases, would be 18,276,462. In exchange, HACII will pay to Appleton an amount in cash equal to the amount held in the trust account less (i) amounts used by HACII to make permitted repurchases of Public Shares, (ii) the aggregate costs, fees and expenses incurred by HACII in connection with its pursuit of an initial business combination (including deferred underwriting commissions) and other working capital expenses and (iii) the Cash Amount payable to HACII Public Warrantholders. For its role in the Transaction, PDC will receive (i) an aggregate of 9,632,024 Appleton Class B Units that shall be exchangeable into shares of HACII Common Stock on a one-for-one basis and (ii) 481,601.2 shares of HACII Series A Preferred Stock that will give PDC voting interest at HACII that corresponds to its economic interest in Appleton. In addition, PDC will be entitled to receive contingent future payments under the Tax Receivable Agreement and up to an aggregate of 3.0 million additional shares of HACII Common Stock in the event certain stock price targets for HACII Common Stock are achieved within five years of the closing of the Transaction.

Assuming Maximum Redemption

A condition to closing the transactions contemplated by the Equity Purchase Agreement is that, after giving effect to Redemptions and HACII’s permitted repurchases of Public Shares, not less than $82.0 million remains in the trust account. This presentation assumes that HACII Public Stockholders will seek to redeem their Public Shares for a pro rata share of the trust account whereby the cash remaining in the trust account is $82.0 million after paying (i) amounts used by HACII to make permitted repurchases of HACII Common Stock and (ii) amounts payable to HACII Public Stockholders that properly exercise their redemption rights. A portion of the $82.0 million will be used to (i) pay aggregate costs, fees, and expenses incurred by HACII in connection with its pursuit of an initial business combination (including deferred underwriting commissions) and other working capital expenses and (ii) the Cash Amount payable to HACII Public Warrantholders. This presentation results in HACII owning approximately 54.5% of Appleton.

The acquisition of Appleton by HACII will be accounted for as a business combination. HACII will acquire an aggregate number of Appleton Class A Units equal to the aggregate number of shares of HACII Common Stock issued and outstanding after giving effect to redemption by those HACII Public Stockholders seeking to redeem their Public Shares for a pro rata share of the trust account, which, assuming maximum redemption, would be 11,508,623. In exchange, HACII will pay to Appleton an amount in cash equal to the amount remaining in the trust account less (i) the aggregate costs, fees and expenses incurred by HACII in connection with its pursuit of an initial business combination (including deferred underwriting commissions) and other working capital expenses and (ii) the Cash Amount payable to HACII Public Warrantholders. For its role in the Transaction, PDC will receive (i) an aggregate of 9,632,024 Appleton Class B Units that shall be exchangeable into shares of HACII Common Stock on a one-for-one basis, and (ii) 481,601.2 shares of HACII Series A Preferred Stock that will give PDC voting interest at HACII that corresponds to its economic interest in Appleton. In addition, PDC will be entitled to receive contingent future payments under the Tax Receivable Agreement and up to an aggregate of 3.0 million additional shares of HACII Common Stock in the event certain stock price targets for HACII Common Stock are achieved within five years of the closing of the Transaction.

Regulatory Approvals

HACII and Appleton do not expect that the Transaction will be subject to any state or federal regulatory requirements other than the filing of certain documents with the Secretary of State of the State of Delaware and certain antitrust approvals necessary to effectuate the Transaction. HACII and Appleton intend to comply with all such requirements.

Required Vote

Approval of the Transaction Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of HACII Common Stock entitled to vote thereon as of the record date present in person or represented by proxy at the special meeting of HACII stockholders.

THE PURCHASE AGREEMENTS

The following summaries of the material provisions of the Equity Purchase Agreement and the Cross Purchase Agreement are qualified by reference to the complete texts of the Equity Purchase Agreement and the Cross Purchase Agreement, copies of which are attached as Annex C and Annex D, respectively, to this proxy statement and incorporated herein by reference. You are encouraged to read the Equity Purchase Agreement and the Cross Purchase Agreement in their entirety for a more complete description of the terms and conditions of the Transaction.

Transaction Structure and Consideration

On May 16, 2012, HACII entered into the Equity Purchase Agreement and the Cross Purchase Agreement, pursuant to which, through a series of transactions, Appleton will become a non-wholly owned subsidiary of HACII. In connection with the Transaction:

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Conversion.  Prior to the closing of the Transaction, Appleton will convert from a Delaware corporation to a Delaware limited liability company, enter into a limited liability company agreement of Appleton with PDC and issue to PDC 9,632,024 Appleton Class B Units plus the Over-the-Top Units, in an amount to be determined by the parties prior to closing.

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Formation of Newco.  Prior to the closing of the Transaction, PDC will form a new Delaware corporation, which shall be a wholly-owned subsidiary of PDC and is referred to herein as Newco. PDC shall contribute approximately 48,160 Appleton Class B Units to Newco prior to the closing of the Transaction.

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Purchase of Appleton Class A Units.  Pursuant to the Equity Purchase Agreement, HACII will purchase an aggregate number of Appleton Class A Units equal to (i) the number of shares of HACII Common Stock issued and outstanding after giving effect to the Redemption and any permitted repurchases of Public Shares, less (ii) the number of Over-the-Top Units.

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Cross Purchase.  One day after the closing of the transactions contemplated by the Equity Purchase Agreement, pursuant to the Cross Purchase Agreement, PDC will sell the Over-the-Top Units to HACII, which HACII will immediately surrender to Appleton for cancellation and, upon its receipt thereof, Appleton will issue to HACII a number of Appleton Class A Units equal to the number of cancelled Over-the-Top Units.

For a more detailed description of the securities of Appleton and HACII to be issued in the Transaction, please see the section entitled “Description of Securities.”

Consideration to HACII

Pursuant to the Purchase Agreements, HACII will acquire an aggregate number of Appleton Class A Units equal to the number of shares of HACII Common Stock outstanding after giving effect to the Redemption and any permitted repurchases of Public Shares.

A condition to the closing of the transactions contemplated by the Equity Purchase Agreement is that, after giving effect to the Redemption and any permitted repurchases of Public Shares, not less than $82.0 million remains in the trust account. Assuming that exactly $82.0 million remains in the trust account after the Redemption and any such repurchases, upon the closing of the Transaction, HACII’s Appleton Class A Units will represent an approximate 54.5% ownership interest in Appleton and holders of HACII Common Stock will control approximately 54.5% of the voting power of HACII, with PDC (either directly or through a wholly-owned subsidiary) holding the remaining ownership interests in Appleton and voting power of HACII. In the event that no HACII Public Stockholders elect to redeem their shares of HACII Common Stock and HACII does not make any permitted repurchases, upon the closing of the Transaction, HACII’s Appleton Class A Units will represent an approximate 65.5% ownership interest in Appleton and holders of HACII Common Stock will control approximately 65.5% of the voting power of HACII, with PDC (either directly or through a wholly-owned subsidiary) holding the remaining ownership interests in Appleton and voting power of HACII. See the section entitled “Beneficial Ownership of Securities” for more information regarding the post-Transaction ownership. Therefore, immediately following the consummation of the Transaction, PDC (either directly or through a wholly-owned subsidiary) will hold between approximately 45.5% and 34.5% of the ownership interests in Appleton and the voting power of HACII, depending on the number of redemptions and permitted repurchases. Accordingly, the interests of the current HACII stockholders in HACII and Appleton will be proportionately diluted according to PDC’s interests in each of HACII and Appleton.

Consideration to Appleton and PDC

In consideration of the issuance to HACII of Appleton Class A Units under the Equity Purchase Agreement, HACII will pay to Appleton, by wire transfer in immediately available funds, an amount in cash equal to the amount held in the trust account less (i) amounts used by HACII to make permitted repurchases of HACII Common Stock, (ii) amounts payable to HACII Public Stockholders that properly exercise their redemption rights, (iii) the Cash Amount payable to HACII Public Warrantholders, and (iv) the aggregate costs, fees and expenses incurred by HACII in connection with its pursuit of an initial business combination (including deferred underwriting commissions) and other working capital expenses.

Pursuant to the Cross Purchase Agreement, (i) HACII will issue to PDC 481,601.2 shares of HACII Series A Preferred Stock, (ii) PDC will be entitled to receive, to the extent it becomes due and payable in accordance with the terms of the Cross Purchase Agreement, the Contingency Consideration, and (iii) PDC will be allocated 85% of certain tax-related benefits arising out of the Transaction pursuant to the Tax Receivable Agreement. The first one million shares of the Contingency Consideration, or the First Tier Contingency Consideration, will become issuable in the event that shares of HACII Common Stock trade at or above $12.50 per share for 20 out of 30 consecutive trading days on or prior to the fifth anniversary of the closing of the Cross Purchase Agreement. In the event that shares of HACII Common Stock trade at or above $15.00 per share for 20 out of 30 consecutive trading days on or prior to the fifth anniversary of the closing of the Cross Purchase Agreement, then, along with the First Tier Contingency Consideration, HACII shall issue to PDC two million additional shares of HACII Common Stock, or the Second Tier Contingency Consideration.

Immediately after the Transaction, PDC (either directly or through a wholly-owned subsidiary) will hold 9,632,024 Appleton Class B Units, which, assuming that after giving effect to the Redemption and any permitted repurchases exactly $82.0 million remains in the trust account, would represent an approximate 45.5% ownership interest in Appleton. Each share of HACII Series A Preferred Stock that PDC will receive pursuant to the Cross Purchase Agreement represents 20 votes, so the 481,601.2 preferred shares issued to PDC in the Transaction will give PDC voting power at HACII equivalent to its ownership interest in Appleton. Pursuant to the terms of the Voting Trust Agreement, PDC will then transfer its shares of Series A Preferred Stock to the Voting Trustee, who will vote such shares at the direction of the ESOP participants. Appleton Class B Units are exchangeable into shares of HACII Common Stock on a one-for-one basis on the terms set forth in the Exchange Agreement and, upon each such exchange, one-twentieth of a share of HACII Series A Preferred Stock will be automatically redeemed. For each share of HACII Common Stock that is issued under the Exchange Agreement, a new Appleton Class A Unit will be issued to HACII.

See “—Ancillary Agreements—Exchange and Support Agreement” below for more information regarding the procedure by which Appleton Class B Units may be exchanged for shares of HACII Common Stock.

The Equity Purchase Agreement

Closing of the Equity Purchase Agreement

The closing of the transactions contemplated by the Equity Purchase Agreement will occur no later than the first business day after all of the closing conditions contained in the Equity Purchase Agreement (including the conditions that HACII’s stockholders and warrantholders shall have approved the Transaction Proposal and the Warrant Amendment Proposal, respectively) are satisfied or waived, unless the parties to the Equity Purchase Agreement agree otherwise in writing (see “—Conditions to Closing” below).

Directors and Officers

The Equity Purchase Agreement provides that HACII shall take all necessary action so that the persons designated in the Equity Purchase Agreement as directors and officers are appointed or elected, as applicable, as directors and officers of HACII and all prior directors and officers (to the extent such persons are not designated as such in the Equity Purchase Agreement) shall have resigned or have been removed, in each case effective immediately after the closing of the transactions contemplated by the Equity Purchase Agreement.

Representations and Warranties

The Equity Purchase Agreement contains a number of representations and warranties made by PDC, Appleton and HACII to each other. The representations and warranties do not survive the closing of the transactions contemplated by the Equity Purchase Agreement.

The representations and warranties of PDC relate to, among other things:

•	due organization and qualification;

•	corporate power and authority to enter into the Equity Purchase Agreement and to consummate the Transaction;

•	authorization and validity of the Equity Purchase Agreement;

•	no conflict and no additional governmental approvals or filings or third-party consents required;

•	SEC documents and financial statements;

•	the ownership of the equity interests in Appleton and Newco; and

•	the absence of legal proceedings.

Appleton’s representations and warranties regarding Appleton and its subsidiaries relate to, among other things:

•	due organization and qualification of Appleton;

•	corporate power and authority to enter into the Equity Purchase Agreement and to consummate the Transaction;

•	authorization and validity of the Equity Purchase Agreement with respect to Appleton;

•	subsidiaries of Appleton;

•	capital structure of Appleton and its subsidiaries;

•	due authorization and valid issuance of the units to be issued pursuant to the Equity Purchase Agreement;

•	no conflict and no additional governmental approvals or filings or third-party consents required;

•	SEC documents and financial statements;

•	the absence of a material adverse effect since December 31, 2011;

•	the absence of undisclosed liabilities;

•	owned and leased property;

•	the condition and sufficiency of the assets of Appleton and its subsidiaries;

•	taxes;

•	compliance with applicable legal requirements;

•	licenses and permits of Appleton and its subsidiaries;

•	the absence of legal proceedings;

•	environmental matters;

•	employee benefit matters;

•	employment matters;

•	intellectual property;

•	certain material contracts;

•	customers and suppliers;

•	material transactions with affiliates;

•	insurance; and

•	brokers’ fees or commissions.

HACII’s representations and warranties relate to, among other things:

•	due organization and qualification and that the Transaction is a “business combination” within the meaning of the certificate of incorporation of HACII;

•	corporate power and authority of HACII to enter into the Equity Purchase Agreement and consummate the Transaction;

•	authorization and validity of the Equity Purchase Agreement;

•	no conflict and no additional governmental approvals or filings or third-party consents required;

•	capital structure;

•	SEC documents and financial statements;

•	the absence of a material adverse effect since December 31, 2011;

•	the absence of undisclosed liabilities;

•	taxes;

•	the absence of legal proceedings;

•	certain material contracts;

•	material transactions with affiliates;

•	no brokers’ fees or commissions; and

•	the trust account.

The representations and warranties set forth in the Equity Purchase Agreement are made by and to PDC, Appleton and HACII as of specific dates. The statements embodied in those representations and warranties were made for purposes of the Equity Purchase Agreement between the parties and are subject to certain qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Equity Purchase Agreement, may or may not be accurate as of the date they were made, and do not purport to be accurate as of the date of this proxy statement.

Materiality and Material Adverse Effect

Some of the representations and warranties are qualified by materiality and material adverse effect. The definition of “material adverse effect,” with respect to a person, is a material adverse effect on the business, operations, assets or financial condition of such person and its subsidiaries, taken as a whole, excluding, in each case, any such effect resulting from or arising out of or in connection with (i) acts of God, calamities, national or international political or social conditions including the engagement by any country in hostilities, whether commenced before or after the date of the Equity Purchase Agreement, and whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, in each case, that do not have a disproportionate effect on the person and its subsidiaries, taken as a whole, relative to other persons in the same industry, (ii) economic, industry or market events, occurrences, developments, circumstances or conditions, whether general or regional in nature or limited to any area in which such person or its subsidiaries operate, in each case to the extent they do not have a disproportionate effect on such person and its subsidiaries, taken as a whole, relative to other persons in the same industry, (iii) changes in applicable laws or accounting standards, principles or interpretations, in each case, that do not have a disproportionate effect on such person and its subsidiaries, taken as a whole, relative to other similarly situated persons in the same industry, (iv) changes in commodity prices or (v) the public announcement or the pendency of the Equity Purchase Agreement or the Transaction or any actions taken or not taken in compliance with the Equity Purchase Agreement or otherwise at the request or with the consent of PDC, Appleton or HACII, as applicable.

Interim Covenants Relating to Conduct of Business

During the period from the date of the Equity Purchase Agreement until the earlier of the closing date of the transactions contemplated by the Equity Purchase Agreement or the termination of the Equity Purchase Agreement, each of Appleton and its subsidiaries, on the one hand, and HACII, on the other hand, will carry on its respective business only in the ordinary course of business. During such period, Appleton and its subsidiaries will also use commercially reasonable efforts to preserve their business organization, to keep available the services of their present officers and key employees, and to preserve the goodwill of those having business relationships with them. In addition, each of Appleton and its subsidiaries, on the one hand, and HACII, on the other hand, may not, among other things, and subject to certain exceptions and qualifications (including the ability to consummate the transactions contemplated by the Warrant Amendment), without the written consent of the other party (which consent shall not be unreasonably withheld or delayed):

•	issue, deliver or sell, or authorize the issuance, delivery or sale of, any of its respective capital stock or other equity interests;

•	subject to certain exceptions, declare, set aside or pay any dividends or distribution or other capital return in respect of its equity interests;

•	except as required by accounting principles generally accepted in the United States of America, or U.S. GAAP, change any accounting methods, principles or practices;

•

except (i) in the ordinary course of business, (ii) for certain waivers, forbearance agreements and amendments related to Appleton’s debt agreements and (iii) for permitted repurchases by HACII of HACII Common Stock, enter into, terminate or materially modify any material contract;

•

acquire or dispose of, by merger or consolidation with, or merge or consolidate with, or purchase or sell substantially all of the equity interests or assets of, or otherwise acquire or dispose of, any material business of any corporation, partnership, association or other business organization or division thereof; or

•

make or grant any bonus or any wage or salary increase to any employee or group of employees, except, with respect to Appleton, in the ordinary course of business or as required under an existing benefit plan or collective bargaining agreement.

Each of PDC and Appleton and its subsidiaries may not, among other things and subject to certain exceptions and qualifications, without the written consent of HACII (which consent shall not be unreasonably withheld or delayed):

•	amend its certificate of incorporation or formation, bylaws, operating agreement, limited partnership agreement or other similar governing documents, as applicable; or

•	redeem or authorize the redemption of any of its equity interests.

In addition, Appleton and its subsidiaries may not, among other things and subject to certain exceptions and qualifications, without the written consent of HACII (which consent shall not be unreasonably withheld or delayed):

•

(i) materially amend or terminate any existing employee benefit plan or arrangement or adopt any new benefit plan, except to the extent reasonably necessary to avoid the imposition of certain additional taxes or to otherwise comply with applicable law; or (ii) except in the course of ordinary business consistent with past practices (A) pay or agree to pay any pension, retirement allowance or other employee benefit not contemplated by any existing benefit plan to any past or present officer or employee, (B) enter into, adopt or amend any bonus, severance or retirement contract, or any employment contract with a non-executive officer except as required by law, or (C) enter into, adopt or amend any employment contract with an executive officer;

•

other than loans or advances made to employees in the ordinary course of business, make any loans, advances or capital commitments to, or guarantees for the benefit of, any person in excess of $5.0 million individually or $10.0 million in the aggregate;

•	create, incur or assume any debt in excess of $5.0 million;

•	make any capital expenditures in excess of $2.0 million individually or $5.0 million in the aggregate;

•	cancel any third party indebtedness in excess of $5.0 million in the aggregate owed to Appleton and its subsidiaries, taken as a whole;

•	make any forward purchase commitment in excess of the requirements of Appleton for normal operating purposes or at prices higher than current market prices;

•	implement any layoff of employees that would implicate the Worker Adjustment and Retraining Notification Act of 1998;

•

settle or compromise any legal proceeding if the amount of such settlement exceeds $5.0 million or will not be paid in full prior to the closing of the Transaction or which settlement or compromise would reasonably be expected to have a continuing adverse impact on the business of Appleton and its subsidiaries after the closing of the Transaction;

•	make or change any material tax election;

•	change any annual accounting period;

•	adopt or change any accounting method with respect to taxes;

•	surrender any material right to claim a refund of taxes;

•	file any material amended tax return;

•	settle or compromise any proceeding with respect to any material tax claim or assessment; or

•	consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment.

In addition, PDC and Appleton agreed to do the following with respect to the assets of PDC and Appleton and its subsidiaries, which assets we refer to, collectively, as the Assets, unless HACII provides its written consent permitting otherwise (which consent consent shall not be unreasonably withheld):

•	subject to certain exceptions, act in a normal manner with respect to the Assets, consistent with prior practice;

•	subject to certain exceptions, not sell, otherwise dispose of, encumber or relinquish the Assets except for permitted encumbrances or in the ordinary course of business;

•	not waive, compromise or settle any material right or claim with respect to the Assets;

•	use commercially reasonable efforts to preserve and perform in all material respects all obligations under all leases and other agreements relating to the Assets;

•	provide prompt notice to HACII of any notice of default received or given under any instrument or agreement affecting the Assets in any material respect;

•	maintain all material and equipment in accordance with customary industry operating practices and procedures in all material respects and maintain insurance with respect to the Assets;

•	provide HACII with material reports concerning environmental matters in connection with the Assets promptly upon receipt but in any event prior to the closing; and

•

use all commercially reasonable efforts to obtain the consents, approvals, permits, licenses and authorizations of all governmental authorities as may be necessary to own and operate the Assets following the closing of the Transaction.

In addition, HACII may not, among other things, and subject to certain exceptions and qualifications (including the ability to consummate the transactions contemplated by the Warrant Amendment), without the written consent of Appleton (which consent shall not be unreasonably withheld or delayed):

•

split, combine or reclassify any shares of its capital stock or other equity securities or redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any shares of its capital stock or other equity securities, except (i) in connection with the offer to redeem for cash its shares of HACII Common Stock held by HACII Public Stockholders who properly exercise their redemption rights and (ii) permitted repurchases of HACII Common Stock by HACII;

•	make any loans or advances to, or guarantees for the benefit of, any person;

•	create, incur or assume certain indebtedness in excess of $100,000;

•	amend or otherwise modify the investment management trust agreement or any other agreement relating to the trust account; or

•	cancel any material third-party indebtedness owed to HACII.

In addition, each of PDC, Appleton and HACII has agreed not to undertake any other action that would be reasonably likely to materially adversely impede the consummation of the Transaction.

Additional Covenants

The Equity Purchase Agreement also contains additional covenants of the parties, including covenants providing for:

•

the provision of reasonable access to properties, books and records during the period prior to the closing of the transactions contemplated by the Equity Purchase Agreement or the earlier termination of the Equity Purchase Agreement;

•

the provision of reasonable access to information of Appleton and its subsidiaries to PDC and HACII for five years following the closing of the transactions contemplated by the Equity Purchase Agreement;

•

not to destroy any books and records of Appleton or its subsidiaries existing on the closing date of the transactions contemplated by the Equity Purchase Agreement for a period of ten years following such closing;

•	the protection of confidential information of the parties;

•

each party to make necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act, to cooperate in connection with resolving any dispute under the HSR Act or other applicable antitrust laws and to take necessary actions to obtain approvals and consent required to consummate the transactions contemplated by the Equity Purchase Agreement;

•

the prior written consent of HACII and Appleton before making any public announcement regarding the transactions contemplated by the Equity Purchase Agreement, or if a public announcement is required by law, consultation and opportunity to comment on such announcement;

•

each party to cooperate in the preparation and issuance or filing, as applicable, of certain press releases and securities filings in connection with the signing of the Equity Purchase Agreement and closing of the transactions contemplated by the Equity Purchase Agreement;

•

HACII to take all necessary action (i) so that the persons listed in the Equity Purchase Agreement are appointed or elected as directors or officers, as applicable, and (ii) to enter into an indemnification agreement with each such person appointed as a director;

•

HACII and Appleton to ensure that the certificate of incorporation or bylaws of HACII and Appleton and its subsidiaries shall contain provisions no less favorable with respect to indemnification than the indemnification provisions contained in such documents as of the date of the Equity Purchase Agreement for a period of six years after the closing of the transactions contemplated by the Equity Purchase Agreement;

•

HACII and its subsidiaries to maintain current policies of directors’ and officers’ liability insurance of HACII and Appleton with respect to claims arising from facts and events that occurred prior to the consummation of the transactions contemplated by the Equity Purchase Agreement for a period of six years after the consummation of the transactions contemplated by the Equity Purchase Agreement;

•	HACII and Appleton to jointly prepare and file this proxy statement;

•

HACII to cause the special meeting of HACII stockholders to be called and held as soon as reasonably practicable and HACII’s board of directors to recommend to HACII’s stockholders their adoption of the Equity Purchase Agreement and the transactions contemplated thereby;

•

HACII to cause the special meeting of HACII Public Warrantholders to be called and held as soon as reasonably practicable and HACII’s board of directors to recommend to HACII’s Public Warrantholders their adoption of the Warrant Amendment and the transactions contemplated thereby;

•

PDC to prepare an information statement of PDC for the purpose of requesting instructions from the participants in the ESOP directing the ESOP trustee as to how to vote shares of PDC common stock allocated to the participants’ accounts in the ESOP;

•

prohibitions against the solicitation by PDC and Appleton of any person concerning any sale of a significant portion of the Assets or the merger, capital stock exchange or sale of their respective equity interests in Appleton and its subsidiaries, any reorganization or recapitalization of PDC or Appleton or its subsidiaries or any similar transaction involving their respective businesses;

•	prohibitions against HACII’s solicitation of any person concerning any business combination or similar transaction;

•	PDC, HACII and the Sponsor to enter into a registration rights agreement upon the closing of the Transaction;

•

PDC, Appleton and HACII to file all reports, registration statements and other documents required to be filed or submitted to the SEC from the date of the Equity Purchase Agreement to the date of the closing of the transactions contemplated by the Equity Purchase Agreement;

•

each party to promptly give written notice of any event, condition or circumstances which would cause any condition to the consummation of the transactions contemplated by the Equity Purchase Agreement not to be satisfied;

•	Appleton to effect its conversion to a limited liability company and PDC to effect the contribution of equity interests in Appleton to Newco;

•	Appleton to use its commercially reasonable efforts to cause certain documents relating to the ESOP to be amended in accordance with the Equity Purchase Agreement;

•	Appleton to seek to amend the terms of certain of its debt agreements;

•	HACII to establish, subject to stockholder approval, an equity incentive plan;

•	HACII to adopt the certificate of designation with respect to the HACII Series A Preferred Stock, which we refer to as the Certificate of Designation;

•

HACII to reserve for issuance a number of shares of HACII Common Stock sufficient to allow for the exchange of all outstanding Appleton Class B Units, the issuance of the Contingency Consideration and the Sponsor Earnout Shares and the issuance of shares under the equity incentive plan;

•

Appleton to establish a trust agreement to hold and vote the HACII Series A Preferred Stock issued to PDC pursuant to the Equity Purchase Agreement in accordance with the instructions of ESOP participants;

•	PDC and Appleton to execute, and to use reasonable efforts to have the ESOP trustee execute, terminations of certain security holders agreements, or the Security Holders Agreements; and

•	each party to use reasonable best efforts to take, or cause to be taken, all other actions necessary, proper or advisable to consummate the Transaction.

Conditions to Closing

The consummation of the transactions contemplated by the Equity Purchase Agreement is conditioned upon various closing conditions, any and all of which may be waived in writing by the parties, including:

•

delivery by each of HACII, PDC and Appleton of an officer’s certificate to the effect that: (i) no proceeding involving such party is pending or threatened before any judicial or governmental authority relating to the Transaction; (ii) the board of directors or managers, as the case may be, of such party has approved the Equity Purchase Agreement and the transaction contemplated thereby; (iii) stockholder or member approval, to the extent required by the terms of the Equity Purchase Agreement, has been obtained; and (iv) the accuracy of all representations and warranties of such party in the Equity Purchase Agreement except to the extent that the failure of such representations and warranties to be true and correct would not have a material adverse effect on such party;

•	the absence of any law, injunction, restraining order or decree of any nature that restrains or prohibits the consummation of the Transaction;

•	the expiration or termination of any applicable waiting periods specified under the HSR Act with respect to the Transaction;

•	the approval of the stockholders of each of HACII and PDC shall have been obtained;

•	the approval of the Warrant Amendment shall have been obtained;

•	that certain debt agreements of Appleton shall have been amended; and

•	the delivery of the various ancillary agreements to the Equity Purchase Agreement, including the Registration Rights Agreement and the Exchange Agreement.

In addition, the obligation of HACII to consummate the Transaction is subject to the following additional conditions, unless waived in writing by HACII:

•	the conversion of Appleton to a limited liability company and the contribution of Appleton equity interests to Newco shall have occurred;

•	certain consents and waivers set forth in the Equity Purchase Agreement shall have been obtained;

•	the absence of defaults, events of default or other similar events with respect to any payment obligation or financial covenant under any material indebtedness of PDC or Appleton and its affiliates;

•	termination of the Security Holders Agreements; and

•

Appleton’s delivery of a FIRPTA certificate, establishing that the consideration payable under the Equity Purchase Agreement may be paid by HACII at the closing of the Transaction without withholding under the Foreign Investment in Real Property Tax Act of 1980.

In addition, the obligation of each PDC and Appleton to consummate the Transaction is subject to the following additional covenants, unless waived in writing by Appleton:

•	the Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware;

•

HACII shall have delivered evidence that, effective as of the closing of the Transaction, the directors and officers of HACII shall be those persons listed as such in the Equity Purchase Agreement; and

•

the amount of cash held in trust, after giving effect to the Redemption and certain permitted repurchases of Public Shares but prior to the payment of the Cash Amount, expenses and certain other amounts, is not less than $82.0 million.

The waiver of any of the following conditions may be deemed sufficiently material to require supplemental disclosure to HACII’s stockholders: (i) the absence of any applicable approvals, laws, injunctions, order or decrees restraining or prohibiting the consummation of the Transaction, (ii) the absence of defaults, events of default or other similar events with respect to any payment obligation or financial covenant under any material indebtedness of Appleton or its subsidiaries, or (iii) depending on the degree of variance and other factors in existence at the time, the amount of cash held in trust, after giving effect to the Redemption and certain permitted repurchases of Public Shares but prior to the payment of the Cash Amount, expenses and certain other amounts, being paid by HACII to Appleton being less than $82.0 million. Such supplemental disclosure would be provided by means of a press release issued by HACII, the filing of related disclosure on Form 8-K, and a supplement to this proxy statement. Any supplemental disclosure would state in bold face prominent text that HACII’s stockholders would be able to revoke any votes that had been cast by them up to the time of the meeting and would contain equally prominent notice that any such votes may be revoked by following telephone and/or Internet voting procedures provided by banks or brokers prior to 11:59 P.M. Eastern Daylight time on the day before the special meeting. Such supplemental disclosure would be issued at a minimum of two business days prior to any vote on the matters addressed in this proxy statement (other than votes on adjournment proposals), although it would be unlikely that any such supplement to this proxy statement would be received by the stockholders prior to such vote if it was mailed only two business days prior to the relevant vote.

In the event that there was a waiver of any particular condition that would be sufficiently material to warrant supplemental disclosure within two business days of the relevant vote (i.e., on or after 11:59 P.M. Eastern Daylight time on July 10, 2012), supplemental disclosure would be issued but HACII would adjourn the meeting until the second business day following the supplemental disclosure; provided that in no event would the special meeting of stockholders be adjourned to a date past July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved).

Termination

The Equity Purchase Agreement may be terminated at any time prior to the closing of the transactions contemplated by the Equity Purchase Agreement:

•	by mutual written consent of HACII and Appleton;

•

by HACII or Appleton by giving written notice to the other party if a law, injunction, restraining order or decree of any nature of any governmental authority of competent jurisdiction is issued that prohibits the consummation of the Transaction and such injunction, restraining order or decree is final and non-appealable or is not resolved in HACII’s and Appleton’s favor prior to July 15, 2012 (or September 15, 2012, in the event that the Amendment Proposal is approved), provided that the party seeking to terminate the Equity Purchase Agreement must have used its reasonable best efforts to have such law, injunction, order or decree vacated or denied;

•

by HACII or Appleton by giving written notice to the other party if HACII fails to obtain the requisite approval of the Transaction or the Warrant Amendment by its stockholders or warrantholders, respectively;

•	by HACII or Appleton by giving written notice to the other party if PDC fails to obtain the requisite approval of the Transaction by its stockholders;

•

by either HACII or Appleton by giving written notice to the other party if the closing of the transactions contemplated by the Equity Purchase Agreement has not occurred by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), provided however, that the right to terminate the Equity Purchase Agreement is not available to any party whose failure or inability to fulfill any obligation under the Equity Purchase Agreement has been the cause of, or resulted in, the failure of the closing of the Transaction to occur on or before such date;

•

by Appleton, upon written notice to HACII, upon a material breach of any representation, warranty, covenant or agreement on the part of HACII such that, if occurring or continuing on the closing date, certain closing conditions would not be satisfied (subject to cure provisions); or

•

by HACII, upon written notice to Appleton, upon a material breach of any representation, warranty, covenant or agreement on the part of PDC or Appleton such that, if occurring or continuing on the closing date, certain closing conditions would not be satisfied (subject to cure provisions).

Upon termination, the Equity Purchase Agreement will terminate and the transactions contemplated by the Equity Purchase Agreement will be abandoned without further action by any of the parties to the Equity Purchase Agreement. In the event that the Equity Purchase Agreement terminates because of the failure by HACII to receive the requisite stockholder approval for the Transaction or due to a material breach by HACII, then HACII will be required to reimburse PDC and Appleton and its subsidiaries for certain documented out-of-pocket expenses in an aggregate amount not to exceed $100,000; provided that such amount shall not be paid using proceeds held in the trust account. If the Equity Purchase Agreement is terminated because of the failure by PDC to receive the requisite stockholder approval for the Transaction or due to a material breach by PDC or Appleton, then Appleton will be required to reimburse HACII for certain documented out-of-pocket expenses in an aggregate amount not to exceed $100,000. In certain limited circumstances, the Equity Purchase Agreement may be terminated without a limitation of remedies.

Expenses

Except in certain limited circumstances, each party to the Equity Purchase Agreement shall be responsible for all costs, fees and expenses incurred by such party in connection with the Equity Purchase Agreement and the transactions contemplated thereby, regardless of whether or not the closing of the Transaction shall have occurred. HACII may pay all costs, fees and expenses incurred by it, including deferred underwriting commissions and amounts incurred in pursuing potential business combinations with targets other than Appleton, using funds from the trust account.

Waiver of Claims Against Trust Account

Each of PDC and Appleton has acknowledged that the trust account was established for the benefit of HACII’s existing stockholders and has absolutely and irrevocably waived any and all present or future rights, title, interest or claims of any kind in or to any assets in the trust account. Each of PDC and Appleton has agreed to not seek recourse, reimbursement, payment or satisfaction against the trust account for any reason whatsoever, including with respect to a breach by HACII of the Equity Purchase Agreement.

Governing Law

The Equity Purchase Agreement is governed by and construed in accordance with the internal laws of the State of Delaware.

The Cross Purchase Agreement

Closing of the Cross Purchase Agreement

The closing of the transactions contemplated by the Cross Purchase Agreement will occur no later than one business day after all of the closing conditions contained in the Cross Purchase Agreement (including the condition that the closing of the transactions contemplated by the Equity Purchase Agreement shall have occurred) are satisfied or waived, unless the parties to the Cross Purchase Agreement agree otherwise in writing (see “— Conditions to Closing” below). It is anticipated that the closing of the transactions contemplated by the Cross Purchase Agreement would occur one day after the closing of transactions contemplated by the Equity Purchase Agreement.

Representations and Warranties

The Cross Purchase Agreement contains a number of representations and warranties made by PDC and HACII to each other. The representations and warranties do not survive the closing of the Transaction.

The representations and warranties of PDC relate to, among other things:

•	due organization and qualification of PDC and Appleton;

•	corporate power and authority to enter into the Cross Purchase Agreement and to consummate the transactions contemplated by the Cross Purchase Agreement;

•	authorization and validity of the Cross Purchase Agreement;

•	no conflict and no additional governmental approvals or filings or third-party consents required;

•	the ownership of the equity interests in Appleton and Newco;

•	capital structure of Appleton and its subsidiaries; and

•	due authorization and valid issuance of the units to be transferred pursuant to the Cross Purchase Agreement.

HACII’s representations and warranties relate to, among other things:

•	due organization and qualification;

•	corporate power and authority of HACII to enter into the Cross Purchase Agreement and consummate the transactions contemplated by the Cross Purchase Agreement;

•	authorization and validity of the Cross Purchase Agreement; and

•	no conflict and no additional governmental approvals or filings or third-party consents required.

The representations and warranties set forth in the Cross Purchase Agreement are made by and to PDC and HACII as of specific dates. The statements embodied in those representations and warranties were made for purposes of the Cross Purchase Agreement between the parties and are subject to certain qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Cross Purchase Agreement, may or may not be accurate as of the date they were made, and do not purport to be accurate as of the date of this proxy statement.

Conditions to Closing

The consummation of the transactions contemplated by the Cross Purchase Agreement is conditioned upon (i) the absence of any law, injunction, restraining order or decree of any nature that restrains or prohibits the consummation of the Transaction, (ii) the closing of the transactions contemplated by the Equity Purchase Agreement having occurred and (iii) subject to certain materiality limitations, the representations and warranties of each of PDC and HACII being true and correct.

Termination

The Cross Purchase Agreement may be terminated at any time prior to the closing of the Transaction:

•	by mutual written consent of HACII and PDC;

•

by HACII or PDC by giving written notice to the other party if a law, injunction, restraining order or decree of any nature of any governmental authority of competent jurisdiction is issued that prohibits the consummation of the Transaction and such injunction, restraining order or decree is final and non-appealable or is not resolved in HACII’s and PDC’s favor prior to July 17, 2012, provided that the party seeking to terminate the Cross Purchase Agreement must have used its reasonable best efforts to have such law, injunction, order or decree vacated or denied;

•

by either HACII or PDC by giving written notice to the other party if the closing of the transactions contemplated by the Equity Purchase Agreement has not occurred by July 14, 2012, provided however, that the right to terminate the Cross Purchase Agreement is not available to any party whose failure or inability to fulfill any obligation under the Cross Purchase Agreement has been the cause of, or resulted in, the failure of the closing of the Transaction to occur on or before such date; and

•	automatically upon the termination of the Equity Purchase Agreement.

Expenses

Except in certain limited circumstances, each party to the Cross Purchase Agreement shall be responsible for all costs, fees and expenses incurred by such party in connection with the Cross Purchase Agreement and the transactions contemplated thereby, regardless of whether or not the closing of the Transaction shall have occurred. HACII may pay all costs, fees and expenses incurred by it, including deferred underwriting commissions and amounts incurred in pursuing potential business combinations with targets other than Appleton, using funds from the trust account.

Governing Law

The Cross Purchase Agreement is governed by and construed in accordance with the internal laws of the State of Delaware.

Ancillary Agreements

Exchange and Support Agreement

At the closing of the Transaction, HACII, Appleton and PDC will enter into an Exchange and Support Agreement, or the Exchange Agreement. The following summary of the material provisions of the Exchange Agreement is qualified by reference to the complete text of a form of the Exchange Agreement, of copy of which is attached as an exhibit to the Equity Purchase Agreement, which is attached as Annex C to the proxy statement and incorporated herein by reference. The Exchange Agreement will set forth the conditions and procedures with respect to the rights of holders of Appleton Class B Units to exchange their Appleton Class B Units for shares of HACII Common Stock. The Exchange Agreement will provide that a holder of Appleton Class B Units may exchange such units by providing a notice to Appleton and complying with the exchange procedures and requirements set forth in the Exchange Agreement. The Appleton Class B Units shall be initially exchangeable for shares of HACII Common Stock on a one-for-one basis, subject to adjustment upon the occurrence of certain dilutive events and other Fundamental Transactions (as defined below). Contemporaneously with the completion of an exchange of Appleton Class B Units, HACII will automatically redeem a number of shares of HACII Series A Preferred Stock equal to the number of Appleton Class B Units being exchanged divided by 20. Upon delivery of such shares of HACII Common Stock to PDC (or its designee), Appleton will cancel the exchanged Appleton Class B Units and issue to HACII one Appleton Class A Unit for each Appleton Class B Unit that has been cancelled. In addition, notwithstanding anything to the contrary, Appleton may, in lieu of exchanging Appleton Class B Units for HACII Common Stock, elect to pay the member exchanging such units an amount of cash equal to the value of the HACII Common Stock that would have been issued based on the trading price of the HACII Common Stock at such time.

The Exchange Agreement will provide that HACII and Appleton will use their commercially reasonable efforts to expeditiously and in good faith provide holders of Appleton Class B Units with sufficient notice so that such holders may participate in any take-over bid, merger, consolidation, share exchange offer, third party or issuer tender offer, arrangement or similar transaction or registration statement involving HACII Common Stock and, to facilitate participation in any such transaction or registration statement, to adopt reasonable modifications (following good faith consultation with the members of Appleton) to the exchange procedures set forth in the Exchange Agreement so that any exercise required in respect thereof shall be effective only upon, and shall be conditional upon, the closing of such transaction or effectiveness of such registration statement.

The Exchange Agreement will also provide that HACII shall not (i) acquire, whether by merger, reorganization, consolidation, purchase or otherwise, any business, material assets or securities (other than its own securities and those of Appleton) unless, following such transaction, such business, assets or securities (other than its own securities and those of Appleton) are owned by Appleton or a wholly-owned subsidiary of Appleton, (ii) except as provided in the Appleton LLC Agreement, own any assets or securities (other than Appleton securities and a de minimis amount of cash or other temporary investments or those necessary or incidental to the operation of HACII’s business as the public holding company of Appleton or to the duties of HACII contemplated by the Exchange Agreement or the Appleton LLC Agreement) or operate any business (other than the holding of Appleton securities, acting as an issuer of publicly traded securities or activities incidental thereto), or (iii) issue shares of HACII Series A Preferred Stock of the same class as held by the members of Appleton to any person other than a member of Appleton or pursuant to the Equity Purchase Agreement. In the event HACII undertakes any stock split, stock dividend or distribution, subdivision of shares, reverse stock split, stock combination, or reclassification of HACII Common Stock, then the Exchange Agreement will require that the number of outstanding shares of HACII Series A Preferred Stock, Appleton Class B Units and Appleton Class A Units be proportionately adjusted.

In the event HACII issues any HACII Common Stock (other than pursuant to the Exchange Agreement), including in respect of options, warrants or other convertible securities, the Exchange Agreement will, subject to certain exceptions, require HACII to contribute the proceeds of such issuance, exercise or conversion to Appleton in exchange for a number of Appleton Class A Units equal to the number of shares of HACII Common Stock so issued. Moreover, in the event HACII issues any securities other than HACII Common Stock, including convertible debt securities, preferred stock, options, warrants, or other securities exercisable for or convertible into HACII Common Stock (other than pursuant to the Exchange Agreement), the Exchange Agreement will, subject to certain exceptions, require HACII to contribute, lend or otherwise the proceeds of such issuance to Appleton. Further, in the event of any merger, acquisition, reorganization, consolidation or liquidation of HACII involving a payment or distribution of cash, securities or other assets to the holders of HACII Common Stock or any reclassification or other similar transaction as a result of which the share of HACII Common Stock are converted into, among other things, another security and the Appleton Class B Units remain outstanding (each such transaction being referred to herein as a Fundamental Transaction), then the exchange provisions of the Exchange Agreement will permit the exchange of Appleton Class B Units for the amount of such cash, securities or other assets which an exchanging Appleton member would have received had such member made an exchange for HACII Common Stock immediately prior to such Fundamental Transaction, regardless of whether such exchange would actually have been permitted at such time.

Under the terms of the Exchange Agreement, each member of Appleton agrees that it shall not offer, sell or otherwise transfer any HACII Common Stock issued pursuant to the Exchange Agreement or HACII Series A Preferred Stock issued pursuant to the Cross Purchase Agreement other than (a) to HACII or Appleton; (b) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act; (c) within the United States in accordance with (i) Rule 144A under the Securities Act to a person who the seller reasonably believes is a “Qualified Institutional Buyer” (as defined therein) that is purchasing for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the offer, sale, or transfer is being made in reliance on Rule 144A, if available, or (ii) the exemption from registration under the Securities Act provided by Rule 144, if applicable; (d) in a transaction that does not require registration under the Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities; or (e) pursuant to an effective registration statement under the Securities Act and to include legends reflecting such transfer restrictions on their share certificates. HACII agrees to cooperate to cause such legends to be removed under certain circumstances when they are no longer applicable and to notify its transfer agent when it has reasonably determined that a proposed transfer is exempt from, or not subject to, the registration requirements of the Securities Act. If any shares of HACII Common Stock are listed on any domestic stock exchange, HACII is required to take all such actions as may be necessary to ensure that the HACII Common Stock issuable under the Exchange Agreement will be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which HACII Common Stock is then listed.

Appleton LLC Agreement

Prior to the closing of the Transaction, Appleton will convert from a corporation into a limited liability company. Following the closing of the Transaction, HACII will be a holding company and its sole material asset will be its interest in Appleton. As such, HACII, PDC and Newco will enter into an amended and restated limited liability company agreement of Appleton, or the Appleton LLC Agreement, to govern the management and business of Appleton. The following summary of the material provisions of the Appleton LLC Agreement is qualified by reference to the complete text of a form of the Appleton LLC Agreement, of copy of which is attached as an exhibit to the Equity Purchase Agreement, which is attached as Annex C to the proxy statement and incorporated herein by reference.

The Appleton LLC Agreement will provide for two classes of equity interests in Appleton: Appleton Class A Units and Appleton Class B Units. We refer to the Appleton Class A Units and Appleton Class B Units, collectively, as the Units. As contemplated by, and consistent with, the Exchange Agreement, at all times Appleton shall have issued and outstanding the same number of Appleton Class A Units as the number of shares of HACII Common Stock that are issued and outstanding. Except as specified in the Appleton LLC Agreement, an Appleton Class A Unit has equivalent economic value to an Appleton Class B Unit. For more information on the terms and conditions of the Appleton Class A Units and Appleton Class B Units, see the section entitled “Description of Securities.”

Under the Appleton LLC Agreement, the members of Appleton (except for HACII, in its capacity as the managing member of Appleton, or the Managing Member) have no power to manage or control the business and affairs of Appleton, except for situations in which the approval of the members is required by the Appleton LLC Agreement or by applicable law. The Managing Member is authorized and instructed to exclusively manage and control Appleton’s business, affairs and day-to-day operations. Notwithstanding the foregoing, Appleton may employ officers who may take part in the control and management of the business of Appleton to the extent such authority and power to act for or on behalf of Appleton has been delegated by the Managing Member.

Despite the control of the Managing Member over day-to-day operations, the Appleton LLC Agreement requires the affirmative vote of the holders of the Appleton Class A Units and Appleton Class B Units with respect to certain matters. Under the terms of the Appleton LLC Agreement, the holders of a two-thirds vote of the Appleton Class A Units, voting as a class, shall be required prior to Appleton taking or permitting certain actions, including:

•	any issuance of additional Appleton Class A Units or Appleton Class B Units other than as required pursuant to the Appleton LLC Agreement, the Equity Purchase Agreement and/or the Exchange Agreement;

•

the establishment and/or issuance of new classes of units or other equity securities of Appleton, other than certain issuances required pursuant to the Appleton LLC Agreement, the Equity Purchase Agreement and/or the Exchange Agreement;

•	the dissolution, liquidation or winding up of Appleton or the commencement of a voluntary proceeding seeking reorganization or other similar relief;

•

a reincorporation, merger, consolidation, conversion or sale of all or substantially all the assets of Appleton or similar action (other than where the successor remains an affiliate of HACII and the holders of Appleton Class A Units are not adversely affected as a class and receive equity securities in the successor substantially identical in their rights as the Appleton Class A Units);

•	the withdrawal or resignation of a member of Appleton other than pursuant to a permitted transfer;

•

the amendment, supplement, waiver or modification of the Appleton LLC Agreement or Appleton’s certificate of formation in a manner that disproportionately and adversely impacts the Appleton Class A Units;

•	the direct transfer or pledge of any Units or other equity securities in Appleton by holders of the Appleton Class B Units other than pursuant to the Exchange Agreement; and

•	the amendment, supplement, waiver or modification of the Exchange Agreement.

Under the terms of the Appleton LLC Agreement, the voting rights of the Appleton Class B Units will be limited to the matters described below and those matters required by non-waivable provisions of Delaware law. A two-thirds vote of the Appleton Class B Units, voting as a class, shall be required prior to Appleton taking or permitting any of the following actions:

•	any issuance of additional Appleton Class A Units or Appleton Class B Units other than as required pursuant to the Appleton LLC Agreement, the Equity Purchase Agreement and/or the Exchange Agreement;

•

the establishment and/or issuance of new classes of units or other equity securities of Appleton, other than certain issuances required pursuant to the Appleton LLC Agreement, the Equity Purchase Agreement and/or the Exchange Agreement;

•	the dissolution, liquidation or winding up of Appleton or the commencement of a voluntary proceeding seeking reorganization or other similar relief;

•

a reincorporation, merger, consolidation, conversion or sale of all or substantially all the assets of Appleton or similar action (other than where the successor remains an affiliate of HACII and the holders of Appleton Class B Units are not adversely affected as a class and receive equity securities in the successor substantially identical in their rights as the Appleton Class B Units);

•	the withdrawal or resignation of a member of Appleton other than pursuant to a permitted transfer;

•

the amendment, supplement, waiver or modification of the Appleton LLC Agreement or Appleton’s certificate formation in a manner that disproportionately and adversely impacts the Appleton Class B Units or that impacts any matter relating to capital accounts, allocations or taxes;

•

certain matters within the discretion of the Managing Member, such as matters relating to the maintenance of capital accounts, preparation of tax returns and settlement of any tax controversy with a taxing authority;

•	the direct transfer or pledge of Units or other equity securities of Appleton, subject to certain exceptions; and

•	the amendment, supplement, waiver or modification of the Exchange Agreement.

Each holder of Units will have a capital account, which will be subject to customary adjustment, including increases by the amount of any contributions or allocations of income or gain and decreases by the amount of any distributions or allocations of loss or deduction. Net income (or net loss) shall be allocated to the holders of the Appleton Class A Units and Appleton Class B Units, pro rata with respect to the number of the Appleton Class A Units and the Appleton Class B Units held by each member, subject to any required regulatory and related curative allocations. Allocations of taxable items of income will follow book allocations of such items, subject to Section 704(c) of the Internal Revenue Code.

The Appleton LLC Agreement will provide that distributions to holders of Appleton Class A Units and the Appleton Class B Units will be made as and when determined in good faith by the Managing Member and will be pro rata with respect to the number of Appleton Class A Units and the Appleton Class B Units held by each member. Appleton will make distributions to holders of its Appleton Class A Units and the Appleton Class B Units in an amount necessary to cover their tax obligations (including quarterly estimated taxes) attributable to their allocable share of Appleton’s income, with respect to any pre- and post-closing fiscal year, subject to the availability of cash, debt service obligations and other legal restrictions. If other distributions made with respect to such fiscal year are not at least equal to such amount, Appleton will (to the extent so permitted) make sufficient distributions to provide holders of Appleton Class A Units and the Appleton Class B Units (and, in the case of holders which are pass-through entities for tax purposes, their members, partners or equity holders) with an amount equal to the taxes (including quarterly estimated taxes) applicable to their respective allocable income assuming such a holder was a corporation taking into account the deductibility of state and local income taxes and credits for non-U.S. taxes paid, subject to availability of free cash, debt service obligations and other legal restrictions. The necessity of a tax distribution will be based on cumulative distributions made by Appleton with respect to any fiscal year.

The Appleton LLC Agreement will provide that Appleton shall be responsible for and pay all expenses relating to the organization, ownership of assets and operations of each of PDC, Newco and HACII. These reimbursable expenses shall include the following:

•

overhead, legal, accounting and other professional fees and expenses, including cost of periodic reports to HACII’s security holders and any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings, involving HACII, PDC or Newco;

•	salary, bonus, and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of HACII, PDC or Newco;

•	any director compensation and/or fees or expenses payable to directors related to their attendance at each regular or special meeting of the board of directors of HACII, PDC or Newco;

•

any costs or expenses related to obtaining directors and officers insurance or any other insurance reasonably required by of HACII, PDC or Newco as determined by their respective board of directors or other similar governing body;

•

fees and expenses related to any public offering or private placement of debt securities or equity securities, investment or acquisition (whether or not successful) authorized by the board of directors of HACII;

•

franchise taxes and other fees and expenses in connection with the maintenance of existence of HACII, PDC or Newco (including, but not limited to, in the case of HACII, any costs or expenses associated with being a public company listed on a national securities exchange);

•	any payment the proceeds of which are used to purchase or redeem equity securities of HACII in accordance with the terms of the Exchange Agreement and the Appleton LLC Agreement;

•

expenses of PDC associated with the maintenance and administration of the ESOP such as those related to overhead, legal, accounting and other professional fees and expenses such as the cost of periodic reports issued to the ESOP participants (including the costs of any related valuation reports) and trustee’s fees payable to the trustee of the ESOP, but in all events excluding any distributions to ESOP participants with respect to their ESOP account balances;

•

any other liability, other than with respect to income tax obligations of HACII, PDC, Newco or the ESOP, that the Managing Member, acting in good faith, reasonably believes is required to allow HACII, PDC or Newco to operate in the ordinary course or is otherwise required to prevent the insolvency of HACII, PDC or Newco;

•	expenses incurred in the ordinary course of business by HACII; and

•	expenses approved by the board of directors (or an appropriate committee thereof) of HACII;

provided, however, that the amount of any such distributions will be reduced, to the extent practicable, by the amount of unused cash remaining from any prior such distributions, including any interest earned thereon, and no excess cash that results from such distributions may be used by HACII to make a distribution to its equity holders other than amounts related to certain purchases or redemptions of its equity securities pursuant to the Exchange Agreement. These expenses will generally be reimbursed on a monthly basis.

The Appleton LLC Agreement will require HACII to maintain a reserve consisting of all cash and cash equivalents received with respect to tax distributions that are not used for its operating expenses and will require HACII to keep Appleton reasonably apprised of the amount of such reserves. At the request of the Managing Member, HACII is required to provide all or a portion of such reserved funds to Appleton in any of the following transactions: (i) by making a loan to Appleton bearing interest at the applicable federal rate in effect as of the date of such loan and on such other terms and conditions reasonably requested by the Managing Member acting in good faith, (ii) by making a capital contribution to Appleton, or (iii) by entering into such other transaction reasonably acceptable to the Managing Member. Any such loan shall provide that Appleton may prepay any balances owed thereunder in order to provide HACII with funds sufficient to satisfy its obligations with respect to the reimbursable expenses described above.

The Appleton LLC Agreement will further provide that, in the event of any merger, acquisition, reorganization, consolidation in which Appleton is a party, involving a payment or distribution of cash, securities or other assets to any member of Appleton, the consideration received by Appleton or by any direct or indirect holders of equity interests in Appleton (including HACII) in such transaction, net of bona fide expenses of Appleton, will be distributed to the members of Appleton pro rata with respect to the number of Appleton Class A Units and Appleton Class B Units held by such members at the time of such distribution. Each member of Appleton agrees to indemnify Appleton for any withholding and other taxes paid or payable by Appleton in respect of the income of or distributions to such member and Appleton may offset amounts otherwise due to such member by the amount of such withholding taxes paid. No distributions will be permitted under the Appleton LLC Agreement to the extent they would violate applicable law or result in a default or violation of any financing agreement or if there is insufficient cash.

The Appleton LLC Agreement will provide that Appleton will fund its business using cash from operations and other borrowings and credit and that no member of Appleton will be obligated to make any contributions other than HACII as expressly provided in the Appleton LLC Agreement, the Equity Purchase Agreement and the Exchange Agreement. No member of Appleton will be permitted to withdraw, or be involuntarily removed, as a member of Appleton except following a permitted transfer of such member’s Units or with the consent of the holders of a majority of each class of Units outstanding.

The Appleton LLC Agreement will contain the following exculpation and indemnification provisions. None of the Managing Member, any affiliate of the Managing Member, any officer, director, manager, member, employee, stockholder, partner, representative or agent of the Managing Member or its affiliates or any officer of Appleton shall have any liability to Appleton or any member of Appleton for any actions taken or omitted to be taken with respect to Appleton including a breach of fiduciary duty by the Managing Member or such officer, as applicable, except for liability as finally determined in a final non-appealable order, for any loss, claims, damages or liabilities primarily attributable to such person’s willful misconduct, recklessness or gross negligence. Appleton will indemnify and hold harmless each officer of Appleton and each member of Appleton (including the Managing Member) and any affiliate of such member and any of their respective officers, directors, shareholders, partners, members, employees and agents to the fullest extent permitted by applicable law against all judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including reasonable attorneys’ fees and expenses) actually incurred by such person in connection with any proceeding, appeal, inquiry or investigation, if such person acted in good faith, except where such person is judicially determined in a final nonappealable order to have acted in bad faith, to have breached its duty of loyalty to Appleton and its members, to have committed fraud or to be guilty of a felony or a misdemeanor involving theft, larceny, embezzlement, misappropriation or similar crimes or to have otherwise engaged in intentional misconduct or a knowing violation of law. Subject to a customary reimbursement undertaking, Appleton will advance expenses to any indemnified person, to be repaid on a final, nonappealable judgment that such person is not entitled to indemnification. Indemnification payments will be limited to the amount of Appleton’s assets.

The Appleton LLC Agreement will also set forth that the Appleton LLC Agreement may not be amended without the consent of the Managing Member and the consent of two-thirds of the holders of the Appleton Class A Units and Appleton Class B Units voting as a single class. However, any amendment which would disproportionately and adversely impact any particular member of Appleton must be approved by such member and any amendment which would disproportionately and adversely impact any class of interests must be approved by the two-third of the holders of such class of interests.

Registration Rights Agreement

Under an existing registration rights agreement, certain holders of Founder Shares and Sponsor Warrants have the right, subject to applicable lock-up periods, to require HACII to register under the Securities Act a sale of certain securities held by such holders. In addition, these security holders have “piggy-back” registration rights to include their securities in other registration statements filed by HACII.

In connection with the closing of the Transaction, the existing holders of registration rights, HACII and PDC will enter into an amended and restated registration rights agreement, or the Registration Rights Agreement. The following summary of the Registration Rights Agreement is qualified by reference to the complete text of a form of the Registration Rights Agreement, a copy of which is attached as an exhibit to the Equity Purchase Agreement, which is attached as Annex C to this proxy statement and incorporated herein by reference. The rights of those existing holders of registration rights will not be affected by the Registration Rights Agreement. PDC will be granted certain registration rights with respect to those shares of HACII Common Stock issuable upon exchange of Appleton Class B Units, those shares of HACII Common Stock, if any, issued as Contingency Consideration and any other securities issued to PDC pursuant to the Equity Purchase Agreement and the Cross

Purchase Agreement. Pursuant to the Registration Rights Agreement, HACII shall use its commercially reasonable efforts, within fifteen (15) business days of the closing of the Transaction, to file a registration statement to register for resale all of PDC’s registrable securities on a shelf registration statement and thereafter use its commercially reasonable efforts to cause such shelf registration statement to be declared effective as promptly as practical. In addition, PDC will be granted certain “piggy-back” registration rights to include its registrable securities in other registration statements filed by HACII. HACII will bear the costs and expenses of filing any such registration statements.

Tax Receivable Agreement

At the closing of the Transaction, HACII has agreed to enter into a Tax Receivable Agreement with PDC that will require HACII to pay PDC 85% of the amount of tax benefits that HACII realizes (or, in certain circumstances, is deemed to realize) from net increased deductions allocated to HACII by Appleton under Section 704(c) of the Code and from net positive adjustments to the tax basis of assets of Appleton pursuant to Section 743 of the Code. HACII makes its obligations under the Tax Receivable Agreement to PDC in exchange for a portion of PDC’s equity interests in Appleton, and this exchange will be taxable to PDC. In addition, PDC may (subject to the terms of the Exchange Agreement) exchange its Appleton Class B Units for HACII Common Stock, which exchanges will also be taxable exchanges. Appleton intends to make an election under Section 754 of the Code effective for the year of the closing and each taxable year in which a taxable exchange of Appleton Class B Units occurs, which may result in an adjustment to the tax basis of the assets of Appleton at the time of any such taxable exchange. Further, the parties will treat each payment under the Tax Receivable Agreement as an upward adjustment to purchase price for equity interests in Appleton, which will further increase tax basis available to HACII. As a result of the Section 704(c) allocations, the purchase of Appleton equity interests from PDC, the exchanges pursuant to the Exchange Agreement, and payments under the Tax Receivable Agreement, HACII is expected to benefit from the additional deductions and tax basis and may reduce the amount of tax that HACII would otherwise be required to pay in the future. The Internal Revenue Service, or the IRS, may challenge all or part of the existing tax basis, tax basis increase and increased deductions, and a court could sustain such a challenge. The following summary of the Tax Receivable Agreement is qualified by reference to the complete text of a form of the Tax Receivable Agreement, a copy of which is attached as an exhibit to the Cross Purchase Agreement, which is attached as Annex D to this proxy statement and incorporated herein by reference.

Under the Tax Receivable Agreement, HACII will be required to pay to PDC 85% of the tax savings benefits that HACII is deemed to realize as a result of the increases in deductions and tax basis described above. HACII expects to benefit from the remaining 15% of cash savings, if any, realized.

For purposes of the Tax Receivable Agreement, the benefit deemed realized by HACII will be computed by comparing the actual income tax liability of HACII (calculated with certain assumptions) to the amount of such taxes that HACII would have been required to pay had there been no increase to the deductions and tax basis described above. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired, unless HACII exercises its right to terminate the Tax Receivable Agreement for an amount based on the agreed payments remaining to be made under the agreement or HACII breaches any of its material obligations under the Tax Receivable Agreement in which case all obligations will generally be accelerated and due as if HACII had exercised its right to terminate the agreement. Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in deductions and tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

•

the timing of exchanges — for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of Appleton at the time of each exchange;

•

the price of shares of HACII Common Stock at the time of the exchange — the increase in any tax deductions, as well as the tax basis increase in other assets, of Appleton is directly proportional to the price of shares of HACII Common Stock at the time of the exchange; and

•

the amount and timing of HACII’s income — HACII will be required to pay up to 85% of the deemed benefits as and when deemed realized. If HACII does not have taxable income, then HACII generally is not required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for that taxable year because no benefit will have been actually realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the Tax Receivable Agreement.

In addition, the Tax Receivable Agreement provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, HACII’s obligations under the Tax Receivable Agreement would be based on certain assumptions, including that HACII would have sufficient taxable income to fully utilize the potential tax benefits arising from the Transaction and related transactions (including as a result of entering into the Tax Receivable Agreement). As a result, (i) HACII could be required to make payments under the Tax Receivable Agreement that are greater than or less than the specified percentage of the actual benefits it realizes in respect of the tax attributes subject to the Tax Receivable Agreement and (ii) if HACII elects to terminate the Tax Receivable Agreement early, it would be required to make an immediate payment equal to the present value of the anticipated future tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. In these situations, HACII’s obligations under the Tax Receivable Agreement could have a substantial negative impact on its liquidity.

Payments are generally due under the Tax Receivable Agreement within a specified period of time following the filing of HACII’s tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at the London Interbank Offered Rate, or LIBOR, plus 100 basis points from the due date (without extensions) of such tax return.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that HACII will determine. Although we are not aware of any issue that would cause the IRS to challenge HACII’s expected tax reporting positions, HACII will not be reimbursed for any payments previously made under the Tax Receivable Agreement. As a result, in certain circumstances, payments could be made under the Tax Receivable Agreement in excess of the benefits that HACII actually realizes in respect of the tax attributes subject to the Tax Receivable Agreement.

THE STOCKHOLDER ADJOURNMENT PROPOSAL

At the special meeting of HACII stockholders, as previously described in this proxy statement, HACII stockholders will be asked to approve, if necessary or appropriate, the adjournment of the special meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Director Election Proposal, the Incentive Plan Proposal and the Transaction Proposal.

The Stockholder Adjournment Proposal, if adopted, will allow HACII’s board of directors to adjourn the special meeting of HACII stockholders to a later date or dates to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Director Election Proposal, the Incentive Plan Proposal and the Transaction Proposal. The Stockholder Adjournment Proposal will only be presented to HACII stockholders in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting of HACII stockholders to approve the Director Election Proposal, the Incentive Plan Proposal and the Transaction Proposal.

Consequences if the Stockholder Adjournment Proposal is Not Approved

If the Stockholder Adjournment Proposal is not approved by the HACII stockholders, HACII’s board of directors may not be able to adjourn the special meeting of HACII stockholders to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Director Election Proposal, the Incentive Plan Proposal and the Transaction Proposal. In such event, the Transaction would not be permitted.

Vote Required

The affirmative vote of the holders of a majority of the issued and outstanding shares of HACII Common Stock entitled to vote thereon as of the record date present in person or represented by proxy at the special meeting of HACII stockholders is required for the Stockholder Adjournment Proposal to be approved.

Abstentions will have the same effect as a vote “AGAINST” the Stockholder Adjournment Proposal. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Stockholder Adjournment Proposal.

Board Recommendation

After careful consideration, HACII’s board of directors determined that the Stockholder Adjournment Proposal is fair to and in the best interests of HACII and its stockholders. On the basis of the foregoing, HACII’s board of directors has approved and declared advisable the Stockholder Adjournment Proposal and recommends that you vote or give instructions to vote “FOR” the approval of the Stockholder Adjournment Proposal.

HACII’S BOARD OF DIRECTORS RECOMMENDS THAT HACII STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE STOCKHOLDER ADJOURNMENT PROPOSAL.

THE AMENDMENT PROPOSAL

If either the special meeting of the HACII warrantholders or the special meeting of HACII stockholders to approve, among other things, the Transaction Proposal is adjourned following the approval of the Warrantholder Adjournment Proposal or the Stockholder Adjournment Proposal, as the case may be, HACII stockholders may be asked to adopt the Charter Amendment, a copy of which is attached as Annex E to this proxy statement, and to approve the Amendment Proposal.

Background

Section 9.1(d) of the HACII charter provides that if a business combination has not been consummated by July 14, 2012, HACII will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to HACII from the trust account to pay dissolution expenses, divided by the number of then outstanding Public Shares, together with the contingent right to receive, following HACII’s dissolution, a pro rata share of the balance of its net assets that would otherwise be payable to holders of HACII Common Stock under Delaware law, if any; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of HACII’s remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to HACII’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Section 9.1(b) of the HACII charter currently provides that the provisions of Article IX thereof may be amended prior to the consummation of an initial business combination by the affirmative vote of the holders of at least 65% of the then outstanding shares of HACII Common Stock.

Purpose

HACII is proposing to amend the HACII charter in order to (i) extend the date on which HACII must commence proceedings to dissolve and liquidate from July 14, 2012 to September 14, 2012 and (ii) allow HACII Public Stockholders who vote against the Charter Amendment to elect to redeem their Public Shares for their pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of franchise and income taxes payable on such interest and net of interest income of up to approximately $2.25 million on the trust account, which interest income may be released to HACII to fund its working capital requirements) if the Charter Amendment is approved. HACII Public Stockholders are required to vote against the Amendment Proposal in order to exercise their redemption rights. If the Amendment Proposal is not approved, then HACII Public Stockholders electing to exercise their redemption rights will not be entitled to such payments.

The purpose of the Amendment Proposal is to allow HACII more time to complete the Transaction. If the Amendment Proposal is approved, HACII will have until September 14, 2012 to consummate the Transaction. If the Amendment Proposal is not approved and the Transaction is not consummated by July 14, 2012, HACII will cease all operations and commence winding up as described above. In the event that the Amendment Proposal is approved, HACII will not be permitted to pursue any other potential initial business combinations.

Since the completion of the IPO, HACII has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating the attendant business terms, conducting the related due diligence and obtaining the necessary audited financial statements of the business combination target. As a result, HACII has not completed a qualifying business combination. In addition, the completion of the Transaction may be subject to unpredictable market conditins over the next few weeks.

As HACII believes the Transaction to be in the best interests of its stockholders, and because HACII may not be able to conclude the Transaction by July 14, 2012, HACII has determined to seek stockholder approval to extend HACII’s corporate existence until September 14, 2012 following the approval of either the Warrantholder Adjournment Proposal or the Stockholder Adjournment Proposal.

Vote Required

The affirmative vote of the holders of at least 65% of the issued and outstanding shares of HACII Common Stock as of the record date is required for the Amendment Proposal to be approved.

Abstentions will have the same effect as a vote “AGAINST” the Amendment Proposal. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have the same effect as a vote “AGAINST” the Amendment Proposal.

Board Recommendation

After careful consideration, each member of HACII’s board of directors determined that the Charter Amendment is fair to, and in the best interests of, HACII and its stockholders. On the basis of the foregoing, HACII’s board of directors has approved and declared advisable the Amendment Proposal and recommends that you vote or give instructions to vote “FOR” the approval of the Amendment Proposal.

HACII’S BOARD OF DIRECTORS RECOMMENDS THAT HACII STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT PROPOSAL.

THE AMENDMENT ADJOURNMENT PROPOSAL

At the special meeting of HACII stockholders to approve the Amendment Proposal, if any, as previously described in this proxy statement, HACII stockholders will be asked to approve, if necessary or appropriate, the adjournment of the special meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Amendment Proposal.

The Adjournment Proposal, if adopted, will allow HACII’s board of directors to adjourn the special meeting of HACII stockholders to a later date or dates to permit further solicitation of proxies in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Amendment Proposal. The Amendment Adjournment Proposal will only be presented to HACII stockholders in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting of HACII stockholders to approve the Amendment Proposal.

Consequences if the Amendment Adjournment Proposal is Not Approved

If the Amendment Adjournment Proposal is not approved by the HACII stockholders, HACII’s board of directors may not be able to adjourn the special meeting of HACII stockholders to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Amendment Proposal. In such event, the Charter Amendment would not be permitted.

Vote Required

The affirmative vote of the holders of a majority of the issued and outstanding shares of HACII Common Stock entitled to vote thereon as of the record date present in person or represented by proxy at the special meeting of HACII stockholders is required for the Amendment Adjournment Proposal to be approved.

Abstentions will have the same effect as a vote “AGAINST” the Amendment Adjournment Proposal. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Amendment Adjournment Proposal.

Board Recommendation

After careful consideration, HACII’s board of directors determined that the Amendment Adjournment Proposal is fair to and in the best interests of HACII and its stockholders. On the basis of the foregoing, HACII’s board of directors has approved and declared advisable the Amendment Adjournment Proposal and recommends that you vote or give instructions to vote “FOR” the approval of the Amendment Adjournment Proposal.

HACII’S BOARD OF DIRECTORS RECOMMENDS THAT HACII STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT ADJOURNMENT PROPOSAL.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements have been derived by the application of pro forma adjustments to the historical consolidated financial statements of HACII and Appleton to reflect the Transaction.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2012, or the pro forma balance sheet, gives effect to the Transaction as if it had occurred on March 31, 2012. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2012 and for the year ended December 31, 2011, or the pro forma statements of operations, give effect to the Transaction as if it had occurred on January 1, 2011.

The unaudited pro forma condensed consolidated financial statements have been prepared using two different levels of redemptions of HACII Common Stock.

Assuming No Redemption

This presentation assumes that no HACII Public Stockholders seek to redeem their Public Shares for a pro rata share of the trust account. This presentation would result in HACII owning approximately 65.5% of Appleton.

The acquisition of Appleton by HACII will be accounted for as a business combination. HACII will acquire an aggregate number of Appleton Class A Units equal to the aggregate number of shares of HACII Common Stock issued and outstanding after giving effect to (i) the issuance of the Sponsor Earnout Shares and (ii) the issuance of the Management Incentive Shares, which, assuming no redemptions or repurchases, would be 18,276,462. In exchange, HACII will pay to Appleton an amount in cash equal to the amount held in the trust account less (i) the aggregate costs, fees and expenses incurred by HACII in connection with its pursuit of an initial business combination (including deferred underwriting commissions) and other working capital expenses and (ii) the Cash Amount payable to HACII Public Warrantholders. For its role in the Transaction, PDC will receive (i) an aggregate of 9,632,024 Appleton Class B Units that shall be exchangeable into shares of HACII Common Stock on a one-for-one basis, and (ii) 481,601.2 shares of HACII Series A Preferred Stock that will give PDC voting interest at HACII that corresponds to its economic interest in Appleton. In addition, PDC will be entitled to receive contingent future payments under the Tax Receivable Agreement and up to an aggregate of 3.0 million additional shares of HACII Common Stock in the event certain stock price targets for HACII Common Stock are achieved within five years of the closing of the Transaction.

Assuming Maximum Redemption

A condition to closing the transactions contemplated by the Equity Purchase Agreement is that, after giving effect to Redemptions and HACII’s permitted repurchases of Public Shares, not less than $82.0 million remains in the trust account. This presentation assumes that HACII Public Stockholders will seek to redeem their Public Shares for a pro rata share of the trust account whereby the cash remaining in the trust account is $82.0 million after paying (i) amounts used by HACII to make permitted repurchases of HACII Common Stock and (ii) amounts payable to HACII Public Stockholders that properly exercise their redemption rights. A portion of the $82.0 million will be used to (i) pay aggregate costs, fees, and expenses incurred by HACII in connection with its pursuit of an initial business combination (including deferred underwriting commissions) and other working capital expenses and (ii) the Cash Amount payable to HACII Public Warrantholders. This presentation results in HACII owning approximately 54.5% of Appleton.

The acquisition of Appleton by HACII will be accounted for as a business combination. HACII will acquire an aggregate number of Appleton Class A Units equal to the aggregate number of shares of HACII Common Stock issued and outstanding after giving effect to redemption by those HACII Public Stockholders seeking to redeem their Public Shares for a pro rata share of the trust account, which, assuming maximum redemption, would be 11,508,623. In exchange, HACII will pay to Appleton an amount in cash equal to the amount remaining in the trust account less (i) the aggregate costs, fees and expenses incurred by HACII in connection with its pursuit of an initial business combination (including deferred underwriting commissions) and other working capital expenses and (ii) the Cash Amount payable to HACII Public Warrantholders. For its role in the Transaction, PDC will receive (i) an aggregate of 9,632,024 Appleton Class B Units that shall be exchangeable into shares of HACII Common Stock on a one-for-one basis, and (ii) 481,601.2 shares of HACII Series A Preferred Stock that will give PDC voting interest at HACII that corresponds to its economic interest in Appleton. In addition, PDC will be entitled to receive contingent future payments under the Tax Receivable Agreement and up to an aggregate of 3.0 million additional shares of HACII Common Stock in the event certain stock price targets for HACII Common Stock are achieved within five years of the closing of the Transaction.

The unaudited pro forma condensed consolidated financial statements do not include any adjustments for cost savings which are anticipated to be realized from the elimination of HACII operating expenses. Since its inception, HACII’s efforts have been limited to organizational activities, activities relating to the IPO, activities relating to identifying and evaluating prospective acquisition candidates and activities relating to general corporate matters.

The unaudited pro forma condensed consolidated financial statements do not include any adjustments for incremental general and administrative costs to be incurred post-Transaction by Appleton.

The unaudited pro forma condensed consolidated financial statements should not be considered indicative of actual results that would have been achieved had the Transaction been consummated on the dates or for the periods indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The unaudited pro forma financial information should be read together with the historical financial statements of HACII and Appleton and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of HACII” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Appleton” included elsewhere in this proxy statement.

Unaudited Pro Forma Condensed Consolidated Balance Sheets

As of March 31, 2012

(dollars in thousands, except share data)

(ASSUMING NO REDEMPTION)

	HACII	Appleton	Pro Forma Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)
Assets
Current assets:
Cash and cash equivalents	$786	$7,033	$101,536	a	$109,355
Cash and cash equivalents held in trust	149,337	—	(149,337)	a	—
Accounts receivable, less allowance	—	95,545	—		95,545
Inventories	—	100,422	4,397	b	104,819
Other current assets	3	56,021	—		56,024

Total current assets	150,126	259,021	(43,404)		365,743
Property, plant and equipment, net	—	290,393	97,694	c	388,087
Goodwill	—	—	266,542	d	266,542
Intangible assets, net	—	45,554	93,046	e	138,600
Deferred taxes	—	—	35,542	f	35,542
Other assets	—	14,862	—		14,862

Total assets	$150,126	$609,830	$449,420		$1,209,376

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$1,256	$—		$1,256
Accounts payable	—	55,437	—		55,437
Accrued interest	—	16,217	—		16,217
Other accrued liabilities	5,566	96,809	(4,500)	g	97,875

Total current liabilities	5,566	169,719	(4,500)		170,785
Long-term debt	—	510,782	11,953	h	522,735
Postretirement benefits other than pension	—	41,901	1,018	i	42,919
Accrued pension	—	116,362	(2,846)	i	113,516
Tax receivable agreement	—	—	100,300	j	100,300
Other long-term liabilities	—	25,284	(2,752)	k	22,532

Total liabilities	5,566	864,048	103,173		972,787

Common stock, subject to possible redemption	139,560	—	(139,560)	l	—
Stockholders’ Equity:
Series A Voting Preferred shares	—	—	—	m	—
Common stock	—	10,500	(10,499)	n, p	1
Contingent earn-out shares, 3,000,000 common stock shares	—	—	30,000	o	30,000
Paid-in capital	6,944	623,305	(493,121)	p	137,128
Due from parent	—	(229,105)	229,105	p	—
Accumulated deficit	(1,944)	(521,989)	511,739	p	(12,194)
Accumulated other comprehensive loss	—	(136,929)	136,929	p	—

Equity before the noncontrolling interest	5,000	(254,218)	404,153		154,935
Noncontrolling interest	—	—	81,654	p	81,654

Total equity	5,000	(254,218)	485,807		236,589

Total liabilities and equity	$150,126	$609,830	$449,420		$1,209,376

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2012

(dollars in thousands)

(ASSUMING NO REDEMPTION)

	HACII	Appleton	Adjustments (Assuming No Redemption)		Combined (Assuming No Redemption)
Net sales	$—	$219,630	$—		$219,630
Costs of sales	—	209,612	(21,502)	q	188,110

Gross profit	—	10,018	21,502		31,520
Selling, general and administrative expenses	556	34,371	1,909	r	36,836
Restructuring	—	25,436	—		25,436

Operating loss	(556)	(49,789)	19,593		(30,752)

Other expense (income)
Interest expense	—	15,007	518	s	15,525
Interest income	(78)	(12)	—		(90)
Foreign exchange gain	—	(267)	—		(267)
Other expense	46	112	—		158

Loss before income taxes	(524)	(64,629)	19,075		(46,078)
Provision (benefit) for income taxes	—	65	(11,038)	t	(10,973)

Net loss attributable to the controlling and non-controlling interests	$(524)	$(64,694)	$30,113		(35,105)

Less: Net loss attributable to the non-controlling interests				u	(15,722)

Net loss attributable to controlling interests					$(19,383)

Net loss available to common stock per basic share	$(0.03)			v	$(1.06)

Net loss available to common stock per diluted share	$(0.03)			v	$(1.06)

Weighted average basic shares of common stock outstanding	17,142,857			v	18,276,462

Weighted average diluted shares of common stock outstanding	17,142,857			v	27,908,486

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended December 31, 2011

(dollars in thousands)

(ASSUMING NO REDEMPTION)

	HACII	Appleton	Adjustments (Assuming No Redemption)		Combined (Assuming No Redemption)
Net sales	$—	$857,329	$—		$857,329
Costs of sales	—	687,524	8,705	q	696,229

Gross profit	—	169,805	(8,705)		161,100
Selling, general and administrative expenses	1,144	130,574	7,156	r	138,874
Litigation settlement, net	—	3,122	—		3,122

Operating (loss) income	(1,144)	36,109	(15,861)		19,104

Other expense (income)
Interest expense	—	61,330	2,047	s	63,377
Interest income	(185)	(355)	—		(540)
Recovery from litigation settlement, net	—	(23,229)	—		(23,229)
Foreign exchange loss	—	1,136	—		1,136
Other expense (income)	181	(1,238)	—		(1,057)

Loss before income taxes	(1,140)	(1,535)	(17,908)		(20,583)
Provision (benefit) for income taxes	—	577	(5,359)	t	(4,782)

Net loss attributable to the controlling and non-controlling interests	$(1,140)	$(2,112)	$(12,549)		(15,801)

Less: Net loss attributable to the non-controlling interests				u	(6,710)

Net loss attributable to controlling interests					$(9,091)

Net loss available to common stock per basic share	$(0.07)			v	$(0.50)

Net loss available to common stock per diluted share	$(0.07)			v	$(0.50)

Weighted average basic shares of common stock outstanding	17,200,098			v	18,276,462

Weighted average diluted shares of common stock outstanding	17,200,098			v	27,908,486

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Adjustments to the Unaudited Pro Forma Condensed Consolidated Financial Statements

As of March 31, 2012

(ASSUMING NO REDEMPTION)

This presentation assumes that no HACII Public Stockholders will seek to redeem their shares for a pro rata share of the trust account and that HACII does not make any permitted repurchases. This presentation results in HACII owning approximately 65.5% of Appleton.

These unaudited pro forma condensed consolidated financial statements reflecting no redemption by the common redeemable shareholders include estimated pro forma adjustments for the preliminary fair valuations of the tangible and intangible assets acquired and liabilities assumed of Appleton. The allocation of the purchase consideration is preliminary pending finalization of various estimates and analyses. Since these unaudited pro forma condensed consolidated financial statements have been prepared based on preliminary estimates of purchase consideration and fair values attributable to the assets and liabilities acquired, the actual amounts eventually recorded for the acquisition may differ materially from the information presented.

The no redemption unaudited pro forma condensed consolidated balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets and the excess purchase consideration to goodwill. The allocation in these unaudited pro forma condensed financial statements is based upon an estimated purchase price of approximately $255.5 million. The estimated purchase price is calculated as follows (dollars in thousands):

Cash held in trust	$149,337
Transaction fees—HACII	(14,750)
HACII Public Warrants—Cash Settlement (Refer to note p.)	(9,375)

125,212
Estimate of Tax Receivable Agreement obligation	100,300
Estimated value of contingent consideration	30,000

$255,512

The schedule below represents a preliminary allocation of the total purchase consideration to Appleton’s tangible and intangible assets acquired and liabilities assumed based on Appleton’s preliminary estimate of fair values as of March 31, 2012 (dollars in thousands).

Estimated carrying value of net assets	$82,746
Fair value of intangible assets	138,600
Fair value of property, plant and equipment	388,087
Fair value of inventory	104,819
Fair value of long-term debt	(522,735)
Fair value of postretirement benefits other than pension	(42,919)
Fair value of pension	(113,516)
Fair value of deferred taxes	35,542
Goodwill	266,542

337,166
Non-controlling interest	(81,654)

Estimated purchase price	$255,512

a.	The following table outlines the adjustments to cash and cash equivalents of HACII and Appleton and cash equivalents held in trust of HACII assuming no redemption of shares held by the HACII Common Stockholders (dollars in thousands).

Assuming No Redemption
Cash and cash equivalents—HACII	$786
Cash equivalents held in trust	149,337
Cash and cash equivalents—Appleton	7,033

157,156

Cash used to redeem HACII Public Stockholders shares	—

Cash used to settle HACII Public Warrants (Refer to note p.)	(9,375)
Cash used to pay estimated transaction fees and expenses	(27,500)
Cash used for long-term incentive payments	(10,926)

(47,801)

Cash remaining	$109,355

b.	Represents the adjustment of Appleton’s inventory value to estimated fair market value. Fair market value for raw materials, work in process and consumable stores is based on replacement cost. Fair market value of finished goods is based on the estimated selling price of inventory on hand, which assumes a level of gross profit, less distribution costs.

c.	Represents the adjustment in basis of Appleton’s property, plant and equipment from its recorded net book value to its preliminarily estimated fair market value as of March 31, 2012. Appleton expects to depreciate the estimated fair value of the property, plant and equipment on a straight-line basis over estimated remaining useful lives ranging from 2 to 17 years, subject to the completion of the purchase price allocation.

d.	Represents the excess of the preliminary estimated purchase price over the fair value of the net assets acquired. Goodwill will be subject to annual impairment testing on a go forward basis. If goodwill is deemed to be impaired, the amount of the impairment could be material to the results of operations and financial portion of the combined company.

e.	Represents the adjustment to record the preliminary estimated fair market value of intangibles. The intangibles primarily consist of trademarks, licenses, technology and customer relationships. Those intangibles with definite lives will be amortized on a straight-line basis over estimated useful lives ranging from 17 to 25 years, subject to the completion of the purchase price allocation. The following is a summary of estimated intangible assets and related useful lives (dollars in thousands):

	Fair Market Value	Estimated Useful Life
Technology	$46,300	17
Trademarks	28,700	25
Customer Lists	48,000	20
Licenses	15,600	17

	$138,600

f.	Represents HACII’s portion of the tax benefit related to the estimated realizable tax benefit resulting from (i) the tax basis in the tangible and intangible assets of Appleton on the date of the acquisition, (ii) the increase in the tax basis of the purchased interests and (iii) certain other tax benefits. The actual amount of deferred taxes will vary based on a number of factors including the actual ownership percentage acquired.

g.	Represents HACII’s payment of $4.5 million of deferred underwriting costs.

h.

The Transaction will trigger change in control provisions under Appleton’s second lien notes. As a result, Appleton will issue an additional $18.2 million of its 11.25% second lien notes, due December 2015, as payment in-kind to the noteholders of record under change of control provisions in the indenture. In addition, an adjustment of $6.2 million was made to reduce long-term debt to its estimated fair value at March 31, 2012. Additionally, the bond indentures of Appleton provide for a redemption at 101% of the outstanding principal value of the bonds in the event of a change in control over 50%. Appleton will amend the terms of the bonds as a precedent to closing the Transaction. As a result, the debt has been classified as long-term in the pro forma balance sheet.

i.	Represents preliminary estimated fair value adjustments to Appleton’s retiree benefit plans based on actuarial estimates as of March 31, 2012.

j.	A liability to PDC of $100.3 million will be recorded representing 85% sharing of the tax benefits related to entering into the Tax Receivable Agreement.

k.	Other long-term liabilities include an adjustment for the reversal of accrued long-term incentive payments.

l.	Represents HACII’s cancellation of the redemption feature of common stock.

m.	Represents establishment of HACII Series A Preferred Stock at $0.0001 par value per share.

n.	Represents establishment of HACII Common Stock at $0.0001 par value per share after the cancellation of the redemption feature.

o.	Represents the adjustment to record estimated fair value of 3,000,000 earn-out shares granted to PDC as a part of the Transaction that are exercisable in the event certain stock price targets for HACII Common Stock are achieved within five years of the closing of the Transaction.

p.	As a result of the acquisition, HACII will have approximately a 65.5% ownership interest in Appleton and, as a result, control and consolidate the financial results of Appleton. The historical equity of Appleton has been eliminated. A non-controlling interest of approximately 34.5% has been recorded at its estimated fair value. A $9.4 million adjustment has been recorded to additional paid in capital for HACII Public Warrantholders receiving a cash settlement of their warrants pursuant to the Warrant Amendment.

q.	Represents the net adjustment for the incremental depreciation expense recorded in cost of sales as a result of the estimated fair market value adjustments to property, plant and equipment. Appleton expects to depreciate the estimated fair value of the property, plant and equipment, of approximately $388.1 million, on a straight-line basis over estimated useful lives that will range from 2 to 17 years, subject to the completion of the purchase price allocation. During the three months ended March 31, 2012, Appleton recorded $35.1 million of depreciation expense which included $9.7 million of normal depreciation and $25.4 million of incremental depreciation as a result of shortened useful life of the West Carrollton, Ohio paper mill. This historical depreciation was eliminated in the pro forma financial statements and the new estimated depreciation of $13.9 million was added.

r.	Represents the incremental adjustment to depreciation and amortization expense recorded in selling, general and administrative expenses as a result of the estimated fair market value adjustments to property, plant and equipment and intangible assets. Appleton expects to amortize the estimated fair value of intangibles with definite lives on a straight-line basis over estimated useful lives that will range from 17 to 25 years, subject to the completion of the purchase price allocation. In addition, awards granted in connection with the Transaction under the Incentive Plan will have a recurring incremental compensation expense for $1.6 million annually and $390,000 on a quarterly basis.

s.	Represents additional interest expense related to $18.2 million of to be issued 11.25% second lien notes paid in-kind to the noteholders of record under change of control provisions in the indenture as a result of the Transaction.

t.	A statutory income tax rate of approximately 36% is applied to HACII’s portion of allocated income. Income allocable to the non-controlling interest is not subject to income tax due to the S Corporation status of PDC. Management believes they will generate future taxable income and have reflected the tax benefit of the loss herein.

u.	Non-controlling interest share of Appleton earnings is representative of 34.5% of historical results and related pro forma impacts.

v.	Pro forma basic weighted average shares reflect the acquisition, Management Incentive Shares and Sponsor Earnout Shares, outstanding after the transaction. Pro forma diluted weighted average shares give effect to the assumed conversion of the non-controlling interest through the exchange of its units into HACII Common Stock and the resulting increase to earnings available to the controlling interest, net of tax.

Unaudited Pro Forma Condensed Consolidated Balance Sheets

As of March 31, 2012

(dollars in thousands, except share data)

(ASSUMING MAXIMUM REDEMPTION)

	HACII	Appleton	Pro Forma Adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
Assets
Current assets:
Cash and cash equivalents	$786	$7,033	$34,199	a	$42,018
Cash and cash equivalents held in trust	149,337	—	(149,337)	a	—
Accounts receivable, less allowance	—	95,545	—		95,545
Inventories	—	100,422	4,397	b	104,819
Other current assets	3	56,021	—		56,024

Total current assets	150,126	259,021	(110,741)		298,406
Property, plant and equipment, net	—	290,393	97,694	c	388,087
Goodwill	—	—	246,071	d	246,071
Intangible assets, net	—	45,554	93,046	e	138,600
Deferred taxes	—	—	29,573	f	29,573
Other assets	—	14,862	—		14,862

Total assets	$150,126	$609,830	$355,643		$1,115,599

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$1,256	$—		$1,256
Accounts payable	—	55,437	—		55,437
Accrued interest	—	16,217	—		16,217
Other accrued liabilities	5,566	96,809	(4,500)	g	97,875

Total current liabilities	5,566	169,719	(4,500)		170,785
Long-term debt	—	510,782	11,953	h	522,735
Postretirement benefits other than pension	—	41,901	1,018	i	42,919
Accrued pension	—	116,362	(2,846)	i	113,516
Tax receivable agreement	—	—	82,200	j	82,200
Other long-term liabilities	—	25,284	(2,752)	k	22,532

Total liabilities	5,566	864,048	85,073		954,687

Common stock, subject to possible redemption	139,560	—	(139,560)	l	—
Stockholders Equity:
Series A Voting Preferred shares	—	—	—	m	—
Common stock	—	10,500	(10,499)	n,p	1
Contingent earn-out shares, 3,000,000 common stock shares	—	—	30,000	o	30,000
Paid-in capital	6,944	623,305	(560,458)	p	69,791
Due from parent	—	(229,105)	229,105	p	—
Accumulated deficit	(1,944)	(521,989)	511,739	p	(12,194)
Accumulated other comprehensive loss	—	(136,929)	136,929	p	—

Equity before the noncontrolling interest	5,000	(254,218)	336,816		87,598
Noncontrolling interest	—	—	73,314	p	73,314

Total equity	5,000	(254,218)	410,130		160,912

Total liabilities and equity	$150,126	$609,830	$355,643		$1,115,599

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2012

(dollars in thousands)

(ASSUMING MAXIMUM REDEMPTION)

	HACII	Appleton	Pro Forma Adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
Net sales	$—	$219,630	$—		$219,630
Costs of sales	—	209,612	(21,502)	q	188,110

Gross profit	—	10,018	21,502		31,520
Selling, general and administrative expenses	556	34,371	1,909	r	36,836
Restructuring	—	25,436	—		25,436

Operating loss	(556)	(49,789)	19,593		(30,752)

Other expense (income)
Interest expense	—	15,007	518	s	15,525
Interest income	(78)	(12)	—		(90)
Foreign exchange gain	—	(267)	—		(267)
Other expense	46	112	—		158

Loss before income taxes	(524)	(64,629)	19,075		(46,078)
Provision (benefit) for income taxes	—	65	(9,195)	t	(9,130)

Net loss attributable to the controlling and non-controlling interests	$(524)	$(64,694)	$28,270		(36,948)

Less: Net loss attributable to the non-controlling interests				u	(20,755)

Net loss attributable to controlling interests					$(16,193)

Net loss available to common stock per basic share	$(0.03)			v	$(1.41)

Net loss available to common stock per diluted share	$(0.03)			v	$(1.41)

Weighted average basic shares of common stock outstanding	17,142,857			v	11,508,623

Weighted average diluted shares of common stock outstanding	17,142,857			v	21,140,647

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended December 31, 2011

(dollars in thousands)

(ASSUMING MAXIMUM REDEMPTION)

	HACII	Appleton	Pro Forma Adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
Net sales	$—	$857,329	$—		$857,329
Costs of sales	—	687,524	8,705	q	696,229

Gross profit	—	169,805	(8,705)		161,100
Selling, general and administrative expenses	1,144	130,574	7,156	r	138,874
Litigation settlement, net	—	3,122	—		3,122

Operating (loss) income	(1,144)	36,109	(15,861)		19,104

Other expense (income)
Interest expense	—	61,330	2,047	s	63,377
Interest income	(185)	(355)	—		(540)
Recovery from litigation settlement, net	—	(23,229)	—		(23,229)
Foreign exchange loss	—	1,136	—		1,136
Other expense (income)	181	(1,238)	—		(1,057)

Loss before income taxes	(1,140)	(1,535)	(17,908)		(20,583)
Provision (benefit) for income taxes	—	577	(4,556)	t	(3,979)

Net loss attributable to the controlling and non-controlling interests	$(1,140)	$(2,112)	$(13,352)		(16,604)

Less: Net loss attributable to the non-controlling interests				u	(8,859)

Net loss attributable to controlling interests					$(7,745)

Net loss available to common stock per basic share	$(0.07)			v	$(0.67)

Net loss available to common stock per diluted share	$(0.07)			v	$(0.67)

Weighted average basic shares of common stock outstanding	17,200,098			v	11,508,623

Weighted average diluted shares of common stock outstanding	17,200,098			v	21,140,647

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statement.

Adjustments to the Unaudited Pro Forma Condensed Consolidated Financial Statements

As of March 31, 2012

(ASSUMING MAXIMUM REDEMPTION)

A portion of the $82.0 million will be used to (i) pay aggregate costs, fees, and expenses incurred by HACII in connection with its pursuit of an initial business combination (including deferred underwriting commissions) and other working capital expenses and (ii) the Cash Amount payable to HACII Public Warrantholders. This presentation results in HACII owning approximately 54.5% of Appleton.

These unaudited pro forma condensed consolidated financial statements, assuming maximum redemption, include estimated pro forma adjustments for the preliminary fair valuations of the tangible and intangible assets acquired and liabilities assumed of Appleton. The allocation of the purchase consideration is preliminary pending finalization of various estimates and analyses. Since these unaudited pro forma condensed consolidated financial statements have been prepared based on preliminary estimates of purchase consideration and fair values attributable to the assets and liabilities acquired, the actual amounts eventually recorded for the acquisition may differ materially from the information presented.

The assuming maximum redemption unaudited pro forma condensed consolidated balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets and the excess purchase consideration to goodwill. The allocation in these unaudited pro forma condensed financial statements is based upon an estimated purchase price of approximately $170.1 million. The estimated purchase price is calculated as follows (dollars in thousands):

Cash held in trust	$149,337
Cash used to redeem HACII Public Stockholders shares	(67,337)
Transaction fees—HACII	(14,750)
HACII Public Warrants—Cash settlement (Refer to note p.)	(9,375)

57,875

Estimated Tax Receivable Agreement obligation	82,200
Estimated value of contingent consideration	30,000

$170,075

The schedule below represents a preliminary allocation of the total purchase consideration to Appleton’s tangible and intangible assets acquired and liabilities assumed based on Appleton’s preliminary estimate of fair values as of March 31, 2012 (dollars in thousands).

Estimated carrying value of net assets	$15,409
Fair value of intangible assets	138,600
Fair value of property, plant and equipment	388,087
Fair value of inventory	104,819
Fair value of long-term debt	(522,735)
Fair value of postretirement benefits other than pension	(42,919)
Fair value of pension	(113,516)
Fair value of deferred taxes	29,573
Goodwill	246,071

243,389

Non-controlling interest	(73,314)

Estimated purchase price	$170,075

a.	The following table outlines the adjustments to cash and cash equivalents of HACII and Appleton and cash equivalents held in trust of HACII assuming a maximum redemption of shares held by the HACII Public Stockholders (dollars in thousands).

Assuming Maximum Redemption
Cash and cash equivalents—HACII	$786
Cash equivalents held in trust	149,337
Cash and cash equivalents—Appleton	7,033

157,156

Cash used to redeem HACII Public Stockholders shares	(67,337)
Cash used to settle HACII Public Warrants (Refer to note p.)	(9,375)
Cash used to pay estimated transaction fees and expenses	(27,500)
Cash used for long-term incentive payments	(10,926)

(115,138)

Cash remaining	$42,018

b.	Represents the adjustment of Appleton’s inventory value to estimated fair market value. Fair market value for raw materials, work in process and consumable stores is based on replacement cost. Fair market value of finished goods is based on the estimated selling price of inventory on hand, which assumes a level of gross profit, less distribution costs.

c.	Represents the adjustment in basis of Appleton’s property, plant and equipment from its recorded net book value to its preliminarily estimated fair market value as of March 31, 2012. Appleton expects to depreciate remaining useful lives ranging from 2 to 17 years, subject to the completion of the purchase price allocation.

d.	Represents the excess of the preliminary estimated purchase price over the fair value of the net assets acquired. Goodwill will be subject to annual impairment testing on a go forward basis. If goodwill is deemed to be impaired, the amount of the impairment could be material to the results of operations and financial position of the combined company.

e.	Represents the adjustment to record the preliminary estimated fair market value of intangibles. The intangibles primarily consist of trademarks, licenses, technology and customer relationships. Those intangibles with definite lives will be amortized on a straight-line basis over estimated useful lives ranging from 17 to 25 years, subject to the completion of the purchase price allocation. The following is a summary of estimated intangible assets and related useful lives (dollars in thousands):

	Fair Market Value	Estimated Useful Life
Technology	$46,300	17
Trademarks	28,700	25
Customer Lists	48,000	20
Licenses	15,600	17

	$138,600

f.	Represents HACII’s portion of the tax benefit related to the estimated realizable tax benefit resulting from (i) the tax basis in the tangible and intangible assets of Appleton on the date of the acquisition, (ii) the increase in the tax basis of the purchased interests and (iii) certain other tax benefits. The actual amount of deferred taxes will vary based on a number of factors including the actual ownership percentage acquired.

g.	Represents HACII’s payment of $4.5 million of deferred underwriting costs.

h.	The Transaction will trigger change in control provisions under Appleton’s second lien notes. As a result, Appleton will issue an additional $18.2 million of its 11.25% second lien notes, due December 2015, as payment in-kind to the noteholders of record under change of control provisions in the indenture. In addition, an adjustment of $6.2 million was made to reduce long-term debt to its estimated fair value at March 31, 2012. Additionally, the bond indentures of Appleton provide for a redemption at 101% of the outstanding principal value of the bonds in the event of a change in control over 50%. Appleton will amend the terms of the bonds as a precedent to closing the Transaction. As a result, the debt has been classified as long-term in the pro forma balance sheet.

i.	Represents preliminary estimated fair value adjustments to Appleton’s retiree benefit plans based on actuarial estimates as of March 31, 2012.

j.	A liability to PDC of $82.2 million will be recorded representing 85% sharing of the tax benefits related to entering into the Tax Receivable Agreement.

k.	Other long-term liabilities include an adjustment for the reversal of accrued long-term incentive payments.

l.	Represents HACII’s cancellation of the redemption feature of common stock.

m.	Represents establishment of HACII Series A Preferred Stock at $0.0001 par value per share.

n.	Represents establishment of HACII Common Stock at $0.0001 par value per share after the cancellation of the redemption feature.

o.	Represents the adjustment to record estimated fair value of 3,000,000 earn-out shares granted to PDC as a part of the Transaction that are exercisable in the event certain stock price targets for HACII Common Stock are achieved within five years of the closing of the Transaction.

p.	As a result of the acquisition, HACII will have approximately a 54.5% ownership interest in Appleton and, as a result, control and consolidate the financial results of Appleton. The historical equity of Appleton has been eliminated. A non-controlling interest of approximately 45.5% has been recorded at its estimated fair value. A $9.4 million adjustment has been recorded to additional paid in capital for HACII Public Warrantholders receiving a cash settlement of their warrants pursuant to the Warrant Amendment.

q.	Represents the net adjustment for the incremental depreciation expense recorded in cost of sales as a result of the estimated fair market value adjustments to property, plant and equipment. Appleton expects to depreciate the estimated fair value of the property, plant and equipment, of approximately $388.1 million, on a straight-line basis over estimated useful lives that will range from 2 to 17 years, subject to the completion of the purchase price allocation. During the three months ended March 31, 2012, Appleton recorded $35.1 million of depreciation expense which included $9.7 million of normal depreciation and $25.4 million of incremental depreciation as a result of shortened useful life of the West Carrollton, Ohio paper mill. This historical depreciation was eliminated in the pro forma financial statements and the new estimated depreciation of $13.9 million was added.

r.	Represents the incremental adjustment to depreciation and amortization expense recorded in selling, general and administrative expenses as a result of the estimated fair market value adjustments to property, plant and equipment and intangible assets. Appleton expects to amortize the estimated fair value of intangibles with definite lives on a straight-line basis over estimated useful lives that will range from 17 to 25 years, subject to the completion of the purchase price allocation. In addition, awards granted in connection with the Transaction under the Incentive Plan will have a recurring incremental compensation expense for $1.6 million annually and $390,000 on a quarterly basis.

s.	Represents additional interest expense related to $18.2 million of to be issued 11.25% second lien notes paid in-kind to the noteholders of record under change of control provisions in the indenture as a result of the Transaction.

t.	A statutory income tax rate of approximately 36% is applied to HACII’s portion of allocated income. Income allocable to the non-controlling interest is not subject to income tax due to the S Corporation status of PDC. Management believes they will generate future taxable income and have reflected the tax benefit of the loss herein.

u.	Non-controlling interest share of Appleton earnings is representative of 45.5% of historical results and related pro forma impacts.

v.	Pro forma basic weighted average shares reflect the acquisition, Management Incentive Shares and Sponsor Earnout Shares, outstanding after the transaction. Pro forma diluted weighted average shares give effect to the assumed conversion of the non-controlling interest through the exchange of its units into HACII Common Stock and the resulting increase to earnings available to the controlling interest, net of tax.

COMPARATIVE SHARE INFORMATION

The following table sets forth selected historical equity ownership information for HACII and Appleton and unaudited pro forma combined per share ownership information after giving effect to the Transaction, assuming (i) that no holders of Public Shares exercise their redemption rights and HACII does not make any permitted repurchases of Public Shares and (ii) that holders of the Public Shares have properly exercised their redemption rights and/or HACII has made permitted repurchases of Public Shares subject to the condition that the amount of cash held in trust is not less than $82.0 million, after giving effect to the Redemption and/or repurchases but prior to the payment of the Cash Amount, expenses and certain other amounts. Pro forma per share data for Appleton is not separately presented as Appleton shares can be exchanged for Public Shares on a one for one basis. HACII is providing this information to aid you in your analysis of the financial aspects of the Transaction. The historical information should be read in conjunction with the sections entitled “Selected Historical Financial Information of Appleton” and “Selected Historical Financial Information of HACII” included elsewhere in this proxy statement. The unaudited pro forma per share information is derived from, and should be read in conjunction with, the unaudited condensed combined pro forma financial data and related notes included elsewhere in this proxy statement.

The unaudited pro forma consolidated per share information does not purport to represent what the actual results of operations of HACII and Appleton would have been had the Transaction been consummated or to project HACII’s or Appleton’s results of operations that may be achieved after the Transaction. The unaudited pro forma book value per share information below does not purport to represent what the value of HACII and Appleton would have been had the Transaction been consummated nor the book value per share for any future date or period.

Historical data per share of HACII	Year Ended December 31, 2011	Three Months Ended March 31, 2012
Book value per share	$0.29	$0.29
Loss per share, basic and diluted	$(0.07)	$(0.03)

Historical data per share of Appleton	Year Ended December 31, 2011	Three Months Ended April 1, 2012
Book value per share	$(1,899)	$(2,542)
Loss per share, basic and diluted	$(21)	$(647)

Pro forma data per share of HACII	Year Ended December 31, 2011		Three Months Ended March 31, 2012
Assuming no redemptions:
Book value per share	$	N/A (1)	$12.95
Loss per common share, basic		$(0.50)	$(1.06)
Loss per common share, diluted		$(0.50)	$(1.06)
Redemption price per share		$9.95	$9.95
Assuming maximum redemptions:
Book value per share	$	N/A (1)	$13.98
Loss per common share, basic		$(0.67)	$(1.41)
Loss per common share, diluted		$(0.67)	$(1.41)
Redemption price per share		$9.95	$9.95

(1)	Not applicable as pro forma balance sheet for the year ended December 31, 2011 has not been provided.

SELECTED HISTORICAL FINANCIAL INFORMATION OF HACII

The following table sets forth selected historical financial information derived from HACII’s unaudited financial statements included elsewhere in this proxy statement for the three months ended March 31, 2012 and 2011 and from HACII’s audited financial statements included elsewhere in this proxy statement for the year ended December 31, 2011 and for the period from June 15, 2010 (inception) through December 31, 2010.

The historical results of HACII included below and elsewhere in this proxy statement are not necessarily indicative of the future performance of HACII. You should read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of HACII” and the financial statements and the related notes appearing elsewhere in this proxy statement.

	Three Months Ended March 31,		Year Ended December 31, 2011	June 15, 2010 (inception) to December 31, 2010
	2012	2011
	(unaudited)	(unaudited)
Statement of Operations Data:
Operating expenses:
Formation and operating costs	$—	$—	$—	$8,852
Professional fees	264,591	83,460	265,276	189,702
Transaction expenses	118,389	655	589,841	18,638
Other general and administrative expenses	173,055	67,025	289,421	72,362

Loss from operations before other income and income tax expense	(556,035)	(151,140)	(1,144,538)	(289,554)
Other income (expense):
Interest income	77,839	55,676	185,315	53,876
State taxes, other than income taxes	(45,964)	(45,696)	(180,695)	(44,725)

Total other income	31,875	9,980	4,620	9,151

Loss before income tax expense	(524,160)	(141,160)	(1,139,918)	(280,403)
Income tax expense	—	—	—	—
Net loss	(524,160)	(141,160)	(1,139,918)	(280,403)

Loss per common share:
Basic and diluted	$(0.03)	$(0.01)	$(0.07)	$(0.03)
Weighted average shares outstanding:
Basic and diluted	17,142,857	17,375,000	17,200,098	8,861,607
Balance Sheet Data:
Cash and cash equivalents	$785,961	$1,413,597	$1,091,579	$1,547,684
Cash equivalents held in trust	149,336,982	149,313,243	149,404,110	149,303,023
Total assets	150,125,560	150,860,839	150,529,712	151,020,962
Common stock subject to possible redemption (at fair value): 14,040,234, 14,470,035, 14,221,734 and 14,544,181 shares at March 31, 2012, 2011 and December 31, 2011 and 2010, respectively	139,559,926	141,082,841	140,084,080	141,223,998
Total stockholders’ equity	5,000,003	5,000.005	5,000,009	5,000,009
Cash Flow Data:
Net cash used in operating activities	(372,746)	(123,867)	(355,018)	(356,696)
Net cash provided by (used in) investing activities	67,128	(10,220)	(101,087)	(149,303,023)
Net cash provided by financing activities	—	—	—	151,207,403

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF HACII

Overview

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with HACII’s financial statements and the related notes and schedules thereto.

HACII was formed on June 15, 2010 as a blank check company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. HACII’s management team is engaged in the private equity business and evaluates various acquisition opportunities from time to time in connection with their ordinary course of business. HACII’s efforts in identifying prospective target businesses is not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business combination, except that HACII will not effect a business combination with another blank check company or a similar type of company with nominal operations or with an entity that is affiliated with the Sponsor and engaged in the business of owning or operating a professional sports team as its principal business.

On October 14, 2010, HACII consummated its IPO of 15,000,000 units, with each unit consisting of one share of HACII Common Stock and one HACII Public Warrant to purchase one share of HACII Common Stock at an exercise of $12.00 per share. The HACII units were sold at an offering price of $10.00 per unit, generating total gross proceeds of $150 million. Simultaneously with the consummation of the IPO, HACII consummated the private sale of 6,666,667 Sponsor Warrants to the Sponsor at a price of $0.75 per warrant, generating gross proceeds of $5.0 million.

After deducting underwriting discounts and commissions and offering expenses, approximately $149.25 million of the proceeds of the IPO and the private placement of the Sponsor Warrants (or approximately $9.95 per unit sold in the IPO) was placed in a trust account at JP Morgan Chase, N.A. with Continental Stock Transfer & Trust Company as trustee. Except for a portion of the interest income that may be released to HACII to pay any income or franchise taxes and to fund its working capital requirements, and any amounts necessary to purchase up to 15% of the Public Shares, none of the funds held in the trust account will be released until the earlier of the completion of HACII’s initial business combination and the redemption of 100% of the Public Shares if HACII is unable to consummate a business combination by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), subject to the requirements of law. All of the funds in the trust account are invested in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Transaction Activities

On May 16, 2012, HACII entered into the Equity Purchase Agreement and the Cross Purchase Agreement pursuant to which, through a series of transactions, Appleton will become a non-wholly-owned subsidiary of HACII.

Since its inception, HACII’s efforts have been limited to organizational activities, activities related to the IPO, activities related to identifying, evaluating and, in the case of the Transaction, pursuing prospective acquisition candidates and activities related to general corporate matters. HACII has not generated any revenues, other than interest income earned on the proceeds held in the trust account established in connection with the IPO. As of March 31, 2012, approximately $149.3 million was held in the trust account (including $4.50 million of deferred underwriting discounts and commissions, $5.0 million from the sale of the Sponsor Warrants and approximately $313,000 in interest earned less approximately $226,000 withdrawn to pay franchise taxes) and HACII had cash outside of trust of approximately $786,000 and approximately $1.1 million in accounts payable and accrued expenses.

Up to $2.25 million in interest income on the balance of the trust account (net of franchise and income taxes payable) may be available to HACII to fund its working capital requirements. Other than the deferred underwriting discounts and commissions, no amounts are payable to the underwriters of the IPO in the event of a business combination.

Results of Operations for the periods ended March 31, 2012 and 2011

Through March 31, 2012, HACII’s efforts have been limited to activities relating to the organization of HACII, the IPO, identifying and evaluating prospective acquisition candidates and general corporate matters. HACII has not generated any revenues, other than interest income earned on the proceeds held in the trust account established in connection with the IPO. As of March 31, 2012, approximately $149.3 million was held in the trust account (including $4.50 million of deferred underwriting discounts and commissions, $5.0 million from the sale of the Sponsor Warrants and approximately $313,000 in interest earned less approximately $226,000 withdrawn to pay franchise taxes) and HACII had cash outside of trust of approximately $786,000 and approximately $1.1 million in accounts payable and accrued expenses.

As of March 31, 2011, approximately $149.3 million was held in the trust account (including $4.50 million of deferred underwriting discounts and commissions, $5.0 million from the sale of the Sponsor Warrants and approximately $108,000 in interest earned less approximately $45,000 withdrawn to pay franchise taxes) and HACII had cash outside of trust of approximately $1.4 million and approximately $278,000 in accounts payable and accrued expenses.

Results of Operations for the fiscal year ended December 31, 2011 and for the period from June 15, 2010 (inception) through December 31, 2010

As of December 31, 2011, approximately $149.4 million was held in the trust account (including $4.5 million of deferred underwriting discounts and commissions, $5.0 million from the sale of the Sponsor Warrants and approximately $239,000 in earned interest) and HACII had cash outside of trust of approximately $1.1 million and approximately $946,000 in accounts payable and accrued expenses. Up to $2.25 million in interest income on the balance of the trust account (net of franchise and income taxes payable) may be available to HACII to fund its working capital requirements. As of December 31, 2011, approximately $82,000 of interest income had been withdrawn from the trust account to pay franchise taxes and there had been no withdrawals to fund HACII’s working capital requirements.

As of December 31, 2010, approximately $149.3 million was held in the trust account (including $4.5 million of deferred underwriting discounts and commissions, $5.0 million from the sale of the Sponsor Warrants and approximately $54,000 in accrued interest) and HACII had cash outside of trust of approximately $1.6 million and approximately $297,000 in accounts payable and accrued expenses. Up to $2.25 million in interest income on the balance of the trust account (net of franchise and income taxes payable) may be available to HACII to fund its working capital requirements. Through December 31, 2010, HACII had not withdrawn any funds from interest earned on the trust proceeds.

For the year ended December 31, 2011, HACII earned approximately $185,000 in interest income. For the period from June 15, 2010 (inception) through December 31, 2010, HACII earned approximately $54,000 in interest income. All of HACII’s funds in the trust account are invested in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act.

Liquidity and Capital Resources

As of March 31, 2012, HACII had approximately $786,000 of cash held outside the trust and approximately $1.1 million of accounts payable accrued expenses. The following table shows the total funds held in the trust account through March 31, 2012 (in millions):

Net proceeds from HACII’s initial public offering, the underwriters’ over-allotment and private placement of warrants that were placed in trust	$144.75
Deferred underwriters’ commissions	4.50
Total interest income through March 31, 2012	0.31
Less total interest disbursed to HACII for payment of franchise taxes through March 31, 2012	(0.23)

Total funds held in trust account at March 31, 2012	$149.33

For the three months ended March 31, 2012, HACII disbursed an aggregate of approximately $305,000 out of the proceeds of the IPO not held in trust for the following purposes:

•

$30,000 to Hicks Holdings Operating LLC, an entity owned and controlled by Thomas O. Hicks, HACII’s founder and chairman of the board, for office space, administrative services and secretarial support;

•	$1,000 of expenses for travel related costs; and

•

$274,000 for legal, accounting and auditing expenses and filing fees relating to HACII’s SEC reporting obligations and the listing of its securities on the Nasdaq Capital Market and general corporate and other miscellaneous expenses.

HACII believes that it will have sufficient available funds outside of the trust account to operate through July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), assuming that a business combination is not consummated during that time. However, HACII cannot assure its stockholders that this will be the case. Over this time period, HACII currently anticipates incurring expenses for the following purposes:

•	due diligence and investigation of prospective target businesses;

•	legal and accounting fees relating to HACII’s SEC reporting obligations and general corporate matters;

•	structuring and negotiating a business combination, including the making of any down payment or the payment of any exclusivity or similar fees and expenses; and

•	other miscellaneous expenses.

As indicated in HACII’s condensed financial statements included elsewhere in this proxy statement, at March 31, 2012, HACII had cash held out of trust of approximately $786,000 and approximately $1.1 million of accounts payable accrued expenses. HACII expects to incur significant costs pursuing the Transaction. There is no assurance that HACII will be able to consummate a transaction with Appleton by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved). If a transaction with Appleton is not consummated by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), HACII will be required to dissolve and liquidate. HACII’s financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Off-Balance Sheet Financing Arrangements

HACII has no obligations, assets or liabilities which would be considered off-balance sheet arrangements. HACII does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to by HACII as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

HACII has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial assets.

Contractual Obligations

HACII does not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than a monthly fee of $10,000 for office space and general and administrative services payable to Hicks Holdings Operating LLC, an affiliate of Thomas O. Hicks, HACII’s founder and chairman of the board. HACII began incurring this fee on October 14, 2010, and will continue to incur this fee monthly until the completion of its initial business combination or its liquidation in the event it fails to consummate an initial business combination.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. HACII has identified the following as its critical accounting policies:

Cash and cash equivalents

HACII considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Cash Held in Trust

A total of $149.25 million, including approximately $139.75 million of the net proceeds from the IPO, $5.0 million from the sale of the Sponsor Warrants and $4.5 million of deferred underwriting discounts and commissions, was placed in a trust account at JPMorgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company serving as trustee. The trust proceeds are invested in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. As of March 31, 2012, the balance in the trust account was approximately $149.3 million, which includes approximately $313,000 of interest earned since the inception of the trust less $226,000 of interest income withdrawn to pay franchise taxes. As of December 31, 2011, the balance in the trust account was approximately $149.4 million, which includes approximately $239,000 of interest earned since the inception of the trust and approximately $82,000 of interest income withdrawn to pay franchise taxes.

Loss per common share

Loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. The weighted average common shares issued and outstanding of 17,142,857 for the three months ended March 31, 2012 takes into effect the 17,142,857 shares outstanding at the beginning and end of such three month period. The weighted average common shares issued and outstanding of 17,375,000 for the three months ended March 31, 2011 takes into effect the 17,464,286 shares outstanding at the beginning of such three month period and the surrender of 321,429 of such shares by the Initial Stockholders to HACII for cancellation on March 7, 2011 in connection with the underwriters’ election to not exercise their over-allotment option. The weighted average common shares issued and outstanding of 17,200,098 for the year ended December 31, 2011 takes into effect the 17,464,286 shares outstanding at the beginning of the period and the surrender of an aggregate of 321,429 of such shares by the Initial Stockholders to HACII for cancellation on March 7, 2011 in connection with the underwriters’ election to not exercise their over-allotment option. The weighted average common shares issued and outstanding of 8,861,607 for the period from June 15, 2010 (inception) to December 31, 2010 takes into effect the 3,285,714 shares originally outstanding, the surrender of 821,428 of such shares on October 8, 2010 by the Initial Stockholders due to the reduction in size of the IPO and the 15,000,000 shares sold in the IPO and outstanding since October 14, 2010.

The 21,666,667 warrants issued in the IPO and the private placement of the Sponsor Warrants are contingently issuable shares and are excluded from the calculation of diluted earnings per share because they are anti-dilutive.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on HACII’s financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the sensitivity of income to changes in interest rates, foreign exchanges, commodity prices, equity prices and other market driven rates or prices. HACII is not presently engaged in and, if HACII does not consummate a suitable business combination prior to the prescribed liquidation date of the trust account, HACII may not engage in, any substantive commercial business. Accordingly, HACII is not and, until such time as HACII consummates a business combination, HACII will not be, exposed to risks associated with foreign exchange rates, commodity prices, equity prices or other market driven rates or prices. The net proceeds of the IPO held in the trust account may be invested by the trustee only in U.S. governmental treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Given HACII’s limited risk in its exposure to government securities and money market funds, HACII does not view the interest rate risk to be significant.

HACII has not engaged in any hedging activities since its inception on June 15, 2010. HACII does not expect to engage in any hedging activities with respect to the market risk to which it is exposed.

HACII’S BUSINESS

Overview

HACII was formed on June 15, 2010 as a blank check company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. HACII is not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business combination, except that HACII will not effect a business combination with another blank check company or a similar type of company with nominal operations or with an entity that is affiliated with the Sponsor and engaged in the business of owning or operating a professional sports team as its principal business. The Sponsor and HACII’s officers and directors have agreed that HACII will only have until July 14, 2012 to consummate an initial business combination (or, in the event that the Amendment Proposal is approved, until September 14, 2012 to consummate the Transaction). If it is unable to consummate a business combination on or before July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), HACII will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to HACII from the trust account to pay dissolution expenses, divided by the number of then outstanding Public Shares, together with the contingent right to receive, following HACII’s dissolution, a pro rata share of the balance of its net assets that would otherwise be payable to holders of HACII Common Stock under Delaware law, if any; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of HACII’s remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to HACII’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Offering Proceeds Held in Trust

On October 14, 2010, HACII consummated its IPO of 15,000,000 units, with each unit consisting of one share of HACII Common Stock and one warrant to purchase one share of HACII Common Stock at an exercise of $12.00 per share. The units in HACII’s IPO were sold at an offering price of $10.00 per unit, generating total gross proceeds of $150 million. Simultaneously with the consummation of the IPO, HACII consummated the private sale of 6,666,667 Sponsor Warrants to the Sponsor at a price of $0.75 per warrant, generating gross proceeds of $5.0 million.

After deducting underwriting discounts and commissions and offering expenses, approximately $149.25 million of the proceeds of the IPO and the private placement of the Sponsor Warrants (or approximately $9.95 per unit sold in the IPO) was placed in a trust account at JP Morgan Chase, N.A. with Continental Stock Transfer & Trust Company as trustee. Except for a portion of the interest income that may be released to HACII to pay any income or franchise taxes and to fund its working capital requirements, and any amounts necessary to purchase up to 15% of the Public Shares, none of the funds held in the trust account will be released until the earlier of the completion of HACII’s initial business combination and the redemption of 100% of the Public Shares if HACII is unable to consummate a business combination by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), subject to the requirements of law. All of the funds in the trust account are invested in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Up to $2.25 million in interest income on the balance of the trust account (net of franchise and income taxes payable) may be available to HACII to fund its working capital requirements. Other than the deferred underwriting discounts and commissions, no amounts are payable to the underwriters of the IPO in the event of a business combination.

Transaction Activities

On May 16, 2012, HACII entered into the Equity Purchase Agreement and the Cross Purchase Agreement pursuant to which, through a series of transactions, Appleton will become a non-wholly-owned subsidiary of HACII. See “The Purchase Agreements” for more information.

If the Transaction is consummated, HACII intends to use the funds held in the trust account (i) to pay HACII’s aggregate costs, fees and expenses in connection with the consummation of an initial business combination and other working capital expenses, (ii) to pay tax obligations and the deferred underwriting commissions, (iii) to pay the Cash Amount payable to HACII Public Warrantholders, (iv) to pay HACII stockholders who properly exercise their redemption rights, and (v) to pay for any repurchases by HACII of Public Shares prior to the Transaction. The remaining balance in the trust account will be contributed to Appleton in exchange for HACII’s receipt of membership interests in Appleton in connection with the Transaction. Pursuant to the terms of the Equity Purchase Agreement, HACII shall not redeem or repurchase Public Shares to the extent such redemption would result in HACII’s failure to meet a closing condition under the Equity Purchase Agreement that it have at least $82.0 million in trust proceeds after giving effect to the Redemption but prior to the payment of the Cash Amount, expenses and certain other amounts. The HACII Public Stockholders will be entitled to receive funds from the trust account only in the event of HACII’s liquidation or if they properly exercise their redemption rights and the Transaction is completed. In no other circumstances will a HACII stockholder have any right or interest of any kind to or in the trust account.

Selection of a Target Business and Structuring of HACII’s Initial Business Combination

Subject to the requirement that HACII not effect a business combination with another blank check company or a similar type of company with nominal operations or with an entity that is affiliated with the Sponsor and engaged in the business of owning or operating a professional sports team as its principal business, HACII’s management has virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. HACII will only consummate an initial business combination in which HACII becomes the controlling owner of the target or are otherwise not required to register as an investment company under the Investment Company Act.

Fair Market Value of Target Business

Because, unlike many other blank check companies, HACII does not have a limitation that a target business have a minimum fair market enterprise value of the net assets held in the trust account at the time of its signing a definitive agreement in connection with its initial business combination, it has virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses.

Stockholder Approval of the Transaction

HACII has the right to conduct a stockholder vote, if required by law, or if HACII decides to hold such vote for business or other legal reasons. In order to list the HACII units, HACII Common Stock and the HACII Public Warrants on the Nasdaq Capital Market, HACII has elected to seek stockholder approval of the Transaction rather than conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. Since HACII is seeking stockholder approval of the Transaction, it has agreed to distribute this proxy statement and, in connection herewith, provide the HACII Public Stockholders with redemption rights upon consummation of the Transaction. In addition, in the event that the Amendment Proposal is approved, HACII will provide HACII Public Stockholders with redemption rights upon adoption of the Charter Amendment. HACII Public Stockholders electing to exercise their redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less franchise and income taxes payable, provided that such stockholders follow the specific procedures for redemption set forth in this proxy statement relating to the stockholder vote on the Transaction. Accordingly, stockholders who do not elect to have their shares redeemed and remain HACII stockholders after the Transaction will bear, in addition to the franchise and income taxes payable, the economic burden of the deferred underwriting commissions because such amounts will be payable by HACII. Unlike many other blank check companies, the HACII Public Stockholders are not required to vote against the Transaction in order to exercise their redemption rights. If the Transaction is not completed, then HACII Public Stockholders electing to exercise their redemption rights will not be entitled to receive such payments. The Initial Stockholders have agreed to vote their Founder Shares in accordance with the majority of the votes cast by the HACII Public

Stockholders and to vote any Public Shares purchased during or after the IPO in favor of the Transaction. In addition, the Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the consummation of the Transaction.

Since HACII is seeking stockholder approval of the Transaction and is not conducting redemptions pursuant to the tender offer rules in connection with the business combination, prior to the consummation of the Transaction, there could be released to HACII from the trust account amounts necessary to purchase up to 15% of the Public Shares (2,250,000 shares). These purchases could occur at any time commencing after the filing of the preliminary proxy statement for the Transaction and ending on the record date for the stockholder meeting to approve the Transaction. Purchases will be made only in open market transactions at times when HACII is not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. It is intended that purchases will comply with Rule 10b-18 under the Exchange Act, at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $9.95 per share at March 31, 2012). HACII can purchase any or all of the Public Shares it is entitled to purchase. It will be entirely in HACII’s discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then-current market price of HACII Common Stock and the terms of the Transaction. All shares purchased by HACII will be immediately cancelled. Such open market purchases, if any, would be conducted by HACII to minimize any disparity between the then-current market price of HACII Common Stock and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy HACII Common Stock after the filing of the preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against the Transaction and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable such investors to block the Transaction regardless of its merits by making it difficult to obtain the approval of the Transaction Proposal by the vote of a majority of the outstanding shares of HACII Common Stock voted.

In addition, HACII may enter into privately negotiated transactions to purchase Public Shares from stockholders after consummation of the Transaction with proceeds from the trust account. HACII’s Sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions. Neither HACII nor its directors, officers, advisors or their affiliates will make any such purchases when in possession of any material non-public information not disclosed to the seller. In the event HACII is the buyer in the privately negotiated purchases, it could elect to use trust account proceeds to pay the purchase price in such transaction after the closing of the Transaction. Although HACII does not currently anticipate paying any premium purchase price for such Public Shares, in the event it does, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium may not be in the best interest of the remaining stockholders, who will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased at a premium. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of HACII shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that HACII, the Sponsor or HACII’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from HACII Public Stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.

The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Transaction. This may result in the consummation of a business combination that may not otherwise have been possible.

As a consequence of such purchases:

•	the funds in the trust account that are so used will not be available to HACII after the Transaction;

•

the public “float” of HACII Common Stock may be reduced and the number of beneficial holders of its securities may be reduced, which may make it difficult to maintain the listing or trading of HACII’s securities on a national securities exchange;

•

because the stockholders who sell their shares in a privately negotiated transaction or pursuant to market transactions as described above may receive a per-share purchase price payable from the trust account that is not reduced by a pro rata share of the deferred underwriting commissions or franchise or income taxes payable, the remaining stockholders may bear the entire payment of such deferred commissions and franchise and income taxes payable (as well as up to $100,000 of net interest that may be released to HACII from the trust account to fund its dissolution expenses in the event it does not complete its initial business combination by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved). That is, since HACII is seeking stockholder approval of the Transaction, the redemption price per share payable to HACII Public Stockholders who elect to have their shares redeemed will be reduced by a larger percentage of the franchise and income taxes payable than it would have been in the absence of such privately negotiated or open market transactions, and stockholders who do not elect to have their shares redeemed and remain HACII stockholders after the business combination will bear, in addition to the franchise and income taxes payable, the economic burden of the deferred commissions because such amounts will be payable by HACII; and

•

the payment of any premium would result in a reduction in book value per share for the remaining stockholders compared to the value received by stockholders that have their shares purchased by HACII at a premium.

The Sponsor and HACII’s officers, directors and/or their affiliates anticipate that they will identify the stockholders with whom the Sponsor and such officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting HACII directly or by HACII’s receipt of redemption requests submitted by stockholders following its mailing of this proxy statement in connection with the Transaction. To the extent that the Sponsor or HACII’s officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the Transaction. Pursuant to the terms of such arrangements, any shares so purchased by the Sponsor and/or HACII’s officers, advisors, directors and/or their affiliates would then revoke their election to redeem such shares. The terms of such purchases would operate to facilitate HACII’s ability to consummate the Transaction by potentially reducing the number of shares redeemed for cash or voted against the proposed business combination.

Limitation on Redemption Rights Upon Consummation of the Transaction

Since HACII is holding a stockholder vote to approve the Transaction and is not conducting redemptions pursuant to the tender offer rules in connection with the Transaction, HACII’s amended and restated certificate of incorporation provides that a HACII Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 10% of the shares sold in the IPO. HACII believes this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights as a means to force HACII or its management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a HACII Public Stockholder holding more than an aggregate of 10% of the shares sold in the IPO could threaten to exercise its redemption rights if such holder’s shares are not purchased by HACII or its management at a premium to the then-current market price or on other undesirable terms. By limiting its stockholders’ ability to redeem no more than 10% of the shares sold in the IPO, HACII believes it will limit the ability of a small group of stockholders to unreasonably attempt to block its ability to consummate a business combination. However, HACII would not be restricting its stockholders’ ability to vote all of their shares for or against a business combination.

Permitted Purchases of HACII’s Securities

Since HACII is seeking stockholder approval of the Transaction and is not conducting redemptions pursuant to the tender offer rules in connection with the business combination, prior to the consummation of the Transaction, there could be released to HACII from the trust account amounts necessary to purchase up to 15% of the Public Shares (2,250,000 shares). These purchases could occur at any time commencing after the filing of the preliminary proxy statement for the Transaction and ending on the record date for the stockholder meeting to approve the Transaction. Purchases will be made only in open market transactions at times when HACII is not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. It is intended that purchases will comply with Rule 10b-18 under the Exchange Act, at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $9.95 per share at March 31, 2012). HACII can purchase any or all of the Public Shares it is entitled to purchase. It will be entirely in HACII’s discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then-current market price of HACII Common Stock and the terms of the Transaction. All shares purchased by HACII will be immediately cancelled. Such open market purchases, if any, would be conducted by HACII to minimize any disparity between the then-current market price of HACII Common Stock and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy HACII Common Stock after the filing of the preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against the Transaction and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable such investors to block the Transaction regardless of its merits by making it difficult to obtain the approval of the Transaction Proposal by the vote of a majority of the outstanding shares of HACII Common Stock voted.

In addition, HACII may enter into privately negotiated transactions to purchase Public Shares from stockholders after consummation of the Transaction with proceeds from the trust account. HACII’s Sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions. Neither HACII nor its directors, officers, advisors or their affiliates will make any such purchases when in possession of any material non-public information not disclosed to the seller. In the event HACII is the buyer in the privately negotiated purchases, it could elect to use trust account proceeds to pay the purchase price in such transaction after the closing of the Transaction. Although HACII does not currently anticipate paying any premium purchase price for such Public Shares, in the event it does, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium may not be in the best interest of the remaining stockholders, who will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased at a premium. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of HACII shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that HACII, the Sponsor or HACII’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from HACII Public Stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.

Tendering Stock Certificates in Connection with Redemption Rights

HACII is requiring HACII Public Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to HACII’s transfer agent, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option up to two business days prior to the date of the applicable meeting. Accordingly, a HACII Public Stockholder has up to two days prior to the date of the applicable meeting to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their Public Shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not HACII requires holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect redemption rights in connection with a blank check company’s business combination, the company would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “redemption” right surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date of the applicable stockholder meeting set forth in this proxy statement. Furthermore, if a holder of a Public Share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such ho.lder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of Public Shares electing to redeem their shares will be distributed promptly after the completion of the Transaction.

If the Transaction is not approved or completed for any reason, or the Amendment Proposal is not approved, as the case may be, then HACII Public Stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, HACII will promptly return any certificates delivered by public holders who elected to redeem their shares.

Redemption of HACII Common Stock and Liquidation if No Initial Business Combination

The Sponsor and HACII’s officers and directors have agreed that HACII will only have until July 14, 2012 to consummate its initial business combination (or, in the event that the Amendment Proposal is approved, until September 14, 2012 to consummate the Transaction). If HACII is unable to consummate a business combination on or before July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), HACII will:

•	cease all operations except for the purpose of winding up;

•

as promptly as reasonably possible, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to HACII from the trust account to pay dissolution expenses, divided by the number of then outstanding Public Shares, together with the contingent right to receive, following HACII’s dissolution, a pro rata share of the balance of HACII’s net assets that would otherwise be payable to holders of HACII Common Stock under Delaware law, if any; and

•	as promptly as reasonably possible following such redemption, subject to the approval of HACII’s remaining stockholders and its board of directors, dissolve and liquidate;

subject in each case to HACII’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Pursuant to the terms of HACII’s amended and restated certificate of incorporation, its powers following the expiration of the permitted time period for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up HACII’s affairs.

The Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares if HACII fails to consummate a business combination on or before July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved). However, if the Sponsor or any of HACII’s officers, directors or affiliates acquired Public Shares in the IPO or at any time after the IPO, they will be entitled to redemption rights with respect to such Public Shares if HACII fails to consummate a business combination within the required time period. There will be no liquidating distributions with respect to the HACII warrants, which will expire worthless in the event HACII does not consummate a business combination on or before July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved). HACII expects that all costs and expenses associated with implementing any plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1.0 million of proceeds held outside the trust account and from the up to $2.25 million, subject to adjustment, in interest income on the balance of the trust account (net of franchise and income taxes payable) that may be released to HACII to fund its working capital requirements, although HACII cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing its plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay franchise and income taxes on interest income earned on the trust account balance, HACII may request the trustee to release to it an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If HACII were to expend all of the net proceeds of the IPO, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon its dissolution would be approximately $9.95. The proceeds deposited in the trust account could, however, become subject to the claims of HACII’s creditors, which would have higher priority than the claims of its public stockholders. HACII cannot assure you that the actual per-share redemption amount received by stockholders will not be less than approximately $9.95, plus interest (net of any franchise and income taxes payable). Under Section 281(b) of the DGCL, HACII’s plan of dissolution must provide for all claims against it to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before HACII makes any distribution of its remaining assets to its stockholders. While HACII intends to pay such amounts, if any, it cannot assure you that it will have funds sufficient to pay or provide for all creditors’ claims.

Although HACII seeks to have all vendors, service providers (other than its independent accountants), prospective target businesses or other entities with which it does business execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of the HACII Public Stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as other claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against HACII’s assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, HACII’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to it than any alternative. Examples of possible instances where HACII may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with HACII and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, Mr. Hicks, HACII’s founder and chairman of the board, has agreed that upon its liquidation, he will be liable to HACII if and to the extent any claims by a vendor for services rendered or products sold to it, or a prospective target business with which it has discussed entering into a transaction agreement, reduce the amounts in the trust account to below $9.95 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under HACII’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Hicks will not be responsible to the extent of any liability for such third party claims. HACII cannot assure its stockholders, however, that Mr. Hicks would be able to satisfy those obligations.

In the event that the proceeds in the trust account are reduced below $9.95 per share by claims that are covered by the indemnification obligations of Mr. Hicks upon HACII’s liquidation, and Mr. Hicks asserts that he is unable to satisfy any applicable obligations or that he has no indemnification obligations related to a particular claim, HACII’s independent directors would determine whether to take legal action against Mr. Hicks to enforce his indemnification obligations. While HACII currently expects that its independent directors would take legal action on its behalf against Mr. Hicks to enforce his indemnification obligations to it, it is possible that HACII’s independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, HACII cannot assure its stockholders that due to such claims the actual value of the per-share redemption price will not be less than $9.95 per share.

HACII will seek to reduce the possibility that Mr. Hicks will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than its independent accountants), prospective target businesses or other entities with which it does business execute agreements with it waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Mr. Hicks will also not be liable as to any claims under HACII’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. HACII will have access to up to $1.0 million from the proceeds of the IPO, and the up to $2.25 million, subject to adjustment, in interest income on the balance of the trust account (net of franchise and income taxes payable) with which to pay any such potential claims (including costs and expenses incurred in connection with HACII’s liquidation, currently estimated to be no more than approximately $100,000). In the event that HACII liquidates and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from the trust account could be liable for claims made by creditors.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the trust account distributed to HACII’s public stockholders upon the redemption of 100% of the Public Shares in the event it does not consummate the Transaction on or before July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved) may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Furthermore, if the pro rata portion of the trust account distributed to the public stockholders upon the redemption of 100% of the Public Shares in the event HACII does not consummate the Transaction on or before July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved) is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

If HACII is unable to consummate the Transaction on or before July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), it will:

•	cease all operations except for the purpose of winding up;

•

as promptly as reasonably possible, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to HACII from the trust account to pay dissolution expenses, divided by the number of then outstanding Public Shares, together with the contingent right to receive, following HACII’s dissolution, a pro rata share of the balance of its net assets that would otherwise be payable to holders of HACII Common Stock under Delaware law, if any; and

•	as promptly as reasonably possible following such redemption, subject to the approval of HACII’s remaining stockholders and its board of directors, dissolve and liquidate;

subject in each case to HACII’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is HACII’s intention to redeem the Public Shares as soon as reasonably possible following July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved) and, therefore, it does not intend to comply with those procedures. As such, its stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of such stockholders may extend well beyond the third anniversary of such date. Because HACII will not be complying with Section 280, Section 281(b) of the DGCL requires it to adopt a plan, based on facts known to it at such time that will provide for its payment of all existing and pending claims or claims that may be potentially brought against it within the subsequent 10 years. However, because it is a blank check company, rather than an operating company, and its operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from its vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, it will seek to have all vendors, service providers (other than its independent accountants), prospective target businesses or other entities with which it does business execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Further, Mr. Hicks may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below $9.95 per share by claims that are covered by the indemnification obligations of Mr. Hicks less any per-share amounts distributed from the trust account to the public stockholders in the event HACII is unable to consummate a business combination on or before July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), and will not be liable as to any claims under HACII’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Hicks will not be responsible to the extent of any liability for such third-party claims.

If HACII files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in HACII’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, HACII cannot assure its stockholders that it will be able to return $9.95 per share to its public stockholders. Additionally, if it files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by HACII’s stockholders. Furthermore, because HACII intends to distribute the proceeds held in the trust account to its public stockholders promptly after the termination of its corporate existence, this may be viewed or interpreted as giving preference to its public stockholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, HACII’s board may be viewed as having breached its fiduciary duty to HACII’s creditors and/or may have acted in bad faith, and thereby exposing itself and HACII to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. HACII cannot assure you that claims will not be brought against it for these reasons.

HACII’s public stockholders will be entitled to receive funds from the trust account only in the event of the redemption of 100% of the Public Shares if it does not consummate a business combination on or before July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved) or if they redeem their respective shares for cash upon the consummation of the initial business combination (or, if applicable, upon the approval of the Amendment Proposal). In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Since HACII is seeking stockholder approval in connection with its initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to HACII for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Administrative Services Agreement

HACII has agreed to pay Hicks Holdings Operating LLC, an entity owned and controlled by Thomas O. Hicks, HACII’s founder and chairman of the board, a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement was agreed to by HACII and Hicks Holdings Operating LLC for HACII’s benefit and is not intended to provide Mr. Hicks compensation in lieu of a salary. HACII believes that such fees are at least as favorable as it could have obtained from an unaffiliated third party for such services. Upon completion of the Transaction or HACII’s liquidation, HACII will cease paying these monthly fees.

Facilities

HACII currently maintains its executive offices at 100 Crescent Court, Suite 1200, Dallas, Texas 75201. The cost of this space is included in the $10,000 per month fee described above that Hicks Holdings Operating LLC charges HACII for general and administrative services. HACII believes, based on rents and fees for similar services in the Dallas metropolitan area that the fee charged by Hicks Holdings Operating LLC is at least as favorable as HACII could have obtained from an unaffiliated person. HACII considers its current office space adequate for its current operations.

Employees

HACII currently has six officers. These individuals are not obligated to devote any specific number of hours to HACII’s matters but they intend to devote as much of their time as they deem necessary to HACII’s affairs until HACII has consummated its initial business combination. HACII does not intend to have any full-time employees prior to the consummation of its initial business combination.

Periodic Reporting and Audited Financial Statements

HACII has registered its units, common stock and warrants under the Exchange Act, and has reporting obligations, including the requirement that it file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, HACII’s annual reports on Form 10-K contain financial statements audited and reported on by its independent registered public accountants. HACII’s reports filed with the SEC can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov which contains the registration statements, reports, proxy and information statements and information regarding issuers that file electronically with the SEC. HACII will provide electronic or paper copies of such materials free of charge upon request.

Legal Proceedings

HACII is not currently subject to any material legal proceedings, nor, to its knowledge, is any material legal proceeding threatened against it. From time to time, HACII may be a party to certain legal proceedings incidental to the normal course of its business. While the outcome of these legal proceedings cannot be predicted with certainty, HACII does not expect that these proceedings will have a material effect upon its financial condition or results of operations.

Stock Price Performance Graph

The graph below compares the cumulative total return of HACII Common Stock from November 29, 2010, the date that HACII Common Stock first became separately tradable, through December 31, 2011 with the comparable cumulative return of two indices, the S&P 500 Index and the Dow Jones Industrial Average Index. The graph plots the growth in value of an initial investment of $100 in HACII Common Stock, the Dow Jones Industrial Average Index and the S&P 500 Index over the indicated time periods, and assuming reinvestment of all dividends, if any, paid on its securities. HACII has not paid any cash dividends and, therefore, the cumulative total return calculation for HACII is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

HACII EXECUTIVE OFFICERS, DIRECTORS,

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

PRIOR TO THE TRANSACTION

HACII Executive Officers and Directors

Set forth in the table below are the names, ages and positions of each of HACII’s directors and executive officers as of June 26, 2012:

Name	Age	Position

Thomas O. Hicks	66	Chairman of the Board

Christina Weaver Vest	41	President, Chief Executive Officer and Chief Financial Officer

Eric C. Neuman	67	Senior Vice President

Thomas O. Hicks, Jr.	34	Secretary and Vice President

Mack H. Hicks	31	Vice President

Curt L. Crofford	39	Vice President

William A. Montgomery	63	Director

William F. Quinn	64	Director

James C. Musselman	64	Director

Thomas O. Hicks, HACII’s founder, has been HACII’s chairman of the board since its inception. Since 2005, Mr. Hicks has served as the chairman of Hicks Holdings LLC, a holding company for real estate, private equity and sports investments of Mr. Hicks and his family. Mr. Hicks and his affiliates are also, directly or indirectly, the controlling stockholders of DirecPath, LLC, a company that provides bundled DIRECTV programming, broadband voice and data services, security and other locally based services to multiple dwelling units across the United States; Ocular LCD, Inc., a designer, manufacturer and marketer of high-performance liquid crystal displays, modules and systems; Directional Rentals Holdings, Inc., an oilfield service provider focused on downhole rental tools; and Grupo Pilar, an animal and pet food company in Argentina. Sales of Major League Baseball’s Texas Rangers and the National Hockey League’s Dallas Stars, each formerly held by Mr. Hicks and his affiliates, were completed in 2010 and 2011, respectively, through a court-supervised auction process under Chapter 11 of the U.S. Bankruptcy Code. Mr. Hicks co-founded Hicks, Muse, Tate & Furst, a nationally prominent private equity firm in the United States that specialized in leveraged acquisitions, and served as its chairman from 1989 through 2004. During Mr. Hicks’ tenure as chairman, Hicks, Muse, Tate & Furst raised over $12 billion of private equity funds, and consummated over $50 billion of leveraged acquisitions, and was one of the most active private investment firms in the country. Mr. Hicks also co-founded and served as co-chief executive officer of the leveraged buy-out firm Hicks & Haas from 1984 until 1989. Mr. Hicks currently serves as a director of DirecPath, LLC, Ocular LCD, Inc., Carpenter Technology Corporation and Directional Rentals Holdings, Inc. Mr. Hicks received a Master’s of Business Administration degree from the University of Southern California in 1970 and a Bachelor of Business Administration degree from the University of Texas in 1968. Mr. Hicks is the father of Thomas O. Hicks, Jr., HACII’s secretary and a vice president of HACII, and Mack Hicks, a vice president of HACII.

In Mr. Hicks’ position as HACII’s chairman, he has general supervision and control of HACII’s acquisition activities, subject to the ultimate authority of its board of directors, and is responsible for the execution of the policies of its board of directors with respect to such matters. Mr. Hick’s experience, qualifications, attributes and skills that led to the conclusion that he should serve as chairman of HACII’s board of directors include his background of 38 years in the private equity industry, his substantial experience in identifying and acquiring a wide variety of businesses and his prior blank check company experience.

Christina Weaver Vest has been HACII’s president and chief executive officer since December 31, 2010, and HACII’s chief financial officer since its inception. Ms. Vest currently serves as a managing director and partner of Hicks Equity Partners LLC, and previously served from 2005 until April 2007 as a senior vice president of its affiliate, Hicks Holdings LLC. Prior to that, Ms. Vest served as a Principal at HM Capital Partners (formerly Hicks, Muse, Tate & Furst), which she joined in 1995. Ms. Vest currently serves as a director of Ocular LCD, Inc., a designer, manufacturer and marketer of high-performance liquid crystal displays, modules and systems. Ms. Vest received a Bachelors of Arts degree from Harvard University in 1993 and a Master’s of Business Administration degree from Harvard Business School in 1999.

Eric C. Neuman has been a senior vice president since HACII’s inception. Mr. Neuman currently serves as a managing director and partner of Hicks Equity Partners LLC, and previously served from 2005 until April 2007 as a senior vice president of its affiliate, Hicks Holdings LLC. Mr. Neuman has been a partner of HM Capital (formerly Hicks, Muse, Tate & Furst) since 2000 and has served as an officer since 1993. At HM Capital, he was involved in the acquisition of most of the firm’s media investments during that time period. In 2002, Mr. Neuman became responsible for HM Capital’s Latin American portfolio. He remains responsible for monitoring the remaining investments in this portfolio and overseeing their liquidation. Mr. Neuman currently serves on the board of directors of DirecPath, LLC, a company that provides bundled DIRECTV programming, broadband voice and data services, security and other locally based services to multiple dwelling units across the United States; and Directional Rentals Holdings, Inc., an oilfied service provider focused on downhole rental tools. In addition, Mr. Neuman currently serves as a director of three HM Capital portfolio companies: Intercable, an international provider of television, internet and telephone services; Grupo MVS, a Mexican pay television and radio broadcasting operator; and Claxson Interactive Group Inc., an international provider of programming and services to pay television operators. From 2001 until September 2006, Mr. Neuman was a director of Cablevision S.A., the leading Argentine cable company. Following the devaluation of the Argentine peso in 2002, Cablevision S.A. entered into a consensual restructuring agreement under Argentine law with the majority of its creditors, which was approved by the Argentine courts in August 2009. Prior to joining HM Capital in 1993, Mr. Neuman served for eight years as managing director of Communications Partners, Ltd., a private merchant bank focused on media and communications businesses. From 1976 to 1983, he served as Senior Vice President of InterFirst Bank in Dallas and President of First Dallas Capital, a small business investment company. Mr. Neuman received a Bachelors of Arts degree from the University of South Florida in 1967 and a Masters of Business Administration, with distinction, from Northwestern University in 1970.

Thomas O. Hicks, Jr. has been a vice president and secretary since HACII’s inception. Since 2005, Mr. Hicks has served as a vice president of Hicks Holdings LLC. From 2004 to 2005, Mr. Hicks served as director of corporate sales and suite sales for the Texas Rangers Baseball Club. From 2001 to 2003, Mr. Hicks was an analyst at Greenhill & Co. LLC, a New York based merchant banking firm. As an analyst, Mr. Hicks was involved in numerous private equity, mergers and acquisition advisory and financial restructuring transactions. Mr. Hicks currently serves as a director of Resolute Energy Corporation (NYSE:REN); and Directional Rentals Holdings, Inc., an oilfied service provider focused on downhole rental tools. Mr. Hicks received a Bachelors of Arts degree in government from the University of Texas at Austin in 2001. Mr. Hicks is the son of Thomas O. Hicks, HACII’s founder and chairman of the board, and the brother of Mack H. Hicks, one of HACII’s vice presidents.

Mack H. Hicks has been a vice president since HACII’s inception. Since January 2007, Mr. Hicks has served as a vice president of Hicks Holdings LLC. Mr. Hicks has also served as Co-Chairman for the Cedar Park Center and the American Hockey League’s Texas Stars since June 2010. From January 2006 to December 2006, Mr. Hicks served as a research analyst at Halcyon Asset Management LLC, a multi-strategy investment firm. From June 2004 to January 2006, he served as an analyst in the financial sponsors group of Credit Suisse, an investment banking firm. As an analyst, Mr. Hicks was involved with several leveraged buyouts, recapitalizations and acquisitions. Mr. Hicks has served as a director of Wahanda, a supplier of health, beauty and wellness products. Mr. Hicks received a Bachelors of Arts degree from the University of Texas at Austin in 2003. Mr. Hicks is the son of Thomas O. Hicks, HACII’s founder and chairman of the board, and the brother of Thomas O. Hicks, Jr., HACII’s secretary and a vice president of HACII.

Curt L. Crofford has been a vice president since HACII’s inception. Since April 2007 and December 2010, Mr. Crofford has served as a vice president and principal, respectively, of Hicks Equity Partners and from June 2005 to April 2007 he was an associate with HM Capital Partners. From 2003 to 2005, Mr. Crofford attended the Fuqua School of Business at Duke University where he earned his Masters of Business Administration. From 2000 to 2003, Mr. Crofford served as Director of Equities Research for Dresdner Kleinwort Wasserstein in London, England. From 1995 to 2000, Mr. Crofford served as an Equities Research Analyst for Donaldson, Lufkin & Jenrette and BT Alex Brown in New York, where he provided investment recommendations on stocks of companies in the U.S., European and Latin American media industries. Mr. Crofford serves as a director of various HM Capital portfolio companies, including Grupo MVS, a Mexican pay television and radio broadcasting operator; and Intercable, an international provider of pay television, internet and telephone services. Mr. Crofford received his undergraduate degree from Vanderbilt University.

William A. Montgomery joined HACII’s board of directors upon the closing of the IPO. Mr. Montgomery has been a private investor since 1999. Mr. Montgomery served as a director for Hicks Acquisition Company I, Inc. from its inception in 2007 through consummation of a business combination with Resolute Energy Corporation in 2009. From 1989 to 1999, Mr. Montgomery was Chief Executive Officer of SA-SO Company, a company engaged in the distribution of municipal and traffic control products based in Dallas, Texas. Prior to 1989, Mr. Montgomery worked as a registered representative in the financial services industry, most recently serving with Morgan Stanley in the Private Client Services group from 1985 to 1989. Mr. Montgomery is also a board member and serves as Compensation Committee Chairman of Windstream Corporation, a telecommunications company headquartered in Little Rock, Arkansas. Mr. Montgomery received a Bachelor of Science degree in Business Administration and Finance from the University of Arkansas in 1971. Mr. Montgomery’s experience, qualifications, attributes and skills that led to the conclusion that he should serve on HACII’s board of directors include his experience as a chief executive officer, his other business experience and education and his prior blank check company experience.

William F. Quinn joined HACII’s board of directors upon the closing of the IPO. Mr. Quinn serves as the Chairman of American Beacon Advisors, Inc., which manages approximately $45 billion, including the American Airlines’ pension and short-term fixed income assets and the American Beacon mutual funds. Prior to being named to his current position, Mr. Quinn served as both chairman and chief executive officer from April 2006 to April 2009, president from November 1986 to April 2006, and director since 2001. Mr. Quinn served as a director for Hicks Acquisition Company I, Inc. from its inception in 2007 through consummation of a business combination with Resolute Energy Corporation in 2009. Mr. Quinn also served as a trustee of American Beacon Advisors, Inc. and related mutual funds from 1987 until April 2008. He currently serves as chairman of Lighthouse Holdings, Inc. and is the Independent Trustee for the National Railroad Retirement Investment Trust. From 1994 until August 2007, Mr. Quinn served as a trust manager of Crescent Real Estate Equities Company. Prior to his positions with American Beacon Advisors, Inc., Mr. Quinn held several management positions with American Airlines and its subsidiaries. He has served as a director of the board of American Airlines Federal Credit Union from July 1979 to present, including serving as chairman of the board from November 1989 to May 2003. He served as the chairman of the Committee on the Investment of Employee Benefit Assets (CIEBA) from 2006 to 2008. He currently serves on the advisory board of the Dallas Society of Financial Analysts. Mr. Quinn has served on the advisory board for Southern Methodist University’s Endowment Fund since September 1996, and is currently serving his third term on the New York Stock Exchange Pension Management Advisory Committee. Mr. Quinn received a Bachelor of Science degree in Accounting from Fordham University in 1969 and is a Certified Public Accountant. Mr. Quinn’s experience, qualifications, attributes and skills that led to the conclusion that he should serve on HACII’s board of directors include his extensive experience with operating companies, his financial expertise and education, his business experience and his prior blank check company experience.

James C. Musselman joined HACII’s board of directors on February 1, 2012 upon the listing of HACII’s securities on the Nasdaq Capital Market. Mr. Musselman founded Dallas-based Caelus Energy LLC in January 2011. Prior to establishing Caelus Energy, Mr. Musselman was one of five founding partners of Kosmos Energy in 2003, and he was chairman and chief executive officer of the company until December 2010. Kosmos’

Mahogany-1 exploration well discovered the offshore Jubilee Field near the Republic of Ghana in 2007, one of the largest finds in the world that year. Before leading Kosmos Energy, Mr. Musselman was president and chief executive officer of Triton Energy, an independent international oil and gas exploration and production company that operated in West Africa and Southeast Asia. After the company was sold to Hess Corporation in 2001 for $3.2 billion, Mr. Musselman served as a Senior Advisor to Hess Corporation chairman and chief executive officer John Hess. Previously, Mr. Musselman was the founder and operator of JM Petroleum Corporation, a crude oil gathering and purchasing company with more than $1 billion in annual sales that he later sold to Wesray Capital Group. Mr. Musselman began his career practicing law at Strother, Davis, Musselman and Hill, with responsibility for oil and gas financing. He is a graduate of Duke University and the University of Texas School of Law. Mr. Musselman’s experience, qualifications, attributes and skills that led to the conclusion that he should serve on HACII’s board of directors include his experience as chairman and chief executive officer of several large oil and gas companies, in which capacity Mr. Musselman was instrumental in effecting a variety of private equity transactions, sales of businesses and other major corporate transactions, his other business experience and his financial expertise and education.

HACII Board of Directors and Committees

HACII is managed under the direction of its board of directors. Its board of directors is divided into three classes of directors and each class serves a three year term. The HACII board of directors presently has one regular committee, the audit committee. The audit committee charter is available free of charge to any stockholder from HACII’s corporate secretary upon written request. Requests should be addressed to: Thomas O. Hicks, Jr., secretary, Hicks Acquisition Company II, Inc., 100 Crescent Court, Suite 1200, Dallas, Texas 75201.

During 2011, the HACII board of directors met 6 times. HACII did not have an audit committee in 2011. Each of the directors attended at least 75% of the meetings of the board of directors and their respective regular committees. HACII does not have a policy regarding director attendance at annual meetings, but encourages the directors to attend if possible.

Compensation Committee Interlocks and Insider Participation

HACII does not have a standing compensation committee for the purpose of determining compensation for executives and directors because no current executive officer or director receives any cash or other compensation for services rendered to HACII. HACII’s board of directors did not engage in any deliberations regarding executive compensation during the last fiscal year. No interlocking relationship exists between HACII’s executive officers and HACII’s board of directors or compensation committee of any other company.

HACII Nominating Committee

HACII does not have a standing nominating committee because it wishes to have the input of all of the independent members of the board of directors regarding director nominees. Each of Messrs. Montgomery, Musselman and Quinn participate in the consideration of director nominees.

The independent members of HACII’s board of directors consider and identify candidates for the board of directors with the goal of creating a balance of knowledge and experience. When reviewing possible candidates, the independent members of the board of directors will review the context of the current composition of HACII’s board of directors, the operating requirements of the business and the long-term interests of the HACII stockholders.

The independent members of HACII’s board of directors will consider director candidates recommended by stockholders, provided they meet the requirements of the HACII bylaws. If a stockholder would like HACII’s board of directors to consider specific candidates for nomination at the special meeting to HACII’s board of directors, a stockholder should deliver written notice to HACII’s secretary at Hicks Acquisition Company II, Inc., 100 Crescent Court, Suite 1200, Dallas, Texas 75201. Written notice of such proposed candidates for director should be delivered no later than the 10th day following public announcement of the date of the meeting. The written notice should include, among other things, the candidates’ full name, age, address, biographical background, occupation, and qualifications, as well as the number of shares of capital stock owned by such person. The stockholder providing notice must follow all requirements set forth in HACII’s bylaws. A copy of HACII’s bylaws may be requested from HACII’s secretary at Hicks Acquisition Company II, Inc., 100 Crescent Court, Suite 1200, Dallas, Texas 75201. In addition, a copy of HACII’s bylaws was furnished to the SEC as Exhibit 3.2 to HACII’s Form 8-K, filed on October 15, 2010.

The independent members of HACII’s board of directors will evaluate each candidate for election to the board of directors based upon whether the candidate:

•	is independent pursuant to the requirements of the Nasdaq Capital Market;

•	is accomplished in his or her field and has a reputation, both personally and professionally, that is consistent with HACII’s image and reputation;

•	has the ability to read and understand basic financial statements, and, if applicable, satisfies the criteria for being an “audit committee financial expert” as defined by the SEC;

•	has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise;

•	has knowledge of HACII’s business and the issues affecting HACII’s business;

•	is committed to enhancing stockholder value;

•	fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company;

•	is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment, and to assume broad fiduciary responsibility;

•	has, or would be willing to commit, the required hours necessary to discharge the duties of membership on the board of directors;

•	has any prohibitive interlocking relationships or conflicts of interest;

•	is able to develop a good working relationship with other members of the board of directors and contribute to their working with the senior management; and

•	is able to suggest business opportunities.

Communications with HACII Board of Directors

HACII’s board of directors provides a process for HACII stockholders and interested parties to send communications to the board of directors or any individual director. HACII stockholders and interested parties may forward communications to the board of directors or any individual director through HACII’s secretary. Communications should be addressed to the corporate secretary, Hicks Acquisition Company II, Inc., 100 Crescent Court, Suite 1200, Dallas, Texas 75201. All communications will be compiled by HACII’s secretary and submitted to the board of directors or the individual directors on a periodic basis.

HACII Director Independence

HACII’s board of directors undertook a review of director independence and considered transactions and relationships between each of the nominees and directors determined that each of Messrs. Montgomery, Musselman and Quinn are independent directors, as defined by the applicable Nasdaq and SEC standards.

HACII Code of Ethics

HACII adopted a codes of ethics that applies to its officers, board of directors and employees. The code of ethics is available free of charge to any stockholder from HACII’s corporate secretary upon written request. Requests should be addressed to: Thomas O. Hicks, Jr., secretary, Hicks Acquisition Company II, Inc., 100 Crescent Court, Suite 1200, Dallas, Texas 75201. HACII intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from a provision of the code of ethics, if any, by posting such information on its website.

Audit Committee

Effective upon the listing of HACII’s securities on the Nasdaq Capital Market, HACII established an audit committee of the board of directors, which consists of Mr. Montgomery, Mr. Quinn and Mr. Musselman, each of whom has been determined to be “independent” as defined in Rule 10A-3 under the Exchange Act and relevant Nasdaq rules. The audit committee’s duties, which are specified in HACII’s Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor HACII’s annual and quarterly financial statements;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of HACII’s financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all transactions between HACII and related persons;

•	inquiring and discussing with management HACII’s compliance with applicable laws and regulations and HACII’s code of ethics;

•	pre-approving all audit services and permitted non-audit services to be performed by HACII’s independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by HACII regarding accounting, internal accounting controls or reports which raise material issues regarding HACII’s financial statements or accounting policies; and

•

monitoring compliance, on a quarterly basis, with the terms of all agreements between HACII and its officers and directors entered into in connection with the IPO and, if any noncompliance is identified, taking action necessary to rectify the noncompliance.

Financial Expert on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who, as required by Nasdaq rules, have not participated in the preparation of HACII’s financial statements at any time during the past three years and are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, HACII must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The board of directors has determined that Mr. Quinn satisfies the Nasdaq definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under SEC rules.

Board Leadership Structure and Role in Risk Oversight

HACII’s board of directors does not have a policy as to whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for HACII at that time. The current structure is that of a separate chief executive officer and chairman of the board. Christina Weaver Vest serves as president, chief executive officer and chief financial officer and is responsible for day-to-day leadership of HACII. Thomas O. Hicks serves as the chairman of the board. The board of directors believes this is the most appropriate structure for HACII at this time as it recognizes the time, effort and energy that the chief executive officer is required to devote to her position in the current business environment, as well as the commitment required to serve as the chairman of the board.

Although the board of directors is ultimately responsible for risk oversight of HACII, the audit committee assists the board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the audit committee focuses on financial and enterprise risk exposures and discusses with management and the independent registered public accountants HACII’s policies with respect to risk assessment and risk management, including risks related to financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies and credit and liquidity matters. The audit committee also assists the board of directors in fulfilling its duties and oversight responsibilities relating to HACII’s compliance and ethics programs, including compliance with legal and regulatory requirements.

HACII Compensation Discussion and Analysis

Compensation of Executive Officers and Directors of HACII

None of the executive officers or directors of HACII received any cash compensation for services rendered. Since the closing of the IPO, HACII has paid Hicks Holdings Operating LLC, an entity owned and controlled by Thomas O. Hicks, HACII’s founder and chairman of the board, a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement will continue until (1) HACII completes the Transaction or (2) HACII’s liquidation, whichever occurs first. This arrangement was agreed to by Hicks Holdings Operating LLC for the benefit of HACII and is not intended to provide Mr. Hicks compensation in lieu of a salary. HACII believes that such fees are at least as favorable as it could have obtained from an unaffiliated third party for such services. Christina Weaver Vest, HACII’s President, Chief Executive Officer and Chief Financial Officer, serves as an executive officer of Hicks Holdings Operating LLC. Other than this $10,000 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to HACII’s executive officers and directors, the Sponsor or any of their respective affiliates, for services rendered prior to or in connection with the consummation of the Transaction. HACII is not a party to any agreements with its executive officers and directors that provide for benefits upon termination of employment. However, these individuals are reimbursed for any out-of-pocket expenses incurred in connection with activities on HACII’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

After completion of the Transaction, directors or members of HACII’s management team who remain with the combined company may be paid consulting, management or other fees from the combined company. There are no agreements between Appleton and the members of HACII’s management regarding their employment following the Transaction, although it is possible that some or all of HACII’s executive officers may negotiate employment, consulting or other arrangements with Appleton after the Transaction. Thomas O. Hicks, William A. Montgomery, James C. Musselman and William F. Quinn also have other interests in the Transaction that are different from, or in addition to, your interests as a stockholder. See the section entitled “The Transaction—Potential Conflicts of Interests of HACII’s Directors and Officers in the Transaction.”

Compensation Committee Report

HACII’s board of directors does not maintain a standing compensation committee since it does not compensate its officers or directors.

HACII’s board of directors and management have reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on that review and discussion, HACII’s board of directors has recommended that the Compensation Discussion and Analysis be included in this proxy statement; however, because HACII does not compensate its officers and directors, there is no relevant disclosure for this section.

Respectfully submitted,

Thomas O. Hicks

William A. Montgomery

William F. Quinn

Audit Committee Report

HACII’s Audit Committee reviewed with management and KPMG the results of the 2011 audit, including the audited financial statements. The Audit Committee reviewed the requirements of the Audit Committee Charter previously adopted and the reports required to be disclosed to the Audit Committee. The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants and adopted by the Public Company Accounting Oversight Board. KPMG representatives reviewed the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, regarding independence of public accountants with the Audit Committee and presented their Report on Auditor Independence regarding that matter to the Audit Committee. The Audit Committee has determined that KPMG was independent of HACII. The Audit Committee also discussed with management and KPMG the quality and adequacy of HACII’s internal control over financial reporting and disclosure controls and procedures and internal audit organization, responsibilities, budget, staffing and identification of audit risks.

The Audit Committee reviewed and discussed with management and KPMG a draft of the Annual Report on Form 10-K and the audited financial statements for the year ended December 31, 2011. Management has the responsibility for the preparation of the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. The external auditor is responsible for examining the financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. Based on its review of all of the above and on discussions with management and the external auditor, the Audit Committee recommended to the board of directors that HACII’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

Respectfully submitted,

William A. Montgomery

James C. Musselman

William F. Quinn

Fees and Services

The billed fees for services provided by KPMG for fiscal years 2010 and 2011 were as follows:

	2010	2011
Audit Fees(1)	$184,500	$200,000
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$—	$2,200
All Other Fees(4)	$—	$110,000
Total Fees	$184,500	$312,200

(1)	Consists of fees for the audits of HACII’s financial statements for the years ended December 31, 2010 and 2011, reviews of HACII’s interim quarterly financial statements, and Form 8-Ks.
(2)	HACII did not receive audit related services that are not reported as Audit Fees for either fiscal year 2010 or 2011.
(3)	Tax consultation and advice and tax return preparation.
(4)	Other fees were for due diligence assistance related to an acquisition target.

Since HACII’s Audit Committee was not formed until the listing of HACII’s securities on the Nasdaq Capital Market, all services rendered prior to the formation of the Audit Committee were approved by HACII’s board of directors. Since the formation of the Audit Committee, and on a going-forward basis, the Audit Committee has pre-approved, and will pre-approve, all audit and permissible non-audit services to be performed for us by HACII’s independent accountant, KPMG.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires HACII’s directors and executive officers, and persons who beneficially own more than 10% of HACII Common Stock, to file reports of ownership and changes in ownership of HACII Common Stock with the SEC. HACII’s directors, executive officers, and greater than 10% beneficial owners are required by SEC regulations to furnish HACII with copies of all Section 16(a) forms they file. Based solely on a review of the copies furnished to HACII and representations from HACII’s directors and executive officers, HACII believes that all Section 16(a) filing requirements for the year ended December 31, 2011 applicable to HACII’s directors, executive officers and greater than 10% beneficial owners were satisfied.

HACII EXECUTIVE OFFICERS, DIRECTORS,

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

FOLLOWING THE TRANSACTION

Directors and Executive Officers

Pursuant to the terms of the Equity Purchase Agreement, HACII has agreed to take all necessary action so that the following persons are elected as HACII’s directors and executive officers effective immediately after the consummation of the Transaction:

Name	Age	Position
Mark R. Richards	52	Chairman, President, Chief Executive Officer and Director
Thomas O. Hicks	66	Director
Stephen P. Carter	60	Director
Terry M. Murphy	63	Director
Andrew F. Reardon	66	Director
Mark A. Suwyn	69	Director
Kathi P. Seifert	62	Director
Christina Weaver Vest	41	Director
George W. Wurtz	55	Director
Kerry S. Arent	51	Vice President Human Resources
Thomas J. Ferree	55	Senior Vice President Finance, Chief Financial Officer and Treasurer
Jeffrey J. Fletcher	59	Vice President, Controller and Assistant Treasurer
Kent E. Willetts	54	Senior Vice President

See “HACII Executive Officers, Directors, Executive Compensation and Corporate Governance Prior to the Transaction—HACII Executive Officers And Directors” and “The Director Election Proposal” for biographical information of Thomas O. Hicks and Christina Weaver Vest. See “Appleton Executive Officers, Directors, Executive Compensation and Corporate Governance—Appleton Executive Officers and Directors” and “The Director Election Proposal” for biographical information of Mark R. Richards, Stephen P. Carter, Terry M. Murphy, Andrew F. Reardon, Mark A. Suwyn, Kathi P. Seifert and George W. Wurtz. See “Appleton Executive Officers, Directors, Executive Compensation and Corporate Governance—Appleton Executive Officers and Directors” for biographical information of Kerry S. Arent, Thomas J. Ferree, Jeffrey J. Fletcher and Kent E. Willetts.

Each of Mark R. Richards, Stephen P. Carter, Terry M. Murphy, Andrew F. Reardon, Mark A. Suwyn, Kathi P. Seifert and George W. Wurtz will resign his or her position as a director of PDC and Appleton effective as of the closing of the Transaction.

Classes of Directors

As disclosed under “The Director Election Proposal” and “HACII Executive Officers, Directors, Executive Compensation and Corporate Governance Prior to the Transaction,” HACII’s board of directors is divided into three classes, being divided as equally as possible with each class having a term of three years. Each of the Class I directors will be elected to hold office for a term of one year until the annual meeting of stockholders in 2013 and until his respective successor is duly elected and qualified. Each of the Class II directors will be elected to hold office for a term of two years until the annual meeting of stockholders in 2014 and until his respective successor is duly elected and qualified. Each of the Class III directors will be elected to hold office for a term of three years until the annual meeting of stockholders in 2015 and until his respective successor is duly elected and qualified.

Set forth below are the nominees for election to serve on HACII’s board of directors as described under the “The Director Election Proposal.”

Class I

Thomas O. Hicks

Stephen P. Carter

Andrew F. Reardon

Class II

Mark R. Richards

Mark A. Suwyn

Kathi P. Seifert

Class III

Terry M. Murphy

Christina Weaver Vest

George W. Wurtz

Committees of the Board of Directors

The members of the committees of HACII’s board of directors will not be appointed until HACII’s board of directors is fully reconstituted and holds its initial meeting following consummation of the Transaction. At such time, each committee will also adopt its committee charter. HACII’s board of directors will make determinations with respect to each committee member’s independence in accordance with the Nasdaq Capital Market listing standards and SEC rules and regulations. Following the consummation of the Transaction, HACII intends to post the committee charters on its website at www.appletonideas.com.

Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who, as required by Nasdaq rules, have not participated in the preparation of HACII’s financial statements at any time during the past three years and are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, HACII must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Immediately following the consummation of the Transaction, HACII’s board of directors will make determinations regarding the financial literacy and financial expertise of each member of the audit committee in accordance with the Nasdaq Capital Market listing standards and SEC rules.

The audit committee’s duties will include, among other things:

•	reviewing and discussing with management and the independent auditor HACII’s annual and quarterly financial statements;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of HACII’s financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all transactions between HACII and related persons;

•	inquiring and discussing with management HACII’s compliance with applicable laws and regulations and HACII’s code of ethics;

•	pre-approving all audit services and permitted non-audit services to be performed by HACII’s independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•

determining the compensation and oversight of the work of the independent auditor including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•

establishing procedures for the receipt, retention and treatment of complaints received by HACII regarding accounting, internal accounting controls or reports which raise material issues regarding HACII’s financial statements or accounting policies.

Compensation Committee

The compensation committee will be at all times composed exclusively of non-employee directors who are independent in accordance with the Nasdaq Capital Market listing standards and the rules and regulations of the SEC and the Internal Revenue Service. Among other functions, the compensation committee will oversee the compensation of HACII’s chief executive officer and other executive officers and senior management, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites, and administer any such plans or programs as required by the terms thereof.

Compensation Committee Interlocks and Insider Participation

HACII will disclose which, if any, members appointed to the compensation committee have had any relationships with HACII of the type required to be disclosed by Item 404 of Regulation S-K. Assuming the election of the directors set forth under “The Director Election Proposal,” no interlocking relationships will exist between HACII’s executive officers or the members of HACII’s compensation committee and the board of directors or compensation committee of any other company.

Corporate Governance Committee

The corporate governance committee will be at all times composed of exclusively independent directors. The principal duties and responsibilities of HACII’s corporate governance committee will be to identify qualified individuals to become board members, recommend to the board of directors individuals to be designated as nominees for election as directors at the annual meetings of stockholders, and develop and recommend to the board of directors HACII’s corporate governance guidelines.

After the consummation of the Transaction, the board of directors will identify which members of the board of directors will serve on the corporate governance committee.

Code of Conduct and Ethics

HACII has adopted a code of conduct and ethics applicable to its executive officers, directors and employees, its subsidiaries and its controlled affiliates in accordance with applicable federal securities laws. Following the consummation of the Transaction, HACII intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from a provision of the code of ethics, if any, by posting such information on its website at www.appletonideas.com.

Director Compensation

HACII is currently evaluating the compensation that it will provide for its directors and will determine that compensation following consummation of the Transaction.

Executive Compensation

Executive Compensation after the Transaction

HACII is currently reevaluating the executive compensation structures and systems that HACII will provide for its named executive officers, with attention to instituting equity awards under the Incentive Plan (which will replace the equity-based awards historically granted by Appleton as LTIPs and RSUs), benchmarking compensation through the use of surveys and the services of an outside consultant, and adopting cash and bonus programs to base awards on market data and performance goals, with attention to encouraging long-term sustained performance.

Impact of the Transaction on Certain Existing Appleton Plans and Arrangements.

Termination Protection Agreements. As disclosed under “Appleton Executive Officers, Directors, Executive Compensation and Corporate Governance—Compensation Discussion and Analysis—Termination or Change of Control,” the Company is a party to Termination Protection Agreements, or TPAs, with Mr. Richards, Mr. Ferree, Mr. Willetts and Ms. Arent. The Company is also a party to an Enhanced Severance Agreement with Mr. Fletcher. These agreements provide for payments to the executive officer in the event of termination whether before or within two years after a “Change of Control,” as defined in the TPA, the executive officer’s employment is terminated other than for misconduct or “permanent disability” or if the executive officer terminates employment for a “good reason.” “Change of Control” is defined to include various events whereby ownership and control of the Company is effectively transferred. The consummation of the Transaction constitutes a “Change of Control” for purposes of the TPAs and Mr. Fletcher’s Enhanced Severance Agreement.

LTIP and RSU Plans. As disclosed under “Appleton Executive Officers, Directors, Executive Compensation and Corporate Governance—Compensation Discussion and Analysis—Termination or Change of Control,” Appleton’s LTIP units and RSU units become immediately exercisable and payable in cash by Appleton upon a “Change of Control.” A “Change of Control” is defined in the LTIP and RSU to include, among other things, an event whereby the ESOP ceases to own a majority interest in the Company. The compensation committee of the board of directors of Appleton has determined that the Transaction will constitute a “Change of Control” at, or shortly after, the closing of the Transaction for purposes of the LTIP and RSU.

The amount payable by Appleton upon the closing of the Transaction to approximately 99 employees who hold LTIP units and/or RSU units will be $8,926,225 in cash, including $4,343,385 that is payable to Appleton’s named executives as set forth below.

Named Executives	Position	LTIP and RSU Payment
Mark R. Richards	Chief Executive Officer	$2,205,000
Thomas J. Ferree	Senior Vice President & CFO	$745,500
Kent E. Willetts	Senior Vice President	$833,820
Kerry S. Arent	Vice President-Human Resources	$711,510
Jeffrey Fletcher	Vice President Controller	$261,375

Other key employees		$4,582,840

	TOTAL	$8,926,225

The foregoing table excludes cash payments of $2,962,800, $994,965 and $413,821, which would otherwise be payable by Appleton with respect to LTIPs held by Mr. Richards, Mr. Ferree and Mr. Willetts, respectively. Mr. Richards, Mr. Ferree and Mr. Willetts have agreed to forfeit these LTIPs at closing of the Transaction in exchange for 297,769 shares, 99,996 shares, and 41,590 shares, respectively, of restricted HACII Common Stock to be granted immediately after the closing under the Incentive Plan (based on a $9.95 per share price of HACII

Common Stock), which such shares comprise a portion of the Management Incentive Shares. These shares of restricted HACII Common Stock will vest upon completion of two full years of employment from the closing of the Transaction or earlier upon death, disability or termination by Appleton without cause.

Retention Plan. As disclosed under “Appleton Executive Officers, Directors, Executive Compensation and Corporate Governance—Compensation Discussion and Analysis—Termination or Change of Control,” on February 22, 2012, Appleton’s board of directors adopted a special retention incentive plan, or the Retention Plan, designed to retain certain executives and other employees who are in a position to make a significant contribution in identifying, negotiating and closing a “Potential Transaction” that results in a Change of Control (as defined in the LTIP). A “Potential Transaction” is defined to include, among other things, a sale of equity in a private placement or public offering. The compensation committee of the board of directors of Appleton has determined that the Transaction will constitute a Potential Transaction that results in a Change of Control at, or shortly after, the closing of the Transaction, for purposes of the Retention Plan.

On May 14, 2012, the board of directors of Appleton approved the payment by Appleton to 10 employees of a total of $2,000,000 payable upon closing of the Transaction. The amounts payable to Appleton’s named executives is set forth below.

Named Executives	Position	Retention Payment
Mark R. Richards	Chief Executive Officer	$700,000
Thomas J. Ferree	Senior Vice President & CFO	$350,000
Kent E. Willetts	Senior Vice President	$100,000
Kerry S. Arent	Vice President-Human Resources	$100,000
Jeffrey Fletcher	Vice President Controller	$350,000

Other key employees		$400,000

	TOTAL	$2,000,000

SELECTED HISTORICAL FINANCIAL

INFORMATION OF APPLETON

The following tables set forth selected historical consolidated financial data for Appleton as of and for each of the three-month periods ended April 1, 2012 and April 3, 2011, and the five years in the five-year period ended December 31, 2011. The consolidated financial information shown below reflects Bemrose (through its sale in 2008), C&H (through its sale in 2009), NEX and APC (through their sale in July 2010) as discontinued operations for all years presented. The historical consolidated financial data for the years ended December 31, 2011, January 1, 2011, and January 2, 2010, were derived from the consolidated financial statements included elsewhere in this proxy statement. The remaining historical financial data presented below were derived from previously-reported consolidated financial statements, not included in this proxy statement, revised for the impact of management’s decision during fourth quarter 2010 to change from the LIFO to FIFO method of inventory valuation. This was deemed a preferable method as the key users of the financial statements, including lenders, creditors and rating agencies, analyze results and require compliance with debt covenants using the FIFO method of accounting. Further, this conformed all of the Appleton’s inventories to the FIFO method of accounting and promotes greater comparability with international competitors as the Appleton expands its global sales.

The historical consolidated financial data presented in this proxy statement are not necessarily indicative of the financial position or results of operations for any future period. The financial and other operating data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Appleton” and the historical consolidated financial statements and related notes included elsewhere in this proxy statement.

	For the Quarter Ended
	April 1, 2012	April 3, 2011
	(dollars in thousands)

Net sales	$219,630	$218,015
Cost of sales	209,612	171,164

Gross profit	10,018	46,851
Selling, general and administrative expenses	34,371	33,349
Restructuring	25,436	—
Litigation settlement	—	3,204

Operating (loss) income	(49,789)	10,298
Interest expense, net	15,007	16,150
Other non-operating income, net	(167)	(1,010)

Loss before income taxes	(64,629)	(4,842)
Provision for income taxes	65	355

Net loss	$(64,694)	$(5,197)

Other Financial Data:
Depreciation and amortization(1)	$35,712	$12,134
Capital expenditures(1)	1,070	3,995
Balance Sheet Data:
Working capital	$89,302	$103,379
Total assets	609,830	674,523
Total debt	512,038	544,460
Common stock	10,500	10,500
Paid-in capital	623,305	623,305
Due from parent	(229,105)	(222,354)
Accumulated deficit	(521,989)	(460,380)

	2011	2010	2009	2008	2007
	(in thousands)
Statement of Operations Data:
Net sales	$857,329	$849,884	$761,807	$854,923	$863,397
Cost of sales	687,524	684,488	603,247	683,427	649,560

Gross profit	169,805	165,396	158,560	171,496	213,837
Selling, general and administrative expenses	130,574	137,304	128,452	156,106	165,364
Restructuring and other charges (2)	—	—	—	2,578	1,254
Environmental expense insurance recovery	—	(8,947)	—	—	—
Litigation settlement, net	3,122	—	—	—	—

Operating income	36,109	37,039	30,108	12,812	47,219
Interest expense	61,330	65,772	51,291	54,267	48,351
Debt extinguishment expense (income), net	—	7,010	(42,602)	(11,598)	1,572
Interest income	(355)	(327)	(402)	(1,071)	(2,476)
Litigation settlement, net	(23,229)	—	—	(22,274)	—
Other (income) expense	(102)	(429)	(2,326)	6,061	(1,112)

(Loss) income from continuing operations before income taxes	(1,535)	(34,987)	24,147	(12,573)	884
Provision (benefit) for income taxes	577	176	333	(317)	231

(Loss) income from continuing operations	(2,112)	(35,163)	23,814	(12,256)	653
Discontinued operations
Income (loss) from discontinued operations, net of income taxes	—	3,499	(606)	(80,965)	(3,956)

Net (loss) income	$(2,112)	$(31,664)	$23,208	$(93,221)	$(3,303)

Other Financial Data:
Depreciation and amortization(1)	$48,616	$49,780	$56,460	$53,310	$58,015
Capital expenditures(1)	15,847	17,250	22,851	95,193	50,068
Balance Sheet Data:
Working capital	$107,754	$115,743	$105,342	$111,333	$131,573
Total assets	641,906	676,987	790,639	924,504	1,093,830
Total debt	511,874	558,950	550,716	605,364	544,174
Common stock	10,500	10,500	10,500	10,500	10,500
Paid-in capital	623,305	623,305	623,305	623,305	623,305
Due from parent	(229,100)	(222,354)	(217,305)	(204,272)	(188,396)
Accumulated deficit	(457,295)	(455,183)	(423,519)	(446,727)	(353,044)

(1)	Amounts exclude information related to discontinued operations.

(2)	Appleton continually assesses its staffing requirements for its headquarters operations and for its plants and mills. Reductions occurred throughout years 2007 through 2008. Due to the continued decline in the Appleton’s carbonless business, as well as the global economic downturn, additional nonrestructuring headcount reductions were taken during 2009 - 2011.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF APPLETON

This following Management’s Discussion and Analysis of Financial Condition should be read in conjunction with Appleton’s financial statements and related notes.

Overview

Appleton creates product solutions for customers and end users through its development and use of coating formulations and applications as well as microencapsulation and security technologies. Appleton has three reportable segments: carbonless papers, thermal papers and Encapsys®.

Raw materials inflation, primarily related to chemicals, the decline in demand for carbonless paper and the weakened global economy continued to impact Appleton’s business and results of operations during first quarter 2012. Appleton has initiated price increases as necessary to manage its margins. Appleton continues its intense focus on operational excellence, waste reduction, cost savings, increasing cash flow and driving innovation while also leveraging its strong relationships with customers and its market leadership positions.

On February 22, 2012, Appleton entered into a long-term supply agreement for the purchase of carbonless and thermal base stock to be coated at Appleton’s converting facilities. Under the terms of the agreement, the supplier will be the exclusive supplier of certain thermal and carbonless base stock used by Appleton. The term of the agreement is 15 years and includes successive five-year renewal terms unless either party gives notice of non-renewal. In connection with its approval of this supply agreement, Appleton’s Board of Directors authorized a plan for Appleton to dispose of papermaking assets at its West Carrollton, Ohio paper mill and move more carbonless coating to Appleton’s converting plant in Appleton, Wisconsin. As a result, approximately 335 jobs will be eliminated at the West Carrollton mill and approximately 50 jobs added at the Appleton facility. Appleton plans to continue its thermal coating operations at the West Carrollton facility and retain approximately 110 employees. During first quarter 2012, Appleton recorded restructuring expense and other related costs totaling $61.3 million. This charge includes employee termination costs of $25.4 million. Employee termination costs include severance as well as related benefits and pension costs. At April 1, 2012, $7.4 million is included in current liabilities and $18.0 million is included in other long-term liabilities for accrued severance and related benefits and pension costs. During the remainder of 2012, Appleton expects to incur additional charges for employee termination costs and other exit costs of approximately $6 million. Cash expenditures in the range of $39 million to $45 million are anticipated to be paid over the next five years. Cash flow improvement from reduced working capital and cash from operations will be used to fund these cash expenditures.

During second quarter 2012, papermaking equipment will be decommissioned and, by year-end 2012, certain real estate currently used in the papermaking operations will be abandoned. As a result, accelerated depreciation of $25.4 million was recorded during the current quarter. Related to the decommissioning of papermaking assets, stores and spare parts inventories were revalued to lower of cost or market and resulted in a write-down of $9.9 million. Construction in progress of $0.6 million was also written off. These were all noncash charges. During the remainder of 2012, Appleton expects to incur additional noncash charges related to the decommissioning of papermaking assets of $44 million to $54 million, consisting primarily of accelerated depreciation.

Strategically, these measures provide Appleton with reliable access to competitively-priced, high quality base stock and reduce Appleton’s exposure to unpredictable market costs for pulp and waste paper. The supply agreement will enable Appleton to close high-cost, non-integrated papermaking assets, for which, it expects to realize pretax benefits ranging from $25 million to $30 million annually. Most of the transition from in-sourced to out-sourced base stock supply is expected to be complete by fourth quarter 2012.

Three Months Ended April 1, 2012 Compared to Three Months Ended April 3, 2011

Financial Highlights

First quarter 2012 net sales of $219.6 million were slightly higher than first quarter 2011 net sales, increasing $1.6 million or 0.7%. Despite a volume shortfall of approximately 1%, the paper business recorded increased net sales of 2% when compared to the prior year quarter. The thermal papers segment achieved increased net sales of over 11% on a volume increase of over 6%. First quarter 2012 Encapsys® net sales of $13.3 million were $2.1 million lower than first quarter 2011 net sales on a volume decrease of approximately 17%. Lower Encapsys sales volume was the result of continued decline in demand for carbonless paper as well as customer supply chain management and a weak global economy reducing the demand for customer products using Encapsys microencapsulation.

As a result of the cessation of papermaking operations at the West Carrollton mill, Appleton recorded a $61.3 million of restructuring expense and other related costs. It includes $25.4 million of employee termination costs and $35.9 million of noncash restructuring. Employee termination costs include severance as well as related benefits and pension costs. Noncash restructuring includes accelerated depreciation related to the decommissioning of papermaking assets, revaluation of papermaking stores and spare parts inventories to lower of cost or market and the write-off of $0.6 million of construction in progress. A reserve for $7.4 million is included in current liabilities and $18.0 million is included in other long-term liabilities on the Condensed Consolidated Balance Sheet for the period ended April 1, 2012. The balance sheet impact of noncash restructuring is recorded in inventories and property, plant and equipment.

Net interest expense for the current quarter was $1.1 million lower than the same quarter last year. The June 2011 repayment in full of the 8.125% senior notes payable, as well as reduced usage of the revolving credit facility during first quarter 2012, reduced the amount of interest expense incurred by Appleton.

Appleton recorded a net loss for first quarter 2012 of $64.7 million compared to a net loss of $5.2 million in first quarter 2011. The first quarter 2012 net loss includes the $61.3 million of restructuring expense and other related costs. The first quarter 2011 net loss included a $3.2 million charge for a litigation settlement.

Comparison of Unaudited Results of Operations for the Quarters Ended April 1, 2012 and April 3, 2011

	Appleton Papers Inc. and Subsidiaries
	For the Quarter Ended		Increase/ (Decrease)
	April 1, 2012	April 3, 2011
Net sales	$219.6	$218.0	0.7%
Cost of sales	209.6	171.2	22.4%

Gross profit	10.0	46.8	-78.6%

Selling, general and administrative expenses	34.4	33.3	3.5%
Restructuring	25.4	–	nm
Litigation settlement	–	3.2	-100.0%

Operating (loss) income	(49.8)	10.3	-583.5%

Interest expense, net	15.0	16.1	-6.8%
Other non-operating income, net	(0.2)	(1.0)	-80.0%

Loss before income taxes	(64.6)	(4.8)	nm
Provision for income taxes	0.1	0.4	-75.0%

Net loss	$(64.7)	$(5.2)	nm

Comparison as a percentage of net sales
Cost of sales	95.4%	78.5%	16.9%
Gross margin	4.6%	21.5%	-16.9%
Selling, general and administrative expenses	15.7%	15.3%	0.4%
Operating margin	-22.7%	4.7%	-27.4%
Loss before income taxes	-29.4%	-2.2%	-27.2%
Net loss	-29.5%	-2.4%	27.1%

Net sales for first quarter 2012 were $219.6 million, an increase of $1.6 million, or 0.7%, compared to the prior year period. This increase was largely due to overall growth within the thermal papers segment as well as favorable pricing and improved product mix in the paper business, offsetting lower shipment volumes within both the carbonless papers and Encapsys business segments.

First quarter 2012 operating loss of $49.8 million decreased $60.1 million from first quarter 2011 operating income of $10.3 million. The first quarter 2012 operating loss includes $61.3 million of restructuring expense and other costs related to ceasing papermaking operations in West Carrollton, Ohio. It includes $25.4 million of employee termination costs, including severance, related benefits and pension costs, and $35.9 million of noncash restructuring, including accelerated depreciation related to decommissioning papermaking assets, revaluation of papermaking stores and spare parts inventories to lower of cost or market and the write-off of $0.6 million of construction in progress. First quarter 2011 operating income included a $3.2 million charge for a litigation settlement. Appleton’s financial results for the first three months of 2012 were positively impacted by improved price and favorable product mix of $5.5 million. This was partially offset by higher raw material and utility costs of $3.2 million, $2.2 million of reduced operating income resulting from lower shipment volumes and $1.0 million of added costs due to mill slowbacks to match customer demand. Selling, general and administrative expenses increased $1.1 million compared to first quarter last year, largely due to higher distribution costs.

For the first three months of 2012, a net loss of $64.7 million was recorded. This compares to a net loss of $5.2 million recorded in first quarter 2011. In addition to the items noted above, first quarter 2012 net interest expense was $1.1 million lower than first quarter 2011 while foreign exchange gains and other were $0.8 million less than those recorded during first quarter 2011. The first quarter 2012 tax provision was also lower by $0.3 million.

Business Segment Discussion

First quarter 2012 net sales within Appleton’s paper business were $212.4 million or $4.2 million higher than first quarter 2011 net sales. The paper business reported an operating loss of $48.8 million for first quarter 2012 compared to first quarter 2011 operating income of $12.1 million. The year-on-year operating income variance was the result of the following (dollars in millions):

For the Three Months Ended April 1, 2012 vs. the Three Months Ended April 3, 2011
Favorable price and mix	$5.5
Restructuring	(61.3)
Net inflation of raw material and utilities pricing	(3.2)
Mill slowbacks to match customer demand	(1.2)
Lower shipment volumes	(0.7)

$(60.9)

Carbonless Papers

•

For the first three months of 2012, carbonless papers net sales totaled $113.5 million, a decrease of $5.7 million, or 4.8%, from prior year levels. Shipment volumes during first quarter 2012 were approximately 6% lower than the same period last year. This decline in shipment volumes occurred entirely within the North American market. The negative impact of lower shipment volumes was partially offset by the benefits realized from favorable pricing.

•

First quarter 2012 carbonless papers operating loss of $27.1 million compared to $9.5 million of operating income reported in first quarter 2011. In addition to the above, raw materials inflation, mill slowbacks and restructuring and other related costs of $33.7 million contributed to negative operating results.

Thermal Papers

•

First quarter 2012 thermal papers net sales totaled $98.8 million, an increase of $9.9 million, or 11.1%, over the same prior year period. Shipment volumes were up for the period by over 6% when compared to first quarter 2011. Increasing demand for tag, label and entertainment, or TLE, products accounted for an increase in shipment volumes of over 18% which included a 50% increase in shipments to international markets.

•

The thermal papers segment recorded an operating loss of $21.7 million for first quarter 2012. This compared to first quarter 2011 operating income of $2.5 million. Increased net sales and favorable pricing were offset by higher raw material and utility costs and $27.6 million of restructuring and other related charges.

Encapsys

•

Encapsys first quarter 2012 net sales of $13.3 million were $2.1 million, or 13.9%, lower than first quarter 2011. First quarter 2012 volumes were approximately 17% lower than the prior year quarter. Lower Encapsys sales volume was the result of continued decline in demand for carbonless paper as well as customer supply chain management and a weak global economy reducing the demand for customer products using Encapsys microencapsulation.

•

Largely as a result of lower shipment volumes, Encapsys first quarter 2012 operating income was $2.1 million compared to $3.9 million during the same quarter of 2011. During the current year quarter, the Encapsys business also incurred $0.3 million in fees to a leading specialty chemicals consulting group to advise on the strategic direction and growth potential of the Encapsys business.

Unallocated Corporate Charges

•	Unallocated corporate charges of $2.1 million were $2.7 million lower than the prior year quarter. First quarter 2011 unallocated corporate charges included a $3.2 million litigation settlement.

Year Ended December 31, 2011 Compared to Year Ended January 1, 2011

Financial Highlights

Results for 2011 include the following:

•

Net sales totaled $857.3 million, a $7.4 million, or 0.9%, increase from 2010 net sales. Net sales within the paper business increased $3.0 million, or 0.4%. The positive impact of price increases initiated in response to escalating raw material costs offset the negative impact of shipment volumes decreasing nearly 6%. Encapsys net sales increased $2.5 million, or 4.8%, on a volume increase of over 7%.

•	Selling, general and administrative expenses, or SG&A, of $130.6 million were $6.7 million lower than the prior year primarily due to lower compensation, benefits and depreciation expense.

•	At the end of March 2011, Appleton resolved litigation initiated by a supplier over contract terms and recorded a charge to income of $3.1 million, including legal fees.

•

During third quarter 2011, Appleton received payment of $23.2 million of damages, including interest and net of related fees and litigation expenses. This was the result of a favorable jury trial verdict, received in 2009, related to litigation commenced by Appleton against Andritz BMB AG and Andritz, Inc. This income was recorded in the other expense (income) section of the Consolidated Statements of Operations for the year ended December 31, 2011.

•

Loss from continuing operations was $2.1 million compared to last year’s loss of $35.2 million. As discussed above, these 2011 results include the $3.1 million litigation settlement and the $23.2 million litigation recovery. In comparison, the 2010 results include an $8.9 million environmental insurance recovery and $7.0 million of debt extinguishment expense largely related to the February 2010 voluntary debt refinancing.

•

Net debt as of December 31, 2011 was $504.5 million compared to $555.0 million at the end of 2010, a reduction of $50.5 million. In June 2011, in accordance with the terms of its 8.125% senior notes payable, Appleton repaid in full the remaining note balance of $17.5 million.

•

During 2011, Appleton generated $68.7 million of cash from operations compared to cash used by operations of $30.0 million in 2010. This included a decrease in working capital of $23.4 million and the receipt of $23.2 million from the litigation settlement discussed above.

Carbonless Papers

The carbonless papers segment, which includes carbonless and security paper products, is the largest component of Appleton’s paper business. Appleton believes the North American market for carbonless paper products has been in decline as a result of greater use of competing technologies such as digital laser, inkjet and thermal printers, and electronic communications that do not use impact printing to create images. Appleton believes the North American carbonless paper market declined by approximately 7% to 10% annually from 2006 through 2011, except during the recession period when the decline was estimated at a 16% annual rate. The decline is expected to continue at historical rates over the next several years and eventually to stabilize. Appleton believes the worldwide carbonless market is also in decline, with demand declining at approximately 2% to 4% per year. The carbonless papers segment accounted for approximately 53% of total net sales in 2011.

The carbonless paper market is highly competitive. Appleton competes based on a number of factors, including price, product availability, quality and customer service. In addition to declining North American and foreign carbonless markets, the carbonless business continues to experience competitive pricing from foreign and domestic producers. Other domestic carbonless producers have continued their competitive pricing strategies in efforts to maintain or gain share. In addition, foreign competitors continue to sell into the North American carbonless market with low-price strategies. As a result of this increased pricing competition, Appleton has continued to experience pressure on selling prices for carbonless products. Nevertheless, market conditions permit Appleton to implement price increases from time to time, as was the case during 2011 and 2010, to offset the increasing costs of raw materials.

In March 2009, the Mexican government began imposing tariffs on 90 U.S. products sold into Mexico, including carbonless paper. The tariff on carbonless paper had been 10%. Beginning January 1, 2010, all U.S. sales of carbonless paper into Mexico were assessed a 5% tariff. In August 2010, the Mexican government announced a rotating list of 99 U.S. products to receive tariffs of 5%—45%. Carbonless paper was eliminated from this list and currently is not subject to any import tariffs. Though the tariff was paid by the customer, this automatically increased the price of carbonless paper by the amount of the tariff which could have opened the door for non-U.S. competitors to enter the Mexican market with their carbonless products and take advantage of the ability to offer customers more favorable pricing.

During 2010, the Mexican government passed legislation requiring all businesses in Mexico to file their invoices electronically with the government when the transactional value of the invoice is greater than 2000 pesos. In January 2011, this legislation became effective. This legislation allows a phase-in period whereby companies can still use paper invoices for up to two years as long as they obtained prior approval from the government to continue to print sequentially numbered invoices during this phase-in period. During 2011, Appleton experienced a decline in its carbonless rolls business in Mexico as a result of this government-legislated electronic invoicing. As there was a two-year phase in, Appleton continues to monitor this risk and how it will impact the carbonless business during 2012. Other multipart documents, including delivery notices, order acknowledgments and other administrative documents, were not addressed in the legislation.

Thermal Papers

The thermal papers market is growing with new applications being developed to use thermal technology. Based on its assessment of the period 2006 through 2011, Appleton believes North American thermal markets expanded at a 3% compound average growth rate, with annual rates ranging from a decline of 2% to increases of 9%. Appleton believes demand for thermal paper will continue to grow in North America and around the world. In 2008, Appleton completed an investment of approximately $125 million to expand its mill in West Carrollton, Ohio, in anticipation of that demand. The expansion project included installation of a state-of-the-art coater to produce thermal papers and enhancements to one of the mill’s paper machines. Sales of thermal paper accounted for approximately 43% of total company net sales in 2011.

In 2007, Appleton filed antidumping petitions against imports of certain lightweight thermal paper, or LWTP, from China, Germany and Korea and a countervailing duty petition against such imports from China. In 2008, the U.S. Department of Commerce issued its final determination, affirming that certain Chinese producers and exporters of LWTP sold the product in the U.S. at prices below fair value, imposing final duties of 19.77% to 115.29% and that German producers and exporters sold the product in the U.S. at prices below fair value and imposed final duties on those imports of 6.5%. In addition, for all but one Chinese producer, the Department imposed countervailing duties of between 13.17% and 137.25%. In 2008, the U.S. International Trade Commission, or the ITC, determined the U.S. industry producing LWTP is threatened with material injury due to unfairly traded imports from China and Germany and final duties went into effect in 2008. These duties do not have a direct impact on the Company’s net income. A German manufacturer filed an appeal of the ITC determination to the U.S. Court of International Trade, or the CIT. The appeal was decided in favor of the Company in 2009 and the German manufacturer filed a further appeal to the U.S. Court of Appeals for the Federal Circuit, or the CAFC. In 2011, the CAFC remanded the matter for further consideration by the ITC and the ITC upheld its original determination. In January 2012, the CIT upheld the ITC’s decision on remand and the German manufacturer filed another appeal of the matter to the CAFC. In addition, for each of the three 12-month periods following implementation of the final duties, Appleton and the German manufacturer have filed requests for administrative review with the Department, seeking to modify the amount of the duties based on the market practices during each respective 12-month period. In 2011, the U.S. Department of Commerce issued a final determination in the first 12-month review period, resulting in a dumping margin of 3.77 percent for imports from the German manufacturer for the period from November 2008 to October 2009. The German manufacturer has appealed the first review determination to the CIT. Upon final resolution of the appeal, the second administrative review and the third administrative review, certain of the duties could be reduced, increased or eliminated.

Encapsys

The Encapsys segment applies Appleton’s extensive knowledge of the microencapsulation process to develop and deliver custom microencapsulation solutions for its partners. Appleton uses an open innovation process that typically includes development agreements with partner companies that seek to protect existing and potential intellectual property. Encapsys is exploring opportunities with potential partners in industries as diverse as agriculture, paints and coatings, food, pharmaceuticals, paper, textiles, personal and household care, adhesives, and oil and gas. During 2011, Encapsys accounted for approximately 6% of total company net sales.

	Appleton Papers Inc. and Subsidiaries
	For the Year Ended
	December 31, 2011	January 1, 2011	Increase (Decrease)
	(dollars in millions)
Net sales	$857.3	$849.9	0.9%
Cost of sales	687.5	684.5	0.4%

Gross profit	169.8	165.4	2.7%

Selling, general and administrative expenses	130.6	137.3	-4.9%
Environmental expense insurance recovery	-	(8.9)	-100.0%
Litigation settlement, net	3.1	-	nm

Operating income	36.1	37.0	-2.4%

Interest expense, net	61.0	65.4	-6.7%
Debt extinguishment expense, net	-	7.0	-100.0%
Recovery from litigation settlement, net	(23.2)	-	nm
Other non-operating income, net	(0.2)	(0.4)	-50.0%

Loss from continuing operations before income taxes	(1.5)	(35.0)	95.7%
Provision for income taxes	0.6	0.2	200.0%

Loss from continuing operations	(2.1)	(35.2)	94.0%

Income from discontinued operations, net of income taxes	-	3.5	-100.0%

Net loss	$(2.1)	$(31.7)	93.4%

Comparisons as a % of net sales
Cost of sales	80.2%	80.5%	-0.3%
Gross margin	19.8%	19.5%	0.3%
Selling, general and administrative expenses	15.2%	16.2%	-1.0%
Operating margin	4.2%	4.4%	-0.2%
Loss from continuing operations before income taxes	-0.2%	-4.1%	3.9%
Loss from continuing operations	-0.2%	-4.1%	3.9%
Income from discontinued operations, net of income taxes	-	0.4%	-0.4%
Net loss	-0.2%	-3.7%	3.5%

Net sales for 2011 were $857.3 million, increasing $7.4 million, or 0.9%, compared to $849.9 million of net sales in 2010. The positive impact of price increases initiated in response to escalating raw material costs, as well as Encapsys growth, offset the impact of lower shipment volumes. Net sales within the paper business increased $3.0 million, or 0.4%, during 2011 while the Encapsys business continued to grow with net sales surpassing prior year net sales by $2.5 million, or 4.8%, on a volume increase of over 7%.

Operating income of $36.1 million was $0.9 million, or 2.4%, lower than in 2010. During 2011, raw material and utilities inflation accounted for a $29.9 million increase in cost of sales when compared to the prior year. Lower shipment volumes accounted for decreased operating income of $6.3 million and mill curtailments to match customer demand added $6.2 million of expense. Unallocated corporate charges were $13.0 million higher than 2010 because of the $3.1 million litigation settlement compared to the 2010 results which included an

$8.9 million environmental expense recovery. These were partially offset by favorable price and mix of $45.0 million and reduced manufacturing costs of $9.4 million.

SG&A decreased $6.7 million, or 4.9%, during 2011. As a percentage of net sales, SG&A decreased by one percentage point. Compensation expense was approximately $2.2 million lower than in 2010 due to lower headcount as well as decreased severance expense. Employee benefit costs were lower during 2011, largely due to favorable group health claims experience.

Appleton recorded a 2011 net loss from continuing operations of $2.1 million compared to a $35.2 million loss from continuing operations recorded in 2010. Net interest expense was $4.4 million lower in 2011 due to the November 2010 repayment of the secured term note payable, the June 2011 repayment of the 8.125% senior notes payable and lower levels of borrowing on the revolving credit facility, as amended, during 2011. Appleton also received a $23.2 million litigation settlement recovery during third quarter 2011. During 2010, Appleton recorded $7.0 million of debt extinguishment expense associated with the voluntary refinancing completed in February 2010.

Income from discontinued operations of $3.5 million was recorded in 2010 representing income from the Films operations until its sale in July 2010. It also includes a $0.4 million gain on the sale of the business.

For 2011, Appleton recorded a net loss of $2.1 million compared to a net loss of $31.7 million recorded in 2010.

Business Segment Discussion – 2011

During 2011, the paper business, which includes carbonless papers and thermal papers, recorded net sales of $823.8 million, which were $3.0 million higher than 2010 net sales. During this same period, paper business operating income of $38.6 million increased $10.4 million compared to 2010. The year-on-year operating income variance was the result of the following (dollars in millions):

Favorable price and mix	$44.8
Decreased manufacturing costs	9.3
Net inflation of raw material and utilities pricing	(29.9)
Mill curtailments to match customer demand	(6.3)
Lower shipment volumes	(7.5)

$10.4

Carbonless Papers

•

Carbonless papers segment 2011 net sales totaled $453.0 million, a decrease of $26.1 million, or 5.4%, from the prior year. Current year shipment volumes were nearly 10% lower than 2010 shipments. The impact of lower shipment volumes was partially offset by favorable pricing resulting from various price increases initiated since 2010 in response to rapidly rising raw material costs. Carbonless papers operating income decreased $6.8 million, or 22.3%, during 2011 to $23.7 million. Margins continue to be negatively impacted by continued inflation in raw material and utilities pricing. While pulp prices came down during the second half of 2011, the cost of chemicals continued to climb. Overall, average pulp prices paid in 2011 were higher than those paid in 2010.

Thermal Papers

•

Thermal papers segment 2011 net sales of $370.8 million were $29.1 million higher than 2010 net sales of $341.8 million. During 2011, shipments of thermal papers increased approximately 1% over the prior year. In order to improve profitability, Appleton has been managing volumes and price of the point of sale receipt paper, or POS, portion of the thermal business. Shipment volumes of POS were approximately 7% lower than 2010 shipment volumes. Demonstrating the strength of Appleton’s thermal products portfolio, shipment volumes of tag, label and entertainment were approximately 12% higher than the prior year. The thermal papers segment also benefited from favorable pricing realized in response to escalating raw material costs. During 2011, the thermal papers segment recorded operating income of $15.0 million compared to a 2010 operating loss of $2.3 million. Improved pricing and mix, as well as volume growth, more than offset increases in raw material costs.

Encapsys

•

Encapsys segment net sales for 2011 totaled $54.7 million, which was an increase of $2.5 million, or 4.8%, over 2010 net sales. Current year operating income was $11.4 million compared to 2010 operating income of $10.1 million. These increases were the result of increased shipment volumes of approximately 7%.

Unallocated Corporate Charges

•

As of year-end 2011, unallocated corporate charges totaled $10.7 million. These charges include a $3.1 million litigation settlement. In 2010, due to the environmental expense insurance recovery of $8.9 million, unallocated corporate charges recorded $2.3 million of income.

Effects of Inflation. Prices for certain raw materials, including base stock, chemicals and pulp, as well as costs for natural gas, oil and electricity have been subject to price changes and can have material effects on the business, financial condition and results of operations. Prices for certain raw materials increased during 2011 and could continue to increase, or decrease, in response to changes in demand. Appleton historically has been able to use price increases to recoup a portion of raw material price increases, but relies on cost-cutting measures and productivity and efficiency gains to offset the remaining portion of raw material price increases. While Appleton expects that any significant increase in raw materials or energy costs will be offset by price increases and/or by cost containment and productivity and efficiency initiatives, profitability could be adversely affected if Appleton is unable to pass on or mitigate any future cost increases.

Year Ended January 1, 2011 Compared to Year Ended January 2, 2010

	Appleton Papers Inc. and Subsidiaries
	For the Year Ended		Increase (Decrease)
	January 1, 2011	January 2, 2010
	(dollars in millions)
Net sales	$849.9	$761.8	11.6%
Cost of sales	684.5	603.2	13.5%

Gross profit	165.4	158.6	4.3%
Selling, general and administrative expenses	137.3	128.5	6.8%
Environmental expense insurance recovery	(8.9)	–	nm

Operating income	37.0	30.1	22.9%
Interest expense, net	65.4	50.9	28.5%
Debt extinguishment expense (income), net	7.0	(42.6)	-116.4%
Other non-operating income, net	(0.4)	(2.3)	-82.6%

(Loss) income from continuing operations before income taxes	(35.0)	24.1	-245.2%
Provision for income taxes	0.2	0.3	-33.3%

(Loss) income from continuing operations	(35.2)	23.8	-247.9%
Income (loss) from discontinued operations, net of income taxes	3.5	(0.6)	nm

Net (loss) income	$(31.7)	$23.2	-236.6%

Comparisons as a % of net sales
Cost of sales	80.5%	79.2%	1.3%
Gross margin	19.5%	20.8%	-1.3%
Selling, general and administrative expenses	16.2%	16.9%	-0.7%
Operating margin	4.4%	4.0%	0.4%
(Loss) income from continuing operations before income taxes	-4.1%	3.2%	-7.3%
(Loss) income from continuing operations	-4.1%	3.1%	-7.2%
Income (loss) from discontinued operations, net of income taxes	0.4%	-0.1%	0.5%
Net (loss) income	-3.7%	3.0%	-6.7%
Net sales for 2010 were $849.9 million, increasing $88.1 million, or 11.6%, compared to $761.8 million of net sales in 2009. This increase was largely due to an increase in shipment volumes and the positive impact of price increases initiated throughout the year. Net sales within the paper business increased $75.3 million, or 10.1%, during 2010 while the Encapsys business continued to grow with net sales surpassing prior year net sales by $11.8 million, or 29.1%.

Operating income of $37.0 million was $6.9 million, or 22.9%, higher than in 2009. Current year operating income included an $8.9 million environmental expense recovery resulting from an insurance settlement while 2009 results included $17.7 million of alternative fuels tax credit recorded as a reduction of cost of sales. This tax credit expired on December 31, 2009. During 2010, raw material inflation accounted for a $28.0 million increase in cost of sales when compared to the prior year. The year saw record high pulp prices which, in turn, also increased the price of base stock purchased externally. In addition, since profit margins are lower on international sales, strong international demand contributed to unfavorable mix of $14.6 million. The negative impact of these items was more than offset by reduced manufacturing costs of $22.7 million, reduced start-up costs of $8.6 million related to the thermal coater at the West Carrollton, Ohio paper mill and reduced costs of $7.5 million associated with mill curtailments to match customer demand as well as the increased shipment volumes and pricing mentioned above.

Selling, general and administrative expenses increased $8.8 million, or 6.8%, during 2010. As a percentage of net sales, SG&A actually decreased 0.7 percentage points. Year-over-year, distribution costs were $5.6 million higher in 2010 due to an overall increase in shipment volumes, higher fuel costs and increased international shipments. Outsourcing fees were $1.6 million higher as the result of outsourcing 28 finance and IT positions. Salaries expense increased by $0.8 million due to the payment of severance benefits to employees whose jobs were outsourced and the fact that 2009 salaries expense was lower because all salaried employees were required to take two weeks of furlough during the second and third quarters of 2009. Incentive compensation was $0.9 million higher than 2009 due to the initiation of a long-term restricted stock unit plan to reward key management employees for improved stock performance.

Appleton recorded a 2010 net loss from continuing operations of $35.2 million in comparison to 2009 income from continuing operations of $23.8 million. Net interest expense was $14.5 million higher in 2010. Appleton refinanced its debt in March 2009 and completed a voluntary debt-for-debt exchange in September 2009. Then, again in February 2010, Appleton completed another voluntary debt refinancing. Though these transactions enabled Appleton to decrease its debt, extend debt maturities, increase liquidity, eliminate certain financial covenants and increase financial flexibility, it also increased Appleton’s average interest rate by approximately three percentage points. As a result of these debt transactions, as well as other debt repayment transactions that took place during the past two years, Appleton recorded $7.0 million of debt extinguishment expense in 2010 and $42.6 million of debt extinguishment income in 2009.

Income from discontinued operations of $3.5 million was recorded in 2010 representing income from the Films operations until its sale in July 2010. It also includes a $0.4 million gain on the sale of the business. A $0.6 million loss from discontinued operations was recorded in 2009 which included the operating results of the former performance packaging segment and the $0.8 million gain on the December 2009 sale of C&H.

For 2010, Appleton recorded a net loss of $31.7 million compared to net income of $23.2 million recorded for 2009.

Business Segment Discussion – 2010

In previous years, Appleton’s paper business included coated solutions, thermal papers and security papers. Coated solutions included carbonless papers and Encapsys. Encapsys provides microencapsulation technologies and microencapsulated products for Appleton’s production of carbonless papers and commercially to external customers. Encapsys has grown to be an increasingly significant business and is forecasted to continue this trend. As a result of this growth, there is a specific management team in place to oversee the development, marketing and manufacturing of these products, and therefore, Encapsys is now reported as a separate segment. In addition, due to a business and management realignment of Appleton’s paper business, previously reported security papers has been combined with carbonless papers to become the carbonless papers reportable segment. The carbonless papers segment and the thermal papers segment each operate under separate management teams to encourage a singular focus on specific markets and customers and their respective needs.

During 2010, the paper business, which includes carbonless papers and thermal papers, recorded net sales of $820.8 million, which were $75.3 million higher than 2009 net sales. During this same period, paper business operating income of $28.2 million decreased $10.0 million compared to 2009. Excluding $17.7 million of alternative fuels tax credit recorded in 2009, results for 2010 were $7.7 million improved over the prior year. The year-on-year operating income variance was the result of the following (dollars in millions):

Net inflation of raw material and utilities pricing	$(25.7)
Alternative fuels tax credit	(17.7)
Unfavorable mix	(14.6)
Higher distribution costs	(1.7)
Reduced manufacturing costs	22.7
Reduced start-up costs related to the thermal coater at the West Carrollton, Ohio paper mill	8.6
Reduction in mill curtailments to match customer demand	7.5
Favorable price	5.7
Higher shipment volumes	5.2

$(10.0)

Carbonless Papers

•

Carbonless papers segment net sales totaled $479.0 million for 2010, an increase of $14.7 million, or 3.2%, from prior year. Current year shipment volumes were nearly 4% higher than 2009 shipments. Net sales were also positively impacted by various price increases initiated throughout 2010 in response to escalating raw material costs, the successful launch of Appleton’s new Superior carbonless sheet product and strong international demand. Carbonless papers operating income decreased $18.6 million, or 38.0%, during 2010 to $30.5 million. The current year saw record high pulp prices which, in turn, also increased the price of base stock purchased externally. In addition, 2009 cost of sales was reduced by $17.7 million for the alternative fuels tax credit. This tax credit expired on December 31, 2009.

Thermal Papers

•

Thermal papers segment 2010 net sales of $341.8 million were $60.6 million higher than 2009 net sales of $281.2 million. During 2010, shipments of thermal papers increased approximately 24% over the prior year, of which, the largest volume increase was recorded within the light weight non-top coated product offerings. Net sales were also positively impacted by price increases initiated during 2010 in response to escalating raw material costs as well as the growing demand for Appleton’s BPA-free thermal paper. During 2010, the thermal papers segment recorded an operating loss of $2.3 million compared to a 2009 operating loss of $10.9 million. Prior year operating income was negatively impacted by $8.7 million of additional costs related to the start-up of the thermal coater at the West Carrollton, Ohio paper mill.

Encapsys

•

Encapsys segment net sales for 2010 totaled $52.3 million, which was an increase of $11.8 million or 29.1% over 2009 net sales. Current year operating income was $10.1 million compared to 2009 operating income of $2.7 million. These increases were the result of increased shipment volumes of approximately 50%.

Unallocated Corporate Charges

•

The environmental expense insurance recovery of $8.9 million was recorded in unallocated corporate charges, resulting in 2010 reported income of $2.3 million. This compares to $7.2 million of expense recorded during 2009.

Effects of Inflation. Prices for certain raw materials, including base stock, chemicals and pulp, as well as costs for natural gas, oil and electricity have been subject to price changes and can have material effects on the business, financial condition and results of operations. Prices for certain raw materials increased during 2010 and could continue to increase, or decrease, in response to changes in demand. Appleton historically has been able to use price increases to recoup a portion of raw material price increases, but relies on cost-cutting measures and productivity and efficiency gains to offset the remaining portion of raw material price increases. While Appleton expects that any significant increase in raw materials or energy costs will be offset by price increases and/or by cost containment and productivity and efficiency initiatives, profitability could be adversely affected if Appleton is unable to pass on or mitigate any future cost increases.

Liquidity and Capital Resources

Overview

Appleton’s primary sources of liquidity and capital resources are cash provided by operations and available borrowings under its revolving credit facility, as amended. Appleton expects that cash on hand, internally-generated cash flow and available credit from its revolving credit facility, as amended, will provide the necessary funds for the reasonably foreseeable operating and recurring cash needs (e.g., working capital, debt service, other contractual obligations and capital expenditures). At April 1, 2012, Appleton had $7.0 million of cash and approximately $79.4 million of unused borrowing capacity under its revolving credit facility, as amended. There was no outstanding balance to be paid on the revolving credit facility, as amended, and net debt was $505.0 million at April 1, 2012.

Appleton was in compliance with all debt covenants at April 1, 2012, and is forecasted to remain compliant throughout 2012. Appleton’s ability to comply with the financial covenants in the future depends on achieving forecasted operating results. Appleton’s failure to comply with its covenants, or an assessment that it is likely to fail to comply with its covenants, could lead Appleton to seek amendments to, or waivers of, the financial covenants. Appleton cannot provide assurance that it would be able to obtain any amendments to or waivers of the covenants. In the event of non-compliance with debt covenants, if the lenders will not amend or waive the covenants, the debt would be due and Appleton would need to seek alternative financing. Appleton cannot provide assurance that it would be able to obtain alternative financing. If Appleton were not able to secure alternative financing, this would have a material adverse impact on Appleton.

On February 22, 2012, Appleton entered into a long-term supply agreement for the purchase of carbonless and thermal base stock to be coated at Appleton’s converting facilities. Under the terms of the agreement, the supplier will be the exclusive supplier of certain thermal and carbonless base stock used by Appleton. The term of the agreement is 15 years and includes successive five-year renewal terms unless either party gives notice of non-renewal. In connection with its approval of this supply agreement, Appleton’s Board of Directors authorized a plan for Appleton to dispose of papermaking assets at its West Carrollton, Ohio paper mill and move more carbonless coating to Appleton’s converting plant in Appleton, Wisconsin. As a result, approximately 335 jobs will be eliminated at the West Carrollton mill and approximately 50 jobs added at the Appleton facility. Appleton plans to continue its thermal coating operations at the West Carrollton facility and retain approximately 110 employees. During first quarter 2012, Appleton recorded restructuring expense and other related costs totaling $61.3 million. This charge includes employee termination costs of $25.4 million. Employee termination costs include severance as well as related benefits and pension costs. At April 1, 2012, $7.4 million is included in current liabilities and $18.0 million is included in other long-term liabilities for accrued severance and related benefits and pension costs. During the remainder of 2012, Appleton expects to incur additional charges for employee termination costs and other exit costs of approximately $6 million. Cash expenditures in the range of $39 million to $45 million are anticipated to be paid over the next five years. Cash flow improvement from reduced working capital and cash from operations will be used to fund these cash expenditures.

During second quarter 2012, papermaking equipment will be decommissioned and, by year-end 2012, certain real estate currently used in the papermaking operations will be abandoned. As a result, accelerated depreciation of

$25.4 million was recorded during the current quarter. Related to the decommissioning of papermaking assets, stores and spare parts inventories were revalued to lower of cost or market and resulted in a write-down of $9.9 million. Construction in progress of $0.6 million was also written off. These were all noncash charges. During the remainder of 2012, Appleton expects to incur additional noncash charges related to the decommissioning of papermaking assets of $44 million to $54 million, consisting primarily of accelerated depreciation.

Strategically, these measures provide Appleton with reliable access to competitively-priced, high quality base stock and reduce Appleton’s exposure to unpredictable market costs for pulp and waste paper. The supply agreement will enable Appleton to close high-cost, non-integrated papermaking assets, for which, it expects to realize pretax benefits ranging from $25 million to $30 million annually. Most of the transition from in-sourced to out-sourced base stock supply is expected to be complete by fourth quarter 2012.

Cash Flows from Operating Activities

Net cash provided by operating activities during first quarter 2012 was $0.7 million. Cash provided by operating activities during first quarter 2011 was $31.3 million. The net loss of $64.7 million, adjusted for noncash charges, used $17.7 million in operating cash for the period. Noncash charges included $35.7 million of depreciation and amortization, a $10.0 million inventory revaluation charge, $0.7 million of noncash employer matching contributions to the KSOP and $1.5 million of other noncash charges. These noncash charges were decreased by $0.9 million of foreign exchange gain and foreign currency hedging gain. A decrease in working capital provided $6.6 million of cash during the quarter. A decrease in the pension liability, which included $8.9 million of pension plan contributions, resulted in a $6.5 million net use of cash. Other sources of cash were $18.3 million including an $18.0 million reserve for restructuring.

The primary component of the change in working capital was a $20.4 million increase in accounts payable and other accrued liabilities which included a $13.6 million increase in accrued interest to be paid during second quarter and a $7.4 million restructuring reserve associated with the cessation of papermaking operations at West Carrollton, Ohio. Other components of the change in working capital were $7.8 million and $5.1 million increases in inventories and accounts receivable, respectively. An inventory build was expected as Appleton prepares for the transition from in-sourced base stock to out-sourced base stock. All other changes in working capital totaled an increase of $0.9 million.

Cash Flows from Investing Activities

During the first three months of 2012, $1.1 million of cash was used for investing activities, all of which was for the acquisition of property, plant and equipment. This compares to $4.0 million used during first quarter 2011, all of which was used for the acquisition of property, plant and equipment.

Cash Flows from Financing Activities

Net cash provided by financing activities during first quarter 2012 was $0.2 million compared to cash used of $19.2 million during the prior year quarter. During the first three months of 2012, Appleton made mandatory debt repayments of $0.3 million, plus interest, on its State of Ohio loans. During first quarter 2012, Appleton borrowed and repaid in full $45.0 million on its revolving credit facility, as amended. During March 2012, Appleton received the proceeds of a $0.3 million note issued by Columbia County, Wisconsin.

The amount due from parent increased $0.4 million. Cash overdrafts increased $0.6 million during the first quarter of 2012. Cash overdrafts represent short-term obligations, in excess of deposits on hand, which have not yet cleared through the banking system. Fluctuations in the balance are a function of quarter-end payment patterns and the speed with which the payees deposit the checks.

Description of Outstanding Indebtedness.

Long-term obligations, excluding the capital lease obligation, consist of the  following (dollars in millions):

	2011	2010
Revolving credit facility at approximately 5.5%	$-	$29.3
Secured variable rate industrial development bonds, 0.5% average interest rate at December 31, 2011, $2.7 million due in 2013 and $6.0 million due in 2027	8.7	8.7
State of Ohio assistance loan at 6%, approximately $0.1 million due monthly and final payment due May 2017	6.2	7.1
State of Ohio loan at 1% until July 2011, then 3% until May 2019, approximately $30,000 due monthly and final payment due May 2019	2.2	2.5
Senior notes payable at 8.125%, due June 2011	-	17.5
Senior subordinated notes payable at 9.75%, due June 2014	32.2	32.2
Senior secured first lien notes payable at 10.5%, due June 2015	305.0	305.0
Unamortized discount on 10.5% senior secured first lien notes payable, due June 2015	(4.3)	(5.3)
Second lien notes payable at 11.25%, due December 2015	161.8	161.8

	511.8	558.8
Less obligations due within one year	(1.3)	(18.7)

	$510.5	$540.1

2011

As of December 31, 2011, there was no outstanding balance on the revolving credit facility, as amended. Approximately $18.8 million of the revolving credit facility, as amended, was used to support outstanding letters of credit. As a result, there was approximately $63.6 million of unused borrowing capacity as of year-end 2011. The revolving credit facility, as amended, provides for up to $100 million of revolving loans including a letter of credit sub-facility of up to $25 million and a swing line sub-facility of up to $5 million. It also contains an uncommitted accordion feature that allows Appleton to increase the size of the revolving credit facility, as amended, by up to $25 million if Appleton can obtain commitments for the incremental amount. Borrowings under the revolving credit facility, as amended, are limited to the sum of (a) 85% of the net amount of eligible accounts receivable and (b) the lesser of (i) 70% of the net amount of eligible raw materials and finished goods inventory or (ii) 85% of the net orderly liquidation value of such inventory. This asset-backed revolving credit facility, as amended, contains a debt covenant whereby if Appleton’s average availability ratio should fall below 20%, Appleton is subject to a fixed charge coverage ratio of not less than 1.10:1.00. The average availability ratio is calculated monthly and is a function of Appleton’s average outstanding revolver borrowing as compared to the borrowing base of eligible inventory and accounts receivable as discussed above.

As of July 1, 2011, the revolving credit facility was amended to reduce all applicable interest rate spreads by 0.25%. The interest rate assessed on Eurodollar rate loans is now the Eurodollar rate plus an interest rate spread ranging from 3.25% to 3.75%, depending on defined levels of average excess availability of the credit facility. The interest rate assessed on base rate loans is now the base rate plus an interest rate spread ranging from 2.25% to 2.75%, also depending on defined levels of average excess availability.

During June 2011, in accordance with the terms of its 8.125% senior notes payable, Appleton repaid in full the remaining note balance of $17.5 million. A payment of $18.2 million represented full and complete payment of all unpaid principal and accrued and unpaid interest. These funds were sourced from a combination of cash from operations and borrowing on the revolving credit facility, as amended. Upon payment, the notes were terminated and Appleton was released from all obligations under the notes.

As of December 31, 2011, the principal balance of the senior secured first lien notes payable at 10.5% and due June 2015 was $305 million. Also as of year-end 2011, the principal balance of the second lien notes payable at 11.25% and due December 2015 was $161.8 million. The first lien notes and the second lien notes, as amended, contain covenants that restrict Appleton’s ability and the ability of Appleton’s other guarantors to sell assets or merge or consolidate with or into other companies; borrow money; incur liens; pay dividends or make other distributions; make other restricted payments and investments; place restrictions on the ability of certain subsidiaries to pay dividends or other payments to Appleton; enter into sale and leaseback transactions; amend particular agreements relating to the transaction with former parent Arjo Wiggins Appleton Limited and the ESOP; and enter into transactions with certain affiliates. These covenants are subject to important exceptions and qualifications set forth in the indentures governing the 11.25% second lien notes due 2015, as amended, and the 10.5% senior secured first lien notes due 2015. On January 29, 2010, Appleton received the requisite consents from the beneficial owners of the second lien notes to certain amendments to the indenture governing these notes in order to (i) permit a transaction pursuant to which the ESOP will cease to own at least 50% of PDC, without triggering a requirement on the part of Appleton to make an offer to repurchase the second lien notes and (ii) permit a capital contribution or operating lease of the black liquor assets located at the Appleton’s Roaring Spring, Pennsylvania facilities to a newly formed joint venture with a third-party in exchange for a minority equity interest in such joint venture.

There are no covenants associated with the $32.2 million senior subordinated notes payable at 9.75% and due June 2014.

2010

On November 1, 2010, Appleton voluntarily repaid the remaining $17.5 million balance of the secured term note payable, as amended, due December 2013. A payment of $18.9 million represented full and complete payment of all unpaid principal, accrued and unpaid interest and a prepayment fee. These funds were sourced from a combination of cash from operations and borrowing on the revolving credit facility, as amended. Upon payment, the note was terminated and Appleton was released from all obligations under the note. Debt extinguishment expense of $1.5 million was recorded as a result of the termination of this note. Appleton entered into this five-year, $22 million secured term note payable in November 2008. In February 2010, Appleton and the noteholder of this debt, further amended the terms of this note to eliminate a financial covenant and adjust the levels of the remaining financial covenants.

On February 8, 2010, Appleton completed a voluntary refinancing of its debt to extend debt maturities, increase liquidity, eliminate certain financial covenants and increase financial flexibility. The refinancing included the sale of $305.0 million of 10.5% senior secured first lien notes due June 2015 and a five-year, asset-backed $100 million revolving credit facility. Proceeds from the sale of the senior secured notes, less expenses and discounts, were $292.2 million. The revolving credit facility, as amended, provides for up to $100 million of revolving loans including a letter of credit sub-facility of up to $25 million and a swing line sub-facility of up to $5 million. It also contains an uncommitted accordion feature that allows Appleton to increase the size of the revolving credit facility, as amended, by up to $25 million if Appleton can obtain commitments for the incremental amount. Borrowings under the revolving credit facility, as amended, are limited to the sum of (a) 85% of the net amount of eligible accounts receivable and (b) the lesser of (i) 70% of the net amount of eligible raw materials and finished goods inventory or (ii) 85% of the net orderly liquidation value of such inventory. This asset-backed revolving credit facility, as amended, contains a debt covenant whereby if the Appleton’s average availability ratio should fall below 20%, Appleton is subject to a fixed charge coverage ratio of not less than 1.10:1.00. The average availability ratio is calculated monthly and is a function of the Appleton’s average outstanding revolver borrowing as compared to the borrowing base of eligible inventory and accounts receivable as discussed above. Initial borrowing totaled $20.6 million. A majority of the proceeds from this refinancing transaction were used to repay and terminate the senior secured credit facilities, which included senior secured variable rate notes payable of $211.2 million, plus interest, and the revolving credit facility of $97.1 million, plus interest. Remaining proceeds were used to pay related transaction fees and expenses totaling $10.8 million. Debt extinguishment expenses of $5.5 million were also recorded as a result of this voluntary refinancing.

The 10.5% senior secured first lien notes due June 2015 rank senior in right of payment to all existing and future subordinated indebtedness of Appleton and equally in right of payment with all existing and future senior indebtedness of Appleton. The notes are secured by security interests in substantially all of the property and assets of Appleton and are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by all of the Appleton’s restricted subsidiaries (other than excluded restricted subsidiaries) and the parent entity. Initially, in addition to Appleton, this included PDC and Appleton Papers Canada Ltd., as well as American Plastics Company, Inc. and New England Extrusion Inc. until their July 22, 2010 divestiture.

The revolving credit facility, as amended, is guaranteed by PDC, each of PDC’s existing and future 100%-owned domestic and Canadian subsidiaries and each other subsidiary of PDC that guarantees the 10.5% senior secured first lien notes due June 2015. Lenders hold a senior first-priority interest in (i) substantially all of the accounts, inventory, general intangibles, cash deposit accounts, business interruption insurance, investment property (including, without limitation, all issued and outstanding capital stock of Appleton and each revolver guarantor (other than PDC) and all interests in any domestic or Canadian partnership, joint venture or similar arrangement), instruments (including all collateral security thereof), documents, chattel paper and records of Appleton and each revolver guarantor now owned or hereafter acquired (except for certain general intangibles, instruments, documents, chattel paper and records of Appleton or any revolver guarantor, to the extent arising directly in connection with or otherwise directly relating to equipment, fixtures or owned real property), (ii) all other assets and properties of Appleton and each revolver guarantor now owned or hereafter acquired, and (iii) all proceeds of the foregoing. Lenders also hold a junior first-priority security interest in (i) substantially all equipment, fixtures and owned real property of Appleton and each revolver guarantor now owned or hereafter acquired, (ii) in each case solely to the extent arising directly in connection with or otherwise directly related to any of the foregoing, certain general intangibles, instruments, documents, chattel paper and records of Appleton and each revolver guarantor now owned or hereafter acquired, and (iii) all proceeds of the foregoing. The revolving credit facility, as amended, contains affirmative and negative covenants customary for similar credit facilities, which among other things, restrict Appleton’s ability and the ability of Appleton’s subsidiaries, subject to certain exceptions, to incur liens, incur or guarantee additional indebtedness, make restricted payments, engage in transactions with affiliates and make investments.

2009

On September 30, 2009, Appleton completed a voluntary debt-for-debt exchange of significant portions of its 8.125% senior notes payable due June 2011 and 9.75% senior subordinated notes payable due June 2014. Weak economic conditions and frozen credit markets caused many corporate bonds, including those issued by Appleton, to trade well below face value. Appleton took advantage of the opportunity to significantly reduce its total indebtedness, plus extend maturities and simplify its debt structure, by exchanging existing debt.

This transaction exchanged $92.0 million of 8.125% senior notes for $92.0 million of newly issued 11.25% second lien notes payable due December 2015. For accounting purposes, this was considered a debt modification. As part of this transaction, Appleton paid $1.2 million of fees to the bondholders which included $0.9 million of additional 11.25% second lien notes issued as in-kind consent fees to the lenders agreeing to the exchange. These debt issuance costs will be amortized over the term of the second lien notes along with pre-existing unamortized debt issuance costs of the exchanged 8.125% notes. Third-party costs of $3.8 million were also incurred and recorded as selling, general and administrative expenses.

Appleton also exchanged $110.3 million of 9.75% senior subordinated notes for $66.2 million of newly issued 11.25% second lien notes payable due December 2015. This resulted in a debt reduction of $44.1 million.

For accounting purposes, this exchange was considered debt extinguishment and $3.5 million of previously capitalized debt issuance costs related to the 9.75% notes were written off and recorded as debt extinguishment expense. Transaction costs of $5.8 million were paid. Of this $5.8 million of costs, $3.0 million was recorded as debt extinguishment expense and $2.8 million was capitalized and will be amortized over the term of the second lien notes. The $3.0 million of debt extinguishment expense included $2.7 million of additional 11.25% second lien notes issued as in-kind consent fees to the noteholders agreeing to the exchange. As a result of this transaction, $68.9 million of second lien notes were issued. A $37.4 million net gain on debt extinguishment was recorded in the Consolidated Statement of Operations related to the debt-for-debt exchange and the Second Amendment to the senior secured credit facilities (discussed below)

The 11.25% second lien notes due 2015, as amended, will accrue interest from the issue date at a rate of 11.25% per year and interest will be payable semi-annually in arrears on each June 15 and December 15, commencing on December 15, 2009. These notes are guaranteed by PDC and certain of present and future domestic and foreign subsidiaries. Guarantors include PDC and, American Plastics Company, Inc. and New England Extrusion Inc. until their July 22, 2010 divestiture. The guarantees of these notes are second-priority senior secured obligations of the guarantors. They rank equally in right of payment with all of the guarantors’ existing and future senior debt and rank senior in right of payment to all of the guarantors’ existing and future subordinated debt. The guarantees of these notes are effectively subordinated to all of the first priority senior secured debt of the guarantors, to the extent of the collateral securing such debt. These notes contain covenants that restrict Appleton’s ability and the ability of Appleton’s other guarantors to sell assets or merge or consolidate with or into other companies; borrow money; incur liens; pay dividends or make other distributions; make other restricted payments and investments; place restrictions on the ability of certain subsidiaries to pay dividends or other payments to Appleton; enter into sale and leaseback transactions; amend particular agreements relating to the transaction with former parent Arjo Wiggins Appleton Limited and the ESOP; and enter into transactions with certain affiliates. These covenants are subject to important exceptions and qualifications set forth in the indenture governing the 11.25% second lien notes due 2015, as amended. In advance of the voluntary refinancing that took place on February 8, 2010 (discussed above), on January 29, 2010, Appleton received the requisite consents from the beneficial owners of the second lien notes to certain amendments to the indenture governing these notes in order to (i) permit a transaction pursuant to which the ESOP will cease to own at least 50% of PDC, without triggering a requirement on the part of Appleton to make an offer to repurchase the second lien notes and (ii) permit a capital contribution or operating lease of the black liquor assets located at Appleton’s Roaring Spring, Pennsylvania facilities to a newly formed joint venture with a third-party in exchange for a minority equity interest in such joint venture.

In order to complete the debt-for-debt exchange, Appleton and its lenders under the senior secured credit facilities entered into the Second Amendment to the senior secured credit facilities on September 30, 2009. This Second Amendment cleared the way for Appleton to issue the second lien notes. Under the Second Amendment to the senior secured credit facilities, Appleton paid interest rates equal to LIBOR, but not less than 2%, plus 462.5 basis points for any amounts outstanding on the senior secured variable rate notes payable and, interest rates initially equal to LIBOR, but not less than 2%, plus 462.5 basis points for any amounts outstanding on the revolving credit facility. The Second Amendment to the senior secured credit facilities provided a grid under which the interest rates payable, for amounts outstanding on the revolving credit facility, may have been reduced, based on measures of Appleton’s total leverage as defined in the senior secured credit facilities. The Second Amendment also provided that the revolving credit facility would be reduced permanently by $5,000,000 on December 31, 2009, by $10,000,000 on March 31, 2010 and by an additional $15,000,000 on June 30, 2010. For accounting purposes, the amendment to the senior secured credit facilities was treated as a debt modification. Appleton paid $2.5 million of fees to the creditors in conjunction with the amendment to the senior secured credit facilities. The debt issuance costs will be amortized over the term of the modified agreement along with pre-existing unamortized debt issuance costs as an adjustment to interest expense. Unamortized debt issuance costs of $0.2 million, relating to the revolving credit facility, were written off and recorded as debt extinguishment expense. Third-party costs of $0.5 million were also incurred and recorded as selling, general and administrative expenses.

In addition, on September 9, 2009, a third supplemental indenture to the indenture dated as of June 11, 2004, and governing the remaining $17.5 million of 8.125% senior notes and a third supplemental indenture to the indenture dated as of June 11, 2004, and governing the remaining $32.2 million of 9.75% senior subordinated notes became effective. The supplemental indentures amend the original indentures to, among other things, eliminate substantially all of the restrictive covenants and certain events of default and related provisions.

In February 2008, Appleton fixed the interest rate, at 5.45%, on $75.0 million of its variable rate notes with a five-year interest rate swap contract. Also during first quarter 2008, Appleton fixed the interest rate, at 5.4%, on an additional $75.0 million of its variable rate notes with a five-year interest rate swap contract. As discussed below, one of the swap contracts was terminated in February 2009. The covenant violation at January 3, 2009 and subsequent waiver and amendment, in March 2009, to the senior secured credit facilities, changed the basis of the forecasted transactions for the two interest rate swap contracts that were placed in 2008. As amended, the senior secured credit facilities contained interest payments based on LIBOR with a 2% floor, whereas the forecasted transactions assumed interest payments based on LIBOR. As a result, Appleton concluded it was remote that the original forecasted transactions would occur as originally documented and reclassified as a charge against 2008 earnings, within interest expense, $9.4 million of swap losses originally classified in other comprehensive loss. The events of default also triggered an event of default pursuant to a cross-default provision under one of the interest rate swap contracts. As a result of the cross-default, the counterparty elected to terminate the swap contract. In February 2009, Appleton and the counterparty resolved Appleton’s obligation under the swap contract with an agreement to pay $4.7 million over the nine-month period ending October 2009. During 2009, Appleton paid $4.7 million in accordance with the termination agreement. As of January 2, 2010, the remaining swap contract was recorded as a long-term liability of $3.8 million based on a fair value measurement using Level 2 inputs. The fair value of the interest rate swap derivative was primarily based on models that utilize the appropriate market-based forward swap curves and zero-coupon interest rates to determine the discounted cash flows. In comparison to the fair value reported at year-end 2008 of $4.7 million, the 2009 year-end fair value of this long-term liability was $0.9 million lower, with the gain recorded in interest expense on the Consolidated Statement of Operations for the year ended January 2, 2010. As a result of the February 2010 voluntary refinancing, the Company paid $5.0 million, including interest, to settle this derivative.

Defined Benefit Pension Plans.

Appleton has defined benefit pension plans including a Supplemental Executive Retirement Plan, or the SERP, to provide retirement benefits for management and other highly compensated employees whose benefits are reduced by the tax-qualified plan limitations of the pension plan for eligible salaried employees. Effective January 1, 2008, Appleton amended the Appleton Papers Inc. Retirement Plan, or the Plan, to provide that any non-union individuals hired or re-hired on or after January 1, 2008, would not be eligible to participate in the Plan. Also, plan benefits accrued under the Plan were frozen as of April 1, 2008, with respect to Plan participants who elected to participate, effective April 1, 2008, in a “Mandatory Profit Sharing Contribution” known as the Retirement Contribution benefit under the Appleton Papers Inc. Retirement Savings and Employee Stock Ownership Plan, or the KSOP, or January 1, 2015, in the case of any other Plan participants. In December 2010, it was announced that the effective date of the freeze would change from January 1, 2015 to March 1, 2011.

For the years ended December 31, 2011 and January 1, 2011, Appleton contributed $18.5 million and $15.5 million, respectively, to its defined benefit pension plans. Appleton expects to contribute approximately $25 million to its pension plans in 2012. Future contributions are presented in the Contractual Obligations table below.

The defined benefit plan provides that hourly employees receive payments of stated amounts for each year of service. Payments under the defined benefit plan covering salaried employees are based on years of service and the employees’ compensation during employment. At December 31, 2011, the accumulated benefit obligation for the defined benefit plans was approximately $391.1 million with plan assets of approximately $265.4 million. At January 1, 2011, the accumulated benefit obligation for the defined benefit plans was approximately $349.7 million with plan assets of approximately $260.6 million.

Off-Balance Sheet Arrangements.

Appleton had no arrangements or other relationships with unconsolidated entities or other persons that are reasonably likely to materially affect liquidity or the availability of, or requirements for, capital resources at April 1, 2012.

Disclosures about Contractual Obligations, Commercial Commitments and Contingencies.

A summary of significant contractual obligations, commercial commitments and contingencies as of April 1, 2012, for Appleton, is as follows:

	Payment Due by Period
Contractual Obligations	Total	Less Than 1 Year	1-3 Years	4-5 Years	After 5 Years
	(dollars in millions)
Long-term debt (1)	$516.1	$1.3	$37.6	$469.8	$7.4
Operating leases	8.6	4.4	3.4	0.8	-
Pension contributions	125.7	25.0	35.0	35.0	30.7
Other postretirement benefit contributions	44.8	3.2	6.9	7.2	27.5
Other long-term obligations (2)	201.3	54.8	110.5	35.6	0.4

Total contractual cash obligations	$896.5	$88.7	$193.4	$548.4	$66.0

(1)	The senior secured first lien notes payable at 10.5%, due June 2015, are included at face of $305.0 million.
(2)	Represents obligations for interest and deferred compensation payments.

In addition to the contractual obligations listed above, it will also be necessary to use cash to satisfy repurchase obligations related to the ESOP. The following table outlines the potential repurchase liability for the next five years based on management’s assumptions, developed in conjunction with the ESOP administrator, related to participant death, retirement, diversification requests, employment termination and changes in share valuation.

	Estimate of Potential Commitment per Period
Other Commitments	Total	Less Than 1 Year	1-3 Years	4-5 Years
	(dollars in millions)
Estimated share repurchase liability	$ 85.5	$17.0	$35.4	$33.1

Appleton expects that a portion of this share repurchase liability will be funded from new deferrals from employees into the ESOP. Employees may defer, on a pre-tax basis, a percentage of their pay in an amount, subject to certain IRS limitations, equal to between 2% and 50% of their annual compensation. Participants have the option of directing their deferrals to the 401(k) Fund, the ESOP or a combination of both. Appleton believes that new deferrals from employees into the ESOP for the five-year period presented above will aggregate approximately $14 million and could be used to fund a portion of the repurchase liability set forth in the table above.

Deferrals directed to the ESOP accumulate in a short-term interest-bearing account within the ESOP trust until the next valuation date, June 30 or December 31. At that time, these deferrals and the interest earned on these amounts, are used to purchase shares based upon the price of a share of PDC common stock on the valuation date preceding or following the date on which the participant made the deferrals, whichever is lower.

Collective Bargaining Agreements

Manufacturing employees at Appleton’s major manufacturing facilities in Appleton, Wisconsin, Roaring Spring, Pennsylvania and West Carrollton, Ohio, are represented by the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, or the USW. Represented employees at the West Carrollton facility ratified a three-year labor agreement in March 2009.

Represented employees at the Appleton facility ratified a three-year labor agreement in December 2011. The labor contract at the Roaring Spring facility expired in November 2011 and negotiations are currently underway to ratify a new labor agreement.

USW also represents employees at the Appleton, Wisconsin, Camp Hill, Pennsylvania and Kansas City, Kansas distribution centers. Employees at the Peterborough, Ontario, Canada facility are represented by Independent Paperworkers of Canada. Employees at the Portage, Wisconsin plant and other distribution centers in Georgia, Ohio and California are not represented.

Disclosures About Certain Trading Activities that Include Non-Exchange Traded Contracts Accounted for at Fair Value.

Appleton does not engage in any trading activities that include non-exchange traded contracts accounted for at fair value.

Disclosures About Effects of Transactions with Related and Certain Other Parties.

There were no significant transactions with related and certain other parties.

Disclosures About Critical Accounting Policies

Appleton prepares its consolidated financial statements in conformity with U.S. GAAP.

This requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates. The following policies are considered by management to be the most critical in understanding the judgments that are involved in the preparation of the consolidated financial statements and the uncertainties that could impact the results of operations, financial position and cash flows. Management has discussed the development, selection and disclosure of these estimates and assumptions with the audit committee and board of directors.

Environmental. Accruals for losses associated with environmental obligations are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated based on existing legislation, regulatory action and remediation technologies. Accruals are discounted to reflect the time value of money if the aggregate amount of the liability and the amount and timing of cash payments are fixed or reliably determinable. The process of estimating environmental cleanup liabilities is complex and dependent primarily on the nature and extent of historical information and physical data relating to a contaminated site, the complexity of the site, the uncertainty as to what remedy and technology will be required, the outcome of discussions with regulatory agencies and, at multi-party sites, other PRPs. In future periods, new laws or regulations, advances in cleanup technologies and additional information about the ultimate cleanup remedy or remedies being used could significantly change those estimates. Accordingly, Appleton cannot give any assurances that its eventual environmental cleanup costs and liabilities will not exceed the amount of the current reserve.

Income Taxes. In conjunction with the acquisition of Appleton, PDC elected to be treated as a subchapter S corporation and elected that its eligible subsidiaries be treated as qualified subchapter S subsidiaries for U.S. federal and, where recognized, state and local income tax purposes, and therefore, Appleton anticipates that it will not incur any future U.S. federal income tax liability and minimal state and local income tax liabilities. Appleton’s Canadian subsidiary, Appleton Papers Canada Ltd., is not eligible for treatment as a qualified subchapter S subsidiary. As a result, Appleton will incur a foreign tax liability. Appleton’s income tax reserve at April 1, 2012, covers various audit issues and provisions for certain non-U.S. entities. All U.S. federal C corporation tax years are closed. Various Canadian and state tax years remain open.

Inventories. Inventories are stated at the lower of cost or market. During fourth quarter 2010, Appleton changed its method of inventory accounting, for raw materials, work in process and finished goods inventories, from the LIFO method to the FIFO method. This was deemed a preferable method as the key users of the financial statements, including lenders, creditors and rating agencies, analyze results and require compliance with debt covenants using the FIFO method of accounting. Further, this conformed all of Appleton’s inventories to the FIFO method of accounting and promotes greater comparability with international competitors as Appleton expands its global sales. Stores and spare parts inventories are valued at average cost. Valuing inventories at the lower of cost or market requires the use of estimates and judgment relating to excess and obsolete inventory. Any actions taken by customers that could impact the value of inventory are considered when determining the lower of cost or market valuations.

Accounts Receivable. Accounts receivable are valued net of an allowance for uncollectible accounts. This allowance is based on an estimate of the portion of the receivables that will not be collected in the future. However, the ultimate collectability of a receivable is dependent upon the financial condition of an individual customer, which could change rapidly and without advance warning.

Intangible Assets. Appleton reviews the carrying value of intangible assets with indefinite lives for impairment annually or more frequently if events or changes in circumstances indicate that an asset might be impaired. A considerable amount of management judgment and assumptions are required in performing the impairment test, principally in determining the fair value of the respective indefinite-lived intangible assets.

Other intangible assets with definite lives continue to be amortized over their estimated useful lives and are tested for impairment when events or changes in circumstances indicate that the asset might be impaired. Indefinite-lived intangible assets are not amortized.

Revenue Recognition. Revenue is recognized by Appleton when all of the following criteria are met: persuasive evidence of a selling arrangement exists; Appleton’s price to the customer is fixed; collectability is reasonably assured; and title has transferred to the customer. These criteria are met at the time of shipment. Estimated costs for sales incentives, discounts and sales returns and allowances are recorded as sales reductions in the period in which the related revenue is recognized. Appleton typically does not invoice its customers for shipping and handling fees, which are classified as selling, general and administrative expenses.

Sales Returns and Allowances. A reserve is established for expected sales returns and allowances. The amount of the reserve is based on historic sales and returns and allowances data, which is analyzed by product line and market channel to determine average returns and allowances as a percent of gross sales. This percentage is applied to recent sales activity and is adjusted, as necessary, for any significant known claims or trends.

Employee Benefit Plans. Appleton provides a range of benefits to its employees and retired employees, including pensions and postretirement healthcare. The determination of its obligation and expense for pension and other postretirement benefits, such as retiree healthcare and life insurance, is dependent on the selection of certain assumptions used by its actuaries in calculating such amounts. Those assumptions include, among others and where applicable, the discount rate, expected long-term rate of return on plan assets and rates of increase in compensation and healthcare costs. In accordance with U.S. GAAP, actual results that differ from the assumptions are accumulated and amortized over future periods and, therefore, may affect recognized expense and recorded obligations in such future periods. Appleton reviews its actuarial assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends, when appropriate.

The discount rate is developed by selecting a portfolio of high-quality corporate bonds appropriate to provide for the projected benefit payments of the plan. This portfolio is selected from a universe of over 500 Aa-graded noncallable bonds available in the market as of December 31, 2011, further limited to those bonds with average yields between the 10th and 90th percentiles. After the bond portfolio is selected, a single rate is determined that equates the market value of the bonds selected to the discounted value of the plan’s benefit payments. Based on the methodology described above, and a selected portfolio of 17 bonds, Appleton has selected a discount rate of 5.00% for the pension plans to value year-end liabilities. The discount rate used at year-end 2010 was 5.75%.

The expected long-term rate of return on assets assumption is developed considering the relative weighting of plan assets, the historical performance of total plan assets and individual asset classes and economic and other indicators of future performance. Expected returns for each asset class are developed using estimates of expected real returns plus expected inflation. Long-term expected real returns are derived from future expectations for the U.S. Treasury real yield curve. Based on the assumptions and methodology described above, Appleton selected 8.00% at year-end 2011 and 8.25% at year-end 2010 as its long-term rate of return on assets assumption.

Significant differences in actual experience or significant changes in assumptions may materially affect its pension and other postretirement obligations and future expense. As of December 29, 2007, Appleton adopted the provisions of ASC 715, “Compensation – Retirement Plans.” Additionally, this pronouncement, which required Appleton to measure the funded status of a plan as of the date of its year-end no later than 2008, was adopted during 2008.

Alternative Fuels Tax Credit. The Code provided a tax credit for companies that used alternative fuel mixtures to produce energy to operate their businesses. The credit, equal to $0.50 per gallon of alternative fuel contained in the mixture, was refundable to the taxpayer. In February 2009, Appleton began mixing black liquor with diesel fuel and using the mixture at its mill in Roaring Spring, Pennsylvania. Appleton applied to the Internal Revenue Service to be registered as an alternative fuel mixer and received its registration in May 2009. For the year ended January 2, 2010, Appleton filed for and received excise tax refunds totaling $17.7 million. The credits were recorded as a reduction to cost of sales on the Consolidated Statement of Operations for the year ended January 2, 2010. This credit expired as of December 31, 2009.

Environmental and Legal Matters

Appleton’s operations are subject to comprehensive and frequently changing federal, state and local environmental laws and regulations. These include laws and regulations governing emissions of air pollutants, discharges of wastewater and storm water, storage, treatment and disposal of materials and waste, remediation of soil, surface water and groundwater contamination and liability for damages to natural resources. In addition, Appleton is also governed by laws and regulations relating to workplace safety and worker health which, among other things, regulate employee exposure to hazardous chemicals in the workplace.

Compliance with environmental laws and regulations is an important facet of the business. Appleton expects to incur capital expenditures of approximately $1.6 million in 2012 and a total of approximately $7.8 million from 2013 through 2017 to maintain compliance with applicable federal, state, local and foreign environmental laws and regulations and to meet new regulatory requirements. Appleton expects to continue to incur expenditures after 2017 to maintain compliance with applicable federal, state, local and foreign environmental laws and regulations and to meet new regulatory requirements.

Appleton is subject to strict and, under some circumstances, joint and several liability for the investigation and remediation of environmental contamination, including contamination caused by other parties, at properties that it owns or operates and at properties where Appleton or its predecessors have arranged for the disposal of regulated materials. As a result, Appleton is involved from time to time in administrative and judicial proceedings and inquiries relating to environmental matters. Appleton could be involved in additional proceedings in the future and the total amount of these future costs and other environmental liabilities may be material. Appleton has been named a PRP at one site for which its liability may be significant, the Lower Fox River site, which is described elsewhere.

Appleton is involved from time to time in certain administrative and judicial proceedings and inquiries related to environmental matters. See “Appleton’s Business” for a discussion of these environmental matters. Furthermore, from time to time Appleton may be subject to various demands, claims, suits or other legal proceedings arising in the ordinary course of business. Appleton maintains a comprehensive insurance program to protect against such matters, though not all such exposures are, or can be, addressed by insurance. Estimated costs are recorded for such demands, claims, suits or proceedings of this nature when reasonably determinable.

Appleton has successfully defended such claims, settling some for amounts which are not material to its business and obtaining dismissals in others. While Appleton will vigorously defend itself in any similar cases that may be brought against it in the future, there can be no assurance that it will be successful.

In September 2007, Appleton commenced litigation against Andritz BMB AG and Andritz, Inc. The claims asserted included breach of obligations under a February 2007 agreement to perform certain engineering services which also granted Appleton an option to purchase certain equipment and services relating to an off-machine paper coating line. On May 14, 2009, Appleton received a favorable jury verdict, and on August 11, 2009, an Outagamie County, Wisconsin judge granted Appleton’s motion to enter judgment in favor of Appleton in the amount of $29.1 million plus 12% interest annually beginning as of January 9, 2009. The defendant appealed the final judgment and in March 2011 the Wisconsin Court of Appeals issued a decision unanimously affirming the final judgment. On September 1, 2011, the Wisconsin Supreme Court denied the defendants’ petition seeking further review of the matter. During the third quarter 2011, Appleton received payment of $23.2 million in damages, including interest and net of related fees and litigation expenses.

Other than the Lower Fox River matter described in “Appleton’s Business” and assuming Appleton’s expectations regarding defending such demands, claims, suits or other legal or regulatory proceedings prove accurate, Appleton does not believe that any pending or threatened demands, claims, suits or other legal or regulatory proceedings will have, individually or in the aggregate, a materially adverse effect on its business, financial condition and results of operations or cash flows.

New Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board, or the FASB, issued Accounting Standards Update, or ASU, No. 2011-09, “Compensation-Retirement Benefits-Multiemployer Plans.” The revised standard is intended to address concerns from the users of financial statements on the lack of transparency about an employer’s participation in a multiemployer pension plan. The standard requires employers to provide, on an annual basis, additional quantitative and qualitative disclosures. These disclosures will provide users with more detailed information about an employer’s involvement in multiemployer pension plans including: the significant multiemployer plans in which an employer participates, the level of an employer’s participation in the significant multiemployer plans, the financial health of the significant multiemployer plans and the nature of the employer commitments to the plans. ASU 2011-09 is effective for fiscal years ending after December 15, 2011. Since Appleton participates in a multiemployer pension plan, it is including the expanded disclosures within its consolidated financial statements for the year ended December 31, 2011.

In June 2011, the FASB issued ASU No. 2011-05, “Presentation of Comprehensive Income.” It provides updated guidance related to the presentation of other comprehensive income, offering two alternatives for presentation, including (a) a single continuous statement of comprehensive income or (b) two separate but consecutive statements. In December 2011, the FASB issued ASU No. 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05.” It defers the requirement to present reclassification adjustments and the effect of those reclassification adjustments on the face of the financial statements where net income is presented, by component of net income, and on the face of the financial statements where other comprehensive income is presented, by component of other comprehensive income, for both interim and annual reporting periods. ASU 2011-05 and ASU 2011-12 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Appleton expects that adoption will not have a significant impact on its consolidated financial statements.

In May 2011, the FASB issued ASU No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs,” which amends ASC 820. This updated guidance relates to fair value measurements and disclosures, including (a) the application of the highest and best use valuation premise concepts, (b) measuring the fair value of an instrument classified in a reporting entity’s stockholders’ equity and (c) quantitative information required for fair value measurements categorized within

Level 3. Additionally, disclosure requirements have been expanded to include additional disclosure for Level 3 measurements regarding the sensitivity of fair value to changes in unobservable inputs and any interrelationships between those inputs. ASU 2011-04 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Appleton is evaluating the effects, if any, the adoption of this guidance will have on its consolidated financial statements.

In January 2010, the Financial Accounting Standards Board, or FASB, issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements,” which amends ASC Subtopic 820-10, “Fair Value Measurements and Disclosures,” requiring new disclosures of significant transfers in and out of Levels 1 and 2 fair value measurements, the reasons for the transfers, and separate reporting of purchases, sales, issuances and settlements in the roll forward of Level 3 fair value measurement activity. The new ASU also clarifies that fair value measurement disclosures should be provided for each class of assets and liabilities and disclosures should also be provided about valuation techniques and inputs used to measure fair value for recurring and nonrecurring fair value measurements. The disclosures are required for either Level 2 or Level 3 fair value measurements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements which are effective for fiscal years beginning after December 15, 2010 (including interim periods within those fiscal years). During first quarter 2010, Appleton adopted the portion of ASU No. 2010-06 relating to Level 2 fair value measurements. During first quarter 2011, Appleton adopted the portion of ASU No. 2010-06 relating to Level 3 fair value measurements. The disclosures required by adoption are included in notes to Appleton’s financial statements. Current year adoption had no impact on its financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Appleton is exposed to market risk from changes in interest rates, foreign currency exchange rate fluctuations and commodity prices. To reduce these risks, it selectively uses financial instruments and other proactive risk management techniques.

Interest Rate Risk. As of year ended December 31, 2011, Appleton had variable rate debt of $8.7 million. As such, a change of 1% to current interest rates would not have a material impact on interest expense.

Currency Risk. Appleton maintains a sales organization and distribution facility in Canada and makes investments and enters into transactions denominated in foreign currencies. Although the majority of international sales are denominated in U.S. dollars, an increasing portion of international sales are denominated in foreign currencies with the effect that Appleton is increasingly exposed to translational foreign exchange risk in coming years.

Appleton has entered into limited foreign exchange contracts to reduce the variability of the earnings and cash flow impacts of nonfunctional currency denominated activities between its Canadian distribution center and customers located outside the United States. Gains and losses resulting from hedging instruments offset the foreign exchange gains or losses on the underlying items being hedged. Maturities of forward exchange contracts coincide with settlement dates of related transactions. Forward exchange contracts are designated as cash flow hedges in accordance with ASC 815, “Derivatives and Hedging.” At April 1, 2012, Appleton did not have any outstanding foreign exchange contracts hedging future accounts receivable. A 10% appreciation or depreciation in the Canadian dollar at April 1, 2012 would not have a significant impact on Appleton’s consolidated balance sheet, consolidated statement of operations or consolidated statement of cash flows.

Commodity Prices. Appleton is subject to the effects of changing raw material costs caused by movements in underlying commodity prices. Appleton is exposed to fluctuating market prices for commodities, including pulp, chemicals and base stock, and has established programs to manage exposure to commodity prices through effective negotiations with suppliers. As listed within its contractual obligations, Appleton enters into contracts with vendors to lock in commodity prices at various times and for various periods to limit near-term exposure to fluctuations in raw material prices.

Appleton selectively hedges forecasted commodity transactions that are subject to pricing fluctuations by using swap contracts to manage risks associated with market fluctuations in energy prices. These contracts are recorded in the Consolidated Balance Sheet at fair value using inputs based on the New York Mercantile Exchange as measured on the last trading day of the accounting period and compared to the strike price. The contracts’ gains or losses due to changes in fair value are recorded in current period earnings. At April 1, 2012, the hedged volumes of these contracts totaled 488,000 MMBTU (Million British Thermal Units) of natural gas. The contracts have settlement dates extending through December 2012.

Appleton selectively hedges forecasted commodity transactions that are subject to pricing fluctuations by using swap contracts to manage risks associated with market fluctuations in pulp prices. These contracts are recorded in the Consolidated Balance Sheet at fair value using market inputs based on pricing published by RISI, Inc., or RISI, as measured on the last trading day of the accounting period and compared to the swap’s fixed price. Currently, there are two pulp swap contracts in place. As of December 31, 2011, the first swap contract had a remaining hedge volume of 2,000 tons of pulp with settlement dates extending through February 2012. It is not designated as a hedge, and therefore, gains or losses due to changes in fair value are recorded in current period earnings. During third quarter 2011, Appleton entered into a second swap contract. As of December 31, 2011, this swap contract hedges 24,000 tons of pulp with settlement dates January through December 2012. It is designated as a cash flow hedge of forecasted pulp purchases, and therefore, the change in the effective portion of the fair value of the hedge will be deferred in accumulated other comprehensive loss until the inventory containing the pulp is sold.

APPLETON’S BUSINESS

The following description applies to the current business of Appleton, as well as the business of Appleton following the consummation of the Transaction.

Overview

Appleton is a leading manufacturer of specialty, high value-added coated paper products, including carbonless, thermal and security papers. Appleton creates product solutions for customers and end users through its development and use of coating formulations and applications as well as microencapsulation and security technologies. Under U.S. GAAP, it has three reportable segments: carbonless papers, thermal papers and Encapsys®. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Appleton” for additional information.

Carbonless Papers

The carbonless papers segment, which includes carbonless and security paper products, is the largest component of Appleton’s paper business. Appleton produces and sells the Appleton and NCR PAPER* brands of carbonless paper. Appleton believes it is the world’s largest producer of carbonless paper. Carbonless paper is used to make multipart business forms such as invoices and purchase orders. Appleton produces coated products for point-of-sale displays and other design and print applications and offers custom coating solutions. Appleton also produces security papers with features that resist forgery, tampering and counterfeiting. Appleton’s portfolio of products incorporates security technologies, including watermarks, taggants, reactive chemicals, embedded threads and fibers and machine-readable technologies, to serve global markets. Appleton focuses on financial and identity documents for business and government such as checks, visas, automobile titles and birth certificates.

*	NCR PAPER is a registered trademark licensed to Appleton.

Thermal Papers

The thermal papers segment focuses on the development of substrates for transaction and item identification markets. Appleton believes it is the largest manufacturer of direct thermal papers in North America. Thermal paper is used in four principal end markets: (1) point-of-sale products for retail receipts and coupons; (2) label products for shipping, warehousing, medical and clean-room applications; (3) tags and tickets for airline and baggage applications, event and transportation tickets and lottery and gaming applications; and (4) printer, calculator and chart paper for engineering, industrial and medical diagnostic charts.

Encapsys

The Encapsys segment discovers, develops and manufactures microencapsulation solutions for external partner companies and for Appleton’s carbonless papers segment. Microencapsulation is the process of putting a microscopic wall around a core substance. Appleton helped NCR produce the first commercial application for microencapsulation in 1954 with the introduction of carbonless paper. Since then, Appleton researchers have developed the art and science of microencapsulation and are working with potential partners in industries as diverse as agriculture, paints and coatings, food, pharmaceuticals, paper, textiles, personal and household care, adhesives, and oil and gas. The Encapsys segment leverages Appleton’s extensive technical knowledge and experience with microencapsulation and uses an open innovation process with partner companies to develop successful technical solutions for those companies.

Company Background

PDC was incorporated in Wisconsin on December 28, 2000. Appleton was incorporated in Delaware in July 1965 and is the primary operating subsidiary of PDC.

Company History

Appleton Coated Paper Company, or ACPC, began operations in 1907 in Appleton, Wisconsin. In 1953, ACPC began working with NCR on the development and production of carbonless paper. In 1954, NCR began marketing its NCR PAPER* brand of carbonless paper, which ACPC manufactured.

In 1969, NCR acquired Combined Paper Mills, Inc., which then consisted of pulp and paper mills in Combined Locks, Wisconsin, and Roaring Spring, Pennsylvania. In 1970, NCR acquired ACPC. In 1971, NCR formed the Appleton Papers division by merging ACPC with Combined Paper Mills, Inc.

In 1978, Appleton, then a subsidiary of B.A.T Industries Limited, acquired the assets of the Appleton Papers division from NCR. In 1990, Appleton, together with The Wiggins Teape Group Ltd., was separated from B.A.T Industries to form Wiggins Teape Appleton p.l.c., a public company listed on the London Stock Exchange. Later that year, Wiggins Teape Appleton merged with Arjomari Prioux SA, a public French paper manufacturer and merchant. Shortly after the merger, the group changed its name to Arjo Wiggins Appleton p.l.c. Appleton operated as an indirect, 100%-owned subsidiary of Arjo Wiggins Appleton p.l.c., now known as Windward Prospects Ltd, or AWA until 2001.

On November 9, 2001, Appleton employees purchased Appleton from AWA through the use of an employee stock ownership plan.

The KSOP and the ESOP

The Appleton Papers Retirement Savings and Employee Stock Ownership Plan, or the KSOP, includes a separate employee stock ownership plan component, or the ESOP. The KSOP is a tax-qualified retirement plan that is available to U.S. employees. The ESOP component of the KSOP is a tax-qualified employee stock ownership plan that invests in PDC common stock.

In late 2001, approximately 90% of Appleton’s employees invested approximately $107 million in the ESOP. On November 9, 2001, the ESOP purchased 100% of the common stock of PDC. PDC simultaneously used all the proceeds from the sale of those shares of common stock, along with the proceeds of a senior credit facility, senior subordinated notes, a deferred payment obligation and its available cash, to finance the purchase of the acquisition described below.

Acquisition from Arjo Wiggins Appleton p.l.c.

On November 9, 2001, PDC and a 100%-owned subsidiary acquired Appleton from AWA and two of its subsidiary holding companies. Appleton is now a 100%-owned subsidiary of PDC and the ESOP owns 100% of the shares of common stock of PDC. PDC does not conduct any business apart from undertaking matters incidental to its ownership of the stock of its subsidiaries, matters relating to the ESOP, and taking actions required to be taken under ancillary acquisition agreements.

Acquisitions and Dispositions

On April 30, 2003, Appleton acquired C&H Packaging Company, Inc., or C&H, and American Plastics Company, Inc., or APC. C&H, located in Merrill, Wisconsin, prints and converts flexible plastic packaging materials for companies in the food processing, household and industrial products industries. APC, located in Rhinelander, Wisconsin, produces high-quality, custom multilayered films and commercial packaging.

In December 2003, Appleton acquired Bemrose, a privately-held company headquartered in Derby, England. The group’s operating unit, BemroseBooth Limited, produced security printed vouchers and payment cards, mass transit and car parking tickets, variable data labeling, high-integrity mailings and printed calendars. BemroseBooth Limited also offered print management services through a network of external suppliers.

In January 2005, Appleton acquired New England Extrusion, Inc., or NEX, located in Turners Falls, Massachusetts, and Milton, Wisconsin, a company that produces single and multilayer polyethylene films for packaging applications.

Late in 2007, Appleton committed to a formal plan to sell Bemrose, its secure and specialized print services business based in Derby, England. At the time of its acquisition in December 2003, Bemrose was expected to provide Appleton with a new product entry in the U.K. security print market, with opportunities to expand into the U.S. market. After conducting a strategic review in the fourth quarter of 2007, Appleton decided to focus its attention and expand its leadership positions in its core businesses. On August 1, 2008, Appleton completed the sale of Bemrose.

During second quarter 2009, Appleton committed to a formal plan to sell C&H, located in Merrill, Wisconsin. On December 18, 2009, Appleton completed the sale of C&H to The Interflex Group, Inc. During second quarter 2010, Appleton committed to a formal plan to sell APC and NEX. On July 22, 2010, Appleton completed the sale of APC and NEX to Mason Wells Buyout Fund II, Limited Partnership. Since C&H, APC and NEX engage in the manufacture, printing, converting, marketing and sale of high-quality single and multilayer polyethylene films for packaging applications, their operations did not align with Appleton’s strategic, long-term focus on its core competencies in specialty papers and microencapsulation. The operating results of APC, NEX and C&H are reported as discontinued operations.

Carbonless Papers

The carbonless papers segment produces carbonless paper and security paper and accounted for approximately 53% of total company net sales in 2011. Appleton sells carbonless roll and sheet products under the Appleton and NCR PAPER* brands. Appleton believes it has the broadest carbonless product line in the industry and offers its customers a single source solution for their carbonless paper needs.

Carbonless products are sold to converters, business forms printers and merchant distributors who stock and sell carbonless paper to printers. Carbonless paper is used to make multipart business forms such as invoices and purchase orders. Carbonless paper is used in a variety of end markets, including government, retail, financial, insurance and manufacturing, with no one predominant end market. Demand for carbonless products in many of these markets is tied to economic growth, which impacts the number of transactions completed in a given year. Historically, sales of carbonless products have not been significantly impacted by seasonality.

Since 1994, the North American carbonless market has been in decline as a result of greater use of competing technologies such as digital laser, inkjet and thermal printers, and electronic communications that do not use impact printing to create images. Appleton believes the North American carbonless paper market declined by approximately 7% to 10% annually from 2006 through 2011, except during the recession period when the decline was estimated at a 16% annual rate. The decline is expected to continue at historical rates over the next several years and eventually to stabilize. Appleton believes the worldwide carbonless market is also in decline, with demand declining at approximately 2% to 4% per year.

In addition to Appleton, other significant carbonless paper producers include P.H. Glatfelter Company, Mitsubishi Paper Mills Company Ltd., IdemPapers S.A., Asia Pulp and Paper Co. Ltd., Koehler AG, Nippon Industries Co. Ltd. and Oji Paper Co. Ltd. In the carbonless market, Appleton competes primarily on the basis of product quality, service, breadth of product offering and price.

Appleton produces security papers with features that resist forgery, tampering and counterfeiting. Appleton’s portfolio of products incorporates security technologies, including watermarks, taggants, reactive chemicals, embedded threads and fibers and machinereadable technologies, to serve global markets. Appleton focuses on financial and identity documents for business and government such as checks, visas, automobile titles and birth certificates. Sales of Appleton’s security products have not been significantly impacted by seasonality.

Security paper competitors include P.H. Glatfelter Company, Cascades Resources, Papierfabrik Louisenthal GmbH, ArjoWiggins SAS and De La Rue International. Appleton competes primarily on the basis of product quality, service, breadth of product offering and price.

Thermal Papers

The thermal papers segment focuses on the development of substrates for the transaction and item identification markets and accounted for approximately 43% of total Appleton net sales in 2011. Thermal paper is used in four principal end markets: (1) point-of-sale products for retail receipts and coupons; (2) label products for shipping, warehousing, medical and clean-room applications; (3) tags and tickets for airline and baggage applications, event and transportation tickets and lottery and gaming applications; and (4) printer, calculator and chart paper for engineering, industrial and medical diagnostic charts. The point-of-sale and label market segments, combined, accounted for the majority of thermal paper volume of the North American thermal market in 2011.

Point-of-sale products are sold to printers and converters who in turn sell to end-user customers or to resellers such as office supply stores, office superstores, warehouse clubs, mail order catalogs, equipment dealers, merchants and original equipment manufacturers. Label products are sold to companies who apply pressure sensitive adhesive coatings and release liners and then sell these products to label printers. Tag, ticket and chart grades are sold to specialty printing companies who convert them to finished products such as entertainment, lottery and gaming tickets, tags, coupons and medical charts.

The thermal papers market is growing with new applications being developed to use thermal technology. Based on its assessment of the period 2006 through 2011, Appleton believes North American thermal markets expanded at a 3% compound average growth rate, with annual rates ranging from a decline of 2% to increases of 9%. Appleton believes demand for thermal paper will continue to grow in North America and around the world. In 2008, The Company completed an investment of approximately $125 million to expand its mill in West Carrollton, Ohio, in anticipation of that demand. The expansion project included installation of a state-of-the-art coater to produce thermal paper and enhancements to one of the mill’s paper machines. Sales of thermal papers have not been significantly impacted by seasonality. In addition to Appleton, other significant thermal paper producers include Koehler AG, Kanzaki Specialty Papers, Ricoh Company, Ltd. and Mitsubishi Paper Mills Company Ltd. Appleton competes primarily on the basis of product quality, service, breadth of product offering and price.

Encapsys

The Encapsys segment applies Appleton’s extensive knowledge of the microencapsulation process to develop and deliver custom microencapsulation solutions for its partners. Appleton uses an open innovation process that typically includes development agreements with partner companies that seek to protect existing and potential intellectual property. Encapsys is exploring opportunities with potential partners in industries as diverse as agriculture, paints and coatings, food, pharmaceuticals, paper, textiles, personal and household care, adhesives, and oil and gas. During 2011, Encapsys accounted for approximately 6% of total Appleton net sales.

Microencapsulation competitors include Southwest Research Institute, Ronald T. Dodge Company, Aveka, Inc., GAT Microencapsulation AG, Microtek Laboratories, Inc., Lipo Technologies, Inc., Balchem Corporation, Reed Pacific and others. Large chemical producers such as BASF, Firmenich, Henkel AG & Co., 3M, Dow Chemical Company and Monsanto may also be competitors in some market situations.

Geographical Financial Information

Revenues from sales in the United States were $576.7 million in 2011, $579.5 million in 2010, and $546.0 million in 2009. Revenues from sales to customers in foreign countries were $280.6 million in 2011, $270.4 million in 2010, and $215.8 million in 2009. Substantially all long-lived assets were located in the United States as of December 31, 2011, January 1, 2011, and January 2, 2010.

Research and Development

Ongoing investment in research and development has enabled Appleton to develop core competencies in the microencapsulation process, specialty coating chemistry, coating application systems and security technologies. Research and development efforts are focused on cost reduction, product line extensions, new product development and technology transfer and development. Research and development costs related to the development of new products and significant improvements to existing products were $11.4 million in 2011, $12.5 million in 2010 and $12.0 million in 2009.

Sales, Marketing and Distribution

Appleton promotes and sells products through its sales and marketing organization. Sales personnel operate from field locations. Marketing employees endeavor to acquire market, end-user and competitor insight to uncover and deliver market-focused solutions. Technical service representatives assist customers with product applications and improvements and complaint resolution by telephone and in person at customer locations. Customer service representatives receive customer orders, establish delivery dates and answer inquiries about stock availability and order status.

Appleton uses 10 distribution centers to store and distribute products to customers. Distribution centers are located in Appleton, Wisconsin; Camp Hill, Pennsylvania; Monroe, Ohio; Kansas City, Kansas; Ontario, California; McDonough, Georgia; and Peterborough, Ontario, Canada. Third-party logistics services are contracted through distribution facilities at Portland, Oregon, Birmingham, England, and Utrecht, Netherlands.

Distributors and Customers

Appleton currently sells through merchant distributors that stock and redistribute carbonless sheet products globally from over 350 locations. Carbonless rolls are sold through a variety of channels including merchants, agents and directly to printer and converter customers worldwide. In North America, some carbonless rolls are sold to forms printers through merchant distributors on a drop-shipment basis. In those cases, Appleton ships products from distribution centers and provides customer support while the merchant bears the credit risk of nonpayment.

Appleton sells thermal papers to converters who cut and rewind large rolls into smaller rolls, print and otherwise further process the paper based on end-user needs. Appleton sells security products through merchants and to other security printers who print checks, titles, certificates and other secure documents.

The five largest customers in the carbonless papers segment accounted for approximately 32% of carbonless papers net sales in 2011 and 2010, and 37% of carbonless papers net sales in 2009. The five largest customers in the thermal papers segment accounted for approximately 47% of thermal papers net sales in 2011, 43% of thermal papers net sales in 2010 and 41% of thermal papers net sales in 2009. The largest external customer in the Encapsys segment accounted for approximately 59% of Encapsys net sales (which include internal sales to Appleton’s carbonless papers segment) in 2011, 52% in 2010 and 28% in 2009. Sales to Appleton’s largest customer accounted for approximately 7% of 2011 total company net sales, 8% of 2010 total company net sales and 9% of 2009 total company net sales.

Working Capital Practices

Appleton maintains finished goods inventories sufficient to provide a high level of available stock items and next day delivery to most carbonless and thermal papers customers. Raw material inventories are maintained at levels consistent with demand for both stock and custom orders. Custom order lead times are typically less than 30 days. Accounts receivable management practices, including terms of sale, are designed to accommodate the competitive differences of each business segment and market channel.

During fourth quarter 2010, Appleton changed its method of inventory accounting, for raw materials, work in process and finished goods inventories, from the last-in, first-out method, or the LIFO method, to the first-in, first-out method, or the FIFO method. This was deemed a preferable method as the key users of the financial statements, including lenders, creditors and rating agencies, analyze results and require compliance with debt covenants using the FIFO method of accounting. Further, this conformed all of Appleton’s inventories to the FIFO method of accounting and promotes greater comparability with international competitors as Appleton expands its global sales. All prior periods presented have been retrospectively adjusted to reflect the period-specific effects of applying the new accounting principle.

Order Backlogs

In the carbonless papers business, customers typically order from stock grades and most orders are delivered the next day. Thermal papers customers also order primarily stock grades. As of year-end 2011, the total of carbonless papers and thermal papers products ordered but not shipped was approximately 4% of annual sales volume. At 2010 year-end and 2009 year-end, products ordered but not shipped totaled approximately 4% and 5%, respectively, of total annual shipments of carbonless papers and thermal papers.

In the Encapsys business, customers typically place orders as needed and product is manufactured after orders are placed. Encapsys tends to carry very little finished goods inventory and no product backlogs.

Manufacturing

The Appleton plant, located in Appleton, Wisconsin, produces carbonless and thermal papers. The Roaring Spring, Pennsylvania mill is a nearly fully-integrated pulp and paper mill with three paper machines and produces carbonless and security products. The West Carrollton, Ohio mill produces carbonless and thermal base stock and finished carbonless and thermal paper products. The mill includes extensive recycling capabilities featuring wastepaper processing and de-inking operations. In 2007, an expansion program of approximately $125 million commenced at the mill, including installation of a state-of-the-art coater to produce thermal papers and enhancements to one of the mill’s paper machines. The project was completed in third quarter 2008.

The Encapsys business operates a state-of-the art manufacturing plant in Portage, Wisconsin. This facility produces thousands of metric tons of microencapsulated material annually. Microcapsules are used in the manufacture of carbonless papers at the Appleton, Roaring Spring and West Carrollton facilities. Appleton also supplies microcapsules for other commercial applications. Encapsys research and development laboratories, marketing and administrative staff are located in Appleton.

On February 22, 2012, Appleton entered into a long-term supply agreement for the purchase of carbonless and thermal base stock to be coated at Appleton’s converting facilities. Under the terms of the agreement, the supplier will be the exclusive supplier of certain thermal and carbonless base stock used by Appleton. The term of the agreement is 15 years and includes successive five-year renewal terms unless either party gives notice of non-renewal.

In connection with its approval of this supply agreement, Appleton’s Board of Directors authorized a plan for Appleton to dispose of papermaking assets at its West Carrollton, Ohio paper mill and move more carbonless coating to Appleton’s converting plant in Appleton, Wisconsin. As a result, approximately 335 jobs will be eliminated at the West Carrollton mill and approximately 50 jobs added at the Appleton facility. Appleton plans to continue its thermal coating operations at the West Carrollton facility and retain approximately 110 employees. This plan is expected to result in pre-tax charges associated with this manufacturing capacity rationalization and include employee termination costs (including related pension and benefit costs), accelerated depreciation on certain equipment and other associated costs. As management has not yet finalized the specific actions to be taken, Appleton is unable to make a good faith estimate of (i) the amount or range of amounts of each major type of cost that will be incurred, or (ii) the amount or range of amounts of costs that will result in future cash expenditures. In addition, management has concluded that a material charge for impairment and accelerated depreciation of certain equipment located in West Carrollton, totaling approximately $80 million to $90 million, will be required in 2012 as a result of the manufacturing rationalization plan. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Appleton” for additional information.

Raw Materials

Raw materials purchases primarily consist of base stock, chemicals, pulp and wastepaper. In 2011, those materials made up approximately 57% of the annual cost of goods sold. The largest raw material component, chemicals, comprised 25% of cost of goods sold in 2011. The next largest raw material component is base stock-rolls of uncoated paper used in the production of coated paper products. Base stock is acquired from multiple sources pursuant to purchase agreements which establish pricing and volume targets. These agreements mitigate exposure to significant pricing cycles common for pulp and commodity paper products. Total base stock purchases in 2011 comprised 18% of cost of goods sold.

Appleton is party to a significant base stock supply agreement which was signed in June 2010 and expires on December 31, 2012. Purchases under this agreement were approximately 56% of total 2011 base stock purchases. On February 22, 2012, Appleton entered into a new long-term supply agreement with this supplier for the purchase of carbonless and thermal base stock for coating at Appleton’s converting facilities. Under the terms of this supply agreement, the supplier will be the exclusive supplier of certain thermal and carbonless base stock used by Appleton. The term of the agreement is fifteen years. It includes successive five-year renewal terms unless either party gives notice of nonrenewal at least two years prior to the expiration of the then current term. Prices to be paid by Appleton are subject to certain rebates and certain adjustments during the term of the agreement based on volume, changes to raw material pricing, freight prices and productivity gains. The supplier has agreed to be competitive in terms of price, delivery, quality and services. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Appleton” for additional information.

Approximately 16% of cost of goods sold in 2011 was for pulp, wood and wastepaper used in the Roaring Spring and West Carrollton paper mills. While pulp and wastepaper prices are subject to swings in the supply and demand cycle for pulp and commodity papers, Appleton seeks to reduce the impact of those swings by negotiating price and volume agreements for pulp and by purchasing wastepaper through a national broker.

Appleton uses many specialty raw materials which are designed and manufactured to work best with its products and manufacturing processes. Appleton makes purchasing decisions based upon quality, service, value and long-term strategic importance. There are long-term agreements with key suppliers designed to ensure stable and consistent supply, to promote joint development and engineering of new raw materials and products, to enhance total value to customers and to protect mutual strategic interests.

Employees

As of April 24, 2012, Appleton employed 1,845 persons, of whom 1,181 were covered by union contracts. Manufacturing employees at Appleton’s major manufacturing facilities in Appleton, Roaring Spring and West Carrollton are represented by the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, or USW. Represented employees at the Appleton facility ratified a three-year labor agreement in December 2011. The labor contract at the Roaring Spring facility expired in November 2011 and the labor agreement at the West Carrollton facility expired in April 2012. Negotiations are currently underway to ratify a new labor agreement at both facilities.

USW also represents employees at the Appleton, Camp Hill and Kansas City distribution centers. Employees at the Peterborough, Ontario, Canada facility are represented by Independent Paperworkers of Canada. Employees at the Portage, Wisconsin plant and other distribution centers in Georgia, Ohio and California are not represented.

Appleton has enjoyed good labor-management relations over an extended period of time. There have been no work stoppages over the last 30 years. This long-term relationship has been critical in developing efficient manufacturing sites and a workforce that is highly committed to Appleton’s success.

Intellectual Property

As part of the acquisition of the business from NCR in 1978, Appleton obtained a 100-year license to use forms of the NCR PAPER* trademark in branding for carbonless products. Appleton also licenses technology from other companies covering non-critical articles of manufacture, manufacturing processes or materials used in such processes. Appleton does not believe that any single patent or patent application is material to Appleton’s business or operations. Appleton believes that the patent duration is consistent with its business needs.

Environmental

General

Appleton’s operations are subject to comprehensive and frequently changing federal, state and local environmental laws and regulations. These include laws and regulations governing emissions of air pollutants, discharges of wastewater and storm water, storage, treatment and disposal of materials and waste, remediation of soil, surface water and groundwater contamination and liability for damages to natural resources. In addition, Appleton is also governed by laws and regulations relating to workplace safety and worker health which, among other things, regulate employee exposure to hazardous chemicals in the workplace.

Compliance with environmental laws and regulations is an important facet of the business. Appleton expects to incur capital expenditures of approximately $1.6 million in 2012 and a total of approximately $7.8 million from 2013 through 2017 to maintain compliance with applicable federal, state, local and foreign environmental laws and regulations and to meet new regulatory requirements. Appleton expects to continue to incur expenditures after 2017 to maintain compliance with applicable federal, state, local and foreign environmental laws and regulations and to meet new regulatory requirements.

Appleton is subject to strict and, under some circumstances, joint and several liability for the investigation and remediation of environmental contamination, including contamination caused by other parties, at properties that it owns or operates and at properties where Appleton or its predecessors have arranged for the disposal of regulated materials. As a result, Appleton is involved from time to time in administrative and judicial proceedings and inquiries relating to environmental matters. Appleton could be involved in additional proceedings in the future and the total amount of these future costs and other environmental liabilities may be material. Appleton has been named a potentially responsible party, or PRP, at one site for which its liability may be significant, the Lower Fox River site, which is described below.

Other than the polychlorinated biphenyls, or PCBs, contamination in the area of the wastewater impoundments at the West Carrollton Mill, and the Fox River matter, both of which are disclosed below, there are no known material liabilities with respect to environmental compliance issues.

West Carrollton Mill

The West Carrollton, Ohio mill operates pursuant to various state and federal permits for discharges and emissions to air and water. As a result of the de-inking of carbonless paper containing PCBs through the early 1970s, there have been releases of PCBs and volatile organic compounds into the soil in the area of the wastewater impoundments at the West Carrollton facility and, in 2001, low levels of PCBs were detected in the groundwater immediately under this area. In addition, PCB contamination was discovered in sediment in the adjacent Great Miami River, but it is believed that this contamination is from a source other than the West Carrollton mill.

The Ohio Environmental Protection Agency, or the Ohio EPA, is presently conducting a biological and water quality survey of the Lower Great Miami River Basin. The study is expected to conclude in 2013. The West Carrollton mill’s waste water discharges into the Great Miami River are included in the study’s scope. The Ohio EPA’s 2012 fish consumption advisory discourages the public from consuming certain types of fish due to PCB, lead and mercury contamination concerns.

Based on the limited 2001 investigation and delineation of PCB contamination in soil and groundwater in the area of the wastewater impoundments, Appleton believes that it may be necessary to undertake remedial action in the future, although Appleton is currently under no obligation to do so. Appleton has not had any discussions or communications with any federal, state or local agencies or authorities regarding remedial action to address PCB contamination at the West Carrollton mill. The cost for remedial action, which could include installation of a cap, long-term pumping, treating and/or monitoring of groundwater and removal of sediment in the Great Miami River, was estimated in 2001 to range up to approximately $10.5 million, with approximately $3 million in short-term capital costs and the remainder to be incurred over a period of 30 years. However, costs could exceed this amount if additional contamination is discovered, if additional remedial action is necessary or if the remedial action costs are more than expected.

Given the uncertainty surrounding the ultimate course of action for the West Carrollton mill property, the Great Miami River remediation and Appleton’s share of these remediation costs, if any, and since Appleton is currently under no obligation to undertake remedial action in the future, no provision has been recorded in its financial statements for estimated remediation costs. In conjunction with the acquisition of PDC by the ESOP in 2001, and as limited by the terms of the purchase agreement, AWA agreed to indemnify PDC for 50% of all environmental liabilities at the West Carrollton mill for the first $5.0 million in costs and damages and 100% of any costs and damages thereafter. The aggregate indemnity cap under the 2001 purchase agreement is $93 million. AWA does not maintain insurance to fund this indemnity. AWA’s ability to meet its indemnity obligations for the West Carrollton mill is uncertain. In addition, the former owners and operators of the West Carrollton mill may be liable for all or part of the cost of remediation of the historic PCB contamination.

Lower Fox River

Introduction. Various federal and state government agencies and Native American tribes have asserted claims against Appleton and others with respect to historic discharges of PCBs into the Lower Fox River in Wisconsin. Carbonless paper containing PCBs was manufactured at what is currently the Appleton plant from 1954 until 1971. During this period, wastewater containing PCBs was discharged into the Lower Fox River from a publicly-owned treatment works, from the Appleton Coated paper mill and from other local industrial facilities. Wastewater from the Appleton plant was processed through the publicly-owned treatment works. As a result, there are allegedly eleven million cubic yards of PCB-contaminated sediment spread over 39 miles of the Lower Fox River and Green Bay, which is part of Lake Michigan.

On July 28, 1998, the United States Environmental Protection Agency, or the EPA, placed the Lower Fox River on the National Priorities List of Contaminated Sites pursuant to the federal Comprehensive Environmental Response, Compensation, and Liability Act, or CERCLA. The EPA identified seven potential PRPs for PCB contamination in the Lower Fox River, including NCR, Appleton, Georgia-Pacific, P.H. Glatfelter Company, WTMI Co., which is owned by Chesapeake Corporation, Riverside Paper Corporation, which is now CBC Coating, Inc., and U.S. Paper Mills Corp., which is now owned by Sonoco Products Company.

Remedial Action. The EPA and the Wisconsin Department of Natural Resources, or the DNR, issued two Records of Decision in 2003, estimating the total costs for the Lower Fox River remedial action at approximately $400 million. Other estimates obtained by the PRPs range from a low of $450 million to as much as $1.6 billion. More recent estimates place the cost to remediate operable units 2-5 between $594 million and $900 million.

The EPA issued an administrative order in November 2007, directing the PRPs to implement the remedial action of the Lower Fox River pursuant to which certain of the PRPs commenced remediation in 2008. The EPA, the DNR, and the various PRPs, including NCR, continue to contest the scope, extent and costs of the remediation as well as the appropriate bases for determining the individual parties’ relative share of the remediation cost.

Litigation. As part of the funding effort, NCR and Appleton filed a lawsuit in January 2008 in federal court against various defendants, including other PRPs and certain municipalities, to require contribution to the cost of cleaning up PCB-contaminated sediment in the Fox River. In December 2009, the court granted the defendants’ motion for summary judgment dismissing the claim. In February 2011, the same court granted the defendants’ motion for summary judgment determining NCR and Appleton are responsible for costs associated with the remedial action and natural resource damages, or NRDs, on the Lower Fox River to the extent these costs were not reimbursed by insurance. On September 30, 2011, the court clarified its February 2011 ruling indicating the defendants could recover costs incurred for NRD claims. NCR and Appleton intend to appeal these decisions.

In October 2010, the United States of America and the State of Wisconsin filed a lawsuit on behalf of the EPA and the DNR, respectively, against ten companies (including the seven PRPs identified in 1997) and two municipalities seeking recovery of unreimbursed response costs and natural resources damages as well as a declaratory judgment that the defendants are liable for future response costs related to the Lower Fox River case. At the same time, the United States and the State of Wisconsin lodged a consent decree with one of the larger PRPs, Georgia-Pacific, or GP. Under the consent decree, and in exchange for a covenant not to sue and statutory contribution protection for portions of the Lower Fox River, GP would stipulate liability for performance of the required cleanup of a designated portion of the Lower Fox River, waive any objections to the cleanup remedy selected by EPA and DNR and pay $7 million toward the government’s unreimbursed past costs and expected future costs. The court approved the consent decree in April 2011, therefore making GP immune from future contribution actions from other PRPs, including NCR.

In June 2011, the EPA and DNR filed a motion for preliminary injunction seeking to expand the scope of work on the Lower Fox River for 2011. The court denied the motion for Preliminary Injunction on July 5, 2011 and indicated in the decision that it was unlikely that the United States could show that Appleton is liable as a PRP under CERCLA. Appleton filed a motion for summary judgment on July 28, 2011 requesting the court determine that Appleton is not liable as a PRP under CERCLA and that all claims against Appleton in the Lower Fox River case be dismissed with prejudice. The court denied the motion for summary judgment on December 19, 2011, and Appleton filed a motion for reconsideration on January 10, 2012.

On April 10, 2012, the United States District Court for the Eastern District of Wisconsin granted Appleton’s motion and dismissed all claims against Appleton in the enforcement action, U.S. v. NCR Corporation et al., Case. No. 10-C-910. The decision establishes that Appleton is no longer a PRP, no longer liable under CERCLA, no longer considered a legal successor to NCR’s liabilities, and no longer required to comply with the 106 Order commanding remediation of the Lower Fox River. The ruling does not affect Appleton’s rights or obligations to share defense and liability costs with NCR in accordance with the terms of the Cost Sharing Agreements. Appleton and BAT have joint and several liability under the Cost Sharing Agreements. Indeed, on April 27, 2012, the U.S. District Court for the Eastern District of Wisconsin issued a preliminary injunction requiring NCR immediately to resume remediation of the Lower Fox River and to dredge at least 660,000 cubic yards of contaminated sediment from the River. Remediation of this area is estimated at $75.0 million. Additionally, the Court found the harm to the Lower Fox River is “indivisible,” thus leaving the door open for the EPA to demand that NCR alone complete the remediation. Although NCR can seek contribution from other PRPs, future and ongoing costs to remediate the Lower Fox River could be material to Appleton’s financial position. The current carrying amount of Appleton’s liability under the Cost Sharing Agreements is $46.4 million which represents Appleton’s best estimate of amounts to be paid during the next twelve months.

Natural Resource Damages. In 2000, the U.S. Fish & Wildlife Service, or FWS, released a proposed plan for restoring natural resources injured by PCBs. The plan estimates NRDs will fall in the range of $176 million to

$333 million for all PRPs. However, based on settlements of NRD claims to date, which have been substantially less than original estimates, Appleton anticipates the actual costs of NRD claims will be less than the original estimates provided by FWS.

Interim Restoration and Remediation Consent Decree. NCR and Appleton collectively paid $41.5 million for interim restoration and remediation efforts pursuant to a 2001 consent decree with various governmental agencies. In addition, NCR and Appleton collectively paid approximately $750,000 toward interim restoration efforts and the preparation of a progress report pursuant to a 2006 consent decree with such governmental agencies. NCR and Appleton also paid $2.8 million in 2007 to fund a land acquisition in partial settlement of NRD claims. Neither of the consent decrees nor the land acquisition constitutes a final settlement or provides protection against future claims; however, NCR and Appleton will receive full credit against remediation costs and NRD claims for all monies expended.

Appleton’s Liability. CERCLA imposes strict and joint and several liability, without regard to fault or legality of the original conduct, on classes of persons considered to be responsible for the release of a “hazardous substance” into the environment. These persons include the current owner or operator of the site where the release occurred, prior owners or operators that owned or operated the site at the time of the release or disposal of hazardous substances and anyone who disposed or arranged for the disposal of a hazardous substance released at the site. Under CERCLA and comparable state statutes, such persons deemed “responsible parties” may be subject to joint and several and strict liability for removing or remediating previously disposed wastes (including wastes disposed of or released by prior owners or operators) or property contamination (including groundwater contamination), for damages to natural resources and for the costs of certain health studies. In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. Under CERCLA, any PRP may be held liable for the entire cleanup of a site, the final allocation of liability among PRPs generally is determined by negotiation, litigation or other dispute resolution processes.

Appleton purchased the Appleton plant and the Combined Locks paper mill from NCR in 1978, long after the use of PCBs in the manufacturing process was discontinued. Notwithstanding the April 10, 2012 ruling discussed above, Appleton is obligated to share defense and liability costs with NCR as determined by a 2006 arbitration.

The 2000 FWS study offered a preliminary conclusion that discharges from the former NCR properties were responsible for 36% to 52% of the total PCBs discharged. NCR and Appleton have obtained independent historical and technical analyses which suggest the percentage of PCBs discharged from the former NCR properties is less than 20% of the total PCBs discharged, and more recent analyses suggest the percentage is only 8% to 10%. These estimates have not been finalized and are not binding on the PRPs.

A portion of NCR’s and Appleton’s potential liability for the Lower Fox River may be joint and several. In the future, if one or more of the other PRPs were to become insolvent or unable to pay its respective share(s) of the potential liability, NCR and Appleton could be responsible for a portion of its share(s). Based on legal analyses and ongoing reviews of publicly available financial information, Appleton believes that other PRPs (with the exception of GP, which is immune from contribution) will be required, and have adequate financial resources, to pay their shares of the remediation and NRD claims for the Lower Fox River.

Appleton’s liability could also be affected by the outcome of a trial that commenced in February 2012. At issue is whether NCR can be held responsible for remediation costs in operable unit 1 of the Lower Fox River under the theory of arranger liability. While Appleton is not named in this litigation, if NCR is unsuccessful, Appleton may be required to share in the liability under the 2006 arbitration.

Finally, Appleton believes the Lower Fox River remediation will cease upon completion of operable unit 5 (Green Bay). The EPA could, however, decide to investigate Lake Michigan for possible PCB contamination stemming from the Lower Fox River and deem it necessary to continue remediation beyond the current boundaries of operable unit 5. If the remediation is continued into Lake Michigan, Appleton will be required to share in a significant portion of these additional costs with NCR and the impact on Appleton’s financial condition could be material.

Estimates of Liability. Appleton cannot precisely estimate its ultimate share of liability due to uncertainties regarding the scope and cost of implementing the final remediation plan, the scope of restoration and final valuation of NRD assessments, the evolving nature of remediation and restoration technologies and governmental policies, whether the remediation will extend into Lake Michigan, and NCR’s and Appleton’s share of liability relative to other PRPs. Although Appleton believes that it has already paid more than its estimated share of the liability based on the assumptions below, Appleton anticipates it will fund a portion of the cleanup costs and other spending for 2012. Accordingly, at December 31, 2011, the reserve for Appleton’s liability for the Lower Fox River was $46.0 million. Interim legal determinations may periodically obligate Appleton to fund portions of the cleanup costs to extents greater than Appleton’s ultimate share as finally determined, and in such instances, Appleton may reserve additional amounts (including appropriate reimbursement under its indemnification agreements as discussed below).

The following assumptions were used in evaluating Appleton’s Lower Fox River liability:

•	Estimated remaining remediation and administration costs of approximately $400 million for operable units 2 – 5, based on the most recent work plans;

•	Technical analyses contending that discharges from the Appleton plant and the Combined Locks mill represent 8% to 10% of the total PCBs discharged by the PRPs;

•	Appleton’s responsibility for over half of the claims asserted against NCR and Appleton, based on Appleton’s interim settlement agreement with NCR and the arbitration determination; and

•	legal fees and other expenses.

Although Appleton believes its recorded environmental liability reflects its best estimate of liabilities associated with the Lower Fox River for 2012, the government is contesting the planned level of 2012 remediation activities.

AWA Indemnification. Pursuant to two indemnification agreements entered in 2001, AWA agreed to indemnify PDC and PDC agreed to indemnify Appleton for costs, expenses and liabilities related to certain governmental and third-party environmental claims, or the Fox River Liabilities.

Under the indemnification agreements, Appleton is indemnified for the first $75 million of Fox River Liabilities and for amounts in excess of $100 million. During 2008, Appleton paid $25 million to satisfy its portion of the Fox River Liabilities not covered by the indemnification agreement with AWA. As of December 31, 2011, AWA has paid $260.3 million in connection with Fox River Liabilities. At December 31, 2011, PDC’s total indemnification receivable from AWA was $46.0 million, all of which is recorded in other current assets. At December 31, 2011, the total Appleton indemnification receivable from PDC was $46.0 million, all of which is recorded in other current assets.

In connection with the indemnification agreements, AWA purchased and fully paid for indemnity claim insurance from Commerce & Industry Insurance Company, an affiliate of American International Group, Inc. The insurance policy provided up to $250 million of coverage for the Fox River Liabilities, subject to certain limitations defined in the policy. The insurance policy was held by Arjo Wiggins Appleton Bermuda Ltd, or AWAB, a special purpose entity in which the Company is a minority shareholder. An AWA affiliate is the only other shareholder in this entity. The Company determined that this entity is not a Variable Interest Entity and there is no requirement to include this entity in its consolidated financial results. As of December 31, 2011, there was no remaining coverage on the policy.

In March 2008, Appleton received favorable jury verdicts in a state court declaratory judgment relating to insurance coverage of its environmental claims involving the Lower Fox River. A final judgment and order was entered in January 2009. The insurers appealed the final judgment. In June 2010, the Wisconsin Court of Appeals upheld the final judgment. Settlements have been negotiated between the insurers and Appleton. Under the terms of the indemnification agreement, recoveries from insurance are reimbursed to AWA to the extent of its indemnification obligation. During 2010, Appleton recorded an $8.9 million receivable, representing settlements to be received in excess of amounts reimbursable to AWA, in the Company’s Consolidated Balance Sheet as of January 1, 2011. During 2011, Appleton received $6.2 million of these funds. The remaining receivable is included in other current assets of the Consolidated Balance Sheet as of December 31, 2011. An $8.9 million environmental expense insurance recovery was also recorded as a separate line item within operating income on the Consolidated Statement of Operations for the year ended January 1, 2011.

The indemnification agreements negotiated with AWA are designed to ensure that Appleton will not be required to fund any of the indemnified costs and expenses in relation to the Fox River Liabilities. This arrangement is working as designed and is expected to continue to protect Appleton with respect to the indemnified costs and expenses, based on Appleton’s review of the financial condition of AWA and estimates of Appleton’s ultimate liability. As earlier noted, Appleton’s ultimate liability could prove to be significantly larger than the recorded environmental liability and potentially could exceed the financial capability of AWA. To date, AWA has funded its indemnity obligations through a $250 million indemnity insurance policy, which has now been exhausted. In the event Appleton is unable to secure payment from AWA or its former parent companies, Appleton may be liable for amounts related to the Lower Fox River and these amounts may be material to Appleton.

APPLETON EXECUTIVE OFFICERS, DIRECTORS,

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Set forth below are the names, ages and positions of each of the executive officers and directors of Appleton as of June 26, 2012:

Executive Officers and Directors

Name	Age	Position
Mark R. Richards	52	Chairman, President, Chief Executive Officer and Director
Stephen P. Carter	60	Director
Terry M. Murphy	63	Director
Andrew F. Reardon	66	Director
Mark A. Suwyn	69	Director
Kathi P. Seifert	62	Director
George W. Wurtz	55	Director
Kerry S. Arent	51	Vice President Human Resources
Thomas J. Ferree	55	Senior Vice President Finance, Chief Financial Officer and Treasurer
Jeffrey J. Fletcher	59	Vice President, Controller and Assistant Treasurer
Kent E. Willetts	54	Senior Vice President

Mark R. Richards has been Chief Executive Officer and President of Appleton since April 2005 and a Director and Chairman of Appleton since June 2005. Mr. Richards has also served as a director for Neenah Foundry Company since August 2010. Prior to joining Appleton, Mr. Richards served as President of the Engineered Support Structures division of Valmont Industries, Inc. since 1999. Mr. Richards is a graduate of Northwestern University’s Kellogg Graduate School of Management where he earned a master’s degree in business administration with concentrations in marketing and finance in 1989. He earned a bachelor’s degree in packaging from Michigan State University in 1983. Mr. Richards’ extensive business and management experience as division President of a global producer of engineered products and services, as well as his leadership experience in this position and as a director of a large North American supplier of municipal castings, and his graduate degree in business, led to the conclusion that he should serve as a director of Appleton.

Stephen P. Carter joined Appleton as a Director in July 2004. Mr. Carter is currently a principal in Ingenium Aerospace LLC, a consultant and a director of Blackhawk Bancorp., Inc., a publicly held bank holding company and a director of Hollister, Incorporated, a privately held medical device company. Mr. Carter has been a principal in Ingenium Aerospace LLC since March 2010, a director of Blackhawk Bancorp, Inc. since 2003, and a director of Hollister, Incorporated since 2009. Mr. Carter retired as the Executive Vice President, Chief Financial Officer and Treasurer for Woodward, Inc. in August 2005, a position he held since January 2003. Mr. Carter graduated with a bachelor’s degree from Brigham Young University in 1973 and is a CPA in Illinois. Mr. Carter’s financial background as a certified public accountant, a consultant and director of a bank holding company and as the former Executive Vice President, Chief Financial Officer and Treasurer for a large industrial company, as well as his leadership experience in these positions and as a director of a medical device company, led to the conclusion that he should serve as a director of Appleton.

Terry M. Murphy joined Appleton as a Director in June 2007. Mr. Murphy is currently a director of Hagerty, LLC, a specialty insurance company, and has held this position since July 2010. Mr. Murphy is a member of the Board of Trustees of Carroll University located in Waukesha, Wisconsin, and has held this position since May 2007. Mr. Murphy was Executive Vice President and Chief Financial Officer of A.O. Smith from the time he joined the company in 2006 until his retirement on May 1, 2011. From 1999 to 2005, Mr. Murphy held various executive management positions at Quanex Corporation and in his last position at Quanex Corporation served as its Senior Vice President and Chief Financial Officer. Mr. Murphy earned a bachelor’s degree from the University of Wisconsin-LaCrosse in 1970 and a master’s degree in business administration from Marquette University in 1974. He also earned a Juris Doctor degree from Seton Hall University School of Law in 1980 and is a certified public accountant. Mr. Murphy’s financial background as a certified public accountant, former Senior Vice President and Chief Financial Officer for a large building products manufacturing company, and former Executive Vice President and Chief Financial Officer for a large diversified manufacturing company, as well as his leadership experience as an executive and director, and his graduate degree in business and degree in law, led to the conclusion that he should serve as a director of Appleton.

Andrew F. Reardon joined Appleton as a Director in June 2007. Mr. Reardon retired in November 2008 as the Chairman and Chief Executive Officer of TTX Company, positions he held since June 1, 2008. Prior to June 1, 2008, he was the President and Chief Executive Officer of TTX Company, positions he held since 2001. He is a principal in the law firm of Reardon & Chasar, L.P.A., located in Cincinnati, Ohio, engaged in business and transportation law and representation before legislative bodies. He joined TTX in 1992 as Vice President of Human Resources and Labor Relations. He later served as Vice President of Law and Human Resources and was named President of the company in 2000. TTX is a large supplier of leased railcars in North America. Mr. Reardon earned a bachelor’s degree from the University of Notre Dame (English) in 1967 and a Juris Doctor degree from the University of Cincinnati in 1974. He also earned a L.L.M. degree in taxation from Washington University Law School in 1975. Mr. Reardon’s business and legal experience as a principal in a law firm, consultant and former Chairman and Chief Executive Officer and Vice President of Law and Human Resources for a major North American railcar supply company, as well as his leadership experience in these positions and his graduate degree in law, led to the conclusion that he should serve as a director of Appleton.

Kathi P. Seifert joined Appleton as a Director in July 2004. Ms. Seifert retired as Executive Vice President and Group President of Global Personal Care Products for Kimberly-Clark Corporation in June 2004, a position she held since 1999. Ms. Seifert is also currently a director of Eli Lilly and Company, Revlon Consumer Products Corporation, Supervalu, Inc. and Lexmark, Inc. She has served as a director of Eli Lilly and Company since 1995 and as a director of Revlon Consumer Products Corporation, Supervalu, Inc. and Lexmark, Inc. since 2006. Ms. Seifert served as a director of Albertson’s, Inc. in 2005. Ms. Seifert also serves on the Board of Directors for the U.S. Fund for UNICEF, the Fox Cities Performing Arts Center, and New North. Ms. Seifert graduated with a bachelor’s degree from Valparaiso University in 1971. Ms. Seifert’s business experience as the former Executive Vice President and division Group President of a global manufacturer of family and personal care products, and as a director of a global pharmaceutical company, cosmetics and personal care products company, grocery retailing company, and printing and imaging products manufacturing company, as well as her leadership experience in these positions, led to the conclusion that she should serve as a director of Appleton.

Mark A. Suwyn joined Appleton as a Director in July 2011. Mr. Suwyn is currently the President of Marsuw, LLC, a private investment and consulting company, and has held this position since March 2000. Mr. Suwyn retired as Chairman of NewPage Corporation, a large coated paper producer in North America, in June 2010. He had previously served as Chairman and Chief Executive Officer of NewPage Corporation since May 2005. Mr. Suwyn is also currently a director of Ballard Power Systems, Inc, and Contech Construction Products Inc. He has served as a director of Ballard Power Systems, Inc. since 2003 and as a director of Contech Construction Products Inc. since 2011. Mr. Suwyn also served as Chairman and Chief Executive Officer of Louisiana-Pacific Corporation from January 1996 until November 2004. Prior to that, Mr. Suwyn held executive management positions with International Paper Company and spent 25 years with E.I. Du Pont where he directed marketing, acquisition and joint venture efforts. Mr. Suwyn earned a doctorate degree (Inorganic Chemistry) from Washington State University and bachelor’s degree (Chemistry) from Hope College, Holland, Michigan. Mr. Suwyn’s extensive business experience in the paper industry, experience as former Chairman and Chief Executive Officer for both a large coated paper producer and a leading manufacturer of building materials, as well as his leadership experience as an executive and director and his doctorate degree in chemistry, led to the conclusion that he should serve as a director of Appleton.

George W. Wurtz joined Appleton as a Director in July 2011. From November 2006 until November 2011, Mr. Wurtz served as President and Chief Executive Officer of New WinCup Holdings, Stone Mountain, Georgia, a privately-held manufacturer and distributor of single-use cups, food service containers, lids and straws. Mr. Wurtz is currently a director of the State University of New York at Oswego, or SUNY Oswego, Engineering Advisory Board and Mohawk Fine Papers, Inc. He has served as a director of the SUNY Oswego Engineering Advisory Board since 2009 and as a director of Mohawk Fine Papers, Inc. since January 2012. Mr. Wurtz retired as Executive Vice President of Georgia-Pacific Corporation in February 2006 after serving in several executive management positions including President of Paper, Bleached Board and Kraft Operations. Prior to joining Georgia-Pacific Corporation in October 2000, Mr. Wurtz was employed by James River Corporation/Fort James Corporation for 14 years and held executive management positions in operations, logistics, procurement and manufacturing planning. Mr. Wurtz received his bachelor’s degree (Industrial Arts and Technology) from SUNY Oswego in 1978. Mr. Wurtz’s extensive business experience in the paper industry, experience as former President and Chief Executive Officer of a food-service products manufacturer and distributor, as well as his leadership experience as an executive and director of several paper companies, led to the conclusion that he should serve as a director of Appleton.

Kerry S. Arent has been Vice President Human Resources since July 2009. Ms. Arent previously served as Executive Director Human Resources of Appleton from February 2008 to 2009 and as Human Resources Director of Appleton since 1997. Ms. Arent joined the Company in 1982 and served in a number of human resources roles from 1982 to 1997. Ms. Arent received her bachelor’s degree (Business Administration, Human Resources) from the University of Wisconsin-Oshkosh in 1982. Ms. Arent holds a Senior Professional Human Resources certification since 2005.

Thomas J. Ferree has been the Senior Vice President Finance and Chief Financial Officer since February 2010. Mr. Ferree was the Vice President Finance and Chief Financial Officer of Appleton October 2006 through January 2010 and Treasurer of Appleton. Prior to joining the Company, Mr. Ferree served as Senior Vice President of Finance and Chief Financial Officer of Wells’ Dairy, Inc. since 2003. Mr. Ferree received his bachelor’s degree (Business Administration, Accounting) from the University of Iowa in 1979 and he received his master’s degree in finance from the University of Iowa in 1980.

Jeffrey J. Fletcher has been Vice President and Controller since December 2010, and Assistant Treasurer of Appleton since January 2010; prior to December, 2010 Mr. Fletcher was Vice President Financial Operations from March 2010, and prior to March 2010, Mr. Fletcher was Principal Accounting Officer and Controller of Appleton since March 2007. Prior to joining the Company in February 2007, Mr. Fletcher was Corporate Controller for Wells’ Dairy, Inc. since 2005. From 2003 to 2005, Mr. Fletcher worked for IP Innovations, Inc. as President and Chief Financial Officer. Mr. Fletcher earned a bachelor’s degree in accounting from the University of Iowa in 1978 and a master’s degree in business administration from Northwestern University’s Kellogg Graduate School of Management in 1992.

Kent E. Willetts has been Senior Vice President since January 2012. Prior to that, Mr. Willetts was Appleton’s Vice President of Strategic Development from February 2010 through December 2011. Mr. Willetts was Appleton’s Vice President of Marketing and Strategy effective November 2005 when he joined Appleton, through January 2010. Prior to joining Appleton, he worked for Kimberly-Clark Corporation for 18 years. He held executive marketing positions that included responsibility for new product development and introduction including Vice President of Global Brand Equity, Family Care; Vice President of Global Brand Equity and New Business, Family Care; Director, Brand Positioning and Advertising for Family Care; and Marketing Director for Kleenex. Mr. Willetts is a graduate of Northwestern University’s Kellogg Graduate School of Management where he earned a master’s degree in business administration in 1987. He earned a bachelor’s degree in business administration from the University of Wisconsin-Parkside in 1982.

The Board of Directors and Committees of Appleton

The board of directors of Appleton currently consists of seven members. All directors other than Mr. Richards are non-employee directors.

Audit Committee

The board of directors of Appleton currently has an audit committee responsible for, among other things, providing assistance to the board of directors in fulfilling its responsibility to the ESOP participants relating to financial accounting and reporting practices and the quality and integrity of Appleton financial reports. Effective March 23, 2012, the members of the committee include: Mr. Carter, Mr. Murphy and Mr. Wurtz. Mr. Murphy serves as the audit committee chair. The board of directors of Appleton have determined that Mr. Murphy is an “audit committee financial expert” as defined under the applicable rules of the SEC. Mr. Murphy is an “independent director” as that term is defined under the listing standards of the Nasdaq Stock Market, Inc. The charter for the Audit Committee can be found on the Company’s website at www.appletonideas.com (investor information section).

Compensation Committee

The board of directors of Appleton currently has a compensation committee responsible for authorizing the compensation of the chief executive officer subject to ratification by the board of directors, approving the compensation of the named executive officers based on the recommendations of the chief executive officer and reviewing the compensation of the other executive officers. The compensation committee also has authority for administration of the Long-Term Incentive Plan and the Long-Term Restricted Stock Unit Plan. The members of the committee include: Mr. Reardon, Ms. Seifert and Mr. Suwyn. Ms. Seifert serves as the compensation committee chair. See “—Executive Compensation—Compensation Discussion and Analysis” below. The charter for the Compensation Committee is available at www.appletonideas.com (investor information section).

Corporate Governance Committee

The board of directors of Appleton has a corporate governance committee for the purpose of developing, recommending and evaluating best corporate governance practices applicable to the Company, including those related to director compensation, nomination of directors, election of members to board committees and board education and practices. The members of the committee include: Mr. Reardon, Mr. Richards, Ms. Seifert and Mr. Suwyn. Mr. Reardon serves as the corporate governance committee chair. The charter for the Corporate Governance Committee can be found on the Company’s website at www.appletonideas.com (investor information section).

Code of Ethics

Appleton has adopted a Code of Business Conduct and Ethics that applies to the directors, officers and employees of Appleton, including the principal executive officer, principal financial officer and controller of Appleton. This Code of Business Conduct and Ethics is posted on Appleton’s Internet web site at www.appletonideas.com (investor information section). Appleton intends to timely disclose, on the website, any amendments to, or waivers from, certain provisions of the Code of Business Conduct and Ethics that apply to the principal executive officer, principal financial officer and controller of Appleton.

Conflicts of Interest

The board of directors of Appleton recognizes that Related Person Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that Appleton decisions are based on considerations other than the best interests of Appleton and its shareholders. The corporate governance committee and the audit committee have the authority to review and approve Related Person Transactions. Appleton has adopted written procedures for the review of Related Person Transactions, which provide for review of all the relevant facts and circumstances for all Related Person Transactions that require approval. In determining whether to approve or disapprove a Related Person Transaction, the corporate governance committee and the audit committee will take into account, among other factors deemed appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

A “Related Person Transaction” is any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; (b) the company is or was a participant; and (c) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director or trustee (or any similar position) or a less than 10 percent beneficial owner of another entity). A “Related Person” is any (a) person who is an executive officer, director or nominee for election as a director of the company; (b) person who owns greater than 5 percent beneficial ownership of the company’s outstanding common stock; or (c) Immediate Family Member of any of the foregoing. An “Immediate Family Member” includes spouse, parent, grandparents, children, grandchildren, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and any person (other than a tenant or employee) sharing the household of a person.

Appleton has also adopted other best practices including the following:

•	The board of directors of Appleton regularly approves Appleton’s chief executive officer succession plan.

•	The independent directors meet regularly without the chief executive officer present.

Enterprise Risk Management

Appleton maintains an Enterprise Risk Management, or ERM, function. The purpose of ERM is to maximize Appleton’s ability to achieve its business objectives. The ERM function creates a comprehensive approach to anticipate, identify, prioritize and manage material risks to Appleton’s business objectives. The boards and its committees receive regular reports from the ERM Committee regarding the ERM Committee’s activities, findings, conclusions and recommendations. The charter for the ERM function can be found at Appleton’s website at www.appletonideas.com (investor information section).

Compensation Discussion and Analysis Prior to the Transaction

Goals and Policies. The Executive Compensation Goals and Policies, adopted by the compensation committee of the board of directors of Appleton, establish the objectives of Appleton’s compensation program as follows:

•	enable Appleton to attract, motivate and retain highly qualified people;

•	provide compensation opportunities that are competitive for similar positions within similar companies when company performance meets pre-established goals;

•	include a performance-based variable pay component that supports Appleton’s strategic business goals; and

•	act in the best interests of Appleton’s beneficial owners, the participants in the ESOP.

Compensation Elements. Appleton’s executive compensation includes base salary, annual performance-based incentive pay, long- term performance-based incentive pay and benefits, including general benefits available to all employees and specific executive benefits. The compensation committee believes these elements of executive compensation provide the proper incentives and rewards for increasing shareholder value. Base salary provides market competitive compensation for executive management and leadership at a level that will attract highly qualified professionals. Annual performance-based incentive pay, in amounts based on market competitive values within Appleton’s labor market for executive talent, provides an incentive for executives to achieve Appleton’s annual performance goals. Long-term performance-based incentive pay provides executives with direct rewards for multi-year business performance that contributes to shareholder value over several years. Employee benefits provide health, welfare and retirement income benefits that enable employees, including executives, to maintain good health and provide financial security for employees and families in order to remain focused on Appleton’s success. The mix of elements of compensation is based on the proportion of those elements of executive compensation paid in the market.

Performance-Based Compensation. When Appleton performance exceeds pre-established target goals for the year, performance-based pay elements (annual and long-term incentive) allow for compensation that exceeds the median market compensation. Conversely, when performance falls short of targeted goals, performance-based pay elements allow for compensation below median market compensation levels.

The compensation committee believes that this combination of cash and equity-based compensation supports the objectives of the executive compensation program described above. First, these vehicles allow Appleton to provide a competitive compensation package based on prevailing market practices. At the same time, a significant portion of target compensation is variable “at-risk” pay tied to both short-term performance and long-term performance. Variable pay for short-term performance is capped to protect the business from annual “windfall” results. The compensation committee believes these awards support Appleton’s pay-for-performance philosophy by linking pay amounts to the Company’s level of performance and the achievement of Appleton’s strategic goals. The compensation committee believes that Appleton’s executive compensation program is not structured to encourage management to take unreasonable or excessive risks relating to Appleton’s business. Instead, the compensation committee believes that the compensation programs encourage management to take a balanced approach that focuses on delivering annual results and contributing to shareholder value. The pay that is fixed and at risk varies by position. As shown in the table below, Appleton’s emphasis on pay-for-performance resulted in performance-based compensation representing a significant portion of the total target compensation of the named executive officers in fiscal year 2011. Executive compensation includes more pay at risk than that of other employees in the organization.

2011 Total Direct Compensation Mix at Target Company Performance

	Fixed (Salary)	Pay at Risk (Annual and Long-Term Incentives)(1)
Mark R. Richards Chairman, President, Chief Executive Officer and a Director of Appleton, and Chairman, President, Chief Executive Officer and a Director of PDC	26%	74%
Thomas J. Ferree Senior Vice President Finance, Chief Financial Officer and Treasurer of Appleton, and Chief Financial Officer and Treasurer of PDC	35%	65%
Kent E. Willetts Senior Vice President of Appleton	44%	56%
Kerry S. Arent Vice President, Human Resources of Appleton	42%	56%
Jeffrey J. Fletcher Vice President and Controller of Appleton, and Assistant Treasurer and Controller of PDC	58%	42%
Sarah T. Macdonald Former Vice President, Carbonless Segment of Appleton	38%	62%
James C. Tyrone Former Senior Vice President of Appleton	40%	60%

(1)	Calculated using annual incentive paid at target and 1 year of long-term incentive expected value based on Black-Scholes valuation methodology. The assumptions used for a January 2, 2011 valuation are: Expected life: 6.5 years (mid-point of 3 and 10 years vesting period); Dividend yield: 0% (plan does not pay dividends); Risk Free rate: 1.9% (based on Treasury Constant Maturities yield curve); Volatility 35% (based on peer group volatility for previous 6.5 years). The Long-Term Incentive Plan grant as of January 2, 2011 is valued at $5.70 per share with a $12.84 per share grant price.

Market Survey Process. The compensation committee determines competitive market pay by means of market surveys and analyses conducted every other year by nationally recognized, non-employee executive compensation consultants who report to the compensation committee. Appleton’s consultants use a broad-based survey of general industry companies with a median revenue of approximately $2 billion (243 participating companies), regressed to Appleton’s revenue size. The specific identity of these companies was not provided to the compensation committee. A second source of proxy data from forty (40) publicly traded companies, including paper and general manufacturers with revenues between $450 million and $7.8 billion (median is $2.3 billion), regressed to Appleton’s revenue size is also used. These companies, which were identified to the compensation committee, consisted of AEP Industries Inc; AptarGroup Inc.; Arctic Cat Inc.; Avery Dennison Corp; Ball Corp; Bemis Co Inc; Briggs&Stratton Corp.; Cenveo Inc.; Crane Co.; Crown Holdings Inc; Donaldson Co Inc.; Ecolab Inc.; H.B. Fuller Co.; Graco Inc.; Graphic Packaging Corp; Kennametal Inc.; Lennox International Inc.; MeadWestvaco Corp; Herman Miller Inc; Modine Manufacturing Co; Myers Industries Inc.; NACCO Industries Inc.; Owens-Illinois Inc.; Packaging Corp Of America; Pactiv Corp; Pentair Inc.; Polaris Industries Inc.; Rock-Tenn Co; Sealed Air Corp; Silgan Holdings Inc; Snap-On Inc; Sonoco Products Co; Teleflex Inc; Temple-Inland Inc.; Toro Co (The); Valmont Industries Inc; Valspar Corp (The); West Pharmaceutical Services Inc.; Winnebago Industries Inc.; and Worthington Industries Inc. This sample was chosen by the compensation consultants because it best represents Appleton’s labor market for executive talent, which is broader than the paper industry, and provides a reasonable sample size that allows Appleton to track changes in the labor market for executive talent. The two sources produced similar data.

Appleton’s vice president of human resources provides the consultant with descriptions of Appleton’s executives’ responsibilities but does not participate in the market surveys or analyses. The vice president of human resources also provides organizational and technical support to the compensation committee by coordinating the work of the compensation consultant and providing relevant information about company policies and practices. The chief executive officer provides a description of Appleton’s business but does not participate in the market surveys or analyses. In the years in which the consultant does not conduct a full market survey and analysis, a general rate of market increase is established for executive compensation and the rate of increase is applied to the market pay determined in the prior year’s analysis. A full market survey was conducted in November 2010 and results were used in 2011 compensation planning. Market analysis shows that Appleton is competitive with the market across all elements of compensation—base salary, target annual incentive and total compensation (sum of base salary, target annual incentive and target long-term incentive). Competitive is defined as above the 25th percentile and below the 75th percentile of the survey data. The total target compensation for each executive in 2011 is between 100% and 114% of the median (50th percentile) of the survey data, excluding Mr. Fletcher, whose position was not covered in the 2010 full market survey. Although the compensation committee considers executive compensation paid at companies included in the market survey, the Committee does not attempt to maintain a specified target percentile within the market to determine executive compensation.

In 2011, Towers Watson was paid $647 in fees for executive compensation consulting, and $326,880 in fees for all other retirement consulting, administrative fees and actuarial services for Appleton’s plans.

Compensation Decisions. The compensation committee reviews and approves individual executive salaries based on the market pay for the executive’s position and the executive’s general level of performance in the position. At times, prior salary may influence a decision on current salary. An executive fully performing the duties of a position will be paid market pay for that position. An executive not yet fully performing in a position may receive less than market pay. An executive new to the role will typically be paid at market within three years. An executive making contributions significantly in excess of those expected for the position may receive above market pay. The compensation committee uses quantitative and qualitative metrics and exercises some judgment in determining achievement of the overall company and division performance goals and assessing the named executive’s individual performance for the prior year. The compensation committee uses an evaluation of individual performance in determining increases to base salary and awarding annual performance-based incentive compensation and long-term compensation.

The compensation committee is responsible for authorizing the compensation of the chief executive officer, subject to ratification by the board of directors, approving the compensation of the named executive officers who report directly to the chief executive officer based on the recommendations of the chief executive officer, and reviewing the compensation plans applicable to the other executive officers. The chief executive officer is responsible for approving all other pay. The compensation committee considers market analysis and data from Towers Watson in authorizing and approving compensation arrangements for executive officers. Decisions to increase or decrease executive compensation materially, if any, are based on: (1) significant changes in individual performance; (2) significant changes in job duties and responsibilities; and/or (3) review of market pay levels to ensure compensation is competitive.

Annual Performance-Based Incentive Plan. In 2011, the Appleton Annual Incentive Plan’s annual performance-based incentive for all eligible employees outside of the Encapsys segment, including executives, is measured by Earnings Before Interest, Taxes, Depreciation and Amortization, or EBITDA, (80% weighting) and Cash Conversion Days (CCD) (20% weighting). Performance for employees in the Encapsys business segment is measured by Encapsys EBITDA (60% weighting), Company CCD (10% weighting), and New Customer growth (30% weighting). The Appleton Annual Incentive Plan, or the Annual Incentive Plan, allows for adjustments, as recommended by the chief financial officer and approved by the compensation committee, to the calculation of EBITDA. These adjustments are restricted to special circumstances such as restructuring, refinancing, acquisitions, divestitures or other items the committee determines should be adjusted and is then referred to as Adjusted EBITDA. Adjustments in 2011 were made for legal settlements, inventory reduction impact and expenses related to business restructurings. Incentive payouts will reflect performance levels relating to Adjusted EBITDA and CCD performance measures for Appleton or Division level. EBITDA is an indicator of Appleton’s profitability and financial performance and is calculated as follows: EBITDA equals Net Income (including incentive accrual expense) plus Interest, Taxes, Depreciation, Amortization and Gains and Losses from Foreign exchange.

CCD is a measure of Appleton’s effective cash management by monitoring days outstanding (DO). CCD is calculated as Accounts Receivable DO plus Inventory DO minus Accounts Payable DO. The cash conversion cycle measures the time between outlay of cash and the cash recovery. Cash conversion cycles are based on four primary factors: (1) the number of days it takes customers to pay what they owe; (2) the number of days it takes Appleton to make its product; (3) the number of days the product sits in inventory before it is sold; and (4) the length of time Appleton has to pay its vendors.

Performance below Adjusted EBITDA threshold will result in no annual performance-based incentive compensation. Targets were set at a level of improvement from the prior year performance as listed below.

2011 All Appleton and Technical Papers Performance Goals ($millions)

	All Appleton Adjusted EBITDA	Technical Papers Adjusted EBITDA	CCD
Outstanding	$121.5	$111.0	60 days
Target	$110.0	$101.0	63 days
Threshold	$87.5	$82.0	66 days

2011 Encapsys Performance Goals ($millions)

	Adjusted EBITDA	New Customer		CCD
Outstanding	$20.0	2	*	60 days
Target	$18.5	2	**	63 days
Threshold	$15.0	1	**	66 days

*	One customer with revenue in 2011 and one customer with commitment to revenue in 2012.
**	Number with commitment to revenue in 2012.

The annual performance-based incentive when performance results are at target is 85% of base salary for the chief executive officer, 55% of base salary for the chief financial officer, 50% of base salary for named executive officer vice presidents and 40% for Corporate Controller. For 2012, the compensation committee increased the annual performance-based incentive at target to 60% of base salary for the chief financial officer and 55% for the Senior Vice President.

In 2011, EBITDA for “All Appleton” calculated per the plan document resulted in a total EBITDA of $109.2 million. Adjustments recommended by the chief financial officer and approved by the compensation committee for legal settlements, inventory reduction impact and expenses related to business restructurings resulted in Adjusted EBITDA of $94.6 million (38.4% of Target payout—interpolated between Threshold and Target payout award levels). Actual CCD performance against target was 62.5 days (103.3% of Target payout—interpolated between Target and Outstanding payout award levels). The combined incentive payout results in 51.4% of Target.

In 2011, Adjusted EBITDA for the Technical Papers business segment calculated per the plan document resulted in a total Adjusted EBITDA of $88.0 million (38.4% of Target payout—interpolated between Threshold and Target payout award levels). Actual CCD performance against target is the same as All Appleton. The combined incentive payout results in 51.4% of Target.

In 2011, Adjusted EBITDA for the Encapsys business segment calculated per the plan document resulted in a total Adjusted EBITDA of $16.8 million (56.7% of Target payout—interpolated between Threshold and Target payout award levels). Actual CCD performance against target is the same as All Appleton. Actual performance against New Customer growth was slightly above threshold (32.5% of Target payout—interpolated between Threshold and Target payout award levels). The combined incentive payout results in 54.1% of Target.

For each executive other than the chief executive officer, the chief executive officer has discretion to increase or decrease the executive’s annual performance-based incentive bonus by 20% of the earned incentive without compensation committee approval based on the executive’s achievement of strategic business objectives established by the chief executive officer at the beginning of the fiscal year. These objectives may relate to business segment margin improvement, manufacturing operations performance, new business growth, or leadership competency. Some of these objectives may be measurable while others may require more judgment and discretion to evaluate. Mr. Ferree received a discretionary bonus amount in accordance with the terms of the Annual Incentive Plan of 15% of his earned incentive as a result of his individual performance with balance sheet management and extensive work on special projects during 2011. Mr. Willetts received a discretionary bonus amount in accordance with the terms of the Annual Incentive Plan of 15% of his earned incentive as a result of his individual performance on Encapsys strategic planning work and execution of a revised corporate mission during 2011. Ms. Arent received a discretionary bonus amount in accordance with the terms of the Annual Incentive Plan of 15% of her earned incentive as a result of her individual performance on leadership development and wellness initiatives during 2011. Mr. Fletcher received a discretionary bonus amount in accordance with the terms of the Annual Incentive Plan of 19% of his earned incentive as a result of his individual performance of cash management and significant tax recoveries.

Long-Term Compensation. Prior to 2010, Appleton had two forms of long-term compensation, the Appleton Papers Inc. Long-Term Incentive Plan, or the LTIP, and the Appleton Papers Inc. Long-Term Performance Cash Plan, or the Performance Cash Plan. In 2010, the compensation committee elected to discontinue awards under the LTIP and Performance Cash Plan and introduced a new long-term compensation plan, the Long-Term Restricted Stock Unit Plan, or the RSU. The compensation committee determined that it would be advisable in appropriate cases to consider the award of units under the RSU, which provide for future cash payments based on the value of PDC common stock, in lieu of or in combination with units under the LTIP, which produce value only if the PDC common stock price increases over the grant price. This determination reflected the desire to maintain a strong long-term equity component in executive compensation, to reduce the number of equity-based units required to provide such component and to adjust compensation practices appropriately in light of accounting standards requiring companies to recognize compensation cost related to share-based payment transactions. In 2010, the Committee determined to make all of its equity-based grants under the RSU. In 2011, the Committee determined to make all of its equity-based grants under the LTIP. The compensation committee has determined that equity-based grants in 2012 will be a combination of RSU and LTIP grants. All grants under the RSU and the LTIP are subject to vesting and forfeiture provisions, thereby creating incentives for executives and employees to remain with Appleton. The compensation committee believes that long-term incentive plans are necessary to encourage retention of executive talent and provide appropriate incentives to increase shareholder value. Individual grant levels for named executive officers are determined so that total targeted compensation, including base salary, target bonus and most recent grant of long term compensation awards, is competitive with the external market for total compensation.

Long-Term Incentive Plan. The purpose of the LTIP is to attract and retain key management employees who are in a position to make a significant contribution to the growth and profitability of Appleton by providing a reward for increase in stock performance to align with long- term shareholder interests. The LTIP provides for future cash payments based on increases in the value of PDC common stock, as determined by the semi-annual valuation provided by the ESOP trustee. The compensation committee of the board will establish the number of units granted each year in accordance with the compensation committee’s stated goals and policies. The units are valued, as of the date of the grant, at the most recent PDC stock price as determined by the semi-annual ESOP valuation. The cash payment upon the exercise of a unit is equal to the increase in the value of PDC common stock from the date of grant until the exercise date. Recipients are required to enter into a non-compete and non- solicitation agreement in order to receive units under the LTIP which, if violated following the receipt of units, results in forfeiture of any and all rights to receive payment relating to LTIP units. At present, 105 current or former executive and management employees participate in the LTIP. Some of these employees also participate in the RSU.

Employees are generally entitled to exercise any LTIP units only after holding the units for at least three years and for up to ten years from the date of grant. There were no units exercised by a named executive officer under the LTIP during 2011. All named executive officers except Mr. Tyrone have LTIP units that have been held for more than three years. In the event of a change of control, described below, the LTIP units become immediately exercisable. A “change of control” is defined in the LTIP, and was further clarified in 2010, as:

•	the termination of the ESOP or amendment of the ESOP so that it ceases to be an employee stock ownership plan;

•	an event whereby the ESOP ceases to own a majority interest in the Company;

•	the sale, lease, exchange or other transfer of all or substantially all of the Company assets to another entity;

•	termination of the Company’s business, liquidation, dissolving or selling substantially all stock;

•

the Company’s merger or consolidation with another company and the Company is not the surviving company and the Company is not controlled by the persons or entities who controlled the Company immediately prior to such merger or consolidation; or

•	any other event whereby ownership and control is effectively transferred.

Upon termination of a participant’s employment due to death, disability or retirement, the award of LTIP units shall be one-third vested and exercisable for each completed year of employment after the grant of such LTIP units. Upon termination of employment for any other reason, any LTIP units held for at least three years are then exercisable, and any units held for fewer than three years are forfeited. Mr. Tyrone and Ms. Macdonald both forfeited LTIP units upon their departure from Appleton.

The first grant of LTIP units occurred on November 9, 2001, with additional awards made effective as of January 1, 2003, January 1, 2004, July 1, 2005, each January 1 from 2006 through 2009, and January 2, 2011. Appleton expects to make additional grants under this plan effective January 1, 2012. The actual awards of LTIP units have not been and will likely not be made on the effective date. The actual awards will be made on a date following the effective date as long as the share price has not changed since the effective date. This delay is a result of the administrative time needed by the trustee to determine and communicate the most recent PDC stock price through the semi-annual ESOP valuation process. The compensation committee determines awards for the chief executive officer and reviews the recommendations made by the chief executive officer for other named executive officers. Management decides which employees are in a position to make a significant contribution to Appleton’s growth and profitability, and of the employees who receive LTIP awards, most receive such awards based on Appleton’s succession planning and leadership management process.

Long-Term Performance Cash Plan. Appleton’s board of directors adopted the Performance Cash Plan for the purpose of attracting and retaining senior executive employees who are in a position to make a significant contribution to Appleton’s long-term strategic objectives of revenue growth and profitability. The plan provides for annual grants of long-term cash-based performance awards, which may be earned by participants based on Appleton’s achievement of pre-established performance measures and the participant’s continued employment. Performance measures include increases in average revenue growth and average return on invested capital over a three-year performance period. Targets were set above historical industry medians. The plan is an unfunded bonus program of Appleton and does not permit participants to elect to defer their compensation. No awards have been made since 2009.

At, or shortly after, the start of the three-year performance cycle, a target award is established for each participant. Target awards, based on market competitive values, are expressed as a fixed dollar amount. The target award was equal to $373,000 for Mr. Richards, $116,000 for Mr. Ferree, $69,000 each for Mr. Willetts and Ms. Macdonald. At the end of the performance cycle, the award was determined based upon the compensation committee’s evaluation of Appleton’s performance against the pre-established performance measures. For the 2009-2011 performance cycle, the resulting award value can range from 50% to 150% of the target award. Performance below the minimum results in zero compensation and overall payments are capped at 150% of target. At the end of 2011, performance for the 2009-2011 cycle was 52.76% of target bonus. Incentives will be paid to Mr. Richards ($196,795), Mr. Ferree ($61,202), and Mr. Willetts ($36,404). The compensation committee approved a prorated incentive to Ms. Macdonald ($33,371). The prorated final award was determined based on the number of months of employment completed during the performance cycle up to and including the month of separation divided by the total number of months for the performance cycle (33/36) multiplied by the earned bonus for the 2009-2011 cycle.

The 2009-2011 performance cycle was calculated against equally weighted target metrics of average revenue growth and average return on invested capital (ROIC) over the same period of time. The 2009-2011 performance cycle metrics are set forth below:

2009 - 2011 Performance Cycle Metrics

	Minimum	Target	Maximum
3-Year Average Revenue Growth	0.5%	2.5%	5.0	%+
3-Year Average ROIC	6.0%	8.5%	11.0	%+

The first performance cycle was from January 1, 2008, through December 31, 2010. At the end of 2010, actual performance was below threshold, thus no incentive was paid. The second performance cycle was from January 1, 2009, through December 31, 2011. The Company does not expect to start any new performance cycles, but reserves the right to do so.

Long-Term Restricted Stock Unit Plan. Appleton’s board of directors adopted the RSU, effective January 3, 2010, for the purpose of attracting and retaining key management employees who are in a position to make a significant contribution to the growth and profitability of Appleton by providing a reward for increase in stock performance to align with long-term shareholder interests. The RSU provides for future cash payments based on the value of PDC common stock, as determined by the semi-annual valuation provided by the ESOP trustee. The compensation committee of the board will establish the number of units granted each year in accordance with the compensation committee’s stated goals and policies. The units are valued, as of the date of the grant, at the most recent PDC stock price as determined by the semi-annual ESOP valuation. All units are vested three years after the award date and paid at vesting. The cash payment upon vesting of a unit is equal to the value of PDC common stock at the most recent valuation date times the number of units exercised. No units were granted during 2011. Other current executive and key management employees also participate in the RSU. Recipients are required to enter into a non-compete and non- solicitation agreement in order to receive units under the RSU which, if violated following the receipt of units, results in forfeiture of any and all rights to receive payment relating to RSU units. At present, 59 executive and management employees participate in the RSU. Some of these employees also participate in the LTIP.

Termination provisions, including defined change of control events, are the same as those described above in the LTIP.

Equity Ownership. Appleton’s executives are eligible to participate in the ESOP in the same manner and with the same rights as all other U.S. employees. Because the ESOP is a tax-qualified plan subject to ERISA, Appleton may not require executive participation in the ESOP at a specified level nor may Appleton take any adverse employment action against an executive for the exercise of his or her right to participate or not participate in the ESOP. Appleton believes, however, that it is in the best interests of the employees, as beneficial owners of the ESOP, to have executives acquire and maintain equity interests in Appleton.

Termination or Change of Control. Appleton has entered into Termination Protection Agreements, or TPAs, with Mr. Richards, Mr. Ferree, Mr. Willetts, Ms. Arent, Ms. Macdonald and Mr. Tyrone. Appleton has entered into an Enhanced Severance Agreement with Mr. Fletcher. These agreements provide for payments to the executive officers in the event of termination whether before or within two years after a “change of control,” as defined in the TPA, the executive officer’s employment is terminated other than for misconduct or “permanent disability,” as defined in the TPA, or if the executive officer terminates employment for “good reason,” as defined in the TPA. “Change of Control” is defined to include various events whereby ownership and control of Appleton is effectively transferred. These events were chosen by Appleton as appropriate events to trigger payment based on competitive market analysis of such agreements for executive officers. The Transaction will be deemed a “Change of Control.” Ms. Macdonald received payments under her TPA as a result of her termination in 2011. These payments are described in detail under “Post-Employment Payments” below. The TPAs and Enhanced Severance Agreement are discussed in detail under “Potential Payments upon Termination or Change of Control” below.

On February 22, 2012, Appleton’s board of directors adopted a special retention incentive program designed to retain certain executives and other employees who are in a position to make a significant contribution in identifying, negotiating and closing a Potential Transaction. A Potential Transaction is defined to include one or more of the following transactions or series of transactions: the issuance of equity securities in connection with an acquisition, a merger or business combination with an unrelated entity, the sale of equity in a private placement or public offering, a sale of all or substantially all of the assets of Appleton or PDC, an exchange of debt securities for equity, or any combination of the foregoing transactions. In exchange for continued employment through a Potential Transaction, the named executives would receive payments in the event a Change of Control occurs as defined in the Long Term Incentive Plan as a result of a Potential Transaction. Amounts payable would be as approved by the board of directors in consideration of any given Potential Transaction. This retention incentive is not eligible compensation for retirement income or severance benefit calculations.

Executive Benefits. Appleton provides a cash allowance in lieu of perquisites to all named executive officers. The Company believes the amounts provided to the chief executive officer ($25,000), Senior Vice Presidents or Vice Presidents ($15,000), and Corporate Controller ($10,000) are competitive to the value provided by other companies for a car allowance, club memberships, etc. Appleton also provides the opportunity for the chief executive officer, Senior Vice Presidents or Vice Presidents to enroll in an individual life insurance policy.

Compensation Committee Report

The 2011 compensation committee of the board of Appleton consisted of three independent directors. Mr. Pace was chairperson until his departure from the board of directors on July 22, 2011. Effective July 23, 2011, Ms. Seifert serves as the compensation committee Chair. Mr. Suwyn joined the compensation committee effective July 22, 2011. Mr. Murphy was replaced by Mr. Reardon effective July 22, 2011.

The compensation committee is appointed annually by Appleton’s board of directors and operates pursuant to a charter, which is available at www.appletonideas.com (investor information section). The compensation committee is responsible for authorizing the compensation of the chief executive officer subject to ratification by the board of directors, approving the compensation of the named executive officers who report directly to the chief executive officer based on the recommendations of the chief executive officer and reviewing the compensation plans for other executive officers. It is also responsible for adopting and amending Appleton’s general compensation policies and benefit plans, including the ESOP. The compensation committee may not delegate, and has not delegated, any of these duties to others.

The compensation committee has reviewed and discussed the above section titled “Compensation Discussion and Analysis” with management and, based on this review and discussion, recommended the inclusion of the “Compensation Discussion and Analysis” section in this proxy statement.

Members of the 2011 Compensation Committee

Kathi P. Seifert, chairperson

Andrew F. Reardon

Mark A. Suwyn

Summary Compensation Table

Name and Principal Position	Year		Salary ($)(1)	Bonus ($)		LTIP Awards ($)(2)		RSU Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(6)	Total ($)(7)
Mark R. Richards	2011		800,000	0		1,567,500		0	546,179	(8)	133,043		99,937	3,146,659
Chairman, President,	2010		792,308	0		0		861,900	185,202		150,475		39,785	2,029,670
Chief Executive	2009		721,154	0		0	(9)	0	326,400		114,285		111,287	1,273,126
Officer and a Director of Appleton, and Chairman, President, Chief Executive Officer and a Director of PDC
Thomas J. Ferree	2011		388,500	16,468	(10)	513,000		0	170,988	(8)	44,151		53,944	1,187,051
Senior Vice President	2010		385,654	0		0		278,460	58,330		66,117		35,785	824,346
Finance, Chief	2009		355,769	21,880	(11)	0	(9)	0	109,402		46,407		34,201	567,659
Financial Officer and Treasurer of Appleton, and Chief Financial Officer and Treasurer of PDC
Kent E. Willetts	2011		272,000	10,290	(10)	213,750		0	105,002	(8)	37,906		34,291	673,239
Senior Vice President of	2010		270,769	7,446	(12)	0		185,640	37,231		47,388		28,639	577,113
Appleton	2009		253,846	13,926	(11)	0	(9)	0	69,632		38,676		34,317	410,397
Kerry S. Arent	2011	(13)	238,423	9,184	(10)	208,050		0	61,228	(8)	107,593		35,448	659,926
Vice President, Human Resources of Appleton
Jeffrey J. Fletcher	2011	(13)	204,000	8,058	(10)	68,400		0	41,942	(8)	23,486		16,554	362,440
Vice President and Controller of Appleton, and Assistant Treasurer and Controller of PDC
Sarah T. Macdonald	2011	(14)	228,444	0		253,650	(15)	0	89,957	(8)	(4,111	)(16)	434,667	1,002,607
Former Vice President,	2010		295,500	0		0		53,040	40,631		6,487		53,990	449,648
Carbonless Segment of	2009		284,135	0		0	(9)	0	75,648		8,971		35,173	403,927
Appleton
James C. Tyrone	2011	(17)	280,000	0		285,000	(15)	0	0		(320)		146,973	711,653
Former Senior Vice	2010	(17)	253,077	50,000	(18)	0		172,380	34,798		0		133,409	643,664
President of Appleton

(1)	The 2009 fiscal year contains 2 weeks of unpaid furlough.
(2)	The LTIP grant date fair value is calculated based on a Black-Scholes valuation methodology. The assumptions used for January 2, 2011 grant are: Expected life: 6.5 years (mid-point of 3 and 10 years vesting period); Dividend yield: 0% (plan does not pay dividends); Risk Free Interest Rate (based on Treasury Constant Maturities yield curve): 2.71%; Volatility (based on peer group volatility for previous 6.5 years): 40%. The LTIP grant as of January 2, 2011 is valued at $5.70 per share with a $12.84 per share grant price.
(3)	Units awarded for January 3, 2010 under the RSU are valued at the grant price ($13.26 per share) multiplied by the number of units granted.
(4)

Non-equity performance-based incentive plan compensation consists of payments under the Annual Incentive Plan and the Performance Cash Plan. Amounts paid under the Annual Incentive Plan are determined based on company and business segment performance and other extraordinary factors, positive or negative, determined by the chief executive officer and the compensation committee. Amounts paid under the Annual Incentive Plan are earned in 2011 and paid in 2012. The Performance Cash Plan reflects the compensation costs recognized by Appleton for financial reporting purposes and ASC 718 for long-term non-equity performance-based incentives.
(5)	The valuation methods and material assumptions used in determining the change in pension value are discussed in detail in Note 16 to the Appleton’s Consolidated Financial Statements.
(6)	The aggregate incremental costs of all perquisites are stated as actual costs to Appleton.

All other compensation for 2011 consists of the following for each named executive officer:

Mr. Richards: Company match and company retirement contribution to KSOP defined contribution plan and related Excess Plan $70,241, allowance in lieu of perquisites $25,000, tax gross up on travel and entertainment for spouse to company events $776, and executive life insurance $2,360.

Mr. Ferree: Company match and company retirement contribution to KSOP defined contribution plan and related Excess Plan $34,835, allowance in lieu of perquisites $15,000, tax gross up on travel and entertainment for spouse to company events $665, and executive life insurance $2,105.

Mr. Willetts: Company match and company retirement contribution to KSOP defined contribution plan and related Excess Plan $17,385, allowance in lieu of perquisites $15,000, and executive life insurance $1,906.

Ms. Arent: Company match and company retirement contribution to KSOP defined contribution plan and related Excess Plan $19,068, allowance in lieu of perquisites $15,000, and executive life insurance $1,380.

Mr. Fletcher: Company match and company retirement contribution to KSOP defined contribution plan and related Excess Plan $6,554, and allowance in lieu of perquisites $10,000.

Ms. Macdonald: Company match and company retirement contribution to KSOP defined contribution plan and related Excess Plan $20,547, allowance in lieu of perquisites $11,596, tax gross up on travel and entertainment for spouse to company events $954, and executive life insurance $1,033. Employment terminated October 3, 2011. As a result of her termination, Ms. Macdonald will receive $398,617 in accrued post employment/severance payments including $6,819 in unused vacation, $14,440 in SERP benefits, $19,103 in COBRA health benefits, $9,800 in outplacement services, and $348,455 in accordance with Termination Protection Agreement.

Mr. Tyrone: Company match and company retirement contribution to KSOP defined contribution plan and related Excess Plan $28,332, allowance in lieu of perquisites $15,000, relocation and temporary living expenses $61,996, tax gross up on temporary living expenses $38,305, and executive life insurance $3,340.

(7)	In 2010, the following executives deferred the following indicated amounts into the Nonqualified Excess Plan: Mr. Richards ($65,280). In 2011, the following executives deferred the following indicated amounts into the Nonqualified Excess Plan: Mr. Richards ($40,000). These deferrals are also described in the Nonqualified Deferred Compensation table.
(8)	In 2011, the value of Non-Equity Incentive Payments for each of the named executives is as follows:

Mr. Richards: Performance Cash Plan ($196,795); Annual ($349,384)

Mr. Ferree: Performance Cash Plan ($61,202); Annual ($109,786)

Mr. Willetts: Performance Cash Plan ($36,404); Annual ($68,598)

Ms. Arent: Annual ($61,228)

Mr. Fletcher: Annual ($41,942)

Ms. Macdonald: Performance Cash Plan ($33,371); Annual ($56,586)

(9)	LTIP grants awarded on January 1, 2009 were actually granted in the 2008 fiscal year.
(10)	The following executives received a discretionary bonus in the amount of 15% of the earned incentive: Mr. Ferree, Mr. Willetts, and Ms. Arent. Mr. Fletcher received a discretionary bonus of 19% of the earned incentive.
(11)	Mr. Ferree and Mr. Willetts received discretionary bonus amounts in accordance with the terms of the Annual Incentive Plan of 20% of the earned incentive as a result of their individual performance during 2009.
(12)	Mr. Willetts received a discretionary bonus amount in 2010 of 20% of the earned incentive.
(13)	Ms. Arent and Mr. Fletcher became named officers in 2011.
(14)	Ms. Macdonald left the Company on October 3, 2011.
(15)	LTIPs that were granted were forfeited at departure.

(16)	The present value of accumulated pension benefits for Ms. Macdonald decreased $5,388 between December 21, 2010 and December 31, 2011.
(17)	Mr. Tyrone was hired February 1, 2010 and became a named officer in 2010. He resigned effective January 30, 2012.
(18)	Mr. Tyrone received a sign on bonus in 2010.

Grant of Plan-Based Awards

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)
Name	Plan	Grant Date(1)	Approval Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Securities Underlying Units (#)(3)		Grant Date Fair Value of Stock Awards ($)(4)
Mark R. Richards	Annual Performance-Based Incentive Plan			68,000	680,000	1,360,000
	Long Term Incentive Plan	1/2/2011	1/2/2011				275,000		1,567,500
Thomas J. Ferree	Annual Performance-Based Incentive Plan			21,368	213,675	427,350
	Long Term Incentive Plan	1/2/2011	1/2/2011				90,000		513,000
Kent E. Willetts	Annual Performance-Based Incentive Plan			13,600	136,000	272,000
	Long Term Incentive Plan	1/2/2011	1/2/2011				37,500		213,750
Kerry S. Arent	Annual Performance-Based Incentive Plan			11,921	119,212	238,423
	Long Term Incentive Plan	1/2/2011	1/2/2011				36,500		208,050
Jeffrey J. Fletcher	Annual Performance-Based Incentive Plan			8,160	81,600	163,200
	Long Term Incentive Plan	1/2/2011	1/2/2011				12,000		68,400
Sarah T. Macdonald	Annual Performance-Based Incentive Plan			11,422	114,222	228,444
	Long Term Incentive Plan	1/2/2011	1/2/2011				44,500	(5)	253,650	(5)
James C. Tyrone	Annual Performance-Based Incentive Plan			14,000	140,000	280,000
	Long Term Incentive Plan	1/2/2011	1/2/2011				50,000	(5)	285,000	(5)

(1)	The Grant Date for units under the LTIP reflects the date upon which the units were awarded to the named executive officer. The units are valued, as of the grant date, at the most recent PDC stock price as determined by the semi-annual ESOP valuation.
(2)	All Non-Equity Incentive Plan awards are made under the Annual Incentive Plan. Projected payouts are based, or will be based, on Appleton’s financial performance. The “Threshold,” “Target” and “Maximum” payouts stated are based on 2011 salaries for the Annual Incentive Plan. Actual amounts earned in 2011 and paid in 2012 are stated in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(3)	Represents grants of units under the LTIP.
(4)	The units granted under the LTIPs are valued, as of the date of the grant, at the most recent PDC stock price as determined by the semi-annual ESOP valuation. Value is calculated using a Black-Scholes valuation methodology. The assumptions used for valuation are: Expected life: 6.5 years (mid-point of 3 and 10 years vested period); Dividend yield: 0% (plan does not pay dividends); Risk Free rate: 2.71% (based on Treasury Constant maturities yield curve); Volatility 40% (based on peer group volatility for previous 6.5 years). The LTIP grant as of January 2, 2011 is valued at $5.70 per share with a $12.84 per share grant price.
(5)	Units granted were forfeited on departure.

Cash Compensation. The amounts included in the Summary Compensation Table generally describe the total accrued cost to Appleton of executive compensation, but in some cases describe the SEC prescribed fair value at time of grant. However, in either case much of that compensation was not paid to Appleton’s executives in cash in the year reported. The following table sets out the total compensation, the elements which were accrued but not paid in each year, and the resulting net cash compensation to each of the executives. Some executives elected to defer some of that net cash compensation.

Cash Compensation Table

			Less Non-Cash Compensation
Name	Year	Total Compensation ($)(1)	Long Term Awards(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		Other ($)(3)		Net Cash Compensation ($)
Mark R. Richards	2011 2010 2009	3,146,659 2,029,670 1,273,126	1,567,500 861,900 0	133,043 150,475 114,285		3,136		1,442,980 1,017,295 1,158,841

Thomas J. Ferree	2011 2010 2009	1,187,051 824,346 567,659	513,000 278,460 0	44,151 66,117 46,407		2,770		627,130 479,769 521,252

Kent E. Willetts	2011 2010 2009	673,239 577,113 410,397	213,750 185,640 0	37,906 47,388 38,676		1,907		419,676 344,085 371,721

Kerry S. Arent	2011	659,926	208,050	107,593		1,380		342,903

Jeffrey J. Fletcher	2011	362,440	68,400	23,486		0		270,554

Sarah T. Macdonald	2011 2010 2009	1,002,607 449,648 403,927	253,650 53,040 0	(4,111 6,487 8,971	)(4)	311,153	(5)	441,915 390,121 394,956

James C. Tyrone	2011 2010	711,653 643,664	285,000 172,380	(320 0	) (6)	41,645		385,328 471,284

(1)	Total Compensation includes the Annual Incentive Pay Plan. Amounts paid under the Annual Incentive Pay Plan are earned in year reported and paid in following year.
(2)	LTIP Option Awards (2011) and RSU Option Awards (2010). Performance Cash Plan (2011) is cash compensation.
(3)	Tax gross-ups and life insurance.
(4)	The present value of accumulated pension benefits for Ms. Macdonald decreased $5,388 between December 31, 2010 and December 31, 2011.
(5)	Also includes accrued severance.
(6)	Mr. Tyrone was not eligible to participate in the pension plan.

Outstanding Equity Awards at Fiscal Year-End

Awards in the table describe units issued under the LTIP in 2011 and prior years. Awards in the table describe units issued under the RSU in 2010. All prior awards granted to Ms. Macdonald and Mr. Tyrone were forfeited on their departure dates or as of December 31, 2011.

			LTIP Awards
Name	Grant Date		Number of Securities Underlying Unexercised Units Exercisable(#)	Number of Securities Underlying Unexercised Units Unexercisable(#)	Grant Price($)	Date Fully Vested(1)	Expiration Date(1)
Mark R. Richards	01/02/11		0	275,000	12.84	01/02/14	01/02/21
	01/01/09		155,000	0	21.43	01/01/12	01/01/19
	01/01/08		100,000	0	33.41	01/01/11	01/01/18
	01/01/07		90,000	0	33.62	01/01/10	01/01/17
	01/01/06		85,000	0	28.56	01/01/09	01/01/16
	07/01/05		85,000	0	27.77	07/01/08	07/01/15
Thomas J. Ferree	01/02/11		0	90,000	12.84	01/02/14	01/02/21
	01/01/09		45,000	0	21.43	01/01/12	01/01/19
	01/01/08		31,000	0	33.41	01/01/11	01/01/18
	01/01/07		25,000	0	33.62	01/01/10	01/01/17
Kent E. Willetts	01/02/11		0	37,500	12.84	01/02/14	01/02/21
	01/01/09		27,000	0	21.43	01/01/12	01/01/19
	01/01/08		18,500	0	33.41	01/01/11	01/01/18
	01/01/07		18,500	0	33.62	01/01/10	01/01/17
	01/01/06		18,500	0	28.56	01/01/09	01/01/16
	11/14/05		18,500	0	27.77	11/14/08	11/14/15
Kerry S. Arent	01/02/11		0	36,500	12.84	01/02/14	01/02/21
	07/01/09		0	14,000	18.87	07/01/12	07/01/19
	01/01/09		10,000	0	21.43	01/01/12	01/01/19
	01/01/08		5,000	0	33.41	01/01/11	01/01/18
	01/01/06		3,000	0	28.56	01/01/09	01/01/16
	01/01/05		2,000	0	27.77	07/01/08	07/01/15
	01/01/04		1,600	0	23.36	01/01/07	01/01/14
	01/01/03		1,600	0	21.92	01/01/06	01/01/13
Jeffrey J. Fletcher	01/02/11		0	12,000	12.84	01/02/14	01/02/21
	01/01/09		10,000	0	21.43	01/01/12	01/01/19
	01/01/08		6,000	0	33.41	01/01/11	01/01/18
	02/05/07		6,000	0	33.62	02/05/10	02/05/17
Sarah T. Macdonald	01/02/11	(2)	0	0	12.84	01/02/14	01/02/21
	01/01/09	(2)	0	0	21.43	01/01/12	01/01/19
	01/01/08	(3)	0	0	33.41	01/01/11	01/01/18
	01/01/07	(3)	0	0	33.62	01/01/10	01/01/17
	01/01/06	(3)	0	0	28.56	01/01/09	01/01/16
	10/10/05	(3)	0	0	27.77	10/10/08	10/10/15
James C. Tyrone	01/02/11	(2)	0	50,000	12.84	01/02/14	01/02/21

RSU Awards

Name	Grant Date	Number of Underlying Securities That Have Not Vested (#)(4)	Market Value of Underlying Securities That Have Not Vested ($)(5)
Mark R. Richards	01/03/10	65,000	975,650
Thomas J. Ferree	01/03/10	21,000	315,210
Kent E. Willetts	01/03/10	14,000	210,140
Kerry S. Arent	01/03/10	9,000	135,090
Jeffrey J. Fletcher	01/03/10	5,000	75,050
Sarah T. Macdonald	01/03/10	0(2)	0
James C. Tyrone	02/01/10	13,000(6)	0

(1)	Employees are generally entitled to exercise any LTIP units only after holding the units for at least three years and for up to ten years from the date of grant.
(2)	Forfeited upon departure.
(3)	Units have zero ($0) value and will not be eligible for exercise beyond the 12/31/11 exercise period. Units were automatically forfeited at the close of the exercise period.
(4)	RSU units are vested three years after the award date and paid at vesting.
(5)	The market value of RSU units was calculated by multiplying the number of units granted by the PDC stock price available at December 31, 2011 ($15.01 per unit) as determined by the semi-annual ESOP valuation.
(6)	These RSU units were subsequently forfeited upon Mr. Tyrone’s departure effective January 30, 2012.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service(#)	Present Value of Accumulated Benefits($)(1)	Payments During Last Fiscal Year($)
Mark R. Richards	Pension SERP	6.0 6.0	133,039 547,127	0 0
Thomas J. Ferree	Pension SERP	4.4 4.4	115,193 114,251	0 0
Kent E. Willetts	Pension SERP	5.3 5.3	130,097 86,677	0 0
Kerry S. Arent	Pension SERP	28.8 28.8	526,104 40,542	0 0
Jeffrey J. Fletcher	Pension SERP	4.1 4.1	124,788 8,355	0 0
Sarah T. Macdonald	Pension SERP	2.5 2.5	34,845 0	0 14,440
James C. Tyrone	Pension SERP	0 0	0 0	0 0

(1)	The valuation methods and material assumptions used in determining the present value of accumulated pension benefits are discussed in detail in Note 16 of Appleton’s Consolidated Financial Statements.

Pension Plan and Supplemental Executive Retirement Plan. Appleton maintains a broad-based tax-qualified, noncontributory defined benefit pension plan for eligible salaried employees, referred to in this proxy statement as the Pension Plan. Benefits under the Pension Plan vest after five years of service. Benefits are based on years of service and employee pay. Appleton has also established the SERP to provide retirement benefits for management and other highly compensated employees whose benefits are reduced by the tax-qualified plan limitations in the Pension Plan. Benefits under the Pension Plan and the SERP are paid as annuities (except for small benefits defined as less than $20,000). The SERP benefit, when added to the Pension Plan benefit, provides a combined benefit equal to the benefit under the Pension Plan as if certain tax- qualified plan limitations did not apply. The total combined benefit under the plans is equal to 1.0% of final average compensation up to Social Security covered compensation, plus 1.4% of final average compensation above Social Security covered compensation, multiplied by years of benefit service (limited to 35 years). Under the Pension Plan and the SERP, a pension is payable upon retirement at age 65 with 5 years of service. Benefit payments may begin as early as age 55. The benefit is actuarially reduced when payments begin earlier than age 62. In accordance with the terms of the plan, the Company provides an enhancement to the benefit for all eligible salaried employees when age plus service equals 65 or more at the time of termination. The pension benefits are based on years of credited service and the average annual compensation received during the highest five full consecutive calendar years of the last ten years prior to termination or March 1, 2011, whichever occurs first. Compensation covered by the plans includes base salary, bonus and deferred compensation.

In December 2007, it was announced that the Pension Plan covering eligible salaried employees, of which certain named executives officers are participants, will be frozen effective January 1, 2015 and replaced with a broad-based tax-qualified, noncontributory defined contribution benefit which is referred to as the Retirement Contribution benefit described below. New hires were not permitted in the plan on or after January 1, 2008. All eligible participants in the Pension Plan, including named executive officers, were given a one-time opportunity to accelerate participation in the Retirement Contribution benefit by electing to freeze their benefit in the Pension Plan and begin receiving the Retirement Contribution benefit effective April 1, 2008. Ms. Macdonald is the only named executive officer who elected to accelerate participation in the Retirement Contribution benefit. In December 2010, it was announced that the effective date of the freeze would be changed from January 1, 2015 to March 1, 2011. Mr. Tyrone is not a participant in either the Pension Plan or the SERP since he was hired after January 1, 2008.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/11 ($)
Mark R. Richards	40,000	55,541	190	0	921,457
Thomas J. Ferree	0	12,785	0	0	12,785
Kent E. Willetts	0	2,685	(3,795)	0	72,658
Kerry S. Arent	0	0	0	0	0
Jeffrey J. Fletcher	0	0	0	0	0
Sarah T. Macdonald	0	0	(4,111)	(17,272)	0
James C. Tyrone	0	6,282	(320)	0	11,189

(1)	Employee Contributions to the Nonqualified Excess Plan may include base salary and/or annual performance-based incentive pay. Amounts reported as deferred under the Nonqualified Excess Plan are included as part of Total Compensation in the Summary Compensation Table.
(2)	Excess Plan contribution related to Retirement Contribution Benefit (see below).

Nonqualified Excess Plan. On February 1, 2006, Appleton established a Nonqualified Excess Plan for approximately 100 highly compensated employees including directors and executive officers. This plan was established for the purpose of allowing a tax-favored option for saving for retirement when the Code limits the ability of highly compensated employees to participate under tax-qualified plans. This plan allows for deferral of compensation on a pre-tax basis and accumulation of tax-deferred earnings in an amount of up to 50% of a participant’s base salary and/or up to 75% of a participant’s annual performance-based incentive pay. Participants in the plan choose to have deferrals deemed invested in selected mutual funds. Appleton invests funds equal to the amounts deferred by participants in the mutual funds which the participants select for their deemed investments. These funds are Appleton’s assets to which the participants have no claim other than as general creditors of Appleton. Appleton pays administrative expenses of the plan and annually adds funds to the plan to make up for any difference between the participants’ deemed investments and the actual performance of the investments.

Retirement Contribution Benefit and Excess Plan. As a replacement to the pension plan, any management employee hired on or after January 1, 2008, or those electing to freeze their accrued benefit under the pension plan on April 1, 2008 or March 1, 2011, will begin receiving a contribution for future retirement benefits into the 401 (k) fund of the KSOP. The contribution is a points-based formula ranging from 1% to 5% of total compensation based on the employee’s age and service and is the same benefit provided to other eligible employees.

Appleton has also established a benefit within the above referenced Nonqualified Excess Plan for management and other highly compensated employees whose benefits are reduced as the result of deferring income into the Nonqualified Excess Plan or by the tax-qualified plan income limitations applied to the KSOP Plan. This benefit provides the same 1% to 5% contribution calculated on excluded pay. There is an additional “KSOP match” of 6% of excluded pay which is calculated regardless of whether the employee participates in the KSOP plan.

Other Nonqualified Deferred Compensation. As part of her initial offer of employment in 2005, Ms. Macdonald was provided with $100,000 of deferred compensation (3,601 units at $27.77 per share). The deferred compensation will be increased or reduced by the change in value of PDC common stock as determined by the ESOP trustee. The deferred compensation will be paid in cash upon termination in five annual installments at the rate of one-fifth of the original units. The first of five installments will be paid in January 2012 in the amount of $10,810.

Accrued Post-Employment Payments

Upon termination of employment, Ms. Macdonald became entitled to the post-employment payments set forth below under the terms of a termination protection agreement which may be paid out over a period of eighteen (18) months. The total accrued payments are included in the All Other Compensation in the Summary Compensation Table. Mr. Tyrone was not eligible for any post-employment payments.

Accrued Post-Employment Payments

Name	Unused Vacation Paid at Termination ($)	COBRA Health Benefits ($)	Outplacement Services ($)	Termination Protection Payments ($)	Company FICA To Be Paid ($)	Total ($)
Sarah T. Macdonald	$6,819	$19,103	$9,800	$342,666	$5,789	$384,177

The table below reflects the amount of compensation that would be paid to each of the named executive officers in the event of termination of such executive’s employment under various scenarios. The amounts shown assume that such termination would be effective December 31, 2011. Ms Macdonald and Mr. Tyrone are no longer employed by Appleton. These amounts are estimates; the actual amounts to be paid can only be determined at the time of a termination or a change of control.

Potential Payments upon Termination or Change of Control

Name	Termination Other than for Misconduct or With Good Reason	COBRA Health Benefits ($)(1)	Outplacement Services ($)	Termination Protection Payments ($)(2)	Long- Term Incentive Plans ($)(3)	Company FICA To BE Paid ($)(4)	Tax Gross-Up Payments ($)	Total ($)
Mark R. Richards	Without Change of Control Within two years of Change of Control	19,103 38,205	9,800 9,800	1,549,384 4,782,584	0 969,750	22,466 83,409	0 0	1,600,753 5,883,748
Thomas J. Ferree	Without Change of Control Within two years of Change of Control	19,103 25,470	9,800 9,800	692,536 1,314,136	0 311,300	10,041 23,569	0 0	731,480 1,684,275
Kent E. Willetts	Without Change of Control Within two years of Change of Control	19,103 25,470	9,800 9,800	476,598 884,598	0 150,375	6,911 15,007	0 0	512,412 1,085,250
Kerry S. Arent	Without Change of Control Within two years of Change of Control	19,103 25,470	9,800 9,800	418,863 776,497	0 79,205	6,074 12,408	0 0	453,840 903,380
Jeffrey J. Fletcher	Without Change of Control Within two years of Change of Control	12,735 12,735	9,800 9,800	205,142 205,142	0 26,040	2,975 3,352	0 0	230,652 257,069
Sarah T. Macdonald	Without Change of Control Within two years of Change of Control	0 0	0 0	0 0	0 0	0 0	0 0	0 0
James C. Tyrone	Without Change of Control Within two years of Change of Control	0 0	0 0	0 0	0 0	0 0	0 0	0 0

(1)	COBRA Health Benefits amounts stated in this table are based on cost of high deductible medical and comprehensive dental plan options.
(2)	Includes Termination Protection Payments (or Enhanced Severance Payment for Mr. Fletcher) and Prorated Annual Incentive.
(3)	In the event of a change of control as defined in the termination protection agreements, the LTIP and RSU become immediately exercisable. The amount reflects the value of all outstanding awards on December 31, 2011. The value of outstanding RSU units is determined by multiplying the number of units outstanding for each grant date by the PDC unit value on December 31, 2011. The value of outstanding LTIP units is determined by multiplying the number of units outstanding for each grant date by the change in unit value from the date of the grant to December 31, 2011. The Performance Cash Plan is prorated and a payout is made at Target.
(4)	Assumes Medicare rate at 1.45%.

Termination Protection Agreements. Appleton has entered into termination protection agreements with Mr. Richards, Mr. Ferree, Mr. Willetts and Ms. Arent that comply with Section 409A of the Code. The agreements provide that if, at any time other than within two years after a “change of control,” as defined below, Appleton terminates the executive officer’s employment other than for misconduct, or “permanent disability,” as defined below, or the executive officer terminates employment for “good reason,” as defined below, then the executive officer will continue to receive payments in accordance with Appleton’s normal payroll practices for 18 months following termination of employment at a rate equal to the executive officer’s base salary in effect on the date on which his or her employment terminates. The payments to the executive officer would be reduced after twelve months from the date of termination by amounts he or she earns through other employment during the remaining portion of the 18-month salary continuation period. The payments would cease completely if the executive officer, at any time, directly or indirectly (whether a shareholder, owner, partner, consultant, employee or otherwise) engaged in a competing business, referred to in the Termination Protection Agreements as a “major business,” as defined below.

If, within two years of a change of control, Appleton terminates the executive officer’s employment other than for misconduct, or permanent disability, or he or she terminates for good reason, then he or she is entitled to a lump-sum cash payment. This payment will be equal to two times his or her annual base salary (2.99 times for the chief executive officer), plus a multiple of two times his or her targeted bonus (2.99 times for the chief executive officer) for the fiscal year in which his or her employment terminates, or if no such bonus has been established for the fiscal year of termination, then the bonus for the fiscal year prior to termination is used. The executive officer will also be entitled to a lump-sum cash payment representing a partial bonus for the year of termination, based on the number of days the executive officer worked for Appleton in the year of termination.

Appleton entered into an enhanced severance agreement with Mr. Fletcher on July 1, 2010. The agreement provides that if Appleton terminates Mr. Fletcher’s employment other than for misconduct, or “permanent disability,” or if Mr. Fletcher terminates employment for “good reason”, as defined below, Mr. Fletcher will continue to receive payments in accordance with Appleton’s normal payroll practices for 52 weeks. The first 26 weeks will be paid at a rate of 100% of base salary and the next 26 weeks will be paid at a rate of 60% of base salary. Mr. Fletcher is also entitled to a lump-sum cash payment representing a partial bonus for the year of termination, based on the number of full months Mr. Fletcher worked for Appleton in the year of termination. This agreement remains in effect for 12 months following a change of control unless Appleton gives 12 months advance notice prior to a change of control.

Whether or not an executive officer’s employment terminates within two years of a change of control, the executive officer would also receive his or her salary through the date of termination and all other amounts owed to the executive officer at the date of termination under Appleton’s benefit plans. In addition, if the executive officer’s employment terminates as described in either of the preceding paragraphs, he or she would be entitled to reimbursement for outplacement services and continued health and dental coverage for the executive officer and the executive officer’s family for the length of severance.

A “change of control” is defined in these agreements as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as defined by the occurrence of any one of the following events;

•	the date upon which a third party acquires ownership of Company stock constituting more than 50% of the total fair market value of total voting power of the stock of the Company;

•

the date upon which any third party acquires (during a 12-month period ending on the date of the most recent acquisition) ownership of the Company stock constituting more than 35% of the total voting power of the stock of the Company;

•

the date upon which a majority of the Company’s Board of Directors are replaced during a 12-month period, and the new appointments are not endorsed by a majority of the Board prior to the date of appointment; or

•

the date upon which any third party acquires (during a 12-month period ending on the date of the most recent acquisition) assets of the Company having a gross fair market value of at least 40% of the total gross fair market value of all assets of the Company immediately prior to such acquisition.

“Permanent disability” is defined in these agreements as any time an executive officer is entitled to receive benefits under Title II of the Social Security Act.

“Good reason” is defined in these agreements as, prior to a change of control, without the executive officer’s consent, a reduction of 25% or more of the executive officer’s base salary, and after a change of control:

•	a decrease in the executive officer’s position or responsibilities without his or her consent;

•	failure to pay the executive officer’s salary or bonus in effect immediately prior to a change of control;

•	the relocation of the executive officer’s principal place of employment without his or her consent; or

•	failure by any successor entity to expressly assume and agree to the terms of the Termination Protection Agreement.

“Major business” is defined in these agreements as any business segment of Appleton (e.g., carbonless paper, thermal paper or other business segments) that: (a) produced more than 5% of the revenues of Appleton in the last full fiscal year prior to the executive’s termination; or (b) is projected to produce more than 5% of the revenues of Appleton in the fiscal year of the executive’s termination or in either of the two succeeding fiscal years following the executive’s termination. Executive officers shall be deemed not a shareholder of a company that would otherwise be a competing entity if the executive officer’s record and beneficial ownership of the capital stock of such company amount to not more than 1% of the outstanding capital stock of any such company subject to the periodic and other reporting requirements of Section 13 or Section 15 (d) of the Exchange Act.

2011 Director Compensation

Name	Fees Earned or Page in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Stephen P. Carter	65,000	35,000	100,000
Terry M. Murphy	55,000	35,000	90,000
Ronald A. Pace	45,000	20,417	65,417
Andrew F. Reardon	56,250	35,000	91,250
Susan Scherbel	15,000	8,750	23,750
Kathi P. Seifert	58,750	35,000	93,750
Mark A. Suwyn	22,917	14,583	37,500
George W. Wurtz	22,917	14,583	37,500

(1)	Non-employee directors are entitled to participate in Appleton’s Nonqualified Excess Plan and may defer 100% of their fees. Mr. Murphy deferred $55,000 of his cash compensation into that plan.
(2)	On January 3, 2011, each of the then non-employee directors were issued 1362.9 deferred compensation units valued at the December 31, 2010 share price of $12.84 per share ($17,500). Ms. Scherbel’s was prorated upon departure from board. On July 1, 2011, each of the then non-employee directors were issued 1241.1 deferred compensation units valued at the June 30, 2011 share price of $14.10 per share ($17,500). Mr. Pace was prorated upon departure from board. On July 22, 2011, Mr. Suwyn and Mr. Wurtz (new board members) were each issued 1034.2 deferred compensation units valued at the June 30, 2011 share price of $14.10 per share ($14,583). The amounts reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Codification Topic.

Non-Employee Director Compensation. Cash compensation to directors of Appleton and PDC, who are not employees of Appleton, PDC or any of their subsidiaries, consists of $55,000 in annual retainer fees and $10,000 annually for serving as the chairman of the audit committee, $5,000 annually for serving as the chairman of the compensation committee or corporate governance committee. Committee chair responsibilities are described above. Director fees are paid quarterly in advance of the services being provided. If a director ceases to be a director during a quarter, the cash compensation for the quarter is not prorated. There are no separate fees paid for participation in committee or board meetings. There are no changes in fees for 2012.

Directors also receive deferred compensation of $35,000 awarded in units which track PDC common stock. Deferred compensation will be calculated and accrued for six-month calendar periods of service beginning January 1 and July 1 using the PDC common stock price determined by the ESOP trustee as of the ESOP valuation date coincident with or most recently preceding such date of payment. If a director ceases to be a director during the six-month period, the deferred compensation will be prorated for the time served as a director. The deferred compensation will be paid upon cessation of service as a director in five annual cash installments, with each installment equal to one-fifth of the director’s units and the first installment paid following the next semi-annual share price determination. The value of the installment payment will be determined by the PDC common stock price in effect at the time of payment. No non-employee director has a compensation arrangement which differs from these standard compensation arrangements.

Management of Appleton Following the Transaction

Prior to consummation of the Transaction, Appleton will convert from a Delaware corporation to a Delaware limited liability company. Following the consummation of the Transaction, HACII will be the Managing Member of Appleton and will exclusively manage and control Appleton’s business, affairs and day-to-day operations. Appleton will no longer have a board of directors or committees of the board. The current officers of Appleton will continue to serve as officers of Appleton after the Transaction.

Compensation Discussion and Analysis Following the Transaction

It is expected that compensation decisions with respect to Appleton employees after consummation of the Transaction will be made by the compensation committee and board of directors of HACII. As disclosed under “The Incentive Plan Proposal—New Plan Benefits,” it is expected that the compensation committee of the board of directors of HACII will grant certain stock options and shares of restricted HACII Common Stock under the Incentive Plan on the day of the closing of the Transaction.

BENEFICIAL OWNERSHIP OF SECURITIES

The following tables and accompanying footnotes set forth the beneficial ownership of HACII Common Stock as of June 26, 2012 (pre-Transaction) and the beneficial ownership of HACII Common Stock assuming conversion by PDC of all of its Appleton Class B Units into HACII Common Stock immediately following consummation of the Transaction (post-Transaction) (assuming (a) that no holders of Public Shares exercise their redemption rights and HACII does not make any permitted repurchases of Public Shares and (b) that holders of the Public Shares have properly exercised their redemption rights and/or HACII has made permitted repurchases of Public Shares subject to the condition that the amount of cash held in trust is not less than $82.0 million, after giving effect to the Redemption and/or repurchases but prior to the payment of the Cash Amount, expenses and certain other amounts) by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of HACII Common Stock on June 26, 2012 (pre-Transaction) and of the outstanding shares of HACII Common Stock and HACII Series A Preferred Stock after the consummation of the Transaction (post-Transaction), (ii) each of HACII’s current officers and directors, (iii) each person who will become an executive officer or director of HACII upon consummation of the Transaction, (iv) all pre-Transaction executive officers and directors as a group; and (v) all post-Transaction executive officers and directors as a group.

Except as otherwise indicated, the holders listed in the tables have sole voting and investment powers with respect to the shares indicated. Shares that an individual or group has a right to acquire within 60 days pursuant to the exercise or redemption of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

In the event that the beneficial ownership information provided in the table below changes due to any purchase agreements entered into between holders of Public Shares and HACII, the Initial Stockholders, HACII’s directors or officers or their affiliates, after the date of this proxy statement, to secure approval of the Transaction by HACII stockholders, HACII will file a Form 8-K disclosing such changes in beneficial ownership. For additional information regarding such purchases, see the section entitled “The Transaction—Actions that May be Taken to Secure Approval of HACII Stockholders.”

	Pre-Transaction		Post-Transaction
	Shares of HACII Common Stock Beneficially Owned		Shares of HACII Common Stock Beneficially Owned (assuming no redemptions or repurchases)		Shares of HACII Common Stock Beneficially Owned (assuming maximum redemptions and/or repurchases) (1)
	Number	Percent	Number	Percent	Number	Percent
Paperweight Development Corp.(2) 825 East Wisconsin Avenue, P.O. Box 359 Appleton, Wisconsin 54912-0359	—	—	9,632,024	34.51%	9,632,024	45.54%
HH-HACII, L.P. (the Sponsor) (3) 100 Crescent Court, Suite 1200 Dallas, Texas 75201	2,110,715	12.3125%	2,696,715	9.66%	2,696,715	12.75%
Thomas O. Hicks(3)(4) c/o Hicks Holdings LLC 100 Crescent Court, Suite 1200 Dallas, Texas 75201	2,110,715	12.3125%	2,696,715	9.66%	2,696,715	12.75%
Polar Securities Inc.(5) 172 Bay Street, 21st Floor Toronto, Ontario M5H 2W9 Canada	1,460,500	8.5%	1,460,500	5.23%	1,460,500	6.91%
Bulldog Investors(6) Park 80 West 250 Pehle Avenue, Suite 708 Saddle Brook, New Jersey 07663	1,308,500	7.6%	1,308,500	4.69%	1,308,500	6.19%
Archer Capital Management, L.P.(7) 570 Lexington Avenue, 40th Floor New York, New York 10022	1,300,000	7.6%	1,300,000	4.66%	1,300,000	6.15%

	Pre-Transaction		Post-Transaction
	Shares of HACII Common Stock Beneficially Owned		Shares of HACII Common Stock Beneficially Owned (assuming no redemptions or repurchases)		Shares of HACII Common Stock Beneficially Owned (assuming maximum redemptions and/or repurchases) (1)
	Number	Percent	Number	Percent	Number	Percent
Fir Tree Value Master Fund, L.P.(8) c/o Admiral Administration Ltd. Admiral Financial Center, 5th Floor 90 Fort Street, Box 32021 SMB Grand Cayman, Cayman Islands	1,275,000	7.4%	1,275,000	4.57%	1,275,000	6.03%
AQR Capital Management, LLC(9) Two Greenwich Plaza, 3rd Floor Greenwich, Connecticut 06830	1,050,000	6.1%	1,050,000	3.76%	1,050,000	4.96%
Deutsche Bank AG(10) Theodor-Heuss-Allee 70 60468 Frankfurt am Main Federal Republic of Germany	925,664	5.4%	925,664	3.32%	925,664	4.38%
William A. Montgomery(3) 100 Crescent Court, Suite 1200 Dallas, Texas 75201	10,714	0.0625%	10,714	0.04%	10,714	0.05%
William F. Quinn(3) 4151 Amon Carter Blvd. Fort Worth, Texas 76155	10,714	0.0625%	10,714	0.04%	10,714	0.05%
James C. Musselman(3) 8401 N. Central Expressway, Suite 400 Dallas, Texas 75225	10,714	0.0625%	10,714	0.04%	10,714	0.05%
Christina Weaver Vest 100 Crescent Court, Suite 1200 Dallas, Texas 75201	—	—	—	—	—	—
Eric C. Neuman 100 Crescent Court, Suite 1200 Dallas, Texas 75201	—	—	—	—	—	—
Thomas O. Hicks, Jr. 100 Crescent Court, Suite 1200 Dallas, Texas 75201	—	—	—	—	—	—
Curt L. Crowford 100 Crescent Court, Suite 1200 Dallas, Texas 75201	—	—	—	—	—	—
Mark R. Richards 825 East Wisconsin Avenue, P.O. Box 359 Appleton, Wisconsin 54912-0359	—	—	—	—	—	—
Stephen P. Carter 825 East Wisconsin Avenue, P.O. Box 359 Appleton, Wisconsin 54912-0359	—	—	—	—	—	—
Terry M. Murphy 825 East Wisconsin Avenue, P.O. Box 359 Appleton, Wisconsin 54912-0359	—	—	—	—	—	—
Andrew F. Reardon 825 East Wisconsin Avenue, P.O. Box 359 Appleton, Wisconsin 54912-0359	—	—	—	—	—	—
Mark A. Suwyn 825 East Wisconsin Avenue, P.O. Box 359 Appleton, Wisconsin 54912-0359	—	—	—	—	—	—
Kathi P. Seifert 825 East Wisconsin Avenue, P.O. Box 359 Appleton, Wisconsin 54912-0359	—	—	—	—	—	—

	Pre-Transaction		Post-Transaction
	Shares of HACII Common Stock Beneficially Owned		Shares of HACII Common Stock Beneficially Owned (assuming no redemptions or repurchases)		Shares of HACII Common Stock Beneficially Owned (assuming maximum redemptions and/or repurchases) (1)
	Number	Percent	Number	Percent	Number	Percent
George W. Wurtz 825 East Wisconsin Avenue, P.O. Box 359 Appleton, Wisconsin 54912-0359	—	—	—	—	—	—
Kerry S. Arent 825 East Wisconsin Avenue, P.O. Box 359 Appleton, Wisconsin 54912-0359	—	—	—	—	—	—
Thomas J. Ferree 825 East Wisconsin Avenue, P.O. Box 359 Appleton, Wisconsin 54912-0359	—	—	—	—	—	—
Jeffrey J. Fletcher 825 East Wisconsin Avenue, P.O. Box 359 Appleton, Wisconsin 54912-0359	—	—	—	—	—	—
Kent E. Willetts 825 East Wisconsin Avenue, P.O. Box 359 Appleton, Wisconsin 54912-0359	—	—	—	—	—	—
All pre-Transaction directors and executive officers as a group (10 individuals)(3)(4)	2,142,857	12.5%	2,728,857	9.78%	2,728,857	12.90%
All post-Transaction executive officers and directors as a group (13 individuals)(4)(11)	—	—	3,244,320	11.62%	3,244,320	15.34%

(1)	Based upon the closing condition under the Equity Purchase Agreement that HACII have at least $82.0 million in trust proceeds after giving effect to the Redemption and any permitted repurchases but prior to the payment of the Cash Amount, expenses and certain other amounts.
(2)	Assumes the conversion by PDC of all of its Appleton Class B Units into 9,632,024 shares of HACII Common Stock immediately upon consummation of the Transaction. Prior to such conversion, PDC will hold 481,601.2 shares of HACII Series A Preferred Stock with voting power that is equivalent to the aggregate as-converted Appleton Class B Units. In connection with such conversion, the 481,601.2 shares of HACII Series A Preferred Stock will be automatically redeemed so that PDC’s voting interests prior to and following the conversion of Appleton Class B Units are equivalent. Includes 48,160.12 shares to be held by Newco, a Delaware corporation to be formed by PDC prior to the closing of the Transaction that will be a wholly-owned subsidiary of PDC. Pursuant to the terms of the Voting Trust Agreement, PDC will transfer all of the shares of Series A Preferred Stock that it holds to the Voting Trustee, who will be entitled to vote such shares at the direction of the ESOP participants.
(3)	Shares beneficially held include (i) a portion of the Founder Shares (equal to 2.5% of the issued and outstanding shares of HACII Common Stock immediately after the IPO) that are subject to forfeiture by the Initial Stockholders in the event the last sales price of HACII Common Stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of HACII’s initial business combination and (ii) 586,000 Sponsor Earnout Shares that are subject to forfeiture by the Sponsor in the event the last sales price of shares of HACII Common Stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days out of 30 consecutive trading days on or prior to the fifth anniversary of the closing of the Transaction.
(4)	Mr. Hicks is the sole member of HH-HACII GP, LLC, the general partner of the Sponsor, and may be considered to have beneficial ownership of the Sponsor’s interests in us. Mr. Hicks disclaims beneficial ownership of any shares of our common stock in which he does not have a pecuniary interest.
(5)	According to a Schedule 13G/A filed with the SEC on February 14, 2012 on behalf of Polar Securities Inc., a company incorporated under the laws of Ontario, Canada, and North Pole Capital Master Fund, a Cayman Islands exempted company, with respect to shares held directly by North Pole Capital Master Fund as of December 31, 2011.
(6)	According to a Schedule 13G/A filed with the SEC on February 14, 2012 on behalf of Bulldog Investors, Brooklyn Capital Management, Phillip Goldstein and Andrew Dakos with respect to shares held as of December 31, 2011. Messrs. Goldstein and Dakos are the principals of Bulldog Investors.

(7)	According to a Schedule 13G filed with the SEC on October 13, 2010 on behalf of Archer Capital Management, L.P., a Delaware limited partnership (“Archer”), as the investment manager to certain private investment funds (the “Funds”), Canton Holdings, L.L.C., a Delaware limited liability company (“Canton”), as the general partner of Archer, Joshua A. Lobel, an individual, as a principal of Canton, and Eric J. Edidin, an individual, as a principal of Canton, Archer, Canton, Mr. Lobel and Mr. Edidin may be deemed the beneficial owners of 1,300,000 shares of HACII Common Stock because Canton, Archer, Mr. Lobel and Mr. Edidin have the power to vote and dispose of 1,300,000 shares of HACII Common Stock held by the Funds.
(8)	According to a Schedule 13G filed with the SEC on October 18, 2010 on behalf of Fir Tree Value Master Fund, L.P., a Cayman Islands exempted limited partnership (“Fir Tree Value”), and Fir Tree, Inc., a New York corporation (“Fir Tree”), Fir Tree Value is the beneficial owner of 1,275,000 shares of HACII Common Stock. Fir Tree may be deemed to beneficially own the shares of common stock held by Fir Tree Value as a result of being the investment manager of Fir Tree Value. Fir Tree has been granted investment discretion over the HACII Common Stock held by Fir Tree Value, and thus, has shared power to direct the vote and disposition of 1,275,000 shares of HACII Common Stock.
(9)	According to a Schedule 13G/A filed with the SEC on February 14, 2012 on behalf of AQR Capital Management, LLC, a Delaware limited liability company (“AQR”), AQR is the beneficial owner, as of December 31, 2011, of 1,050,000 shares of HACII Common Stock.
(10)	According to a Schedule 13G filed with the SEC on February 10, 2012 reflecting securities beneficially owned, as of December 30, 2011, by the Corporate and Investment Banking business group and the Corporate Investments business group of Deutsche Bank AG and its subsidiaries and affiliates
(11)	Shares beneficially held include (i) a portion of the Founder Shares (equal to 2.5% of the issued and outstanding shares of HACII Common Stock immediately after the IPO) that are subject to forfeiture by the Initial Stockholders in the event the last sales price of HACII Common Stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of HACII’s initial business combination, (ii) 586,000 Sponsor Earnout Shares that are subject to forfeiture by the Sponsor in the event the last sales price of shares of HACII Common Stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days out of 30 consecutive trading days on or prior to the fifth anniversary of the closing of the Transaction, and (iii) the Management Incentive Shares.

The following table sets forth the beneficial ownership interests of the HACII Public Stockholders, the Initial Stockholders and PDC upon the issuance to PDC of the First Tier Contingency Consideration and the Second Tier Contingency Consideration (assuming (a) that no holders of Public Shares exercise their redemption rights and (b) that holders of the Public Shares have properly exercised their redemption rights and/or HACII has made permitted repurchases of Public Shares subject to the condition that the amount of cash held in trust is not less than $82.0 million, after giving effect to the Redemption and/or repurchases but prior to the payment of the Cash Amount, expenses and certain other amounts and (i) in the case of the First Tier Contingency Consideration, that HACII Common Stock trades at or above $12.50 for 20 out of 30 consecutive trading days on or prior to the fifth anniversary of the closing of the Transaction, and (ii) in the case of the Second Tier Contingency Consideration that HACII Common Stock trades at or above $15.00 for 20 out of 30 consecutive trading days on or prior to the fifth anniversary of the closing of the Transaction.

	Assuming First Tier Contingency Consideration				Assuming Second Tier Contingency Consideration
	Shares of HACII Common Stock Beneficially Owned (assuming no redemptions or repurchases)		Shares of HACII Common Stock Beneficially Owned (assuming maximum redemptions and/or repurchases) (1)		Shares of HACII Common Stock Beneficially Owned (assuming no redemptions or repurchases)		Shares of HACII Common Stock Beneficially Owned (assuming maximum redemptions and/or repurchases) (1)
	Number	Percent	Number	Percent	Number	Percent	Number	Percent
Paperweight Development Corp.(2) 825 East Wisconsin Avenue, P.O. Box 359 Appleton, Wisconsin 54912-0359	10,632,024	36.78%	10,632,024	48.00%	12,632,024	40.87%	12,632,024	52.31%
Initial Stockholders as a group(3) 100 Crescent Court, Suite 1200 Dallas, Texas 75201	2,728,857	9.44%	2,728,857	12.32%	2,728,857	8.83%	2,728,857	11.30%
HACII Public Stockholders as a group 100 Crescent Court, Suite 1200 Dallas, Texas 75201	15,000,000	51.89%	8,241,206	37.21%	15,000,000	48.53%	8,241,206	34.13%

(1)	Based upon the closing condition under the Equity Purchase Agreement that HACII have at least $82.0 million in trust proceeds after giving effect to the Redemption and any permitted repurchases but prior to the payment of the Cash Amount, expenses and certain other amounts.
(2)	Assumes the conversion by PDC of all of its Appleton Class B Units into 9,632,024 shares of HACII Common Stock immediately upon consummation of the Transaction. Prior to such conversion, PDC will hold 481,601.2 shares of HACII Series A Preferred Stock with voting power that is equivalent to the aggregate as-converted Appleton Class B Units. In connection with such conversion, the 481,601.2 shares of HACII Series A Preferred Stock will be automatically redeemed so that PDC’s voting interests prior to and following the conversion of Appleton Class B Units are equivalent. Includes 48,160.12 shares to be held by Newco, a Delaware corporation to be formed by PDC prior to the closing of the Transaction that will be a wholly-owned subsidiary of PDC. Pursuant to the terms of the Voting Trust Agreement, PDC will transfer all of the shares of Series A Preferred Stock that it holds to the Voting Trustee, who will be entitled to vote such shares at the direction of the ESOP participants.
(3)	Shares beneficially held include (i) a portion of the Founder Shares (equal to 2.5% of the issued and outstanding shares of HACII Common Stock immediately after the IPO) that are subject to forfeiture by the Initial Stockholders in the event the last sales price of HACII Common Stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of HACII’s initial business combination and (ii) 586,000 Sponsor Earnout Shares that are subject to forfeiture by the Sponsor in the event the last sales price of shares of HACII Common Stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days out of 30 consecutive trading days on or prior to the fifth anniversary of the closing of the Transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions of HACII

Related Person Policy

HACII’s audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent HACII enters into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, HACII requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire on an annual basis that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

All ongoing and future transactions between HACII and any director or member of its management team, the Initial Stockholders, or their respective affiliates, including financing, will be on terms believed by HACII at that time, based upon other similar arrangements known to HACII, to be no less favorable than are available from unaffiliated third parties. Such transactions will require prior approval in each instance by HACII’s audit committee. HACII is not prohibited from pursuing an initial business combination with a company that is affiliated with the Sponsor or HACII’s officers or directors. In the event HACII seeks to complete an initial business combination with such a company, HACII, or a committee of its independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA, that such an initial business combination is fair to HACII from a financial point of view.

Founder Shares

On June 15, 2010, the Sponsor purchased the Founder Shares for an aggregate purchase price of $25,000, or approximately $0.0076 per share. On July 30, 2010, the Sponsor transferred an aggregate of 32,856 Founder Shares to William A. Montgomery and William F. Quinn, each of whom joined HACII’s board of directors upon the closing of the IPO. On October 8, 2010, the Sponsor, and Messrs. Montgomery and Quinn returned an aggregate of 821,428 of their Founder Shares to HACII for no consideration in connection with a reduction in the number of units to be offered in the IPO. In addition, the Sponsor, and Messrs. Montgomery and Quinn returned an aggregate of 321,429 Founder Shares to HACII for no consideration after the underwriters of the IPO determined that they would not exercise their option to purchase additional units to cover any over-allotments. On January 13, 2012, the Sponsor transferred 10,714 Founder Shares to James C. Musselman in connection with Mr. Musselman’s appointment to HACII’s board of directors. A portion of the Founder Shares (equal to 2.5% of the issued and outstanding shares of HACII Common Stock immediately after the IPO) will be subject to forfeiture by the Initial Stockholders in the event the last sales price of HACII Common Stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of HACII’s initial business combination.

Thomas O. Hicks, HACII’s founder and chairman of the board, is the sole member of HH-HACII GP, LLC, the general partner of the Sponsor. In addition, Mr. Hicks, Christina Weaver Vest, HACII’s president, chief executive officer and chief financial officer, Eric C. Neuman, a senior vice president of HACII, Curt Crofford, a vice president of HACII, Thomas O. Hicks, Jr., HACII’s secretary and a vice president of HACII, Mack H. Hicks, a vice president of HACII, and Robert M. Swartz, HACII’s former president and chief executive officer, are each limited partners of the Sponsor. The Sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in the Sponsor is an accredited investor under Rule 501 of Regulation

D. The limited partnership agreement of the Sponsor provides that its partnership interests may only be transferred to officers or directors of HACII or other persons affiliated with the Sponsor, or in connection with estate planning transfers.

The Initial Stockholders agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares they may hold in connection with the consummation of HACII’s initial business combination. Additionally, the Initial Stockholders agreed to waive their redemption rights with respect to their Founder Shares if HACII fails to consummate an initial business combination by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved). The Founder Shares may not be transferred, assigned or sold until the earlier of one year after the completion of HACII’s initial business combination (or earlier if, subsequent to HACII’s initial business combination, the last sales price of HACII Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period commencing at least 150 days after HACII’s initial business combination) and the date on which HACII consummates a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of HACII Common Stock for cash, securities or other property.

Sponsor Warrants

HACII consummated the private sale of 6,666,667 Sponsor Warrants to the Sponsor at a price of $0.75 per warrant (for an aggregate purchase price of $5.0 million) simultaneously with the closing of the IPO. Each Sponsor Warrant entitles the holder to purchase one share of HACII Common Stock.

The Sponsor Warrants (including the HACII Common Stock issuable upon exercise of the Sponsor Warrants) will not be transferable, assignable or salable until 30 days after the completion of HACII’s initial business combination (except, among certain other limited exceptions, to HACII’s officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by HACII so long as they are held by the Sponsor or its permitted transferees.

If the Transaction is not consummated by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved) the Sponsor Warrants will expire worthless.

Administrative Services

Hicks Holdings Operating LLC, an entity controlled by Mr. Hicks, has agreed to, from the date of the closing of the IPO through the earlier of its consummation of a business combination or its liquidation, make available to HACII office space and certain office and administrative services, as it may require from time to time. HACII has agreed to pay Hicks Holdings Operating LLC $10,000 per month for these services. However, this arrangement is solely for HACII’s benefit and is not intended to provide Mr. Hicks compensation in lieu of salary. HACII believes, based on rents and fees for similar services in the Dallas metropolitan area, that the fee charged by Hicks Holdings Operating LLC is at least as favorable as it could have obtained from an unaffiliated person.

Loan to HACII

Mr. Hicks also advanced to HACII $225,000 to cover expenses related to the IPO. This loan was non-interest bearing, unsecured and was due at the earlier of December 31, 2010 and the closing of the IPO. The loan was repaid upon the closing of the IPO out of the $1.75 million of offering proceeds that was allocated to the payment of offering expenses.

Expenses

HACII has and will continue to reimburse its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on HACII’s behalf, such as identifying and investigating possible target businesses and business combinations.

As of March 31, 2012, HACII has reimbursed its officers and directors for $50,680 in expenses incurred by them on its behalf. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that no proceeds held in the trust account may be applied to the payment of such expenses prior to the consummation of a business combination, except to the extent paid out of up to $2.25 million, subject to adjustment, of interest earned on the trust account that may be released to HACII to fund its working capital requirements. HACII’s audit committee will review and approve all payments made to the Initial Stockholders, HACII’s officers and directors and their affiliates, and any payments made to members of its audit committee will be reviewed and approved by HACII’s board of directors, with the interested director or directors abstaining from such review and approval.

Right of First Review

HACII entered into a written agreement with each of its officers that provides that, until the earliest of HACII’s initial business combination, its liquidation and such time as he or she ceases to be an officer of HACII, to present to HACII for its consideration, prior to presentation to any other entity, any business opportunity with an enterprise value of $100 million or more, subject to any pre-existing fiduciary or contractual obligations he or she might have. If any of HACII’s officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to HACII or, in the case of a noncompete obligation, possibly prohibited from referring such opportunity to HACII. All of HACII’s officers currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to HACII.

Lack of Compensation, Fees

Other than the $10,000 per month administrative fee paid to Hicks Holdings Operating LLC and reimbursement of any out-of-pocket expenses incurred in connection with activities on HACII’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to the Sponsor or HACII’s officers or directors, or to any of their respective affiliates, prior to or with respect to HACII’s initial business combination (regardless of the type of transaction that it is).

Related Person Transactions of the Company

None.

The Company’s Review, Approval or Ratification of Transactions with Related Persons

The Company’s corporate governance committee and audit committee have the authority to review and approve any Related Person Transactions (as defined below). The Company has adopted written procedures for the review of Related Person Transactions, which provide for review of all the relevant facts and circumstances for all Related Person Transactions that require approval. In determining whether to approve or disapprove a Related Person Transaction, the Corporate Governance Committee and the Audit Committee will take into account, among other factors deemed appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

A “Related Person Transaction” is any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; (b) the Company is or was a participant; and (c) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director or trustee (or any similar position) or a less than 10 percent beneficial owner of another entity). A “Related Person” is any (a) person who is an executive officer, director or nominee for election as a director of the Company; (b) person who owns greater than 5 percent beneficial ownership of the Company’s outstanding common stock; or (c) Immediate Family Member of any of the foregoing. An “Immediate Family Member” includes spouse, parent, grandparents, children, grandchildren, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and any person (other than a tenant or employee) sharing the household of a person.

Indemnification Agreements

The terms of the Equity Purchase Agreement require HACII to enter into indemnification agreements with each of the directors included in the Director Election Proposal. HACII has adopted a form of indemnification agreement and expects to enter into such an agreement with each of its directors pursuant to which HACII will indemnify such persons to the fullest extent permitted under Delaware law against claims arising by reason of the fact that the indemnitee is serving as a director of HACII, including claims in respect of an alleged breach of fiduciary duties. Indemnification is available for costs incurred by directors who have satisfied the applicable standard of conduct. If the litigation is by or in the right of HACII, indemnification for expenses is not available if a judgment has been entered that the director is liable to HACII, unless indemnification is otherwise determined by a court to be available. Indemnification is required if the director has been successful on the merits in defense of an action. HACII may advance expenses prior to ultimate determination of availability of indemnification if it receives an undertaking from the director to repay such amounts if it is determined that indemnification is not available. No indemnification is available for (i) actions initiated by the director, (ii) violations of Section 16 of the Exchange Act or (iii) violations of non-compete or nondisclosure agreements.

The HACII charter and HACII’s amended and restated bylaws include indemnification provisions for directors and executive officers, and HACII has also obtained directors’ and officers’ liability insurance that provides coverage under circumstances that may not be covered by the indemnification agreements.

DESCRIPTION OF SECURITIES

General

The HACII charter authorizes the issuance of up to 500,000,000 shares of HACII Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, or HACII Preferred Stock. As of June 26, 2012, HACII had 17,142,857 outstanding shares of HACII Common Stock and outstanding HACII warrants to acquire 21,666,667 shares of HACII Common Stock at an exercise price of $12.00 per share that will become exercisable 30 days after the consummation of the Transaction provided that there is an effective registration statement under the Securities Act covering the shares of HACII Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available. No shares of HACII Preferred Stock are currently outstanding.

Units

HACII issued an aggregate of 15,000,000 HACII units in the IPO. Each HACII unit consists of one share of HACII Common Share and one HACII warrant. Each HACII warrant entitles its holder to purchase one share of HACII Common Stock. Any securityholder may elect to separate a HACII unit and trade the HACII Common Stock and HACII warrant separately or as a unit.

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by holders of HACII Common Stock. In connection with a stockholder vote to approve HACII’s initial business combination, if any, the Initial Stockholders have agreed to vote their Founder Shares in accordance with the majority of the votes cast by the HACII Public Stockholders and to vote any Public Shares purchased during or after the offering in favor of the initial business combination. In addition, the Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the consummation of a business combination, although they will be entitled to redemption and liquidation rights with respect to any Public Shares they hold if HACII fails to consummate a business combination within the required time period.

HACII’s stockholders are entitled to receive ratable dividends when, as and if declared by HACII’s board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of HACII after a business combination, HACII’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the HACII Common Stock. HACII’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the HACII Common Stock, except that HACII will provide its stockholders with the opportunity to redeem their shares of HACII Common Stock for cash equal to their pro rata share of the aggregate amount including interest then on deposit in the trust account, but net of any accrued and unpaid taxes, upon the consummation of HACII’s initial business combination (or, if applicable, upon the approval of the Amendment Proposal), subject to the limitations described herein.

Preferred Stock

The HACII charter authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by HACII’s board of directors. Accordingly, HACII’s board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the HACII Common Stock and could have anti-takeover effects. The ability of HACII’s board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of HACII or the removal of existing management. However, the HACII charter prohibits HACII from issuing shares of preferred stock prior to its initial business combination, except in connection with the consummation of the initial business combination that has been approved by a majority of the votes cast by HACII Public Stockholders. No shares of preferred stock are currently issued or outstanding.

Series A Voting Preferred Stock

Pursuant to the Equity Purchase Agreement, HACII will, concurrent with the consummation of the Transaction, designate 481,601.2 shares of HACII Preferred Stock as “Series A Voting Preferred Stock.” Holders of the HACII Series A Voting Preferred Stock shall have the following rights:

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Upon exchange of the Appleton Class B Units in accordance with the Exchange, an equivalent number of shares of HACII Series A Voting Preferred Stock will be concurrently automatically redeemed, subject to the availability of lawful funds, for its par value of $0.0001 per share and become authorized but unissued HACII Preferred Stock. Except in connection with the exchange of the Appleton Class B Exchangeable Units, the HACII Series A Voting Preferred Stock shall not be redeemable. Except as provided in the Exchange and Support Agreement and the Equity Purchase Agreement, the holders of HACII Series A Voting Preferred Stock will have no other conversion, preemptive or other subscription rights with respect to the HACII Series A Voting Preferred Stock and there are no sinking fund provisions applicable to the HACII Series A Voting Preferred Stock.

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Holders shall have the right to vote on all matters submitted to a vote of the stockholders of HACII, voting together with the holders of HACII Common Stock as a single class; each share of HACII Series A Voting Preferred Stock held on the record date for determining the stockholders of HACII initially will be entitled to vote is entitled to 20 votes (subject to equitable adjustment for organic dilution), which is referred to in this proxy statement as the Preferred Stock Voting Multiple. The calculation of the Preferred Stock Voting Multiple shall take into account fractions of a share of the HACII Series A Voting Preferred Stock of amounts equal to or greater than one-twentieth of a share.

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In addition to any vote required by the HACII charter or by applicable law, for so long as any shares of HACII Series A Voting Preferred Stock shall remain outstanding, the vote of holders of two-thirds of the then outstanding shares of HACII Series A Voting Preferred Stock, voting separately as a series, shall be necessary for HACII to:

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adopt any alteration, amendment or repeal of any provision of the HACII charter (including any such alteration, amendment or repeal effected by any merger or consolidation) that effects a division, subdivision, consolidation or combination of shares of HACII Common Stock or increases the per share voting power of the HACII Common Stock, unless such alteration, amendment or repeal also proportionately divides, subdivides, consolidates or combines shares of Series A Voting Preferred Stock on the same basis and does not alter or change the voting preferences or power of the HACII Series A Voting Preferred Stock relative to the HACII Common Stock;

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declare any dividend or distribution on the HACII Common Stock (other than in connection with a liquidation) in shares of HACII Common Stock, HACII Preferred Stock or securities convertible, exercisable, or exchangeable for HACII Common Stock or HACII Preferred Stock, unless a proportionate dividend or distribution of shares of HACII Series A Voting Preferred Stock is also declared on the HACII Series A Voting Preferred Stock;

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except in connection with a division or subdivisions as discussed above, divide or subdivide (by stock split, stock dividend or other distribution, reclassification, recapitalization or otherwise) the HACII Series A Voting Preferred Stock into a greater number of shares or combine or consolidate (by reverse stock split, reclassification, recapitalization or otherwise) the HACII Series A Voting Preferred Stock;

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list any shares of its capital stock on a securities exchange or trading market whose listing rules would alter or change the voting power of the Series A Voting Preferred Stock or prevent the issuance of the Contingency Consideration; or

•	amend, alter or repeal any provision of the HACII charter or HACII’s bylaws in a manner that adversely affects the powers, preferences or rights of the Series A Voting Preferred Stock.

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In the event of certain organic changes to the HACII Common Stock and Appleton Class B Exchangeable Units, including a division, subdivision, combination or consolidation, HACII will be required to either cause an identical proportionate organic change to the HACII Series A Voting Preferred Stock or equitably adjust the Preferred Stock Voting Multiple.

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The certificate of designation for the HACII Series A Voting Preferred Stock shall provide that HACII shall be required to issue fractions of a share of the HACII Series A Voting Preferred Stock and shall not (i) arrange for the disposition of fractional interests, (ii) pay in cash the fair value of fractions of a share or (iii) issue scrip or warrants therefor, and in each case so long as the HACII Series A Voting Preferred Stock remains outstanding provided, however, that HACII is not required to issue fractional shares of HACII Series A Voting Preferred Stock in increments less than one-twentieth of a share (subject to equitable adjustment to the extent the Preferred Stock Voting Multiple is equitably adjusted), and any amount less than one-twentieth of a share (subject to equitable adjustment to the extent the Preferred Stock Voting Multiple is equitably adjusted) of HACII Series A Voting Preferred Stock shall result in HACII paying to the holder in cash the fair value of such share based off a value of $0.0001 per share.

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In the event of a liquidation (complete or partial), dissolution or winding up of HACII, whether voluntary or involuntary, the holders of the HACII Series A Voting Preferred Stock shall only be entitled to receive a liquidating distribution in the amount of $0.0001 per share, and no more. If, upon a liquidation, the amounts payable with respect to HACII Series A Voting Preferred Stock and any other stock ranking as to any such distribution on parity with the HACII Series A Voting Preferred Stock are not paid in full, the holders of HACII Series A Voting Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amounts to which the holders of HACII Series A Voting Preferred Stock are entitled as provided herein, the holders of HACII Series A Voting Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of HACII in respect of such shares.

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Except in the case of a liquidation, the HACII Series A Voting Preferred Stock is not entitled to receive dividends or distributions other than dividends or distributions of shares of HACII Common Stock or HACII Preferred Stock or other equity-linked securities in connection with an organic change of the capital stock of HACII or Appleton or in the event of any merger, acquisition, reorganization, consolidation, or liquidation of HACII or any reclassification or other similar transaction as a result of which the shares of HACII Common Stock are converted into another security involving a payment or distribution of cash, securities or other assets to the holders of HACII Common Stock in which the Appleton Class B Exchangeable Units remain outstanding.

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The HACII Series A Voting Preferred Stock is subject to transfer restrictions intended to prohibit the transfer of such shares unless they are transferred with a proportionate amount of Appleton Class B Exchangeable Units. In order to satisfy the transfer restriction, a holder must transfer a number of shares of HACII Series A Voting Preferred Stock equal to the number of Appleton Class B Exchangeable Units divided by the Preferred Stock Voting Multiple, which is initially twenty (20).

Warrants

HACII Public Warrants

Each HACII Public Warrant entitles the registered holder to purchase one shares of HACII Common Stock at a price of $12.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	30 days following the completion of an initial business combination, including the Transaction; and

•	October 14, 2011.

Following the consummation of the Warrant Amendment, each outstanding HACII Public Warrant and Sponsor Warrants will be exercisable (subject to the timing limitations set forth above) for one-half of one share of HACII Common Stock at an exercise price of $6.00 per half-share.

However, the HACII Public Warrants will be exercisable only if a registration statement relating to the HACII Common Stock issuable upon exercise of the warrants is effective and current. The HACII Public Warrants will expire five years after the completion of HACII’s initial business combination, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

Once the HACII Public Warrants become exercisable, HACII may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

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if, and only if, the last sale price of HACII Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before HACII sends to the notice of redemption to the warrant holders.

If HACII calls the HACII Public Warrants for redemption as described above, HACII’s management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” If HACII’s management takes advantage of this option, all holders of HACII Public Warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of HACII Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of HACII Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of HACII Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If HACII’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of HACII Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If HACII calls the HACII warrants for redemption and HACII’s management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Sponsor Warrants for cash or on a cashless basis using the same formula described above that holders of HACII Public Warrants would have been required to use had all HACII warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

The exercise price, the redemption price and number of shares of HACII Common Stock issuable on exercise of the HACII Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or HACII’s recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of HACII Common Stock issuable on exercise of the warrants will not be adjusted for issuances of HACII Common Stock at a price below the warrant exercise price.

The HACII Public Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and HACII. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to HACII, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of HACII Common Stock and any voting rights until they exercise their warrants and receive shares of HACII Common Stock. After the issuance of shares of HACII Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by HACII stockholders.

No HACII Public Warrants will be exercisable unless at the time of exercise HACII has an effective registration statement under the Securities Act covering the shares of HACII Common Stock issuable upon exercise of the HACII Public Warrants and a current prospectus relating to them is available.

HACII has not yet registered the shares of HACII Common Stock issuable upon exercise of the HACII Public Warrants although under the terms of the warrant agreement, HACII agreed to meet these conditions and use its best efforts to file a registration statement covering such shares and maintain a current prospectus relating to HACII Common Stock issuable upon exercise of the HACII Public Warrants until the expiration of the warrants. However, HACII cannot assure the warrantholders that it will be able to do so, and if it does not maintain a current prospectus related to the HACII Common Stock issuable upon exercise of the HACII Public Warrants, holders will be unable to exercise their warrants and HACII will not be required to settle any such warrant exercise. If the prospectus relating to the HACII Common Stock issuable upon the exercise of the HACII Public Warrants is not current, HACII will not be required to net cash settle or cash settle the warrant exercise, the HACII Public Warrants may have no value, the market for the HACII Public Warrants may be limited and the HACII Public Warrants may expire worthless.

Prior to the consummation of the Warrant Amendment, no fractional shares will be issued upon exercise of the HACII Public Warrants. Following the consummation of the Warrant Amendment, cash payments may be made in lieu of fractional shares. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of HACII Common Stock to be issued to the warrant holder.

There will be no redemption rights or liquidating distributions with respect to HACII Public Warrants, which will expire worthless in the event HACII does not consummate a business combination before July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved).

Sponsor Warrants

The Sponsor purchased an aggregate of 6,666,667 Sponsor Warrants from HACII at a price of $0.50 per warrant in a private placement completed on October 14, 2010. The Sponsor Warrants (including the HACII Common Stock issuable upon exercise of the Sponsor Warrants) will not be transferable, assignable or salable (other than to HACII’s officers and directors and other persons or entities affiliated with the Sponsor) until 30 days after the completion of HACII’s initial business combination and they will not be redeemable by HACII so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Sponsor Warrants have terms and provisions that are identical to the HACII Public Warrants and will be treated the same as the HACII Public Warrants for purposes of the Warrant Adjustment, except that such Sponsor Warrants may be exercised by the holders on a cashless basis. However, the Sponsor will receive, in lieu of the Cash Amount, 586,000 Sponsor Earnout Shares, which is the equivalent of 0.0879 of a share of HACII Common Stock per Sponsor Warrant. If the Sponsor Warrants are held by holders other than the Sponsor or its permitted transferees, the Sponsor Warrants will be redeemable by HACII and exercisable by the holders on the same basis as the HACII Public Warrants.

New Appleton Units

The Appleton LLC Agreement gives the Managing Member, in such capacity, control over the day-to-day operations of Appleton and holders are Units are only entitled to vote with respect to those matters for which such holders’ vote is required by the Appleton LLC Agreement or applicable law. See “The Purchase Agreements—Ancillary Agreements—Appleton LLC Agreement” for more information.

Appleton Class A Units

Under the terms of the Appleton LLC Agreement, a two-thirds vote of the Appleton Class A Units, voting as a class, shall be required prior to Appleton taking or permitting certain actions, including:

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any issuance of additional Appleton Class A Units or Appleton Class B Units other than as required pursuant to by the Appleton LLC Agreement, the Equity Purchase Agreement and/or the Exchange Agreement;

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the establishment and/or issuance of new classes of units or other equity securities of Appleton, other than certain issuances required pursuant to the Appleton LLC Agreement, the Equity Purchase Agreement and/or the Exchange Agreement;

•	the dissolution, liquidation or winding up of Appleton or the commencement of a voluntary proceeding seeking reorganization or other similar relief;

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a reincorporation, merger, consolidation, conversion or sale of all or substantially all the assets of Appleton or similar action (other than where the successor remains an affiliate of HACII and the holders of Appleton Class A Units are not adversely affected as a class and receive equity securities in the successor substantially identical in their rights as the Appleton Class A Units);

•	the withdrawal or resignation of a member of Appleton other than pursuant to a permitted transfer;

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the amendment, supplement, waiver or modification of the Appleton LLC Agreement or Appleton’s certificate of formation in a manner that disproportionately and adversely impacts the Appleton Class A Units;

•	the direct transfer or pledge of Units, equity securities or other membership interests in Appleton by PDC or any permitted transferee, other than pursuant to the Exchange Agreement; and

•	the amendment, supplement, waiver or modification of the Exchange Agreement.

Appleton Class B Units

Under the terms of the Appleton LLC Agreement, the voting rights of the Appleton Class B Units will be limited to the matters described below and those matters required by non-waivable provisions of Delaware law. Although the Appleton Class B Units will not generally have voting rights, ESOP participants will have voting power at HACII equivalent to PDC’s ownership of Appleton Class B Units through their ability to direct the voting of the HACII Series A Preferred Stock held by the Voting Trustee. A two-thirds vote of the Appleton Class B Units, voting as a class, shall be required prior to Appleton taking or permitting any of the following actions:

•	any issuance of additional Appleton Class A Units or Appleton Class B Units other than as required pursuant to the Appleton LLC Agreement, the Equity Purchase Agreement and/or the Exchange Agreement;

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the establishment and/or issuance of new classes of units or other equity securities of Appleton, other than certain issuances required pursuant to the Appleton LLC Agreement, the Equity Purchase Agreement and/or the Exchange Agreement;

•	the dissolution, liquidation or winding up of Appleton or the commencement of a voluntary proceeding seeking reorganization or other similar relief;

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a reincorporation, merger, consolidation, conversion or sale of all or substantially all the assets of Appleton or similar action (other than where the successor remains an affiliate of HACII and the holders of Appleton Class B Units are not adversely affected as a class and receive equity securities in the successor substantially identical in their rights as the Appleton Class B Units);

•	the withdrawal or resignation of a member of Appleton other than pursuant to a permitted transfer;

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the amendment, supplement, waiver or modification of the Appleton LLC Agreement or Appleton’s certificate formation in a manner that disproportionately and adversely impacts the Appleton Class B Units or that impacts any matter relating to capital accounts, allocations or taxes;

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certain matters within the discretion of the Managing Member, such as matters relating to the maintenance of capital accounts, preparation of tax returns and settlement of any tax controversy with a taxing authority;

•	the direct transfer or pledge of Units or other equity securities of Appleton, subject to certain exceptions; and

•	the amendment, supplement, waiver or modification of the Exchange Agreement.

Delaware Anti-Takeover Law

HACII is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of HACII’s outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of HACII’s assets. However, the above provisions of Section 203 do not apply if:

•	HACII’s board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of HACII’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the business combination is approved by HACII’s board of directors and authorized at a meeting of HACII’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

HACII’s board of directors has considered the above criteria, approved the Transaction and determined that Section 203 does not prevent the consummation of the Transaction.

Transfer Agent

The transfer agent for HACII Common Stock and HACII units is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Information Agent

The information agent is Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902.

MATERIAL DIFFERENCES IN RIGHTS OF HACII STOCKHOLDERS

FOLLOWING THE TRANSACTION

Following the consummation of the Transaction, HACII stockholders who hold shares of HACII Common Stock will have the same rights as stockholders of HACII prior to the Transaction, except with respect to the following:

Provisions Relating to Status as SPAC

The following provisions of Article IX of the HACII charter, which may not be amended prior to consummation of a business combination unless at least 65% of the outstanding shares are voted in favor of such amendment, will no longer be applicable following the consummation of the Transaction:

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The trust account, which was established for the deposit of the proceeds of the IPO, may not be disbursed until the earlier of a business combination or the 21 months following the closing of the IPO in the event HACII does not consummate a business combination (or, in the event that the Amendment Proposal is approved, September 14, 2012, in the event that the Transaction is not consummated by such date);

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Holders of shares of HACII Common Stock are provided the opportunity to redeem their shares, effective upon consummation of a business combination for cash equal to the redemption price (as noted below) either through a tender offer or in conjunction with a stockholder vote and the solicitation of proxies;

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A holder is restricted from redeeming shares equal to more than 10% of the shares issued in the IPO if the redemption is conducted in conjunction with a stockholder vote and the solicitation of proxies;

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If HACII does not consummate a business combination prior to July 14, 2012 (or, in the event that the Amendment Proposal is approved, if HACII does not consummate the Transaction by September 14, 2012), it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that mat be released from the trust account to pay dissolution expenses), divided by the number of then outstanding Public Shares, together with the contingent right to receive, in cash, following its dissolution, a pro rata share of the balance of HACII’s net assets that would otherwise be payable to the holders of HACII Common Stock under Delaware law, if any; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of HACII’s remaining stockholders and HACII’s board of directors, dissolve and liquidate, subject in each case to HACII’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

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If the redemption is conducted in conjunction with a stockholder vote and the solicitation of proxies, HACII will consummate a business combination only if the business combination is approved by the affirmative vote of the holders of a majority of the shares of HACII Common Stock that are voted at a stockholder meeting held to consider such initial business combination;

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A holder of HACII Common Stock shall receive funds from the trust account only if HACII conducts redemptions (i) in connection with a business combination or (ii) in connection with its failure to consummate a business combination prior to July 14, 2012 (or, in the event that the Amendment Proposal is approved, in connection with its failure to consummate the Transaction by September 14, 2012) and the holder exercises its redemption rights or HACII redeems the shares in connection with a business combination each as noted above;

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If HACII seeks stockholder approval of its business combination, prior to the consummation thereof, HACII may instruct the trustee to release from the trust account the amount necessary to purchase 15% of the Public Shares at any time commencing after the filing of a preliminary proxy for the business combination and ending on the record date for the stockholder meeting to approve such business combination;

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Prior to the consummation of a business combination, HACII may not issue any additional capital stock that participates in the proceeds of the trust account or that votes on any business combination if HACII seeks stockholder approval of a business combination; and

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If HACII enters into a business combination with a target business that is affiliated with the Sponsor or HACII’s directors or officers, HACII, or a committee of HACII’s independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA that such business combination is fair to HACII from a financial point of view; provided that HACII will not enter into a business combination with any such affiliate that is engaged in the business of owning or operating a professional sports team as its principal business.

Dividends

The Delaware General Corporation Law, or DGCL, permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. However, HACII has never declared or paid cash dividends on its capital. HACII currently intends to retain all available funds and any future earnings for use in the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be made at the discretion of HACII’s board of directors and will be dependent upon HACII’s financial condition, operating results, capital requirements and other factors that the board deems relevant.

Approval of Corporation Actions

Prior to the consummation of the Transaction, HACII’s board of directors and stockholders had the authority to approve certain actions in accordance with the DGCL and HACII’s charter. Following the consummation of the Transaction, in addition to any vote required by the HACII charter or by applicable law, for so long as any shares of HACII Series A Preferred Stock shall remain outstanding, the vote of holders of at least two-thirds of the then outstanding shares of HACII Series A Preferred Stock, voting separately as a series, shall be necessary for HACII to:

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adopt any alteration, amendment or repeal of any provision of the HACII charter (including any such alteration, amendment or repeal effected by any merger or consolidation) that effects a division, subdivision, consolidation or combination of shares of HACII Common Stock or increases the per share voting power of the HACII Common Stock, unless such alteration, amendment or repeal also proportionately divides, subdivides, consolidates or combines shares of HACII Series A Preferred Stock on the same basis and does not alter or change the voting preferences or power of the HACII Series A Preferred Stock relative to the HACII Common Stock;

•

declare any dividend or distribution on the HACII Common Stock (other than in connection with a liquidation) in shares of HACII Common Stock, HACII Preferred Stock or securities convertible, exercisable, or exchangeable for HACII Common Stock or HACII Preferred Stock, unless a proportionate dividend or distribution of shares of HACII Series A Preferred Stock is also declared on the HACII Series A Preferred Stock;

•

except in connection with a division or subdivisions as discussed above, divide or subdivide (by stock split, stock dividend or other distribution, reclassification, recapitalization or otherwise) the HACII Series A Preferred Stock into a greater number of shares or combine or consolidate (by reverse stock split, reclassification, recapitalization or otherwise) the HACII Series A Preferred Stock;

•

list any shares of its capital stock on a securities exchange or trading market whose listing rules would alter or change the voting power of the HACII Series A Preferred Stock or prevent the issuance of the Contingency Consideration; or

•	amend, alter or repeal any provision of the HACII charter or bylaw in a manner that adversely affects the powers, preferences or rights of the HACII Series A Preferred Stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (each as defined below) who own HACII Common Stock or HACII Public Warrants of (a) the Transaction to such holders whose HACII Common Stock is tendered and accepted for payment in connection with the exercise of redemption rights, (b) the Warrant Amendment to such holders who are HACII Public Warrant holders, (c) the exercise, disposition, and lapse of the HACII Public Warrants as amended under the Warrant Amendment Proposal (referred to as the “Amended Warrants” in this section), and (d) the acquisition, ownership and disposition of HACII Common Stock received upon exercise of the Amended Warrants. This discussion assumes that holders hold HACII Common Stock or HACII Public Warrants as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, or the Code. This discussion does not address all aspects of U.S. federal taxation that may be relevant to a particular holder in light of the holder’s individual investment or tax circumstances. In addition, this discussion does not address (i) state, local or non-U.S. tax consequences, (ii) the special tax rules that may apply to certain holders, including without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers who have elected mark-to-market accounting, taxpayers that are subject to the alternative minimum tax, tax-exempt entities, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, taxpayers whose functional currency is not the U.S. dollar, or U.S. expatriates or former long-term residents of the United States, or (iii) the special tax rules that may apply to a holder that acquires, holds, or disposes of shares as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated investment. Additionally, this discussion does not consider the tax treatment of partnerships (or other entities treated as partnerships for U.S. federal income tax purposes) or other pass-through entities or persons who hold HACII Common Stock or HACII Public Warrants through such entities.

This discussion is based on current provisions of the Code, final, temporary and proposed U.S. Treasury Regulations, judicial opinions, and published positions of the IRS, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. HACII has not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed herein or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. holder” means a person that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. holders have the authority to control all substantial decisions of the trust, or (b) it has in effect a valid election to be treated as a U.S. holder. As used in this discussion, the term “non-U.S. holder” means a beneficial owner of HACII Common Stock or HACII Public Warrants (other than a partnership or other entity treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

This discussion is only a summary of material U.S. federal income tax consequences of the Transaction and Warrant Amendment. Holders are urged to consult their own tax advisors with respect to the particular tax consequences to them of the Transaction and Warrant Amendment, including the effect of any federal tax laws other than income tax laws, any state, local, or non-U.S. tax laws and any applicable tax treaty.

The Transaction

Non-Participation in the Exercise of Redemption Rights

None of the HACII units, the HACII Common Stock or the HACII Public Warrants will be exchanged in the Transaction. Holders of HACII Common Stock who do not tender any of their HACII Common Stock in connection with the exercise of redemption rights will not recognize any gain or loss for U.S. federal income tax purposes as result of the consummation of the Transaction.

Exchange of HACII Common Stock in Connection with the Exercise of Redemption Rights

The exchange of HACII Common Stock for cash in connection with the exercise of redemption rights will be a taxable redemption of the HACII Common Stock for U.S. federal income tax purposes. The exercise of redemption rights will be treated either as a sale of HACII Common Stock or as a distribution with respect to HACII Common Stock, as more fully described below under “—Criteria for Determining Sale or Distribution Treatment Under Section 302.”

Sale of HACII Common Stock

If the exercise of redemption rights qualifies as a sale of HACII Common Stock by a holder under Section 302 of the Code, such holder will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the HACII Common Stock. A holder’s adjusted tax basis in the HACII Common Stock generally will equal the holder’s acquisition cost, and if the holder purchased HACII units, the cost of such units would be allocated between the HACII Common Stock and the HACII Public Warrants that comprised such units based on their relative fair market values at the time of purchase. Any such capital gain or loss recognized by a U.S. holder will be long-term capital gain or loss if the U.S. holder’s holding period for the HACII Common Stock exceeds one year. A holder must calculate gain or loss separately for each block of HACII Common Stock exchanged in connection with the exercise of redemption rights (generally, shares acquired at the same cost in a single transaction). Long term capital gains of non-corporate U.S. holders are currently subject to a reduced maximum tax rate of 15%. The deductibility of capital losses is subject to limitations.

Any gain recognized by a non-U.S. holder upon a sale of HACII Common Stock generally will not be subject to U.S. federal income tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder), (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) HACII is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held its HACII Common Stock, and, in the case where shares of HACII Common Stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than 5% of HACII’s common stock at any time since the later of October 14, 2010 and the date such non-U.S. holder acquired the HACII Common Stock.

Net gain realized by a non-U.S. holder described in clause (i) of the preceding sentence will be subject to tax at generally applicable U.S. federal income tax rates. Any such gains of a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes also may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-U.S. holder described in clause (ii) of the preceding paragraph will be subject to a flat 30% tax, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. With respect to clause (iii), HACII believes it is not a United States real property holding corporation, but there can be no assurance that it will not become a United States real property holding corporation in the future or that HACII Common Stock will be treated as regularly traded on an established securities market for this purpose.

Distribution with Respect to HACII Common Stock

If the exercise of redemption rights does not qualify as a sale of HACII Common Stock under Section 302, a holder will be treated as receiving a corporate distribution. A distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from HACII’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in the HACII Common Stock. Any remaining excess will be treated as gain realized on the sale of the HACII Common Stock and will be treated as described above under “—Sale of HACII Common Stock.”

A dividend to a U.S. holder that is a taxable corporation generally will qualify for the dividends-received deduction if the requisite holding period is satisfied, subject to applicable limitations and exceptions. With certain exceptions and provided certain holding period requirements are met, qualified dividends received by a non-corporate U.S. holder currently will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder) generally will be subject to withholding of U.S. federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (i) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a U.S. person as defined under the Code and is eligible for the benefits of the applicable income tax treaty or (ii) if the HACII Common Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury Regulations. These forms must be periodically updated. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if provided in an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, are subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates and are not subject to the U.S. withholding tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements (usually by providing IRS Form W-8ECI). Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Criteria for Determining Sale or Distribution Treatment Under Section 302

Whether an exchange of HACII Common Stock for cash in connection with the exercise of redemption rights qualifies for sale or distribution treatment will depend largely on the total number of HACII Common Stock treated as held by the holder before and after the exchange (including any HACII Common Stock constructively owned by the holder as a result of, among other things, owning HACII Public Warrants). The exchange of HACII Common Stock for cash in connection with the exercise of redemption rights generally will be treated as a sale of the HACII Common Stock (rather than as a corporate distribution) if the receipt of cash upon the exercise of redemption rights (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s stock interest in HACII or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only HACII Common Stock actually owned by the holder, but also HACII Common Stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include HACII Common Stock which could be acquired pursuant to the exercise of the HACII Public Warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding stock actually and constructively owned by the holder immediately following the exercise of redemption rights must, among other requirements, be less than 80% of the percentage of our outstanding stock actually and constructively owned by the holder immediately before the exercise of redemption rights. There will be a complete termination of a holder’s stock interest if either (i) all of the HACII Common Stock actually and constructively owned by the holder are redeemed or (ii) all of the HACII Common Stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock in HACII. The exchange of HACII Common Stock for cash in connection with the exercise of redemption rights will be “not essentially equivalent to a dividend” if such exchange results in a “meaningful reduction” of the holder’s proportionate interest in HACII. Whether the exercise of redemption rights will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” Contemporaneous dispositions or acquisitions of HACII Common Stock by a holder or related persons may be deemed to be part of a single integrated transaction for purposes of the foregoing tests. A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of tendering HACII Common Stock in connection with the exercise of redemption rights. A U.S. holder owning at least 1% of HACII’s outstanding stock who exchanges any HACII Common Stock for cash in connection with the exercise of redemption rights may be required to comply with the reporting requirement of U.S. Treasury Regulation Section 1.302-2(b)(2).

If none of the foregoing tests is satisfied, then the exchange of HACII Common Stock for cash in connection with the exercise of redemption rights will be treated as a corporate distribution and the tax effects will be as described above under “—Distribution with Respect to HACII Common Stock.” After the application of those rules, any remaining tax basis of the holder in the purchased HACII Common Stock will be added to the holder’s adjusted tax basis in his remaining HACII Common Stock, or, if it has none, to the holder’s adjusted tax basis in any HACII Public Warrants (if applicable) or possibly to the adjusted basis of stock held by related persons whose stock is constructively owned by the holder.

The Warrant Amendment

It is unclear whether the Warrant Amendment will create a deemed exchange for U.S. federal income tax purposes. If the legal rights or obligations represented by the HACII Public Warrants after the adoption of the Warrant Amendment are considered to differ materially in either kind or extent from the legal rights or obligations represented by the HACII Public Warrants prior to the adoption of the Warrant Amendment, a HACII Public Warrantholder generally would be deemed to exchange “old” HACII Public Warrants for “new” HACII Public Warrants plus the Cash Amount on the date of adoption of the Warrant Amendment. HACII believes that to the extent an exchange is deemed to occur, the exchange would constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code (a “Recapitalization”).

Exchange

If the Warrant Amendment constitutes a Recapitalization, it will be treated for U.S. federal income tax purposes as a Recapitalization with the receipt of “boot” to the extent of cash received. Under this treatment, a U.S. holder would recognize gain, but not loss, equal to the lesser of (1) the excess of the fair market value of the “new” Amended Warrants plus the Cash Amount received over its tax basis in its “old” HACII Public Warrants and (2) the Cash Amount received. A U.S. holder’s basis for the “new” Amended Warrants deemed received will equal its basis in the “old” HACII Public Warrants, plus any gain recognized and minus the Cash Amount received by the holder. Its holding period for the “new” Amended Warrants will include its holding period in the “old” HACII Public Warrants. The gain recognized upon such exchange will be capital gain, and will be long-term if the holding period for the “old” HACII Public Warrants is more than one year.

The treatment of any gain realized upon a Recapitalization for a non-U.S. holder will be the same as described for gain on the sale of their HACII Common Stock above under the last two paragraphs of “—The Transaction—Sale of HACII Common Stock.”

No Exchange

If the Warrant Amendment is not treated as an exchange of the “old” HACII Public Warrants for “new” Amended Warrants, then the Warrant Amendment will be treated as a sale of a portion of the “old” HACII Public Warrants by a holder for U.S. federal income tax purposes. Such holder will recognize capital gain or loss in an amount equal to the difference between the Cash Amount received and the holder’s allocable portion of the adjusted tax basis in the HACII Public Warrants surrendered for cash. A holder’s adjusted tax basis in the “old” HACII Public Warrants generally will equal the holder’s acquisition cost, and if the holder purchased HACII units, the cost of such units would be allocated between the HACII Common Stock and the HACII Public Warrants that comprised such units based on their relative fair market values at the time of purchase. A holder also generally would allocate its basis in the HACII Public Warrants to the portion of the warrants that economically are exchanged for cash. Any such capital gain or loss recognized by a U.S. holder will be long-term capital gain or loss if the U.S. holder’s holding period for the “old” HACII Public Warrants exceeds one year. Long term capital gains of non-corporate U.S. holders are currently subject to a reduced maximum tax rate of 15%. The deductibility of capital losses is subject to limitations. Because the ability to deduct losses depends on the holder’s own circumstances, holders should consult their own tax advisors regarding the ability to deduct any losses that may be recognized.

The treatment of non-U.S. holders upon the sale of a portion of their “old” HACII Public Warrants will be the same as described for the sale of their HACII Common Stock above under the last two paragraphs of “—The Transaction—Sale of HACII Common Stock”.

Adjustment to Conversion Ratio

Under the Code, an adjustment to the number of HACII Common Stock that will be issued on exercise of the Amended Warrants, or an adjustment to the exercise price of the Amended Warrants, may, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to Shareholders), be treated as a constructive distribution to a holder of the Amended Warrants if, and to the extent that, such adjustment has the effect of increasing such holder’s proportionate interest in the “earnings and profits” or assets of HACII. See more detailed discussion of the rules applicable to distributions made by HACII under “—The Transaction—Distribution with Respect to HACII Common Stock” above.

Exercise, Disposition, and Lapse of Amended Warrants

U.S Holders

A U.S. holder should not recognize gain or loss on the exercise of an Amended Warrant and related receipt of HACII Common Stock. A U.S. Holder’s initial tax basis in the HACII Common Stock received on the exercise of an Amended Warrant should be equal to the sum of (a) such U.S. holder’s tax basis in such Amended Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Amended Warrant. A U.S. holder’s holding period for the HACII Common Stock received on the exercise of an Amended Warrant should begin on the day after the date that such Amended Warrant is exercised by such U.S. Holder.

A U.S. holder will recognize gain or loss on the sale or other taxable disposition of an Amended Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. holder’s tax basis in the Amended Warrant sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, and will be short-term or long-term depending on whether the Amended Warrants are held for more than one year. Long term capital gains of non-corporate U.S. holders are currently subject to a reduced maximum tax rate of 15%. The deductibility of capital losses is subject to limitations.

Upon the lapse or expiration of an Amended Warrant, a U.S. Holder should recognize a loss in an amount equal to such U.S. holder’s tax basis in the Amended Warrant. Any such loss generally will be a capital loss, and will be short-term or long-term depending on whether the Amended Warrants are held for more than one year. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The U.S. federal income tax treatment of a non-U.S. holder’s exercise or lapse of an Amended Warrant will generally correspond to the U.S. federal income tax treatment of the exercise or lapse of an Amended Warrant by a U.S. holder as described above. However, a capital loss recognized by a non-U.S. holder on lapse of an Amended Warrant will generally be taken into account for U.S. federal income tax purposes only in the circumstances described under the last two paragraphs of “—The Transaction—Sale of HACII Common Stock” above.

The U.S. federal income tax treatment of a non-U.S. holder’s sale or other taxable disposition of an Amended Warrant will be the same as described for the sale of their HACII Common Stock described above under the last two paragraphs of “—The Transaction—Sale of HACII Common Stock”.

Dispositions of and Distributions on HACII Common Stock Received upon Exercise of the Amended Warrants

The U.S. federal income tax consequences of dispositions of HACII Common Stock are as described under “—The Transaction—Sale of HACII Common Stock” above. The U.S. federal income tax consequences of distributions with respect to HACII Common Stock are as described under “—The Transaction—Distribution with Respect to HACII Common Stock” above.

Information Reporting and Backup Withholding

Under U.S. Treasury Regulations, HACII must report annually to the IRS and to each holder the amount of dividends paid to such holder on HACII’s common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury Regulations generally will be reduced by backup withholding at the rate of 28%. For U.S. holders, a duly executed IRS Form W-9 generally will provide appropriate certification.

In order for a non-U.S. holder to qualify as an exempt recipient, that holder must submit an applicable IRS Form W-8, signed under penalties of perjury, attesting to that holder’s exempt status. A non-U.S. holder that is an exempt recipient is not subject to information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a U.S. office of a broker. U.S. information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the U.S. through a foreign office of a foreign broker.

Backup withholding is not an additional tax. Amounts that HACII withholds under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current U.S. Treasury Regulations.

APPRAISAL RIGHTS

Appraisal rights are not available to holders of shares of HACII Common Stock or HACII Public Warrants in connection with the proposed Transaction.

EXPERTS

The financial statements of Appleton Papers Inc. as of December 31, 2011 and January 1, 2011 and for each of the three years in the period ended December 31, 2011 included in this proxy statement have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Hicks Acquisition Company II, Inc. (a development stage company) as of December 31, 2011 and 2010, and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2011, the period June 15, 2010 (inception) through December 31, 2010, and the period June 15, 2010 (inception) to December 31, 2011 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2011 financial statements contains an explanatory paragraph that states that HACII must consummate a business combination by July 14, 2012 (or, in the event that the Amendment Proposal is approved, that HACII must complete the Transaction by September 14, 2012) or be dissolved and HACII has declining cash available outside of the trust account. These conditions raise substantial doubt about HACII’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS AND WARRANTHOLDERS

Pursuant to the rules of the SEC, HACII and services that it employs to deliver communications to its stockholders and warrantholders are permitted to deliver to two or more stockholders or warrantholders sharing the same address a single copy of the proxy statement. Upon written or oral request, HACII will deliver a separate copy of the proxy statement to any stockholder or warrantholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders and warrantholders receiving multiple copies of the proxy statement may likewise request that HACII deliver single copies of the proxy statement in the future. Stockholders and warrantholders may notify HACII of their requests by calling or writing HACII at its principal executive offices at 100 Crescent Court, Suite 1200, Dallas, Texas 75201 (214) 615-2300.

FUTURE STOCKHOLDER PROPOSALS

If the Transaction is not consummated by July 14, 2012 (or September 14, 2012, in the event that the Amendment Proposal is approved), HACII will be required to dissolve and liquidate and will conduct no annual meetings thereafter. If the Transaction is consummated, proposals to be included in the proxy statement for the 2013 annual meeting must be provided to HACII a reasonable time before HACII begins to print and send its proxy materials for the meeting, which HACII expects to occur in May 2013. You should direct any proposals to HACII’s secretary at HACII’s principal executive office.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

HACII is subject to the informational requirements of the Exchange Act, and is required to file reports, any proxy statements and other information with the SEC. Any reports, statements or other information that files with the SEC, including this proxy statement, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at its principal office in Washington, D.C. 20549, at prescribed rates or from the SEC’s website on the Internet at www.sec.gov, free of charge. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

HACII has not authorized anyone to provide you with information that differs from that contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as on any date other than the date of the proxy statement, and neither the mailing of this proxy statement to HACII stockholders or warrantholders nor the consummation of the Transaction shall create any implication to the contrary.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

INDEX TO FINANCIAL STATEMENTS

APPLETON PAPERS INC. AND SUBSIDIARIES

HICKS ACQUISITION COMPANY II, INC.

Audited

Reports of Independent Registered Public Accounting Firm	F-87

Balance Sheets as of December 31, 2011 and 2010	F-89

Statements of Operations for the year ended December 31, 2011, the period from June  15, 2010 (inception) to December 31, 2010 and the period from June 15, 2010 (inception) to December 31, 2011 (cumulative)

F-90

Statement of Stockholders’ Equity for the period from June 15, 2010 (inception) to December 31, 2011	F-91

Statements of Cash Flows for the year ended December 31, 2011, the period from June  15, 2010 (inception) to December 31, 2010 and the period from June 15, 2010 (inception) to December 31, 2011 (cumulative)

F-92

Notes to Financial Statements	F-93

Unaudited

Condensed Balance Sheets as of March 31, 2012 (unaudited) and December 31, 2011	F-101

Condensed Statements of Operations for the three months ended March 31, 2012 and 2011 and the period from June 15, 2010 (inception) to March 31, 2012 (unaudited)	F-102

Condensed Statement of Stockholders’ Equity for the period from June 15, 2010 (inception) through March 31, 2012 (unaudited)	F-103

Condensed Statements of Cash Flows for the three months ended March 31, 2012 and 2011 and the period from June 15, 2010 (inception) to March 31, 2012 (unaudited)	F-104

Notes to Condensed Financial Statements (unaudited)	F-105

Report of Independent Registered Public Accounting Firm

To the Shareholder and Board of Directors of Appleton Papers Inc. and Subsidiaries:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of equity present fairly, in all material aspects, the financial position of Appleton Papers Inc. and its subsidiaries at December 31, 2011 and January 1, 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

March 23, 2012

PricewaterhouseCoopers LLP, 100 E. Wisconsin Ave., Ste. 1800, Milwaukee, WI 53202

T: (414) 212-1600, F: (414) 212-1880, www.pwc.com/us

APPLETON PAPERS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share data)

	December 31, 2011	January 1, 2011
ASSETS
Current assets
Cash and cash equivalents	$7,241	$3,772
Accounts receivable, less allowance for doubtful accounts of $1,186 and $1,435, respectively	90,339	93,374
Inventories	102,527	110,032
Other current assets	54,724	41,992

Total current assets	254,831	249,170
Property, plant and equipment, net of accumulated depreciation of $513,985 and $470,676, respectively	324,665	354,601
Intangible assets, net	46,125	48,449
Other assets	16,285	24,767

Total assets	$641,906	$676,987

LIABILITIES AND TOTAL EQUITY
Current liabilities
Current portion of long-term debt	$1,256	$18,694
Accounts payable	51,766	48,651
Accrued interest	2,628	3,094
Other accrued liabilities	91,427	62,988

Total current liabilities	147,077	133,427
Long-term debt	510,533	540,131
Postretirement benefits other than pension	41,611	45,133
Accrued pension	125,245	88,583
Other long-term liabilities	7,389	5,716

Total liabilities	831,855	812,990

Commitments and contingencies (Note 19)	—	—
Common stock, $100.00 par value, 130,000 shares authorized, 100 shares issued and outstanding	10,500	10,500
Paid-in capital	623,305	623,305
Due from parent	(229,100)	(222,354)
Accumulated deficit	(457,295)	(455,183)
Accumulated other comprehensive loss	(137,359)	(92,271)

Total equity	(189,949)	(136,003)

Total liabilities and equity	$641,906	$676,987

The accompanying notes are an integral part of these consolidated financial statements.

APPLETON PAPERS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands)

	For the Year Ended December 31, 2011	For the Year Ended January 1, 2011	For the Year Ended January 2, 2010
Net sales	$857,329	$849,884	$761,807
Cost of sales	687,524	684,488	603,247

Gross profit	169,805	165,396	158,560
Selling, general and administrative expenses	130,574	137,304	128,452
Environmental expense insurance recovery	—	(8,947)	—
Litigation settlement, net (Note 19)	3,122	—	—

Operating income	36,109	37,039	30,108
Other expense (income)
Interest expense	61,330	65,772	51,291
Debt extinguishment expense (income), net	—	7,010	(42,602)
Interest income	(355)	(327)	(402)
Recovery from litigation settlement, net (Note 19)	(23,229)	—	—
Foreign exchange loss (gain)	1,136	600	(1,506)
Other income	(1,238)	(1,029)	(820)

(Loss) income from continuing operations before income taxes	(1,535)	(34,987)	24,147
Provision for income taxes	577	176	333

(Loss) income from continuing operations	(2,112)	(35,163)	23,814
Discontinued operations
Income (loss) from discontinued operations, net of income taxes	—	3,499	(606)

Net (loss) income	$(2,112)	$(31,664)	$23,208

The accompanying notes are an integral part of these consolidated financial statements.

APPLETON PAPERS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE TWELVE MONTHS ENDED

(dollars in thousands)

	For the Year Ended December 31, 2011	For the Year Ended January 1, 2011	For the Year Ended January 2, 2010
Cash flows from operating activities:
Net (loss) income	$(2,112)	$(31,664)	$23,208
Adjustments to reconcile net (loss) income to net cash provided (used) by operating activities:
Depreciation	46,292	48,578	58,279
Amortization of intangible assets	2,324	2,908	3,755
Impairment of discontinued operations goodwill and long-lived assets	—	—	6,341
Amortization of financing fees	3,373	4,080	3,115
Amortization of bond discount	958	745	—
Employer 401(k) noncash matching contributions	2,738	3,209	4,006
Foreign exchange loss (gain)	1,143	559	(1,819)
Net gain from involuntary conversion of equipment	(1,374)	(638)	—
Loss on disposals of equipment	209	419	574
Gain on sale of business	—	(2,560)	(755)
Accretion of capital lease obligation	7	33	68
Loss (gain) on debt extinguishment	—	7,010	(42,602)
Fox River insurance recovery	(145)	(9,053)	—
(Increase)/decrease in assets and increase/(decrease) in liabilities:
Accounts receivable	2,004	(14,540)	(187)
Inventories	7,463	(6,026)	5,691
Other current assets	14,484	(6,739)	1,300
Accounts payable and other accrued liabilities	24,851	(35,793)	24,095
Restructuring reserve	—	—	(2,138)
Accrued pension	(12,004)	(7,279)	(5,484)
Other, net	1,190	(41,554)	(96,826)

Net cash provided (used) by operating activities	91,401	(88,305)	(19,379)
Cash flows from investing activities:
Proceeds from sale of equipment	6	208	27
Net change in cash due to sale of C&H Packaging, Inc.	—	—	16,875
Net change in cash due to sale of Films	2,000	56,000	—
Insurance proceeds from involuntary conversion	1,374	1,029	—
Additions to property, plant and equipment	(15,847)	(17,839)	(24,556)

Net cash (used) provided by investing activities	(12,467)	39,398	(7,654)
Cash flows from financing activities:
Payments of senior secured notes payable	—	(211,225)	(10,400)
Payments of senior subordinated notes payable	(17,491)	—	(1,687)
Proceeds from senior secured first lien notes payable	—	299,007	—
Debt acquisition costs	—	(10,847)	(8,642)
Payments relating to capital lease obligation	(47)	(721)	(731)
Proceeds from old revolving line of credit	—	21,350	254,201
Payments of old revolving line of credit	—	(109,575)	(249,710)
Proceeds from new revolving line of credit	202,800	316,993	—
Payments of new revolving line of credit	(232,100)	(287,693)	—
Proceeds from State of Ohio loan	—	—	3,000
Payments of State of Ohio loan	(1,203)	(1,151)	(958)
Payments of secured financing	—	(20,905)	(2,120)
Due from parent	(32,166)	50,070	63,267
Increase (decrease) in cash overdraft	4,749	(2,628)	(13,717)

Net cash used by financing activities	(75,458)	42,675	32,503
Effect of foreign exchange rate changes on cash and cash equivalents	(7)	41	313
Change in cash and cash equivalents	3,469	(6,191)	5,783
Cash and cash equivalents at beginning of period	3,772	9,963	4,180

Cash and cash equivalents at end of period	$7,241	$3,772	$9,963

The accompanying notes are an integral part of these consolidated financial statements.

APPLETON PAPERS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

(dollars in thousands, except share data)

	Common Stock
	Shares Outstanding	Amount	Paid-in Capital	Due from Parent	Accumulated Deficit	Accumulated Other Comprehensive Loss	Comprehensive Income (Loss)
Balance, January 3, 2009	100	$10,500	$623,305	$(204,272)	$(446,727)	$(95,169)
Comprehensive income:
Net income	—	—	—	—	23,208	—	$23,208
Changes in retiree plans	—	—	—	—	—	(5,099)	(5,099)
Realized and unrealized gains on derivatives	—	—	—	—	—	551	551

Total comprehensive income							$18,660

Change in due from parent	—	—	—	(13,033)	—	—

Balance, January 2, 2010	100	$10,500	$623,305	$(217,305)	$(423,519)	$(99,717)
Comprehensive loss:
Net loss	—	—	—	—	(31,664)	—	$(31,664)
Changes in retiree plans	—	—	—	—	—	7,306	7,306
Realized and unrealized gains on derivatives	—	—	—	—	—	140	140

Total comprehensive loss							$(24,218)

Change in due from parent	—	—	—	(5,049)	—	—

Balance, January 1, 2011	100	$10,500	$623,305	$(222,354)	$(455,183)	$(92,271)
Comprehensive loss:
Net loss	—	—	—	—	(2,112)	—	$(2,112)
Changes in retiree plans	—	—	—	—	—	(46,461)	(46,461)
Realized and unrealized gains on derivatives	—	—	—	—	—	1,373	1,373

Total comprehensive loss							$(47,200)

Change in due from parent	—	—	—	(6,746)	—	—

Balance, December 31, 2011	100	$10,500	$623,305	$(229,100)	$(457,295)	$(137,359)

The accompanying notes are an integral part of these consolidated financial statements.

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION AND NATURE OF OPERATIONS

The accompanying consolidated financial statements, after the elimination of intercompany accounts and transactions, include the accounts of Appleton Papers Inc. and its 100%-owned subsidiaries (collectively the “Company” or “Appleton”), for the years ended December 31, 2011, January 1, 2011, and January 2, 2010. The Company has performed an evaluation of subsequent events (see Note 3, Long-Term Supply Agreement Subsequent Event).

NATURE OF OPERATIONS

Appleton is the primary operating subsidiary of PDC. Appleton creates product solutions for customers and end users through its development and use of coating formulations and applications as well as microencapsulation and security technologies. It has three reportable segments: carbonless papers, thermal papers and Encapsys (see Note 24, Segment Information).

The carbonless papers segment, which includes carbonless and security paper products, is the largest component of the Company’s paper business. Carbonless paper is used to make multipart business forms such as invoices and purchase orders. The Company produces coated products for point-of-sale displays and other design and print applications and offers custom coating solutions. Carbonless products are sold to converters, business forms printers and merchant distributors who stock and sell carbonless paper to printers. Appleton produces security papers with features that resist forgery, tampering and counterfeiting. Appleton’s portfolio of products incorporates security technologies, including watermarks, taggants, reactive chemicals, embedded threads and fibers and machine-readable technologies, to serve global markets. The Company focuses on financial and identity documents for business and government such as checks, visas, automobile titles and birth certificates. Sales within the carbonless papers segment accounted for approximately 53% of consolidated net sales in 2011, 56% of consolidated net sales in 2010 and 61% of consolidated net sales in 2009.

The thermal papers segment focuses on the development of substrates for the transaction and item identification markets. Thermal paper is used in four principal end markets: (1) point-of-sale products for retail receipts and coupons; (2) labels for shipping, warehousing, medical and clean-room applications; (3) tags and tickets for airline and baggage applications, event and transportation tickets and lottery and gaming applications; and (4) printer, calculator and chart products for engineering, industrial and medical diagnostic charts. Point-of-sale products are sold to printers and converters who in turn sell to end-user customers or to resellers such as office supply stores, office superstores, warehouse clubs, mail order catalogs, equipment dealers, merchants and original equipment manufacturers. Label products are sold to companies who apply pressure sensitive adhesive coatings and release liners and then sell these products to label printers. Tag, ticket and chart grades are sold to specialty printing companies who convert them to finished products such as entertainment, lottery and gaming tickets, tags, coupons and medical charts. Sales within the thermal papers segment accounted for approximately 43% of consolidated net sales in 2011, 40% of consolidated net sales in 2010 and 37% of consolidated net sales in 2009.

The Encapsys segment discovers, develops and manufactures microencapsulation solutions for external partner companies and for the Company’s carbonless papers segment. Microencapsulation is the process of putting a microscopic wall around a core substance. Appleton helped NCR Corporation (“NCR”) produce the first commercial application for microencapsulation in 1954 with the introduction of carbonless paper. Since then, the Company researchers have developed the art and science of microencapsulation and are working with potential partners in industries as diverse as agriculture, paints and coatings, food, pharmaceuticals, paper,

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

textiles, personal and household care, adhesives, and oil and gas. The Encapsys segment leverages the Company’s extensive technical knowledge and experience with microencapsulation and uses an open innovation process with partner companies to develop successful technical solutions for those companies. Sales within the Encapsys segment accounted for approximately 6% of consolidated net sales in both 2011 and 2010 and 5% of consolidated net sales in 2009.

RELATIONSHIPS WITH FORMER PARENT

At the close of business on November 9, 2001, Paperweight Development Corp. (“PDC”) and New Appleton LLC completed the purchase of all the partnership interests of Arjo Wiggins Delaware General Partnership (“AWDGP”) and its 100%-owned subsidiary, Appleton Papers Inc.

In conjunction with the acquisition, PDC entered into two indemnification agreements under which Arjo Wiggins Appleton Limited, now known as Windward Prospects Ltd (“AWA”), the former parent of Appleton, agreed to indemnify PDC and PDC agreed to indemnify Appleton for the costs, expenses and liabilities related to certain governmental and third-party environmental claims, referred to as the Fox River Liabilities.

Under the indemnification agreements, Appleton is indemnified for the first $75 million of Fox River Liabilities and for amounts in excess of $100 million (see Note 19, Commitments and Contingencies). During 2008, Appleton paid $25 million to satisfy its portion of the Fox River Liabilities not covered by the indemnification agreement with AWA.

In connection with the indemnification agreements, AWA purchased and fully paid for indemnity claim insurance from Commerce & Industry Insurance Company, an affiliate of American International Group, Inc. The insurance policy provided up to $250 million of coverage for Fox River Liabilities, subject to certain limitations defined in the policy. At December 31, 2011, there was no remaining coverage on the policy.

As amended in, and as limited by the terms of the purchase agreement relating to the acquisition of Appleton, AWA and two of its affiliates have agreed to indemnify PDC and Appleton for certain losses resulting from (1) inaccuracies in the environmental representations and warranties made by AWA and its affiliates, (2) certain known environmental matters that existed at the closing of the acquisition, (3) environmental matters related to the businesses of Newton Falls, Inc., Appleton Coated LLC and several other of the Company’s former affiliates and subsidiaries and (4) environmental matters relating to the real property on which the Company’s former Camp Hill, Pennsylvania plant and the Company’s current distribution center are located that existed prior to its sale of the Camp Hill plant to a third-party.

RELATIONSHIP OF APPLETON PAPERS INC. WITH PARENT

As a result of PDC’s November 2001 acquisition of Appleton Papers Inc., Appleton entered into borrowings with a third- party and transferred the acquired cash through a subordinated demand note receivable with PDC to fund the acquisition from AWA. The note principal of $167.1 million and accrued interest at 6% is due on demand. Though the principal and accrued interest is due on demand, PDC does not have the ability or intent to repay the amounts due. As such, the loan has been classified as a reduction in equity.

As described in Note 22, the ESOP purchased 100% of PDC shares in 2001. All ESOP shares activities, including issuance, deferrals, redemptions, and accretion, are recorded by PDC. Cash is transacted through intercompany loans from Appleton to PDC in order to fund ESOP redemption activities and, ESOP deferrals are

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

in turn paid back to Appleton. Redemption activities are significantly larger than employee deferrals. The Company has classified the intercompany loans on Appleton’s ledger as a reduction to equity as PDC does not have the ability or intent to repay the amounts due.

As discussed above, in conjunction with the acquisition of Appleton, PDC entered into two indemnification agreements under which AWA agreed to indemnify PDC and PDC agreed to indemnify Appleton for the costs, expenses and liabilities related to the Fox River Liabilities. The balance sheet of Appleton includes an indemnification receivable from PDC in current assets and a corresponding reserve for Fox River Liabilities in current liabilities.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR

Appleton’s fiscal year is the 52-week or 53-week period ending the Saturday nearest December 31. Fiscal year 2011 was a 52-week period ending December 31, 2011. Fiscal year 2010 was a 52-week period ending January 1, 2011. Fiscal year 2009 was a 52-week period ending on January 2, 2010.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more critical estimates made by management relate to environmental contingencies, pension and postretirement assumptions, accrued discounts, intangible and tangible asset impairment analyses and receivable reserves. Actual results could differ from those estimates.

RECLASSIFICATIONS

See Note 4, Discontinued Operations, which discusses reclassifications made to the financial statements to present divested subsidiaries as discontinued operations.

REVENUE RECOGNITION

Revenue is recognized by the Company when all of the following criteria are met: persuasive evidence of a selling arrangement exists; the Company’s price to the customer is fixed; collectability is reasonably assured; and title has transferred to the customer. These criteria are met at the time of shipment. Estimated costs for sales incentives, discounts and sales returns and allowances are recorded as sales reductions in the period in which the related revenue is recognized. The Company typically does not invoice its customers for shipping and handling fees, which are classified as selling, general and administrative expenses and totaled approximately $48 million for 2011, $48 million for 2010 and $42 million for 2009.

DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

Appleton selectively uses financial instruments to manage some market risks from changes in interest rates, foreign currency exchange rates or commodity prices and follows the guidance of ASC 815, “Derivatives and Hedging.” The fair values of all derivatives are recorded in the Consolidated Balance Sheet. The change in a

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

derivative’s fair value is recorded each period in current earnings or accumulated other comprehensive loss, depending on whether the derivative is designated and qualifies as part of a hedge transaction and, if so, the type of hedge transaction.

The Company selectively hedges forecasted transactions that are subject to foreign currency exchange exposure by using forward exchange contracts. These instruments are designated as cash flow hedges in accordance with ASC 815 and are recorded in the Consolidated Balance Sheet at fair value. The effective portion of the contracts’ gains or losses due to changes in fair value is initially recorded as a component of accumulated other comprehensive loss and is subsequently reclassified into earnings when the underlying transactions occur and affect earnings or if it becomes probable the forecasted transaction will not occur. These contracts are highly effective in hedging the variability in future cash flows attributable to changes in currency exchange rates.

Appleton selectively hedges forecasted commodity transactions that are subject to pricing fluctuations by using swap contracts to manage risks associated with market fluctuations in energy prices. These contracts are recorded in the Consolidated Balance Sheet at fair value. The contracts’ gains or losses due to changes in fair value are recorded in current period earnings.

The Company selectively hedges forecasted commodity transactions that are subject to pricing fluctuations by using swap contracts to manage risks associated with market fluctuations in pulp prices. These contracts are recorded in the Consolidated Balance Sheet at fair value. Currently, there are two pulp swap contracts in place. One contract is not designated as a hedge and its gains or losses due to changes in fair value are recorded in current period earnings. The second contract is designated as a cash flow hedge of forecasted pulp purchases and the change in the effective portion of the fair value of the hedge is deferred in accumulated other comprehensive loss until the inventory containing the pulp is sold.

In February 2008, Appleton fixed the interest rate, at 5.45%, on $75.0 million of its variable rate notes with a five-year interest rate swap contract. As a result of the February 2010 voluntary refinancing, the Company paid $5.0 million, including interest, to settle this derivative. See Note 11, Long-Term Obligations.

For the three years ended December 31, 2011, the amount recognized in earnings due to ineffectiveness of hedge transactions was immaterial. The amount reported as realized and unrealized gains on derivatives of $1.4 million for 2011, $0.1 million in 2010 and $0.6 million in 2009, in accumulated other comprehensive loss, represents the net gain on derivatives designated as cash flow hedges.

CASH EQUIVALENTS

Cash equivalents consist of funds invested in institutional money market funds with daily liquidity. At December 31, 2011 and January 1, 2011, there were cash overdrafts of approximately $13.7 million and $9.0 million, respectively, which are included in accounts payable within the accompanying consolidated balance sheets.

INVENTORIES

Inventories are stated at the lower of cost or market. During fourth quarter 2010, Appleton changed its method of inventory accounting, for raw materials, work in process and finished goods inventories, from the last-in, first-out (“LIFO”) method to the first-in, first-out (“FIFO”) method. This was deemed a preferable method as the key users of the financial statements, including lenders, creditors and rating agencies, analyze results and require compliance with debt covenants using the FIFO method of accounting. Further, this

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

conformed all of the Company’s inventories to the FIFO method of accounting and promotes greater comparability with international competitors as the Company expands its global sales. Stores and spare parts inventories are valued at average cost. Finished goods and work in process inventories include the cost of materials, labor and manufacturing overhead.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost, including interest incurred during construction and depreciated over their estimated useful lives using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. The general range of useful lives for financial reporting is 10 to 40 years for buildings and improvements and 3 to 20 years for machinery and equipment. Maintenance and repair costs that do not significantly improve the related asset or extend its useful life are charged to expense as incurred. When assets are sold or retired, their cost and related accumulated depreciation are removed from the accounts with resulting gains or losses reflected in operating income.

INTERNAL USE SOFTWARE

Costs incurred related to the development of internal use software are accounted for in accordance with ASC 350, “Intangibles — Goodwill and Other” which requires the capitalization of certain costs incurred in connection with developing or obtaining software for internal use once certain criteria are met. Capitalized software costs are amortized over the lesser of 8 years or the useful life of the software using the straight-line method.

INTANGIBLE ASSETS

Certain intangible assets (including a portion of registered trademarks) have been determined to have indefinite useful lives and will not be amortized until their useful lives are determined to no longer be indefinite. Other intangible assets (customer relationships and the remaining registered trademarks) are amortized over their estimated useful lives of 20 to 25 years.

IMPAIRMENT OF GOODWILL, INTANGIBLES AND LONG-LIVED ASSETS

The Company reviewed the carrying value of goodwill for impairment annually or more frequently if events or changes in circumstances indicated that the goodwill might be impaired. This impairment analysis consisted of a comparison of the fair value of the related reporting unit with its carrying amount. If the carrying amount of the reporting unit exceeded its fair value, a second step to test for impairment was performed. With the sale of C&H Packaging, Inc. (“C&H”) in 2009 and American Plastics Company, Inc. (“APC”) and New England Extrusion Inc. (“NEX”) in 2010, the Company no longer carries goodwill on its balance sheet.

The Company reviews the carrying value of intangible assets with indefinite lives for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. This impairment analysis consists of a comparison of the fair value of the intangible asset with its carrying amount. If the carrying amount of the asset exceeds its fair value, an impairment loss would be recognized in an amount equal to that excess.

The Company reviews the carrying value of intangible assets with definite lives and other long-lived assets whenever events or changes in circumstances indicate that the assets may be impaired. The fair value of the assets is based on an analysis of the undiscounted future cash flows. If the carrying amount of the asset exceeds the determined fair value, an impairment loss would be recognized based upon anticipated discounted cash flows from the asset.

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

INCOME TAXES

In conjunction with the acquisition of Appleton, PDC elected to be treated as a subchapter S corporation and elected that its eligible subsidiaries be treated as qualified subchapter S subsidiaries for U.S. federal and, where recognized, state and local income tax purposes, and therefore, Appleton anticipates that it will not incur any future U.S. federal income tax liability and minimal state and local income tax liabilities.

Ineligible subsidiaries account for income taxes in accordance with ASC 740, “Income Taxes,” which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement basis and tax basis of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided against deferred tax assets in those circumstances where it is more likely than not that some or all of the deferred tax asset may not be realized.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Effective December 30, 2007, the Company adopted ASC 820, “Fair Value Measurements and Disclosures” for financial assets. Effective January 4, 2009, the Company adopted ASC 820 for nonfinancial assets. ASC 820 establishes a framework for measuring fair value and expands disclosure about fair value measurements. This statement enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. The statement requires that assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

When available, quoted market prices were used to determine fair value and such measurements are classified within Level 1. In some cases where market prices are not available, observable market-based inputs were used to calculate fair value, in which case the measurements are classified within Level 2. If quoted or observable market prices are not available, fair value is based upon internally developed models that use, where possible, current market-based parameters such as interest rates, yield curves and currency rates. These measurements are classified within Level 3.

Fair value measurements are classified according to the lowest level input or value-driver that is significant to the valuation. A measurement may therefore be classified within Level 3 even though there may be significant inputs that are readily observable.

ASC 820 expanded the definition of fair value to include the consideration of nonperformance risk. Nonperformance risk refers to the risk that an obligation (either by a counterparty or by the Company) will not be fulfilled. For financial assets traded in an active market (Level 1 and certain Level 2), the nonperformance risk is included in the market price. For certain other financial assets and liabilities (Level 2 and 3), fair value calculations have been adjusted accordingly.

The fair value of interest rate swap derivatives is primarily based on models that utilize the appropriate market-based forward swap curves and zero-coupon interest rates to determine the discounted cash flows that

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

result in a measurement that is classified as Level 2. The fair value of foreign currency forward contracts is based on a valuation model that discounts cash flows resulting from the differential between the contract price and the market-based forward rate, also deemed to be categorized as Level 2.

In addition to the methods and assumptions used to record the fair value of financial instruments as discussed above, the following methods and assumptions are used to estimate the fair value of financial instruments as required by ASC 825, “Financial Instruments.” Cash and cash equivalents, accounts receivable and accounts payable recorded in the balance sheets approximate fair value based on the short maturity of these instruments. Fair values of long-term debt are estimated based on market conditions and interest rates available to the Company for similar financial instruments.

ACCUMULATED OTHER COMPREHENSIVE LOSS

The components of the non-owner changes in equity, or accumulated other comprehensive loss, are as follows (dollars in thousands):

	2011	2010
Changes in retiree plans	$(139,118)	$(92,657)
Realized and unrealized gains on derivatives	1,759	386

	$(137,359)	$(92,271)

RESEARCH AND DEVELOPMENT

Research and development costs are charged to expense as incurred. Such costs incurred in the development of new products or significant improvements to existing products totaled $11.4 million in 2011, $12.5 million in 2010 and $12.0 million in 2009.

ACCOUNTING PRONOUNCEMENTS

In September 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-09, “Compensation-Retirement Benefits-Multiemployer Plans.” The revised standard is intended to address concerns from the users of financial statements on the lack of transparency about an employer’s participation in a multiemployer pension plan. The standard requires employers to provide, on an annual basis, additional quantitative and qualitative disclosures. These disclosures will provide users with more detailed information about an employer’s involvement in multiemployer pension plans including: the significant multiemployer plans in which an employer participates, the level of an employer’s participation in the significant multiemployer plans, the financial health of the significant multiemployer plans and the nature of the employer commitments to the plans. ASU 2011-09 is effective for fiscal years ending after December 15, 2011. Since Appleton participates in a multiemployer pension plan, it is including the expanded disclosures within its consolidated financial statements for the year ended December 31, 2011, in Note 16 of Notes to Consolidated Financial Statements

In June 2011, the FASB issued ASU No. 2011-05, “Presentation of Comprehensive Income.” It provides updated guidance related to the presentation of other comprehensive income, offering two alternatives for presentation, including (a) a single continuous statement of comprehensive income or (b) two separate but consecutive statements. In December 2011, the FASB issued ASU No. 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05.” It defers the requirement to present reclassification adjustments and the effect of those reclassification adjustments on the face of the financial statements where net

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

income is presented, by component of net income, and on the face of the financial statements where other comprehensive income is presented, by component of other comprehensive income, for both interim and annual reporting periods. ASU 2011-05 and ASU 2011-12 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Appleton expects that adoption will not have a significant impact on its consolidated financial statements.

In May 2011, the FASB issued ASU No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs,” which amends ASC 820. This updated guidance relates to fair value measurements and disclosures, including (a) the application of the highest and best use valuation premise concepts, (b) measuring the fair value of an instrument classified in a reporting entity’s stockholders’ equity and (c) quantitative information required for fair value measurements categorized within Level 3. Additionally, disclosure requirements have been expanded to include additional disclosure for Level 3 measurements regarding the sensitivity of fair value to changes in unobservable inputs and any interrelationships between those inputs. ASU 2011-04 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Appleton is evaluating the effects, if any, the adoption of this guidance will have on its consolidated financial statements.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements,” which amends ASC Subtopic 820-10, “Fair Value Measurements and Disclosures,” requiring new disclosures of significant transfers in and out of Levels 1 and 2 fair value measurements, the reasons for the transfers, and separate reporting of purchases, sales, issuances and settlements in the roll forward of Level 3 fair value measurement activity. The new ASU also clarifies that fair value measurement disclosures should be provided for each class of assets and liabilities and disclosures should also be provided about valuation techniques and inputs used to measure fair value for recurring and nonrecurring fair value measurements. The disclosures are required for either Level 2 or Level 3 fair value measurements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements which are effective for fiscal years beginning after December 15, 2010 (including interim periods within those fiscal years). During first quarter 2010, Appleton adopted the portion of ASU No. 2010-06 relating to Level 2 fair value measurements. During first quarter 2011, Appleton adopted the portion of ASU No. 2010-06 relating to Level 3 fair value measurements. The disclosures required by adoption are included in Note 14 of Notes to Consolidated Financial Statements. Current year adoption had no impact on its financial statements.

3.	LONG-TERM SUPPLY AGREEMENT SUBSEQUENT EVENT

On February 22, 2012, Appleton entered into a long-term supply agreement for the purchase of carbonless and thermal base stock to be coated at the Company’s converting facilities. Under the terms of the agreement, the supplier will be the exclusive supplier of certain thermal and carbonless base stock used by the Company. The term of the agreement is fifteen years. It includes successive five-year renewal terms unless either party gives notice of non-renewal at least two years prior to the expiration of the then current term.

Prices to be paid by the Company are subject to certain rebates and certain adjustments during the term of the agreement based on volume, changes to raw material pricing, freight prices and productivity gains. The supplier has agreed to be competitive in terms of price, delivery, quality and services. The supply agreement includes certain penalties if either the supplier or the Company fails to fulfill its obligations under the agreement. The supply agreement may be terminated by either party in the event (i) the other party defaults in the performance of any of its material duties or obligations under the agreement and fails to cure such default within

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20 days after notice or (ii) the other party is in material default in the performance of the supply agreement after certain specified bankruptcy and reorganization events.

In connection with its approval of this supply agreement, Appleton’s Board of Directors authorized a plan for the Company to dispose of papermaking assets at its West Carrollton, Ohio paper mill and move more carbonless coating to the Company’s converting plant in Appleton, Wisconsin.

4.	DISCONTINUED OPERATIONS

On July 2, 2010, the Company entered into a stock purchase agreement with NEX Performance Films Inc. (“Films”), an entity affiliated with Mason Wells Buyout Fund II, Limited Partnership whereby the Company agreed to sell all of the outstanding capital stock of APC and NEX for a cash purchase price of $58 million. This transaction closed on July 22, 2010, with the Company receiving $56 million at the time of closing and $2 million held in escrow, on behalf of the Company, for 12 months to satisfy potential claims under the stock purchase agreement with Films. No claims were made against the escrow and the $2 million was paid to the Company on July 25, 2011. The cash proceeds of the sale were used to reduce debt and a $0.4 million net gain was recorded in income from discontinued operations for the year ended January 1, 2011. APC was acquired in 2003 and is located in Rhinelander, Wisconsin. NEX was acquired in 2005 and has manufacturing operations in Turners Falls, Massachusetts, and Milton, Wisconsin.

During second quarter 2009, Appleton committed to a formal plan to sell C&H. C&H, located in Merrill, Wisconsin, was acquired in 2003. On December 18, 2009, the Company completed the sale of C&H to The Interflex Group, Inc. receiving $16.9 million of cash and a receivable for $0.2 million relating to a working capital adjustment. This receivable was paid in full in February 2010. As a result of the sale, a $0.8 million gain was recorded in fourth quarter 2009.

Together, APC, NEX and C&H comprised Appleton’s former performance packaging business segment. Since APC, NEX and C&H engage in the manufacture, printing, converting, marketing and sale of high-quality single and multilayer polyethylene films for packaging applications, their operations did not align with the Company’s strategic, long-term focus on its core competencies of specialty papers and microencapsulation. Despite the December 2009 sale of C&H, the Company had significant continuing involvement in C&H and therefore historical operating results were reported as continuing operations. With the July 2010 divestiture of APC and NEX, this continuing involvement ceased. Therefore, C&H’s operating results were reclassified and reported as discontinued operations. The operating results, assets and liabilities of APC and NEX were also reclassified and reported as discontinued operations. As of the end of second quarter 2010, depreciation and amortization expense was suspended for APC and NEX, resulting in a $0.2 million reduction in expense.

The following table presents the net sales and income (loss) from discontinued operations for C&H, APC and NEX (dollars in thousands):

	For the Year Ended January 1, 2011	For the Year Ended January 2, 2010
Net sales	$51,581	$99,785
Operating income	$3,513	$5,736
Impairment charge	—	(6,341)

Income (loss) before income taxes	3,513	(605)
Provision for income taxes	14	1

Income (loss) from discontinued operations	$3,499	$(606)

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In accordance with ASC 350, “Goodwill and Other Intangible Assets,” Appleton performed its annual goodwill assessment during the fourth quarter of 2009 and determined goodwill impairments existed at APC and NEX. These impairment charges were recorded in discontinued operations.

Late in 2007, Appleton committed to a formal plan to sell Bemrose Group Limited (“Bemrose”), its secure and specialized print services business based in Derby, England. On August 1, 2008, the Company completed the sale of Bemrose receiving £2.0 million ($3.9 million) of cash and £3.2 million ($6.4 million) of notes receivable to be settled within 75 and 180 days after closing. The first tranche of notes receivable was paid in November 2008, however, due to continuing difficult business conditions in Bemrose markets, the Company established a £1.0 million ($1.5 million) reserve against the £2.0 million ($3.0 million) remaining principal and interest due at year-end 2008. During second quarter 2009, the Company and Bemrose negotiated an amendment to the original sales agreement related to the second tranche of the note receivable. Bemrose agreed to pay the Company £1.5 million ($2.5 million). In return, the Company agreed to release Bemrose from the remaining £0.5 million ($0.8 million). During July 2009, £1.0 million ($1.6 million) was received from Bemrose. These renegotiated terms resulted in a partial recovery of the reserve established at year-end 2008 and the recording of a £0.5 million ($0.8 million) gain during second quarter 2009. This gain is included in other expense (income) from continuing operations in the Consolidated Statement of Operations for the year ended January 2, 2010. During December 2009, £0.5 million ($0.9 million) was received from Bemrose as final payment, including interest due, of this note.

5.	BUSINESS INTERRUPTION AND PROPERTY LOSS

Manufacturing operations at the Company’s West Carrollton, Ohio paper mill were temporarily interrupted in July 2010 by the collapse of one of its coal silos. The incident caused no injuries. One boiler was extensively damaged as well as the supporting infrastructure for two other boilers. While most of the West Carrollton facility was undamaged, the collapse of the coal silo reduced the mill’s ability to produce the power and steam required to operate its manufacturing equipment. The thermal coater resumed production a few days later and the remainder of the mill resumed production in early August. Appleton managed customer orders and shifted paper production to other company-owned manufacturing facilities in order to minimize any impact to its customers. The boiler that was extensively damaged resumed operation just prior to the end of first quarter 2011.

Losses associated with property damage and business interruption were covered by insurance subject to a deductible of $1.0 million. During second quarter 2011, the corresponding insurance claim was agreed and settled in full with all proceeds received from the insurer. Appleton incurred approximately $24.1 million in property damage, cost to repair and business interruption. After netting the $1.0 million deductible, and $1.7 million of capital and $1.1 million of expense for safety and efficiency upgrades to the replacement property and other expenses not covered under the policy, the Company recovered $20.3 million from its insurer.

Expenses associated with property damage and business interruption, totaling $17.1 million, were reported in cost of sales within the Consolidated Statement of Operations for the year ended January 1, 2011. Expenses associated with property damage and business interruption, totaling $0.7 million, have been reported in cost of sales within the Consolidated Statement of Operations for the year ended December 31, 2011. According to the terms of the insurance policy, the Company recorded a $17.1 million recovery, less a $0.9 million valuation reserve, as a reduction to cost of sales for the year ended January 1, 2011, and a $0.5 million recovery as a reduction to cost of sales for the year ended December 31, 2011. Business interruption coverage also included recovery from lost margins related to the accident and therefore, the Company recorded a gain of $0.6 million in cost of sales within the Consolidated Statement of Operations for the year ended January 1, 2011, as this amount was agreed with the insurer. During 2011, the Company recorded an additional $0.2 million gain in cost of sales related to lost margins. The Company also recorded a $0.4 million involuntary conversion loss on fixed assets associated with the property loss in its Consolidated Statement of Operations for the year ended January 1, 2011.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Total capital spending of approximately $5.5 million was incurred for work associated with bringing the damaged boiler back online. At year-end 2010, $1.0 million, net of the $1.0 million deductible, was recorded as a gain on the other income line within the Consolidated Statement of Operations. For the year ended December 31, 2011, Appleton recorded an additional $1.4 million of gain on the other income line within the Consolidated Statement of Operations, all of which was recorded during the second quarter.

6.	GOODWILL AND OTHER INTANGIBLE ASSETS

Appleton reviews the carrying value of goodwill and intangible assets with indefinite lives for impairment annually or more frequently if events or changes in circumstances indicate that an asset might be impaired. With the sale of C&H in 2009 and APC and NEX in 2010, the Company no longer carries goodwill on its balance sheet as it was all assigned to discontinued operations.

During fourth quarter 2009, the Company performed its annual goodwill impairment analysis on the films reporting unit of the performance packaging business, which was comprised of APC and NEX and reclassified as discontinued operations. In accordance with ASC 350, a Step One analysis was done to compare the fair value of the reporting unit to the carrying value. In Step One, the fair value of the reporting unit was estimated using a weighting of the “market” and “income” valuation approach. The “income” valuation approach estimated the enterprise value using a net present value model, which discounted projected free cash flows of the business at a computed weighted average cost of capital as the discount rate. The “market” valuation approach was based on the market multiple of guideline companies. As a result of performing Step One, it was determined the carrying value of the reporting unit exceeded the fair value. Step Two was then performed to allocate the fair value of the business to all assets and liabilities of the reporting unit as if the reporting unit was acquired in a business combination and the fair value of the reporting unit, as determined in the first step of the goodwill impairment test, was the price paid to acquire the reporting unit. The excess of the fair value of the reporting unit, over the amount assigned to its assets and liabilities was the implied fair value of goodwill. The carrying value of the performance packaging goodwill exceeded the implied fair value of the goodwill and therefore, an impairment loss was recognized to the extent of the excess of $6.3 million in the fourth quarter of 2009 and was included in loss from discontinued operations. Due to revised future cash flow projections, the impairment calculation done at year-end 2009 utilized an EBITDA margin of approximately 11% compared to an EBITDA margin of approximately 14% at year-end 2008. The 11.5% discount rate used in the 2009 calculation was 1% lower than the discount rate used in the prior year calculation.

Appleton’s other intangible assets consist of the following (dollars in thousands):

	As of December 31, 2011		As of January 1, 2011
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortizable intangible assets:
Trademarks	$44,665	$24,177	$44,665	$22,079
Patents	10,071	10,071	12,376	12,376
Customer relationships	5,365	2,593	5,365	2,367

Subtotal	60,101	$36,841	62,406	$36,822

Unamortizable intangible assets:
Trademarks	22,865		22,865

Total	$82,966		$85,271

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Of the $83.0 million of acquired intangible assets, $67.5 million was assigned to registered trademarks. Trademarks of $44.6 million related to carbonless paper are being amortized over their useful life of 20 years, while the remaining $22.9 million are considered to have an indefinite life and are not subject to amortization. Customer relationships are being amortized over their estimated useful lives of 25 years.

Amortization expense for the year ended December 31, 2011 approximated $2.3 million. Amortization expense for each of the years ended January 1, 2011, and January 2, 2010, also approximated $2.3 million. Excluding the impact of any future acquisitions, the Company anticipates annual amortization of intangible assets will approximate $2.3 million for each of the years 2012 through 2016.

7.	INVENTORIES

Inventories consist of the following (dollars in thousands):

	2011	2010
Finished goods	$42,538	$44,239
Raw materials, work in process and supplies	59,989	65,793

	$102,527	$110,032

Stores and spare parts inventory balances of $25.5 million in 2011 and $23.8 million in 2010 are valued at average cost and are included in raw materials, work in process and supplies.

During fourth quarter 2010, Appleton changed its method of inventory accounting, for raw materials, work in process and finished goods inventories, from the LIFO method to the FIFO method. This was deemed a preferable method as the key users of the financial statements, including lenders, creditors and rating agencies, analyze results and require compliance with debt covenants using the FIFO method of accounting. Further, this conformed all of the Company’s inventories to the FIFO method of accounting and promotes greater comparability with international competitors as the Company expands its global sales.

8.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment balances consist of the following (dollars in thousands):

	2011	2010
Land and improvements	$9,279	$8,611
Buildings and improvements	133,042	131,512
Machinery and equipment	657,310	643,300
Software	33,349	32,575
Capital lease	165	165
Construction in progress	5,505	9,114

	838,650	825,277
Accumulated depreciation	(513,985)	(470,676)

	$324,665	$354,601

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	OTHER CURRENT AND NONCURRENT ASSETS

Other current assets consist of the following (dollars in thousands):

	2011	2010
Environmental indemnification receivable	$46,000	$20,580
Environmental expense insurance recovery	2,960	5,008
Escrow from sale of Films	—	2,000
Insurance recovery from coal silo accident	—	8,183
Other	5,764	6,221

	$54,724	$41,992

Other noncurrent assets consist of the following (dollars in thousands):

	2011	2010
Deferred debt issuance costs	$10,381	$13,754
Environmental expense insurance recovery	—	4,045
Other	5,904	6,968

	$16,285	$24,767

10.	OTHER ACCRUED LIABILITIES

Other accrued liabilities, as presented in the current liabilities section of the balance sheet, consist of the following (dollars in thousands):

	2011	2010
Compensation	$9,966	$8,997
Trade discounts	15,277	16,035
Workers’ compensation	5,090	3,680
Accrued insurance	2,153	2,375
Other accrued taxes	1,181	1,428
Postretirement benefits other than pension	3,218	3,758
Fox River Liabilities	46,000	20,580
Litigation settlement	750	—
Other	7,792	6,135

	$91,427	$62,988

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	LONG-TERM OBLIGATIONS

Long-term obligations, excluding the capital lease obligation, consist of the following (dollars in thousands):

	December 31, 2011	January 1, 2011
Revolving credit facility at approximately 5.5%	$—	$29,300
Secured variable rate industrial development bonds, 0.5% average interest rate at December 31, 2011, $2,650 due in 2013 and $6,000 due in 2027	8,650	8,650
State of Ohio assistance loan at 6%, approximately $100 due monthly and final payment due May 2017	6,185	7,105
State of Ohio loan at 1% until July 2011, then 3% until May 2019, approximately $30 due monthly and final payment due May 2019	2,283	2,567
Senior notes payable at 8.125%, due June 2011	—	17,491
Senior subordinated notes payable at 9.75%, due June 2014	32,195	32,195
Senior secured first lien notes payable at 10.5%, due June 2015	305,000	305,000
Unamortized discount on 10.5% senior secured first lien notes payable, due June 2015	(4,290)	(5,249)
Second lien notes payable at 11.25%, due December 2015	161,766	161,766

	511,789	558,825
Less obligations due within one year	(1,256)	(18,694)

	$510,533	$540,131

During 2011, the Company made mandatory debt repayments of $1.2 million, plus interest, on its State of Ohio loans. Also, during 2011, the Company borrowed $202.8 million and repaid $232.1 million on its revolving credit facility, as amended, leaving no outstanding balance at year-end. Approximately $18.8 million of the revolving credit facility, as amended, is used to support outstanding letters of credit. As of July 1, 2011, the revolving credit facility was amended to reduce all applicable interest rate spreads by 0.25%. The interest rate assessed on Eurodollar rate loans is now the Eurodollar rate plus an interest rate spread ranging from 3.25% to 3.75%, depending on defined levels of average excess availability of the credit facility. The interest rate assessed on base rate loans is now the base rate plus an interest rate spread ranging from 2.25% to 2.75%, also depending on defined levels of average excess availability.

During June 2011, in accordance with the terms of its 8.125% senior notes payable, Appleton repaid in full the remaining note balance of $17.5 million. These funds were sourced from a combination of cash from operations and borrowing on the revolving credit facility, as amended. Upon payment, the notes were terminated and Appleton was released from all obligations under the notes.

On November 1, 2010, the Company voluntarily repaid the remaining $17.5 million balance of the secured term note payable, as amended, due December 2013. A payment of $18.9 million represented full and complete payment of all unpaid principal, accrued and unpaid interest and a prepayment fee. These funds were sourced from a combination of cash from operations and borrowing on the revolving credit facility, as amended. Upon payment, the note was terminated and the Company was released from all obligations under the note. Debt extinguishment expense of $1.5 million was recorded as a result of the termination of this note. The Company entered into this five-year, $22 million secured term note payable in November 2008. In February 2010, the Company and the noteholder of this debt, further amended the terms of this note to eliminate a financial covenant and adjust the levels of the remaining financial covenants.

On February 8, 2010, the Company completed a voluntary refinancing of its debt to extend debt maturities, increase liquidity, eliminate certain financial covenants and increase financial flexibility. The refinancing included

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the sale of $305.0 million of 10.5% senior secured first lien notes due June 2015 and a five-year, asset-backed $100 million revolving credit facility. Proceeds from the sale of the senior secured notes, less expenses and discounts, were $292.2 million. The revolving credit facility, as amended, provides for up to $100 million of revolving loans including a letter of credit sub-facility of up to $25 million and a swing line sub-facility of up to $5 million. It also contains an uncommitted accordion feature that allows the Company to increase the size of the revolving credit facility, as amended, by up to $25 million if the Company can obtain commitments for the incremental amount. Borrowings under the revolving credit facility, as amended, are limited to the sum of (a) 85% of the net amount of eligible accounts receivable and (b) the lesser of (i) 70% of the net amount of eligible raw materials and finished goods inventory or (ii) 85% of the net orderly liquidation value of such inventory. This asset-backed revolving credit facility, as amended, contains a debt covenant whereby if the Company’s average availability ratio should fall below 20%, the Company is subject to a fixed charge coverage ratio of not less than 1.10:1.00. The average availability ratio is calculated monthly and is a function of the Company’s average outstanding revolver borrowing as compared to the borrowing base of eligible inventory and accounts receivable as discussed above. Initial borrowing totaled $20.6 million. A majority of the proceeds from this refinancing transaction were used to repay and terminate the senior secured credit facilities which included senior secured variable rate notes payable of $211.2 million, plus interest, and the revolving credit facility of $97.1 million, plus interest. Remaining proceeds were used to pay related transaction fees and expenses totaling $10.8 million. Debt extinguishment expenses of $5.5 million were also recorded as a result of this voluntary refinancing.

The revolving credit facility, as amended, is guaranteed by PDC, each of PDC’s existing and future 100%-owned domestic and Canadian subsidiaries and each other subsidiary of PDC that guarantees the 10.5% senior secured first lien notes due June 2015. Lenders hold a senior first-priority interest in (i) substantially all of the accounts, inventory, general intangibles, cash deposit accounts, business interruption insurance, investment property (including, without limitation, all issued and outstanding capital stock of Appleton and each revolver guarantor (other than PDC) and all interests in any domestic or Canadian partnership, joint venture or similar arrangement), instruments (including all collateral security thereof), documents, chattel paper and records of Appleton and each revolver guarantor now owned or hereafter acquired (except for certain general intangibles, instruments, documents, chattel paper and records of Appleton or any revolver guarantor, to the extent arising directly in connection with or otherwise directly relating to equipment, fixtures or owned real property), (ii) all other assets and properties of Appleton and each revolver guarantor now owned or hereafter acquired, and (iii) all proceeds of the foregoing. Lenders also hold a junior first-priority security interest in (i) substantially all equipment, fixtures and owned real property of Appleton and each revolver guarantor now owned or hereafter acquired, (ii) in each case solely to the extent arising directly in connection with or otherwise directly related to any of the foregoing, certain general intangibles, instruments, documents, chattel paper and records of Appleton and each revolver guarantor now owned or hereafter acquired, and (iii) all proceeds of the foregoing. The revolving credit facility, as amended, contains affirmative and negative covenants customary for similar credit facilities, which among other things, restrict the Company’s ability and the ability of the Company’s subsidiaries, subject to certain exceptions, to incur liens, incur or guarantee additional indebtedness, make restricted payments, engage in transactions with affiliates and make investments.

The 10.5% senior secured first lien notes due June 2015 rank senior in right of payment to all existing and future subordinated indebtedness of the Company and equally in right of payment with all existing and future senior indebtedness of the Company. The notes are secured by security interests in substantially all of the property and assets of the Company and are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by all of the Company’s restricted subsidiaries (other than excluded restricted subsidiaries) and the parent entity. Initially, in addition to Appleton, this included PDC and Appleton Papers Canada Ltd.

In February 2008, Appleton fixed the interest rate, at 5.45%, on $75.0 million of its variable rate notes with a five-year interest rate swap contract. In March 2008, Appleton fixed the interest rate, at 5.40%, on an additional

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$75.0 million of its variable rate notes with a five-year interest rate swap contract. The interest rate swaps were being accounted for as cash flow hedges. A covenant violation at January 3, 2009 and subsequent waiver and amendment in March 2009, to the then senior secured credit facilities, changed the basis of the forecasted transactions for these two interest rate swap contracts. As a result of amendments to the senior secured credit facilities in place at the time, the Company concluded it was remote that the original forecasted transactions would occur as originally documented. The events of default also triggered an event of default pursuant to a cross-default provision under one of the interest rate swap contracts. As a result of the cross-default, the counterparty elected to terminate the swap contract. In February 2009, the Company and the counterparty resolved the Company’s obligation under the swap contract with an agreement to pay $4.7 million over the nine-month period ending October 2009. This obligation was satisfied in accordance with the agreement. On February 8, 2010, the remaining swap contract was settled as part of the voluntary refinancing activity.

On September 30, 2009, Appleton completed a voluntary debt-for-debt exchange of significant portions of its 8.125% senior notes payable due June 2011 and 9.75% senior subordinated notes payable due June 2014. Weak economic conditions and frozen credit markets caused many corporate bonds, including those issued by the Company, to trade well below face value. Appleton took advantage of the opportunity to significantly reduce its total indebtedness, plus extend maturities and simplify its debt structure, by exchanging existing debt.

This transaction exchanged $92.0 million of 8.125% senior notes for $92.0 million of newly issued 11.25% second lien notes payable due December 2015. For accounting purposes, this was considered a debt modification. As part of this transaction, the Company paid $1.2 million of fees to the bondholders which included $0.9 million of additional 11.25% second lien notes issued as in-kind consent fees to the lenders agreeing to the exchange. These debt issuance costs will be amortized over the term of the second lien notes along with pre-existing unamortized debt issuance costs of the exchanged 8.125% notes. Third-party costs of $3.8 million were also incurred and recorded as selling, general and administrative expenses.

Appleton also exchanged $110.3 million of 9.75% senior subordinated notes for $66.2 million of newly issued 11.25% second lien notes payable due December 2015. This resulted in a debt reduction of $44.1 million. For accounting purposes, this exchange was considered a debt extinguishment and $3.5 million of previously capitalized debt issuance costs related to the 9.75% notes were written off and recorded as debt extinguishment expense. Transaction costs of $5.8 million were paid. Of this $5.8 million of costs, $3.0 million was recorded as debt extinguishment expense and $2.8 million was capitalized and will be amortized over the term of the second lien notes. The $3.0 million of debt extinguishment expense included $2.7 million of additional 11.25% second lien notes issued as in-kind consent fees to the noteholders agreeing to the exchange. As a result of this transaction, $68.9 million of second lien notes were issued. A $37.4 million net gain on debt extinguishment was recorded in the Consolidated Statement of Operations related to the debt-for-debt exchange and the Second Amendment to the senior secured credit facilities (discussed below).

The 11.25% second lien notes due 2015, as amended, will accrue interest from the issue date at a rate of 11.25% per year and interest will be payable semi-annually in arrears on each June 15 and December 15, commencing on December 15, 2009. These notes are guaranteed by PDC and certain of present and future domestic and foreign subsidiaries. Guarantors include PDC and, American Plastics Company, Inc. and New England Extrusion Inc. until their July 22, 2010 divestiture. The guarantees of these notes are second-priority senior secured obligations of the guarantors. They rank equally in right of payment with all of the guarantors’ existing and future senior debt and rank senior in right of payment to all of the guarantors’ existing and future subordinated debt. The guarantees of these notes are effectively subordinated to all of the first-priority senior secured debt of the guarantors, to the extent of the collateral securing such debt.

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The first lien notes and the second lien notes, as amended, contain covenants that restrict Appleton’s ability and the ability of Appleton’s other guarantors to sell assets or merge or consolidate with or into other companies; borrow money; incur liens; pay dividends or make other distributions; make other restricted payments and investments; place restrictions on the ability of certain subsidiaries to pay dividends or other payments to Appleton; enter into sale and leaseback transactions; amend particular agreements relating to the transaction with former parent Arjo Wiggins Appleton Limited and the ESOP; and enter into transactions with certain affiliates. These covenants are subject to important exceptions and qualifications set forth in the indenture governing the 11.25% second lien notes due 2015, as amended. On January 29, 2010, the Company received the requisite consents from the beneficial owners of the second lien notes to certain amendments to the indenture governing these notes in order to (i) permit a transaction pursuant to which the ESOP will cease to own at least 50% of PDC, without triggering a requirement on the part of the Company to make an offer to repurchase the second lien notes and (ii) permit a capital contribution or operating lease of the black liquor assets located at the Company’s Roaring Spring, Pennsylvania facilities to a newly formed joint venture with a third-party in exchange for a minority equity interest in such joint venture.

In order to complete the debt-for-debt exchange, Appleton and its lenders under the senior secured credit facilities entered into the Second Amendment to the senior secured credit facilities on September 30, 2009. This Second Amendment cleared the way for the Company to issue the second lien notes. Under the Second Amendment to the senior secured credit facilities, the Company paid interest rates equal to LIBOR, but not less than 2%, plus 462.5 basis points for any amounts outstanding on the senior secured variable rate notes payable and, interest rates initially equal to LIBOR, but not less than 2%, plus 462.5 basis points for any amounts outstanding on the revolving credit facility. The Second Amendment to the senior secured credit facilities provided a grid under which the interest rates payable, for amounts outstanding on the revolving credit facility, may have been reduced, based on measures of the Company’s total leverage as defined in the senior secured credit facilities. The Second Amendment also provided that the revolving credit facility would be reduced permanently by $5,000,000 on December 31, 2009, by $10,000,000 on March 31, 2010 and by an additional $15,000,000 on June 30, 2010. For accounting purposes, the amendment to the senior secured credit facilities was treated as a debt modification. The Company paid $2.5 million of fees to the creditors in conjunction with the amendment to the senior secured credit facilities. The debt issuance costs would be amortized over the term of the modified agreement along with pre-existing unamortized debt issuance costs as an adjustment to interest expense. Unamortized debt issuance costs of $0.2 million, relating to the revolving credit facility, were written off and recorded as debt extinguishment expense. Third-party costs of $0.5 million were also incurred and recorded as selling, general and administrative expenses.

On September 9, 2009, a third supplemental indenture to the indenture dated as of June 11, 2004, and governing the remaining $17.5 million of 8.125% senior notes and a third supplemental indenture to the indenture dated as of June 11, 2004, and governing the remaining $32.2 million of 9.75% senior subordinated notes became effective. The supplemental indentures amend the original indentures to, among other things, eliminate substantially all of the restrictive covenants and certain events of default and related provisions.

During second quarter 2009, Appleton received the proceeds of the $3.0 million Ohio State Loan. During July 2007, the Company had entered into a new $12.1 million Loan and Security Agreement with the Director of Development of the State of Ohio, consisting of a $9.1 million State Assistance Loan and a $3.0 million State Loan (together “the Ohio Loans”). The proceeds of the $9.1 million State Assistance Loan were received in 2007. All proceeds of these Ohio Loans were used to fund a portion of the costs of acquiring and installing paper coating and production equipment at the Company’s paper mill in West Carrollton, Ohio.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

During first quarter 2009, Appleton purchased $7.5 million, plus interest, of the 9.75% senior subordinated notes payable due June 2014. As these senior subordinated notes were purchased at a price less than face value, the Company recorded a $5.8 million gain on this purchase. Also as a result of this purchase, $0.4 million of deferred debt issuance costs were written off, resulting in a net gain of $5.4 million.

The first lien notes and the second lien notes, as amended, contain covenants that restrict Appleton’s ability and the ability of Appleton’s other guarantors to sell assets or merge or consolidate with or into other companies; borrow money; incur liens; pay dividends or make other distributions; make other restricted payments and investments; place restrictions on the ability of certain subsidiaries to pay dividends or other payments to Appleton; enter into sale and leaseback transactions; amend particular agreements relating to the transaction with former parent AWA and the ESOP; and enter into transactions with certain affiliates. These covenants are subject to important exceptions and qualifications set forth in the indenture governing the 11.25% second lien notes due 2015, as amended.

The senior subordinated notes, as amended, are unconditionally guaranteed by PDC and Rose Holdings Limited, subject to certain limitations.

As of December 31, 2011, the Company was in compliance with all debt covenants and is forecasted to remain compliant for the next twelve months. The Company’s ability to comply with the financial covenants in the future depends on achieving forecasted operating results. The Company’s failure to comply with its covenants, or an assessment that it is likely to fail to comply with its covenants, could lead the Company to seek amendments to, or waivers of, the financial covenants. The Company cannot provide assurance that it would be able to obtain any amendments to or waivers of the covenants. In the event of non-compliance with debt covenants, if the lenders will not amend or waive the covenants, the debt would be due and the Company would need to seek alternative financing. The Company cannot provide assurance that it would be able to obtain alternative financing. If the Company were not able to secure alternative financing, this would have a material adverse impact on the Company.

Scheduled repayment of principal on long-term obligations outstanding at December 31, 2011, is as follows (dollars in thousands):

Obligations Outstanding at December 31, 2011
2012	$1,256
2013	3,975
2014	33,594
2015	468,244
2016	1,567
Thereafter	7,443

$516,079

The senior secured first lien notes payable at 10.5%, due June 2015, are included in the above schedule at face of $305.0 million.

12.	INCOME TAXES

In conjunction with the acquisition of Appleton, PDC elected to be treated as a subchapter S corporation and elected that its eligible subsidiaries be treated as qualified subchapter S subsidiaries for U.S. federal and, where recognized, state and local income tax purposes. As a result, Appleton’s tax provision includes only foreign and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

minimal state and local income taxes. For 2011 the Company recorded a net tax provision of $0.6 million primarily for U.S. state and local income taxes. For 2010 the Company recorded a net tax provision of $0.2 million primarily for Canadian income taxes. For 2009 the Company recorded a net tax provision of $0.3 million primarily for U.S. state and local income taxes.

All U.S. federal C corporation tax years are closed. Various Canadian and state tax years remain open. Reserves for uncertain tax positions, as they relate to these matters, are insignificant.

13.	LEASES

Appleton leases buildings, machinery and equipment and other facilities. Many of these leases obligate the Company to pay real estate taxes, insurance and maintenance costs. Total rent expense was $5.4 million for 2011, $5.7 million for 2010 and $6.9 million for 2009.

Future minimum lease payments as of December 31, 2011, under leases that have initial or remaining non-cancelable terms in excess of one year are as follows (dollars in thousands):

Operating Leases
2012	$4,446
2013	2,147
2014	1,201
2015	637
2016	202
Thereafter	3

Total minimum lease payments	$8,636

14.	DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

Appleton selectively uses financial instruments to manage some market risks from changes in interest rates, foreign currency exchange rates or commodity prices. The fair values of all derivatives are recorded in the Consolidated Balance Sheet. The change in a derivative’s fair value is recorded each period in current earnings or accumulated other comprehensive loss, depending on whether the derivative is designated and qualifies as part of a hedge transaction and, if so, the type of hedge transaction.

The Company selectively hedges forecasted transactions that are subject to foreign currency exchange exposure by using forward exchange contracts. These instruments are designated as cash flow hedges and are recorded in the Consolidated Balance Sheet at fair value using Level 2 observable market inputs. The fair value of foreign currency forward contracts is based on a valuation model that discounts cash flows resulting from the differential between the contract price and the market-based forward note, also deemed to be categorized as Level 2. The effective portion of the contracts’ gains or losses due to changes in fair value is initially recorded as a component of accumulated other comprehensive loss and is subsequently reclassified into earnings when the underlying transactions occur and affect earnings or if it becomes probable the forecasted transaction will not occur. These contracts are highly effective in hedging the variability in future cash flows attributable to changes in currency exchange rates. As of December 31, 2011, there were no forward exchange contracts in place.

The Company selectively hedges forecasted commodity transactions that are subject to pricing fluctuations by using swap contracts to manage risks associated with market fluctuations in energy prices. These contracts are recorded in the Consolidated Balance Sheet at fair value using Level 2 observable market inputs based on the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

New York Mercantile Exchange as measured on the last trading day of the accounting period and compared to the strike price. The contracts’ gains or losses due to changes in fair value are recorded in current period earnings. At December 31, 2011, the hedged volumes of these contracts totaled 488,000 MMBTU (Million British Thermal Units) of natural gas. The contracts have settlement dates extending through December 2012.

The Company selectively hedges forecasted commodity transactions that are subject to pricing fluctuations by using swap contracts to manage risks associated with market fluctuations in pulp prices. These contracts are recorded in the Consolidated Balance Sheet at fair value using Level 2 observable market inputs based on pricing published by RISI, Inc. (“RISI”) as measured on the last trading day of the accounting period and compared to the swap’s fixed price. Currently, there are two pulp swap contracts in place. As of December 31, 2011, the first swap contract had a remaining hedge volume of 2,000 tons of pulp with settlement dates extending through February 2012. It is not designated as a hedge, and therefore, gains or losses due to changes in fair value are recorded in current period earnings. During third quarter 2011, the Company entered into a second swap contract. As of December 31, 2011, this swap contract hedges 24,000 tons of pulp with settlement dates January through December 2012. It is designated as a cash flow hedge of forecasted pulp purchases, and therefore, the change in the effective portion of the fair value of the hedge will be deferred in accumulated other comprehensive loss until the inventory containing the pulp is sold.

In February 2008, Appleton fixed the interest rate, at 5.45%, on $75.0 million of its variable rate notes with a five-year interest rate swap contract. As a result of the February 2010 voluntary refinancing, the Company paid $5.0 million, including interest, to settle this derivative.

The following table presents the location and fair values of derivative instruments included in the Company’s Consolidated Balance Sheets at year-end 2011 and 2010, respectively (dollars in thousands):

Designated as a Hedge	Balance Sheet Location	December 31, 2011	January 1, 2011
Foreign currency exchange derivatives	Other current assets	$—	$393
Foreign currency exchange derivatives	Other current liabilities	—	(67)
Pulp fixed swap	Other current liabilities	(760)	—

Not Designated as a Hedge
Natural gas fixed swap	Other current liabilities	(599)	(69)
Pulp fixed swap	Other current liabilities	(200)	—

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents the location and amount of (losses)/gains on derivative instruments and related hedge items included in the Company’s Consolidated Statement of Operations for the years ended December 31, 2011 and January 1, 2011 and gains/(losses) initially recognized in accumulated other comprehensive loss in the Consolidated Balance Sheet at December 31, 2011 and January 1, 2011 (dollars in thousands):

Designated as a Hedge	Statement of Operations Location	December 31, 2011	January 1, 2011	January 2, 2010
Foreign currency exchange derivatives	Net sales	$(437)	$918	$(1,047)
Gains recognized in accumulated other comprehensive loss		2,382	386	246
Pulp fixed swap	Other income	(137)	—	—
Losses recognized in accumulated other comprehensive loss		(623)	—	—

Not Designated as a Hedge
Natural gas fixed swap	Cost of sales	(986)	(88)	—
Pulp fixed swap	Cost of sales	(145)	—	—
Interest rate swap contract	Interest expense	—	961	938

For a discussion of the fair value of financial instruments, see Note 15, Fair Value of Financial Instruments.

15.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount (including current portions) and estimated fair value of certain of Appleton’s recorded financial instruments are as follows (dollars in thousands):

	December 31, 2011		January 1, 2011
Financial Instruments	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Senior subordinated notes payable	$32,195	$23,341	$32,195	$15,293
Senior notes payable	—	—	17,491	16,966
Senior secured first lien notes payable	300,710	303,717	299,751	299,751
Second lien notes payable	161,766	147,207	161,766	130,222
Revolving credit facility	—	—	29,300	29,300
State of Ohio loans	8,468	8,530	9,672	10,185
Industrial development bonds	8,650	8,650	8,650	8,650

	$511,789	$491,445	$558,825	$510,367

The senior secured first lien notes payable and the second lien notes payable are traded regularly in public markets and therefore, the fair value was determined using Level 1 inputs based on quoted market prices. The senior subordinated notes payable are not regularly traded in public markets so fair value was determined using Level 2 observable market inputs including pricing for similar debt. The fair value of the State of Ohio loans was determined using Level 2 observable market inputs including current rates for financial instruments of the same remaining maturity and similar terms. The industrial development bonds have a variable interest rate that reflects current market terms and conditions.

16.	EMPLOYEE BENEFITS

The Company has various defined benefit pension plans and defined contribution pension plans. This includes a Supplemental Executive Retirement Plan (“SERP”) to provide retirement benefits for management

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and other highly compensated employees whose benefits are reduced by the tax-qualified plan limitations of the pension plan for eligible salaried employees. Effective January 1, 2008, the Company amended the Appleton Papers Inc. Retirement Plan (the “Plan”) to provide that any non-union individuals hired or re-hired on or after January 1, 2008, would not be eligible to participate in the Plan. Also, plan benefits accrued under the Plan were frozen as of April 1, 2008, with respect to Plan participants who elected to participate, effective April 1, 2008, in a “Mandatory Profit Sharing Contribution” known as the Retirement Contribution benefit under the Appleton Papers Inc. Retirement Savings and Employee Stock Ownership Plan (the “KSOP”), or January 1, 2015, in the case of any other Plan participants. In December 2010, it was announced that the effective date of the freeze would change from January 1, 2015 to March 1, 2011.

The status of these plans, including a reconciliation of benefit obligations, a reconciliation of plan assets and the funded status of the plans, as well as the key assumptions used in accounting for the plans, is shown below (dollars in thousands):

Pension Benefits	2011	2010
Change in benefit obligation
Benefit obligation at beginning of period	$349,692	$328,581
Service cost	3,995	5,769
Interest cost	19,874	19,728
Plan amendments	—	108
Actuarial loss	36,271	17,932
Curtailment gain	—	(4,929)
Benefits and expenses paid	(18,741)	(17,497)

Benefit obligation at end of period	$391,091	$349,692

Change in plan assets
Fair value at beginning of period	$260,606	$226,972
Actual return on plan assets	5,007	35,661
Employer contributions	18,469	15,470
Benefits and expenses paid	(18,741)	(17,497)

Fair value at end of period	$265,341	$260,606

Funded status of plans
Funded status at end of period	$(125,750)	$(89,086)

Amounts recognized in the consolidated balance sheet consist of:
Accrued benefit liability-current	$(505)	$(503)
Accrued benefit liability-noncurrent	(125,245)	(88,583)

Net amount recognized	$(125,750)	$(89,086)

Key assumptions at end of period (%)
Discount rate	5.00	5.75

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The amounts in accumulated other comprehensive loss on the consolidated balance sheet, net, that have not been recognized as components of net periodic benefit cost at December 31, 2011 and January 1, 2011, are as follows (dollars in thousands):

Accumulated other comprehensive loss	2011	2010
Net actuarial loss	$(140,882)	$(91,728)
Prior service cost	(2,628)	(3,115)

Total	$(143,510)	$(94,843)

The amount in accumulated other comprehensive loss that is expected to be recognized as components of net periodic benefit cost over the next year is as follows (dollars in thousands):

Actuarial loss	$9,114
Prior service cost	486

$9,600

The components of net periodic pension cost include the following (dollars in thousands):

Pension Benefits	For the Year Ended December 31, 2011	For the Year Ended January 1, 2011	For the Year Ended January 2, 2010
Net periodic benefit cost
Service cost	$3,994	$5,769	$5,301
Interest cost	19,874	19,728	19,501
Expected return on plan assets	(22,687)	(21,243)	(20,798)
Amortization of
Prior service cost	486	550	539
Actuarial loss	4,798	3,168	379
Curtailment charge	—	427	—

Net periodic benefit cost	$6,465	$8,399	$4,922

Key assumptions (%)
Discount rate	5.75	6.00	6.50
Expected return on plan assets	8.25	8.25	8.25
Rate of compensation increase	NA	4.00	4.00

Expected future benefit payments are as follows (dollars in thousands):

2012	$18,204
2013	19,334
2014	20,471
2015	21,498
2016	22,493
2017 thru 2021	126,312

$228,312

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of the 2011 and 2010 measurement dates, the approximate asset allocations by asset category for Appleton’s pension plan were as follows:

	December 31, 2011	December 31, 2010
U.S. Equity	38%	39%
International Equity	16	16
Private Equity	2	3
Emerging Market Equity	10	10
Fixed Income	29	27
Real Estate	5	5

Total	100%	100%

The Company’s Benefits Finance Committee (the “Committee”) is, among other things, charged with monitoring investment performance. The Committee periodically reviews fund performance and asset allocations. The plan trustee makes changes as necessary to realign the asset mix with the target allocations. The Committee has an investment policy for the pension plan assets that establishes long-term target asset allocations by asset class, as follows:

Total U.S. Equity (including private equity)	40%
Total International Equity	25%
Real Estate	6%
Bonds	29%

The investment policy objectives adopted by the Committee are designed to (a) provide benefit security to plan participants, (b) support accounting policy and funding goals, (c) maintain a target funded ratio to avoid adverse outcomes, and (d) promote stability and growth in funded status. The Committee is assisted by an investment advisor in managing the fund investments and establishing asset allocations and long-term return expectations. The investment advisor develops and maintains long-term return, risk and correlation expectations for a broad array of capital markets which the Committee uses in its monitoring activity.

The expected long-term rate of return on assets assumption is developed considering the relative weighting of plan assets, the historical performance of total plan assets and individual asset classes and economic and other indicators of future performance. Expected returns for each asset class are developed using estimates of expected real returns plus expected inflation. Long-term expected real returns are derived from future expectations for the U.S. Treasury real yield curve. Based on the assumptions and methodology described above, the Company selected 8.00% at year-end 2011, and 8.25% at year-end 2010, as its long-term rate of return on assets assumptions.

The discount rate is developed by selecting a portfolio of high-quality corporate bonds appropriate to provide for the projected benefit payments of the plan. This portfolio is selected from a universe of over 500 Aa-graded noncallable bonds available in the market as of December 31, 2011, further limited to those bonds with average yields between the 10th and 90th percentiles. After the bond portfolio is selected, a single rate is determined that equates the market value of the bonds selected to the discounted value of the plan’s benefit payments. Based on the methodology described above, and a selected portfolio of 17 bonds, the Company selected a discount rate of 5.00% for 2011 and 5.75% for 2010 to value year-end liabilities for the pension plans.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In accordance with ASC 820, “Fair Value Measurements and Disclosures,” the fair value of the assets within the pension plan as of December 31, 2011 and January 1, 2011 are as follows (dollars in thousands):

			Fair Value Measurements at December 31, 2011
			Quoted Prices in Active Markets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Asset Category
Cash and cash equivalents			$683			$683
Public equity
U.S.	(a	)		101,468		101,468
International	(a	)		41,231		41,231
Emerging markets	(b	)		27,561		27,561
Private equity	(c	)			6,475	6,475
Fixed income
Government	(d	)		474		474
Corporate bonds	(d	)		75,138		75,138
Real estate	(e	)			12,311	12,311

			$683	$245,872	$18,786	$265,341

			Fair Value Measurements at January 1, 2011
			Quoted Prices in Active Markets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Asset Category
Cash and cash equivalents			$301			$301
Public equity
U.S.	(a	)		101,308		101,308
International	(a	)		41,328		41,328
Emerging markets	(b	)		26,577		26,577
Private equity	(c	)			7,062	7,062
Fixed income
Government	(d	)		18,762		18,762
Corporate bonds	(d	)		51,520		51,520
Real estate	(e	)			13,748	13,748

			$301	$239,495	$20,810	$260,606

(a)	U.S. and international equity investments include investments in commingled funds that invest primarily in publicly-traded equities. Equity investments are diversified across U.S. and non-U.S. stocks and are divided by investment style and market capitalization.
(b)	Emerging markets equity investments include investments in commingled funds that invest primarily in publicly-traded equities. Equity investments are diversified across non-U.S. stocks and are divided by country, investment style and market capitalization.
(c)	Private equity assets consist primarily of investments in limited partnerships that invest in individual companies in the form of non-public equity or non-public debt positions. The plan’s private equity investments are limited to 5% of the total limited partnership and the maximum allowable loss cannot exceed the commitment amount.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(d)	Fixed income securities include investments in commingled funds that invest in a diversified blend of investment grade fixed income securities.
(e)	Investment in real estate is designed to provide stable income returns and added diversification based upon the historical low correlation between real estate and equity or fixed income investments. The plan’s real estate assets consist of a commingled fund that invests in a diversified portfolio of direct real estate investments.

Description of Fair Value Measurements

Level 1—Quoted, active market prices for identical assets or liabilities. Foreign and domestic common stocks are exchange-traded and are valued at the closing price reported by the respective exchanges on the day of valuation. Share prices of the funds, referred to as a fund’s Net Asset Value (“NAV”), are calculated daily based on the closing market prices and accruals of securities in the fund’s total portfolio (total value of the fund) divided by the number of fund shares currently issued and outstanding. Redemptions of the mutual funds, collective trust funds and funds for employee benefit trust shares occur by contract at the respective fund’s redemption date NAV.

Level 2—Observable inputs other than Level 1 prices, such as quoted active market prices for similar assets or liabilities, quoted prices for identical or similar assets in inactive markets and model-derived valuations in which all significant inputs are observable in active markets. The pension plan’s Level 2 investments include foreign and domestic common stocks, mutual funds, collective trust funds and funds for employee benefit trust. The NAVs of the funds are calculated monthly based on the closing market prices and accruals of securities in the fund’s total portfolio (total value of the fund) divided by the number of fund shares currently issued and outstanding. Redemptions of the mutual funds, collective trust fund and funds for employee benefit trust shares occur by contract at the respective fund’s redemption date NAV.

Level 3—Valuation techniques in which one or more significant inputs are unobservable in the marketplace. The pension plan’s Level 3 assets are primarily investment funds which invest in underlying groups of investment funds or other pooled investment vehicles that are selected by the respective funds’ investment managers. The investment funds and the underlying investments held by these investment funds are valued at fair value. In determining the fair value of these assets, management takes into account the estimated NAV of the underlying funds, as well as any other considerations that may increase or decrease such estimated value.

While Appleton believes its valuation methods for plan assets are appropriate and consistent with other market participants, the use of different methodologies or assumptions, particularly as applied to Level 3 assets described below, could have a material effect on the computation of their estimated fair values.

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The fair value measurement of plan assets using significant unobservable inputs (Level 3) changed during 2011 and 2010 due to the following (dollars in thousands):

	Changes in Fair Value Using Significant Unobservable Inputs (Level 3)
	Private Equities	Real Estate	Total
Balance, January 2, 2010	$6,254	$12,923	$19,177
Realized gains/(losses)	337	(131)	206
Unrealized gains	580	298	878
Return of capital	(174)	(99)	(273)
Income	65	757	822

Balance, January 1, 2011	7,062	13,748	20,810
Realized gains/(losses)	799	(919)	(120)
Unrealized gains	14	1,560	1,574
Return of capital	(1,464)	(2,905)	(4,369)
Income	64	827	891

Balance, December 31, 2011	$6,475	$12,311	$18,786

Effective January 1, 2008, the Company amended the Appleton Papers Inc. Retirement Plan (the “Plan”) to provide that any non-union individuals hired or re-hired on or after January 1, 2008, would not be eligible to participate in the Plan. Also, plan benefits accrued under the Plan were frozen as of April 1, 2008, with respect to Plan participants who elected to participate, effective April 1, 2008, in a “Mandatory Profit Sharing Contribution” known as the Retirement Contribution benefit under the Appleton Papers Inc. Retirement Savings and Employee Stock Ownership Plan (the “KSOP”), or January 1, 2015, in the case of any other Plan participants. In December 2010, it was announced that the effective date of the freeze would change from January 1, 2015 to March 1, 2011. This change resulted in a curtailment charge of $0.4 million in 2010 and a reduction in the pension benefit obligation of $4.9 million.

Appleton expects to contribute approximately $25 million to its pension plan in 2012. The defined benefit plan provides that hourly employees receive payments of stated amounts for each year of service. Payments under the defined benefit plan covering salaried employees are based on years of service and the employees’ compensation during employment. At December 31, 2011, the accumulated benefit obligation for the defined benefit plans was approximately $391.1 million. At January 1, 2011, the accumulated benefit obligation for the deferred benefit plans was approximately $349.7 million.

Certain of the Company’s hourly employees participate in a multi-employer defined benefit plan. This is the Pace Industry Union-Management Pension Plan (EIN #11-6166763). The Company’s contributions to this plan were $1.8 million in 2011, $1.7 million in 2010 and $1.6 million in 2009. The 2010 employer contribution to this plan was less than 5% of total contributions to the plan. Participants in this plan include the West Carrollton represented manufacturing employees, where the collective bargaining agreement expires April 1, 2012. Participants also include the represented employees at the Kansas City, Kansas distribution center, where the collective bargaining agreement expired December 31, 2011. Contract renewal negotiations are currently on-going. For the 2010 plan year, this multi-employer plan was 74.6% funded. For the 2009 plan year, this plan was 72.5% funded. Though the plan was between 65% and 80% funded for both plan years, it was subject to a funding improvement plan for the plan year beginning January 1, 2010, and again for the plan year beginning January 1, 2011, as it is projected there will be an accumulated funding deficiency in the next four years. In an

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

effort to improve the plan’s funding situation, the Trustees adopted a Rehabilitation Plan in July 2010, designed to assist the plan in meeting the applicable benchmarks established by law. Law requires that all contributing employers pay to the fund a surcharge to help correct the fund’s financial situation. The amount of the surcharge is equal to a percentage of the amount an employer is otherwise required to contribute to the fund under the applicable collective bargaining agreement. Beginning in July 2010, and extending through the term of the collective bargaining agreement, a 10% surcharge applies for each plan year in which the fund is in critical status.

A deferred compensation plan, named the Executive Nonqualified “Excess” Plan of Appleton Papers Inc., effective on February 1, 2006, was established for highly-compensated employees, including all directors and executive officers. Salaried employees, with base salaries of $100,000 and over, are eligible to participate in the plan. This plan was established for the purpose of allowing a tax-favored option for saving for retirement when the IRS limits the ability of highly-compensated employees to participate under tax-qualified plans. This plan allows for deferral of compensation on a pre-tax basis and accumulation of tax-deferred earnings. Participants in the plan may choose to have deferrals increased or decreased based on the performance of a selection of mutual funds. No assets are actually set aside to fund Appleton’s obligation under this plan. The non-employee directors are also allowed to participate in this plan.

17.	POSTRETIREMENT BENEFIT PLANS OTHER THAN PENSIONS

Appleton has defined postretirement benefit plans that provide medical, dental and life insurance for certain retirees and eligible dependents. The status of these plans, including a reconciliation of benefit obligations and the funded status of the plans, as well as the key assumptions used in accounting for the plans, is as follows (dollars in thousands):

Other Postretirement Benefits	2011	2010
Change in benefit obligation
Benefit obligation at beginning of period	$48,891	$54,218
Service cost	498	741
Interest cost	2,511	2,970
Plan amendments	(2,616)	(9,476)
Actuarial (gain) loss	(1,867)	4,132
Benefits and expenses paid	(2,588)	(3,694)

Benefit obligation at end of period	$44,829	$48,891

Funded status of plans
Funded status at end of period	$(44,829)	$(48,891)

Amounts recognized in the consolidated balance sheet consist of:
Accrued benefit liability-current	$(3,218)	$(3,758)
Accrued benefit liability-noncurrent	(41,611)	(45,133)

Net amount recognized	$(44,829)	$(48,891)

Key assumptions at end of period
Discount rate	4.64%	5.47%
Valuation year medical trend	7.50%	8.00%
Ultimate medical trend	5.00%	5.00%
Year ultimate medical trend reached	2016	2016

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The discount rate is developed by selecting a portfolio of high-quality corporate bonds appropriate to provide for the projected benefit payments of the plan. This portfolio is selected from a universe of over 500 Aa-graded noncallable bonds available in the market as of December 31, 2011, further limited to those bonds with average yields between the 10th and 90th percentiles. After the bond portfolio is selected, a single rate is determined that equates the market value of the bonds selected to the discounted value of the plan’s benefit payments. Based on the methodology described above, and a selected portfolio of 20 bonds, the Company selected a discount rate of 4.64% for the postretirement benefit plan.

The December 31, 2011, accumulated postretirement benefit obligation (“APBO”) was determined using assumed medical care cost trend rates of 7.5%, decreasing one half percent each year to an ultimate rate of 5% in 2016. The January 1, 2011, APBO was determined using assumed medical care cost trend rates of 8.0%, decreasing one half percent each year to an ultimate rate of 5% in 2016.

The amounts in accumulated other comprehensive loss in the consolidated balance sheet, net, that have not been recognized as components of net periodic benefit cost at December 31, 2011 and January 1, 2011, are as follows (dollars in thousands):

Accumulated other comprehensive loss	2011	2010
Net actuarial loss	$(9,502)	$(11,760)
Prior service credit	13,894	13,946

Total	$4,392	$2,186

The amount in accumulated other comprehensive loss expected to be recognized as a component of net periodic benefit cost over the next year is shown below (dollars in thousands):

Amortization of:
Prior service credit and actuarial loss	$2,663

As the result of a new labor agreement ratified in December 2011, represented manufacturing and distribution center employees in Appleton, Wisconsin, will not be eligible for post-Medicare retiree health plan coverage if they retire after August 31, 2014. This change resulted in an estimated reduction to the year-end 2011 benefit obligation of $3.5 million.

As of January 1, 2008, Appleton implemented a change to the plan options offered to pre-Medicare salaried retirees, spouses and surviving spouses by removing HMO designs and offering a qualified high-deductible health plan. In December 2010, certain other changes to the postretirement benefit plan were announced. Upon retirement and after COBRA benefits expire, the Company will continue to provide a subsidy toward the premium paid for pre-Medicare retiree medical coverage for those full-time salaried employees hired prior to April 1, 2003, and who retired before July 1, 2011. Beginning in 2012, the Company’s contribution will be capped at $200 per person per month until December 31, 2020, or until Medicare eligible, whichever comes first. In addition, those Medicare-eligible salaried retirees, spouses and surviving spouses who currently receive benefits from the Company, beginning in 2012, will receive $100 per month to be used toward individual insurance coverage or other medical-related expenses. This change resulted in a curtailment gain of $1.5 million in 2010 and a reduction in the year-end 2010 benefit obligation of $9.5 million.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The components of other postretirement benefit cost include the following (dollars in thousands):

Other Postretirement Benefits	For the Year Ended December 31, 2011	For the Year Ended January 1, 2011	For the Year Ended January 2, 2010
Net periodic benefit cost
Service cost	$498	$741	$664
Interest cost	2,511	2,970	2,990
Amortization of prior service cost	(2,668)	(2,151)	(2,180)
Amortization of net actuarial loss	391	113	—
Curtailment gain	—	(1,450)	—

Net periodic benefit cost	$732	$223	$1,474

The key assumptions used in the measurement of the Company’s net periodic benefit cost are shown in the following table:

	For the Year Ended December 31, 2011	For the Year Ended January 1, 2011	For the Year Ended January 2, 2010
Discount rate	5.47%	5.70%	6.40%
Valuation year medical trend	8.00%	8.50%	9.00%
Ultimate medical trend	5.00%	5.00%	5.00%
Year ultimate medical trend reached	2017	2017	2017

Impact of a one percent change in medical trend rate (dollars in thousands):

	1% Increase	1% Decrease
Aggregate impact on service and interest cost	$59	$(55)
Effect on accumulated plan benefit obligation	1,018	(933)

Expected postretirement benefit payments for each of the next five years, and the aggregate from 2017 through 2021, are as follows (dollars in thousands):

2012	$3,218
2013	3,418
2014	3,494
2015	3,592
2016	3,639
2017 thru 2021	17,842

$35,203

18.	LONG-TERM INCENTIVE COMPENSATION

In December 2001, the Company adopted the Appleton Papers Inc. Long-Term Incentive Plan (“LTIP”). Effective January 3, 2010, the Company adopted a long-term restricted stock unit plan (“RSU”). These plans, in accordance with the specific terms of each plan, provide key management employees, who are in a position to make a significant contribution to the growth and profitability of the Company, the opportunity to be rewarded for performance that aligns with long-term shareholder interests. Both plans utilize phantom units. The value of a

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

unit in the LTIP is based on the change in the fair market value of PDC’s common stock under the terms of the employee stock ownership plan (the “ESOP”) between the grant date and the exercise date. All units granted under the LTIP may be exercised after three full years. Units expire ten years after the grant date. The value of a unit in the RSU is based on the value of PDC common stock, as determined by the ESOP trustee. All RSUs vest three years after the award date and are paid at vesting. The cash payment upon vesting is equal to the value of one share of PDC common stock at the most recent valuation date times the number of units granted. RSU units can be deferred to the Non-Qualified Excess Plan if the recipient so elects shortly after the units have been granted. Beginning in 2009, recipients were required to enter into a non-compete and non-solicitation agreement in order to receive units which, if violated following the receipt of units, results in forfeiture of any and all rights to receive payment relating to the units.

The Compensation Committee of the board establishes the number of units granted each year under these plans in accordance with the Compensation Committee’s stated goals and policies. The Compensation Committee has the discretion to use either, or both, plan(s) as appropriate to attract, motivate and retain key management employees while managing the expense to the Company. During 2011, all units, totaling 770,500 units, were granted under the LTIP. In 2010, all units were granted under the RSU. Prior to 2010, all units were granted under the LTIP. The units are valued at the most recent PDC stock price as determined by the semi-annual ESOP valuation. As of December 31, 2011, the fair market value of one share of PDC common stock was $15.01.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

During 2011, Appleton recorded $0.5 million of expense for the LTIP within selling, general and administrative expenses. During 2010, Appleton recorded $0.1 million of expense within selling, general and administrative expenses. There was no expense activity for this plan during 2009 as a result of a decline in share price. The Company recorded a reduction to compensation expense of $0.1 million in 2009 within selling, general and administrative expenses. Based on PDC’s common stock price as of December 31, 2011, the Company had $0.5 million of unrecognized compensation expense related to nonvested phantom units granted under the plans. Since the inception of the Plan, 3,374,170 phantom units have been granted, 961,693 phantom units have been forfeited and 421,410 phantom units have been exercised, leaving an outstanding balance of 1,991,067 phantom units at December 31, 2011. A summary of 2009 — 2011 activity within these plans is as follows:

	Weighted Average Grant Unit Price	Grant Units	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value (dollars in thousands)
Outstanding, January 3, 2009	$30.32	1,132,160
Granted	21.35	477,000
Exercised	10.00	(7,220)
Forfeited or expired	28.40	(56,600)

Outstanding, January 2, 2010	$27.72	1,545,340	7.3	$25

Exercisable, January 2, 2010	$29.38	754,340	6.0	$25

Outstanding, January 2, 2010	$27.72	1,545,340
Granted	—	—
Exercised	10.00	(2,100)
Forfeited or expired	27.91	(144,467)

Outstanding, January 1, 2011	$27.73	1,398,773	6.3	$16

Exercisable, January 1, 2011	$30.49	976,440	5.5	$16

Outstanding, January 1, 2011	$27.73	1,398,773
Granted	12.87	770,500
Exercised	10.00	(5,540)
Forfeited or expired	24.14	(172,666)

Outstanding, December 31, 2011	$22.34	1,991,067	6.6	$—

Exercisable, December 31, 2011	$27.87	1,251,067	5.3	$—

During 2009, 7,220 phantom units were exercised at an appreciation value of approximately $0.1 million. During 2010, 2,100 phantom units were exercised with a minimal appreciation value. During 2011, 5,540 phantom units were exercised with a minimal appreciation value. As of December 31, 2011, a liability of approximately $0.5 million is included in the consolidated balance sheet, all of which is classified as long-term and represents 726,000 unvested units. As a result of the decline in share price, there is currently no liability for fully vested units as of December 31, 2011 since the current value is below the grant price.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Compensation Committee approved an aggregate total for the 2010 year of up to 219,000 units to be granted, of which, 213,000 units were granted under the RSU. Due to terminations of employment, 10,500 and 7,500 unvested units were forfeited during 2011 and 2010, respectively. A balance of 195,000 RSU units remains as of December 31, 2011. Approximately $1.1 million and $0.8 million of expense, related to this plan, was recorded during 2011 and 2010, respectively. In 2011, the Compensation Committee elected to grant awards under the LTIP rather than under the RSU plan. A summary of 2010 and 2011 activity within this plan is as follows:

	Weighted Average Grant Unit Price	Grant Units	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value (dollars in thousands)
Outstanding, January 2, 2010	$—	—
Granted	13.25	213,000
Forfeited or expired	13.09	(7,500)

Outstanding, January 1, 2011	$13.26	205,500	2.0	$(86)

Outstanding, January 1, 2011	$13.26	205,500
Forfeited or expired	13.32	(10,500)

Outstanding, December 31, 2011	$13.25	195,000	1.0	$343

Beginning in 2006, the Company established a nonqualified deferred compensation agreement with each of its non-employee directors. Deferred compensation is in the form of phantom units and is earned over the course of six-month calendar periods of service beginning January 1 and July 1. The number of units to be earned is calculated using the established dollar value of the compensation divided by the fair market value of one share of PDC common stock as determined by the semi-annual ESOP valuation. This deferred compensation vests coincidental with the board member’s continued service on the board. Upon cessation of service as a director, the deferred compensation will be paid in five equal annual cash installments. During 2011, expense for this plan was approximately $0.3 million. During 2010, expense for this plan was approximately $0.2 million. During 2009, expense for this plan was approximately $0.1 million.

On February 22, 2012, the Company’s board of directors adopted a special retention incentive program designed to retain certain executives and other employees who are in a position to make a significant contribution in identifying, negotiating and closing one or more of the following transactions or series of transactions: the issuance of equity securities in connection with an acquisition, a merger or business combination with an unrelated entity, the sale of equity in a private placement or public offering, a sale of all or substantially all of the assets of Appleton or PDC, an exchange of debt securities for equity, or any combination of the foregoing transactions. In exchange for continued employment through such transactions, the named executives would receive payments in the event a change of control occurs, as defined in the Long-Term Incentive Plan, as a result of any of the transactions listed above. Amounts payable would be as approved by the board of directors.

19.	COMMITMENTS AND CONTINGENCIES

COMMITMENTS

Appleton is bound by one contractual arrangement, for which, the future obligation to purchase a set quantity is immaterial.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONTINGENCIES

Lower Fox River

Introduction. Various federal and state government agencies and Native American tribes have asserted claims against Appleton and others with respect to historic discharges of PCBs into the Lower Fox River in Wisconsin. Carbonless paper containing PCBs was manufactured at what is currently the Appleton plant from 1954 until 1971. During this period, wastewater containing PCBs was discharged into the Lower Fox River from a publicly-owned treatment works, from the Appleton Coated paper mill and from other local industrial facilities. Wastewater from the Appleton plant was processed through the publicly-owned treatment works. As a result, there are allegedly eleven million cubic yards of PCB-contaminated sediment spread over 39 miles of the Lower Fox River and Green Bay, which is part of Lake Michigan.

The United States Environmental Protection Agency (“EPA”) published a notice in 1997 that it intended to list the Lower Fox River on the National Priorities List of Contaminated Sites pursuant to the federal Comprehensive Environmental Response, Compensation, and Liability Act, (“CERCLA” or “Superfund”). The EPA identified seven potentially responsible parties (“PRPs”) for PCB contamination in the Lower Fox River, including NCR Corporation (“NCR”), Appleton, Georgia-Pacific, P.H. Glatfelter Company, WTMI Co., owned by Chesapeake Corporation, Riverside Paper Corporation, which is now CBC Coating, Inc., and U.S. Paper Mills Corp., which is now owned by Sonoco Products Company.

Remedial Action. The EPA and the Wisconsin Department of Natural Resources (“DNR”) issued two Records of Decision (“RODs”) in 2003, estimating the total costs for the Lower Fox River remedial action at approximately $400 million. Other estimates obtained by the PRPs range from a low of $450 million to as much as $1.6 billion. More recent estimates place the cost to remediate operable units 2-5 between $594 million and $900 million.

The EPA issued an administrative order in November 2007, directing the PRPs to implement the remedial action of the Fox River pursuant to which certain of the PRPs commenced remediation in 2008. Remediation activities are continuing and the PRPs are negotiating to obtain additional funding to complete the work plan.

Litigation. As part of the funding effort, NCR and Appleton filed a lawsuit in January 2008 in federal court against various defendants, including other PRPs and certain municipalities, to require contribution to the cost of cleaning up PCB-contaminated sediment in the Fox River. In December 2009, the court granted the defendants’ motion for summary judgment dismissing the claim. In February 2011, the same court granted the defendants’ motion for summary judgment determining NCR and Appleton are responsible for costs associated with the remedial action and natural resource damages (“NRDs”) on the Fox River to the extent those costs were not reimbursed by insurance. On September 30, 2011, the court clarified its February 2011 ruling indicating the defendants could recover costs incurred for NRD claims. NCR and Appleton intend to appeal these decisions.

In October 2010, the United States of America (“US”) and the State of Wisconsin (“SOW”) filed a lawsuit on behalf of the EPA and the DNR, respectively, against ten companies (including the seven PRPs identified in 1997) and two municipalities seeking recovery of unreimbursed response costs and natural resources damages as well as a declaratory judgment that the defendants are liable for future response costs related to the Lower Fox River (“Government Case”). At the same time, the US and SOW lodged a consent decree with Georgia-Pacific (“GP”). Under the consent decree, and in exchange for a covenant not to sue and statutory contribution protection for portions of the Lower Fox River, GP would stipulate liability for performance of the required cleanup of a designated portion of the Lower Fox River, waive any objections to the cleanup remedy selected by EPA and DNR and pay $7 million toward the government’s unreimbursed past costs and expected future costs. The court approved the consent decree in April 2011.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In June 2011, the EPA and DNR filed a motion for Preliminary Injunction seeking to expand the scope of work on the Fox River for 2011. The court denied the motion for Preliminary Injunction on July 5, 2011 and indicated in the decision that it was unlikely that the US could show that Appleton is liable as a PRP under CERCLA. Appleton filed a motion for summary judgment on July 28, 2011 requesting the court determine that Appleton is not liable as a PRP under CERCLA and that all claims against Appleton in the Government Case be dismissed with prejudice. The court denied the motion for summary judgment on December 19, 2011, and Appleton filed a motion for reconsideration on January 10, 2012.

Natural Resource Damages. In 2000, the U.S. Fish & Wildlife Service (“FWS”) released a proposed plan for restoring natural resources injured by PCBs. The plan estimates NRDs will fall in the range of $176 million to $333 million for all PRPs. However, based on settlements of NRD claims to date, which have been substantially less than original estimates, Appleton anticipates the actual costs of NRD claims will be less than the original estimates provided by FWS.

Interim Restoration and Remediation Consent Decree. NCR and Appleton collectively paid $41.5 million for interim restoration and remediation efforts pursuant to a 2001 consent decree with various governmental agencies (the “Intergovernmental Parties” or “IGP”). In addition, NCR and Appleton collectively paid approximately $750,000 toward interim restoration efforts and the preparation of a progress report pursuant to a 2006 consent decree with the IGP. NCR and Appleton also paid $2.8 million in 2007 to fund a land acquisition in partial settlement of NRD claims. Neither of the consent decrees nor the land acquisition constitutes a final settlement or provides protection against future claims; however, NCR and Appleton will receive full credit against remediation costs and NRD claims for all monies expended.

Appleton’s Liability. CERCLA imposes liability on parties responsible, in whole or in part, for the presence of hazardous substances at a site. Under circumstances prescribed in CERCLA rules, both current and prior owners and operators of a facility may be determined to have liability. While any PRP may be held liable for the entire cleanup of a site, the final allocation of liability among PRPs generally is determined by negotiation, litigation or other dispute resolution processes.

Appleton purchased the Appleton plant and the Combined Locks paper mill from NCR in 1978, long after the use of PCBs in the manufacturing process was discontinued. Nonetheless, the EPA named both NCR and Appleton as PRPs in connection with remediation of the Lower Fox River. Appleton maintains the EPA erred in naming Appleton as a PRP as that term is defined in CERCLA. Separately, Appleton is obligated to share defense and liability costs with NCR as determined by a 2006 arbitration.

The 2000 FWS study offered a preliminary conclusion that discharges from the former NCR properties were responsible for 36% to 52% of the total PCBs discharged. NCR and Appleton have obtained independent historical and technical analyses which suggest the percentage of PCBs discharged from the former NCR properties is less than 20% of the total PCBs discharged, and more recent analyses suggest the percentage is only 8% to 10%. These estimates have not been finalized and are not binding on the PRPs.

A portion of NCR’s and Appleton’s potential liability for the Lower Fox River may be joint and several. In the future, if one or more of the other PRPs were to become insolvent or unable to pay its respective share(s) of the potential liability, NCR and Appleton could be responsible for a portion of its share(s). Based on legal analyses and ongoing reviews of publicly available financial information, Appleton believes that other PRPs will be required, and have adequate financial resources, to pay their shares of the remediation and NRD claims for the Lower Fox River.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Appleton’s liability could also be affected by the outcome of a trial that commenced in February 2012. At issue is whether NCR can be held responsible for remediation costs in operable unit 1 of the Lower Fox River under the theory of arranger liability. While Appleton is not named in this litigation, if NCR is unsuccessful, Appleton may be required to share in the liability under the 2006 arbitration.

Estimates of Liability. Appleton cannot estimate reasonably possible losses in excess of amounts accrued due to uncertainties regarding the scope and cost of implementing the final remediation plan, the scope of restoration and final valuation of NRD assessments, the evolving nature of remediation and restoration technologies and governmental policies and NCR’s and Appleton’s share of liability relative to other PRPs. Although Appleton believes that it has already paid more than its estimated share of the liability based on the assumptions below, Appleton anticipates it will fund a portion of the cleanup costs and other spending for 2012. Accordingly, at December 31, 2011, the reserve for Appleton’s liability for the Lower Fox River was $46.0 million. While Appleton does not expect to make payments beyond 2012, interim legal determinations may periodically obligate Appleton to fund portions of the cleanup costs to extents greater than Appleton’s ultimate share as finally determined, and in such instances, Appleton may reserve additional amounts (including appropriate reimbursement under its indemnification agreements as discussed below).

The following assumptions were used in evaluating Appleton’s Lower Fox River liability:

•	Estimated remaining remediation and administration costs of approximately $400 million for operable units 2 — 5, based on the most recent work plans;

•	Technical analyses contending that discharges from the Appleton plant and the Combined Locks mill represent 8% to 10% of the total PCBs discharged by the PRPs;

•	Appleton’s responsibility for over half of the claims asserted against NCR and Appleton, based on Appleton’s interim settlement agreement with NCR and the arbitration determination; and

•	legal fees and other expenses.

Although Appleton believes its recorded environmental liability reflects its best estimate of liabilities associated with the Lower Fox River for 2012, the government is contesting the planned level of 2012 remediation activities.

AWA Indemnification. Pursuant to two indemnification agreements entered in 2001, Arjo Wiggins Appleton Ltd, now known as Windward Prospects Ltd (“AWA”), agreed to indemnify PDC and PDC agreed to indemnify Appleton for costs, expenses and liabilities related to certain governmental and third-party environmental claims, which are defined in the agreements as the Fox River Liabilities.

Under the indemnification agreements, Appleton is indemnified for the first $75 million of Fox River Liabilities and for amounts in excess of $100 million. During 2008, Appleton paid $25 million to satisfy its portion of the Fox River Liabilities not covered by the indemnification agreement with AWA. As of December 31, 2011, AWA has paid $260.3 million in connection with Fox River Liabilities. At December 31, 2011, PDC’s total indemnification receivable from AWA was $46.0 million, all of which is recorded in other current assets. At December 31, 2011, the total Appleton indemnification receivable from PDC was $46.0 million, all of which is recorded in other current assets.

In connection with the indemnification agreements, AWA purchased and fully paid for indemnity claim insurance from Commerce & Industry Insurance Company, an affiliate of American International Group, Inc. The insurance policy provided up to $250 million of coverage for Fox River Liabilities, subject to certain limitations defined in the policy. The insurance policy was held by Arjo Wiggins Appleton Bermuda Ltd

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(“AWAB”), a special purpose entity in which the Company is a minority shareholder. An AWA affilitate is the only other shareholder in this entity. The Company determined that this entity is not a Variable Interest Entity and there is no requirement to include this entity in its consolidated financial results. As of December 31, 2011, there was no remaining coverage on the policy.

In March 2008, Appleton received favorable jury verdicts in a state court declaratory judgment relating to insurance coverage of its environmental claims involving the Fox River. A final judgment and order was entered in January 2009. The insurers appealed the final judgment. In June 2010, the Wisconsin Court of Appeals upheld the final judgment. Settlements have been negotiated between the insurers and Appleton. Under the terms of the indemnification agreement, recoveries from insurance are reimbursed to AWA to the extent of its indemnification obligation. During 2010, Appleton recorded an $8.9 million receivable, representing settlements to be received in excess of amounts reimbursable to AWA, in the Consolidated Balance Sheet as of January 1, 2011. During 2011, Appleton received $6.2 million of these funds. The remaining receivable is included in other current assets of the Consolidated Balance Sheet as of December 31, 2011. An $8.9 million environmental expense insurance recovery was also recorded as a separate line item within operating income on the Consolidated Statement of Operations for the year ended January 1, 2011.

The indemnification agreements negotiated with AWA are designed to ensure that Appleton will not be required to fund any of the indemnified costs and expenses in relation to the Fox River Liabilities. This arrangement is working as designed and is expected to continue to protect Appleton with respect to the indemnified costs and expenses, based on Appleton’s review of the financial condition of AWA and estimates of Appleton’s liability. As earlier noted, Appleton’s ultimate liability associated with the Lower Fox River could prove to be significantly larger than the recorded environmental liability and potentially could exceed the financial capability of AWA. In the event Appleton is unable to secure payment from AWA or its former parent companies, Appleton may be liable for amounts related to the Lower Fox River and these amounts may be material to Appleton.

West Carrollton Mill

The West Carrollton, Ohio mill operates pursuant to various state and federal permits for discharges and emissions to air and water. As a result of the de-inking of carbonless paper containing PCBs through the early 1970s, there have been releases of PCBs and volatile organic compounds into the soil in the area of the wastewater impoundments at the West Carrollton facility and low levels of PCBs have been detected in the groundwater immediately under this area. In addition, PCB contamination is present in sediment in the adjacent Great Miami River, but it is believed that this contamination is from a source other than the West Carrollton mill.

Based on investigation and delineation of PCB contamination in soil and groundwater in the area of the wastewater impoundments, Appleton believes that it may be necessary to undertake remedial action in the future, although the Company is currently under no obligation to do so. Appleton has not had any discussions or communications with any federal, state or local agencies or authorities regarding remedial action to address PCB contamination at the West Carrollton mill. The cost for remedial action, which could include installation of a cap, long-term pumping, treating and/or monitoring of groundwater and removal of sediment in the Great Miami River, was estimated in 2001 to range up to approximately $10.5 million, with approximately $3 million in short-term capital costs and the remainder to be incurred over a period of 30 years. However, costs could exceed this amount if additional contamination is discovered, if additional remedial action is necessary or if the remedial action costs are more than expected.

Because of the uncertainty surrounding the ultimate course of action for the West Carrollton mill property, the Great Miami River remediation and Appleton’s share of these remediation costs, if any, and since Appleton

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

is currently under no obligation to undertake remedial action in the future, no provision has been recorded in its financial statements for estimated remediation costs. In conjunction with the acquisition of PDC by the ESOP in 2001, and as limited by the terms of the purchase agreement, AWA agreed to indemnify the Company for 50% of all environmental liabilities at the West Carrollton mill up to $5.0 million and 100% of all such environmental costs exceeding $5.0 million. In addition, the former owners and operators of the West Carrollton mill may be liable for all or part of the cost of remediation of historic PCB contamination.

Litigation Settlements

During first quarter 2011, Appleton resolved litigation initiated by a supplier over contract terms and recorded a charge to income of $3.1 million, including legal fees. Prior to resolution, Appleton had assessed the potential for liability as less than reasonably possible. However, during a court-ordered pre-trial mediation, the parties were able to resolve the litigation to the satisfaction of both parties.

During third quarter 2011, the Company received payment of $23.2 million of damages, including interest and net of related fees and litigation expenses. This was the result of a favorable jury trial verdict, received in 2009, related to litigation commenced by the Company against Andritz BMB AG and Andritz, Inc. During the time that followed, the defendants’ attempts to overturn the verdict were unsuccessful. In March 2011, the Wisconsin Court of Appeals issued a decision unanimously affirming the final judgment. On September 1, 2011, the Wisconsin Supreme Court denied the defendants’ petition seeking further review of the matter. This income was recorded in the other expense (income) section of the Consolidated Statements of Operations for the year ended December 31, 2011.

Other

From time to time, the Company may be subject to various demands, claims, suits or other legal proceedings arising in the ordinary course of business. A comprehensive insurance program is maintained to provide a measure of financial protection against such matters, though not all such exposures are, or can be, addressed by insurance. Estimated costs are recorded for such demands, claims, suits or proceedings of this nature when reasonably determinable. The Company has successfully defended such claims, settling some for amounts which are not material to the business and obtaining dismissals in others. While the Company will vigorously defend itself and expects to prevail in any similar cases that may be brought against it in the future, there can be no assurance that it will be successful.

Except as described above, and assuming the Company’s expectations regarding defending such demands, claims, suits or other legal or regulatory proceedings prove accurate, the Company does not believe that any pending or threatened demands, claims, suits or other legal proceedings will have, individually or in the aggregate, a materially adverse effect on its business, financial condition and results of operations or cash flows.

20.	CONSOLIDATED STATEMENTS OF CASH FLOWS

Supplemental cash flow disclosures (dollars in thousands):

	For the Year Ended December 31, 2011	For the Year Ended January 1, 2011	For the Year Ended January 2, 2010
Cash paid during the period for:
Interest	$57,377	$63,143	$47,631
Income taxes	442	387	137
Cash received during the period for:
Income tax refunds	$19	$1	$480

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

21.	CONCENTRATIONS OF CREDIT AND OTHER RISKS

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of temporary cash investments that exceed the maximum federally insured limits and trade receivables. The Company places its temporary cash investments with high quality financial funds that, by policy, limit their exposure to any one financial security.

Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising Appleton’s customer base. Appleton does not believe it is dependent upon any single customer. Sales to the Company’s two largest customers each represented approximately 7% and 6% of net sales in 2011, 8% and 6% of net sales in 2010 and 9% and 5% of net sales in 2009.

The Company’s five largest customers in the carbonless papers segment accounted for approximately 32% of carbonless papers net sales in 2011 and 2010 and 37% of carbonless papers net sales in 2009. The five largest customers in the thermal papers segment accounted for approximately 47% of thermal papers net sales in 2011, 43% of thermal papers net sales in 2010 and 41% of thermal papers net sales in 2009. The largest external customer in the Encapsys segment accounted for approximately 59% of Encapsys net sales (which include internal sales to the Company’s carbonless papers segment) in 2011, 52% in 2010 and 28% in 2009.

Base stock is a key raw material in the Company’s business. In 2011, Appleton purchased approximately $114 million of base stock from external suppliers. Approximately $17 million of this base stock was purchased for the production of carbonless products with approximately 86% purchased from one external supplier. Appleton purchased approximately $95 million of base stock for the production of thermal products with approximately 50% purchased from a single external supplier. During 2010, the Company purchased approximately $138 million of base stock from external suppliers. Approximately $33 million of this base stock was purchased for the production of carbonless products with approximately 42% purchased from one external supplier. The Company purchased approximately $103 million of base stock for the production of thermal products with approximately 42% purchased from a single external supplier. During 2009, the Company purchased approximately $99 million of base stock from external suppliers. Approximately $26 million of this base stock was purchased for the production of carbonless products with approximately 77% purchased from one external supplier. The Company purchased approximately $56 million of base stock for the production of thermal products with approximately 54% purchased from a single external supplier.

22.	EMPLOYEE STOCK OWNERSHIP PLAN

The KSOP includes a separate ESOP component. The KSOP is a tax-qualified retirement plan that also contains a 401(k) feature, which provides participants with the ability to make pre-tax contributions to the KSOP by electing to defer a percentage of their compensation. The ESOP is a tax-qualified employee stock ownership plan that is designed to invest primarily in the common stock of PDC.

Eligible participants, as “named fiduciaries” under ERISA, were offered a one-time irrevocable election in 2001 to acquire a beneficial interest in the common stock of PDC by electing to direct the transfer of all or a portion of their existing account balances in the KSOP and the 401(a) plan (Appleton Papers Inc. Retirement Medical Savings Plan) to the Company Stock Fund. The total proceeds transferred by eligible participants to the Company Stock Fund were approximately $106.8 million. All proceeds of the offering were used by the ESOP trustee to purchase 10,684,373 shares of PDC common stock. As a result of this purchase, the ESOP owns 100% of the common stock of PDC. The ESOP trustee is expected to purchase common stock from PDC with future pre-tax payroll deferrals made by employees. The Company also intends to fund a significant part of its matching

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

contribution commitment with common stock of PDC. Matching contributions charged to expense amounted to $2.7 million in 2011, $3.2 million in 2010 and $4.0 million in 2009. Approximately $0.1 million and $0.3 million was recorded in discontinued operations in 2010 and 2009, respectively.

The value of each participant’s account balance will be paid to that participant, or that participant’s beneficiary, in the case of the participant’s death, upon the participant’s retirement, death, disability, resignation, dismissal or permanent layoff. Requests for lump sum distributions from the Company Stock Fund will be granted in accordance with a uniform, nondiscriminatory policy established by the ESOP committee. Covenants in the agreements providing for the senior credit facility (prior to the February 2010 voluntary refinancing) and indentures governing the second lien notes and senior subordinated notes (prior to the September 2009 amendment) restrict Appleton’s ability to pay dividends to PDC, which could limit PDC’s ability to repurchase shares distributed to ESOP participants who have terminated employment or who are entitled to diversification rights. PDC has obligations to make distributions to former participants in the ESOP under ERISA and these obligations may conflict with the terms of the senior credit and note agreements. During 2011, 2010 and 2009, the Company exercised its right to satisfy requests for distributions to former participants using five equal annual installments.

In 2011, the ESOP trustee purchased 213,502 shares of PDC redeemable common stock for an aggregate price of $2.9 million from pre-tax payroll deferrals, rollovers and loan payments made by employees, as well as interest received by the trust. Matching contributions over this same period resulted in an additional 202,715 shares of redeemable common stock being issued. As a result of hardship withdrawals, diversification elections, employee terminations and employee loan requests, 916,621 shares of PDC redeemable common stock were repurchased during 2011 at an aggregate price of $12.4 million.

In 2010, the ESOP trustee purchased 295,990 shares of PDC redeemable common stock for an aggregate price of $3.6 million from pre-tax payroll deferrals, rollovers and loan payments made by employees, as well as interest received by the trust. Matching contributions over this same period resulted in an additional 266,013 shares of redeemable common stock being issued. As a result of hardship withdrawals, diversification elections, employee terminations and employee loan requests, 945,890 shares of PDC redeemable common stock were repurchased during 2010 at an aggregate price of $11.8 million.

In 2009, the ESOP trustee purchased 265,330 shares of PDC redeemable common stock for an aggregate price of $4.1 million from pre-tax payroll deferrals, rollovers and loan payments made by employees, as well as interest received by the trust. Matching contributions over this same period resulted in an additional 257,272 shares of redeemable common stock being issued. As a result of hardship withdrawals, diversification elections, employee terminations and employee loan requests, 1,069,397 shares of PDC redeemable common stock were repurchased during 2009 at an aggregate price of $21.2 million.

23.	UNAUDITED QUARTERLY FINANCIAL DATA

Unaudited quarterly financial data for 2011 includes the following (dollars in thousands):

	For the Three Months Ended April 3, 2011	For the Three Months Ended July 3, 2011	For the Three Months Ended October 2, 2011	For the Three Months Ended December 31, 2011	For the Year Ended December 31, 2011
Net sales	$218,015	$216,586	$217,104	$205,624	$857,329
Gross profit	46,851	42,426	43,943	36,585	169,805
Operating income	10,298	10,736	11,199	3,876	36,109
Net (loss) income	$(5,197)	$(3,281)	$18,026	$(11,660)	$(2,112)

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

At the end of first quarter 2011, the Company resolved litigation initiated by a supplier over contract terms and recorded a charge to income of $3.1 million, including legal fees. During third quarter 2011, the Company received payment of $23.2 million of damages, including interest and net of related fees and litigation expenses from a litigation settlement.

Unaudited quarterly financial data for 2010 includes the following (dollars in thousands):

	For the Three Months Ended April 4, 2010	For the Three Months Ended July 4, 2010	For the Three Months Ended October 3, 2010	For the Three Months Ended January 1, 2011	For the Year Ended January 1, 2011
Net sales	$210,008	$220,784	$214,870	$204,222	$849,884
Gross profit	39,723	37,419	47,759	40,495	165,396
Operating income	13,091	2,101	13,115	8,732	37,039
Loss from continuing operations	(8,999)	(16,278)	(2,265)	(7,621)	(35,163)
Income (loss) from discontinued operations, net of income taxes	1,552	1,302	814	(169)	3,499
Net loss	$(7,447)	$(14,976)	$(1,451)	$(7,790)	$(31,664)

The following narrative relates to the quarterly presentation of loss from continuing operations. During 2010, an $8.9 million environmental expense insurance recovery was recorded, $8.2 million in the first quarter and $0.7 million in the fourth quarter. The Company recorded debt extinguishment expense of $7.0 million during 2010. Of this, $5.5 million, recorded in the first quarter of 2010, was the result of the Company’s voluntary refinancing of its senior secured credit facilities. Another $1.5 million net loss on debt extinguishment, recorded in the fourth quarter of 2010, was related to the early voluntary repayment in full and termination of the secured term note payable, as amended.

24.	SEGMENT INFORMATION

Appleton’s reportable segments are as follows: carbonless papers, thermal papers and Encapsys. The accounting policies applicable to these reportable segments are the same as those described in the summary of significant accounting policies. Management evaluates the performance of the segments based primarily on operating income. Items excluded from the determination of segment operating income are unallocated corporate charges, interest income, interest expense, debt extinguishment expense (income), foreign exchange loss (gain), recovery from litigation and other income.

The carbonless papers segment, which includes carbonless and security paper products, is the largest component of the Company’s paper business. Carbonless paper is used to make multipart business forms such as invoices and purchase orders. The Company produces coated products for point-of-sale displays and other design and print applications and offer custom coating solutions. Carbonless products are sold to converters, business forms printers and merchant distributors who stock and sell carbonless paper to printers. Appleton produces security papers with features that resist forgery, tampering and counterfeiting. Appleton’s portfolio of products incorporates security technologies, including watermarks, taggants, reactive chemicals, embedded threads and fibers and machine-readable technologies, to serve global markets. The Company focuses on financial and identity documents for business and government such as checks, visas, automobile titles and birth certificates.

The thermal papers segment focuses on the development of substrates for the transaction and item identification markets. Thermal paper is used in four principal end markets: (1) point-of-sale products for retail receipts and coupons; (2) labels for shipping, warehousing, medical and clean-room applications; (3) tag and tickets for airline and baggage applications, event and transportation tickets and lottery and gaming applications;

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and (4) printer, calculator and chart products for engineering, industrial and medical diagnostic charts. Point-of-sale products are sold to printers and converters who in turn sell to end-user customers or to resellers such as office supply stores, office superstores, warehouse clubs, mail order catalogs, equipment dealers, merchants and original equipment manufacturers. Label products are sold to companies who apply pressure sensitive adhesive coatings and release liners and then sell these products to label printers. Tag, ticket and chart grades are sold to specialty printing companies who convert them to finished products such as entertainment, lottery and gaming tickets, tags, coupons and medical charts.

The Encapsys segment discovers, develops and manufactures microencapsulation solutions for external partner companies and for the Company’s carbonless papers segment. Microencapsulation is the process of putting a microscopic wall around a core substance. Appleton helped NCR produce the first commercial application for microencapsulation in 1954 with the introduction of carbonless paper. Since then, the Company researchers have developed the art and science of microencapsulation and are working with potential partners in industries as diverse as agriculture, paints and coatings, food, pharmaceuticals, paper, textiles, personal and household care, adhesives, and oil and gas. The Encapsys segment leverages the Company’s extensive technical knowledge and experience with microencapsulation and uses an open innovation process with partner customers to develop successful technical solutions for those companies.

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Appleton does not allocate total assets internally in assessing operating performance and does not track capital expenditures by segment. Net sales, operating income (loss) and depreciation and amortization, as determined by the Company for its reportable segments, are as follows (dollars in thousands):

	For the Year Ended December 31, 2011	For the Year Ended January 1, 2011	For the Year Ended January 2, 2010
Net sales
Carbonless papers	$453,007	$479,058	$464,343
Thermal papers	370,832	341,776	281,146

	823,839	820,834	745,489

Encapsys	54,733	52,250	40,459
Intersegment (A)	(21,243)	(23,200)	(24,141)

Total	$857,329	$849,884	$761,807

Operating income (loss)
Carbonless papers	$23,676	$30,474	$49,143
Thermal papers	14,975	(2,261)	(10,911)

	38,651	28,213	38,232

Encapsys	11,448	10,075	2,704
Unallocated corporate charges	(10,710)	2,296	(7,179)
Intersegment (A)	(3,280)	(3,545)	(3,649)

Total	$36,109	$37,039	$30,108

Depreciation and amortization (B)
Carbonless papers	$26,114	$27,377	$33,139
Thermal papers	18,454	19,702	20,044

	44,568	47,079	53,183

Encapsys	3,898	2,455	2,959
Unallocated corporate charges	150	246	318

Total	$48,616	$49,780	$56,460

(A)	Intersegment represents the portion of the Encapsys segment financial results relating to encapsulated products provided internally for the production of carbonless papers.

(B)	Depreciation and amortization are allocated to the reportable segments based on the amount of activity provided by departments to the respective product lines in each reportable segment.

During the year ended December 31, 2011, Appleton recorded a $3.1 million litigation settlement within unallocated corporate charges.

During the year ended January 1, 2011, Appleton recorded an $8.9 million environmental expense insurance recovery within unallocated corporate charges.

During the year ended January 2, 2010, the Company recorded a $17.7 million alternative fuels tax credit as a reduction to cost of sales, all of which was allocated to carbonless papers. Also during the year ended January 2, 2010, the Company recorded $4.3 million of costs, within unallocated corporate charges, associated with the debt-for-debt exchange.

Revenues from sales in the U.S. were $576.7 million in 2011, $579.5 million in 2010 and $546.0 million in 2009. Revenues from sales to customers in foreign countries were $280.6 million in 2011, $270.4 million in 2010

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and $215.8 million in 2009. Substantially all long-lived assets were located in the U.S. as of December 31, 2011, January 1, 2011, and January 2, 2010.

25.	ALTERNATIVE FUELS TAX CREDIT

The U.S. Internal Revenue Code provided a tax credit for companies that used alternative fuel mixtures to produce energy to operate their businesses. The credit, equal to $0.50 per gallon of alternative fuel contained in the mixture, was refundable to the taxpayer. In February 2009, Appleton began mixing black liquor with diesel fuel and using the mixture at its mill in Roaring Spring, Pennsylvania. The Company applied to the Internal Revenue Service to be registered as an alternative fuel mixer and received its registration in May 2009. As of January 2, 2010, the Company had filed for excise tax refunds totaling $17.2 million and accrued $0.5 million for eligible alternative fuel usage through January 2, 2010. Accordingly, the Consolidated Statement of Operations for the year ended January 2, 2010 included a $17.7 million tax credit as a reduction to cost of sales. Expenses related to this excise tax refund totaled $0.2 million for the year ended January 2, 2010. As of March 1, 2010, the entire $17.7 million had been received in cash from the Internal Revenue Service. This tax credit expired on December 31, 2009.

26.	GUARANTOR FINANCIAL INFORMATION

Appleton (the “Issuer”) has issued senior subordinated notes, as amended, which have been guaranteed by PDC (the “Parent Guarantor”), as well as by C&H (prior to its December 18, 2009 sale), APC (prior to its July 22, 2010 sale), Rose Holdings Limited and NEX (prior to its July 22, 2010 sale), each of which was/is a 100%-owned subsidiary of Appleton (the “Subsidiary Guarantors”).

Presented below is condensed consolidating financial information for the Parent Guarantor, the Issuer, the Subsidiary Guarantors and a 100%-owned non-guarantor subsidiary (the “Non-Guarantor Subsidiary”) as of December 31, 2011 and January 1, 2011, and for the years ended December 31, 2011, January 1, 2011, and January 2, 2010. This financial information should be read in conjunction with the consolidated financial statements and other notes related thereto.

The 2010 Condensed Consolidating Balance Sheet and the 2010 and 2009 Condensed Consolidating Statements of Operations reflect the correction of an error relating to the classification of intercompany debt and related interest income and expense. Intercompany debt of $297.6 million was corrected from due to affiliated companies to a reduction to investment in subsidiaries on the Parent Guarantor and $297.6 million was corrected from due from parent to redeemable common stock, common stock, paid-in capital, due from parent, accumulated deficit and accumulated other comprehensive loss on the Issuer. In 2010, $13.3 million was removed from interest expense and loss (income) in equity investments on the Parent Guarantor and $13.3 million was removed from interest income on the Issuer. In 2009, $12.6 million was removed from interest expense and loss in equity investments on the Parent Guarantor and $12.6 million was removed from interest income on the Issuer. In 2010, cash flows from operations and financing activities were understated on the Parent and overstated on the Issuer by $13.3 million. In 2009 cash flows from operations and financing activities were understated on the Parent and overstated on the Issuer by $12.6 million. The quarterly information for 2011, to be presented in the quarterly Form 10-Q for 2012, will be corrected when filed.

The first lien notes and the second lien notes, as amended, place restrictions on the subsidiaries of the Issuer that would limit dividend distributions by these subsidiaries.

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2011

(dollars in thousands)

	Parent Guarantor	Issuer	Subsidiary Guarantors	Non- Guarantor Subsidiary	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$—	$6,688	$—	$553	$—	$7,241
Accounts receivable, net	—	85,795	—	4,544	—	90,339
Inventories	—	101,154	—	1,373	—	102,527
Due from parent	—	46,000	—	—	(46,000)	—
Other current assets	46,000	8,675	—	49	—	54,724

Total current assets	46,000	248,312	—	6,519	(46,000)	254,831
Property, plant and equipment, net	—	324,651	—	14	—	324,665
Investment in subsidiaries	(189,949)	13,713	—	—	176,236	—
Other assets	12	62,315	—	95	—	62,422

Total assets	$(143,937)	$648,991	$—	$6,628	$130,236	$641,918

LIABILITIES, REDEEMABLE COMMON STOCK, COMMON STOCK, PAID-IN CAPITAL, DUE FROM PARENT, ACCUMULATED DEFICIT AND ACCUMULATED OTHER COMPREHENSIVE LOSS
Current liabilities
Current portion of long-term debt	$—	$1,256	$—	$—	$—	$1,256
Accounts payable	—	51,694	—	72	—	51,766
Due to (from) parent and affiliated companies	46,000	9,714	—	(9,714)	(46,000)	—
Other accrued liabilities	—	91,599	—	2,456	—	94,055

Total current liabilities	46,000	154,263	—	(7,186)	(46,000)	147,077
Long-term debt	—	510,533	—	—	—	510,533
Other long-term liabilities	—	174,144	—	101	—	174,245
Redeemable common stock, common stock, paid-in capital, due from parent, accumulated deficit and accumulated other comprehensive loss	(189,937)	(189,949)	—	13,713	176,236	(189,937)

Total liabilities, redeemable common stock, common stock, paid-in capital, due from parent, accumulated deficit and accumulated other comprehensive loss	$(143,937)	$648,991	$—	$6,628	$130,236	$641,918

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET

JANUARY 1, 2011

(dollars in thousands)

	Parent Guarantor	Issuer	Subsidiary Guarantors	Non- Guarantor Subsidiary	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$—	$3,399	$—	$373	$—	$3,772
Accounts receivable, net	—	85,988	101	7,285	—	93,374
Inventories	—	107,908	—	2,124	—	110,032
Due from parent	—	20,580	—	—	(20,580)	—
Other current assets	20,580	21,364	—	48	—	41,992

Total current assets	20,580	239,239	101	9,830	(20,580)	249,170
Property, plant and equipment, net	—	354,597	—	4	—	354,601
Investment in subsidiaries	(136,003)	13,462	—	—	122,541	—
Other assets	12	73,087	—	129	—	73,228

Total assets	$(115,411)	$680,385	$101	$9,963	$101,961	$676,999

LIABILITIES, REDEEMABLE COMMON STOCK, COMMON STOCK, PAID-IN CAPITAL, DUE FROM PARENT, ACCUMULATED DEFICIT AND ACCUMULATED OTHER COMPREHENSIVE LOSS
Current liabilities
Current portion of long-term debt	$—	$18,694	$—	$—	$—	$18,694
Accounts payable	—	48,608	—	43	—	48,651
Due to (from) parent and affiliated companies	20,580	6,102	101	(6,203)	(20,580)	—
Other accrued liabilities	—	63,524	—	2,558	—	66,082

Total current liabilities	20,580	136,928	101	(3,602)	(20,580)	133,427
Long-term debt	—	540,131	—	—	—	540,131
Other long-term liabilities	—	139,329	—	103	—	139,432
Redeemable common stock, common stock, paid-in capital, due from parent, accumulated deficit and accumulated other comprehensive loss	(135,991)	(136,003)	—	13,462	122,541	(135,991)

Total liabilities, redeemable common stock, common stock, paid-in capital, due from parent, accumulated deficit and accumulated other comprehensive loss	$(115,411)	$680,385	$101	$9,963	$101,961	$676,999

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR DECEMBER 31, 2011

(dollars in thousands)

	Parent Guarantor	Issuer	Subsidiary Guarantors	Non- Guarantor Subsidiary	Eliminations	Consolidated
Net sales	$—	$854,000	$—	$51,119	$(47,790)	$857,329
Cost of sales	—	687,076	—	48,560	(48,112)	687,524

Gross profit	—	166,924	—	2,559	322	169,805
Selling, general and administrative expenses	—	128,404	—	2,170	—	130,574
Litigation settlement, net	—	3,122	—	—	—	3,122

Operating income	—	35,398	—	389	322	36,109
Interest expense	—	61,677	—	—	(347)	61,330
Interest income	—	(355)	—	(347)	347	(355)
Loss (income) in equity investments	2,112	(571)	—	—	(1,541)	—
Other (income) loss	—	(23,607)	—	275	1	(23,331)

(Loss) income before income taxes	(2,112)	(1,746)	—	461	1,862	(1,535)
Provision for income taxes	—	366	—	211	—	577

Net (loss) income	$(2,112)	$(2,112)	$—	$250	$1,862	$(2,112)

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR JANUARY 1, 2011

(dollars in thousands)

	Parent Guarantor	Issuer	Subsidiary Guarantors	Non- Guarantor Subsidiary	Eliminations	Consolidated
Net sales	$—	$847,623	$—	$47,867	$(45,606)	$849,884
Cost of sales	—	684,381	—	45,771	(45,664)	684,488

Gross profit	—	163,242	—	2,096	58	165,396
Selling, general and administrative expenses	—	135,434	—	1,870	—	137,304
Environmental expense insurance recovery	—	(8,947)	—	—	—	(8,947)

Operating income	—	36,755	—	226	58	37,039
Interest expense	—	66,190	—	—	(418)	65,772
Debt extinguishment expense, net	—	7,010	—	—	—	7,010
Interest income	—	(326)	—	(419)	418	(327)
Loss in equity investments	31,664	24,591	—	—	(56,255)	—
Other loss (income)	—	230	—	(664)	5	(429)

(Loss) income from continuing operations before income taxes	(31,664)	(60,940)	—	1,309	56,308	(34,987)
Provision for income taxes	—	20	—	156	—	176

(Loss) income from continuing operations	(31,664)	(60,960)	—	1,153	56,308	(35,163)
Income (loss) from discontinued operations, net of income taxes	—	29,296	(25,797)	—	—	3,499

Net (loss) income	$(31,664)	$(31,664)	$(25,797)	$1,153	$56,308	$(31,664)

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR JANUARY 2, 2010

(dollars in thousands)

	Parent Guarantor	Issuer	Subsidiary Guarantors	Non- Guarantor Subsidiary	Eliminations	Consolidated
Net sales	$—	$759,779	$—	$45,240	$(43,212)	$761,807
Cost of sales	—	602,994	—	43,701	(43,448)	603,247

Gross profit	—	156,785	—	1,539	236	158,560
Selling, general and administrative expenses	—	126,872	—	1,580	—	128,452

Operating income (loss)	—	29,913	—	(41)	236	30,108
Interest expense	—	51,291	65	—	(65)	51,291
Debt extinguishment income, net	—	(42,602)	—	—	—	(42,602)
Interest income	—	(400)	(65)	(2)	65	(402)
(Income) loss in equity investments	(23,208)	11,486	—	—	11,722	—
Other income	—	(1,018)	—	(1,633)	325	(2,326)

Income from continuing operations before income taxes	23,208	11,156	—	1,594	(11,811)	24,147
Provision for income taxes	—	282	—	51	—	333

Income from continuing operations	23,208	10,874	—	1,543	(11,811)	23,814
Income (loss) from discontinued operations, net of income taxes	—	12,334	(12,940)	—	—	(606)

Net income (loss)	$23,208	$23,208	$(12,940)	$1,543	$(11,811)	$23,208

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2011

(dollars in thousands)

	Parent Guarantor	Issuer	Subsidiary Guarantors	Non- Guarantor Subsidiary	Eliminations	Consolidated
Cash flows from operating activities:
Net (loss) income	$(2,112)	$(2,112)	$—	$250	$1,862	$(2,112)
Adjustments to reconcile net (loss) income to net cash (used) provided by operating activities:
Depreciation and amortization	—	48,612	—	4	—	48,616
Other	—	6,634	—	275	—	6,909
Change in assets and liabilities, net	(20,578)	34,461	101	3,176	(1,862)	15,298

Net cash (used) provided by operating activities	(22,690)	87,595	101	3,705	—	68,711
Cash flows from investing activities:
Proceeds from sale of equipment	—	6	—	—	—	6
Proceeds from sale of Films	—	2,000	—	—	—	2,000
Insurance proceeds from involuntary conversion of equipment	—	1,374	—	—	—	1,374
Additions to property, plant and equipment	—	(15,833)	—	(14)	—	(15,847)

Net cash used by investing activities	—	(12,453)	—	(14)	—	(12,467)
Cash flows from financing activities:
Payments of senior subordinated notes payable	—	(17,491)	—	—	—	(17,491)
Payments relating to capital lease obligation	—	(47)	—	—	—	(47)
Proceeds from revolving line of credit	—	202,800	—	—	—	202,800
Payments of revolving line of credit	—	(232,100)	—	—	—	(232,100)
Payments of State of Ohio loan	—	(1,203)	—	—	—	(1,203)
Due to parent and affiliated companies, net	32,166	(28,554)	(101)	(3,511)	—	—
Proceeds from issuance of redeemable common stock	2,875	—	—	—	—	2,875
Payments to redeem common stock	(12,351)	—	—	—	—	(12,351)
Increase in cash overdraft	—	4,749	—	—	—	4,749

Net cash provided (used) by financing activities	22,690	(71,846)	(101)	(3,511)	—	(52,768)
Effect of foreign exchange rate changes on cash and cash equivalents	—	(7)	—	—	—	(7)
Change in cash and cash equivalents	—	3,289	—	180	—	3,469
Cash and cash equivalents at beginning of period	—	3,399	—	373	—	3,772

Cash and cash equivalents at end of period	$—	$6,688	$—	$553	$—	$7,241

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED JANUARY 1, 2011

(dollars in thousands)

	Parent Guarantor	Issuer	Subsidiary Guarantors	Non- Guarantor Subsidiary	Eliminations	Consolidated
Cash flows from operating activities:
Net (loss) income	$(31,664)	$(31,664)	$(25,797)	$1,153	$56,308	$(31,664)
Adjustments to reconcile net (loss) income to net cash provided (used) by operating activities:
Depreciation and amortization	—	49,755	1,726	5	—	51,486
Other	—	4,468	—	(664)	—	3,804
Change in assets and liabilities, net	89,984	(79,208)	(7,264)	(815)	(56,308)	(53,611)

Net cash provided (used) by operating activities	58,320	(56,649)	(31,335)	(321)	—	(29,985)
Cash flows from investing activities:
Proceeds from sale of equipment	—	208	—	—	—	208
Net change in cash due to sale of Films	—	56,000	—	—	—	56,000
Insurance proceeds from involuntary conversion of equipment	—	1,029	—	—	—	1,029
Additions to property, plant and equipment	—	(17,249)	(590)	—	—	(17,839)

Net cash provided (used) by investing activities	—	39,988	(590)	—	—	39,398
Cash flows from financing activities:
Payments of senior secured notes payable	—	(211,225)	—	—	—	(211,225)
Proceeds from senior secured first lien notes payable	—	299,007	—	—	—	299,007
Debt acquisition costs	—	(10,847)	—	—	—	(10,847)
Payments relating to capital lease obligation	—	(721)	—	—	—	(721)
Proceeds from old revolving line of credit	—	21,350	—	—	—	21,350
Payments of old revolving line of credit	—	(109,575)	—	—	—	(109,575)
Proceeds from new revolving line of credit	—	316,993	—	—	—	316,993
Payments of new revolving line of credit		(287,693)	—	—	—	(287,693)
Payments of State of Ohio loan	—	(1,151)	—	—	—	(1,151)
Payments of secured financing	—	(20,905)	—	—	—	(20,905)
Due to parent and affiliated companies, net	(50,070)	18,253	31,924	(107)	—	—
Proceeds from issuance of redeemable common stock	3,561	—	—	—	—	3,561
Payments to redeem common stock	(11,811)	—	—	—	—	(11,811)
Decrease in cash overdraft	—	(2,628)	—	—	—	(2,628)

Net cash (used) provided by financing activities	(58,320)	10,858	31,924	(107)	—	(15,645)
Effect of foreign exchange rate changes on cash and cash equivalents	—	41	—	—	—	41
Change in cash and cash equivalents	—	(5,762)	(1)	(428)	—	(6,191)
Cash and cash equivalents at beginning of period	—	9,161	1	801	—	9,963

Cash and cash equivalents at end of period	$—	$3,399	$—	$373	$—	$3,772

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED JANUARY 2, 2010

(dollars in thousands)

	Parent Guarantor	Issuer	Subsidiary Guarantors	Non- Guarantor Subsidiary	Eliminations	Consolidated
Cash flows from operating activities:
Net income (loss)	$23,208	$23,208	$(12,940)	$1,543	$(11,811)	$23,208
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	—	56,456	5,572	6	—	62,034
Impairment of continuing operations	—	—	6,341	—	—	6,341
Other	—	(35,780)	—	(1,633)	—	(37,413)
Change in assets and liabilities, net	57,086	(66,645)	2,728	1,765	11,811	6,745

Net cash provided (used) by operating activities	80,294	(22,761)	1,701	1,681	—	60,915
Cash flows from investing activities:
Proceeds from sale of equipment	—	27	—	—	—	27
Net change in cash due to sale of C&H Packaging, Inc.	—	16,875	—	—	—	16,875
Additions to property, plant and equipment	—	(22,851)	(1,705)	—	—	(24,556)

Net cash used by investing activities	—	(5,949)	(1,705)	—	—	(7,654)
Cash flows from financing activities:
Payments of senior secured notes payable	—	(10,400)	—	—	—	(10,400)
Payments of senior subordinated notes payable	—	(1,687)	—	—	—	(1,687)
Debt acquisition costs	—	(8,642)	—	—	—	(8,642)
Payments relating to capital lease obligation	—	(731)	—	—	—	(731)
Proceeds from old revolving line of credit	—	254,201	—	—	—	254,201
Payments of old revolving line of credit	—	(249,710)	—	—	—	(249,710)
Proceeds from State of Ohio loan	—	3,000	—	—	—	3,000
Payments of State of Ohio loan	—	(958)	—	—	—	(958)
Payments of secured financing	—	(2,120)	—	—	—	(2,120)
Due to parent and affiliated companies, net	(63,267)	66,211	(60)	(2,884)	—	—
Proceeds from issuance of redeemable common stock	4,135	—	—	—	—	4,135
Payments to redeem common stock	(21,162)	—	—	—	—	(21,162)
Decrease in cash overdraft	—	(13,717)	—	—	—	(13,717)

Net cash (used) provided by financing activities	(80,294)	35,447	(60)	(2,884)	—	(47,791)
Effect of foreign exchange rate changes on cash and cash equivalents	—	313	—	—	—	313
Change in cash and cash equivalents	—	7,050	(64)	(1,203)	—	5,783
Cash and cash equivalents at beginning of period	—	2,111	65	2,004	—	4,180

Cash and cash equivalents at end of period	$—	$9,161	$1	$801	$—	$9,963

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ON

FINANCIAL STATEMENT SCHEDULE

To the Shareholder and Board of Directors of Appleton Papers Inc. and Subsidiaries:

Our audits of the consolidated financial statements referred to in our report dated March 23, 2012 appearing in this Annual Report on Form 10-K also included an audit of the financial statement schedule listed in Item 15(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

March 23, 2012

PricewaterhouseCoopers LLP, 100 E. Wisconsin Ave., Ste. 1800, Milwaukee, WI 53202

T: (414) 212-1600, F: (414) 212-1880, www.pwc.com/us

APPLETON PAPERS INC. AND SUBSIDIARIES

SCHEDULE II—Valuation and Qualifying Accounts

(dollars in thousands)

Allowances for Losses on Accounts Receivable	Balance at Beginning of Period	Charged To Costs and Expenses	Amounts Written Off Less Recoveries	Balance at End of Period
January 2, 2010	$1,621	$2,425	$(2,690)	$1,356
January 1, 2011	1,356	734	(655)	1,435
December 31, 2011	1,435	679	(928)	1,186

The amounts above do not include C&H, APC or NEX because they were reclassified as discontinued operations. Their period-end balance of allowance for losses on accounts receivable was $405 for 2009.

All other schedules are omitted because the required information is not present or is not present in amounts sufficient to require submission of a schedule or because the information required is included in the consolidated financial statements of PDC and Appleton or the notes thereto or the schedules are not required or are inapplicable under the related instructions.

APPLETON PAPERS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except share data)

	April 1, 2012	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$7,033	$7,241
Accounts receivable, less allowance for doubtful accounts of $1,404 and $1,186, respectively	95,545	90,339
Inventories	100,422	102,527
Other current assets	56,021	54,724

Total current assets	259,021	254,831
Property, plant and equipment, net of accumulated depreciation of $548,649 and $513,985, respectively	290,393	324,665
Intangible assets, net	45,554	46,125
Other assets	14,862	16,285

Total assets	$609,830	$641,906

LIABILITIES AND TOTAL EQUITY
Current liabilities
Current portion of long-term debt	$1,256	$1,256
Accounts payable	55,437	51,766
Accrued interest	16,217	2,628
Other accrued liabilities	96,809	91,427

Total current liabilities	169,719	147,077
Long-term debt	510,782	510,533
Postretirement benefits other than pension	41,901	41,611
Accrued pension	116,362	125,245
Other long-term liabilities	25,284	7,389

Total liabilities	864,048	831,855

Commitments and contingencies (Note 12)	—	—
Common stock, $100.00 par value, 130,000 shares authorized, 100 shares issued and outstanding	10,500	10,500
Paid-in capital	623,305	623,305
Due from parent	(229,105)	(229,100)
Accumulated deficit	(521,989)	(457,295)
Accumulated other comprehensive loss	(136,929)	(137,359)

Total equity	(254,218)	(189,949)

Total liabilities and equity	$609,830	$641,906

The accompanying notes are an integral part of these condensed consolidated financial statements.

APPLETON PAPERS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(unaudited)

(dollars in thousands)

	Three Months Ended April 1, 2012	Three Months Ended April 3, 2011
Net sales	$219,630	$218,015
Cost of sales	209,612	171,164

Gross profit	10,018	46,851
Selling, general and administrative expenses	34,371	33,349
Restructuring	25,436	—
Litigation settlement, net	—	3,204

Operating (loss) income	(49,789)	10,298
Other expense (income)
Interest expense	15,007	16,150
Interest income	(12)	(37)

Foreign exchange gain	(267)	(973)
Other loss	112	—
Loss before income taxes	(64,629)	(4,842)
Provision for income taxes	65	355

Net loss	$(64,694)	$(5,197)

Comprehensive loss	$(64,264)	$(5,505)

The accompanying notes are an integral part of these condensed consolidated financial statements.

APPLETON PAPERS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED

(unaudited)

(dollars in thousands)

	April 1, 2012	April 3, 2011
Cash flows from operating activities:
Net loss	$(64,694)	$(5,197)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	35,141	11,551
Amortization of intangible assets	571	583
Impaired inventory revaluation	9,961	—
Amortization of financing fees	646	1,069
Amortization of bond discount	259	233
Employer 401(k) noncash matching contributions	734	698
Foreign exchange gain	(280)	(985)
Noncash gain on foreign currency hedging	(672)	—
Loss on disposals of equipment	593	166
Accretion of capital lease obligation	1	2
(Increase)/decrease in assets and increase/(decrease) in liabilities:
Accounts receivable	(5,090)	(2,963)
Inventories	(7,856)	(165)
Other current assets	(863)	7,998
Accounts payable and other accrued liabilities	20,437	21,909
Accrued pension	(6,482)	(3,754)
Other, net	18,302	187

Net cash provided by operating activities	708	31,332
Cash flows from investing activities:
Proceeds from sale of equipment	1	—
Additions to property, plant and equipment	(1,070)	(3,995)

Net cash used by investing activities	(1,069)	(3,995)
Cash flows from financing activities:
Payments relating to capital lease obligations	(8)	(12)
Proceeds from revolving line of credit	45,000	41,750
Payments of revolving line of credit	(45,000)	(56,050)
Payments of State of Ohio loans	(310)	(298)
Proceeds from municipal debt	300	—
Due from Parent	(438)	(1,592)
Increase (decrease) in cash overdraft	596	(3,037)

Net cash provided (used) by financing activities	140	(19,239)
Effect of foreign exchange rate changes on cash and cash equivalents	13	12
Change in cash and cash equivalents	(208)	8,110
Cash and cash equivalents at beginning of period	7,241	3,772

Cash and cash equivalents at end of period	$7,033	$11,882

The accompanying notes are an integral part of these condensed consolidated financial statements.

APPLETON PAPERS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE THREE MONTHS ENDED

(unaudited)

(dollars in thousands, except share data)

	Common Stock		Paid-in Capital	Due from Parent	Accumulated Deficit	Accumulated Other Comprehensive Loss
	Shares Outstanding	Amount
Balance, December 31, 2011	$100	$10,500	$623,305	$(229,100)	$(457,295)	$(137,359)
Comprehensive loss:
Net loss	—	—	—	—	(64,694)	—
Other comprehensive income	—	—	—	—	—	430
Change in due from parent	—	—	—	(5)	—	—

Balance, April 1, 2012	$100	$10,500	$623,305	$(229,105)	$(521,989)	$(136,929)

Balance, January 1, 2011	$100	$10,500	$623,305	$(222,354)	$(455,183)	$(92,271)
Comprehensive loss:
Net loss	—	—	—	—	(5,197)	—
Other comprehensive loss	—	—	—	—	—	(308)
Change in due from parent	—	—	—	—	—	—

Balance, April 3, 2011	$100	$10,500	$623,305	$(222,354)	$(460,380)	$(92,579)

The accompanying notes are an integral part of these condensed consolidated financial statements.

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1. BASIS OF PRESENTATION

In the opinion of management, all adjustments necessary for the fair statement of comprehensive loss for the three months ended April 1, 2012 and April 3, 2011, the cash flows for the three months ended April 1, 2012 and April 3, 2011 and financial position at April 1, 2012 and December 31, 2011 have been made. All adjustments made were of a normal recurring nature.

These condensed financial statements should be read in conjunction with the audited consolidated financial statements and notes of Appleton Papers Inc. and its 100%-owned subsidiaries (collectively the “Company” or “Appleton”) for each of the three years in the period ended December 31, 2011, which are included in the annual report on Form 10-K for the year ended December 31, 2011. The consolidated balance sheet data as of December 31, 2011, contained within these condensed financial statements, was derived from the audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America.

The results of operations for any interim period are not necessarily indicative of the results to be expected for the full year.

2. RESTRUCTURING AND OTHER RELATED COSTS

On February 22, 2012, Appleton entered into a long-term supply agreement for the purchase of carbonless and thermal base stock to be coated at the Company’s converting facilities. Under the terms of the agreement, the supplier will be the exclusive supplier of certain thermal and carbonless base stock used by the Company. The term of the agreement is 15 years and includes successive five-year renewal terms unless either party gives notice of non-renewal.

In connection with its approval of this supply agreement, Appleton’s Board of Directors authorized a plan for the Company to dispose of papermaking assets at its West Carrollton, Ohio paper mill and move more carbonless coating to the Company’s converting plant in Appleton, Wisconsin. As a result, approximately 335 jobs will be eliminated at the West Carrollton mill and approximately 50 jobs added at the Appleton facility. The Company plans to continue its thermal coating operations at the West Carrollton facility. During first quarter 2012, Appleton recorded restructuring expense and other related costs totaling $61.3 million. These include the following (dollars in thousands):

		Location on Statement of Comprehensive Loss
Employee termination costs	$25,436	Restructuring
Accelerated depreciation	25,380	Cost of sales
Revaluation of inventory	9,961	Cost of sales
Loss on disposal of fixed assets	572	Cost of sales

	$61,349

Of these costs, $33.7 million were allocated to the carbonless papers segment and $27.6 million were allocated to the thermal papers segment.

Employee termination costs include severance as well as related benefits and pension costs. At April 1, 2012, $7.4 million is included in current liabilities and $18.0 million is included in other long-term liabilities for accrued severance and related benefits and pension costs. During the remainder of 2012, the Company expects to incur additional charges for employee termination costs and other exit costs of

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

approximately $6 million, of which, approximately $3 million will be allocated to both the carbonless papers and thermal papers segments. Cash expenditures in the range of $39 million to $45 million are anticipated to be paid over the next five years.

During second quarter 2012, papermaking equipment will be decommissioned and, by year-end 2012, certain real estate currently used in the papermaking operations will be abandoned. As a result, accelerated depreciation of $25.4 million was recorded during the current quarter. Related to the decommissioning of papermaking assets, stores and spare parts inventories were revalued to lower of cost or market and resulted in a write-down of $9.9 million. Construction in progress of $0.6 million was also written off. These were all noncash charges. During the remainder of 2012, Appleton expects to incur additional noncash charges related to the decommissioning of papermaking assets of $44 million to $54 million, consisting primarily of accelerated depreciation. Of these noncash charges, approximately $24 million to $30 million will be allocated to the carbonless papers segment and $20 million to $24 million to thermal papers.

3. OTHER INTANGIBLE ASSETS

Appleton reviews the carrying value of intangible assets with indefinite lives for impairment annually or more frequently if events or changes in circumstances indicate that an asset might be impaired.

The Company’s intangible assets consist of the following (dollars in thousands):

	As of April 1, 2012		As of December 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortizable intangible assets:
Trademarks	$44,665	$24,701	$44,665	$24,177
Patents	9,047	9,047	10,071	10,071
Customer relationships	5,365	2,640	5,365	2,593

Subtotal	59,077	$36,388	60,101	$36,841

Unamortizable intangible assets:
Trademarks	22,865		22,865

Total	$81,942		$82,966

Of the $81.9 million of acquired intangible assets, $67.5 million was assigned to registered trademarks. Trademarks of $44.6 million related to carbonless paper are being amortized over their useful life of 20 years, while the remaining $22.9 million are considered to have an indefinite life and are not subject to amortization. Customer relationships are being amortized over their estimated useful lives of 25 years.

Amortization expense for each of the three-month periods ended April 1, 2012 and April 3, 2011, was $0.6 million.

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

4. INVENTORIES

Inventories consist of the following (dollars in thousands):

	April 1, 2012	December 31, 2011
Finished goods	$47,887	$42,538
Raw materials, work in process and supplies	52,535	59,989

	$100,422	$102,527

Stores and spare parts inventory balances of $15.7 million and $25.5 million at April 1, 2012 and December 31, 2011, respectively, are valued at average cost and are included in raw materials, work in process and supplies. All other inventories are valued using the first-in, first-out (“FIFO”) method.

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment balances consist of the following (dollars in thousands):

	April 1, 2012	December 31, 2011
Land and improvements	$9,624	$9,279
Buildings and improvements	133,482	133,042
Machinery and equipment	658,279	657,310
Software	33,459	33,349
Capital lease	165	165
Construction in progress	4,033	5,505

	839,042	838,650
Accumulated depreciation	(548,649)	(513,985)

	$290,393	$324,665

Depreciation expense for the three months ended April 1, 2012 and April 3, 2011 consists of the following (dollars in thousands):

Depreciation Expense	For the Three Months Ended April 1, 2012	For the Three Months Ended April 3, 2011
Cost of sales	$34,449	$10,425
Selling, general and administrative expenses	692	1,126

	$35,141	$11,551

Included in first quarter 2012 depreciation expense above, Appleton recorded $25.4 million of accelerated depreciation related to the decommissioning of papermaking assets at the West Carrollton, Ohio paper mill. This $25.4 million is included in cost of sales on the Company’s Condensed Consolidated Statement of Comprehensive Loss for the three months ended April 1, 2012 and in accumulated depreciation as presented above.

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

6. OTHER CURRENT AND NONCURRENT ASSETS

Other current assets consist of the following (dollars in thousands):

	April 1, 2012	December 31, 2011
Environmental indemnification receivable	$46,433	$46,000
Environmental expense insurance recovery	2,972	2,960
Other	6,616	5,764

	$56,021	$54,724

Other noncurrent assets consist of the following (dollars in thousands):

	April 1, 2012	December 31, 2011
Deferred debt issuance costs	$9,735	$10,381
Other	5,127	5,904

	$14,862	$16,285

7. OTHER ACCRUED LIABILITIES

Other accrued liabilities, as presented in the current liabilities section of the balance sheet, consist of the following (dollars in thousands):

	April 1, 2012	December 31, 2011
Compensation	$10,035	$9,966
Trade discounts	11,847	15,277
Workers’ compensation	5,144	5,090
Accrued insurance	2,028	2,153
Other accrued taxes	1,475	1,181
Postretirement benefits other than pension	3,218	3,218
Fox River Liabilities	46,433	46,000
Litigation settlement	—	750
Restructuring reserve	7,436	—
Other	9,193	7,792

	$96,809	$91,427

8. NEW ACCOUNTING PRONOUNCEMENTS

In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-05, “Presentation of Comprehensive Income.” It provides updated guidance related to the presentation of other comprehensive income, offering two alternatives for presentation, including (a) a single continuous statement of comprehensive income or (b) two separate but consecutive statements. In December 2011, the FASB issued ASU No. 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05.” It defers the requirement to present reclassification adjustments and the effect of those reclassification adjustments on the face of the financial statements where net income is presented, by component of net income, and on the face of the financial statements where other comprehensive income is presented, by component of other comprehensive income, for both interim and annual reporting periods. ASU 2011-05 and

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

ASU 2011-12 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. As required, Appleton adopted this guidance beginning in the current quarter ended April 1, 2012 and the necessary presentation has been included in its condensed consolidated financial statements.

In May 2011, the FASB issued ASU No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs,” which amends ASC 820. This updated guidance relates to fair value measurements and disclosures, including (a) the application of the highest and best use valuation premise concepts, (b) measuring the fair value of an instrument classified in a reporting entity’s stockholders’ equity and (c) quantitative information required for fair value measurements categorized within Level 3. Additionally, disclosure requirements have been expanded to include additional disclosure for Level 3 measurements regarding the sensitivity of fair value to changes in unobservable inputs and any interrelationships between those inputs. ASU 2011-04 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. As required, Appleton adopted this guidance beginning in the current quarter ended April 1, 2012. Any required disclosures are included in Note 14, Derivative Instruments and Hedging Activities and Note 16, Fair Value of Financial Instruments.

9. EMPLOYEE BENEFITS

The Company has various defined benefit pension plans and defined contribution pension plans. This includes a Supplemental Executive Retirement Plan (“SERP”) to provide retirement benefits for management and other highly compensated employees whose benefits are reduced by the tax-qualified plan limitations of the pension plan for eligible salaried employees. Effective March 1, 2011, for those non-union employees not already participating in the Retirement Contribution benefit under the Appleton Papers Inc. Retirement Savings and Employee Stock Ownership Plan (the “KSOP”), plan benefits accrued under the Appleton Papers Inc. Retirement Plan (the “Plan”) were frozen.

The components of net periodic pension cost associated with the defined benefit pension plans include the following (dollars in thousands):

Pension Benefits	For the Three Months Ended April 1, 2012	For the Three Months Ended April 3, 2011
Net periodic benefit cost
Service cost	$1,003	$1,027
Interest cost	4,824	4,954
Expected return on plan assets	(5,689)	(5,603)
Amortization of prior service cost	122	122
Amortization of actuarial loss	2,279	1,113

Net periodic benefit cost	$2,539	$1,613

The Company expects to contribute $25 million to its defined benefit pension plan in 2012. The Company contributed $8.9 million to this pension plan during first quarter 2012.

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

10. POSTRETIREMENT BENEFIT PLANS OTHER THAN PENSIONS

Appleton has defined postretirement benefit plans that provide medical, dental and life insurance for certain retirees and eligible dependents. Beginning in 2012, the Company’s contribution for certain salaried retirees and eligible dependents is capped at $200 per person per month until December 31, 2020, or until Medicare-eligible, whichever comes first. In addition, those Medicare-eligible salaried retirees, spouses and surviving spouses who currently receive benefits from the Company, beginning in 2012, will receive $100 per month to be used toward individual insurance coverage or other medical-related expenses.

The components of other postretirement benefit cost include the following (dollars in thousands):

Other Postretirement Benefits	For the Three Months Ended April 1, 2012	For the Three Months Ended April 3, 2011
Net periodic benefit cost
Service cost	$118	$140
Interest cost	507	651
Amortization of prior service credit	(788)	(690)
Amortization of actuarial loss	123	157

Net periodic benefit (credit) cost	$(40)	$258

11. LONG-TERM INCENTIVE COMPENSATION

In December 2001, the Company adopted the Appleton Papers Inc. Long-Term Incentive Plan (“LTIP”). Effective January 3, 2010, the Company adopted a long-term restricted stock unit plan (“RSU”). These plans, in accordance with the specific terms of each plan, provide key management employees, who are in a position to make a significant contribution to the growth and profitability of the Company, the opportunity to be rewarded for performance that aligns with long-term shareholder interests. Both plans utilize phantom units. The value of a unit in the LTIP is based on the change in the fair market value of PDC’s common stock under the terms of the employee stock ownership plan (the “ESOP”) between the grant date and the exercise date. All units granted under the LTIP may be exercised after three full years. Units expire ten years after the grant date.

The value of a unit in the RSU is based on the value of PDC common stock, as determined by the ESOP trustee. All RSUs vest three years after the award date and are paid at vesting. The cash payment upon vesting is equal to the value of one share of PDC common stock at the most recent valuation date times the number of units granted. RSU units can be deferred to the Non-Qualified Excess Plan if the recipient so elects shortly after the units have been granted. All units under both the LTIP and RSU plans will vest immediately, and cash payment will be made, upon a change in control as defined in the plans. Beginning in 2009, recipients were required to enter into a non-compete and non-solicitation agreement in order to receive units which, if violated following the receipt of units, results in forfeiture of any and all rights to receive payment relating to the units.

The Compensation Committee of the board establishes the number of units granted each year under these plans in accordance with the Compensation Committee’s stated goals and policies. The Compensation Committee has the discretion to use either, or both, plan(s) as appropriate to attract, motivate and retain key management employees while managing the expense to the Company. In 2011, all units were granted under the LTIP. In 2012, units were granted under both plans. The units were valued at the most recent PDC stock price as determined by the semi-annual ESOP valuation. As of December 31, 2011, the fair market value of one share of PDC common stock was $15.01. During the first three months of 2012, 115,500 additional units were granted under the RSU plan. Due to terminations of employment, 16,500, 10,500 and 7,500 unvested units were forfeited during 2012, 2011 and 2010,

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

respectively. A balance of 294,000 RSU units remains as of April 1, 2012. Approximately $0.2 million of expense, related to this plan, was recorded during each of the three-month periods ended April 1, 2012 and April 3, 2011. During the first three months of 2012, 281,000 additional units were granted under the LTIP plan. Approximately $0.1 million of expense, related to this plan, was recorded during the three-month period ended April 1, 2012. No expense, related to this plan, was recorded during first quarter 2011.

Beginning in 2006, the Company established a nonqualified deferred compensation agreement with each of its non-employee directors. Deferred compensation is in the form of phantom units and is earned over the course of six-month calendar periods of service beginning January 1 and July 1. The number of units to be earned is calculated using the established dollar value of the compensation divided by the fair market value of one share of PDC common stock as determined by the semi-annual ESOP valuation. This deferred compensation vests coincidental with the board member’s continued service on the board. Upon cessation of service as a director, the deferred compensation will be paid in five equal annual cash installments. Approximately $0.1 million was recorded as expense, related to this plan, for each of the three-month periods ended April 1, 2012 and April 3, 2011.

12. COMMITMENTS AND CONTINGENCIES

Lower Fox River

Appleton Removed as a Potentially Responsible Party (“PRP”). On April 10, 2012, the United States District Court for the Eastern District of Wisconsin granted Appleton’s motion for summary judgment and dismissed all claims against Appleton in the enforcement action, U.S. v. NCR Corporation et al. Case. No. 10-C-910. The decision establishes that Appleton is no longer a PRP, no longer liable under the federal Comprehensive Environmental Response, Compensation, and Liability Act, (“CERCLA” or “Superfund”), no longer considered a legal successor to NCR’s liabilities, and no longer required to comply with the 106 Order commanding remediation of the Lower Fox River.

The ruling does not affect Appleton’s rights or obligations to share defense and liability costs with NCR in accordance with the terms of a1998 agreement and a 2006 arbitration determination (“the Arbitration”) arising out of Appleton’s acquisition of assets from NCR in 1978 while it was a subsidiary of B.A.T Industries Limited (“BAT”). Appleton and BAT have joint and several liability under the Arbitration. The current carrying amount of Appleton’s liability under the Arbitration is $46.4 million which represents Appleton’s best estimate of amounts to be paid during the next twelve months.

Prior to the ruling in the above case, the United States Environmental Protection Agency (“EPA”) and Wisconsin Department of Natural Resources (“DNR”) claimed Appleton was a PRP with respect to historic discharges of polychlorinated biphenyls (“PCBs”) into the Lower Fox River in Wisconsin. Carbonless paper containing PCBs was manufactured at what is currently the Appleton plant from 1954 until 1971. During this period, wastewater containing PCBs was discharged into the Lower Fox River from a publicly-owned treatment works, from the Appleton plant, the Combined Locks, Wisconsin paper mill and from other local industrial facilities. Wastewater from the Appleton plant was processed through the publicly-owned treatment works. Appleton purchased the Appleton plant and the Combined Locks, Wisconsin paper mill from NCR in 1978, long after the use of PCBs in the manufacturing process was discontinued. The EPA issued an administrative order in November 2007, directing the PRPs to implement the remedial action of the Fox River pursuant to which certain of the PRPs commenced remediation in 2008. The various PRPs, including NCR, the EPA and the DNR continue to contest the scope, extent and costs of the remediation as well as the appropriate bases for determining the parties’ relative shares of the remediation cost.

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

The ruling also does not affect either of the two indemnification agreements entered in 2001 wherein AWA agreed to indemnify PDC and PDC agreed to indemnify Appleton for costs, expenses and liabilities related to certain governmental and third-party environmental claims (including certain claims under the Arbitration), which are defined in the agreements as the Fox River Liabilities. Appleton has recorded a $46.4 million environmental indemnification receivable as of April 1, 2012.

Estimates of Liability. It is not possible to know the ultimate Arbitration liability due to uncertainties regarding the scope and cost of implementing the final remediation plan, the scope of restoration and final valuation of natural resource damage (“NRD”) assessments, the evolving nature of remediation and restoration technologies and governmental policies, NCR’s share of liability relative to other PRPs and the extent of BAT’s performance under the Arbitration. Appleton believes NCR has paid more than its estimated share of the liability based on the assumptions below. Interim legal determinations may periodically obligate NCR (and BAT and Appleton pursuant to the Arbitration award) to fund portions of the cleanup costs to extents greater than NCR’s share as finally determined, and in such instances, Appleton may reserve additional amounts (including appropriate reimbursement under its indemnification agreements as discussed below).

The following assumptions were used in evaluating Appleton’s Arbitration liability:

•	As of December 31, 2011, NCR has recorded an estimated liability of $160 million representing its portion of defense and liability costs with respect to the Lower Fox River;

•	Technical analyses contending that discharges from NCR’s former assets represent 8% to 10% of the total PCBs discharged by the PRPs;

•	Appleton’s and BAT’s joint and several responsibility for over half of the claims asserted against NCR and Appleton, based on the Arbitration;

•

Based on legal analyses and ongoing reviews of publicly-available financial information, Appleton believes that other PRPs will be required, and have adequate financial resources, to pay their respective shares of the remediation and NRD claims for the Lower Fox River; and

•	legal fees and other expenses.

Appleton believes its recorded liability reflects its best estimate of liabilities under the Arbitration for 2012, including the expanded activity expected to result from the April 2012 preliminary injunction granted by the court requiring NCR to fund certain remediation in 2012. NCR has appealed the preliminary injunction decision.

AWA Indemnification. Pursuant to two indemnification agreements entered in 2001, AWA agreed to indemnify PDC and PDC agreed to indemnify Appleton for costs, expenses and liabilities related to certain governmental and third-party environmental claims, which are defined in the agreements as the Fox River Liabilities.

Under the indemnification agreements, Appleton is indemnified for the first $75 million of Fox River Liabilities and for amounts in excess of $100 million. During 2008, Appleton paid $25 million to satisfy its portion of the Fox River Liabilities not covered by the indemnification agreement with AWA. As of April 1, 2012, AWA has paid $265.9 million in connection with Fox River Liabilities. At April 1, 2012, PDC’s total indemnification receivable from AWA was $46.4 million, all of which is recorded in other current assets. In addition, at April 1, 2012, the total Appleton indemnification receivable from PDC was $46.4 million, all of which is recorded in other current assets.

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

In March 2008, Appleton received favorable jury verdicts in a state court declaratory judgment relating to insurance coverage of its environmental claims involving the Fox River. A final judgment and order was entered in January 2009. The insurers appealed the final judgment. In June 2010, the Wisconsin Court of Appeals upheld the final judgment. Settlements have been negotiated between the insurers and Appleton. Under the terms of the indemnification agreement, recoveries from insurance are reimbursed to AWA to the extent of its indemnification obligation. During 2010, Appleton recorded an $8.9 million receivable, representing settlements to be received in excess of amounts reimbursable to AWA, in the Consolidated Balance Sheet as of January 1, 2011. During 2011, Appleton received $6.2 million of these funds. The remaining receivable is included in other current assets of the Condensed Consolidated Balance Sheet as of April 1, 2012.

The indemnification agreements negotiated with AWA are designed to ensure that Appleton will not be required to fund any of the indemnified costs and expenses in relation to the Fox River Liabilities. This arrangement is working as designed and is expected to continue to protect Appleton with respect to the indemnified costs and expenses, based on Appleton’s review of the financial condition of AWA and estimates of Appleton’s liability. As earlier noted, Appleton’s ultimate liability pursuant to the Arbitration could prove to be significantly larger than the current carrying amount and potentially could exceed the financial capability of AWA. In the event Appleton is unable to secure payment from AWA or its former parent companies, Appleton may be liable for amounts pursuant to the Arbitration and these amounts may be material to Appleton.

West Carrollton Mill

The West Carrollton, Ohio mill operates pursuant to various state and federal permits for discharges and emissions to air and water. As a result of the de-inking of carbonless paper containing PCBs through the early 1970s, there have been releases of PCBs and volatile organic compounds into the soil in the area of the wastewater impoundments at the West Carrollton facility and low levels of PCBs have been detected in the groundwater immediately under this area. In addition, PCB contamination is present in sediment in the adjacent Great Miami River, but it is believed that this contamination is from a source other than the West Carrollton mill.

Based on investigation and delineation of PCB contamination in soil and groundwater in the area of the wastewater impoundments, the Company believes that it may be necessary to undertake remedial action in the future, although the Company is currently under no obligation to do so. The Company has not had any discussions or communications with any federal, state or local agencies or authorities regarding remedial action to address PCB contamination at the West Carrollton mill. The cost for remedial action, which could include installation of a cap, long-term pumping, treating and/or monitoring of groundwater and removal of sediment in the Great Miami River, was estimated in 2001 to range up to approximately $10.5 million, with approximately $3 million in short-term capital costs and the remainder to be incurred over a period of 30 years. However, costs could exceed this amount if additional contamination is discovered, if additional remedial action is necessary or if the remedial action costs are more than expected.

Because of the uncertainty surrounding the ultimate course of action for the West Carrollton mill property, the Great Miami River remediation and the Company’s share of these remediation costs, if any, and since the Company is currently under no obligation to undertake remedial action in the future, no provision has been recorded in its financial statements for estimated remediation costs. In conjunction with the acquisition of PDC by the ESOP in 2001, and as limited by the terms of the purchase agreement, AWA agreed to indemnify the Company for 50% of all environmental liabilities at the West Carrollton mill up to $5.0 million and 100% of all such environmental costs exceeding $5.0 million. In addition, the former owners and operators of the West Carrollton mill may be liable for all or part of the cost of remediation of historic PCB contamination.

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Other

From time to time, the Company may be subject to various demands, claims, suits or other legal proceedings arising in the ordinary course of business. A comprehensive insurance program is maintained to provide a measure of financial protection against such matters, though not all such exposures are, or can be, addressed by insurance. Estimated costs are recorded for such demands, claims, suits or proceedings of this nature when reasonably determinable. The Company has successfully defended such claims, settling some for amounts which are not material to the business and obtaining dismissals in others. While the Company will vigorously defend itself and expects to prevail in any similar cases that may be brought against it in the future, there can be no assurance that it will be successful.

Except as described above, and assuming the Company’s expectations regarding defending such demands, claims, suits or other legal or regulatory proceedings prove accurate, the Company does not believe that any pending or threatened demands, claims, suits or other legal proceedings will have, individually or in the aggregate, a materially adverse effect on its business, financial condition and results of operations or cash flows.

13. EMPLOYEE STOCK OWNERSHIP PLAN

The Company’s matching contributions charged to expense were $0.7 million in each of the three-month periods ended April 1, 2012 and April 3, 2011, respectively. As a result of hardship withdrawals, 332 shares of PDC redeemable common stock were repurchased during the first three months of 2012 at an aggregate price of approximately $5,000. During the first three months of 2011, as a result of hardship withdrawals, 15 shares of PDC redeemable common stock were repurchased.

14. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

Appleton selectively uses financial instruments to manage some market risks from changes in foreign currency exchange rates or commodity prices. The fair values of all derivatives are recorded in the Condensed Consolidated Balance Sheet. The change in a derivative’s fair value is recorded each period in current earnings or accumulated other comprehensive loss, depending on whether the derivative is designated and qualifies as part of a hedge transaction and, if so, the type of hedge transaction.

The Company selectively hedges forecasted transactions that are subject to foreign currency exchange exposure by using forward exchange contracts. These instruments are designated as cash flow hedges and are recorded in the Condensed Consolidated Balance Sheet at fair value using Level 2 observable market inputs. The fair value of foreign currency forward contracts is based on a valuation model that discounts cash flows resulting from the differential between the contract price and the market-based forward note, also deemed to be categorized as Level 2. The effective portion of the contracts’ gains or losses due to changes in fair value is initially recorded as a component of accumulated other comprehensive loss and is subsequently reclassified into earnings when the underlying transactions occur and affect earnings or if it becomes probable the forecasted transactions will not occur. These contracts are highly effective in hedging the variability in future cash flows attributable to changes in currency exchange rates. The notional amount of foreign exchange contracts used to hedge foreign currency transactions is $23.7 million as of April 1, 2012. These contracts have settlement dates extending through December 2012.

The Company selectively hedges forecasted commodity transactions that are subject to pricing fluctuations by using swap contracts to manage risks associated with market fluctuations in energy prices. These contracts are recorded in the Condensed Consolidated Balance Sheet at fair value using Level 2 observable market inputs based on the New York Mercantile Exchange as measured on the last trading day of the accounting period and

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

compared to the strike price. The contracts’ gains or losses due to changes in fair value are recorded in current period earnings. At April 1, 2012, the hedged volumes of these contracts totaled 341,000 MMBTU (Million British Thermal Units) of natural gas. The contracts have settlement dates extending through December 2012.

The Company selectively hedges forecasted commodity transactions that are subject to pricing fluctuations by using swap contracts to manage risks associated with market fluctuations in pulp prices. These contracts are recorded in the Condensed Consolidated Balance Sheet at fair value using Level 2 observable market inputs based on pricing published by RISI, Inc. (“RISI”) as measured on the last trading day of the accounting period and compared to the swap’s fixed price. During first quarter 2012, there were two pulp swap contracts in place. The first swap contract had a hedge volume of 2,000 tons of pulp and was settled in February 2012. It was not designated as a hedge, and therefore, gains or losses due to changes in fair value were recorded in current period earnings. As of April 1, 2012, the second swap contract hedges 18,000 tons of pulp with settlement dates through December 2012. It is designated as a cash flow hedge of forecasted pulp purchases, and therefore, the change in the effective portion of the fair value of the hedge is deferred in accumulated other comprehensive loss until the inventory containing the pulp is sold.

The following table presents the location and fair values of derivative instruments included in the Company’s Condensed Consolidated Balance Sheets (dollars in thousands):

Designated as a Hedge	Balance Sheet Location	April 1, 2012	December 31, 2011
Foreign currency exchange derivatives	Other current liabilities	$(367)	$—
Pulp fixed swap	Other current liabilities	(1,020)	(760)

Not Designated as a Hedge
Natural gas fixed swap	Other current liabilities	(650)	(599)
Pulp fixed swap	Other current liabilities	—	(200)

The following table presents the location and amount of (gains)/losses on derivative instruments and related hedge items included in the Company’s Condensed Consolidated Statement of Comprehensive Loss for the three months ended April 1, 2012 and April 3, 2011and (gains) losses initially recognized in accumulated other comprehensive loss in the Condensed Consolidated Balance Sheet at the period-ends presented (dollars in thousands):

Designated as a Hedge	Statement of Comprehensive Loss Location	For the Three Months Ended April 1, 2012	For the Three Months Ended April 3, 2011
Foreign currency exchange derivatives	Net sales	$(596)	$449
(Gains) losses recognized in accumulated other comprehensive loss		(1,389)	623
Pulp fixed swap	Cost of sales	197	—
Pulp fixed swap	Other expense	112	—
Losses recognized in accumulated other comprehensive loss		935	—

Not Designated as a Hedge
Natural gas fixed swap	Cost of sales	351	59
Pulp fixed swap	Cost of sales	10	(325)

For a discussion of the fair value of financial instruments, see Note 16, Fair Value of Financial Instruments.

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

15. LONG-TERM OBLIGATIONS

Long-term obligations, excluding the capital lease obligation, consist of the following (dollars in thousands):

	April 1, 2012	December 31, 2011
Secured variable rate industrial development bonds, 0.3% average interest rate at April 1, 2012, $2,650 due in 2013 and $6,000 due in 2027	$8,650	$8,650
State of Ohio assistance loan at 6%, approximately $100 due monthly and final payment due May 2017	5,945	6,185
State of Ohio loan at 1% until July 2011, then 3% until May 2019, approximately $30 due monthly and final payment due May 2019	2,213	2,283
Columbia County, Wisconsin municipal debt due December 2019	300	—
Senior subordinated notes payable at 9.75%, due June 2014	32,195	32,195
Senior secured first lien notes payable at 10.5%, due June 2015	305,000	305,000
Unamortized discount on 10.5% senior secured first lien notes payable, due June 2015	(4,031)	(4,290)
Second lien notes payable at 11.25%, due December 2015	161,766	161,766

	512,038	511,789
Less obligations due within one year	(1,256)	(1,256)

	$510,782	$510,533

During the first three months of 2012, the Company made mandatory debt repayments of $0.3 million, plus interest, on its State of Ohio loans. Also, during the quarter, Appleton borrowed $45.0 million and repaid $45.0 million on its revolving credit facility, as amended, leaving no outstanding balance at quarter-end. Approximately $18.5 million of the revolving credit facility, as amended, is used to support outstanding letters of credit.

During March 2012, Appleton received the proceeds of a $0.3 million note issued to Appleton Papers Inc. by Columbia County, Wisconsin.

The first lien notes and the second lien notes, as amended, contain covenants that restrict Appleton’s ability and the ability of Appleton’s other guarantors to sell assets or merge or consolidate with or into other companies; borrow money; incur liens; pay dividends or make other distributions; make other restricted payments and investments; place restrictions on the ability of certain subsidiaries to pay dividends or other payments to Appleton; enter into sale and leaseback transactions; amend particular agreements relating to the transaction with former parent AWA and the ESOP; and enter into transactions with certain affiliates. These covenants are subject to important exceptions and qualifications set forth in the indenture governing the 11.25% second lien notes due 2015, as amended.

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

The senior subordinated notes, as amended, are unconditionally guaranteed by PDC and Rose Holdings Limited, subject to certain limitations.

The Company was in compliance with all debt covenants at April 1, 2012, and is forecasted to remain compliant throughout 2012. The Company’s ability to comply with the financial covenants in the future depends on achieving forecasted operating results. The Company’s failure to comply with its covenants, or an assessment that it is likely to fail to comply with its covenants, could lead the Company to seek amendments to, or waivers of, the financial covenants. The Company cannot provide assurance that it would be able to obtain any amendments to or waivers of the covenants. In the event of non-compliance with debt covenants, if the lenders will not amend or waive the covenants, the debt would be due and the Company would need to seek alternative financing. The Company cannot provide assurance that it would be able to obtain alternative financing. If the Company were not able to secure alternative financing, this would have a material adverse impact on the Company.

16. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount (including current portions) and estimated fair value of certain of Appleton’s recorded financial instruments are as follows (dollars in thousands):

	April 1, 2012		December 31, 2011
Financial Instruments	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Senior subordinated notes payable	$32,195	$26,561	$32,195	$23,341
Senior secured first lien notes payable	300,969	311,503	300,710	303,717
Second lien notes payable	161,766	150,442	161,766	147,207
State of Ohio loans	8,158	8,336	8,468	8,530
Columbia County, Wisconsin municipal debt	300	300	—	—
Industrial development bonds	8,650	8,650	8,650	8,650

	$512,038	$505,792	$511,789	$491,445

The senior secured first lien notes payable and the second lien notes payable are traded regularly in public markets and therefore, the fair value was determined using Level 1 inputs based on quoted market prices. The senior subordinated notes payable are not regularly traded in public markets so fair value was determined using Level 2 observable market inputs including pricing for similar debt. The fair value of the State of Ohio loans was determined using Level 2 observable market inputs including current rates for financial instruments of the same remaining maturity and similar terms. The industrial development bonds have a variable interest rate that reflects current market terms and conditions.

17. SEGMENT INFORMATION

Appleton’s reportable segments are as follows: carbonless papers, thermal papers and Encapsys®. Management evaluates the performance of the segments based primarily on operating (loss) income. Items excluded from the determination of segment operating (loss) income are unallocated corporate charges, interest income, interest expense, foreign exchange gain and other loss. The Company does not allocate total assets

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

internally in assessing operating performance and does not track capital expenditures by segment. Net sales, operating (loss) income and depreciation and amortization, as determined by the Company for its reportable segments, are as follows (dollars in thousands):

	For the Three Months Ended April 1, 2012	For the Three Months Ended April 3, 2011
Net sales
Carbonless papers	$113,547	$119,296
Thermal papers	98,833	88,927

	212,380	208,223
Encapsys	13,329	15,476
Intersegment (A)	(6,079)	(5,684)

Total	$219,630	$218,015

Operating (loss) income
Carbonless papers	$(27,144)	$9,539
Thermal papers	(21,713)	2,528

	(48,857)	12,067
Encapsys	2,143	3,932
Unallocated corporate charges	(2,134)	(4,809)
Intersegment (A)	(941)	(892)

Total	$(49,789)	$10,298

Depreciation and amortization
Carbonless papers	$19,276	$6,500
Thermal papers	15,405	4,596

	34,681	11,096
Encapsys	1,011	998
Unallocated corporate charges	20	40

Total	$35,712	$12,134

(A)	Intersegment represents the portion of the Encapsys segment financial results relating to microencapsulated products provided internally for the production of carbonless papers.

During the three months ended April 1, 2012, Appleton recorded $61.3 million in restructuring expense and other costs related to the ceasing of papermaking operations at the West Carrollton, Ohio mill (see Note 2, Restructuring and Other Related Costs). The operating loss of the carbonless papers segment includes $33.7 million of restructuring and other related charges and $27.6 million was allocated to the thermal papers segment. During the three months ended April 3, 2011, Appleton recorded a $3.2 million litigation settlement within unallocated corporate charges. Of the $61.3 million of restructuring and other related charges recorded during first quarter 2012, $25.4 million is related to accelerated depreciation of the papermaking assets to be decommissioned. The carbonless papers segment was charged with $14.0 million of this depreciation and $11.4 million was allocated to the thermal papers segment.

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

18. GUARANTOR FINANCIAL INFORMATION

Appleton (the “Issuer”) has issued senior subordinated notes, as amended, which have been guaranteed by PDC (the “Parent Guarantor”), as well as by C&H (prior to its December 18, 2009 sale), APC (prior to its July 22, 2010 sale), Rose Holdings Limited and NEX (prior to its July 22, 2010 sale), each of which was/is a 100%-owned subsidiary of Appleton (the “Subsidiary Guarantors”).

Presented below is condensed consolidating financial information for the Parent Guarantor, the Issuer, the Subsidiary Guarantors and a 100%-owned non-guarantor subsidiary (the “Non-Guarantor Subsidiary”) as of April 1, 2012 and December 31, 2011, and for the three months ended April 1, 2012 and April 3, 2011. This financial information should be read in conjunction with the consolidated financial statements and other notes related thereto.

The Condensed Consolidating Statement of Comprehensive Loss for the three months ended April 3, 2011, reflects the correction of an error relating to interest income and expense of intercompany debt that was not appropriately classified on the corresponding balance sheet for the period ended April 3, 2011. Intercompany debt of $300.9 million was corrected from due to affiliated companies to a reduction to investment in subsidiaries on the Parent Guarantor and $300.9 million was corrected from due from parent to redeemable common stock, common stock, paid-in capital, due from parent, accumulated deficit and accumulated other comprehensive loss on the Issuer. In first quarter 2011, $3.4 million was removed from interest expense and loss (income) in equity investments on the Parent Guarantor and $3.4 million was removed from interest income on the Issuer. In first quarter 2011, cash flows used by operations and provided by financing activities were overstated on the Parent and cash flows provided by operations and used by financing activities were overstated on the Issuer by $3.4 million.

The first lien notes and the second lien notes, as amended, place restrictions on the subsidiaries of the Issuer that would limit dividend distributions by these subsidiaries.

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED CONSOLIDATING BALANCE SHEET

APRIL 1, 2012

(unaudited)

(dollars in thousands)

	Parent Guarantor		Issuer	Subsidiary Guarantors	Non- Guarantor Subsidiary	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents		$—	$6,447	$—	$586	$—	$7,033
Accounts receivable, net		—	92,306	—	3,239	—	95,545
Inventories		—	98,887	—	1,535	—	100,422
Due from parent		—	46,433	—	—	(46,433)	—
Other current assets		46,433	9,547	—	41	—	56,021

Total current assets		46,433	253,620	—	5,401	(46,433)	259,021
Property, plant and equipment, net		—	290,379	—	14	—	290,393
Investment in subsidiaries		(254,218)	12,974	—	—	241,244	—
Other assets		12	60,319	—	97	—	60,428

Total assets		$(207,773)	$617,292	$—	$5,512	$194,811	$609,842

LIABILITIES, REDEEMABLE COMMON STOCK, COMMON STOCK, PAID-IN CAPITAL, DUE FROM PARENT, ACCUMULATED DEFICIT AND ACCUMULATED OTHER COMPREHENSIVE LOSS
Current liabilities
Current portion of long-term debt	$		$1,256	$—	$—	$—	$1,256
Accounts payable		—	55,402	—	35	—	55,437
Due to (from) parent and affiliated companies		46,433	9,250	—	(9,250)	(46,433)	—
Other accrued liabilities		—	111,377	—	1,649	—	113,026

Total current liabilities		46,433	177,285	—	(7,566)	(46,433)	169,719
Long-term debt		—	510,782	—	—	—	510,782
Other long-term liabilities		—	183,443	—	104	—	183,547
Redeemable common stock, common stock, paid-in capital, due from parent, accumulated deficit and accumulated other comprehensive loss		(254,206)	(254,218)	—	12,974	241,244	(254,206)

Total liabilities, redeemable common stock, common stock, paid-in capital, due from parent, accumulated deficit and accumulated other comprehensive loss		$(207,773)	$617,292	$—	$5,512	$194,811	$609,842

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2011

(unaudited)

(dollars in thousands)

	Parent Guarantor	Issuer	Subsidiary Guarantors	Non- Guarantor Subsidiary	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$—	$6,688	$—	$553	$—	$7,241
Accounts receivable, net	—	85,795	—	4,544	—	90,339
Inventories	—	101,154	—	1,373	—	102,527
Due from parent	—	46,000	—	—	(46,000)	—
Other current assets	46,000	8,675	—	49	—	54,724

Total current assets	46,000	248,312	—	6,519	(46,000)	254,831
Property, plant and equipment, net	—	324,651	—	14	—	324,665
Investment in subsidiaries	(189,949)	13,713	—	—	176,236	—
Other assets	12	62,315	—	95	—	62,422

Total assets	$(143,937)	$648,991	$—	$6,628	$130,236	$641,918

LIABILITIES, REDEEMABLE COMMON STOCK, COMMON STOCK, PAID-IN CAPITAL, DUE FROM PARENT, ACCUMULATED DEFICIT AND ACCUMULATED OTHER COMPREHENSIVE LOSS
Current liabilities
Current portion of long-term debt	$—	$1,256	$—	$—	$—	$1,256
Accounts payable	—	51,694	—	72	—	51,766
Due to (from) parent and affiliated companies	46,000	9,714	—	(9,714)	(46,000)	—
Other accrued liabilities	—	91,599	—	2,456	—	94,055

Total current liabilities	46,000	154,263	—	(7,186)	(46,000)	147,077
Long-term debt	—	510,533	—	—	—	510,533
Other long-term liabilities	—	174,144	—	101	—	174,245
Redeemable common stock, common stock, paid-in capital, due from parent, accumulated deficit and accumulated other comprehensive loss	(189,937)	(189,949)	—	13,713	176,236	(189,937)

Total liabilities, redeemable common stock, common stock, paid-in capital, due from parent, accumulated deficit and accumulated other comprehensive loss	$(143,937)	$648,991	$—	$6,628	$130,236	$641,918

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED APRIL 1, 2012

(unaudited)

(dollars in thousands)

	Parent Guarantor	Issuer	Subsidiary Guarantors	Non- Guarantor Subsidiary	Eliminations	Consolidated
Net sales	$—	$220,379	$—	$12,465	$(13,214)	$219,630
Cost of sales	—	209,634	—	13,067	(13,089)	209,612

Gross profit (loss)	—	10,745	—	(602)	(125)	10,018
Selling, general and administrative expenses	—	33,873	—	498	—	34,371
Restructuring	—	25,436	—	—	—	25,436

Operating loss	—	(48,564)	—	(1,100)	(125)	(49,789)
Interest expense	—	15,102	—	—	(95)	15,007
Interest income	—	(12)	—	(95)	95	(12)
Loss in equity investments	64,694	896	—	—	(65,590)	—
Other loss (income)	—	122	—	(309)	32	(155)

Loss before income taxes	(64,694)	(64,672)	—	(696)	65,433	(64,629)
Provision for income taxes	—	22	—	43	—	65

Net loss	$(64,694)	$(64,694)	$—	$(739)	$65,433	$(64,694)

Comprehensive loss	$(64,264)	$(64,264)	$—	$(739)	$65,003	$(64,264)

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED APRIL 3, 2011

(unaudited)

(dollars in thousands)

	Parent Guarantor	Issuer	Subsidiary Guarantors	Non- Guarantor Subsidiary	Eliminations	Consolidated
Net sales	$—	$215,890	$—	$13,704	$(11,579)	$18,015
Cost of sales	—	170,630	—	12,384	(11,850)	171,164

Gross profit	—	45,260	—	1,320	271	46,851
Selling, general and administrative expenses	—	32,864	—	485	—	33,349
Litigation settlement	—	3,204	—	—	—	3,204

Operating income	—	9,192	—	835	271	10,298
Interest expense	—	16,226	—	—	(76)	16,150
Interest income	—	(37)	—	(76)	76	(37)
Loss (income) in equity investments	5,197	(1,421)	—	—	(3,776)	—
Other income	—	(431)	—	(441)	(101)	(973)

(Loss) income before income taxes	(5,197)	(5,145)	—	1,352	4,148	(4,842)
Provision for income taxes	—	52	—	303	—	355

Net (loss) income	$(5,197)	$(5,197)	$—	$1,049	$4,148	$(5,197)

Comprehensive (loss) income	$(5,505)	$(5,505)	$—	$1,049	$4,456	$(5,505)

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED APRIL 1, 2012

(unaudited)

(dollars in thousands)

	Parent Guarantor	Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiary	Eliminations	Consolidated
Cash flows from operating activities:
Net loss	$(64,694)	$(64,694)	$—	$(739)	$65,433	$(64,694)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	—	35,711	—	1	—	35,712
Other	—	11,555	—	(309)	—	11,246
Change in assets and liabilities, net	70,266	12,562	—	616	(65,433)	18,011

Net cash provided (used) by operating activities	5,572	(4,866)	—	(431)	—	275
Cash flows from investing activities:
Proceeds from sale of equipment	—	1	—	—	—	1
Additions to property, plant and equipment	—	(1,070)	—	—	—	(1,070)

Net cash used by investing activities	—	(1,069)	—	—	—	(1,069)
Cash flows from financing activities:
Payments relating to capital lease obligations	—	(8)	—	—	—	(8)
Proceeds from revolving line of credit	—	45,000	—	—	—	45,000
Payments of revolving line of credit	—	(45,000)	—	—	—	(45,000)
Payments of State of Ohio loans	—	(310)	—	—	—	(310)
Proceeds from municipal debt	—	300	—	—	—	300
Due to parent and affiliated companies, net	(5,567)	5,103	—	464	—	—
Payments to redeem common stock	(5)	—	—	—	—	(5)
Increase in cash overdraft	—	596	—	—	—	596

Net cash (used) provided by financing activities	(5,572)	5,681	—	464	—	573
Effect of foreign exchange rate changes on cash and cash equivalents	—	13	—	—	—	13
Change in cash and cash equivalents	—	(241)	—	33	—	(208)
Cash and cash equivalents at beginning of period	—	6,688	—	553	—	7,241

Cash and cash equivalents at end of period	$—	$6,447	$—	$586	$—	$7,033

APPLETON PAPERS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED APRIL 3, 2011

(unaudited)

(dollars in thousands)

	Parent Guarantor	Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiary	Eliminations	Consolidated
Cash flows from operating activities:
Net (loss) income	$(5,197)	$(5,197)	$—	$1,049	$4,148	$(5,197)
Adjustments to reconcile net (loss) income to net cash (used) provided by operating activities:
Depreciation and amortization	—	12,133	—	1	—	12,134
Other	—	1,624	—	(441)	—	1,183
Change in assets and liabilities, net	3,605	19,583	101	2,479	(4,148)	21,620

Net cash (used) provided by operating activities	(1,592)	28,143	101	3,088	—	29,740
Cash flows from investing activities:
Additions to property, plant and equipment	—	(3,981)	—	(14)	—	(3,995)

Net cash used by investing activities	—	(3,981)	—	(14)	—	(3,995)
Cash flows from financing activities:
Payments relating to capital lease obligations	—	(12)	—	—	—	(12)
Proceeds from revolving line of credit	—	41,750	—	—	—	41,750
Payments of revolving line of credit	—	(56,050)	—	—	—	(56,050)
Payments of State of Ohio loans	—	(298)	—	—	—	(298)
Due to (from) parent and affiliated companies, net	6,483	(3,554)	(101)	(2,828)	—	—
Decrease in cash overdraft	—	(3,037)	—	—	—	(3,037)

Net cash provided (used) by financing activities	6,483	(21,201)	(101)	(2,828)	—	(17,647)
Effect of foreign exchange rate changes on cash and cash equivalents	—	12	—	—	—	12
Change in cash and cash equivalents	4,891	2,973	—	246	—	8,110
Cash and cash equivalents at beginning of period	—	3,399	—	373	—	3,772

Cash and cash equivalents at end of period	$4,891	$6,372	$—	$619	$—	$11,882

Report of Independent Registered Public Accounting Firm

The Board of Directors

Hicks Acquisition Company II, Inc.:

We have audited the accompanying balance sheets of Hicks Acquisition Company II, Inc. (a development stage company) (the Company) as of December 31, 2011 and 2010, and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2011, the period June 15, 2010 (inception) through December 31, 2010, and the period June 15, 2010 (inception) to December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hicks Acquisition Company II, Inc. (a development stage company) as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended December 31, 2011, the period June 15, 2010 (inception) through December 31, 2010, and the period June 15, 2010 (inception) through December 31, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Hicks Acquisition Company II, Inc. will continue as a going concern. As more fully described in Note 1, the Company must consummate a business combination by July 14, 2012 or be dissolved and the Company has declining cash available outside of the trust account. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Hicks Acquisition Company II, Inc.’s internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 7, 2012 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG LLP

Dallas, Texas

March 7, 2012

Report of Independent Registered Public Accounting Firm

The Board of Directors

Hicks Acquisition Company II, Inc.:

We have audited Hicks Acquisition Company II, Inc.’s internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Hicks Acquisition Company II, Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Annual Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Hicks Acquisition Company II, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheets of Hicks Acquisition Company II, Inc. as of December 31, 2011 and 2010, and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2011, the period June 15, 2010 (inception) through December 31, 2010, and the period June 15, 2010 (inception) through December 31, 2011, and our report dated March 7, 2012 expressed an unqualified opinion on those financial statements. Our report dated March 7, 2012 contains an explanatory paragraph that the Company must consummate a business combination by July 14, 2012 or be dissolved and the Company has declining cash available outside of the trust account. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

Dallas, Texas

March 7, 2012

HICKS ACQUISITION COMPANY II, INC.

(A Development Stage Company)

BALANCE SHEETS

	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$1,091,579	$1,547,684
Cash equivalents held in trust	149,404,110	149,303,023
Other assets	34,023	170,255

Total assets	$150,529,712	$151,020,962

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$944,071	$291,243
Accounts payable and accrued expenses — related party	1,552	5,712
Deferred underwriters’ commission	4,500,000	4,500,000

Total current liabilities	5,445,623	4,796,955
Common stock, subject to possible redemption (at fair value): 14,221,734 shares at December 31, 2011 and 14,544,181 shares at December 31, 2010	140,084,080	141,223,998
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; none issued or outstanding at December 31, 2011 or December 31, 2010	—	—
Common stock, $0.0001 par value. Authorized 500,000,000 shares, 17,142,857 shares issued and outstanding (less 14,221,734 shares subject to possible redemption) at December 31, 2011 and 17,464,286 shares issued and outstanding (less 14,544,181 shares subject to possible redemption) at December 31, 2010	292	292
Additional paid-in capital	6,420,038	5,280,120
Deficit accumulated during the development stage	(1,420,321)	(280,403)

Total stockholders’ equity	5,000,009	5,000,009

Total liabilities and stockholders’ equity	$150,529,712	$151,020,962

See accompanying notes to financial statements.

HICKS ACQUISITION COMPANY II, INC.

(A Development Stage Company)

Statements of Operations

	Year Ended December 31, 2011	June 15, 2010 (inception) to December 31, 2010	June 15, 2010 (inception) to December 31, 2011 (cumulative)
Formation and operating costs	$—	$8,852	$8,852
Professional fees	265,276	189,702	454,978
Transaction expenses	589,841	18,638	608,479
Other general and administrative expenses	289,421	72,362	361,783
Loss from operations before other income (expense) and income tax expense	(1,144,538)	(289,554)	(1,434,092)
Other income (expense):
Interest income	185,315	53,876	239,191
State taxes, other than income taxes	(180,695)	(44,725)	(225,420)
Total other income	4,620	9,151	13,771
Loss before income tax expense	(1,139,918)	(280,403)	(1,420,321)
Income tax expense	—	—	—
Net loss	$(1,139,918)	$(280,403)	$(1,420,321)
Loss per common share:
Basic and diluted	$(0.07)	$(0.03)	$(0.10)
Average common shares outstanding:
Basic and diluted	17,200,098	8,861,607	14,248,420

See accompanying notes to financial statements.

HICKS ACQUISITION COMPANY II, INC.

(A Development Stage Company)

Statement of Stockholders’ Equity

Common Stock

	Shares	Amount	Additional paid-in capital	Deficit accumulated during the development stage	Stockholders’ equity
Initial capital from founding stockholders for cash	$3,285,714	$329	$24,671	$—	$25,000
Surrender of founding stockholder shares	(821,428)	(82)	82	—	—
Sale of 15,000,000 units, net of underwriters’ commissions and offering costs	15,000,000	1,500	141,477,910	—	141,479,410
Proceeds from issuance of sponsor warrants	—	—	5,000,000	—	5,000,000
Common stock subject to possible redemption of 14,544,181 shares (at fair market value)	—	(1,455)	(141,222,543)	—	(141,223,998)
Net loss	—	—	—	(280,403)	(280,403)
Balance at December 31, 2010	17,464,286	292	5,280,120	(280,403)	5,000,009
Surrender of founding stockholder shares	(321,429)	(32)	32	—	—
Net loss	—	—	—	(1,139,918)	(1,139,918)
Change in shares subject to possible redemption to 14,221,734 shares (at fair market value)	—	32	1,139,886	—	1,139,918
Balance at December 31, 2011	$17,142,857	$292	$6,420,038	$(1,420,321)	$5,000,009
See accompanying notes to financial statements.

HICKS ACQUISITION COMPANY II, INC.

(A Development Stage Company)

Statements of Cash Flows

	Year Ended December 31, 2011	June 15, 2010 (inception) to December 31, 2010	June 15, 2010 (inception) to December 31, 2011 (cumulative)
Cash flows from operating activities:
Net loss	$(1,139,918)	$(280,403)	$(1,420,321)
Change in operating assets and liabilities:
Accounts payable and accrued expenses	648,668	93,962	742,630
Other current assets	136,232	(170,255)	(34,023)

Net cash used in operating activities	(355,018)	(356,696)	(711,714)
Cash flows from investing activities:
Purchase of cash equivalents held in trust	—	(149,250,000)	(149,250,000)
Proceeds from sale of cash equivalents held in trust	81,628	—	81,628
Interest earned on cash equivalents held in trust	(182,715)	(53,023)	(235,738)

Net cash used in investing activities	(101,087)	(149,303,023)	(149,404,110)
Cash flows from financing activities:
Proceeds from note payable — related party	—	225,000	225,000
Payment on note payable — related party	—	(225,000)	(225,000)
Proceeds from the sale of common stock to founders	—	25,000	25,000
Proceeds from the sale of sponsor warrants	—	5,000,000	5,000,000
Proceeds from initial public offering, net of underwriters’ commission and offering costs paid	—	146,182,403	146,182,403

Net cash provided by financing activities	—	151,207,403	151,207,403

(Decrease)/Increase in cash and cash equivalents	(456,105)	1,547,684	1,091,579
Cash and cash equivalents at beginning of period	1,547,684	—	—

Cash and cash equivalents at end of period	$1,091,579	$1,547,684	$1,091,579

Supplemental disclosure of noncash activities:
Accrual of deferred underwriters’ commission	$—	$4,500,000	$4,500,000
Cash paid during the period for:
Interest	$—	$—	$—
Income taxes	$—	$—	$—

See accompanying notes to financial statements.

HICKS ACQUISITION COMPANY II, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2011

Note 1 — Organization and Nature of Business Operations

Hicks Acquisition Company II, Inc. (the “Company”) is a blank check company formed In Delaware on June 15, 2010 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The Company’s sponsor is HH-HACII, L.P. (the “Sponsor”). Through December 31, 2011, the Company’s efforts have been limited to activities relating to the organization of the Company, the Offering (as defined below), identifying and evaluating prospective acquisition candidates and general corporate matters. The Company has not generated any revenues, other than interest income earned on the proceeds held in the trust account established in connection with the Offering. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company’s initial public offering (the “Offering”) was declared effective October 8, 2010. The Company consummated the Offering on October 14, 2010 and received proceeds of approximately $145.25 million, net of the underwriters’ commissions of $3.00 million and offering costs and other expenses of $1.75 million. In the Offering, the Company sold to the public 15,000,000 Units (as defined below in Note 4) at a price of $10.00 per Unit. Simultaneously with the consummation of the Offering, the Company consummated the private sale of 6,666,667 warrants (“Sponsor Warrants”) to the Sponsor at a price of $0.75 per Sponsor Warrant, generating gross proceeds, before expenses, of $5.00 million (the “Private Placement”). Net proceeds received by the Company from the consummation of both the Offering and the Private Placement totaled approximately $150.25 million, net of underwriters’ commissions and offering costs. $149.25 million of the net proceeds were placed in a trust account at JPMorgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee. The remaining $1.00 million of net proceeds were held outside of the trust and were placed in a money market account with JPMorgan Chase Bank, N.A.

Except for a portion of the interest income earned on the trust account balance that may be released to the Company to pay any income and franchise taxes and to fund the Company’s working capital requirements, and any amounts necessary to purchase up to 15% of the shares of the Company’s common stock issued as part of the Units described in Note 4 (the “Public Shares”) if the Company seeks stockholder approval for its initial business combination, none of the funds held in the trust account will be released until the earlier of the completion of the Company’s initial business combination and the redemption of 100% of the Public Shares if the Company is unable to consummate a business combination by July 14, 2012 (subject to the requirements of law). The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the holders of Public Shares (the “Public Stockholders”).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts in identifying prospective target businesses are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business combination. Instead, the Company is focusing on various industries and target businesses that may provide significant opportunities for growth.

The Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less franchise and income taxes payable, upon the consummation of the Company’s initial business combination, subject to the limitations described herein. There will be no redemption rights with respect to outstanding warrants, which will expire worthless in the event the Company does not consummate a business combination. After signing a definitive agreement for the Company’s initial business combination, the Company will provide the Public

HICKS ACQUISITION COMPANY II, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2011

Stockholders with the opportunity to redeem their shares either by means of a tender offer or in connection with a stockholder vote seeking approval of the Company’s initial business combination at a stockholder meeting held for such purpose. The decision as to whether the Company allows the Public Stockholders to redeem their shares by means of a tender offer or in connection with a stockholder vote will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. In the event the Company elects to consummate its initial business combination and conduct the redemptions without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which regulate issuer tender offers, the Company will file tender offer documents with the Securities and Exchange Commission (the “SEC”). The tender offer documents will contain substantially the same financial and other information about the Company’s initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. In the event the Company conducts redemptions pursuant to the tender offer rules, its offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act. If, however, the Company elects to hold a stockholder vote or a stockholder vote is required by law, the Company will, like other blank check companies, conduct the redemptions pursuant to the proxy rules and not pursuant to the tender offer rules. If accepting all properly submitted redemption requests would cause the net tangible assets of the Company to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition for the relevant business combination, the Company would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. If the Company’s initial business combination is not completed, then Public Stockholders exercising their redemption rights will not be entitled to receive redemption payments. If the Company holds a vote to approve its initial business combination, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 10% of the shares sold in the Offering.

If the Company seeks stockholder approval, the Company will consummate its initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, the Initial Stockholders (as defined below in Note 6) and James C. Musselman, who joined the Company’s board of directors effective upon the listing of the Company’s securities on the NASDAQ Capital Market (“NASDAQ”), have agreed to vote their Founder Shares (as defined below in Note 6) in accordance with the majority of the votes cast by the Public Stockholders and to vote any Public Shares purchased during or after the Offering in favor of the Company’s initial business combination. In addition, the Initial Stockholders and Mr. Musselman have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares they may hold in connection with the consummation by the Company of a business combination.

If the Company does not effect a business combination by July 14, 2012, the Company will:

•	cease all operations except for the purpose of winding up;

•

as promptly as reasonably possible, redeem 100% of its Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to the Company from the trust account to pay dissolution expenses, divided by the number of then outstanding Public Shares, together with the contingent right to receive, following the Company’s dissolution, a pro rata share of the balance of the Company’s net assets that would otherwise be payable to holders of the Company’s common stock under Delaware law, if any; and

HICKS ACQUISITION COMPANY II, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2011

•	as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate;

subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Initial Stockholders and Mr. Musselman have agreed to waive their redemption rights with respect to their Founder Shares if the Company fails to consummate a business combination within the 21-month time period, although the Initial Stockholders and Mr. Musselman will be entitled to redemption with respect to any Public Shares they hold if the Company fails to consummate a business combination within such time period. In the event of a liquidation, it is likely that the per-share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Offering.

While the Company hopes to successfully complete a business combination within the time frame discussed above, there is no assurance that the Company will be able to successfully complete a business combination within such time frame. That factor and the Company’s declining cash available outside of the trust account raise substantial doubt about the Company’s ability to continue as a going concern.

Note 2 — Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Company follows the Financial Accounting Standard Board’s Accounting Standards Codification (the “Codification”). The Codification is the single source of authoritative accounting principles applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP.

Note 3 — Summary of Significant Accounting Policies

(a) Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At times, cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit. The Company maintains its accounts with financial institutions with high credit ratings.

(b) Cash Equivalents Held in Trust

Cash equivalents held in trust are with JPMorgan Chase Bank, N.A., and Continental Stock Transfer & Trust Company serves as the trustee. The cash equivalents held in trust at December 31, 2011 and December 31, 2010 are invested in the JPMorgan Liquid Assets Money Market Fund, which meets the requirements of Rule 2a-7 under the Investment Company Act.

(c) Fair Value of Financial Instruments

Unless otherwise disclosed, the fair values of financial instruments, including cash and cash equivalents and the cash equivalents held in trust, approximate their carrying amount due primarily to their short-term nature.

HICKS ACQUISITION COMPANY II, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2011

Common Stock, Subject to Possible Redemption, is stated at fair market value at December 31, 2011 and December 31, 2010. The fair market value is different from the per Public Share amount held in the trust account.

(d) Loss per Common Share

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

The weighted average common shares issued and outstanding of 17,200,098 for the year ended December 31, 2011 takes into effect the 17,464,286 shares outstanding at the beginning of the period and the surrender of an aggregate of 321,429 of such shares by the Initial Stockholders to the Company for cancellation on March 7, 2011 in connection with the underwriters’ election to not exercise their over-allotment option. The weighted average common shares issued and outstanding of 8,861,607 for the period from June 15, 2010 (inception) to December 31, 2010 takes into effect the 3,285,714 shares originally outstanding, the surrender of 821,428 of such shares on October 8, 2010 by the Initial Stockholders due to the reduction in size of the Offering and the 15,000,000 shares sold in the Offering and outstanding since October 14, 2010.

The 21,666,667 warrants issued in the Offering and the Private Placement are contingently issuable shares and are excluded from the calculation of diluted earnings per share because they are anti-dilutive.

(e) Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(f) Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company evaluates the uncertainty in tax positions taken or expected to be taken in the course of preparing the Company’s financial statements to determine whether the tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax positions deemed not to meet the “more likely than not” threshold would be recorded as a tax expense in the current period. The Company had no uncertain tax positions at December 31, 2011 or December 31, 2010.

(g) Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 4 — Initial Public Offering

On October 14, 2010, the Company sold to the public 15,000,000 units (“Units”) at a price of $10.00 per Unit. Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share, and one warrant. Each warrant entitles the holder to purchase one share of the Company’s common stock at a price of $12.00 per share, subject to adjustment. The warrants will become exercisable 30 days after the completion of the

HICKS ACQUISITION COMPANY II, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2011

Company’s initial business combination, provided that the Company has an effective registration statement under the Securities Act of 1933, as amended, covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, and will expire five years after the completion of the Company’s initial business combination, or earlier upon redemption or liquidation. Once the warrants become exercisable, the Company may redeem the outstanding warrants, in whole and not in part, at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sales price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third business day before the Company sends the notice of redemption to the warrant holders.

The underwriters were granted a 45-day option to purchase up to an additional 2,250,000 Units to cover over-allotment, if any. The option expired on November 22, 2010 and was not exercised.

Note 5 — Related Party Transactions

(a) Note Payable — Related Party

The Company issued an aggregate of $225,000 in an unsecured promissory note to Thomas O. Hicks, the Company’s founder and chairman of the board, on June 15, 2010. The note was non-interest bearing and was paid in full on October 14, 2010.

(b) Services Agreement

The Company has agreed to pay $10,000 a month for office space, administrative services and secretarial support to Hicks Holdings Operating LLC, an affiliate of the Company’s founder and chairman of the board, Mr. Hicks. Services commenced on October 14, 2010, and will terminate upon the earlier of the consummation by the Company of an initial business combination and the liquidation of the Company.

(c) Sponsor Warrants

On October 14, 2010, the Sponsor purchased an aggregate of 6,666,667 warrants at price of $0.75 per warrant (for a total purchase price of $5.00 million) from the Company in the Private Placement. Mr. Hicks, the Company’s founder and chairman of the board, is the sole member of HH-HACII GP, LLC, which is the general partner of the Sponsor. In addition, all of the Company’s executive officers are limited partners of the Sponsor. The Sponsor will be permitted to transfer the Sponsor Warrants held by it to the Company’s officers, directors and other persons or entities affiliated with the Sponsor and in certain other limited circumstances, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the Sponsor. Otherwise, the Sponsor Warrants will not be transferable, assignable or salable by the Sponsor until 30 days after the completion of the Company’s initial business combination. The Sponsor Warrants will be non-redeemable so long as they are held by the Sponsor or the Sponsor’s permitted transferees. The Sponsor Warrants may be exercised for cash or on a cashless basis. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the warrants being sold as part of the Units in the Offering.

(d) Accounts Payable and Accrued Expenses

Related party accounts payable and accrued expenses of $1,552 and $5,712 at December 31, 2011 and December 31, 2010, respectively, relate primarily to travel costs.

HICKS ACQUISITION COMPANY II, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2011

Note 6 — Founder Shares

On June 15, 2010, the Sponsor purchased 3,285,714 shares of common stock (“Founder Shares”) for an aggregate purchase price of $25,000, or $0.0076 per share. On July 30, 2010, the Sponsor transferred an aggregate of 32,856 Founder Shares to William A. Montgomery and William F. Quinn, each of whom serve on the Company’s board of directors. The Sponsor, together with Messrs. Montgomery and Quinn, are referred to as the “Initial Stockholders.”

The Founder Shares are identical to the shares of common stock included in the Units sold in the Offering except that:

•	the Founder Shares are subject to certain transfer restrictions, as described in more detail below; and

•

the Initial Stockholders and Mr. Musselman have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the consummation of the Company’s initial business combination and to waive their redemption rights with respect to their Founder Shares if the Company fails to consummate its initial business combination within 21 months from the closing of the Offering, although they will be entitled to redemption rights with respect to any Public Shares they hold if the Company fails to consummate its initial business combination within such time period.

If the Company submits its initial business combination to the Company’s Public Stockholders for a vote, the Initial Stockholders and Mr. Musselman have agreed to vote their Founder Shares in accordance with the majority of the votes cast by the Public Stockholders and to vote any Public Shares purchased during or after the Offering in favor of the Company’s initial business combination.

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to the Company’s officers and directors and other persons or entities affiliated with the Initial Stockholders or Mr. Musselman, each of whom will be subject to the same transfer restrictions) until the earlier of one year after the completion of the Company’s initial business combination or earlier if, subsequent to the Company’s business combination, the last sales price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination and the date on which the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

On October 8, 2010, in connection with the decrease in the size of the Offering on that date, the Initial Stockholders returned to the Company, for no consideration, 821,428 Founder Shares for cancellation so that the Initial Stockholders would collectively own 12.5% of the Company’s issued and outstanding shares after the Offering. Simultaneously with the closing of the Offering, the Initial Stockholders agreed to forfeit up to 321,429 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, as described in Note 4. The over-allotment option was not exercised and the shares were forfeited on March 7, 2011. On January 13, 2012, the Sponsor transferred 10,714 Founder Shares to James C. Musselman in connection with Mr. Musselman’s appointment to the Company’s board of directors, which appointment became effective upon the listing of the Company’s securities on NASDAQ.

A portion of the Founder Shares in an amount equal to 2.5% of the Company’s issued and outstanding shares immediately after the Offering will be subject to forfeiture by the Initial Stockholders and Mr. Musselman in the event the last sales price of the Company’s stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of the Company’s initial business combination.

HICKS ACQUISITION COMPANY II, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2011

Note 7 — Stockholders’ Equity

(a) Preferred Stock

The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. No preferred shares were issued or outstanding as of December 31, 2011 and December 31, 2010.

(b) Common Stock

The authorized common stock of the Company includes up to 500,000,000 shares. Holders of shares of common stock are entitled to one vote for each share of common stock. In addition, holders of shares of common stock are entitled to receive dividends when, as and if declared by the Company’s board of directors. The Company had 17,142,857 shares issued and outstanding at December 31, 2011 and 17,464,286 shares issued and outstanding at December 31, 2010.

Note 8 — Income Taxes

The Company recorded a net deferred tax asset as follows:

	December 31, 2011	December 31, 2010
Organization costs	$38,299	$41,075
Acquisition costs	31,388	6,338
Net operating loss	413,174	47,913

Gross deferred tax asset	482,861	95,326

Valuation allowance	(482,861)	(95,326)

Net deferred tax asset	$—	$—

Management determined that it is more likely than not that the Company will not realize the tax benefits associated with its deferred tax assets and has therefore recorded a full valuation allowance. The effective tax rate of zero differs from the statutory rate of 34% due to the establishment and increase of the valuation allowance.

HICKS ACQUISITION COMPANY II, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2011

Note 9 — Quarterly Results of Operations (Unaudited)

The following table sets forth unaudited quarterly results of operations for the year ended December 31, 2011 and the period from June 15, 2010 (inception) to December 31, 2010. This unaudited quarterly information has been derived from the Company’s unaudited financial statements and, in the Company’s opinion, includes all adjustments, including normal recurring adjustments, necessary for a fair presentation of the information for the periods covered. The operating results for any quarter are not necessarily indicative of the operating results for any future period.

	Three Months Ended				Year Ended December 31, 2011
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
Loss from operations before other income (expense) and income tax expense	$(151,140)	$(194,913)	$(144,297)	$(654,186)	$(1,144,538)

Net loss	$(141,160)	$(197,505)	$(150,339)	$(650,914)	$(1,139,918)
Loss per common share:
Basic and diluted	$(0.01)	$(0.01)	$(0.01)	$(0.04)	$(0.07)
Average common shares outstanding:
Basic and diluted	17,375,000	17,142,857	17,142,857	17,143,857	17,200,098

	Period from June 15 (inception) to June 30, 2010	Three Months Ended		Period from June 15 (inception) to December 31, 2010
		September 30, 2010	December 31, 2010
Loss from operations before other income (expense) and income tax expense	$(63,117)	$(28,859)	$(197,578)	$(289,554)
Net loss	$(63,117)	$(28,859)	$(188,427)	(280,403)
Loss per common share:
Basic and diluted	$(0.02)	$(0.01)	$(0.01)	$(0.03)
Average common shares outstanding:
Basic and diluted	3,285,714	3,285,714	15,407,221	8,861,607

Note 10 — Subsequent Events

As described in Note 6, on January 13, 2012, the Sponsor transferred 10,714 Founder Shares to James C. Musselman in connection with Mr. Musselman’s appointment to the Company’s board of directors, which appointment became effective upon the listing of the Company’s securities on NASDAQ.

On January 27, 2012, the Company’s units, common stock and warrants were approved for listing on NASDAQ. The Company’s units, common stock and warrants began trading on NASDAQ on February 1, 2012 under the symbols “HKACU,” “HKAC” and “HKACW,” respectively. Prior to February 1, 2012, the Company’s units, common stock and warrants were quoted on the Over-the-Counter Bulletin Board quotation system under the symbols “HKACU,” “HKAC” and “HKACW,” respectively.

HICKS ACQUISITION COMPANY II, INC.

(A Development Stage Company)

CONDENSED BALANCE SHEETS

	March 31, 2012 (unaudited)	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$785,961	$1,091,579
Cash equivalents held in trust	149,336,982	149,404,110
Other assets	2,617	34,023

Total assets	$150,125,560	$150,529,712

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,050,000	$944,071
Accounts payable and accrued expenses — related party	15,631	1,552
Deferred underwriters’ commission	4,500,000	4,500,000

Total current liabilities	5,565,631	5,445,623
Common stock, subject to possible redemption (at fair value): 14,040,234 shares at March 31, 2012 and 14,221,734 shares at December 31, 2011	139,559,926	140,084,080
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; none issued or outstanding at March 31, 2012 and December 31, 2011	—	—
Common stock, $0.0001 par value. Authorized 500,000,000 shares, 17,142,857 shares issued and outstanding (less 14,040,234 shares subject to possible redemption) at March 31, 2012 and 17,142,857 shares issued and outstanding (less 14,221,734 shares subject to possible redemption) at December 31, 2011	298	292
Additional paid-in capital	6,944,186	6,420,038
Deficit accumulated during the development stage	(1,944,481)	(1,420,321)

Total stockholders’ equity	5,000,003	5,000,009

Total liabilities and stockholders’ equity	$150,125,560	$150,529,712

See accompanying notes to condensed financial statements.

HICKS ACQUISITION COMPANY II, INC.

(A Development Stage Company)

Condensed Statements of Operations

(unaudited)

	Three Months Ended		June 15, 2010 (inception) to March 31, 2012
	March 31, 2012	March 31, 2011
Formation and operating costs	$—	$—	$8,852
Professional fees	264,591	83,460	719,569
Transaction expenses	118,389	655	726,868
Other general and administrative expenses	173,055	67,025	534,838

Loss from operations before other income (expense) and income tax expense	(556,035)	(151,140)	(1,990,127)
Other income (expense):
Interest income	77,839	55,676	317,030
State taxes, other than income taxes	(45,964)	(45,696)	(271,384)

Total other income, net	31,875	9,980	45,646

Loss before income tax expense	(524,160)	(141,160)	(1,944,481)

Income tax expense	—	—	—
Net loss	$524,160)	$(141,160)	$(1,944,481)
Loss per common share:
Basic and diluted	$(0.03)	$(0.01)	$(0.13)

Weighted average common shares outstanding:
Basic and diluted	17,142,857	17,375,000	14,649,935

See accompanying notes to condensed financial statements.

HICKS ACQUISITION COMPANY II, INC.

(A Development Stage Company)

Condensed Statement of Stockholders’ Equity

	Common Stock		Additional paid-in capital	Deficit accumulated during the development stage	Stockholders’ equity
	Shares	Amount
Initial capital from founding stockholders for cash	$3,285,714	$329	$24,671	$—	$25,000
Surrender of founding stockholder shares	(821,428)	(82)	82	—	—
Sale of 15,000,000 units, net of underwriters’ commissions and offering costs	15,000,000	1,500	141,477,910	—	141,479,410
Proceeds from issuance of sponsor warrants	—	—	5,000,000	—	5,000,000
Common stock subject to possible redemption of 14,544,181 shares (at fair market value)	—	(1,455)	(141,222,543)	—	(141,223,998)
Net loss	—	—	—	(280,403)	(280,403)

Balance at December 31, 2010	17,464,286	292	5,280,120	(280,403)	5,000,009

Surrender of founding stockholder shares	(321,429)	(32)	32	—	—
Net loss	—	—	—	(1,139,918)	(1,139,918)
Change in shares subject to possible redemption to 14,221,734 shares (at fair market value)	—	32	1,139,886	—	139,918

Balance at December 31, 2011	$17,142,857	$292	$6,420,038	$(1,420,321)	$5,000,009

Net loss	—	—	—	(524,160)	(524,160)
Change in shares subject to possible redemption to 14,040,234 shares (at fair market value)	—	6	524,148	—	524,154

Balance at March 31, 2012 (unaudited)	$17,142,857	$298	$6,944,186	$(1,944,481)	$5,000,003

See accompanying notes to condensed financial statements.

HICKS ACQUISITION COMPANY II, INC.

(A Development Stage Company)

Condensed Statements of Cash Flows

(unaudited)

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011	June 15, 2010 (inception) to March 31, 2012
Cash flows from operating activities:
Net loss	$(524,160)	$(141,160)	$(1,944,481)
Change in operating assets and liabilities:
Accounts payable and accrued expenses	120,008	(18,963)	862,638
Other current assets	31,406	36,256	(2,617)

Net cash used in operating activities	(372,746)	(123,867)	(1,084,460)
Cash flows from investing activities:
Purchase of cash equivalents held in trust	—	—	(149,250,000)
Proceeds from sale of cash equivalents held in trust	144,560	44,725	226,188
Interest earned on cash equivalents held in trust	(77,432)	(54,945)	(313,170)

Net cash provided by/(used in) investing activities	67,128	(10,220)	(149,336,982)
Cash flows from financing activities:
Proceeds from note payable — related party	—	—	225,000
Payment on note payable — related party	—	—	(225,000)
Proceeds from the sale of common stock to founders	—	—	25,000
Proceeds from the sale of sponsor warrants	—	—	5,000,000
Proceeds from initial public offering, net of underwriters’ commission and offering costs paid	—	—	146,182,403

Net cash provided by financing activities	—	—	151,207,403

(Decrease)/Increase in cash and cash equivalents	(305,618)	(134,087)	785,961
Cash and cash equivalents at beginning of period	1,091,579	1,547,684	—

Cash and cash equivalents at end of period	$785,961	$1,413,597	$785,961

Supplemental disclosure of noncash activities:
Accrual of deferred underwriters’ commission	$—	$—	$4,500,000
Cash paid during the period for:
Interest	$—	$—	$—
Income taxes	$—	$—	$—

See accompanying notes to condensed financial statements.

HICKS ACQUISITION COMPANY II, INC.

(a Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 1 — Interim Financial Information

These unaudited condensed financial statements as of March 31, 2012, the results of operations for the three months ended March 31, 2012 and 2011 and the period from June 15, 2010 (inception) through March 31, 2012, and cash flows for the three months ended March 31, 2012 and 2011 and the period from June 15, 2010 (inception) to March 31, 2012, have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements of Hicks Acquisition Company II, Inc. (the “Company”). In the opinion of management, all adjustments necessary for a fair presentation have been included and are of a normal recurring nature. Interim results are not necessarily indicative of the results that may be expected for the year.

These unaudited condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2012.

Note 2 — Organization and Nature of Business Operations

The Company is a blank check company formed in Delaware on June 15, 2010 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The Company’s sponsor is HH-HACII, L.P. (the “Sponsor”). Through March 31, 2012, the Company’s efforts have been limited to activities relating to the organization of the Company, the Offering (as defined below), identifying and evaluating prospective acquisition candidates and general corporate matters. The Company has not generated any revenues, other than interest income earned on the proceeds held in the trust account established in connection with the Offering. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company’s initial public offering (the “Offering”) was declared effective October 8, 2010. The Company consummated the Offering on October 14, 2010 and received proceeds of approximately $145.25 million, net of the underwriters’ commissions of $3.00 million and offering costs and other expenses of $1.75 million. In the Offering, the Company sold to the public 15,000,000 Units (as defined below in Note 4) at a price of $10.00 per Unit. Simultaneously with the consummation of the Offering, the Company consummated the private sale of 6,666,667 warrants (“Sponsor Warrants”) to the Sponsor at a price of $0.75 per Sponsor Warrant, generating gross proceeds, before expenses, of $5.00 million (the “Private Placement”). Net proceeds received by the Company from the consummation of both the Offering and Private Placement totaled approximately $150.25 million, net of underwriters’ commissions and offering costs. $149.25 million of the net proceeds were placed in a trust account at JPMorgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee. The remaining $1.00 million of net proceeds were held outside of the trust and were placed in a money market account with JPMorgan Chase Bank, N.A.

Except for a portion of the interest income earned on the trust account balance that may be released to the Company to pay any income and franchise taxes and to fund the Company’s working capital requirements, and any amounts necessary to purchase up to 15% of the Company’s shares of common stock issued as part of the Units described in Note 4 (the “Public Shares”) if the Company seeks stockholder approval of its initial business

HICKS ACQUISITION COMPANY II, INC.

(a Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

combination, none of the funds held in the trust account will be released until the earlier of the completion of the Company’s initial business combination and the redemption of 100% of the Public Shares if the Company is unable to consummate a business combination by July 14, 2012 (subject to the requirements of law). The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the holders of Public Shares (the “Public Stockholders”).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts in identifying prospective target businesses are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business combination. Instead, the Company is focusing on various industries and target businesses that may provide significant opportunities for growth.

The Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less franchise and income taxes payable, upon the consummation of the Company’s initial business combination, subject to the limitations described herein. There will be no redemption rights with respect to outstanding warrants, which will expire worthless in the event the Company does not consummate a business combination.

In the event that the Company enters into a definitive agreement for its initial business combination, the Company will provide the Public Stockholders the opportunity to redeem their shares either by means of a tender offer or in connection with a stockholder vote seeking approval of the initial business combination at a stockholder meeting held for such purpose. The decision as to whether the Company allows its Public Stockholders to redeem their shares by means of a tender offer or in connection with a stockholder vote will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. In the event the Company elects to consummate its initial business combination and conduct the redemptions without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which regulate issuer tender offers, the Company will file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about the Company’s initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. In the event the Company conducts redemptions pursuant to the tender offer rules, its offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act. If, however, the Company elects to hold a stockholder vote or a stockholder vote is required by law, the Company will conduct the redemptions pursuant to the proxy rules and not pursuant to the tender offer rules. If accepting all properly submitted redemption requests would cause the net tangible assets of the Company to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition for the relevant business combination, the Company would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. If the Company’s initial business combination is not completed, then Public Stockholders exercising their redemption rights will not be entitled to receive redemption payments.

If the Company seeks stockholder approval, the Company will consummate its initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, the Initial Stockholders (as defined below in Note 6) and James C. Musselman, a

HICKS ACQUISITION COMPANY II, INC.

(a Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

member of the Company’s board of directors, have agreed to vote their Founder Shares (as defined below in Note 6) in accordance with the majority of the votes cast by the Public Stockholders and to vote any Public Shares purchased during or after the Offering in favor of the Company’s initial business combination. In addition, the Initial Stockholders and Mr. Musselman have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares they may hold in connection with the consummation by the Company of a business combination. If the Company holds a vote to approve its initial business combination, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 10% of the shares sold in the Offering.

If the Company does not effect a business combination by July 14, 2012, the Company will:

•	cease all operations except for the purpose of winding up;

•

as promptly as reasonably possible, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to the Company from the trust account to pay dissolution expenses, divided by the number of then outstanding Public Shares, together with the contingent right to receive, following the Company’s dissolution, a pro rata share of the balance of the Company’s net assets that would otherwise be payable to holders of the Company’s common stock under Delaware law, if any; and

•	as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate;

subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Initial Stockholders and Mr. Musselman have agreed to waive their redemption rights with respect to their Founder Shares if the Company fails to consummate a business combination by July 14, 2012, which is the date that is 21 months after the closing of the Offering, although the Initial Stockholders will be entitled to redemption with respect to any Public Shares they hold if the Company fails to consummate a business combination within such time period. In the event of a liquidation, it is likely that the per-share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Offering.

There can be no assurance that the Company will be able to successfully complete an initial business combination by July 14, 2012. That factor and the Company’s declining cash available outside of the trust account raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Note 3 — Summary of Significant Accounting Policies

(a) Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At times, cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit. The Company maintains its accounts with financial institutions with high credit ratings.

HICKS ACQUISITION COMPANY II, INC.

(a Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

(b) Cash Equivalents Held in Trust

Cash equivalents held in trust are with JPMorgan Chase Bank, N.A., and Continental Stock Transfer & Trust Company serves as the trustee. The cash equivalents held in trust at March 31, 2012 and December 31, 2011 were invested in the JPMorgan Liquid Assets Money Market Fund, which meets the requirements of Rule 2a-7 under the Investment Company Act of 1940, as amended.

(c) Fair Value of Financial Instruments

Unless otherwise disclosed, the fair values of financial instruments, including cash and cash equivalents and the cash equivalents held in trust, approximate their carrying amount due primarily to their short-term nature.

Common Stock, Subject to Possible Redemption, is stated at fair market value at March 31, 2012 and December 31, 2011. The fair market value is different from the per Public Share amount held in the trust account.

(d) Loss per Common Share

Loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. The weighted average common shares issued and outstanding of 17,142,857 for the three months ended March 31, 2012 takes into effect the 17,142,857 shares outstanding at the beginning and end of such three month period. The weighted average common shares issued and outstanding of 17,375,000 for the three months ended March 31, 2011 takes into effect the 17,464,286 shares outstanding at the beginning of such three month period and the surrender of 321,429 of such shares by the Initial Stockholders to the Company for cancellation on March 7, 2011 in connection with the underwriters’ election to not exercise their over-allotment option. The weighted average common shares issued and outstanding of 14,649,935 for the period from June 15, 2010 (inception) through March 31, 2012 takes into effect the 3,285,714 shares originally outstanding, the surrender of 821,428 of such shares on October 8, 2010 by the Initial Stockholders in connection with the reduction in the size of the Offering, the 15,000,000 shares sold in the Offering and outstanding since October 14, 2010 and the surrender of 321,429 shares of common stock by the Initial Stockholders to the Company for cancellation on March 7, 2011 in connection with the underwriters’ election to not exercise their over-allotment option.

The 21,666,667 warrants issued in the Offering and the Private Placement are contingently issuable shares and are excluded from the calculation of diluted earnings per share because they are anti-dilutive.

(e) Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(f) Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

HICKS ACQUISITION COMPANY II, INC.

(a Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

The Company evaluates the uncertainty in tax positions taken or expected to be taken in the course of preparing the Company’s financial statements to determine whether the tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax positions deemed not to meet the “more likely than not” threshold would be recorded as a tax expense in the current period. The Company had no uncertain tax positions at March 31, 2012 or December 31, 2011.

(g) Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 4 — Initial Public Offering

On October 14, 2010, the Company sold to the public 15,000,000 units (“Units”) at a price of $10.00 per Unit. Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share, and one warrant. Each warrant entitles the holder to purchase one share of the Company’s common stock at a price of $12.00 per share, subject to adjustment. The warrants will become exercisable on the later of 30 days after the completion of the Company’s initial business combination and October 14, 2011, provided in each case that the Company has an effective registration statement under the Securities Act of 1933, as amended, covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, and will expire five years after the completion of the Company’s initial business combination, or earlier upon redemption or liquidation. Once the warrants become exercisable, the Company may redeem the outstanding warrants, in whole and not in part, at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sales price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third business day before the Company sends the notice of redemption to the warrant holders.

The underwriters were granted a 45-day option to purchase up to an additional 2,250,000 Units to cover over-allotments, if any. The option expired on November 22, 2010 and was not exercised.

Note 5 — Related Party Transactions

(a) Note Payable — Related Party

The Company issued an aggregate of $225,000 in an unsecured promissory note to Thomas O. Hicks, the Company’s founder and chairman of the board, on June 15, 2010. The note was non-interest bearing and was paid in full on October 14, 2010.

(b) Services Agreement

The Company has agreed to pay $10,000 a month for office space, administrative services and secretarial support to Hicks Holdings Operating LLC, an affiliate of the Company’s founder and chairman of the board, Mr. Hicks. Services commenced on October 14, 2010 and will terminate upon the earlier of the consummation by the Company of an initial business combination and the liquidation of the Company.

HICKS ACQUISITION COMPANY II, INC.

(a Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

(c) Sponsor Warrants

On October 14, 2010, the Sponsor purchased an aggregate of 6,666,667 warrants at price of $0.75 per warrant (for a total purchase price of $5.00 million) from the Company in the Private Placement. Mr. Hicks, the Company’s founder and chairman of the board, is the sole member of HH-HACII GP, LLC, which is the general partner of the Sponsor. In addition, all of the Company’s executive officers are limited partners of the Sponsor. The Sponsor is permitted to transfer the Sponsor Warrants held by it to the Company’s officers, directors, and other persons or entities affiliated with the Sponsor and in certain other limited circumstances, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the Sponsor. Otherwise, the Sponsor Warrants will not be transferable, assignable or salable by the Sponsor until 30 days after the completion of the Company’s initial business combination. The Sponsor Warrants are non-redeemable so long as they are held by the Sponsor or the Sponsor’s permitted transferees. The Sponsor Warrants may be exercised for cash or on a cashless basis. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the warrants sold as part of the Units in the Offering.

(d) Accounts Payable and Accrued Expenses

Related party accounts payable and accrued expenses of $15,631 and $1,552 at March 31, 2012 and December 31, 2011, respectively, relate primarily to travel costs.

Note 6 — Founder Shares

On June 15, 2010, the Sponsor purchased 3,285,714 shares of common stock (“Founder Shares”) for an aggregate purchase price of $25,000, or $0.0076 per share. On July 30, 2010, the Sponsor transferred an aggregate of 32,856 Founder Shares to William A. Montgomery and William F. Quinn, each of whom serve on the Company’s board of directors. The Sponsor, together with Messrs. Montgomery and Quinn, are referred to as the “Initial Stockholders.” On January 13, 2012, the Sponsor transferred 10,714 Founder Shares to James C. Musselman in connection with Mr. Musselman’s appointment to the Company’s board of directors, which appointment became effective upon the listing of the Company’s securities on the NASDAQ Capital Market on February 1, 2012.

The Founder Shares are identical to the shares of common stock included in the Units sold in the Offering except that:

•	the Founder Shares are subject to certain transfer restrictions, as described in more detail below; and

•

the Initial Stockholders and Mr. Musselman have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares they may hold in connection with the consummation of the Company’s initial business combination and to waive their redemption rights with respect to their Founder Shares if the Company fails to consummate its initial business combination within 21 months from the closing of the Offering, although they will be entitled to redemption rights with respect to any Public Shares they hold if the Company fails to consummate its initial business combination within such time period.

If the Company submits its initial business combination to the Public Stockholders for a vote, the Initial Stockholders and Mr. Musselman have agreed to vote their Founder Shares in accordance with the majority of the votes cast by the Public Stockholders and to vote any Public Shares purchased during or after the Offering in favor of the Company’s initial business combination.

HICKS ACQUISITION COMPANY II, INC.

(a Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to the Company’s officers and directors and other persons or entities affiliated with the Initial Stockholders and Mr. Musselman, each of whom will be subject to the same transfer restrictions) until the earlier of one year after the completion of the Company’s initial business combination (or earlier if, subsequent to the Company’s business combination, the last sales price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination) and the date on which the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

On October 8, 2010, in connection with the decrease in the size of the Offering on that date, the Initial Stockholders returned to the Company, for no consideration, 821,428 Founder Shares for cancellation so that the Initial Stockholders would collectively own 12.5% of the Company’s issued and outstanding shares after the Offering. Simultaneously with the closing of the Offering, the Initial Stockholders agreed to forfeit up to 321,429 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, as described in Note 4. The over-allotment option was not exercised and the shares were forfeited on March 7, 2011.

A portion of the Founder Shares in an amount equal to 2.5% of the Company’s issued and outstanding shares immediately after the Offering will be subject to forfeiture by the Initial Stockholders and Mr. Musselman in the event the last sales price of the Company’s stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of the Company’s initial business combination.

Note 7 — Stockholders’ Equity

(a) Preferred Stock

The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. No preferred shares were issued or outstanding at March 31, 2012 and December 31, 2011.

(b) Common Stock

The authorized common stock of the Company includes up to 500,000,000 shares. Holders of shares of common stock are entitled to one vote for each share of common stock. In addition, holders of shares of common stock are entitled to receive dividends when, as and if declared by the Company’s board of directors. The Company had 17,142,857 shares of common stock issued and outstanding at March 31, 2012 and December 31, 2011.

ANNEX A

AMENDMENT NO. 1 TO WARRANT AGREEMENT

This Amendment No. 1 to Warrant Agreement, dated as of July     , 2012 (this “Amendment”), is entered into by and between Hicks Acquisition Company II, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of October 8, 2010 (the “Warrant Agreement”);

WHEREAS, the Company consummated its initial public offering on October 14, 2010, pursuant to which the Company issued 15,000,000 units;

WHEREAS, each unit issued in the Company’s initial public offering consisted of one share of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) and one warrant to purchase one share of Common Stock at an exercise price of $12.00 per share (such 15,000,000 warrants, the “Offering Warrants”);

WHEREAS, pursuant to a private placement, simultaneously with the Company’s initial public offering, the Company issued to HH-HACII, L.P., a Delaware limited partnership (the “Sponsor”), 6,666,667 warrants (the “Sponsor Warrants” and, together with the Offering Warrants, the “Warrants”), with each Sponsor Warrant exercisable to purchase one share of Common Stock at an exercise price of $12.00 per share;

WHEREAS, the terms of the Warrants are governed by the Warrant Agreement and each capitalized term used, but not defined, herein shall have the meaning given to such term in the Warrant Agreement;

WHEREAS, the Company has entered into that certain Equity Purchase Agreement, dated as of May 16, 2012 (as amended by Amendment No. 1 to Equity Purchase Agreement, dated as of June 20, 2012, and by Amendment No. 2 to Equity Purchase Agreement, dated as of June 26, 2012, the “Equity Purchase Agreement”), with the Sponsor, Appleton Papers Inc., a Delaware corporation (n/k/a Appleton Papers LLC, a Delaware limited liability company) (“Appleton”), and Paperweight Development Corp., a Wisconsin corporation (“PDC”), and that certain Cross Purchase Agreement, dated as of May 16, 2012 (the “Cross Purchase Agreement” and, together with the Equity Purchase Agreement, the “Purchase Agreements”), with PDC, and pursuant to the Purchase Agreements, through a series of transactions, Appleton will become a non-wholly-owned subsidiary of the Company;

WHEREAS, pursuant to the Equity Purchase Agreement, the Company agreed to seek the approval of the holders of its outstanding Warrants to amend the Warrant Agreement to (i) with respect to the Offering Warrants, adjust the number of shares of Common Stock issuable upon the exercise of an Offering Warrant to one-half of one share of Common Stock and pay the holder of such Offering Warrant $0.625 in cash and (ii) with respect to the Sponsor Warrants, adjust the number of shares of Common Stock issuable upon the exercise of a Sponsor Warrant to one-half of one share of Common Stock and, in addition, provide that the holder of each Sponsor Warrant shall be entitled to receive 0.0879 shares of Common Stock, which shares shall be subject to forfeiture in the event the Common Stock does not achieve a certain stock price target (items (i) and (ii), collectively, the “Warrant Proposal”);

WHEREAS, the Registered Holders of 65% of the Offering Warrants have voted in favor of this Amendment and the Warrant Proposal.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Warrant Agreement as set forth herein:

1. Amendment of Warrant Agreement.

(a) Section 3.1 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

3.1 Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of the Common Stock stated therein, at the price of $12.00 per share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Warrant Agreement shall mean the price per share at which a full share of the Common Stock may be purchased at the time a Warrant is exercised. In the event a Warrant may be exercised to purchase a fraction of a share of Common Stock, the exercise price to purchase such fractional share shall be equal to the Warrant Price multiplied by a fraction equivalent to the fraction of a share issuable upon exercise of such Warrant. For example, if a Warrant is exercisable to purchase one-half of one share of Common Stock and the Warrant Price is $12.00, such one-half of one share of Common Stock may be purchased by the holder of such Warrant for $6.00. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days, provided, that the Company shall provide at least twenty (20) days prior written notice of such reduction to Registered Holders of the Warrants and, provided further that any such reduction shall be identical among all of the Warrants.

(b) Section 4.3 of the Warrant Agreement is hereby amended by replacing the word “Whenever” at the beginning of the first sentence of Section 4.3 with the following:

Except as set forth in subsections 4.4.1 and 4.4.2 (in which case no adjustments shall be made pursuant to this Section 4.3), whenever

(c) Section 4.4 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

4.4 Adjustments in Connection with Equity Purchase Agreement; Replacement of Securities Upon Reorganization, etc.

4.4.1 Adjustments to Offering Warrants. Upon the closing of the transactions contemplated by that certain Equity Purchase Agreement, dated as of May 16, 2012, as amended (the “Equity Purchase Agreement”), by and among the Company, the Sponsor, Appleton Papers Inc. (n/k/a Appleton Papers LLC, a Delaware limited liability company), a Delaware corporation (“Appleton”), and Paperweight Development Corp., a Wisconsin corporation (“PDC”), the Offering Warrants shall be adjusted as follows: (x) the number of shares of Common Stock issuable upon the exercise of an Offering Warrant shall be adjusted to one-half of one share of Common Stock (such adjustment, the “Per-Warrant Share Adjustment”); and (y) the Registered Holder of such Offering Warrant at such time shall be entitled to receive $0.625 in cash (the “Cash Consideration”); provided that the Warrant Price shall not be adjusted, pursuant to Section 4.3 or otherwise, in connection with the Per-Warrant Share Adjustment. For the avoidance of doubt, assuming the Warrant Price is $12.00 per share of Common Stock immediately prior to the Per-Warrant Share Adjustment, the Warrant Price shall remain $12.00 immediately after the Per-Warrant Share Adjustment and, as such, the holder of an Offering Warrant immediately after the Per-Warrant Share Adjustment shall have the right to purchase one-half of one share of Common Stock for $6.00. After giving effect to the Per-Warrant Share Adjustment, the Offering Warrants must be exercised in pairs or, to the extent practicable, other amounts necessary to avoid the necessity of issuing fractional shares of Common Stock. The Company will have the right to make rules, not inconsistent with the terms of this Agreement or the Equity Purchase Agreement, governing the manner of payment of Cash Consideration.

4.4.2 Adjustments to Sponsor Warrants.

(a) Sponsor Warrant Adjustment. Upon the closing of the transactions contemplated by the Equity Purchase Agreement, the Sponsor Warrants shall be adjusted as follows: (x) the number of shares of Common Stock issuable upon the exercise of a Sponsor Warrant shall be adjusted pursuant to the Per-Warrant Share Adjustment; and (y) in addition, each Sponsor Warrant shall entitle the holder thereof to receive 0.0879 shares of Common Stock (the “Sponsor Warrant Earn-Out Shares”), which shares shall be returned to the Company for cancellation, at no cost, in the event that the Common Stock does not have a Trading Price (as defined below) of $12.00 or above per share for twenty (20) Trading Days (as defined below) out of thirty (30) consecutive Trading Days on or prior to the fifth anniversary of the closing of the transactions contemplated by the Equity Purchase Agreement (the “Stock Target”) (such adjustment, the “Sponsor Warrant Adjustment”); provided that the Warrant Price shall not be adjusted, pursuant to Section 4.3 or otherwise, in connection with the Per-Warrant Share Adjustment. For the avoidance of doubt, assuming the Warrant Price is $12.00 per share of Common Stock immediately prior to the Per-Warrant Share Adjustment, the Warrant Price shall remain $12.00 immediately after the Per-Warrant Share Adjustment and, as such, the holder of a Sponsor Warrant immediately after the Per-Warrant Share Adjustment shall have the right to purchase one-half of one share of Common Stock for $6.00. After giving effect to the Per-Warrant Share Adjustment, the Sponsor Warrants must be exercised in pairs or, to the extent practicable, other amounts necessary to avoid the necessity of issuing fractional shares of Common Stock. To the extent impracticable to issue whole shares, the provision of Section 4.6 shall apply. The Stock Target shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Common Stock occurring on or after the date of the closing of the transactions contemplated by the Equity Purchase Agreement. “Trading Day” shall mean any day on which the Common Stock is traded and/or quoted on the Nasdaq Stock Market LLC (“Nasdaq”) or, if Nasdaq is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; and (ii) “Trading Price” shall mean, on any particular Trading Day, (A) if the Common Stock is quoted on Nasdaq or listed or quoted on another principal trading market, the closing or last reported price of a share of Common Stock for such Trading Day on such trading market (as reported by Bloomberg L.P. or a similar organization or agency succeeding to its functions of reporting prices) or (B) in the event no trading price is established for the Common Stock for a Trading Day, the greater of (x) the last price established for the Common Stock in the most recent preceding Trading Day on which the Common Stock was traded or (y) the last bid for the Common Stock in the most recent preceding Trading Day in which the Common Stock was traded (in each case, as reported by Bloomberg L.P. or a similar organization succeeding to its functions of reporting prices).

(b) Change of Control. In the event a “Change of Control” (as defined below) of the Company occurs in which the Common Stock is valued in connection with such Change of Control equal to or in excess of $12.00 per share prior to the earlier of (i) the time when all of the Sponsor Warrant Earn-Out Shares have ceased to be subject to forfeiture following the achievement of the Stock Target and (ii) the fifth year anniversary of the closing of the transactions contemplated by the Equity Purchase Agreement, the Sponsor Warrant Earn-Out Shares shall cease to be subject to forfeiture pursuant to subsection 4.4.2(a). For the purposes of this Agreement, a “Change of Control” shall have been deemed to occur with respect to the Company upon:

(A) the sale, lease, license, distribution, dividend or transfer, in a single transaction or a series of related transactions, of 50% or more of the assets of the Company and any corporation, partnership, joint venture or other legal entity of which the Company (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity (collectively, “Subsidiaries”), taken as a whole;

(B) a merger, consolidation or other business combination of the Company (or any Subsidiary or Subsidiaries that alone or together represent all or substantially all of the Company’s consolidated business at that time) or any successor or other entity holding all or substantially all of the assets of the Company and its Subsidiaries that results in the stockholders of the Company (or such Subsidiary or Subsidiaries) or any successor or other entity holding all or substantially all of the assets of the Company and its Subsidiaries or the surviving entity thereof, as applicable, immediately before the consummation of such transaction or series of related transactions holding, directly or indirectly, less than 50% of the voting power of the Company (or such Subsidiary or Subsidiaries) or any successor, other entity or surviving entity thereof, as applicable, immediately following the consummation of such transaction or series of related transactions;

(C) a transaction or series of related transactions in which a majority of the board of directors or equivalent governing body of the Company (or any successor or other entity holding all or substantially all of the assets thereof and its subsidiaries) immediately following or as a proximate cause of such transaction is comprised of persons who were neither members of the board of directors nor nominated by the board of directors or a committee of the board of directors or equivalent governing body of the Company (or such successor or other entity) immediately prior to such transaction; or

(D) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of the closing of the Transactions contemplated by the Equity Purchase Agreement) shall obtain beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the voting stock of the Company representing more than 50% of the voting power of the capital stock of the Company entitled to vote for the election of directors of the Company.

4.4.3 Replacement of Securities Upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of the Common Stock (other than a change under subsections 4.1.1 or 4.1.2, Section 4.2 or subsections 4.4.1 or 4.4.2 hereof or that solely affects the par value of such shares of the Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of the Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of the Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Stock (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Company’s certificate of incorporation or as a result of the repurchase of shares of Common Stock by the Company if a proposed initial Business Combination is presented to the stockholders of the Company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of the Common Stock, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4; provided further, however, that if more than 30% of the consideration receivable by the holders of the Common Stock in the applicable event is payable in the form of common stock in the successor entity that is not listed for trading on a national securities exchange or on the OTC Bulletin Board, or is not to be so listed for trading immediately following such event, then the Warrant Price shall be reduced by an amount (in dollars) equal to the quotient of (x) $18 (subject to adjustment in accordance with Section 6.1 hereof) minus the Per Share Consideration (as defined below) (but in no event, less than zero), and (y): if the applicable event is announced on or prior to the third anniversary of the closing date of the initial Business Combination, 2; if the applicable event is announced after the third anniversary of the closing date of the initial Business Combination and on or prior to the fourth anniversary of the closing date of the initial Business Combination, 2.5; if the applicable event is announced after the fourth anniversary of the closing date of the initial Business Combination and on or prior to the Expiration Date, 3. “Per Share Consideration” means (i) if the consideration paid to holders of the Common Stock consists exclusively of cash, the amount of such cash per share of the Common Stock, and (ii) in all other cases, the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in shares of the Common Stock covered by subsection 4.1.1, then such adjustment shall be made pursuant to subsection 4.1.1 or Sections 4.2, 4.3 and this Section 4.4.3. The provisions of this Section 4.4.3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

(d) Section 4.6 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

4.6 No Fractional Shares. Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, in lieu of such fractional share interests, pay to such holder an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such holder would otherwise be entitled by (y) the Trading Price on the exercise date.

2. Miscellaneous.

(a) Ratification and Confirmation. Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Warrant Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect without interruption or impairment of any kind.

(b) Amendment Included. This Amendment shall be construed in connection with and as part of the Warrant Agreement and the Warrants. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Warrant Agreement and the Warrants without making specific reference to this Amendment but nevertheless all such references shall include this Amendment unless the context otherwise requires.

(c) Governing Law. The validity, interpretation and performance of this Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

(d) Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

(e) Entire Agreement. This Amendment sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as set forth in this Amendment, provisions of the Warrant Agreement which are not inconsistent with this Amendment shall remain in full force and effect.

(f) Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(g) Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

HICKS ACQUISITION COMPANY II, INC.
By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent
By:
Name:
Title:

REGISTERED HOLDERS:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

Signature Page to Amendment No. 1 to Warrant Agreement

ANNEX B

HICKS ACQUISITION COMPANY II, INC. EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the Hicks Acquisition Company II, Inc. Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, members, managers, employees, consultants and advisors (and prospective directors, officers, members, managers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2. Definitions. The following definitions shall be applicable throughout this Plan:

(a) “Affiliate” means (i) any corporation or other entity in an unbroken chain of corporations or other entities that includes the Company, in which each corporation or other entity other than the last corporation or other entity has a controlling interest in another corporation or other entity in the chain . The term “controlling interest”, means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock entitled to vote of such corporation or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of an estate or trust, ownership of an actuarial interest (as such term is defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate; (iii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; and (iv) in the case of a sole proprietorship, ownership of such sole proprietorship. For purposes of determining ownership of an interest in a corporation or other entity, the attribution rules of Treasury Regulation Section 1.414(c)-4 and the exclusion rules of Treasury Regulation Section 1.414(c)-3 shall apply.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award, and Performance Compensation Award granted under this Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Business Combination” has the meaning given such term in the definition of “Change in Control.”

(e) “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by federal law or executive order to be closed

(f) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar document or policy between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Cause” contained therein), (A) the Participant’s commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, regardless of whether involving the Company or its Affiliates, (B) the Participant’s conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates in any material way, (C) the Participant’s (1) failure to perform duties as reasonably directed by or on behalf of the Company, (2) material breach of any agreement between the Participant and the Company or its Affiliates (including, without limitation, any consulting, confidentiality, intellectual property assignment, non-solicitation or non-competition agreement), which, if curable, is not cured within 5 Business Days after notice thereof is provided to the Participant or (3) material violation of any rule, regulation, policy or plan for the conduct of (as the case may be) any director, officer, employee, member, manager, consultant or service provider of or to the Company or its Affiliates or its or their business (which, if curable, is not cured within 5 Business Days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, fraud, willful malfeasance or material act of disloyalty with respect to the

Company or its Affiliates (which, if curable, is not cured within 5 Business Days after notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(g) “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) Any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company;

(ii) Any “person” as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is or becomes, directly or indirectly, the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of securities of the Company that represent more than 50% of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(g), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (IV) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(g)(iv)(A) and 2(g)(iv)(B), (V) any acquisition involving beneficial ownership of less than 50% of the then-outstanding Common Shares (the “Outstanding Company Common Shares”) or the Outstanding Company Voting Securities that is determined by the Board, based on review of public disclosure by the acquiring Person with respect to its passive investment intent, not to have a purpose or effect of changing or influencing the control of the Company; provided, however, that for purposes of this clause (V), any such acquisition in connection with any “Business Combination” (as defined below) shall be presumed to be for the purpose or with the effect of changing or influencing the control of the Company;

(iii) During any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board together with any individuals subsequently elected to the Board whose nomination by the stockholders of the Company was approved by a vote of the then incumbent Board or committee of the Board (i.e. those members of the Board who either have been directors from the beginning of such two-year period or whose election or nomination for election was previously approved by the Board as provided in this Section 2(g)(iii)) cease for any reason to constitute a majority of the Board;

(iv) The Board or the stockholders of the Company approve and consummate a merger, amalgamation or consolidation (a “Business Combination”) of the Company with any other corporation, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

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(v) The date which is 10 Business Days prior to the approval by the Board of the complete liquidation of the Company.

For the avoidance of doubt, the transactions contemplated by the Equity Purchase Agreement among Paperweight Development Corp., Appleton Papers Inc., the Company and HH-HACII, L.P. shall not constitute a Change in Control.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in this Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i) “Committee” means a committee of at least two people as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board.

(j) “Common Share” means one share of Common Stock.

(k) “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

(l) “Company” means Hicks Acquisition Company II, Inc., a Delaware corporation, together with its successors and assigns. The term “Company” shall further apply to any different corporate name for the Company that may be duly approved in the future.

(m) “Confidential Information” means any and all confidential and/or proprietary trade secrets, knowledge, data, or information of the Company, regardless and whether or not (and in whatever medium) memorialized, and including, without limitation, any: (A) drawings, inventions, methodologies, mask works, ideas, processes, formulas, source and object codes, data, programs, software source documents, works of authorship, know-how, improvements, discoveries, developments, designs and techniques, and all other work product of the Company, whether or not patentable or registrable under trademark, copyright, patent or similar laws; (B) information regarding or relating to plans for research, development, new service offerings and/or products, marketing, advertising and selling, manufacturing, distribution, business plans and strategies (including those relating to acquisitions or new store openings), business forecasts, budgets and unpublished financial statements, licenses, prices and costs, suppliers, customers, customer history, customer preferences, or any related agreements, documents, data, surveys or other written or oral information; (C) any information regarding the skills or compensation of employees, suppliers, agents, and/or independent contractors of the Company; (D) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of the Company; (E) information about the Company’s investment program, trading methodology, or portfolio holdings; or (F) any other oral or written information, data or the like that is not generally available to the public or is labeled confidential or described as confidential.

(n) “Date of Grant” means, if the key terms and conditions of the Award are communicated to the Participant within a reasonable period following the Committee’s action, the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock or, if a later date is set forth in such resolution or determined by the Committee as the Date of Grant, then such date as is set forth in such resolution. In any situation where the terms of the Award are subject to negotiation with the Participant, the Date of Grant will not be earlier than the date on which the key terms and conditions of the Award are communicated to the Participant.

(o) “Effective Date” means the date as of which this Plan is adopted by the Board, subject to Section 3 of this Plan.

(p) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

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(q) “Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).

(r) “Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in this Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s) “Exercise Price” has the meaning given such term in Section 7(b) of this Plan.

(t) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on the Nasdaq Stock Market LLC or another national securities exchange, the closing sales price of the Common Stock reported on such national securities exchange, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on the Nasdaq Stock Market LLC or another national securities exchange, but is quoted by the OTC Markets Group, Inc. (www.otcmarkets.com) or any successor or alternative recognized over-the-counter market or another inter-dealer quotation system on a last sale basis, the closing bid price or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date, including, at the election of the Committee, by an independent appraisal that meets the requirements of Section 401(a)(28)(C) of the Code as of a date that is no more than 12 months before the relevant transaction to which the valuation is applied (for example, an Option’s Date of Grant), and such determination will be conclusive and binding on all Persons.

(u) “Immediate Family Members” shall have the meaning set forth in Section 16(b).

(v) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in this Plan.

(w) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of this Plan.

(x) “Intellectual Property Products” shall have the meaning set forth in Section 15(c) of this Plan.

(y) “Mature Shares” means Common Shares owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such Common Shares to pay the Exercise Price or satisfy a withholding obligation of the Participant.

(z) “Negative Discretion” shall mean the discretion authorized by this Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(aa) “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(bb) “Option” means an Award granted under Section 7 of this Plan.

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(cc) “Option Period” has the meaning given such term in Section 7(c) of this Plan.

(dd) “Outstanding Company Common Shares” has the meaning given such term in the definition of “Change in Control.”

(ee) “Outstanding Company Voting Securities” has the meaning given such term in the definition of “Change in Control.”

(ff) “Participant” means an Eligible Person who has been selected by the Committee to participate in this Plan and to receive an Award pursuant to Section 6 of this Plan.

(gg) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of this Plan,

(hh) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under this Plan.

(ii) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(jj) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(kk) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(ll) “Permitted Transferee” shall have the meaning set forth in Section 16(b) of this Plan,

(mm) “Person” has the meaning given such term in the definition of “Change in Control.”

(nn) “Plan” means this Hicks Acquisition Company II, Inc. Equity Incentive Plan.

(oo) “Related Company” means any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and (f), respectively, whether now or hereafter existing.

(pp) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(qq) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(rr) “Restricted Stock” means Common Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(ss) “SAR Period” has the meaning given such term in Section 8(c) of this Plan.

(tt) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in this Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

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(uu) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of this Plan.

(vv) “Stock Bonus Award” means an Award granted under Section 10 of this Plan.

(ww) “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(xx) “Subsidiary” means an Affiliate in a chain of Affiliates that begins with the Company, in which each corporations or other entity in the chain other than the last Affiliate has a controlling interest in another Affiliate in the chain.

(yy) “Substitute Award” has the meaning given such term in Section 5(e).

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date, but no Award shall be exercised or paid (or, in the case of a stock Award, shall be granted) unless and until this Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months after the date this Plan is adopted by the Board. The expiration date of this Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of this Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer this Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under this Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under this Plan, be an Eligible Director. However, the fact that a Committee member fails to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under this Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Whether a quorum is present shall be determined based on the Committee’s charter as approved by the Board.

(b) Subject to the provisions of this Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by this Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan.

(c) The Committee may delegate to one or more officers of the Company the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably

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expected to be, “covered employees” for purposes of Section 162(m) of the Code; provided that such delegation is pursuant to a resolution that specifies the total number of Common Shares that may be subject to Awards by such officer and such officer may not make an Award to himself or herself.

(d) Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award or any documents evidencing Awards granted pursuant to this Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee, delegate of the Committee or any employee, advisor or agent of the Company or the Board or the Committee (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from (and the Company shall pay or reimburse on demand for) any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under this Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer this Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under this Plan.

5. Grant of Awards; Shares Subject to this Plan; Limitations.

(a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Awards granted under this Plan shall be subject to the following limitations: (i) subject to Section 12 of this Plan, the Committee is authorized to deliver under this Plan 2,300,000 Common Shares. Subject to adjustment in accordance with Section 12, no Participant shall be granted, during any one (1) year period, Options to purchase Common Shares or Stock Appreciation Rights with respect to more than 700,000 Common Shares or any other Awards with respect to more than 400,000 Common Shares. (ii) no Participant shall individually earn a cash-based Performance Compensation award exceeding $5,000,000 in one year.

(c) Use of Common Shares to pay the required Exercise Price or tax obligations, or Common Shares not issued in connection with settlement of an Option or SAR or that are used or withheld to satisfy tax obligations of the Participant shall, notwithstanding anything herein to the contrary, not be available again

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for other Awards under this Plan. Common Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash are available again for Awards under this Plan.

(d) Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e) Awards may, in the sole discretion of the Committee, be granted under this Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall be counted against the aggregate number of Common Shares available for Awards under this Plan.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in this Plan.

7. Options.

(a) Generally. Each Option granted under this Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement. All Options granted under this Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Nonqualified Stock Options shall be granted only to Eligible Persons who are current or prospective employees, directors, consultants or advisors of the Company and its Subsidiaries. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Related Companies, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) does not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan.

(b) Exercise Price. The exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such Common Share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns (or is deemed to own pursuant to Section 424(d) of the Code) stock representing more than 10% of the voting power of all classes of stock of the Company or any Related Company, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant and provided further that, notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns (or is deemed to own pursuant to Section 424(d) of the Code) stock representing more than 10% of the voting power of all classes of stock of the Company or any Related

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Company; provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement: (i) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the Option Period or (B) three months following termination of employment or service for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and (ii) both the unvested and the vested portion of an Option shall expire and be forfeited upon the termination of the Participant’s employment or service by the Company for Cause. For purposes of this Section 7(c), “termination of employment or service” means, in the case of a Nonqualified Stock Option, termination of employment or service with the Company and all Affiliates; and in the case of an Incentive Stock Option, termination of employment with the Company and all Related Companies.

(d) Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Common Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such Common Shares to the Company); provided, that such Common Shares are not subject to any pledge or other security interest and are Mature Shares and; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. Any fractional Common Shares shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under this Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

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8. Stock Appreciation Rights.

(a) Generally. Each SAR granted under this Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement. SARs shall be granted only to Eligible Persons who are current or prospective employees, directors, consultants or advisors of the Company and its Subsidiaries. Any Option granted under this Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Exercise Price. The Exercise Price per Common Share for each Option shall not be less than 100% of the Fair Market Value of such Common Share determined as of the Date of Grant.

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement: (i) the unvested portion of a SAR shall expire upon termination of employment or service with the Company and all Affiliates of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the SAR Period or (B) three months following termination of employment or service with the Company and all Affiliates for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and (ii) both the unvested and the vested portion of a SAR shall expire and be forfeited upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Common Shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in Common Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional Common Share shall be settled in cash.

(f) Reduction in the Underlying Common Shares. Upon any exercise of a tandem SAR, the number of Common Shares for which any related Option will be exercisable will be reduced by the number of Common Shares for which the SAR has been exercised. The number of Common Shares for which a tandem SAR is exercisable will be reduced upon any exercise of any related Option by the number of Common Shares for which such Option has been exercised.

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9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement.

(b) Restricted Accounts; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award agreement: (i) the Restricted Period shall lapse with respect to 100% of the Restricted Stock and Restricted Stock Units on the third anniversary of the Date of Grant; and (ii) the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service with the Company and all Affiliates of the Participant granted the applicable Award.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock and the satisfaction of any other conditions prescribed by the Committee (including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award), the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such Common Shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Shares having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award agreement).

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash

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payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

10. Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under this Plan to Eligible Persons, either alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under this Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement.

11. Performance Compensation Awards.

(a) Generally. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of this Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company one or more Related Companies, divisions or operational units, a Participant, or any combination of the foregoing, and shall include the following: (i) gross or net earnings or gross or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or revenue growth; (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return on assets, capital, invested capital, equity, or sales; (vii) cash flow (including operating cash flow, free cash flow, and cash flow return on capital); (viii) earnings before or after all or any of interest expense, taxes, depreciation and/or amortization; (ix) gross or operating margins; (x) productivity ratios; (xi) share price (including growth measures and total stockholder return); (xii) expense targets; (xiii) margins; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) economic value added; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) debt levels and net debt; (xxii) combined ratio; (xxiii) launch or acquisition (including the timings therefore) of new stores or other facilities; (xxiv) customer retention; (xxv) employee retention; (xxvi) timely completion of new product rollouts; and (xxxiii) objective measures of personal targets, goals or completion of projects. Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company as a whole and/or one or more Related Companies as a whole or any business unit(s) of the Company and/or one or more Related Companies or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in

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this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. The Committee is authorized at any time during the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in this Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of this Plan.

(f) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the

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certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed.

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments that are equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under this Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of this Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii) canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the ease of any “equity restructuring” (within the meaning of the financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) or ASC Topic 718, or any successor thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

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13. Effect of Change in Control. Except to the extent otherwise provided in an Award agreement, in the event of a Change in Control, notwithstanding any provision of this Plan to the contrary and in furtherance of, and not in limitation of, the provisions of Section 12, the Committee may provide that, with respect to all or any portion of a particular outstanding Award or Awards:

(a) all of the then outstanding Options and SARs shall immediately vest and become immediately exercisable as of a time prior to the Change in Control;

(b) the Restricted Period shall expire as of a time prior to the Change in Control (including without limitation a waiver of any applicable Performance Goals);

(c) Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of the Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (c) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transactions with respect to the Common Shares subject to their Awards.

14. Amendments and Termination.

(a) Amendment and Termination of this Plan. The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided, that (i) no amendment to Section 11(c) or Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to this Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of this Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted.

15. Restrictive Covenants.

(a) Confidentiality. By accepting an Award under this Plan, and as a condition thereof, each Participant agrees not to, at any time, either during their employment or thereafter, divulge, use, publish or

15

in any other manner reveal, directly or indirectly, to any person, firm, corporation or any other form of business organization or arrangement, and to keep in the strictest confidence any Confidential Information, except (i) as may be necessary to the performance of the Participant’s duties to the Company, (ii) with the Company’s express written consent, (iii) to the extent that any such information is in or becomes in the public domain other than as a result of the Participant’s breach of any of his or her obligations under this Section 15(a), or (iv) where required to be disclosed by court order, subpoena or other government process and in such event, the Participant shall cooperate with the Company in attempting to keep such information confidential to the maximum extent possible. Upon the request of the Company or an Affiliate, the Participant agrees to promptly deliver to the Company the originals and all copies, in whatever medium, of all such Confidential Information.

(b) Non-Disparagement. By accepting an Award under this Plan, and as a condition thereof, the Participant acknowledges and agrees that he or she will not defame or publicly criticize the services, business, integrity, veracity or personal or professional reputation of the Company, including its officers, directors, partners, executives or agents, in either a professional or personal manner at any time during or following his or her employment.

(c) Post-Employment Property. By accepting an Award under this Plan, and as a condition thereof, the Participant agrees that any work of authorship, invention, design, discovery, development, technique, improvement, source code, hardware, device, data, apparatus, practice, process, method or other work product whatever (whether patentable or subject to copyright or other intellectual property protection, or not, and hereinafter collectively called “discovery”) related to the business of the Company that the Participant, either solely or in collaboration with others, has made or may make, discover, invent, develop, perfect, or reduce to practice during his, her or its employment by or association with the Company, whether or not during regular business hours and created, conceived or prepared on the Company’s premises or otherwise shall be the sole and complete property of the Company. More particularly, and without limiting the foregoing, the Participant agrees that all of the foregoing and any (i) inventions (whether patentable or not, and without regard to whether any patent therefor is ever sought), (ii) marks, names, or logos (whether or not registrable as trade or service marks, and without regard to whether registration therefor is ever sought), (iii) works of authorship (without regard to whether any claim of copyright therein is ever registered), and (iv) trade secrets, ideas, and concepts ((i) — (iv) collectively, “Intellectual Property Products”) created, conceived, or prepared on the Company’s premises or otherwise, whether or not during normal business hours, shall perpetually and throughout the world be the exclusive property of the Company, as shall all tangible media (including, but not limited to, papers, computer media of all types, and models) in which such Intellectual Property Products shall be recorded or otherwise fixed. The Participant further agrees promptly to disclose in writing and deliver to the Company all Intellectual Property Products created during his, her or its employment by or association with the Company, whether or not during normal business hours. The Participant agrees that all works of authorship created by the Participant during his, her or its employment by or association with the Company shall be works made for hire of which the Company is the author and owner of copyright or other rights thereto. To the extent that any competent decision-making authority should ever determine that any work of authorship created by the Participant during his, her or its employment by or association with the Company is not a work made for hire, by accepting an Award, the Participant assigns (without royalty or other compensation) all right, title and interest in the copyright or other intellectual property therein, in perpetuity and throughout the world, to the Company. To the extent that this Plan does not otherwise serve to grant or otherwise vest in the Company all rights in any Intellectual Property Product created by the Participant during his, her or its employment by or association with the Company, by accepting an Award, the Participant assigns (without royalty or other compensation) all right, title and interest therein, in perpetuity and throughout the world, to the Company. The Participant agrees to execute, immediately upon the Company’s reasonable request and without charge, any further assignments, applications, conveyances or other instruments, at any time, whether or not the Participant is employed by or associated with the Company at the time such request is made, in order to permit the Company and/or its respective assigns to protect, perfect, register, record, maintain, or enhance their rights in any Intellectual Property Product; provided, that, the Company shall bear the cost of any such

16

assignments, applications or consequences. Upon termination of the Participant’s employment by or association with the Company for any reason whatsoever, and at any earlier time the Company so requests, the Participant will immediately deliver to the custody of the person designated by the Company all originals and copies of any documents and other property of the Company in the Participant’s possession, under the Participant’s control or to which he or she may have access.

For purposes of this Section 15, the term “Company” shall include the Company and its Affiliates.

(d) Notwithstanding anything herein or in an Award Agreement to the contrary, the provisions of this Section 15 are meant to apply in addition to, and not in lieu of, any restrictive covenants to which a Participant may be subject.

16. General.

(a) Award Agreements. Each Award under this Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee.

(b) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of this Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of this Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in this Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given

17

to the Participant under this Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of this Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in this Plan and the applicable Award agreement.

(c) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to lake such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject lo any pledge or other security interest and are Mature Shares) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of Common Shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(d) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under this Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or any Award agreement. By accepting an Award under this Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under this Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of this Plan or outstanding Awards (or establish a sub-plan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a

18

new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g) Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event:

(i) For purposes of Incentive Stock Options, neither a temporary absence from employment due to illness, vacation or an approved leave of absence for military service or for any other purpose approved by the Company, if the period of such leave does not exceed three months or, if longer, the employee’s right to re-employment is guaranteed either by a statute or by contract, nor a transfer from employment with the Company to employment with a Related Company (or vice-versa) shall be considered a termination of employment with the Company or a Related Company; and

(ii) For purposes of Awards other than Incentive Stock Options, (A) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (B) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate.

(h) No Rights as a Stockholder. Except as otherwise specifically provided in this Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares that are subject to Awards hereunder until such Common Shares have been issued or delivered to that person.

(i) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares to be offered or sold under this Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of this Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under this Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity lo whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations

19

would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares to the Participant, the Participant’s acquisition of Common Shares from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Common Shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(j) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l) No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of this Plan or any Award shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under this Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with this Plan by any agent of the Company or the Committee or the Board, other than himself.

(n) Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions.

(p) Severability. If any provision of this Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be

20

construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

(q) Obligations Binding on Successors. The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r) Code Section 162(m) Approval. If so determined by the Committee, the provisions of this Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this clause, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

(s) Expenses; Gender; Titles and Headings. The expenses of administering this Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.

(t) Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(u) Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code. The Plan and all Awards granted under this Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(l)(B) of the Code. Notwithstanding anything in this Plan to the contrary, in no event shall the Committee exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(v) Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares under any Award made under this Plan.

17. Limitation on Liability. The Company and any Affiliate that is in existence or that hereinafter comes into existence will have no liability to any Participant or any other person as to (a) the non-issuance or sale of Common Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by counsel to the Company necessary to the lawful issuance and sale of any Common Shares hereunder; (b) any tax consequences expected, but not realized, by a Participant or any other person due to the receipt, exercise, or settlement of any Award granted hereunder; or (3) the failure of any Award that is determined to constitute “nonqualified deferred compensation” to comply with Section 409A of the Code.

* * *

As adopted by the Board of Directors of Hicks Acquisition Company II on May     , 2012.

As approved by the stockholders of Hicks Acquisition Company II on                     .

21

ANNEX C

EQUITY PURCHASE

AGREEMENT

among

PAPERWEIGHT

DEVELOPMENT CORP.,

APPLETON PAPERS INC.,

HICKS ACQUISITION COMPANY II, INC.

and

HH-HACII, L.P.

Dated as of May 16, 2012

i

(continued)

(continued)

INDEX OF DEFINED TERMS

1st Lien Indenture	41
2nd Lien Indenture	41
Acquired Class A Units	1
Acquisition	1
Affiliate	40
Agreement	1
Allocation Schedule	39
Ancillary Agreements	40
Antitrust Division	27
Balance Sheet Date	4
Benefit Plan	40
Business Combination	17, 40
Business Day	40
Business Employee	40
Buyer	1
Buyer Annual Financial Statements	20
Buyer Certificate of Incorporation	41
Buyer Closing Filing	28
Buyer Common Stock	1
Buyer Contracts	20
Buyer Financial Statements	20
Buyer Information	41
Buyer Interim Financial Statements	20
Buyer Organizational Documents	17
Buyer Returns	21
Buyer SEC Documents	41
Buyer Series A Voting Preferred Stock	2
Buyer Stockholder Approval	18
Buyer Stockholder Meeting	18
Buyer Warrants	41
Certificate of Designation	33
Claims	44
Closing	2
Closing Acquisition Consideration	1
Closing Date	2
Closing Press Release	28
Code	41
Collective Bargaining Agreements	36
Companies	41
Company	1
Company Assets	26
Company Benefit Plans	12
Company Class A Voting Units	1
Company Class B Exchangeable Units	1
Company Information	41
Company Intellectual Property	15
Company LLC Agreement	32
Company Organizational Documents	5
Company SEC Documents	41
Company Units	6

Confidentiality Agreement	24
Contract	7
Contribution	32
Conversion	32
Cross Purchase	1
Cross Purchase Agreement	1
Cross Purchase Class A Units	1
Cross Purchase Class B Units	1
Debt Agreements	41
DGCL	41
Environmental Laws	12
Environmental Licenses and Permits	12
Equity Incentive Plan	33
ERISA	41
ERISA Affiliate	41
ESOP	41
ESOP Documentation	41
ESOP Trustee	41
Exchange Act	4
Exchange and Support Agreement	33
Expense Payments	1
Final Order	36
Financial Statements	17
Founder	1
Founder Earnout Buyer Common Stock	2
Founder Earnout Company Class A Units	2
FTC	27
GAAP	4
Governmental Authority	11
HACII Registration Rights Agreement	41
Hazardous Substances	12
HSR Act	3
Indebtedness	42
Intellectual Property	42
Interim Financial Statements	17
IPO	42
IPO Shares	42
IRS	39
knowledge	42
Knowledge	42
Laws	3
Leased Real Property	42
Lien	42
Major Customers	17
Material Adverse Effect	42
Material Contracts	16
Multiemployer Plan	13
Newco	1
Owned Real Property	43
PBGC	12

PDC	1
PDC Closing Filing	28
PDC Financial Statements	4
PDC Interim Financial Statements	4
PDC Invormation Statement	32
PDC SEC Documents	43
PDC Stockholder Approval	3
Permits	10
Permitted Liens	43
Person	43
Proceedings	10
Proxy/Registration Statement	29
Public Stockholder	43
Public Warrants	43
Redemption Payments	1
Redemptions	43
Registration Rights Agreement	33
Representatives	43
Repurchase Payments	1
Repurchases	1

Returns	9
Sarbanes-Oxley	4
SEC	43
SEC Reports	31
Securities Act	4
Security Holders Agreements	33
Senior Credit Agreement	41
Signing Filing	28
Signing Press Release	28
Subsidiaries	43
Subsidiary	43
Tax Receivable Agreement	2
Taxes	9
Title IV Plan	13
Transaction Class A Units	1
Trust Account	44
Trust Agreement	44
Voting Trust Agreement	33
WARN	15

v

EQUITY PURCHASE AGREEMENT

This EQUITY PURCHASE AGREEMENT is dated as of May 16, 2012 (this “Agreement”) and is among HICKS ACQUISITION COMPANY II, INC., a Delaware corporation (“Buyer”), PAPERWEIGHT DEVELOPMENT CORP., a Wisconsin corporation (“PDC”), APPLETON PAPERS INC., a Delaware corporation (the “Company”), and HH-HACII, L.P., a Delaware limited partnership (“Founder”).

R E C I T A L S

A. PDC owns all of the issued and outstanding equity interests in the Company.

B. Prior to the Closing, the Company will (i) convert into a Delaware limited liability company, (ii) enter into the Company LLC Agreement (as hereafter defined) with PDC and (iii) in accordance with the Company LLC Agreement, issue to PDC the sum of (i) 9,632,024 Class B units of the Company with such terms and conditions as set forth in the Company LLC Agreement (the “Company Class B Exchangeable Units”) and (ii) a number of Company Class B Exchangeable Units equal to the number of Cross Purchase Class B Units.

C. Prior to the Closing, PDC will (i) form a new wholly-owned Delaware corporation (“Newco”) and (ii) contribute to Newco 48,160.12 Company Class B Exchangeable Units.

D. At the Closing, Buyer will acquire (the “Acquisition”) an aggregate number of Class A units of the Company with such terms and conditions as set forth in the Company LLC Agreement (the “Company Class A Voting Units”) equal to the aggregate number of shares of common stock, par value $0.0001 per share, of Buyer (“Buyer Common Stock”) outstanding immediately after giving effect to the Redemptions and Repurchases (the “Transaction Class A Units”) less the number of Cross Purchase Class A Units (such net number of Company Class A Voting Units, the “Acquired Class A Units”) in exchange for Buyer’s payment at Closing to the Company of an amount in cash equal to the assets in the Trust Account less the sum of (A) amounts used to purchase shares of Buyer Common Stock from Public Shareholders as permitted by Section 6.4(a)(ii) (such purchases, “Repurchases” and such payments, “Repurchase Payments”), (B) amounts payable to Public Stockholders that properly exercise their redemption rights under Section 9.2 and Section 9.3 of Article IX of the Buyer Certificate of Incorporation (“Redemption Payments”) and (C) Buyer’s aggregate costs, fees and expenses incurred in connection with the pursuit or consummation of a Business Combination (including deferred underwriting commissions) and other working capital expenses (“Expense Payments”) (such net payment, the “Closing Acquisition Consideration”).

E. One day after the Closing, PDC will sell to Buyer and Buyer will purchase (the “Cross Purchase”) from PDC an aggregate number of Company Class B Exchangeable Units equal to a percentage of the Transaction Class A Units, which percentage shall be determined in accordance with the Cross Purchase Agreement by dividing (i) the fair market value of the consideration paid by Buyer in the Cross Purchase (the “Cross Purchase Consideration”) by (ii) the sum of the Cross Purchase Consideration and the Closing Acquisition Consideration (such aggregate Units, the “Cross Purchase Class B Units”), pursuant to that certain Cross Purchase Agreement, dated as of the date hereof, by and among Buyer and PDC (the “Cross Purchase Agreement”), for the consideration set forth in the Cross Purchase Agreement, which Cross Purchase Class B Units shall immediately be surrendered by Buyer to the Company for cancellation and, upon its receipt thereof, the Company will immediately issue to Buyer an identical number of Company Class A Voting Units (the “Cross Purchase Class A Units”) in exchange for such cancelled Cross Purchase Class B Units.

F. The board of directors of each of Buyer, PDC and the Company has approved this Agreement and each of the Ancillary Agreements to which it is a party and has determined that this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby are advisable and in the respective best interests of each of Buyer, PDC and the Company and their respective stockholders and equityholders.

STATEMENT OF AGREEMENT

In consideration of the mutual terms, conditions and other agreements set forth herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

EQUITY PURCHASES

1.1 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned in accordance with Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in ARTICLE VII, the closing of the transactions contemplated by this Agreement (the “Closing”) will take place no later than 9:00 a.m. Central time on the first Business Day following the satisfaction or waiver of each of the conditions set forth in ARTICLE VII hereof (the “Closing Date”) at the offices of Akin Gump Strauss Hauer & Feld LLP, 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201, unless another date, time or place is agreed to in writing by the parties hereto.

1.2 Purchase of Acquired Class A Units. At the Closing, upon the terms and subject to the conditions of this Agreement, Buyer shall (a) purchase from the Company, and the Company shall sell and issue to Buyer, the Acquired Class A Units and (b) pay to the Company by wire transfer in immediately available funds an aggregate amount equal to the Closing Acquisition Consideration. Simultaneously therewith, Buyer shall execute and deliver an accession agreement to the Company LLC Agreement in the form attached as Exhibit C to the Company LLC Agreement. Of the Company Class A Voting Units issued to Buyer pursuant to this Section 1.2, 428,571 shall be designated “Founder Earnout Company Class A Units” and shall be subject to forfeiture if those certain 428,571 shares of Buyer Common Stock held by the Founder and certain directors of the Buyer that are subject to forfeiture (such shares, the “Founder Earnout Buyer Common Stock”) are forfeited, which forfeiture shall occur if the last sales price of the Buyer Common Stock as reported by the national securities exchange on which the Buyer Common Stock is listed or admitted to trading does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period at any time during the period ending on the second anniversary of the Closing Date.

1.3 Cross Purchase. On the day after the Closing, pursuant to the Cross Purchase Agreement, PDC shall sell to Buyer and Buyer shall purchase from PDC the Cross Purchase Class B Units and, in exchange therefor, Buyer shall (a) enter into that certain Tax Receivable Agreement, in the form attached to the Cross Purchase Agreement, by and between Buyer and PDC (the “Tax Receivable Agreement”), (b) issue to PDC 481,601.2 shares of Series A voting preferred stock of Buyer, par value $0.0001 per share, with such terms and conditions as set forth in the Certificate of Designation (such series, the “Buyer Series A Voting Preferred Stock”) and (c) issue to PDC, to the extent it becomes due and payable in accordance with the Cross Purchase Agreement, the Contingency Consideration (as defined in the Cross Purchase Agreement). Pursuant to this Agreement, immediately upon receipt of the Cross Purchase Class B Units, Buyer shall surrender such Cross Purchase Class B Units to the Company for cancellation and, upon receipt thereof, the Company shall issue to Buyer the Cross Purchase Class  A Units.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PDC

PDC represents and warrants to Buyer as follows, except as set forth in the Schedules hereto and as disclosed in the PDC SEC Documents:

2.1 Due Organization. PDC is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

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2.2 Authorization and Validity of Agreement.

(a) PDC has all requisite corporate power and authority to execute and deliver this Agreement, each of the Ancillary Agreements to which it is a party and to perform all of its obligations hereunder and thereunder. The execution, delivery and performance by PDC of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation by PDC of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of PDC, and no other action on the part of PDC is or will be necessary for the execution, delivery and performance by PDC of this Agreement, each of the Ancillary Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby, except for the PDC Stockholder Approval. This Agreement has been, and each of the Ancillary Agreements to which PDC is a party shall be when delivered, duly executed and delivered by PDC and constitutes, or when delivered shall constitute, a legal, valid and binding obligation of PDC, enforceable against PDC in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally and by general equity principles.

(b) The approval by the ESOP as the sole shareholder of PDC to approve this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby is the only vote of any holders of PDC’s capital stock necessary in connection with the consummation of the Closing (the “PDC Stockholder Approval”).

(c) At a meeting duly called and held, PDC’s board of directors (including any required committee or subgroup of PDC’s board of directors) has: (i) determined that this Agreement, each of the Ancillary Agreements to which PDC is a party and the transactions contemplated hereby and thereby are fair to and in the best interests of PDC’s stockholders; (ii) approved and adopted this Agreement, each of the Ancillary Agreements to which PDC is a party and the transactions contemplated hereby and thereby; and (iii) resolved to recommend to PDC shareholder adoption of this Agreement.

2.3 No Conflict. Except as set forth on Schedule 2.3 and except as would not prevent, materially hinder or materially delay the ability of PDC to perform its obligations under this Agreement, each of the Ancillary Agreements to which it is a party or to consummate the transactions contemplated hereby and thereby, the execution, delivery and performance by PDC of this Agreement, each of the Ancillary Agreement to which it is a party and the consummation by it of the transactions contemplated hereby and thereby:

(a) will not violate any provision of applicable laws, rules, regulations, statutes, codes, ordinances or requirements of any Governmental Authority (collectively, “Laws”), order, judgment or decree applicable to PDC;

(b) will not require any consent, authorization or approval of, or filing with or notice to, any Governmental Authority under any provision of Law applicable to PDC, except for the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any other applicable antitrust or competition laws outside the United States, and except for any consent, approval, filing or notice requirements which become applicable solely as a result of the specific regulatory status of Buyer or its Affiliates or that Buyer or its Affiliates are otherwise required to obtain;

(c) will not violate any provision of the certificate of incorporation or bylaws of PDC; and

(d) will not require any consent, approval or notice under, and will not conflict with, or result in the breach or termination of, or constitute a default under, or result in the acceleration of the performance by PDC under, any material indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement or other instrument to which PDC is a party or by which it or any of its assets is bound.

2.4 PDC SEC Documents; Financial Statements.

(a) As of its filing date, each PDC SEC Document complied, and each such PDC SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements

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of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as the case may be. Except for the Company, no Subsidiary of PDC is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

(b) As of its filing date, each PDC SEC Document filed pursuant to the Exchange Act did not, and each such PDC SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement made therein, in light of the circumstances under which they were made, not misleading.

(c) PDC has devised and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United Stated generally accepted accounting principles (“GAAP”). PDC (i) has designed and maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information is made known to PDC’s management to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the PDC SEC Documents and (ii) has disclosed, based on the most recent evaluation of PDC’s principal executive officer and principal financial officer prior to the date of this Agreement, to its auditors and the audit committee of its board of directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect in any material respect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls.

(d) Set forth on Schedule 2.4(d) are the following financial statements (collectively the “PDC Financial Statements”):

(i) audited consolidated balance sheets and statements of income, changes in stockholders’ equity, and cash flow as of and for the fiscal years ended January 1, 2011 and December 31, 2011 for PDC, including all related notes; and

(ii) unaudited consolidated balance sheets and statements of income, changes in stockholders’ equity, and cash flow (the “PDC Interim Financial Statements”) as of and for the three months ended April 1, 2012 (the “Balance Sheet Date”) for PDC, including all related notes.

(e) The PDC Financial Statements included in the PDC SEC Documents, when filed, complied in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto), when filed, fairly presented the financial condition of PDC as of such dates and the results of operations and cash flows of PDC for such periods, and are consistent, in all material respects, with the books and records of PDC; provided, however, that the PDC Interim Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Since the Balance Sheet Date, PDC has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP.

2.5 Ownership of the Company. As of the date hereof, PDC owns all of the issued and outstanding equity interests of the Company and at the Closing will own (either directly or through its wholly-owned Subsidiary, Newco) all of the issued and outstanding equity interest of the Company except for those equity interests sold and transferred to Buyer pursuant to this Agreement. Upon the Conversion and Contribution in accordance with Section 6.15 and as of immediately prior to the Closing: (i) PDC will own the sum of (A) 9,583,863.88 Company Class B Exchangeable Units and (B) a number of Company Class B Exchangeable Units equal to the number of Cross Purchase Class B Units, in each case free and clear of any Liens, other than any restrictions under the Securities Act, any state “blue sky” securities Laws, the Company LLC Agreement or this Agreement; and (ii) Newco, a wholly-owned Subsidiary of PDC, will own 48,160.12 Company Class B Exchangeable Units. PDC

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has no Subsidiaries except for the Company and PDC Capital Corporation and, prior to the Closing, Newco. At Closing, neither Newco nor PDC Capital Corporation will (i) have any assets (other than the Company Class B Exchangeable Units obtained by Newco in connection with the Contribution), material liabilities or obligations of any nature or (ii) be engaged in any business activities.

2.6 Legal Proceedings. Except as set forth on Schedule 2.6, there are no material Proceedings pending, or, to the knowledge of PDC, threatened in writing against or affecting PDC at law or in equity, or before or by any Governmental Authority.

ARTICLE III

REPRESENTATIONS AND WARRANTIES CONCERNING COMPANIES

The Company represents and warrants to Buyer that, except as set forth in the Schedules hereto and as disclosed in the Company SEC Documents:

3.1 Due Organization of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority enter into this Agreement, each of the Ancillary Agreement to which it is a party and perform its obligations hereunder and thereunder, to own, lease and operate its properties and to carry on its business as it is now being conducted and is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary. The Company has heretofore made available to Buyer true and complete copies of its certificate of incorporation and bylaws as currently in effect (the “Company Organizational Documents”). The Company is not in violation of any of the provisions of the Company Organizational Documents.

3.2 Authorization and Validity of Agreement. The execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of the Company, and no other action on the part of the Company is or will be necessary for the execution, delivery and performance by the Company of this Agreement, each of the Ancillary Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby, except for the PDC Stockholder Approval. This Agreement has been, and each of the Ancillary Agreements to which the Company is a party shall be when delivered, duly executed and delivered by the Company and constitutes, or when delivered shall constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally and by general equity principles.

3.3 Subsidiaries.

(a) Schedule 3.3(a) lists all direct or indirect Subsidiaries of the Company, each of which is directly or indirectly wholly-owned by the Company, and the issued and outstanding equity interests of each such Subsidiary.

(b) Each of the Subsidiaries of the Company has all requisite company power and authority to own its properties and assets and to carry on its business as it is now being conducted, except where failure to have such power and authority or to be in good standing would not reasonably be expected to have a Material Adverse Effect on the Companies.

3.4 Capitalization.

(a) Schedule 3.4 sets forth the authorized capital of each of the Companies and a true, correct and complete list of all of the outstanding equity interests of each of the Companies. Each of the outstanding equity interests of the Companies is duly authorized, validly issued, and if a corporation, fully paid and

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non-assessable, and is directly owned of record by the holders set forth on Schedule 3.4, free and clear of any Liens, other than any restrictions under the Securities Act, any state “blue sky” Securities Laws, the Company LLC Agreement or this Agreement. There are no other equity interests of any of the Companies authorized, issued, reserved for issuance or outstanding and there are no contracts, commitments, options, warrants, calls, rights, puts, convertible securities, exchangeable securities, understandings or arrangements by which PDC or any Companies are or may be bound to issue, redeem, purchase or sell additional equity interests or securities convertible into or exchangeable for any other equity interest of any of the Companies. Except as set forth on Schedule 3.4, neither PDC nor any of the Companies is a party to any partnership agreement, limited liability company agreement, stockholders agreement or joint venture agreement with any other third Person.

(b) Upon the Conversion and Contribution and as of immediately prior to the Closing:

(i) the issued and outstanding capital of the Company shall consist of: (A) the sum of 9,583,863.88 Company Class B Exchangeable Units and a number of Company Class B Exchangeable Units equal to the number of Cross Purchase Class B Units owned by PDC; and (B) 48,160.12 Company Class B Exchangeable Units owned by Newco (for purposes of this Agreement, “Company Units” shall mean collectively the Company Class A Voting Units, and the Company Class B Exchangeable Units);

(ii) the issued and outstanding Company Units as of immediately prior to the Closing shall have been duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any applicable federal or state securities Laws, purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware Limited Liability Company Act, the Company LLC Agreement or any Contract to which the Company is a party or by which the Company is bound; and

(iii) except as set forth in this Section 3.4(b), no membership or other equity or voting interest of the Company, or options, warrants or other rights to acquire any such membership or other equity or voting interest, of the Company shall be issued and outstanding.

(c) The Company Class A Voting Units to be issued to Buyer in accordance with this Agreement (including those Cross Purchase Class A Units issued the day after Closing in accordance with Section 1.3) will be duly authorized, validly issued, fully paid and non-assessable, not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware Limited Liability Company Act, the Company LLC Agreement or any Contract to which the Company is a party or by which the Company is bound.

(d) Upon delivery of the Company Class A Voting Units pursuant to this Agreement (including those Cross Purchase Class A Units issued the day after Closing in accordance with Section 1.3), Buyer shall have good title to such Units free and clear of any Liens, other than any restrictions under the Securities Act, any state “blue sky” Securities Laws, the Company LLC Agreement or this Agreement and other than arising as a result of any Contractual obligations of Buyer.

3.5 Consents and Approvals. Neither the execution and delivery by the Company of this Agreement and each of the Ancillary Agreements to which it is a party nor the consummation by the Company of the transactions contemplated hereby and thereby will require on the part of the Company or any of the other Companies any action, consent, order, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except: (a) for any applicable filings required under the HSR Act and any other applicable antitrust or competition laws outside the United States; (b) for applicable requirements of the Securities Act and Exchange Act or any state “blue sky” securities Laws; or (c) where the failure to obtain such action, consent, order, approval, authorization or permit, or to make such filing or notification, would not materially impair the consummation of the transactions contemplated hereby.

3.6 No Conflict. Neither the execution and delivery by the Company of this Agreement and each of the Ancillary Agreements to which it is a party nor the consummation by the Company of the transactions contemplated hereby and thereby will: (a) conflict with or violate the certificate of incorporation or bylaws or

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other similar governing documents of any of the Companies; (b) except as described on Schedule 3.6, result in a violation or breach of, constitute a default or event of default (or similar event) (with or without notice or lapse of time, or both) under, give rise to any right of termination, cancellation or acceleration of, or the trigger of any material charge, fee, payment or requirement of consent under, or result in the imposition of any Lien, other than a Permitted Lien, on any assets or property of the Companies pursuant to any Material Contract or other material indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement arrangement, commitment, letter of intent, instrument, promise, or other similar understanding, whether written or oral (each, a “Contract”) to which any of the Companies is a party or by which any of the Companies, or any of their assets or properties are bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or Liens) as to which requisite waivers or consents have been obtained; (c) result in any additional liabilities for site investigation or cleanup; or (d) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.5 and this Section 3.6 are duly and timely obtained or made, violate any Law, order, writ, injunction, decree, statute, rule or regulation applicable to the Companies or any of their respective assets and properties.

3.7 Company SEC Documents, Financial Statements.

(a) As of its filing date, each Company SEC Document complied, and each such Company SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and Sarbanes-Oxley, as the case may be. No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

(b) As of its filing date, each Company SEC Document filed pursuant to the Exchange Act did not, and each such Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement made therein, in light of the circumstances under which they were made, not misleading.

(c) The Company has devised and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company (i) has designed and maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information is made known to the Company’s management to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Company SEC Documents and (ii) has disclosed, based on the most recent evaluation of the Company’s principal executive officer and principal financial officer prior to the date of this Agreement, to its auditors and the audit committee of its board of directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect in any material respect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls.

(d) Set forth on Schedule 3.7(d) are the following financial statements (collectively the “Financial Statements”):

(i) audited consolidated balance sheets and statements of income, changes in stockholders’ equity, and cash flow as of and for the fiscal years ended January 1, 2011 and December 31, 2011 for the Companies, including all related notes; and

(ii) unaudited consolidated balance sheets and statements of income, changes in stockholders’ equity, and cash flow (the “Interim Financial Statements”) as of and for the three months ended April 1, 2012 for the Companies, including all related notes.

The Financial Statements included in the Company SEC Documents, when filed, complied in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC

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with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto), when filed, fairly presented the financial condition of the Companies as of such dates and the results of operations and cash flows of the Companies for such periods, and are consistent, in all material respects, with the books and records of the Companies; provided, however, that the Interim Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Since the Balance Sheet Date, the Companies have not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP. Prior to the filing of the Proxy/Registration Statement, the Company shall deliver to Buyer the audited consolidated balance sheets and statements of income, changes in stockholders’ equity, and cash flow as of and for the fiscal years ended December 31, 2009, December 31, 2010 and December 31, 2011 for the Companies, and they shall be deemed to be included in the Financial Statements.

3.8 Absence of Material Adverse Change. Except as set forth on Schedule 3.8 and otherwise contemplated by this Agreement, since December 31, 2011, the business of the Companies has been conducted only in the ordinary course consistent with past practice, and there have not been any events, changes or developments which would reasonably be expected to have a Material Adverse Effect on the Companies.

3.9 Absence of Undisclosed Liabilities. None of the Companies has any material obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) which would be required to be set forth on a balance sheet prepared in accordance with GAAP, except: (a) liabilities reflected on the balance sheet of the Companies at December 31, 2011 or the notes thereto, included in the Financial Statements; (b) liabilities incurred since December 31, 2011 in the ordinary course of business consistent with past practice which, individually or in the aggregate, are not material and are of the same character and nature as the liabilities reflected on the Financial Statements; (c) liabilities incurred in connection with the transactions contemplated hereby; (d) immaterial liabilities; and (e) obligations and liabilities on Schedule 3.9 or as otherwise disclosed in this Agreement (including the Schedules hereto). The Companies have no obligation to make any payment to their respective officers or directors as a result of the transactions contemplated hereby other than as set forth herein or as disclosed in the Company SEC Documents.

3.10 Real and Personal Properties.

(a) Schedule 3.10(a) contains a complete and correct list of all of the Leased Real Property. With respect to each Leased Real Property, a Company owns a leasehold estate in such Leased Real Property, free and clear of all Liens except Permitted Liens. No material default by the Companies, or to the Knowledge of the Company, the applicable landlord, exists under any lease with respect to the Leased Real Property and each material lease with respect to the Leased Real Property is legal, valid, binding and enforceable and in full force and effect.

(b) Schedule 3.10(b) sets forth a complete and correct list of all Owned Real Property. With respect to each Owned Real Property: (i) a Company owns title in fee simple to such Owned Real Property, free and clear of all Liens except for Permitted Liens; (ii) there are no material outstanding options or rights of first refusal in favor of any other Person to purchase or lease such Owned Real Property or any portion thereof or interest therein; and (iii) there are no material leases, subleases, licenses, options, rights, concessions or other agreements affecting any portion of such Owned Real Property.

(c) Each of the Companies has good title to all of the material assets (other than Owned Real Property) reflected in its most recent balance sheet included in the Financial Statements as being owned and all material assets thereafter acquired by such Companies (except to the extent that such assets have been disposed of after the date of the latest balance sheet in the Financial Statements in the ordinary course of business consistent with past practice or pursuant to existing contracts), free and clear of all Liens other than Permitted Liens, and all other material assets used in the businesses of the Companies are leased or licensed by the Companies, or the Companies have another contractual right to use, such assets.

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3.11 Condition and Sufficiency of Assets. Except as set forth on Schedule 3.11, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost and the Company or a Subsidiary of the Company holds good, marketable and valid title to, a valid leasehold interest in, or a valid license to use all such property. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by the Companies, together with all other properties and assets of the Companies, are sufficient for the continued conduct of the Companies’ businesses after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the businesses of the Companies as currently conducted.

3.12 Taxes.

(a) For purposes of this Agreement, the following definitions shall apply:

(i) The term “Taxes” shall mean all taxes, charges, levies, customs, duties, penalties or other assessments imposed by any Governmental Authority, including, but not limited to any federal, state, local, foreign or provincial income, excise, property, sales, transfer, franchise, payroll, withholding, social security, oil and gas or other similar taxes, including any interest or penalties attributable thereto.

(ii) The term “Returns” shall mean all federal, state, local, foreign or provincial reports, estimates, declarations of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(b) (i) All material Returns required to be filed by or on behalf of the Companies have been duly filed on a timely basis and all such Returns are complete and correct in all material respects; (ii) all material Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis and no other material Taxes (whether or not shown on a Return) are payable by the Companies with respect to items or periods covered by such Returns or with respect to any period prior to the Closing Date; (iii) each of the Companies has withheld and paid over all material Taxes required to have been withheld and paid over, and complied with all information reporting requirements, including maintenance of required records with respect thereto, in connection with material amounts paid or owing to any employee, creditor, independent contractor or other third party for all periods for which the statute of limitations has not expired; and (iv) there are no material liens on any of the assets of any of the Companies with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that any of the Companies is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

(c) Except in the case of audits, actions or proceedings for which appropriate reserves have been established on the Financial Statements in accordance with GAAP: (i) there is no audit by a governmental or taxing authority in process or pending with respect to any material Returns of the Companies; (ii) no deficiencies have been asserted, in writing, with respect to any material Taxes of the Companies and none of the Companies has received written notice that it has not filed a material Return or paid material Taxes required to be filed or paid by it; and (iii) none of the Companies are parties to any action or proceeding for assessment or collection of any material Taxes, nor has such event been asserted, in writing against the Companies or any of their assets.

(d) Schedule 3.12(d) sets forth each jurisdiction where the Companies file or are required to file a Tax Return.

(e) The Companies have no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. Except as set forth on Schedule 3.12(e), there are no outstanding requests by the Companies for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

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(f) None of the Companies have made or rescinded any material election relating to Taxes, settled any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, filed any amended Tax Return or claim for refund, made any material change in its accounting method or Tax policies or procedures, or received a ruling from, or signed an agreement with, any Tax Authority that would reasonably be expected to result in a Material Adverse Effect on the Companies following the Closing, in each case except as required by applicable Law or in compliance with GAAP.

(g) None of the Companies have participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in Treasury Regulation Section 1.6011-4.

(h) None of the Companies have any liability or potential liability for the Taxes of another Person (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise.

(i) None of the Companies are a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice with respect to material Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Tax authority) that will be binding on the Companies with respect to any period following the Closing Date.

(j) None of the Companies have requested or is the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Tax authority with respect to any material Taxes, nor is any such request outstanding.

(k) PDC and the Company have been a validly electing S-corporation and a qualified subchapter S subsidiary, respectively, within the meaning of Code Sections 1361 and 1362 at all times since 2001 and the Company will be a qualified subchapter S subsidiary up to and including the date of the Conversion. PDC acknowledges that any Tax liability, including any Tax liability under Code Section 1374, that occurs as a result of the Company’s change in status as a qualified subchapter S subsidiary will be a Tax liability of the Company described in Section 3.12(b)(ii) above.

(l) The Company is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

3.13 Compliance with Laws; Permits. Each of the Companies is, and to the Knowledge of the Company has been, in compliance in all material respects with all Laws which apply to such entity or its business, properties or assets, except where past non-compliance would not reasonably be expected to have a Material Adverse Effect. None of the Companies has received any (a) written communication or (b) to the Knowledge of the Company, oral communication, in each case during the past three (3) years from a Governmental Authority that alleges that such Person is not in compliance in all material respects with any Law. Neither the Companies nor any director, officer, agent, employee or Affiliate of the Companies has taken any action, directly or indirectly, that would result in a violation by such persons of the anti-bribery provisions of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. None of the Companies, or any director, officer, agent, employee or Affiliate of the Companies, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department. Each of the Companies owns, holds or possesses all material permits, licenses, franchises, orders, consents, approvals and authorizations from Governmental Authorities (“Permits”) that are necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct its business and such Permits are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Each such Permit held or possessed by the Companies is in full force and effect in all material respects, and the Companies are in compliance in all material respects with such Permits.

3.14 Legal Proceedings. Except as set forth on Schedule 3.14, there are no material writs, injunctions, decrees, orders, judgments, lawsuits, claims, actions, suits, arbitrations, investigations or proceedings (collectively, “Proceedings”) pending, or to the knowledge of the Company, threatened in writing, against or

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affecting the Companies at law or in equity, or before or by any federal, state, tribal, municipal, foreign or other governmental department, commission, board, bureau, agency, court or instrumentality, whether domestic or foreign (“Governmental Authority”).

3.15 Environmental Matters.

(a) Except as set forth on Schedule 3.15(a):

(i) none of the Companies or, to the knowledge of the Companies, any of their respective predecessors or Affiliates, has, either expressly or by operation of Law, assumed or undertaken any material liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental Laws and, to the Knowledge of the Company, such Persons (i) are in and have been in material compliance with all applicable Environmental Laws and all Environmental Licenses and Permits; (ii) possess all material Environmental Licenses and Permits required under applicable Environmental Law for them to occupy the facilities and to operate the business and each such Environmental License and Permit is in full force and effect, free from breach, and the transactions will not adversely affect them; (iii) are not subject to pending or threatened Proceedings and such Persons have not received any written or oral notice or claim against them alleging a material violation of any Environmental Laws or any liabilities, including any investigatory, remedial or corrective liabilities or claims related to natural resources damages related to any of them or the facilities, other than such Proceedings, liabilities, notices or claims that have been resolved in all material respects as of the date hereof; (iv) have not treated, recycled, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any Hazardous Substances, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to any material liability, including any liability for investigation or response costs, corrective action costs, personal injury, property damage or natural resources damages, pursuant to Environmental Laws; (v) are not (1) subject to any outstanding material order from or material agreement with any Governmental Authority resulting from any judicial or administrative proceedings under any Environmental Laws; or (2) a party to any pending material judicial or administrative proceedings or the subject of any investigations by any Governmental Authority, pursuant to any Environmental Laws; (vi) do not currently or have not previously owned or operated any property or facility containing (1) under or above-ground storage tanks or unlined production pits; (2) asbestos containing material in any form or condition; (3) materials or equipment containing polychlorinated biphenyls; or (4) landfills, surface impoundments, or disposal areas in each case which could reasonably be expected to pose a material liability against the Companies other than permitted disposal wells and associated facilities and equipment operated in material compliance with all applicable Environmental Laws and all Environmental Licenses and Permits; (vii) are not subject to any facts, events or circumstances relating to the past or present facilities, properties or operations reasonably expected to pose a material liability against such Persons under any applicable Environmental Law, nor will any such facts, events or circumstances prevent, hinder, or limit continued compliance with Environmental Laws; and (viii) have not received any unresolved written or oral notice directed to such Persons that any facility or site to which such Persons, either directly or indirectly by a third Person, has sent any Hazardous Substances for storage, treatment, disposal, or other management has been or is being operated in material violation of Environmental Laws, or pursuant to Environmental Laws is identified, proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation, cleanup, removal, remediation, or other response action by a Governmental Authority;

(ii) the Companies have provided to Buyer copies of all material environmental site assessment reports and compliance audits, whether draft or final, which are in its possession; and

(iii) the Companies have not received any unresolved written notice, or to the Knowledge of the Company, oral notice, directed to the Companies or any of their respective predecessors and Affiliates that any facility or site to which the Companies, either directly or indirectly by a third Person, has sent

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any Hazardous Substances for storage, treatment, disposal, or other management has been or is being operated in material violation of Environmental Laws, or pursuant to Environmental Laws is identified or, to the Knowledge of the Company, proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation, cleanup, removal, remediation, or other response action by a Governmental Authority;

(b) For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i) “Environmental Laws” shall mean any and all Laws regulating or imposing liability or standards of conduct concerning public health and safety or pollution or protection of the environment, including surface water, groundwater, ambient air, surface or subsurface soil, natural resources or wildlife habitat.

(ii) “Environmental Licenses and Permits” shall mean all Permits required pursuant to applicable Environmental Laws.

(iii) “Hazardous Substances” shall mean any substance, pollutant, contaminant, material, or waste, or combination thereof, whether solid, liquid, or gaseous in nature, subject to regulation, investigation, control or remediation under any applicable Environmental Law.

Notwithstanding the generality of any other representations and warranties in this Agreement, the representations and warranties in this Section 3.15 shall be deemed the only representations and warranties in this Agreement with respect to matters relating to Environmental Laws or to liabilities or other obligations arising out of Hazardous Substances.

3.16 Employee Benefit Plans.

(a) Except as set forth on Schedule 3.16(a), neither the Companies nor any ERISA Affiliate sponsors, maintains, contributes to or has any obligation to maintain, sponsor or contribute to, or has any direct or indirect liability, whether contingent or otherwise, with respect to any material Benefit Plan under which any Business Employee has any present or future right to benefits; the Benefit Plans disclosed on Schedule 3.16(a) being the “Company Benefit Plans”. The Companies have no liability with respect to any Benefit Plan other than the Company Benefit Plans.

(b) The Companies have made available to Buyer correct and complete copies of any governing plan documents and related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) the three most recent Forms 5500 and all schedules thereto; (iii) the three most recent audited financial statements; (iv) the most recent determination or opinion letter from the Internal Revenue Service; (v) the most recent summary plan description, any subsequent summary of material modification, and any other written communication to any Business Employees concerning benefits provided under a Company Benefit Plan; (vi) discrimination testing results for the three most recent plan years; (vii) for the last three years, all correspondence with the Internal Revenue Service, the United States Department of Labor and any other Governmental Authority regarding the operation and administration of any Company Benefit Plan; (viii) an accurate written description of each unwritten Company Benefit Plan; and (ix) any other documents in respect of any Company Benefit Plan reasonably requested by Buyer.

(c) Each Company Benefit Plan has been established and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, and all other applicable Laws. With respect to each Company Benefit Plan, all material reports, returns, notices and other documentation that are required to have been filed with or furnished to the Internal Revenue Service, the United States Department of Labor, the Pension Benefit Guaranty Corporation (the “PBGC”) or any other Governmental Authority, or to the participants or beneficiaries of such Company Benefit Plan, have been filed or furnished on a timely basis. Each Company Benefit Plan that is intended to be qualified under section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service regarding such qualification (covering all tax law changes required through the Company’s most recent submission period under the five year remedial amendment cycle established by the Internal Revenue

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Service), and, to the Knowledge of the Company, there are no facts or circumstances that could reasonably be expected to cause the loss of such qualification or the imposition of any material liability, penalty or Tax under ERISA, the Code, or any other applicable Law.

(d) Other than routine claims for benefits, no Liens, lawsuits or complaints to or by any Person or Governmental Authority have been filed against any Company Benefit Plan, the Company or any ERISA Affiliate or, to the Knowledge of the Company, against any other Person or party in respect of any Company Benefit Plan, no notice of any such Lien, lawsuit or complaint has been received by any Company Benefit Plan, the Company or any ERISA Affiliate and, to the Knowledge of the Company, no such Lien, lawsuit, or complaint is contemplated or threatened with respect to any Company Benefit Plan. No material litigation, administrative or other investigation, audit or proceeding involving any Company Benefit Plan before the Internal Revenue Service, the United States Department of Labor or the PBGC has occurred, is pending or, to the Knowledge of the Company, is threatened, and no notice from any Governmental Authority of an impending investigation or audit has been received by any Company Benefit Plan, the Company or any ERISA Affiliate.

(e) Except as set forth on Schedule 3.16(e), neither the Company nor any ERISA Affiliate maintains, contributes or has any liability, whether contingent or otherwise, with respect to, or has within the preceding six years maintained, contributed to or had any liability, whether contingent or otherwise, with respect to any Benefit Plan that is, or has been (i) subject to Title IV of ERISA (a “Title IV Plan”) or section 412 of the Code; (ii) maintained by more than one employer within the meaning of section 413(c) of the Code; (iii) subject to sections 4063 or 4064 of ERISA; (iv) a “multiemployer plan” as defined in section 3(37) of ERISA (a “Multiemployer Plan”); (v) a “multiple employer welfare arrangement” as defined in section 3(40) of ERISA; or (vi) an “employee benefit pension plan” as defined in section 3(2) of ERISA that is not intended to be qualified under section 401(a) of the Code.

(f) Except as set forth on Schedule 3.16(f), For each Title IV Plan set forth in Schedule 3.16(e), (i) as of the last day of the most recent plan year ended prior to the date hereof, there is no “amount of unfunded benefit liabilities,” as defined in section 4001(a)(18) of ERISA, and there has been no material change in the financial condition of any such Title IV Plan since the last day of its most recent fiscal year; (ii) such Title IV Plan has not failed to satisfy the minimum funding standard (within the meaning of sections 412 and 430 of the Code or section 302 of ERISA) applicable to such Title IV Plan, whether or not waived; and (iii) such Title IV Plan has not been determined to be, and is not expected to be, in “at-risk” status (as defined in section 303(i)(4) of ERISA or section 430(i)(4) of the Code).

(g) There has been no “reportable event,” as that term is defined in section 4043 of ERISA and the regulations thereunder, with respect to any Title IV Plan set forth in Schedule 3.16(e) (other than an event for which the 30-day notice period is waived) and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a reportable event.

(h) Neither the Company nor any ERISA Affiliate has terminated any Title IV Plan within the last six years or incurred any outstanding liability under section 4062 of ERISA to the PBGC, or to a trustee appointed under section 4042 of ERISA. All premiums due the PBGC with respect to the Title IV Plans set forth in Schedule 3.16(e) have been paid. Neither the Company nor any ERISA Affiliate has filed a notice of intent to terminate any Title IV Plan set forth in Schedule 3.16(e) or adopted any amendment to treat such Title IV Plan as terminated. The PBGC has not instituted, or threatened to institute, proceedings to treat any Title IV Plan set forth in Schedule 3.16(e) as terminated. No event has occurred or circumstance exists that may constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan set forth in Schedule 3.16(e).

(i) Neither the Company nor any ERISA Affiliate has, at any time, withdrawn from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” as defined in sections 4203 and 4205 of ERISA, respectively, so as to result in a liability, contingent or otherwise (including without limitation the obligations pursuant to an agreement entered into in accordance with section 4204 of ERISA), of the Company or any ERISA Affiliate. With respect to each Company Benefit Plan that is a Multiemployer Plan:

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(i) no such Multiemployer Plan has been terminated or has been in reorganization under ERISA so as to result, directly or indirectly, in any liability, contingent or otherwise, of the Company or any ERISA Affiliate under Title IV of ERISA; (ii) no proceeding has been initiated by any Person (including the PBGC) to terminate any such Multiemployer Plan; (iii) the Company has no reason to believe that any such Multiemployer Plan will be terminated or will be reorganized under ERISA; (iv) the Company and its ERISA Affiliates do not expect to withdraw from any such Multiemployer Plan; and (v) no such Multiemployer Plan is in endangered or critical status, with the meaning of section 305 of ERISA. Except as set forth on Schedule 3.16(i), if, as of the Closing Date, the Company and any ERISA Affiliates were to withdraw from all Multiemployer Plans to which the Company or any ERISA Affiliate has contributed or been obligated to contribute, the Company and the ERISA Affiliates would incur no liabilities to such plans under Title IV of ERISA. Schedule 3.16(i) sets forth, for each Multiemployer Plan set forth therein, the estimated amount that would be the Company’s or ERISA Affiliate’s “withdrawal liability” (within the meaning of Part 1 of Subtitle E of Title IV of ERISA) if the Company or ERISA Affiliate withdrew from such Multiemployer Plan on the last day of the plan year preceding the Closing Date, and an explanation of how such amount was determined, as provided by the plan sponsor or administrator of such Multiemployer Plan.

(j) Neither the Company nor any organization to which the Company is a successor or parent corporation, within the meaning of section 4069(b) of ERISA, has engaged in any transaction described in section 4069 or 4212(c) of ERISA.

(k) Neither the Company (including its ERISA Affiliates) nor any other “party in interest” or “disqualified person” with respect to any Company Benefit Plan has engaged in a non exempt “prohibited transaction” within the meaning of section 406 of ERISA or section 4975 of the Code involving such Company Benefit Plan that, individually or in the aggregate, could reasonably be expected to subject the Company to a Tax imposed by section 4975 of the Code or a penalty imposed by section 501, 502 or 510 of ERISA, which, in either case, could reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, no fiduciary has any material liability for breach of fiduciary duty or any other failure to act or comply with the requirements of ERISA, the Code or any other applicable Laws in connection with the administration or investment of the assets of any Company Benefit Plan.

(l) All liabilities or expenses of each of the Company in respect of any Company Benefit Plan (including workers compensation) that have not been paid have been properly accrued on the Company’s most recent Financial Statements in compliance with GAAP. All contributions (including all employer contributions and employee salary reduction contributions) or premium payments required to have been made under the terms of any Company Benefit Plan, or in accordance with applicable Law, as of the date hereof have been timely made or reflected on the Company’s Financial Statements in accordance with GAAP.

(m) The Company has no obligation to provide or make available post employment benefits under any Company Benefit Plan that is a “welfare plan” (as defined in section 3(1) of ERISA) for any Business Employee, except as may be required under Part 6 of Subtitle B of Title I of ERISA and at the sole expense of such individual. There are no reserves, assets, surpluses or prepaid premiums with respect to any Company Benefit Plan that is a welfare plan.

(n) Except as set forth on Schedule 3.16(n), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation due, to any Business Employee, (ii) increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits, (iv) result in a non exempt “prohibited transaction” as defined in section 406 of ERISA or section 4975 of the Code, or (v) result in the payment of any amount that could (alone or in combination with any other payment) constitute an “excess parachute” payment as defined in section 280G(b)(1) of the Code. No Business Employee has or will obtain a right to receive a gross up payment from the Company with respect to any excise tax that may be imposed upon such individual pursuant to section 409A or 4999 of the Code or otherwise.

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(o) Each Company Benefit Plan that is a “nonqualified deferred compensation plan,” as defined in section 1.409A 1(a) of the Treasury Regulations, and any award thereunder, in each case that is subject to section 409A of the Code, has been operated since January 1, 2005 (i) prior to January 1, 2009, in compliance with section 409A of the Code, based upon a good faith, reasonable interpretation of section 409A of the Code and either the final regulations issued thereunder or Internal Revenue Service Notice 2005 1; and (ii) after December 31, 2008, in strict compliance with section 409A of the Code and the final regulations issued thereunder.

(p) The Company has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification (“WARN”) Act or any similar state or local Law within the last six months which remains unsatisfied.

(q) The Company has no direct or indirect material liability, whether absolute or contingent, with respect to any misclassification of any Person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

(r) The Company has no plan or Contract, whether legally binding or not, to create any additional employee benefit or compensation plans, policies or arrangements or, except as may be required by Law, to modify any Company Benefit Plan. The Company may amend or terminate any Company Benefit Plan (other than an employment Contract or any similar Contract that cannot be amended or terminated without the consent of the other party) at any time without incurring liability thereunder, other than in respect of accrued and vested obligations and medical or welfare claims incurred prior to such amendment or termination.

(s) No Company Benefit Plan covers any Business Employee outside of the United States.

3.17 Employment. There are no material Proceedings pending or, to the Knowledge of the Company, threatened involving any of the Companies and any of their respective employees or former employees (with respect to their status as an employee or former employee, as applicable) including any harassment, discrimination, retaliatory act or similar claim. To the Knowledge of the Company, since December 31, 2011, there has been: (a) no new labor union organizing or attempting to organize any employee of any of the Companies into one or more collective bargaining units with respect to their employment with any of the Companies; and (b) no labor dispute, or other collective labor action by or with respect to any employees of any of the Companies is pending or threatened against any of the Companies. Schedule 8.1 sets forth a true, correct and complete list of all collective bargaining agreements or other agreements with any labor organization applicable to the employees of any of the Companies. Except as set forth on Schedule 8.1, none of the Companies is a party to, or bound by, any collective bargaining agreement or other agreement with any labor organization applicable to the employees of any of the Companies, other than what has been previously provided for review, and no such new agreement is currently being negotiated. The Companies are in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, including Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and have not received written notice, or any other form of notice, that there is any material Proceeding involving unfair labor practices against any of the Companies pending.

3.18 Intellectual Property.

(a) Schedule 3.18(a) sets forth a list of all material Intellectual Property which is owned by or used in connection with the business of the Companies and which has been registered or issued, or for which applications to register or obtain issuance have been filed and are pending anywhere in the world (the “Company Intellectual Property”), an indication of the jurisdictions in which such filings have been made and the status thereof. To the extent indicated in Schedule 3.18(a), such Company Intellectual Property has been duly registered in, filed in or issued by the United States Copyright Office, the United States Patent and Trademark Office or any similar national or local foreign intellectual property authority. Since

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January 1, 2011, no application or registration for any Company Intellectual Property that is owned by the Companies which is material to the business of the Companies as presently conducted has been finally rejected on the merits of such filing without right to further appeal.

(b) Except as set forth in Schedule 3.18(b):

(i) each of the Companies possesses all right, title and interest in and to the material Company Intellectual Property which it owns, free and clear of any Lien or license other than Permitted Liens, and all material registered patents, trademarks, service marks and copyrights listed in Schedule 3.18(b) are valid and subsisting, in full force and effect, and have not been canceled, expired or abandoned;

(ii) no claims are pending or, to the Knowledge of the Company, threatened, (A) challenging the ownership, enforceability, validity, or use by the Companies of any material Company Intellectual Property, or (B) alleging that the Companies are materially violating, misappropriating or infringing the rights of any Person with regard to any material Company Intellectual Property;

(iii) to the Knowledge of the Company, (A) no Person is infringing the rights of the Companies with respect to any material Company Intellectual Property owned by them and (B) the operation of the business of the Companies as currently conducted does not violate, misappropriate or infringe the Intellectual Property of any other Person; and

(iv) the Companies take and have taken commercially reasonable actions to maintain and preserve all material Company Intellectual Property.

3.19 Material Contracts.

(a) Except as set forth on Schedule 3.19(a), none of the Companies is a party to any of the following contracts (each, a “Material Contract”):

(i) any Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act) that is required, or would be required, to be filed as an exhibit to the Company SEC Documents pursuant to Item 601(b)(2), (4) or (9) of Regulation S-K of the Securities Act, that, in any such case, has not been filed or incorporated by reference in the Company SEC Documents;

(ii) any Contract restricting the ability of an entity or any of its Affiliates to enter into or engage in any line of business or compete with any Person;

(iii) any Contract under which the Companies have incurred Indebtedness or directly or indirectly guaranteed Indebtedness, liabilities or obligations of any other Person (other than inter-company Indebtedness owed among the Companies) that, individually, is in excess of $2,000,000;

(iv) a Contract involving any joint venture or partnership involving a potential annual commitment or annual payment by any of the Companies in excess of $5,000,000 (unless terminable without payment or penalty upon no more than ninety (90) days’ notice)

(v) any Contract that imposes any material confidentiality, standstill or similar obligation on the Companies, except for those entered into in the ordinary course of business or in connection with the process to sell the Companies;

(vi) any Contract that contains a right of first refusal, first offer or first negotiation, except in the ordinary course of business;

(vii) any Contract pursuant to which the Companies have granted any exclusive marketing, sales representative relationship, consignment or distribution right to any third party, except in the ordinary course of business; or

(viii) other than leases for Leased Real Property, any Contract or group of related contracts with the same party or group of affiliated parties the performance of which involves a potential annual commitment or annual payment in excess of $5,000,000.

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(b) Except as set forth in Schedule 3.19(b), none of the Companies is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect of or under any Material Contract and, to the Knowledge of the Company, no other party to any such Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. To the Knowledge of the Company, except as disclosed in Schedule 3.18(b), none of the Companies has received any written notice of the intention of any Person to terminate any Material Contract. Complete and correct copies of all Material Contracts have been made available to Buyer prior to the date of this Agreement.

3.20 Customers and Suppliers.

(a) Schedule 3.20(a) sets forth a complete list of the five (5) largest customers of the Companies (on a combined basis and by volume of sales to such customers) for the most recent fiscal year (collectively, the “Major Customers”). Except as set forth on Schedule 3.20(a), since December 31, 2011 none of the Major Customers has notified the Companies, in writing or to the Knowledge of the Company, orally, that such Major Customer intends to terminate its relationship with the Companies. The Companies have not received any notice regarding the insolvency of any of the Major Customers.

(b) Since December 31, 2011, none of the Companies’ material suppliers has terminated, or threatened in writing to terminate, its relationship with the Companies.

3.21 Transactions with Affiliates. Except as set forth in the Company Financial Statements or Company SEC Documents filed prior to the date of this Agreement, the Companies have not (a) engaged in any material transaction, contract, agreement or transaction with any other Person of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act and the Exchange Act or (b) provided loans to any of their respective employees, officers or directors, or any of their Affiliates.

3.22 Insurance. Schedule 3.22 sets forth a correct and complete list of each material insurance policy that is currently in effect which is presently owned or held by the Companies, insuring the products, physical properties, assets, business, operations, employees, or officers and directors of the Companies. All premiums due on such policies have been paid and no notice of cancellation or termination or intent to cancel, in each case which has not been rescinded, has been received in writing by the Companies with respect to any such insurance policy.

3.23 Brokers, Finders, etc. Except as set forth on Schedule 3.23, none of PDC or the Companies has employed, or is subject to any valid claim of, any broker, finder or sales agent in connection with the transactions contemplated by this Agreement who might be or is entitled to a fee or commission in connection with such transactions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to PDC and the Company as follows, except as set forth in the Schedules hereto and as disclosed in the Buyer SEC Documents:

4.1 Due Organization and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement, each of the Ancillary Agreement to which it is a party and perform its obligations hereunder and thereunder. Buyer has heretofore made available to the Company true and complete copies of its certificate of incorporation and bylaws as currently in effect (the “Buyer Organizational Documents”). Buyer is not in violation of any of the provisions of the Buyer Organizational Documents. The transactions contemplated by this Agreement constitute a “Business Combination” within the meaning of the Buyer Organizational Documents and there is no obligation under the Buyer Organizational Documents that Buyer liquidate or dissolve prior to July 14, 2012 as a result of Buyer’s execution and delivery of this Agreement.

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4.2 Authorization and Validity of Agreement.

(a) The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of Buyer, and no other corporate action on the part of Buyer is or will be necessary for the execution, delivery and performance by Buyer of this Agreement, each of the Ancillary Agreements to which it is a party and the consummation by Buyer of the transactions contemplated hereby, except for the Buyer Stockholder Approval. This Agreement has been, and each of the Ancillary Agreements to which the Buyer is a party shall be when delivered, duly executed and delivered by Buyer and constitutes, or when delivered shall constitute, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally and by general equity principles.

(b) The affirmative vote of a majority of the outstanding shares of Buyer Common Stock that are voted at a duly held stockholders meeting (the “Buyer Stockholder Meeting”) to approve the Business Combination contemplated by this Agreement and the other transactions contemplated by the Cross Purchase Agreement and the Equity Incentive Plan contemplated by this Agreement is the only vote of any of Buyer’s capital stock necessary in connection with the consummation of the Closing (the “Buyer Stockholder Approval”).

(c) At a meeting duly called and held, Buyer’s board of directors (including any required committee or subgroup of Buyer’s board of directors) has: (i) determined that this Agreement, each of the Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby are fair to and in the best interests of Buyer’s stockholders; (ii) approved and adopted this Agreement, each of the Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby; (iii) determined that the fair market value of the Companies and their respective Subsidiaries is equal to at least 80% of the initial amount held in the Trust Account excluding underwriters’ deferred commissions; and (iv) resolved to recommend to stockholders adoption of this Agreement and the Equity Incentive Plan.

(d) Buyer’s board of directors has approved this Agreement and each of the Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby for purposes of Section 203 of the DGCL.

4.3 No Conflict. Except as set forth on Schedule 4.3 and except for any consent, approval, filing with or notice that would not, if not given or made, or any violation, conflict, breach, termination, default or acceleration which does not, materially impair the ability of Buyer to consummate the transactions contemplated hereby or by the Ancillary Agreements, the execution, delivery and performance by Buyer of this Agreement, each of the Ancillary Agreements to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby:

(a) will not violate any provision of Law, order, judgment or decree applicable to Buyer; and

(b) will not require any consent or approval of, or filing or notice to, any Governmental Authority under any provision of Law applicable to Buyer, except for any applicable requirements of the HSR Act and any other applicable antitrust or competition laws outside the United States and for any applicable requirements of the Securities Act, the Exchange Act and state “blue sky” securities Laws, and except for any consent, approval, filing or notice requirements which become applicable solely as a result of the specific regulatory status of PDC or the Companies or which PDC, the Companies or any of their respective Affiliates are otherwise required to obtain.

4.4 Capitalization.

(a) The authorized capital stock of Buyer consists of (i) 500,000,000 shares of Buyer Common Stock and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. Upon the filing of the Certificate of Designations and as of immediately prior to the Closing, 600,000 shares of Buyer’s authorized preferred

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stock shall be designated as Buyer Series A Voting Preferred Stock. As of the date of this Agreement, there were outstanding 17,142,857 shares of Buyer Common Stock (some of which may be held in units which consist of one share of Buyer Common Stock and one Buyer Warrant to purchase one share of Buyer Common Stock), no shares of Buyer Series A Voting Preferred Stock, 21,666,667 Buyer Warrants (some of which may be held in units which consist of one share of Buyer Common Stock and one Buyer Warrant to purchase one share of Buyer Common Stock) entitling the holder to purchase one share of Buyer Common Stock per warrant, and no employee stock options to purchase Buyer Common Stock. All outstanding shares of capital stock of Buyer have been duly authorized, validly issued, are fully paid and nonassessible, and were not issued in violation of any preemptive or other similar right.

(b) Except as set forth in this Section 4.4, Schedule 4.4 and/or the Buyer SEC Documents filed prior to the date of this Agreement, there are no outstanding: (i) shares of capital stock or voting securities of Buyer; (ii) securities of Buyer convertible into or exchangeable for shares of capital stock or voting securities of Buyer; or (iii) options or other rights to acquire from Buyer or other obligation of Buyer to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Buyer. Except as set forth in the Buyer SEC Documents, there are no outstanding obligations of Buyer to repurchase, redeem or otherwise acquire any of the securities referred to in clause (i), (ii) or (iii) above.

(c) Buyer Common Stock is quoted on the Nasdaq Capital Market. There is no action or proceeding pending except as disclosed in Buyer SEC Documents or, to Buyer’s knowledge, threatened against Buyer by the Nasdaq Capital Market with respect to any intention by such entity to prohibit or terminate the quotation of such securities thereon.

(d) All of the outstanding Buyer Common Stock and Buyer Warrants have been duly authorized and issued in compliance in all material respects with all requirements of Buyer Certificate of Incorporation and all Laws applicable to Buyer, Buyer Common Stock and Buyer Warrants.

(e) Except as contemplated by this Agreement and as set forth in Schedule 4.4 or in the Buyer SEC Documents, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other understandings to which Buyer is a party or by which Buyer is bound with respect to Buyer Common Stock and Buyer Warrants.

(f) Except as disclosed in Buyer SEC Documents filed prior to the date of this Agreement or Schedule 4.4, as a result of the consummation of the transactions contemplated by this Agreement, no shares of capital stock, warrants, options or other securities of Buyer are issuable and no rights in connection with any shares, warrants, rights, options or other securities or Buyer accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(g) Buyer does not have any Subsidiaries.

(h) The shares of (i) Buyer Series A Voting Preferred Stock to be issued in accordance with the Cross Purchase Agreement and (b) Buyer Common Stock to be issued in accordance with the Exchange and Support Agreement will be duly authorized, validly issued, fully paid and non-assessable, not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Buyer Organizational Documents or any Contract to which Buyer is a party or by which Buyer is bound. Upon delivery of (i) the shares of Buyer Series A Voting Preferred Stock pursuant to the Cross Purchase Agreement and (ii) the Buyer Common Stock pursuant to the Exchange and Support Agreement, PDC will have good title to such stock free and clear of any Liens, other than any restrictions under the Securities Act, any state “blue sky” Securities Laws, the Company LLC Agreement or this Agreement and other than arising as a result of any Contractual obligations of PDC.

4.5 Buyer SEC Documents; Financial Statements.

(a) As of its filing date, each Buyer SEC Document complied, and each such Buyer SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and Sarbanes-Oxley, as the case may be.

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(b) As of its filing date, each Buyer SEC Document filed pursuant to the Exchange Act did not, and each such Buyer SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(c) The Buyer has devised and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Buyer (i) has designed and maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information is made known to Buyer’s management to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Buyer SEC Documents and (ii) has disclosed, based on the most recent evaluation of Buyer’s principal executive officer and principal financial officer prior to the date of this Agreement, to its auditors and the audit committee of its board of directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect in any material respect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls.

(d) The audited balance sheets and statements of income, changes in stockholders’ equity and cash flows as of and for the fiscal years ended December 31, 2010 and December 31, 2011 of Buyer, including all related notes (the “Buyer Annual Financial Statements”), and the unaudited balance sheets and statements of income, changes in stockholders’ equity and cash flows as of and for the three months ended March 31, 2012 of Buyer, including all related notes (the “Buyer Interim Financial Statements” and, together with the Buyer Annual Financial Statements, the “Buyer Financial Statements”), included in the Buyer SEC Documents, when filed, complied in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), when filed, fairly presented the financial position of Buyer at the respective date thereof and the results of its operations and cash flows for the periods indicated and are consistent, in all material respects, with the books and records of Buyer; provided, however, that the Buyer Interim Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Since the Balance Sheet Date, Buyer has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP.

(e) There are no outstanding loans or other extensions of credit made by Buyer to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Buyer. Buyer has not taken any action prohibited by section 402 of the Sarbanes-Oxley Act.

4.6 Absence of Material Adverse Change. Except as otherwise contemplated by this Agreement, since December 31, 2011, the business of Buyer has been conducted only in the ordinary course consistent with past practice, and there have not been any events, changes, or developments which could reasonably be expected to have a Material Adverse Effect on Buyer.

4.7 Absence of Undisclosed Liabilities. Buyer has no obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) which would be required to be set forth on a balance sheet prepared in accordance with GAAP, except: (a) liabilities incurred since December 31, 2011 in the ordinary course of business consistent with past practice; (b) liabilities reflected on the balance sheet of Buyer at December 31, 2011 or the notes thereto, included in the Buyer Financial Statements; (c) immaterial liabilities; (e) liabilities incurred in connection with the transactions contemplated hereby; and (f) obligations and liabilities on Schedule 4.7 or as otherwise disclosed in this Agreement (including the Schedules hereto). Buyer has no obligation to make any payment to officers or directors as a result of the transactions contemplated hereby other than as set forth herein or as disclosed in the Buyer SEC Documents.

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4.8 Taxes.

(a) (i) All material Returns required to be filed by or on behalf of Buyer (“Buyer Returns”) have been duly filed on a timely basis and all such Returns are complete and correct in all material respects; (ii) all material Taxes shown to be payable on the Buyer Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis and no other material Taxes (whether or not shown on a Return) are payable by Buyer with respect to items or periods covered by such Buyer Returns or with respect to any period prior to the Closing Date; (iii) Buyer has withheld and paid over all material Taxes required to have been withheld and paid over, and complied with all information reporting requirements, including maintenance of required records with respect thereto, in connection with material amounts paid or owing to any employee, creditor, independent contractor or other third party for all periods for which the statute of limitations has not expired; and (iv) there are no material liens on any of the assets of Buyer with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Buyer is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

(b) Except in the case of audits, actions or proceedings for which appropriate reserves have been established on the Buyer Financial Statements in accordance with GAAP: (i) there is no audit by a governmental or taxing authority in process or pending with respect to any material Returns of Buyer; (ii) no deficiencies have been asserted, in writing, with respect to any material Taxes of Buyer and Buyer has not received written notice that it has not filed a material Return or paid material Taxes required to be filed or paid by it; and (iii) Buyer is not party to any action or proceeding for assessment or collection of any material Taxes, nor has such event been asserted, in writing against Buyer or any of its assets.

(c) Schedule 4.8(c) sets forth each jurisdiction where the Buyer files or is required to file a Tax Return.

(d) The Buyer has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Buyer for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(e) The Buyer has not made or rescinded any material election relating to Taxes, settled any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, filed any amended Tax Return or claim for refund, made any material change in its accounting method or Tax policies or procedures, or received a ruling from, or signed an agreement with, any Tax Authority that would reasonably be expected to result in a Material Adverse Effect following the Closing, in each case except as required by applicable Law or in compliance with GAAP.

(f) The Buyer has not participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in Treasury Regulation Section 1.6011-4.

(g) The Buyer has no liability or potential liability for the Taxes of another Person (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise.

(h) The Buyer is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice with respect to material Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Tax authority) that will be binding on the Buyer with respect to any period following the Closing Date.

(i) The Buyer has not requested or is the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Tax authority with respect to any material Taxes, nor is any such request outstanding.

4.9 Legal Proceedings. Except as set forth on Schedule 4.9, there are no material Proceedings or orders pending or, to the knowledge of Buyer, threatened in writing against or affecting Buyer at law or in equity, or before or by any Governmental Authority.

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4.10 Material Contracts.

(a) Except as set forth in the Buyer SEC Documents filed prior to the date of this Agreement, there are no Contracts or obligations (including outstanding offers or proposals) of any kind, whether written or oral, to which Buyer is a party or by or to which any of the properties or assets of Buyer may be bound, subject or affected without penalty or cost, which either (i) creates or imposes a liability greater than $5,000,000 or (ii) may not be cancelled by Buyer on thirty (30) days’ or less prior notice (the “Buyer Contracts”). All Buyer Contracts are listed in Schedule 4.10(a), other than this Agreement, those contemplated by this Agreement and those that are exhibits to the Buyer SEC Documents filed prior to the date of this Agreement.

(b) Buyer is not (with or without the lapse of time or the giving of notice, or both) in breach or default of or under any material Buyer Contract and, to the knowledge of Buyer, no other party to any such currently-existing Buyer Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. To the knowledge of Buyer, except as disclosed in Schedule 4.10(b), Buyer has not received any written notice of the intention of any Person to terminate any Buyer Contract. Complete and correct copies of all Buyer Contracts have been made available to the Company prior to the date of this Agreement.

4.11 Transactions with Affiliates. Except as set forth in the Buyer Financial Statements or Buyer SEC Documents filed prior to the date of this Agreement, Buyer has not (a) engaged in any material transaction, contract, agreement or transaction with any other Person of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act and the Exchange Act or (b) provided loans to any of its employees, officers or directors, or any of its Affiliates.

4.12 Brokers, Finders, etc. Except as set forth in Schedule 4.12, Buyer has not employed, nor is subject to the valid claim of, any broker, finder, or sales agent in connection with the transactions contemplated by this Agreement who might be or is entitled to a fee or commission in connection with such transactions.

4.13 Trust Account.

(a) As of the date hereof and at the Closing Date, Buyer has and will have no less than $149,250,000 invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 in the Trust Account, less: such amounts, if any (i) as Buyer is required to pay to Public Stockholders who elect to redeem their shares for cash in accordance with the provisions of section 9.2 and section 9.3 of Article IX of the Buyer Certificate of Incorporation; (ii) used as payment to purchase Buyer Common Stock from Public Stockholders as permitted by Section 6.4(a)(ii); and (iii) to pay Expense Payments.

(b) Effective as of the Closing Date, the obligations of Buyer to dissolve or liquidate within the specified time period contained in the Buyer Certificate of Incorporation will terminate, and effective as of the Closing Date Buyer shall have no obligation, other than as contemplated by this Agreement, to dissolve and liquidate the assets of Buyer by reason of the consummation of the Closing, and following the Closing Date no Public Stockholder shall be entitled to receive any amount from the Trust Account except as contemplated by clauses (i) or (ii) of Section 4.13(a); provided, in each case, that the Closing Date occurs before July 14, 2012.

ARTICLE V

REPRESENTATIONS AND WARRANTIES GENERALLY

5.1 Representations and Warranties of the Parties. Each party hereto represents and warrants to the other that it is the explicit intent of each party hereto that, except for the express representations and warranties contained in ARTICLE II, ARTICLE III and ARTICLE IV, each party and its Affiliates are making no representation or warranty whatsoever, express or implied, including, but not limited to, any implied warranty or

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representation as to condition, merchantability or suitability as to any of their respective properties or assets. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations provided or addressed to a party are not and shall not be deemed to be or to include representations or warranties of the party providing such information or materials or any of their Affiliates.

5.2 Survival of Representations and Warranties. The respective representations and warranties made by PDC, the Company and Buyer contained in ARTICLE II, ARTICLE III, ARTICLE IV and this ARTICLE V shall expire and be terminated and extinguished at the Closing and shall not survive the Closing, and no party shall have any liability or obligation in connection with any such representation or warranty following the Closing.

5.3 Schedules. Disclosure of any fact or item in any Schedule hereto shall, should the relevance of the fact or item or its contents to any other paragraph or section be reasonably apparent, be deemed to be disclosed with respect to that other paragraph or section whether or not a specific cross-reference appears. Disclosure of any fact or item in any Schedule hereto shall not necessarily mean that such item or fact individually is material to the business or financial condition of (a) any of PDC or the Companies individually or of PDC and the Companies taken as a whole or (b) Buyer.

ARTICLE VI

COVENANTS

6.1 Access; Information and Records; Confidentiality.

(a) Prior to the Closing Date, or, if earlier, the date this Agreement is terminated pursuant to Section 9.1, PDC and the Company, on one hand, and Buyer, on the other hand, shall, and shall cause their respective Subsidiaries to, permit the other party and its authorized agents or representatives, including independent accountants, to have access to the properties, books and records of such party during normal business hours to review information and documentation relative to the properties, books, contracts, commitments and other records of such party as may reasonably be requested; provided, that such investigation shall only be upon reasonable notice and shall not disrupt personnel and operations of the business and shall be at such party’s sole cost and expense; provided, further, that neither party, nor any of its Affiliates or representatives, shall conduct any invasive environmental site assessment. All requests for access to the offices, properties, books and records of each party shall be made to such party or such representatives each party shall designate, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. It is further agreed that neither party nor its representatives shall contact any of the employees, customers, suppliers, parties that have business relationships with or are joint venture partners of the other party or any of their respective Affiliates in connection with the transactions contemplated hereby, whether in person or by telephone, mail (electronic or otherwise) or any other means of communication, without the specific prior authorization of such other party and may only otherwise contact such Persons in the ordinary course of business. Any access to the offices, properties, books and records of each party shall be subject to the following additional limitations: (i) such access shall not violate any Law or any agreement to which any party or its Subsidiaries is a party or otherwise expose any party to a material risk of liability; (ii) each party shall give the other party notice of at least two (2) Business Days before conducting any inspections or communicating with any third party relating to any property of the other party, and such other party or a representative designated by such other party shall have the right to be present when such party or its representatives conduct its or their investigations on such property; (iii) no party or its representatives shall materially damage any property of the other party or any portion thereof without repairing such damage; and (iv) each party shall use its commercially reasonable efforts to conduct all on-site due diligence reviews and all communications with any Person on an expeditious and efficient basis.

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(b) At and for five (5) years after the Closing Date, all parties shall, and shall cause their Subsidiaries to, afford PDC and Buyer and their respective representatives, during normal business hours, upon reasonable notice, full access to the books, records, properties and employees of Companies to the extent that such access may be reasonably requested by PDC or Buyer or their respective successors, including in connection with tax matters, financial statements and regulatory reporting obligations; provided, however, that nothing in this Agreement shall limit PDC’s or Buyer’s rights of discovery.

(c) PDC agrees to hold all the books and records of the Companies existing on the Closing Date and not to destroy or dispose of any thereof for a period of ten (10) years from the Closing Date or such longer time as may be required by Law.

(d) Each party will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement dated June 6, 2011 the (“Confidentiality Agreement”), between Buyer and the Company. By executing and delivering this Agreement, PDC hereby assumes the same rights, interests, obligations and liabilities of all and whatever nature under the Confidentiality Agreement that the Company is subject to under the Confidentiality Agreement with the same force and effect as if PDC was originally a party to the Confidentiality Agreement. Without limiting the generality of the foregoing, PDC expressly agrees to observe and perform and be bound by all of the terms, covenants, representations, warranties and agreements contained in the Confidentiality Agreement that are binding upon, and are to be observed or performed by, the Company.

6.2 Conduct of the Business of the Companies Prior to the Closing Date.

(a) Each of PDC and the Company agrees that, except as permitted, required or specifically contemplated by this Agreement and those actions contemplated on Schedule 6.2 or in this ARTICLE VI, or as otherwise consented to or approved in writing by Buyer, which consent shall not be unreasonably withheld or delayed, during the period commencing on the date hereof and ending at the Closing Date:

(i) the businesses of the Companies shall be conducted only in the ordinary course of business;

(ii) except as required pursuant to Section 6.15, neither PDC nor any of the Companies shall (A) amend its operating agreement, certificate of incorporation, bylaws or other similar governing documents, as applicable, or (B) (1) issue, deliver, sell or redeem, or authorize the issuance, delivery, redemption or sale of, any equity interests of such entity, or (2) amend (including, but not limited to, by way of a split, subdivision, combination or other reorganization) any term of any outstanding equity interests of such entities;

(iii) the Companies will use their commercially reasonable efforts to preserve intact their business organization, to keep available the services of their present officers and key employees (as determined by the Companies), and to preserve the goodwill of those having business relationships with them;

(iv) none of the Companies shall declare, set aside or pay any dividend or distribution or other capital return in respect of its equity interests except in respect of any dividends, distributions or returns paid from one of the Companies to another Company;

(v) none of the Companies shall, except as required or permitted by GAAP, materially change any accounting methods, principles or practices;

(vi) none of the Companies shall, except in the ordinary course of business, enter into, terminate or materially modify any Material Contract or any Contract that would be a Material Contract if in existence on the date hereof, except for forbearance agreements, waivers or amendments of or related to the Debt Agreements, each in a form reasonably satisfactory to Buyer, in each case that would not reasonably be expected to have a Material Adverse Effect on the Companies as of Closing;

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(vii) none of the Companies shall acquire or dispose of, by merger or consolidation with, or merge or consolidate with, or purchase or sell substantially all of the equity interests or assets of, or otherwise acquire or dispose of, whether in a single transaction or series of related transactions, any material business of any corporation, partnership, association or other business organization or division thereof;

(viii) The Company shall not: (A) make or grant any bonus or any wage or salary increase to any employee or group of employees (other than in the ordinary course of business consistent with past practice, or as required pursuant to any existing Company Benefit Plans or any existing Collective Bargaining Agreement); (B) materially amend or terminate any existing Company Benefit Plan or adopt any new Benefit Plan (except to the extent reasonably necessary to avoid the imposition of additional Taxes under section 409A of the Code or otherwise reasonably necessary to comply with applicable Law); (C) pay or agree to pay any pension, retirement allowance or other employee benefit not contemplated by any existing Company Benefit Plan to any officer or employee, whether past or present, other than in the ordinary course of business consistent with past practice; (D) enter into, adopt or amend any bonus, severance or retirement Contract, or any employment Contract with a non executive officer, other than in the ordinary course of business, consistent with past practices or as required by Law, including section 409A of the Code; or (E) enter into, adopt or amend any employment Contract with an executive officer, other than in the ordinary course of business consistent with past practice;

(ix) none of the Companies shall make any loans, advances, capital commitments to, or guarantees for the benefit of, any Person (other than its Subsidiaries), in excess of $5,000,000 individually or $10,000,000 in the aggregate (other than loans or advances made to employees in the ordinary course of business and for which the Companies are entitled to repayment);

(x) none of the Companies shall create, incur or assume any debt in excess of an aggregate of $5,000,000;

(xi) none of the Companies shall make any capital expenditures in excess of $2,000,000, individually or $5,000,000 in the aggregate;

(xii) none of the Companies shall cancel any third party indebtedness in excess of $5,000,000 in the aggregate owed to the Companies, taken as a whole;

(xiii) none of the Companies shall make any forward purchase commitment in excess of the requirements of the Companies for normal operating purposes or at prices higher than the current market prices;

(xiv) none of the Companies shall implement any layoff of employees that would implicate the WARN Act;

(xv) none of the Companies shall settle or compromise any Proceeding if the amount of such settlement exceeds $5,000,000 or will not be paid in full prior to the Closing or which settlement or compromise would reasonably be expected to have a continuing adverse impact on the business of the Companies after the Closing;

(xvi) the Companies shall not make or change any material Tax election;

(xvii) the Companies shall not change any annual accounting period;

(xviii) the Companies shall not adopt or change any accounting method with respect to Taxes;

(xix) the Companies shall not surrender any material right to claim a refund of Taxes;

(xx) the Companies shall not file any material amended Tax Return;

(xxi) the Companies shall not settle or compromise any Proceeding with respect to any material Tax claim or assessment relating to the Companies;

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(xxii) the Companies shall not consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Companies; and

(xxiii) neither PDC, the Company nor any of their respective Subsidiaries shall agree with any third party, whether in writing or otherwise, to do any of the foregoing.

(b) PDC agrees to, and shall cause the Companies to, make capital expenditures in the ordinary course of business consistent with past practice.

(c) Neither PDC nor any of the Companies shall, during the period commencing on the date hereof and ending at the Closing Date, undertake any other action that would be reasonably likely to materially adversely impede consummation of the transactions contemplated hereby.

6.3 Company Assets. Subject to the terms of applicable operating and other existing agreements, each of PDC and the Company agrees, except as described below or as otherwise consented to or approved in writing by Buyer, which consent shall not be unreasonably withheld, during the period commencing on the date hereof and ending at the Closing Date, PDC and the Company shall, and shall cause the Companies to, manage all of the assets of PDC and the Companies (collectively, the “Company Assets”) as follows:

(a) None of PDC and the Companies shall: (i) except as set forth on Schedule 6.3, act in any manner with respect to the Company Assets other than in the normal, usual and customary manner, consistent with prior practice; (ii) except as set forth on Schedule 6.3, sell or otherwise dispose of, encumber or relinquish any of the Company Assets, except for Permitted Encumbrances or in the ordinary course of business; or (iii) waive, compromise or settle any material right or claim with respect to any of the Company Assets.

(b) PDC and the Companies shall use commercially reasonable efforts to preserve in full force and effect, and perform and comply in all material respects with all of their respective obligations under, all leases, easements, rights-of-way, permits, licenses, Contracts and other agreements which relate to the Company Assets. The Company shall give prompt written notice to Buyer of any notice of default (or threat of default, whether disputed or denied) received or given by PDC or the Companies under any instrument or agreement affecting the Company Assets in any material respect to which PDC or any of the Companies is a party or by which PDC or the Companies or any Company Assets are bound.

(c) PDC and the Companies shall maintain all material and equipment within the Company Assets in accordance with customary industry operating practices and procedures in all material respects. The Companies shall maintain all insurance listed on Schedule 3.22.

(d) Subject to the confidentiality provisions of Section 6.1(d) of this Agreement, PDC and/or the Company shall provide Buyer, promptly upon receipt by PDC or the Companies, but in any event prior to Closing, any material reports concerning environmental matters in connection with the Company Assets prepared or received by PDC or the Companies prior to Closing.

(e) PDC and the Company shall, and shall cause the Companies to, use all commercially reasonable efforts to obtain the consents, approvals, permits, licenses and authorizations of all Governmental Authorities as may be necessary to own and operate the Company Assets following the Closing and to cooperate with Buyer in obtaining such consents, approvals, permits, licenses and authorizations and providing any notifications required with respect thereto.

6.4 Conduct of the Business of Buyer Prior to the Closing Date.

(a) Buyer agrees that, except as permitted, required or specifically contemplated by this Agreement, and those actions contemplated on Schedule 6.4 or in this ARTICLE VI or as otherwise consented to or approved in writing by the Company, which consent shall not be unreasonably withheld or delayed, during the period commencing on the date hereof and ending at the Closing Date:

(i) the business of Buyer shall be conducted only in the ordinary course of business;

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(ii) Buyer shall not split, combine or reclassify any shares of capital stock or other equity securities of Buyer or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any capital stock or other equity securities of Buyer, except (A) in connection with the offer to redeem for cash shares of Buyer Common Stock held by its stockholders who vote against the transactions contemplated by this Agreement and properly exercise their redemption rights under section 9.2 and section 9.3 of Article IX of the Buyer Certificate of Incorporation, and (B) purchases by Buyer of Buyer Common Stock from Public Stockholders using funds from the Trust Account;

(iii) Buyer shall not (A) issue, deliver or sell, or authorize the issuance, delivery or sale of, any capital stock or other equity securities of Buyer, or (B) amend any term of any capital stock or other equity securities of Buyer (in each case, whether by merger, consolidation or otherwise);

(iv) Buyer shall not declare, set aside or pay any dividend or distribution or other capital return in respect of its capital stock or other equity interests except as contemplated by the exceptions to clause (ii) of this Section 6.4(a);

(v) Buyer shall not, except as required or permitted by GAAP, change any accounting methods, principles or practices;

(vi) Buyer shall not, except in the ordinary course of business, enter into, terminate or materially modify any material Contract, except as contemplated by clause (ii)(B) of this Section 6.4(a);

(vii) Buyer shall not acquire or dispose of, by merger or consolidation with, or merge or consolidate with, or purchase or sell substantially all of the equity interests or assets of, or otherwise acquire or dispose of, any material business of any corporation, partnership, association or other business organization or division thereof;

(viii) Buyer shall not make or grant any bonus or any wage or salary increase to any employee or group of employees;

(ix) Buyer shall not make any loans or advances to, or guarantees for the benefit of, any Person;

(x) Buyer shall not create, incur or assume any Indebtedness in excess of $100,000;

(xi) Buyer shall not in any material respect amend or otherwise modify the Trust Agreement or any other agreement relating to the Trust Account;

(xii) Buyer shall not cancel any material third party indebtedness owed to Buyer; and

(xiii) Buyer shall not agree with any third party, whether in writing or otherwise, to do any of the foregoing.

(b) Buyer shall not, during the period commencing on the date hereof and ending at the Closing Date, undertake any other action that would be reasonably likely to materially adversely impede consummation of the transactions contemplated hereby.

6.5 Antitrust Laws.

(a) Each party hereto shall: (i) make any filings required of it or any of its Affiliates under the HSR Act in connection with this Agreement and the transactions contemplated hereby no later than the tenth Business Day following the date hereof; (ii) comply at the earliest practicable date and after consultation with the other party hereto with any request for additional information or documentary material received by it or any of its Affiliates from the Federal Trade Commission (the “FTC”) or the Antitrust Division of the Department of Justice (the “Antitrust Division”); (iii) cooperate with one another in connection with any filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement initiated by the FTC, the Antitrust Division or any other Governmental Authority; (iv) take any other action necessary to obtain the approvals and consents required for the consummation of the transactions contemplated by this Agreement; and (v) cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date.

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(b) Each party hereto shall promptly inform the other parties of any material communication made to, or received by such party from, the FTC, the Antitrust Division or any other Governmental Authority regarding any of the transactions contemplated hereby. Neither party may participate in any meeting with the FTC, the Antitrust Division or any other Governmental Authority without prior notice to the other party and, to the extent permitted by that Governmental Authority, the opportunity to attend.

(c) Any required filing fee under the HSR Act shall be borne by Buyer.

(d) Notwithstanding the foregoing, nothing in this Section 6.5 shall require, or be construed to require, Buyer or any of its Affiliates to agree to sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Buyer, the Companies or any of their respective Affiliates.

6.6 Public Announcements.

(a) Unless otherwise required by Law, including federal securities law prior to the Closing Date, no news release or other public announcement pertaining to the transactions contemplated by this Agreement (other than as may be contained in the Proxy/Registration Statement) will be made by or on behalf of any party without the prior written consent of Buyer and the Company. Prior to issuing a press release or other public announcement required by Law with respect to the execution and delivery of or the transactions contemplated by this Agreement, Buyer and the Company shall consult with each other and shall have reasonable opportunity to comment on such press release and prior to issuing a press release or other public announcement with respect to the Closing, Buyer and the Company shall use reasonable efforts to agree on the form of such press release or other public announcement.

(b) As promptly as practicable after the execution of this Agreement, PDC, the Company and Buyer shall mutually agree on and issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, each of PDC, the Company and Buyer shall prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, attaching this Agreement and the Signing Press Release thereto (“Signing Filing”), which the other parties shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing.

(c) As promptly as practicable after the completion of the Buyer Stockholder Meeting, Buyer shall prepare a Form 8-K announcing the results of the vote at such Buyer Stockholder Meeting, and announcing the Closing, if applicable, together with, or incorporating by reference, the financial statements prepared by PDC and the Company and their accountant, and such other information that may be required to be disclosed with respect to such results in any report or form to be filed with the SEC (the “Buyer Closing Filing”), which PDC and the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. As promptly as practicable after obtaining the PDC Stockholder Approval, PDC shall prepare a Form 8-K announcing such PDC Stockholder Approval, and announcing the Closing, if applicable, together with, or incorporating by reference, the financial statements prepared by Buyer and its accountant, and such other information that may be required to be disclosed with respect to such results in any report or form to be filed with the SEC (the “PDC Closing Filing”), which Buyer shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. As promptly as practicable after the completion of the Buyer Stockholder Vote and obtaining the PDC Stockholder Approval, Buyer, PDC and the Company shall mutually agree on and issue a press release announcing such results thereof and, if applicable, the consummation of the Closing (“Closing Press Release”). Concurrently with the Closing, Buyer, PDC and the Company shall jointly distribute the Closing Press Release and Buyer and PDC shall file the Buyer Closing Filing and the PDC Closing Filing, respectively, with the SEC.

(d) In connection with the preparation of the Signing Filing, the Signing Press Release, the Buyer Closing Filing, the PDC Closing Filings and the Closing Press Release or any other report, statement, filing notice or application made by or on behalf of Buyer, the Founder, PDC or the Company to any Government Authority, the Nasdaq Capital Market or any other third Person in connection with the transactions

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contemplated hereby, and for such other reasonable purposes, Buyer, the Founder, PDC and the Company each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers, managers, members and stockholders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of the Buyer, the Founder, PDC or the Company to any third party and/or any Governmental Authority in connection with the transactions contemplated hereby.

6.7 Further Actions. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable best efforts: (a) to obtain, in addition to approvals and consents discussed in Section 6.5 hereof, any licenses, permits, consents, approvals, authorizations, qualifications and orders of federal, state, tribal, local and foreign Governmental Authorities as are required in connection with the consummation of the transactions contemplated hereby; (b) to effect, in addition to filings discussed in Section 6.5 hereof, all necessary registrations and filings; (c) to defend any lawsuits or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including Governmental Authorities or officials), challenging this Agreement or the consummation of the transactions contemplated hereby; and (d) to furnish to each other such information and assistance and to consult with respect to the terms of any registration, filing, application or undertaking as reasonably may be requested in connection with the foregoing.

6.8 Directors and Officers. Buyer shall take all necessary action so that the persons listed on Schedule 6.8 are appointed or elected, as applicable, to the position of directors and officers of Buyer and all prior directors and officers (to the extent such prior directors and officers are not listed on Schedule 6.8) have resigned or been removed, as applicable, as set forth therein, to serve in such positions effective immediately after the Closing. Buyer shall take all necessary actions to enter into indemnification agreements with each of the persons who will become a director of Buyer providing indemnification for liabilities incurred in such person’s capacity as a director of Buyer.

6.9 Indemnification of Directors and Officers. The certificate of incorporation and by-laws (or operating agreement or other equivalent governing instruments) of the Company and each of its Subsidiaries and Buyer shall contain provisions no less favorable with respect to indemnification than are set forth in the certificate of incorporation and by-laws, operating agreement, or equivalent instruments, as applicable, of such Persons as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Closing Date in any manner that would adversely affect the rights thereunder of individuals who at or prior to the Closing Date were directors, officers, managers, managing members, agents or employees of any of the Companies or who were otherwise entitled to indemnification pursuant to the certificate of incorporation and bylaws (or equivalent governing instruments) of such Persons. Buyer shall cause (including, without limitation, by paying premiums on the current insurance policies of Buyer) to be maintained in effect for six (6) years after the Closing Date the current policies of the directors’ and officers’ liability or equivalent insurance maintained by or on behalf of Buyer and the Company with respect to matters occurring prior to the Closing; provided, that Buyer may substitute therefor policies of at least the same coverage containing terms and conditions that are not less advantageous than the existing policies (including with respect to the period covered).

6.10 Proxy/Registration Statement; Buyer Stockholder Meeting.

(a) As soon as is reasonably practicable after the date of this Agreement, Buyer and the Company shall jointly prepare and file with the SEC under the Securities Act and the Exchange Act, and with all other applicable regulatory bodies, a proxy and registration statement of Buyer (together with all amendments and supplements thereto, the “Proxy/Registration Statement”), for the purpose of (i) soliciting proxies from Buyer’s stockholders for the purpose of obtaining the Buyer Stockholder Approval at the Buyer Stockholder Meeting of its stockholders to be called and held for such purpose and (ii) registering the securities of Buyer

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to be issued in connection with the transactions contemplated by this Agreement. Each of the parties hereto shall cooperate in the preparation, filing and mailing of the Proxy/Registration Statement. The Proxy/Registration Statement will comply in all material respects with all applicable Law. As soon as reasonably practicable, Buyer shall deliver the Buyer Information and the Company shall deliver the Company Information to each other. Each of the parties hereto shall also furnish to each other on a timely basis all other information as may be requested in connection with the preparation of the Proxy/Registration Statement. Each of Buyer and the Company shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments with respect to the Proxy/Registration Statement received from the SEC or any other Governmental Authority and shall cooperate in drafting, filing and mailing and responses to such comments. The parties shall cooperate and provide the other with a reasonable opportunity to review and comment on the Proxy/Registration Statement and any amendments or supplements thereto in advance of filing such with the SEC and/or each other applicable Government Authority.

(b) Each party will advise the other parties, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy/Registration Statement. If, at any time prior to the Closing, any information relating to Buyer or the Company or any of their respective Affiliates, officers or directors, is discovered by any of such parties and such information should be set forth in an amendment or supplement to the Proxy/Registration Statement so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party discovering such information shall promptly notify the other parties hereto and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Buyer.

(c) Each of Buyer and the Company shall use its reasonable best efforts to have the Proxy/Registration Statement cleared by the SEC as promptly as practicable. As soon as practicable following its clearance by the SEC, Buyer shall distribute the Proxy/Registration Statement to its stockholders and shall in accordance with its certificate of incorporation, bylaws and the DGCL solicit proxies from its stockholders to vote in favor of all of the proposals contained in the Proxy/Registration Statement and shall use reasonable best efforts to obtain the Buyer Stockholder Approval.

(d) Buyer shall cause the Buyer Stockholder Meeting to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement and the other transactions contemplated by this Agreement. The board of directors of Buyer shall recommend to Buyer’s stockholders their adoption of this Agreement and the other transactions contemplated hereunder and shall include such recommendation in the Proxy/Registration Statement.

6.11 No Solicitation.

(a) Each of PDC and the Company will not, and will cause their respective Affiliates, employees, agents and representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any Person (other than Buyer) concerning any sale of a significant portion of the assets of the Companies or merger, capital stock exchange or sale (directly or indirectly) of their respective equity interests in the Companies, any reorganization or recapitalization of PDC or the Companies or similar transaction with respect to PDC or the Companies or their respective businesses.

(b) Buyer will not, and will cause its Affiliates, employees, agents and representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any Person (other than PDC or the Company) concerning any Business Combination or similar transaction.

(c) The parties hereto recognize and agree that immediate irreparable damages for which there is not adequate remedy at law would occur in the event that the provisions of this Section 6.11 are not performed

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in accordance with the specific terms hereof or are otherwise breached. It is accordingly agreed that in the event of a failure by a party to perform its obligations under this Section 6.11, the non-breaching party shall be entitled to specific performance through injunctive relief, without the necessity of posting a bond, to prevent breaches of the provisions and to enforce specifically the provisions of this Section 6.11 in addition to any other remedy to which such party may be entitled, at law or in equity.

6.12 Registration Rights Agreement. At the Closing, the HACII Registration Rights Agreement shall be terminated by the Founder and the other persons party thereto.

6.13 SEC Reports; Proxy/Registration Statement.

(a) The Buyer will file all reports, registration statements and other documents, together with any amendments thereto, required to be filed or submitted by Buyer under the Securities Act and the Exchange Act, including but not limited to reports on Form 8-K, Form 10-K and Form 10-Q (all such reports, registration statements and documents, filed or to be filed with the SEC, with the exception of the Proxy/Registration Statement are collectively referred to herein as “SEC Reports”) from the date of this Agreement to the Closing Date and will use commercially reasonable efforts to do so in a timely manner. Such SEC Reports (i) will be prepared in accordance and comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, and (ii) will not at the time they are filed, except in the case of the Proxy/Registration Statement as of the date of its distribution to Buyer’s stockholders (or any amendment or supplement thereto) or at the time of the Buyer Stockholder Meeting (and if amended or superseded by a filing then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Each of PDC and the Company will file all SEC Reports, together with any amendments thereto, required to be filed by PDC and the Company, respectively, from the date of this Agreement to the Closing Date and will use commercially reasonable efforts to do so in a timely manner. Such SEC Reports (i) will be prepared in accordance and comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, and (ii) will not at the time they are filed (and if amended or superseded by a filing then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The information relating to Buyer and its Affiliates supplied for inclusion in the Proxy/Registration Statement will not, as of the date of its distribution to Buyer’s stockholders (or any amendment or supplement thereto) or at the time of the Buyer Stockholder Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

(d) The information relating to PDC, the Company and their respective Affiliates supplied to Buyer for inclusion in the Proxy/Registration Statement will not, as of the date of its distribution to Buyer’s stockholders (or any amendment or supplement thereto) and at the time of the Buyer Stockholder Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

6.14 Notice. From the date hereof through the Closing Date or the earlier termination of this Agreement, each party shall promptly give written notice to the other parties of any event, condition or circumstances occurring from the date hereof through the Closing Date, which would cause any condition precedent in ARTICLE VII not to be satisfied.

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6.15 The Conversion and Contribution.

(a) Prior to Closing, the Company shall (i) convert into a Delaware limited liability company, (ii) enter into the limited liability company agreement of the Company in the form attached hereto as Exhibit A with the Unit numbers currently blank in such form being completed in accordance with the provisions of this Agreement and the Cross Purchase Agreement (the “Company LLC Agreement”) with PDC and (iii) issue to PDC the sum of (A) 9,632,024 Company Class B Exchangeable Units and (B) a number of Company Class B Exchangeable Units equal to the number of Cross Purchase Class B Units (clauses (i), (ii) and (iii) are sometimes referred to herein as the “Conversion”).

(b) In connection with the Conversion, PDC shall make all required filings with the Secretary of State of Delaware, including the certificate of conversion and certificate of formation of the Company.

(c) After the Conversion, but prior to the Closing, PDC will contribute to its wholly-owned subsidiary, Newco 48,160.12 Company Class B Exchangeable Units (the “Contribution”).

6.16 PDC Information Statement.

(a) As soon as is reasonably practicable after the date of this Agreement, PDC shall prepare an information statement of PDC (together with all amendments and supplements thereto, the “PDC Information Statement”), for the purpose of requesting instructions from the participants in the ESOP directing the ESOP Trustee as to how to vote shares of PDC common stock allocated to the participants’ accounts in the ESOP. The PDC Information Statement shall be subject to the approval of the ESOP Trustee. Buyer shall cooperate with PDC in connection with the preparation of the PDC Information Statement. Without limiting the generality of the foregoing, Buyer agrees that PDC may use the Buyer Information in the PDC Information Statement.

(b) PDC and the ESOP Trustee shall arrange for the distribution of the PDC Information Statement to the Company ESOP participants and the ESOP Trustee shall request instructions from such participants with respect to whether to vote the shares allocated to their accounts to approve this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby.

(c) The board of directors of PDC shall recommend to PDC’s stockholder its adoption of this Agreement and the other transactions contemplated hereunder and shall include such recommendation in the PDC Information Statement.

(d) The information relating to Buyer and its Affiliates supplied to PDC for inclusion in the PDC Information Statement will not, as of the date of its distribution to the ESOP participants (or any amendment or supplement thereto), contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

(e) The information relating to PDC, the Company and their respective Affiliates supplied for inclusion in the PDC Information Statement will not, as of the date of its distribution to the ESOP participants (or any amendment or supplement thereto), contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

6.17 Amendment to ESOP Documentation. At or prior to the Closing, each of PDC and Appleton shall use its commercially reasonable efforts to (a) cause the ESOP Documentation to be amended in accordance with Schedule 6.17 and (b) take the other steps listed on Schedule 6.17.

6.18 Debt Agreements.

(a) The Company shall use its reasonable commercial efforts to amend the Senior Credit Agreement, effective as of the Closing, to reflect the provisions set forth on Schedule 6.18(a).

(b) The Company agrees as soon as reasonably practicable after the date hereof to commence one or more consent solicitations to amend each of the 1st Lien Indenture and the 2nd Lien Indenture, each effective as of the Closing, to reflect the provisions set forth in Schedule 6.18(b).

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6.19 Equity Incentive Plan. Buyer shall establish, effective as of the Closing and subject to Buyer Stockholder Approval, the Buyer’s 2012 Equity Incentive Plan in substantially the form attached hereto as Exhibit B (the “Equity Incentive Plan”).

6.20 Certificate of Designation of Buyer. Prior to the Closing, Buyer shall adopt the Certificate of Designation for the Buyer Series A Voting Preferred Stock in the form attached hereto as Exhibit C (the “Certificate of Designation”) and shall file it with the Secretary of State of Delaware.

6.21 Reservation of Buyer Common Stock. Buyer hereby agrees that at or prior to the Closing there shall be, or Buyer shall cause to be, reserved for issuance and/or delivery, and Buyer shall thereafter maintain a reserve for issuance and/or delivery, such number of shares of Buyer Common Stock as shall be required for the exchange of the Company Class B Exchangeable Units pursuant to the Exchange and Support Agreement (as hereafter defined) and the issuance of the Contingency Consideration and the amount to be reserved under the Equity Incentive Plan.

6.22 Trust Agreement. Prior to the Closing, the Company shall establish a trust agreement (the “Voting Trust Agreement”) on terms reasonable acceptable to Buyer with an independent trustee to hold and vote the Buyer Series A Voting Preferred Stock transferred to PDC pursuant to this Agreement solely in accordance with the instructions of ESOP participants.

6.23 Security Holder Agreements. Effective as of the Closing, each of PDC and the Company shall execute, and (subject to the PDC Stockholder Approval and the Closing) shall use its reasonable efforts to have the ESOP Trustee execute, a termination of the following agreements (collectively, the “Security Holders Agreements”): (a) the Security Holders Agreement dated as of November 9, 2001 between PDC and the ESOP Trustee; and (b) the Security Holders Agreement dated November 9, 2001 between PDC and the Company.

6.24 Other Ancillary Agreements. Each of Buyer, PDC and, as applicable, the Company agree to execute and deliver at the Closing the following: (a) the Exchange and Support Agreement by and among Buyer, the Company and PDC in the form attached hereto as Exhibit D (the “Exchange and Support Agreement”); (b) the Registration Rights Agreement by and among Buyer, PDC and Founder in the form attached hereto as Exhibit E (the “Registration Rights Agreement”); and (c) the Company LLC Agreement.

ARTICLE VII

CONDITIONS PRECEDENT

7.1 Conditions Precedent to Obligations of Parties. The respective obligations of each of the parties hereto hereunder are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

(a) No Injunction. At the Closing Date, there shall be no Law, injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement; provided, however, that the parties invoking this condition shall use their best efforts to have such injunction, order or decree vacated or denied.

(b) Regulatory Authorizations. Any applicable waiting periods specified under the HSR Act with respect to the transactions contemplated by this Agreement shall have lapsed or been terminated.

(c) Approvals. The Buyer Stockholder Approval and the PDC Stockholder Approval shall have been obtained.

(d) Debt Agreements. Each of the Debt Agreements shall be amended, effective as of the Closing, as reflected on Schedule 6.18(a) and Schedule 6.18(b).

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7.2 Conditions Precedent to Obligation of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions, unless waived in writing by Buyer:

(a) Accuracy of Representations and Warranties of PDC. The representations and warranties of PDC contained in ARTICLE II which are not qualified as to materiality shall be true and accurate in all material respects as of the Closing Date as if made at and as of such date and the representations and warranties of PDC contained in ARTICLE II which are qualified as to materiality shall be true and accurate in all respects as of the Closing Date as if made at and as of such date (except, in each case, those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate (or true and accurate in all material respects, as applicable) as of such date or with respect to such period).

(b) Accuracy of Representations and Warranties of the Company. The representations and warranties of the Company contained in ARTICLE III, disregarding all qualifications contained herein relating to materiality or Material Adverse Effect, shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date (except for such representations and warranties which by their express provisions are made as of an earlier date, in which case they shall be true and correct as of such date), except to the extent that the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries.

(c) Performance of Agreement. Each of PDC and the Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by each of them prior to or on the Closing Date.

(d) Certificate. Buyer shall have received a certificate of PDC and the Company, dated the Closing Date, executed on behalf of each such Person by a duly authorized officer of such Person, to the effect that:

(i) the conditions specified in paragraphs (a) and/or (b) and (c) of this Section 7.2 applicable to such Person have been satisfied and the PDC Stockholder Approval shall have been obtained;

(ii) no Proceeding involving such party is pending or threatened before any judicial or Governmental Authority relating to the transactions contemplated by this Agreement; and

(iii) the board of directors or managers, as the case may be, of such Person has approved this Agreement (with copies of all resolutions attached).

(e) Conversion and Contribution. The Conversion and Contribution shall have occurred, Buyer shall have received (i) copies of the certificate of conversion and the certificate of formation of the Company, each as filed with the Delaware Secretary of State, (ii) evidence of the formation of Newco and (iii) the Company LLC Agreement duly executed by PDC, Newco and the Company and except for the Cross Purchase Class B Units to be sold to Buyer pursuant to the Cross Purchase Agreement, there shall not be more than 9,632,024 Company Class B Exchangeable Units outstanding (and no contracts, commitments, options, warrants, calls, rights, puts, convertible securities, exchangeable securities, understandings or arrangements by which any Companies are or may be bound to issue, redeem, purchase or sell additional equity interests or securities convertible into or exchangeable for any other equity interest of any of the Companies except as provided in this Agreement, the Cross Purchase Agreement and the Company LLC Agreement).

(f) Other Ancillary Agreements. Buyer shall have received the following agreements duly executed by PDC and the Company: (i) the Exchange and Support Agreement; and (ii) the Registration Rights Agreement.

(g) Consents and Waivers. All consents and waivers set forth on Schedule 7.2(g) shall have been obtained on terms satisfactory to Buyer.

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(h) No Default. There shall be no default or event of default (or similar event) with respect to any payment obligation or financial covenant under any material Indebtedness of PDC or the Companies and no event shall have occurred that has given rise to any right of termination, cancellation or acceleration of, or the trigger of any material charge, fee, payment or requirement of consent under such material Indebtedness. For purposes of this Section 7.2(h), material Indebtedness shall mean the Debt Agreements and all Indebtedness in an outstanding amount over $5,000,000 in the aggregate.

(i) Termination of Security Holders Agreement. Buyer shall have received evidence satisfactory to Buyer of the termination of the Security Holders Agreements.

(j) FIRPTA Certificate. PDC shall provide a certificate described in U.S. Treasury Regulations Section 1.1445-2(b)(2)(i) duly executed by PDC, establishing that the Closing Acquisition Consideration may be paid without withholding under the Foreign Investment in Real Property Tax Act of 1980.

(k) Amendment to ESOP Documentation. The ESOP Documentation shall have been amended in accordance with Schedule 6.17 and the other steps listed on Schedule 6.17 shall have been taken.

(l) Long-Term Incentive Plan and Long-Term Restricted Stock Unit Plan. The aggregate amount payable in cash for all outstanding Phantom Stock Units under the Appleton Long-Term Incentive Plan and Restricted Stock Units under the Long-Term Restricted Stock Unit Plan as of the Closing, as determined by the compensation committee of the board of directors of Appleton, shall not exceed $9,340,045 and there shall be no other obligations of PDC and the Companies under such Plans or outstanding Phantom Stock Units and Restricted Stock Units, all pursuant to documentation in a form reasonably satisfactory to Buyer. Mark R. Richards and Thomas S. Ferree shall have relinquished and waived any and all rights in respect of their Phantom Stock Units as of the Closing in exchange for 297,769 and 99,996 shares, respectively, of restricted Buyer Common Stock under the Equity Incentive Plan subject to two year vesting (or earlier upon death, disability or termination without cause), all pursuant to documentation in a form reasonably satisfactory to Buyer.

(m) Retention Plan. The aggregate amount payable under the Appleton Papers Inc. Retention Plan, and any award agreements entered into in connection thereunder, shall not exceed an aggregate cash payment of $[2,000,000], all pursuant to documentation in a form reasonably satisfactory to Buyer.

7.3 Conditions Precedent to the Obligation of PDC and the Company. The obligation of PDC and the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions, unless waived in writing by the Company:

(a) Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in ARTICLE IV, disregarding all qualifications contained herein relating to materiality or Material Adverse Effect, shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date (except for such representations and warranties which by their express provisions are made as of an earlier date, in which case they shall be true and correct as of such date), except to the extent that the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect on Buyer.

(b) Performance of Agreements. Buyer shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) Certificate. PDC and the Company shall have received a certificate of Buyer, dated the Closing Date, executed on behalf of Buyer by a duly authorized officer of Buyer, to the effect that:

(i) the conditions specified in paragraphs (a) and (b) of this Section 7.3 have been satisfied and the Buyer Stockholder Approval shall have been obtained;

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(ii) no Proceeding involving Buyer is pending or threatened before any judicial or Governmental Authority relating to the transactions contemplated by this Agreement; and

(iii) the board of directors of Buyer has approved this Agreement (with copies of all resolutions attached).

(d) Certificate of Designation. The Certificate of Designation shall have been filed with the Delaware Secretary of State.

(e) Directors and Officers of Buyer. Buyer shall have delivered to the Company evidence that, effective as of the Closing, the directors and officers of Buyer shall be as set forth on Schedule 6.8.

(f) Other Ancillary Agreements. The Company shall have received the following agreements duly executed by Buyer (and the Founder with respect to the Registration Rights Agreement): (i) the Exchange and Support Agreement; and (ii) the Registration Rights Agreement.

(g) Amount in Trust After Redemptions. After giving effect to the Repurchase Payments and the Redemption Payments (but prior to the Expense Payments), there shall be not less than $75,000,000 in the Trust Account.

ARTICLE VIII

LABOR MATTERS

8.1 Collective Bargaining Agreements. From and after the Closing, the Companies will continue to be bound by the terms of the collective bargaining agreements set forth in Schedule 8.1 (the “Collective Bargaining Agreements”), and will comply with their obligations under such Collective Bargaining Agreements and all other statutory bargaining obligations.

ARTICLE IX

MISCELLANEOUS

9.1 Termination and Abandonment.

(a) General. Without prejudice to other remedies which may be available to the parties by Law or this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(i) by mutual written consent of Buyer and the Company;

(ii) by Buyer or the Company by giving written notice to the other Person if a Law, injunction, restraining order or decree of any nature of any Governmental Authority of competent jurisdiction is issued that prohibits the consummation of the transactions contemplated by this Agreement and such injunction, restraining order or decree is final and non-appealable or is not resolved in Buyer’s and the Company’s favor prior to July 15, 2012 (a “Final Order”); provided, however, that the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used its reasonable best efforts to have such Law, injunction, order or decree vacated or denied;

(iii) by Buyer or the Company by giving written notice to the other Person if the Buyer Stockholder Approval shall not have been obtained at the Buyer Stockholder Meeting;

(iv) by Buyer or the Company by giving written notice to the other Person if the PDC Stockholder Approval shall not have been obtained;

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(v) by either the Company or Buyer by giving written notice to the other Person if the Closing shall not have occurred by July 14, 2012; provided that the foregoing right to terminate this Agreement under this clause (v) shall not be available to any Person whose failure or inability to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

(vi) by the Company, upon written notice to Buyer, upon a material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement such that, if occurring or continuing on the Closing Date, the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied and such breach shall be incapable of being cured or shall not have been cured within thirty (30) days after written notice thereof shall have been received by Buyer; or

(vii) by Buyer, upon written notice to the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of PDC or the Company set forth in this Agreement such that, if occurring or continuing on the Closing Date, the conditions set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c), would not be satisfied and such breach shall be incapable of being cured or shall not have been cured within thirty (30) days after written notice thereof shall have been received by the Company.

(b) Procedure Upon Termination. In the event of the termination and abandonment of this Agreement, written notice thereof shall promptly be given to the other parties hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto; provided, however, that nothing herein shall relieve any party from liability for any intentional or knowing breach of any provision hereof.

(c) Termination Remedies.

(i) If this Agreement is terminated by Buyer or the Company pursuant to Section 9.1(a)(iii), or by the Company pursuant to Section 9.1(a)(vi), Buyer shall pay to the Company the documented out of pocket expenses of PDC and all of the Companies (not to exceed $100,000); provided, however, that in no event shall such amount be payable using funds from the Trust Account.

(ii) If this Agreement is terminated by Buyer or the Company pursuant to Section 9.1(a)(iv) or by Buyer pursuant to Section 9.1(a)(vii), the Company shall pay to Buyer the documented out of pocket expenses of Buyer (not to exceed $100,000).

(iii) If a party elects to terminate this Agreement pursuant to Section 9.1(a)(iii), Section 9.1(a)(iv), Section 9.1(a)(vi) or Section 9.1(a)(vii), this Section 9.1(c) shall constitute the sole remedy and entire liability and damages of the parties as a result of a termination of this Agreement; provided, however, in the case of a breach by PDC or the Company of Section 6.11 that gives right to termination of this Agreement by Buyer pursuant to Section 9.1(a)(vii) and Buyer elects to terminate this Agreement but rejects and waives payment from the Company under this Section 9.1(c), then this Section 9.1(c) shall not constitute the sole remedy and entire liability and damages of the parties under this Agreement.

(d) Survival of Certain Provisions. The respective obligations of the parties hereto pursuant to Section 6.1(d), except as otherwise provided in the Confidentiality Agreement, Section 6.6 and this ARTICLE IX shall survive any termination of this Agreement.

9.2 Expenses. Except as otherwise contemplated by Section 9.1(c), (a) Buyer shall bear all costs, fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, whether or not the Closing shall have occurred (provided that Expense Payments, Repurchase Payments and Redemption Payments may be paid out of the Trust Account), (b) the Companies shall bear all costs, fees and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby, whether or not the Closing shall have occurred, and (c) PDC shall bear all costs, fees and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby, whether or not the Closing shall have occurred.

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9.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopy, as follows:

(a) if to the Company prior to the Closing, to it at:	825 East Wisconsin Ave P.O. Box 359 Appleton, WI 54912-0359 Attn: Tami L. Van Straten Fax: (920) 941-8852

with a copy to (which shall not constitute notice):	DLA Piper LLP (US) 203 North LaSalle Street Suite 1900 Chicago, IL 60601-1293 Attn: Neal Aizenstein Fax: (312) 251-2870

(b) if to PDC, to it at:	825 East Wisconsin Ave P.O. Box 359 Appleton, WI 54912-0359 Attn: Tami L. Van Straten Fax: (920) 941-8852

with a copy to (which shall not constitute notice):	DLA Piper LLP (US) 203 North LaSalle Street Suite 1900 Chicago, IL 60601-1293 Attn: Neal Aizenstein Fax: (312) 251-2870

(c) if to Buyer or Founder, to it at:	c/o Hicks Acquisition Company II, Inc. 100 Crescent Court, Suite 1200 Dallas, Texas 75201 Attn: Lori K. McCutcheon Fax: 214-615-2242

with a copy to (which shall not constitute notice):	Akin Gump Strauss Hauer & Feld LLP 1700 Pacific Avenue, Suite 4100 Dallas, Texas 75201 Attn: James A. Deeken Fax: (214) 969-4343

or to such other Person or address as a party shall specify by notice in writing to the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of personal delivery or on the third Business Day after the mailing thereof or, in the case of notice by telecopier, when receipt thereof is confirmed by telephone.

9.4 Entire Agreement. This Agreement (including the Schedules hereto and the documents referred to herein) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

9.5 Non-Survival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Closing, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Closing, including, without limitation, the obligations set forth in Section 1.3, Section 1.4, Sections 6.1(d) and 6.6 and (b) the obligations set forth in this ARTICLE IX.

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9.6 No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as provided in Section 6.9.

9.7 Assignability. This Agreement shall not be assigned by any of the parties hereto without the prior written consent of the other parties hereto and any assignment in contravention of the foregoing shall be null and void.

9.8 Amendment and Modification; Waiver. Subject to applicable Law, this Agreement may be amended, modified and supplemented by a written instrument authorized and executed on behalf of Buyer, the Company and PDC at any time prior to the Closing Date with respect to any of the terms contained herein. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

9.9 Tax Matters.

(a) The parties agree and acknowledge that (i) for U.S. federal (and, if applicable, state and local) income tax purposes, the Acquisition shall be treated as a contribution of cash to the Company in exchange for Company Class A Voting Units pursuant to section 721 of the Code, (ii) the Company shall make an election under section 754 of the Code, and (iii) any transfer, sale, use, stamp, recording, registration or similar Taxes arising from the transactions contemplated in this Agreement and (A) imposed upon Buyer, shall be payable by Buyer and (B) imposed upon PDC or transferee (other than PDC), shall be borne by PDC, and to the extent paid by Buyer, shall reduce the Closing Acquisition Consideration.

(b) The parties agree to allocate the Closing Acquisition Consideration to the assets of the Company under section 755 of the Code as set forth on the allocation schedule (the “Allocation Schedule”). A draft of the Allocation Schedule shall be prepared by PDC and delivered to Buyer at least fifteen (15) days prior to the Closing Date for Buyer’s approval. If Buyer notifies PDC in writing that Buyer objects to one or more items reflected in the Allocation Schedule, PDC and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if PDC and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within seven (7) days prior to the Closing Date, such dispute shall be resolved by a nationally recognized accounting firm selected by Buyer and reasonably acceptable to PDC. The fees and expenses of such accounting firm shall be borne equally by PDC and Buyer. To the extent the transaction is treated as a sale, the deemed purchase price shall be allocated among the assets treated as sold in a manner consistent with section 1060 of the Code and the methodology set forth on the Allocation Schedule. PDC, the Company, and the Buyer hereby agree to prepare and timely file all applicable forms with the United States Internal Revenue Service (the “IRS”) including IRS Form 8594 and any other Governmental Authority in a manner consistent with the Allocation Schedule and section 1060 of the Code, to cooperate with each other in the preparation of such forms, and to furnish each other with a copy of such forms prepared in draft for review and comments, within a reasonable period prior to the filing date thereof.

(c) Each of the parties agrees to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Company’s business (including, without limitation, access to books and records) as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any Governmental Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. PDC shall retain all books and records with respect to Taxes pertaining to the Business for a period of at least six years

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following the Closing Date. The parties shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Business. All such Taxes described above shall be timely paid, and all applicable filings, reports and returns shall be filed, as provided by applicable Law.

(d) If required by applicable Law, Buyer shall withhold Taxes from the Closing Acquisition Consideration.

9.10 No Recourse. No recourse shall be available to the assets of any Person that is a member, partner, equity holder or Affiliate of Buyer, the Company or PDC, or any officer, director, agent, employee, shareholder or partner thereof for any obligations of Buyer, the Company or PDC pursuant to this Agreement.

9.11 Severability. If any provision of this Agreement or the application thereof under certain circumstances is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

9.12 Section Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

9.13 Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

9.14 Definitions. As used in this Agreement:

“Ancillary Agreements” means the Cross Purchase Agreement, the Certificate of Designation, the Equity Incentive Plan, the Company LLC Agreement, the Exchange and Support Agreement, the Registration Rights Agreement and the Tax Receivable Agreement.

“Affiliate” means, with respect to a specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by agreement or otherwise.

“Benefit Plan” means (A) each “employee benefit plan” (as defined in section 3(3) of ERISA); and (B) every other plan, program, policy, practice, Contract (including any employment Contract or consulting Contract), or other arrangement (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated, and whether or not subject to ERISA and whether or not legally binding) providing for compensation, severance, termination pay, salary continuation, bonus or other incentive compensation, deferred compensation, stock or other equity or equity-related compensation, change in control benefits, fringe benefits, or other employee benefits of any kind.

“Business Combination” has the meaning set forth in the Buyer Certificate of Incorporation.

“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in New York, New York are authorized by law or executive order to be closed.

“Business Employee” means any current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) of the Companies or of any ERISA Affiliate.

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“Buyer Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Buyer as of the date hereof.

“Buyer Information” means information about Buyer reasonably sufficient to permit the preparation and filing with the SEC of the Proxy/Registration Statement or such other statement or report as may be required by federal securities Law.

“Buyer SEC Documents” means all of Buyer’s reports, documents. statements, schedules and registration statements filed with the SEC under the Securities Act and the Exchange Act, including reports on Form 8-K, Form 10-K and Form 10-Q.

“Buyer Warrants” means warrants to purchase shares of Buyer Common Stock, including the Public Warrants and the warrants held by the Founder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies” means the Company and all of the Subsidiaries of the Company.

“Company Information” means information about PDC and the Company reasonably sufficient to permit the preparation and filing with the SEC of the Proxy/Registration Statement or such other statement or report as may be required by federal securities Law.

“Company SEC Documents” means all of the reports, documents, statements, schedules and registration statements of the Company filed with the SEC under the Securities Act and the Exchange Act, including reports on Form 8-K, Form 10-K and Form 10-Q.

“Debt Agreements” means, collectively, (a) that certain Credit Agreement, dated as of February 8, 2010, among the Company, as borrower, PDC, as Holdings, Fifth Third Bank, as administrative agent, swing line lender and L/C issuer for the other lenders party thereto and Fifth Third Bank, as sole lead arranger and sole book manager, (as amended, the “Senior Credit Agreement”); (b) that certain Indenture, dated as of February 8, 2010, among the Company, as issuer, each of the guarantors named therein and U.S. Bank National Association, as trustee and collateral agent, governing the 10.50% Senior Secured Notes due 2015 (as amended, the “1st Lien Indenture”), and (c) that certain Indenture, dated September 30, 2009, among the Company, as issuer, each of the guarantors named therein and U.S. Bank National Association, as trustee and collateral agent, governing the 11.25% Second Lien Notes due 2015 (as amended, the “2nd Lien Indenture”); and all ancillary agreements related thereto.

“DGCL” means the Delaware General Corporation Law.

“ESOP” means the Appleton Papers Retirement Savings and Employee Stock Ownership Plan.

“ESOP Documentation” means the collective reference to (a) the Appleton Papers Retirement Savings and Employee Stock Ownership Plan, amended and restated effective January 1, 2009, (b) the Appleton Papers Inc. Employee Stock Ownership Trust, adopted July 19, 2001 and (c) all amendments, supplements or other modifications to any of the foregoing, all schedules, exhibits and annexes thereto and all agreements affecting the terms thereof or entered into in connection therewith.

“ESOP Trustee” means State Street Bank and Trust Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each employer that, together with any of the Companies, would be considered a single employer under section 414(t) of the Code or under section 4001(b)(1) of ERISA.

“HACII Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of October 8, 2010, made and entered into by and among the Company, the Founder, Thomas O. Hicks, William A. Montgomery and William F. Quinn.

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“Indebtedness” means with respect to any Person at any date, without duplication: (i) all obligations of such Person for borrowed money or in respect of loans or advances, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or debt securities, (iii) all financial obligations of such Person secured by a Lien (other than a Permitted Lien), and (iv) all guarantees of such Person in connection with any of the foregoing. For clarity, capital lease obligations shall be treated as Indebtedness but operating leases shall not be so treated.

“Intellectual Property” means all intellectual property, including but not limited to (a) all trademarks, service marks, trade dress, design marks, logos, trade names, domain names, websites, brand names and corporate names, whether registered or unregistered, together with all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (b) all copyrights, photographs, advertising and promotional materials, including catalogs, and computer software and all copyright applications, registrations, and renewals in connection therewith, (c) all trade secrets and proprietary and confidential business information (including research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (d) all inventions and designs (whether patentable or unpatentable), and all patents, patent applications, continuations, continuations-in-part, divisionals, reissues, reexaminations, term extensions and disclosures, and (e) all rights to pursue, recover and retain damages and costs and attorneys’ fees (if available) for past, present and future infringement of any of the foregoing.

“IPO” means the initial public offering by Buyer of 15,000,000 units, with each unit consisting of one share of Buyer Common Stock and one warrant to purchase one share of Buyer Common Stock, which offering closed on October 14, 2010.

“IPO Shares” means the shares of Buyer Common Stock issued as part of the units offered and sold in the IPO.

“Knowledge” or “knowledge” of the Company means the actual knowledge of a particular fact or other matter by the persons listed on Schedule 9.14.

“Leased Real Property” means the real property leased by any of the Companies, as tenant, together with, to the extent leased by such Companies, all buildings and other structures, facilities or improvements currently located thereon, all fixtures, systems and equipment attached or appurtenant thereto.

“Lien” means any mortgage, pledge, lien, encumbrance, charge or other security interest.

“Material Adverse Effect” means a material adverse effect on the business, operations, assets or financial condition of the Person and its Subsidiaries, taken as a whole, excluding, in each case, any such effect resulting from or arising out of or in connection with: (i) acts of God, calamities, national or international political or social conditions including the engagement by any country in hostilities, whether commenced before or after the date hereof, and whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, in each case, that do not have a disproportionate effect on the Person and its Subsidiaries, taken as a whole, relative to other Persons in the industry; (ii) economic, industry or market events, occurrences, developments, circumstances or conditions, whether general or regional in nature or limited to any area in which the Person or its Subsidiaries operate, in each case to the extent do not have a disproportionate effect on the Person and its Subsidiaries, taken as a whole, relative to other Persons in the industry; (iii) changes in applicable Laws or accounting standards, principles or interpretations, in each case, that do not have a disproportionate effect on the Person and its Subsidiaries, taken as a whole, relative to other similarly situated Persons in the industry; (iv) changes in commodity prices; or (v) the public announcement or pendency of this Agreement or any of the transactions contemplated herein or any actions taken or not taken in compliance herewith or otherwise at the request or with the consent of the Company or Buyer, as applicable.

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“Owned Real Property” means the real property owned by any of the Companies, together with all buildings and other structures, facilities or improvements currently located thereon, all fixtures, systems and equipment of such Companies attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

“PDC SEC Documents” means all of the reports, documents, statements, schedules and registration statements of PDC filed with the SEC under the Securities Act and the Exchange Act, including reports on Form 8-K, Form 10-K and Form 10-Q.

“Permitted Liens” means: (a) Liens for Taxes, assessments and governmental charges or levies not yet delinquent or for which adequate reserves are maintained on the financial statements of the Person and its Subsidiaries as of the Closing Date; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings (and for which adequate reserves are maintained on the financial statements of the Person and its Subsidiaries as of the Closing Date in conformity with GAAP); (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations, and liens in connection with unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent; (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business consistent with past practice; (e) all matters of record, including, without limitation, survey exceptions, reciprocal easement agreements and other encumbrances on title to real property; (f) all applicable zoning, entitlement, conservation restrictions and other land use and environmental regulations; (g) all exceptions, restrictions, easements, charges, rights-of-way and other Liens set forth in any environmental Permits, any deed restrictions, groundwater or land use limitations or other institutional controls utilized in connection with any required environmental remedial actions, or other state, local or municipal franchise applicable to the Person or any of its Subsidiaries or any of their respective properties; (h) Liens securing the obligations of the Person or any of its Subsidiaries under secured indebtedness of the Person or any of its Subsidiaries; (i) Liens referred to in the Schedules hereto; (j) Permitted Encumbrances; and (k) Liens that, individually or in the aggregate, would not have a Material Adverse Effect on such Person.

“Person” means an individual, corporation, limited liability company, partnership, association, joint venture, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a Person under section 13(a)(3) of the Exchange Act.

“Public Stockholder” means each holder of IPO Shares.

“Public Warrants” means the warrants to purchase shares of Buyer Common Stock issued as part of the units in the IPO.

“Redemptions” means the redemptions of shares of Buyer Common Stock by holders thereof in exchange for cash from Trust Account in connection with the Buyer Stockholder Meeting in accordance with section 9.2 and section 9.3 of Article IX of the Buyer Certificate of Incorporation.

“Representatives” means, with respect to a Person, such Person’s officers, managers, directors, employees, accountants, consultants, legal counsel, financial advisors, agents or other representatives.

“SEC” means the Securities and Exchange Commission.

“Subsidiary” or “Subsidiaries” of PDC, Buyer or any other Person means any corporation, partnership, joint venture or other legal entity of which PDC, Buyer or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

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“Trust Account” means the trust account established by Buyer in connection with the consummation of the IPO and into which Buyer deposited a designated portion of the net proceeds from the IPO.

“Trust Agreement” means the agreement pursuant to which Buyer has established the Trust Account.

9.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

9.16 Submission to Jurisdiction. Each of the parties hereto: (a) consents to submit itself to the personal jurisdiction of any state or federal court in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court; and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts sitting in the State of Delaware.

9.17 Enforcement. The parties agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

9.18 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

9.19 No Claim Against Trust Account. PDC and each of the Companies acknowledges that the Trust Account was established in connection with the IPO and is held for the sole benefit of Buyer’s existing stockholders. PDC and each of the Companies acknowledges that Buyer and the Founder have made certain assurances to Buyer’s existing stockholders regarding the security of the Trust Account against claims of creditors. PDC and each of the Companies and each of their respective stockholders, members, Representatives, associates and affiliates hereby waives all rights, title, interest or claim of any kind (“Claims”) in or to any assets in the Trust Account it has or may have in the future, including any and all rights to seek access to the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction against the Trust Account or any funds distributed therefrom for any Claim it may have against Buyer, the Founder or any of their respective Representatives, for any reason whatsoever, including, but not limited to, a breach of this Agreement, any Ancillary Agreement, the Confidentiality Agreement or any other agreement entered into with any of the parties hereto or their affiliates or any negotiations, agreements or understandings with any of the parties hereto (whether in the past, present or future). This waiver is intended and shall be deemed and construed to be irrevocable and absolute on the part of PDC and each of the Companies, and shall be binding on PDC and each of the Companies and their respective Representatives, associates and affiliates, and its and their respective heirs, successors and assigns, as the case may be. PDC and each of the Companies acknowledges that it benefits from this Agreement and that Buyer is entering into this Agreement in reliance upon this Section 9.18. In the event that PDC or any of the Companies commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Buyer or the Founder, which proceeding seeks, in whole or in part, relief against the Trust Account or any Public Stockholder, in the case of a Public Stockholder, relating to the transactions contemplated by this Agreement, whether in the form of money damages or injunctive relief, Buyer shall be entitled to recover from PDC or the Companies, as the case may be, the associated legal fees and costs in connection with any such action, in the event Buyer prevails in such action or proceeding.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

BUYER:

HICKS ACQUISITION COMPANY II, INC.

By:	/s/ Christina W. Vest
Name: Christina W. Vest
Title: CEO

PDC:

PAPERWEIGHT DEVELOPMENT CORP.

By:	/s/ Jeffrey Fletcher
	Name:	Jeffrey Fletcher
	Title:	VP Controller

COMPANY:

APPLETON PAPERS INC.

By:	/s/ Jeffrey Fletcher
	Name:	Jeffrey Fletcher
	Title:	VP Controller

FOUNDER:

HH-HACII, L.P.:

By:	HH-HACII GP LLC, its General Partner

	By:	/s/ Christina W. Vest
Name: Christina W. Vest
Title:

Signature Page to Equity Purchase Agreement

AMENDMENT NO. 1 TO EQUITY PURCHASE AGREEMENT

This Amendment No. 1 to Equity Purchase Agreement, dated as of June 20, 2012 (this “Amendment”), is entered into by and among Hicks Acquisition Company II, Inc., a Delaware corporation (“Buyer”), HH-HACII, L.P., a Delaware limited partnership (the “Sponsor”), Appleton Papers Inc., a Delaware corporation (“Appleton”), and Paperweight Development Corp., a Wisconsin corporation (“PDC”).

WHEREAS, Buyer, the Sponsor, Appleton and PDC are parties to that certain Equity Purchase Agreement, dated as of May 16, 2012 (the “Equity Purchase Agreement”), and Buyer and PDC are parties to that certain Cross Purchase Agreement, dated as of May 16, 2012 (the “Cross Purchase Agreement” and, together with the Equity Purchase Agreement, the “Purchase Agreements”), and pursuant to the Purchase Agreements, through a series of transactions, Appleton will become a non-wholly-owned subsidiary of Buyer;

WHEREAS, each capitalized term used, but not defined, herein shall have the meaning given to such term in the Equity Purchase Agreement; and

WHEREAS, Buyer, the Sponsor, Appleton and PDC desire to enter into this Amendment to amend the Equity Purchase Agreement to require Buyer to seek the approval of the holders of Public Warrants to amend that certain Warrant Agreement, dated as of October 8, 2010, by and between Buyer and Continental Stock Transfer & Trust Company at the Closing to (A) with respect to the Public Warrants, at the election of each holder of Public Warrants either: (i) adjust the number of shares of Common Stock issuable upon the exercise of a Public Warrant to one-half of one share of Common Stock and pay the holder of such Public Warrant $0.625 in cash; or (ii) adjust the number of shares of Common Stock issuable upon the exercise of a Public Warrant to one-half of one share of Common Stock and, in addition, make such Public Warrant exercisable, in the event the Common Stock achieves a certain stock price target (the “Stock Target”), for the right to purchase 0.0879 shares of Common Stock at an exercise price of $0.0001 and (B) with respect to the 6,666,667 warrants issued to the Sponsor in a private placement simultaneously with the Company’s initial public offering (the “Sponsor Warrants”), adjust the number of shares of Common Stock issuable upon the exercise of a Sponsor Warrant to one-half of one share of Common Stock and, in addition, provide that the holder of each Sponsor Warrant shall be entitled to receive 0.0879 shares of Buyer Common Stock, which shares shall be subject to forfeiture in the event the Common Stock does not achieve the Stock Target (“Sponsor Earn-out Shares”), all pursuant to an Amendment No. 1 to Warrant Agreement, the form of which is attached hereto as Exhibit A (the “Warrant Agreement Amendment”).

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Equity Purchase Agreement as set forth herein:

1. Amendment of Equity Purchase Agreement.

(a) A generic Schedule that applies to all representations and warranties of Buyer is added to the Agreement as follows:

The Extension Amendment must be approved, adopted and effective for the Business Combination to close at any point following July 13, 2012.

(b) Section 4.1 of the Equity Purchase Agreement is hereby amended to amend and restate the last sentence of Section 4.1 of the Equity Purchase Agreement as follows:

The transactions contemplated by this Agreement constitute a “Business Combination” within the meaning of the Buyer Organizational Documents and there is no obligation under the Buyer Organizational Documents that Buyer liquidate or dissolve prior to July 14, 2012 (or, in the event the Extension Amendment shall have been effected, September 14, 2012) as a result of Buyer’s execution and delivery of this Agreement.

(c) Section 4.2(a) of the Equity Purchase Agreement is hereby amended by adding the words “and the Buyer Warrantholder Approval” to the end of the first sentence of Section 4.2(a) of the Equity Purchase Agreement.

(d) Section 4.2(b) of the Equity Purchase Agreement is hereby amended by adding the words “Except for the vote to adopt the Warrant Agreement Amendment and the transactions contemplated thereby at the Buyer Warrantholder Meeting,” to the beginning of Section 4.2(b) of the Equity Purchase Agreement.

(e) Section 4.4(f) of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

(f) Except as disclosed in Buyer SEC Documents filed prior to the date of this Agreement or Schedule 4.4 and except as contemplated by the Warrant Agreement Amendment, as a result of the consummation of the transactions contemplated by this Agreement, no shares of capital stock, warrants, options or other securities of Buyer are issuable and no rights in connection with any shares, warrants, rights, options or other securities or Buyer accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(f) Section 4.13 of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

(a) As of the date hereof and at the Closing Date, Buyer has and will have no less than $149,250,000 invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, in the Trust Account, less: such amounts, if any (i) as Buyer is required to pay to Public Stockholders who elect to redeem their shares for cash in accordance with the provisions of section 9.2 and section 9.3 of Article IX of the Buyer Certificate of Incorporation; (ii) used as payment to purchase Buyer Common Stock from Public Stockholders as permitted by Section 6.4(a)(ii); (iii) as Buyer is required to pay to holders of Buyer Warrants as Cash Consideration; and (iv) to pay Expense Payments.

(b) Effective as of the Closing Date, the obligations of Buyer to dissolve or liquidate within the specified time period contained in the Buyer Certificate of Incorporation will terminate, and effective as of the Closing Date Buyer shall have no obligation, other than as contemplated by this Agreement, to dissolve and liquidate the assets of Buyer by reason of the consummation of the Closing, and following the Closing Date no Public Stockholder or holder of Buyer Warrants shall be entitled to receive any amount from the Trust Account except as contemplated by clauses (i), (ii) or (iii) of Section 4.13(a); provided, in each case, that the Closing Date occurs before July 14, 2012 or, in the event the Extension Amendment shall have been effected, September 14, 2012.

(g) Schedule 6.4 to the Equity Purchase Agreement is hereby amended and restated in its entirety by substituting therefor Schedule A hereto.

(h) Section 6.10(a) of the Equity Purchase Agreement is hereby amended by replacing the first sentence of 6.10(a) of the Equity Purchase Agreement with the following:

As soon as is reasonably practicable after the date of this Agreement, Buyer and the Company shall jointly prepare and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, a proxy statement of Buyer (together with all amendments and supplements thereto, the “Proxy Statement”), for the purpose of (i) soliciting proxies from Buyer’s stockholders for the purpose of obtaining the Buyer Stockholder Approval at the Buyer Stockholder Meeting of its stockholders to be called and held for such purpose and (ii) soliciting proxies from the holders of Buyer Warrants for the purpose of obtaining the Buyer Warrantholder Approval at the Buyer Warrantholder Meeting to be called and held for such purpose.

(i) Section 6.10(c) of the Equity Purchase Agreement is hereby amended by replacing the second sentence thereof with the following:

As soon as practicable following its clearance by the SEC, Buyer shall distribute the Proxy Statement to its stockholders and holders of Buyer Warrants and shall in accordance with its certificate of incorporation, bylaws and the DGCL solicit proxies from its stockholders and holders of Buyer Warrants to vote in favor of all of the proposals contained in the Proxy Statement and shall use reasonable best efforts to obtain the Buyer Stockholder Approval and the Buyer Warrantholder Approval.

(j) Section 6.10 of the Equity Purchase Agreement is hereby further amended by adding a new Section 6.10(e) to the end thereof:

(e) Buyer shall cause the Buyer Warrantholder Meeting to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of the Warrant Agreement Amendment and the transactions contemplated thereby. The board of directors of Buyer shall recommend to the holders of Buyer Warrants their adoption of the Warrant Agreement Amendment and the transactions contemplated thereby and shall include such recommendation in the Proxy Statement.

(k) Section 6.21 of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

6.21 Reservation of Buyer Common Stock. Buyer hereby agrees that at or prior to the Closing there shall be, or Buyer shall cause to be, reserved for issuance and/or delivery, and Buyer shall thereafter maintain a reserve for issuance and/or delivery, such number of shares of Buyer Common Stock as may be (i) issued upon the exchange of the Company Class B Exchangeable Units pursuant to the Exchange and Support Agreement, (ii) issued as Contingency Consideration, (iii) issued as Earn-Out Share Consideration or Sponsor Warrant Earn-Out Shares and (iv) reserved under the Equity Incentive Plan.

(l) Section 6.24 of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

6.24 Other Ancillary Agreements. Each of Buyer, PDC and, as applicable, the Company agree to execute and deliver at the Closing the following: (a) the Exchange and Support Agreement by and among Buyer, the Company and PDC in the form attached hereto as Exhibit D (the “Exchange and Support Agreement”); (b) the Registration Rights Agreement by and among Buyer, PDC and Founder in the form attached hereto as Exhibit E (the “Registration Rights Agreement”); (c) the Company LLC Agreement; and (d) that certain Amendment No. 1 to Warrant Agreement by and between Buyer and Continental Stock Transfer & Trust (the “Warrant Agreement Amendment”).

(m) Section 7.1(c) of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

(c) Approvals. The Buyer Stockholder Approval, the Buyer Warrantholder Approval and the PDC Stockholder Approval shall have been obtained.

(n) Section 7.3(c)(i) of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

(i) the conditions specified in paragraphs (a) and (b) of this Section 7.3 have been satisfied and each of the Buyer Stockholder Approval and the Buyer Warrantholder Approval shall have been obtained.

(o) Section 7.3(f) of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

(f) Other Ancillary Agreements. The Company shall have received the following agreements duly executed by Buyer (and the Founder with respect to the Registration Rights Agreement): (i) the Exchange and Support Agreement; (ii) the Registration Rights Agreement; and (iii) the Warrant Agreement Amendment.

(p) Section 7.3(g) of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

(g) Amount in Trust After Redemptions. After giving effect to the Repurchase Payments and the Redemption Payments (but prior to the Expense Payments and any payments of Cash Consideration), there shall be not less than $82,000,000 in the Trust Account.

(q) Section 9.1(a)(ii) of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

(ii) by Buyer or the Company by giving written notice to the other Person if a Law, injunction, restraining order or decree of any nature of any Governmental Authority of competent jurisdiction is issued that prohibits the consummation of the transactions contemplated by this Agreement and such injunction, restraining order or decree is final and non appealable or is not resolved in Buyer’s and the Company’s favor prior to July 15, 2012 (or, in the event the Extension Amendment shall have been effected, September 15, 2012) (a “Final Order”); provided, however, that the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used its reasonable best efforts to have such Law, injunction, order or decree vacated or denied;

(r) Section 9.1(a)(iii) of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

(iii) by Buyer or the Company by giving written notice to the other Person if (A) the Buyer Stockholder Approval shall not have been obtained at the Buyer Stockholder Meeting or (B) the Buyer Warrantholder Approval shall not have been obtained at the Buyer Warrantholder Meeting;

(s) Section 9.1(a)(v) of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

(v) by either the Company or Buyer by giving written notice to the other Person if the Closing shall not have occurred by July 14, 2012 (or, in the event the Extension Amendment shall have been effected, September 14, 2012); provided that the foregoing right to terminate this Agreement under this clause (v) shall not be available to any Person whose failure or inability to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

(t) Section 9.2 of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

9.2 Expenses. Except as otherwise contemplated by Section 9.1(c), (a) Buyer shall bear all costs, fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, whether or not the Closing shall have occurred (provided that Expense Payments, Repurchase Payments, Redemption Payments and payments of Cash Consideration may be paid out of the Trust Account), (b) the Companies shall bear all costs, fees and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby, whether or not the Closing shall have occurred, and (c) PDC shall bear all costs, fees and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby, whether or not the Closing shall have occurred.

(u) Section 9.14 of the Equity Purchase Agreement is hereby amended by replacing the definition of “Ancillary Agreements” in its entirety with the following:

“Ancillary Agreements” means the Cross Purchase Agreement, the Certificate of Designation, the Equity Incentive Plan, the Company LLC Agreement, the Exchange and Support Agreement, the Registration Rights Agreement, the Tax Receivable Agreement and the Warrant Agreement Amendment.

(v) Section 9.14 of the Equity Purchase Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

“Buyer Warrantholder Approval” shall mean the affirmative vote of the Registered Holders (as defined in the Warrant Agreement) of 65% of the Public Warrants in favor of the Warrant Agreement Amendment and the transactions contemplated thereby.

“Buyer Warrantholder Meeting” means a meeting of the holders of Buyer Warrants to be held for the purpose of voting on the adoption of the Warrant Agreement Amendment and the transactions contemplated thereby.

“Cash Consideration” shall have the meaning assigned to such term in the Warrant Agreement, as amended by the Warrant Agreement Amendment.

“Earn-Out Share Consideration” shall have the meaning assigned to such term in the Warrant Agreement, as amended by the Warrant Agreement Amendment.

“Extension Amendment” means an amendment to the Buyer Certificate of Incorporation and the Trust Agreement to extend the deadline by which Buyer must either consummate a Business Combination or wind-up its affairs and liquidate.

“Sponsor Warrant Earn-Out Shares” shall have the meaning assigned to such term in the Warrant Agreement, as amended by the Warrant Agreement Amendment.

“Warrant Agreement” means that that certain Warrant Agreement, dated as of October 8, 2010, by and between Buyer and Continental Stock Transfer & Trust Company, a New York corporation, as the same may be amended or supplemented from time to time, including pursuant to the Warrant Agreement Amendment.

(w) The Equity Purchase Agreement is hereby amended by replacing all references in the Equity Purchase Agreement to “Proxy/Registration Statement” with “Proxy Statement”.

2. Miscellaneous.

(a) Ratification and Confirmation. Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Equity Purchase Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect without interruption or impairment of any kind.

(b) Amendment Included. This Amendment shall be construed in connection with and as part of the Equity Purchase Agreement. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Equity Purchase Agreement without making specific reference to this Amendment but nevertheless all such references shall include this Amendment unless the context otherwise requires.

(c) Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware. Each of the parties hereto: (a) consents to submit itself to the personal jurisdiction of any state or federal court in the State of Delaware in the event any dispute arises out of this Amendment or any of the transactions contemplated by this Amendment; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court; and (c) agrees that it will not bring any action relating to this Amendment or any of the transactions contemplated by this Amendement in any court other than such courts sitting in the State of Delaware.

(d) Binding Effect. This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(e) Entire Agreement. This Amendment (including the Schedules hereto and the documents referred to herein) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. Except as set forth in this Amendment, provisions of the Equity Purchase Agreement which are not inconsistent with this Amendment shall remain in full force and effect.

(f) Severability. If any provision of this Amendment or the application thereof under certain circumstances is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(g) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

HICKS ACQUISITION COMPANY II, INC.

By:	/s/ Eric C. Neuman
Name:	Eric C. Neuman
Title:	Senior Vice President

HH-HACII, L.P.

By:	HH-HACII GP LLC, its General Partner

	By:	/s/ Eric C. Neuman
	Name:	Eric C. Neuman
Title:

APPLETON PAPERS INC.

By:	/s/ Jeffrey Fletcher
Name:	Jeffrey Fletcher
Title:	VP Controller

PAPERWEIGHT DEVELOPMENT CORP.

By:	/s/ Jeffrey Fletcher
Name:	Jeffrey Fletcher
Title:	VP Controller

AMENDMENT NO. 2 TO EQUITY PURCHASE AGREEMENT

This Amendment No. 2 to Equity Purchase Agreement, dated as of June 26, 2012 (this “Amendment”), is entered into by and among Hicks Acquisition Company II, Inc., a Delaware corporation (“Buyer”), HH-HACII, L.P., a Delaware limited partnership (the “Sponsor”), Appleton Papers Inc., a Delaware corporation (“Appleton”), and Paperweight Development Corp., a Wisconsin corporation (“PDC”).

WHEREAS, Buyer, the Sponsor, Appleton and PDC are parties to that certain Equity Purchase Agreement, dated as of May 16, 2012 as amended by Amendment No. 1 to Equity Purchase Agreement (the “Equity Purchase Agreement”), and Buyer and PDC are parties to that certain Cross Purchase Agreement, dated as of May 16, 2012 (the “Cross Purchase Agreement” and, together with the Equity Purchase Agreement, the “Purchase Agreements”), and pursuant to the Purchase Agreements, through a series of transactions, Appleton will become a non-wholly-owned subsidiary of Buyer;

WHEREAS, each capitalized term used, but not defined, herein shall have the meaning given to such term in the Equity Purchase Agreement; and

WHEREAS, Buyer, the Sponsor, Appleton and PDC desire to enter into this Amendment to amend the terms of the proposed Warrant Agreement Amendment to eliminate the ability of holders of Public Warrants to receive the Earn-Out Share Consideration (as defined in Amendment No. 1 to Equity Purchase Agreement).

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Equity Purchase Agreement as set forth herein:

1. Amendment of Equity Purchase Agreement.

(a) The form of the Warrant Agreement Amendment is hereby amended and restated to read in its entirety as set forth on Exhibit A hereto.

(b) Section 6.21 of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

6.21 Reservation of Buyer Common Stock. Buyer hereby agrees that at or prior to the Closing there shall be, or Buyer shall cause to be, reserved for issuance and/or delivery, and Buyer shall thereafter maintain a reserve for issuance and/or delivery, such number of shares of Buyer Common Stock as may be (i) issued upon the exchange of the Company Class B Exchangeable Units pursuant to the Exchange and Support Agreement, (ii) issued as Contingency Consideration, (iii) issued as Sponsor Warrant Earn-Out Shares and (iv) reserved under the Equity Incentive Plan.

(c) Section 9.14 of the Equity Purchase Agreement is hereby amended by deleting the definition of “Earn-Out Share Consideration” in its entirety.

2. Miscellaneous.

(a) Ratification and Confirmation. Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Equity Purchase Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect without interruption or impairment of any kind.

(b) Amendment Included. This Amendment shall be construed in connection with and as part of the Equity Purchase Agreement. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Equity Purchase Agreement without making specific reference to this Amendment but nevertheless all such references shall include this Amendment unless the context otherwise requires.

(c) Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware. Each of the parties hereto: (a) consents to submit itself to the personal jurisdiction of any state or federal court in the State of Delaware in the event any dispute arises out of this Amendment or any of the transactions contemplated by this Amendment; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court; and (c) agrees that it will not bring any action relating to this Amendment or any of the transactions contemplated by this Amendment in any court other than such courts sitting in the State of Delaware.

(d) Binding Effect. This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(e) Entire Agreement. This Amendment (including the Schedules hereto and the documents referred to herein) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. Except as set forth in this Amendment, provisions of the Equity Purchase Agreement which are not inconsistent with this Amendment shall remain in full force and effect.

(f) Severability. If any provision of this Amendment or the application thereof under certain circumstances is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(g) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

HICKS ACQUISITION COMPANY II, INC.

By:
Name:
Title:

HH-HACII, L.P.

By:	HH-HACII GP LLC, its General Partner

By:
Name:
Title:

APPLETON PAPERS INC.

By:
Name:
Title:

PAPERWEIGHT DEVELOPMENT CORP.

By:
Name:
Title:

EXHIBIT A

APPLETON PAPERS LLC

A Delaware Limited Liability Company

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of                     , 2012

THE LIMITED LIABILITY COMPANY INTERESTS IN APPLETON PAPERS LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE COMPANY AND THE APPLICABLE MEMBER. THE LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS LIMITED LIABILITY COMPANY AGREEMENT, AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE COMPANY AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

(continued)

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

APPLETON PAPERS LLC

A Delaware Limited Liability Company

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Appleton Papers LLC (the “Company”), dated and effective as of                     , 2012 (this “Agreement”), is adopted, executed and agreed to, for good and valuable consideration, by and among the Members (as defined below).

WHEREAS, the Company has been formed as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended from time to time (the “Act”), as a continuation of Appleton Papers Inc., a Delaware Corporation (and classified as a qualified subchapter S subsidiary immediately prior to the Conversion for federal income tax purposes pursuant to Section 1361 of the Code) (“Old Appleton”), pursuant to the terms of a certain Plan of Conversion and by the filing of a Certificate of Conversion and Formation (the “Certificate”) with the office of the Secretary of State of Delaware on                     , 2012 (the “Conversion”);

WHEREAS, in connection with the Conversion, the Company issued             Appleton Class B Exchangeable Units (as defined herein) to Paperweight Development Corp., a Wisconsin corporation (and classified as a S corporation for federal income tax purposes pursuant to Section 1361 of the Code) (“PDC”), pursuant to the Company’s initial Limited Liability Company Agreement dated                     , 2012 (the “Original Agreement”);

WHEREAS, immediately after the Conversion, PDC contributed             Appleton Class B Exchangeable Units to its wholly-owned subsidiary             , a Delaware corporation (and classified as a corporation taxable under Subchapter C of the Code for federal income tax purposes) (“Newco”) (collectively with the Conversion such contribution shall be referred to as the “Initial Company Capitalization”);

WHEREAS, as a result of the Initial Company Capitalization, it was the intent of the parties to the Original Agreement that for federal income tax purposes, the Company be treated as a partnership and Newco and PDC be treated as making a capital contribution of all the assets of Old Appleton (and the Company assuming all the liabilities of Old Appleton) (the “Initial Contributed Property”) in exchange for the issuance of partnership interests in the Company in a transaction within the purview of Section 721 of the Code;

WHEREAS, the Original Agreement sets forth the initial Carrying Value of the Initial Contributed Property and requires that the Company apply the “remedial method” as such term is defined by Treasury Regulation Section 1.704-3(d) to the resulting Book-Tax Disparity of the Initial Contributed Property as of the Initial Company Capitalization.

WHEREAS, the Company, Hicks Acquisition Company II, Inc., a Delaware corporation (“Parent”) and HH-HACII, L.P., a Delaware limited partnership (the “Parent Sponsor”) entered into that certain Equity Purchase Agreement made and entered into as of                     , 2012 (as such agreement is amended from time in accordance with its terms, the “Equity Purchase Agreement”);

WHEREAS, at the closing of the transactions contemplated by the Equity Purchase Agreement, PDC and Newco (as the Members on the date hereof) wish to amend and restate the Original Agreement to issue             Appleton Class A Voting Units to Parent in exchange for the cash Capital Contribution made by Parent to the Company as consideration for such issuance as set forth in the Equity Purchase Agreement and admit Parent as the sole member of the Company holding Appleton Class A Voting Units (the “Parent Initial Contribution”);

WHEREAS, one day after the closing of the transactions contemplated by the Equity Purchase Agreement, PDC and Newco (as the Members on the date hereof) wish to amend and restate the Original Agreement to

reflect the Transfer of             Appleton Class B Exchangeable Units from PDC to Parent in exchange for the Cross Purchase Consideration (such transaction, the “Cross Purchase”) pursuant to the Cross Purchase Agreement (the “Cross Purchase Agreement”), which such Appleton Class B Exchangeable Units shall immediately be surrendered by Parent to the Company for cancellation and, upon receipt thereof, the Company shall immediately issue to the Parent an equal number of Appleton Class A Voting Units (the “Cross Exchange”); and

WHEREAS, the parties hereto desire to enter into this Amended and Restated Limited Liability Company Agreement of the Company.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Equity Purchase Agreement, the parties hereto, each intending to be legally bound, agree that the Original Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.

Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

“AAA” has the meaning set forth in ARTICLE X.

“AAA Rules” has the meaning set forth in Section 10.2.

“Accession Agreement” has the meaning set forth in Section 8.5.

“Act” has the meaning set forth in the recitals.

“Actual Tax Amount” has the meaning set forth in Section 4.4.

“Additional Member” means any Person that has been admitted to the Company as a Member pursuant to Section 8.5 by virtue of having received its Membership Interest from the Company and not from any other Member or Assignee.

“Additional Restrictions” has the meaning set forth in Section 8.6.

“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each Fiscal Year of the Company, (a) increased by any amounts that such Member is obligated to restore under the standards set by Treasury Regulations Section 1.704 1 (b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulations Sections 1.704 2(g) and 1.704 2(i)(5) but, as provided by Section 5.1(b)(x), no Member has any liability to make additional Capital Contributions to restore or otherwise reduce or eliminate a negative balance in the Member’s Capital Account) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such Fiscal Year, are reasonably expected to be allocated to such Member in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulations Section 1.751 l(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such Fiscal Year, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result

2

of a minimum gain chargeback pursuant to Section 5.1(b)(i) or Section 5.l(b)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the capital account maintenance rules of Treasury Regulations Section 1.704-1(b)(2)(iv) and to cause the Capital Accounts of the Members to equal and otherwise conform with the balances they would have under the alternate test for economic effect under Treasury Regulations Section 1.704 1(b)(2)(ii)(d) were liquidating distributions made in accordance with positive Capital Account balances instead of in accordance with their Percentage Interests as provided herein, and, to that extent, shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Member in respect of a Unit shall be the amount that such Adjusted Capital Account would be if such Unit were the only interest in the Company held by such Member from and after the date on which such Unit was first issued.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 3.5(c)(1) or Section 3.5(c)(ii).

“Affiliate” when used with reference to another Person means any Person (other than the Company), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other Person. In addition, Affiliates of a Member shall include all its directors, managers, officers and employees in their capacities as such.

“Agreed Value” of any Contributed Property means the Fair Market Value of such property or other consideration at the time of contribution as determined by the Managing Member acting in Good Faith, without taking into account any liabilities to which such Contributed Property was subject at such time. The Managing Member acting in Good Faith shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among each separate property on a basis proportional to the Fair Market Value of each Contributed Property.

“Appleton Class A Voting Units” has the meaning set forth in Section 3.1(a).

“Appleton Class B Exchangeable Units” has the meaning set forth in Section 3.1(a).

“Applicable Federal Rate” means a rate per annum equal to the applicable federal rate for semi-annual compounding under Section 1274(d) of the Code.

“Assignee” means any Transferee to which a Member or another Assignee has Transferred all or a portion of its interest in the Company in accordance with the terms of this Agreement, but that is not admitted to the Company as a Member.

“Assumed Tax Liability” means, for any Quarterly Estimated Tax Period in a calendar year, an amount, as determined by the Managing Member acting in Good Faith, equal to the U.S. federal, state and local income taxes that would be due from the Company based on the taxable income of the Company for such Quarterly Estimated Tax Period and all prior Quarterly Estimated Tax Periods in such calendar year (based upon (i) the information returns filed by the Company, as amended or adjusted to date, and (ii) estimated amounts, in the case of periods for which the Company has not yet filed information returns) assuming the Company were a corporation taking into account the deductibility of state and local income taxes and credits for non-U.S. taxes paid. The calculation of Assumed Tax Liability shall take into account the carry forward of prior losses and the character of the items allocated (e.g., capital or ordinary). The state and local income tax liability used in determining Assumed Tax Liability shall be determined by the Managing Member acting in Good Faith taking into account the various locations of the Company’s operations. For the avoidance of doubt, Assumed Tax Liability shall be determined only with respect to taxable income earned by the Company and shall be calculated by disregarding (i) any adjustment to the taxable income of the Company that may arise under Section 734(b) of the Code as a result of a distribution to any Member of the Company; (ii) any adjustment to the taxable income of the Company that may arise under Section 743(b) of the Code as a result of an acquisition of a Unit in the Company by any Member; and (iii) any Company item of income, gain, loss, or deduction that is allocable to any

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Member pursuant to Section 704(c) and Section 5.2(b) (including by way of Treasury Regulation Section 1.752-7) with respect to the Book-Tax Disparity of the Initial Contributed Property as of the Initial Company Capitalization or the Book-Tax Disparity of the Initial Contributed Property as of the date of this Agreement.

“Bankruptcy” means, with respect to any Person, (A) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Book-Tax Disparity” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

“Cash Management Loans” has the meaning set forth in Section 3.4(c).

“Capital Account” means the capital account maintained for a Member pursuant to Section 3.5.

“Capital Contribution” means, with respect to any Member, the aggregate amount of any cash, cash equivalents or the Fair Market Value of other property that a Member contributes to the Company with respect to any Unit or other Equity Securities issued by the Company (net of liabilities assumed by the Company or to which such property is subject) from time to time.

“Carrying Value” means (a) with respect to a Contributed Property, subject to the following sentence, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Members’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Company property, subject to the following sentence, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 3.5(c)(i) and Section 3.5(c)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Managing Member acting in Good Faith.

“Certificate” has the meaning set forth in the recitals.

“CFO and Treasurer” has the meaning set forth in Section 6.6.

“Chief Executive Officer” has the meaning set forth in Section 6.6.

“Class” means one of the separately identified types of Units in the Company designated by this Agreement in accordance with Section 3.1, Section 3.2 and Section 3.4 (each of which carries different rights and obligations

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in the Company as provided for in this Agreement). As of the date of this Agreement the only Classes of units are Appleton Class A Voting Units and Appleton Class B Exchangeable Units.

“Class A Holder” means Parent and any Transferee to which the existing Class A Holder Transfers all Units and other Equity Securities held by it and that is admitted to the Company as the Class A Holder in each case in accordance with the terms and conditions of this Agreement and the Act.

“Class A Percentage Interest” means, with respect to any Member as of any date of determination, a percentage obtained by dividing the number of Appleton Class A Voting Units held by such Member by the total number of all outstanding Appleton Class A Voting Units.

“Class B Percentage Interest” means, with respect to any Member as of any date of determination, a percentage obtained by dividing the number of Appleton Class B Exchangeable Units held by such Member by the total number of all outstanding Appleton Class B Exchangeable Units.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Combined Meeting” has the meaning set forth in Section 7.2.

“Common Stock” means the common stock of Parent, par value $.0001 per share, and any Equity Securities issued or issuable in exchange for, or with respect to, such Common Stock (i) by way of a dividend, split or combination of equity interest or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Company” has the meaning set forth in the preamble hereto.

“Company Minimum Gain” has the meaning set forth for the term “partnership minimum gain” in Treasury Regulations Section 1.704-2(d).

“Contributed Property” means any property contributed to the Company by a Member with respect to any Unit or other Equity Securities issued by the Company.

“control” means, when used with reference to any Person, the power to direct the management or policies of such Person, directly or indirectly, by or through stock or other equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or other understanding (written or oral); and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Conversion” shall have the meaning set forth in the recitals.

“Covered Person” means (i) the Managing Member and any of its Affiliates and any of their respective officers, directors, managers, members, employees, stockholders, partners, representatives and agents, (ii) any Member, any Affiliate of such Member and any officer, director, manager, member, employee, stockholder, partner, representative or agent of such Member or any Affiliate thereof, or (iii) any Officer of the Company or its Subsidiaries.

“Cross Purchase” shall have the meaning set forth in the recitals.

“Cross Purchase Agreement” has the meaning set forth in the recitals hereof.

“Cross Purchase Consideration” shall mean the contingent right of PDC to receive certain shares of Common Stock upon the Common Stock’s achievement of certain stock price targets, PDC’s rights and

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obligations under the Tax Receivable Agreement, and certain shares of Parent Series A Voting Preferred Stock, all of which consideration shall be transferred by Parent to PDC in exchange for the Transfer of Appleton Class B Exchangeable Units from Newco to Parent through the Cross Purchase.

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.1(b)(x).

“Delaware Arbitration Act” has the meaning set forth in Section 10.3.

“Dispute” has the meaning set forth in ARTICLE X.

“Dispute Notice” has the meaning set forth in ARTICLE X.

“Distributable Assets” means, with respect to any fiscal period, all cash receipts (including from any operating, investing and financing activities) and (if distribution thereof is determined to be necessary or desirable by the Managing Member acting in Good Faith) other assets of the Company from any and all sources, reduced by operating cash expenses, contributions of capital to Subsidiaries of the Company and payments (if any) required to be made in connection with any loan to the Company and any reserve for contingencies or escrow required, in each case, as is determined by the Managing Member acting in Good Faith.

“Economic Risk of Loss” has the meaning set forth in Section 5.1(b)(vi).

“Equity Purchase Agreement” has the meaning set forth in the recitals.

“Equity Securities” means, as applicable, (i) any capital stock, limited liability company or membership interests, partnership interests, or other equity interest, (ii) any securities directly or indirectly convertible into or exchangeable for any capital stock, limited liability company or membership interests, partnership interests, or other equity interest or containing any profit participation features, (iii) any rights, warrants, or options directly or indirectly to subscribe for or to purchase any capital stock, limited liability company or membership interests, partnership interest, other equity interest or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, limited liability company or membership interests, partnership interest, other equity interests or securities containing any profit participation features, (iv) any equity appreciation rights, phantom equity rights or other similar rights, or (v) any Equity Securities issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination, recapitalization, merger, consolidation or other reorganization.

“Excess Cash” means any cash or cash equivalents of the Class A Holder resulting from Tax Distributions by the Company to the Class A Holder and/or the repayment of Cash Management Loans in excess of reasonable reserves established for the operating expenses of the Class A Holder.

“Exchange” means an exchange of Appleton Class B Exchangeable Units for Common Stock pursuant to the Exchange Agreement.

“Exchange Agreement” means the Exchange and Support Agreement, dated as of                     , 2012 among Parent, the Company and PDC, as it may be amended, modified or supplemented from time to time in accordance with its terms.

“Fair Market Value” means (i) in reference to a particular Unit or other Equity Security issued by the Company or, as the case may be, all of the outstanding Units or other Equity Securities issued by the Company, the fair market value for such Unit(s) or Equity Security(ies) as between a willing buyer and a willing seller in an arm’s length transaction occurring on the date of valuation, taking into account all relevant factors determinative

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of value, including, to the extent applicable, the fair market value of the Common Stock or other Equity Securities of Parent, as determined by the Managing Member acting in Good Faith and (ii) in reference to assets or securities other than Units or other Equity Securities issued by the Company, the fair market value for such assets or securities as between a willing buyer and a willing seller in an arm’s length transaction occurring on the date of valuation, taking into account all relevant factors determinative of value, as is determined by the Managing Member acting in Good Faith.

“Formation Date” has the meaning set forth in Section 2.1.

“GAAP” means accounting principles generally accepted in the United States of America, consistently applied and maintained throughout the applicable periods.

“Good Faith” shall mean a Person having acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company and its Members and otherwise consistent with the fiduciary duties set forth in Section 6.7(d), and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person’s conduct was unlawful.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority or regulatory authority, agency, department, board, commission, administration, or instrumentality, any court, tribunal, arbitrator or any self-regulatory organization, in each case, having jurisdiction over the Company or any of its Subsidiaries or any of the property or other assets of the Company or any of its Subsidiaries.

“HSR Act” has the meaning set forth in Section 8.3(f).

“Income” means individual items of Company income and gain determined in accordance with the definitions of Net Income and Net Loss.

“Indemnified Person” has the meaning set forth in Section 6.7.

“Initial Company Capitalization” shall have the meaning set forth in the recitals.

“Initial Contributed Property” shall have the meaning set forth in the recitals.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Company or the Members, as the case may be.

“Limited Newco Voting Units” shall have the meaning set forth in Section 7.4(a).

“Loss” means individual items of Company loss and deduction determined in accordance with the definitions of Net Income and Net Loss.

“Managing Member” shall mean the person set forth on Exhibit A.

“Member” means each Person listed on the Schedule of Members on the date hereof and each other Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act. The Members shall constitute the “members” (as such term is defined in the Act) of the Company. Any reference in this Agreement to any Member shall include such Member’s Successors in Interest to the extent such Successors in Interest have become Substituted Members in accordance with the provisions of this Agreement.

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“Member Nonrecourse Debt” has the meaning set forth for the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulations Section l.704-2(i)(2).

“Member Nonrecourse Deduction” has the meaning set forth for the term “partner nonrecourse deduction” in Treasury Regulations Section 1.704-2(i)(2).

“Membership Interest” means, with respect to each Member, such Member’s entire limited liability company interest, including any economic interest and rights as a Member (represented by all the Units of any Class of which the Member is the record owner).

“Membership Interest Certificate” has the meaning set forth in Section 3.9.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Member in respect of its Units by the Company, the Company’s Carrying Value of such property (as adjusted pursuant to Section 3.5(c)(ii)) at the time such property is distributed, reduced by any liabilities either assumed by such Member upon such distribution or to which such property is subject at the time of distribution.

“Net Income” and “Net Loss” means, for each taxable year, the taxable income or loss of the Company determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction, required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss) and with the accounting method used by the Company for federal income tax purposes with the following adjustments: (a) all items of income, gain, loss, or deduction allocated pursuant to Section 5.1(b) (relating to Special Allocations) shall not be taken into account in computing such taxable income or loss; (b) any income of the Company that is exempt from federal income taxation and not otherwise taken into account in computing Net Income and Net Loss shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (d) if the Carrying Value of any asset differs from its adjusted tax basis for federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset shall for purposes of determining Net Income and Net Loss be an amount which bears the same ratio to such Carrying Value as the federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that if the federal income tax depreciation, amortization or other cost recovery deduction is zero, the Managing Member acting in Good Faith may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Net Income and Net Loss); (e) any expenditures of the Company that are described in Section 705(a)(2)(B) of the Code or are treated as described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(i) and not otherwise taken into account in computing Net Income and Net Loss shall be treated as deductible items; and (f) in the event the Carrying Value of any Company asset is adjusted in accordance with the definition of Carrying Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss.

“Nonrecourse Deductions” means any and all items of loss, deduction, or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulations Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.752-1(a)(2).

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“Officer” means each Person designated as an officer of the Company pursuant to and in accordance with the provisions of Section 6.6, subject to any resolution of the Managing Member appointing such Person as an officer of the Company or relating to such appointment.

“Old Appleton” shall have the meaning set forth in the recitals.

“Original Agreement” has the meaning set forth in the recitals hereof.

“Parent Initial Contribution” shall have the meaning set forth in the recitals.

“Parent Sponsor” means HH-HACII, L.P., a Delaware limited partnership.

“Percentage Interest” means, with respect to any Member as of any date of determination, a percentage obtained by dividing the number of Units held by such Member by the total number of all outstanding Units.

“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Permitted Class A Holder” means a prospective Transferee of the Class A Holder approved by the Members is accordance with Section 7.4(b).

“Permitted Pledge” has the meaning set forth in Section 8.5(c)(i).

“PDC ESOP” means to Appleton Papers Retirement Savings and Employee Stock Ownership Plan.

“PDC ESOP Beneficiaries” mean the participants in the PDC ESOP.

“Pledge” means pledge, grant a security interest in, create a lien on, assign the right to receive distributions or proceeds from, or otherwise encumber, directly or indirectly, or any act of the foregoing.

“Proceeding” has the meaning set forth in Section 6.7(e).

“Quarterly Estimated Tax Periods” means the two, three, and four calendar month periods with respect to which Federal quarterly estimated tax payments are made. The first such period begins on January 1 and ends on March 31. The second such period begins on April 1 and ends on May 31. The third such period begins on June 1 and ends on August 31. The fourth such period begins on September 1 and ends on December 31.

“Reimbursable Member Expenses” has the meaning set forth in Section 3.10.

“Registered Agent” has the meaning set forth in Section 2.6.

“Required Allocation” has the meaning set forth in Section 5.1(b)(x).

“Required Allocations” shall have the meaning specified in Section 5.1(b)(x)(l).

“Required Class A Issuance” has the meaning set forth in Section 3.2.

“Required Issuance” has the meaning set forth in Section 3.2.

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed

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Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 5.2(b)(i)(A) or Section 5.2(b)(ii)(B), respectively, to eliminate Book-Tax Disparities.

“Restricted Units” means all Units other than (a) Units that have been registered under a registration statement pursuant to the Securities Act, (b) Units with respect to which a Transfer has been made in reliance on and in accordance with Rule 144 or (c) Units with respect to which the holder thereof shall have delivered to the Company either (i) an opinion, in form and substance reasonably satisfactory to the Company, of counsel, who shall be reasonably satisfactory to the Company, or (ii) a “no action” letter from the staff of the Securities and Exchange Commission, to the effect that subsequent transfers of such Units may be effected without registration under the Securities Act or compliance with Rule 144; provided that any Units held by an affiliate of the Class A Holder, as determined pursuant to Rule 144, shall be considered Restricted Units.

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act.

“Schedule of Members” has the meaning set forth in Section 3.1(b).

“Secretary” has the meaning set forth in Section 6.6.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by thereunder.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall control the management of any such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means any Person that has been admitted to the Company as a Member pursuant to Section 8.5 by virtue of such Person receiving all or a portion of a Membership Interest from a Member or an Assignee and not from the Company.

“Successor in Interest” means any (i) trustee, custodian, receiver or other Person acting in any Bankruptcy or reorganization proceeding with respect to, (ii) assignee for the benefit of the creditors of, (iii) trustee or receiver, or current or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of, or (iv) other executor, administrator, committee, legal representative or other successor or assign of, any Member, whether by operation of law or otherwise.

“Tax Distribution” has the meaning set forth in Section 4.4.

“Tax Matters Member” has the meaning set forth in Section 9.4(a).

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated on or about the date hereof, among Parent, the Company and PDC, as it may be amended or supplemented from time to time.

“Transfer” means sell, assign, convey, contribute, give, or otherwise transfer absolutely or conditionally equitably, legally, of record or beneficially, whether directly or indirectly, voluntarily or involuntarily, by

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operation of law or otherwise, or any act of the foregoing, but excludes Pledge or any act of Pledging. The terms “Transferee,” “Transferor,” “Transferred,” “Transferring Member,” “Transferor Member” and other forms of the word “Transfer” shall have the correlative meanings.

“Treasury Regulations” means the regulations, including temporary regulations and proposed regulations to the extent not withdrawn or expired, promulgated by the United States Treasury Department under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Units” means equity ownership interest in the Company (which shall be considered personal property for all purposes and shall constitute a limited liability company interest in the Company as provided in this Agreement and under the Act) which shall entitle any record owner who is validly admitted as a Member of the Company as provided herein to the rights and privileges (and subject its holder to the burdens) associated with such Unit as set forth herein. For further clarification, the Units of the Company shall consist of Appleton Class A Voting Units, Appleton Class B Exchangeable Units and any other Class of limited liability company interests in the Company denominated as “Units” that is established in accordance with this Agreement.

“Unrealized Gain” shall mean, as to a property or properties, the excess (if any) of the Fair Market Value of the property or properties over the federal income tax basis of such property or properties.

“Unrealized Loss” shall mean, as to a property or properties, the excess (if any) of the federal income tax basis of the property or properties over the Fair Market Value of such property or properties.

“Vice President” has the meaning set forth in Section 6.6.

1.2 Terms Generally. In this Agreement, unless otherwise specified or where the context otherwise requires:

(a) the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b) words importing any gender shall include other genders;

(c) words importing the singular only shall include the plural and vice versa;

(d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e) the words “this Agreement,” “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement unless expressly so limited;

(f) references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement unless otherwise indicated;

(g) references to any Person include the successors and permitted assigns of such Person;

(h) the use of the words “or,” “either” and “any” shall not be exclusive;

(i) references to “$” or “dollars” means the lawful currency of the United States of America;

(j) references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(k) the parties hereto have participated collectively in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the

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parties that this Agreement shall be construed as if drafted collectively by the parties hereto, and that no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

ARTICLE II

GENERAL PROVISIONS

2.1 Formation. The Company was formed as a Delaware limited liability company on                     , 2012 (the “Formation Date”) by the execution and filing of the Certificate by an authorized person under and pursuant to the Act and the execution of the Original Agreement. The Members hereby confirm such formation and agree to continue the Company as a limited liability company under the Act and all other pertinent laws of the State of Delaware for the purposes and upon the terms and subject to the conditions set forth in this Agreement. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the Act in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

2.2 Name. The name of the Company is “Appleton Papers LLC,” and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Managing Member may select from time to time. Subject to the Act, the Managing Member may change the name of the Company (and amend this Agreement to reflect such change) at any time and from time to time without the consent of any other Person. Prompt notification of any such change shall be given to all Members.

2.3 Term. The term of the Company commenced on the Formation Date and shall continue in existence perpetually until termination and liquidation of the Company in accordance with the provisions of ARTICLE VIII and the Act. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate in the manner required by the Act.

2.4 Purpose; Powers.

(a) General Powers. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act, business, purpose or activity for which limited liability companies may be formed or otherwise permitted to be carried on by a limited liability company under the Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company formed under the laws of the State of Delaware.

(b) Company Action. Subject to the provisions of this Agreement and except as prohibited by the Act, the Company may, with the approval of the Managing Member, enter into and perform any and all documents, agreements and instruments, all without any further act, vote or approval of any Member except as otherwise required herein.

2.5 Existence and Good Standing; Authorized Person; Foreign Qualification. The Managing Member shall take all action which may be necessary (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) separate and apart from each Member and any Affiliate of any Member, including holding regular meetings of the Members and maintaining its books and records on a current basis separate from that of any Affiliate of the Company or any other Person, and shall not commingle the Company’s assets with those of any Affiliate of the Company or any other Person and (ii) for the maintenance, preservation and operation of the business of the Company in

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accordance with the provisions of this Agreement and applicable laws and regulation and to prevent commingling of the Company’s assets with those of any Affiliate of the Company or any other Person. Each Officer, or any designee thereof, is hereby designated as an authorized person, within the meaning of the Act, and as such may execute, deliver and file or cause to be executed, delivered and filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such amendments or restatements of the Certificate and any other certificates, notices, statements or other instruments (including certificates of limited liability companies and fictitious name certificates) and other documents as are necessary or advisable for the formation of the Company or the operation of the Company in all jurisdictions where the Company may elect to do business, or otherwise required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members and the amounts of their respective capital contributions, but no such amendment, restatement or other instrument may be executed, delivered or filed unless adopted in a manner authorized by this Agreement. The Managing Member may cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction other than the State of Delaware.

2.6 Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the Registered Agent (as defined below) or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by Law. The address of the registered agent for service of process on the Company in the State of Delaware shall be                     and the registered agent of the Company in the State of Delaware shall be                     or such other Person or Persons as the Managing Member may designate from time to time in the manner provided by law (the “Registered Agent”). The principal office of the Company shall be located at 825 East Wisconsin Avenue, P.O. Box 359, Appleton, WI 54912-0359, or at such place as the Managing Member may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records at such place. The Company may have such other offices as the Managing Member may designate from time to time.

2.7 Partnership Status. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or Officer shall be a partner or joint venture of any other Member or Officer by virtue of this Agreement, for any purposes other than as is set forth in the last sentence of this Section 2.7, and this Agreement shall not be construed to the contrary. Notwithstanding the foregoing, the Members intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and each Member, Assignee and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

2.8 Admission. Parent is hereby admitted as a Member of the Company upon Parent’s execution of a counterpart signature page to this Agreement and each of PDC and Newco shall continue as a Member hereunder.

2.9 Title to Company Property. All property of the Company, whether real, personal or mixed, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any direct ownership interest in such property.

2.10 Specific Authorization. The Company is hereby authorized to execute deliver and perform, and each Officer on behalf of the Company is hereby authorized to execute and deliver the Exchange Agreement, the Tax Receivable Agreement, the Equity Purchase Agreement and all agreements, certificates or statements contemplated thereby or related thereto all without any further act, vote, or approval of any Member, Officer or other Person, notwithstanding any other provision of this Agreement, and the execution and delivery and performance of any of the foregoing documents prior to the date hereof is hereby ratified and approved. The foregoing authorization shall not be deemed a restriction on the powers of the Managing Member or any Officer to enter into other agreements on behalf of the Company.

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ARTICLE III

CAPITALIZATION

3.1 Units; Initial Capitalization; Schedules.

(a) Limited Liability Company Interests. A Member’s Membership Interest in the Company shall be represented by and divided into Units. As of the date hereof, the Units are comprised of two Classes: “Appleton Class A Voting Units” and “Appleton Class B Exchangeable Units.” All Units shall have identical rights in all respects as all other Units except as otherwise specified in this Agreement. Currently the Company is authorized to issue only Class B Exchangeable Units and Appleton Class A Voting Units, which shall carry the same economic rights and obligations and shall differ only as to voting rights as set forth herein.

(b) Schedule of Units; Schedule of Members. The aggregate number of outstanding Units, the aggregate amount of cash Capital Contributions that have been made by the Members and the Fair Market Value of any property other than cash contributed by the Members with respect to the Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) shall be set forth on a schedule maintained by the Company. The Company shall also maintain a schedule setting forth the name and address of each Member, the number of Units owned by such Member, the Member’s Percentage Interest, Class A Percentage Interest and Class B Percentage Interest, the initial balance of each Member’s Capital Account as of the date of this Agreement and the aggregate Capital Contributions that have been made by such Member or transferred to such Member with respect to such Member’s Units (such schedule, the “Schedule of Members”). The Schedule of Members shall be the definitive record of ownership of each Unit or other Equity Security in the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units or other Equity Securities in the Company for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units or other Equity Securities in the Company on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.

3.2 Authorization and Issuance of Additional Units.

(a) Required Issuances. As contemplated by, and consistent with, the Exchange Agreement, at all times the Company shall have issued and outstanding the same number of Appleton Class A Voting Units as the number of shares of Common Stock that are issued and outstanding. In addition, the Company shall issue such Appleton Class A Voting Units to the Class A Holder as required pursuant to the Equity Purchase Agreement, the Cross Purchase Agreement, Section 3.4(b) and/or the Exchange Agreement, including, without limitation, the issuance of additional Appleton Class A Voting Units upon the issuance of Common Stock in connection with the exercise of warrants to purchase Common Stock and shall otherwise issue Appleton Class A Voting Units to the Class A Holder to the extent necessary so that at all times the Class A Holder shall hold a number of Appleton Class A Voting Units in an amount equal to the shares of Common Stock that are issued and outstanding (each such issuance a “Required Class A Issuance” or “Required Issuances”).

(b) Additional Issuances. Except for the Required Issuances, the Company shall not issue additional Appleton Class A Voting Units or Appleton Class B Exchangeable Units and/or establish and issue other Classes of Units, other Equity Securities in the Company or other Company securities from time to time with such rights, obligations, powers, designations, preferences and other terms, which may be equal or different from, including senior to, any then existing or future Classes of Units, other Equity Securities in the Company or other Company securities. Notwithstanding anything herein to the contrary, the Company shall not issue (i) Appleton Class A Voting Units to any Person other than the Class A Holder or (ii) Appleton Class B Exchangeable Units to any Person other than pursuant to the Exchange Agreement.

(c) Subdivisions, Splits, Combinations and Reverse Splits. The Company shall not in any manner divide or subdivide (by any Unit split, Unit distribution, reclassification, recapitalization, reorganization or otherwise) or combine or consolidate (by reverse Unit split, reclassification, recapitalization, reorganization

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or otherwise) the outstanding Units unless an identical event is occurring with respect to the Common Stock. In the event of any such division or subdivision or combination or consolidation of the Common Stock, the Units, inter alia, shall automatically be divided, subdivided, consolidated or combined concurrently with and in the same manner as the Common Stock in accordance with the terms of the Exchange Agreement.

(d) Redemptions of Common Stock. At any time a share of Common Stock is redeemed, repurchased, acquired, cancelled or terminated by the Class A Holder, one Appleton Class A Voting Unit registered in the name of the Class A Holder will hereby automatically be cancelled for no consideration by the Company so that the number of Appleton Class A Voting Units held by the Class A Holder at all times equals the number of shares of Common Stock outstanding. The register of the Company shall be adjusted accordingly and on a timely basis.

3.3 Existing Capital Contributions. Each Member has made or is deemed to have made, on or prior to the date hereof, the Capital Contributions and has acquired the number of Units set forth opposite such Member’s name on the Schedule of Members, the receipt of which Capital Contribution is hereby acknowledged and confirmed as constituting good and valuable consideration for the Units held by such Member by all the Members of the Company. Upon consummation of the transactions contemplated by the Equity Purchase Agreement,             Appleton Class A Voting Units are to be issued by the Company to the Class A Holder in exchange for a cash Capital Contribution by the Class A Holder to the Company. Through the Cross Purchase,             Appleton Class B Exchangeable Units are to be transferred by PDC to the Class A Holder in exchange for the transfer of the Cross Purchase Consideration. The Members and the Company hereby acknowledge that the Schedule of Members shall reflect that the portion of the historical Capital Account and Capital Contributions of PDC associated with the Class B Exchangeable Units, as existing prior to the Cross Purchase, that is attributable to Appleton Class B Exchangeable Units Transferred from PDC to the Class A Holder pursuant to the Cross Purchase will be carried over to the Class A Holder. The Members hereby acknowledge and agree with the capital, tax, this Agreement, and other treatment of the transactions and other matters set forth in the recitals to this Agreement and shall prepare all books, records, and filings in a manner consistent with such treatment.

3.4 Funding Requirements.

(a) Each Member has contributed to the Company the amounts, in cash or other assets, as set forth in Section 3.3 and the Schedule of Members, and the Members and the Company agree that the Company shall fund its ongoing operations from its cash from operations and its own borrowings or credit and no Member shall be required to make a Capital Contribution or loan, or otherwise advance any funds to the Company except with respect to the Class A Holder as expressly provided in this Agreement, the Equity Purchase Agreement and/or the Exchange Agreement.

(b) In accordance with the Exchange Agreement, the Class A Holder (i) shall contribute the proceeds of any issuance of shares of Common Stock (other than shares of Common Stock issued to any Exchanging Member upon an Exchange pursuant to the terms of the Exchange Agreement) to the Company in exchange for a number of Appleton Class A Voting Units equal to the number of shares of Common Stock so issued, and (ii) upon any issuance of any Equity Securities or other securities other than shares of Common Stock, including convertible debt securities, preferred stock, options, warrants, or other securities exercisable for or convertible into Common Stock (other than an issuance to an Exchanging Member upon an Exchange pursuant to the Exchange Agreement), the Class A Holder shall immediately contribute, lend or otherwise provide the proceeds of such issuance to the Company in a transaction which the Managing Member acting in Good Faith reasonably determines is substantially equivalent in economic terms to the issuance by Parent, subject to any approvals required by Section 7.4(b) and Section 7.4(c).

(c) The Class A Holder shall maintain a reserve consisting of all Excess Cash and shall keep the Company reasonably apprised of the amount of such reserves. At the request of the Managing Member acting in Good Faith, the Class A Holder shall provide all or a portion of such reserved funds to the Company in any of the following transactions requested by the Managing Member: (i) by making a loan to the Company bearing interest at the Applicable Federal Rate in effect as of the date of such loan and on such

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other terms and conditions reasonably requested by the Managing Member acting in Good Faith (a “Cash Management Loan”), (ii) by making a Capital Contribution to the Company, or (iii) by entering into such other transaction reasonably acceptable to the Class A Holder and the Managing Member. Each Cash Management Loan shall provide that the Company may, as determined by the Managing Member acting in Good Faith, prepay any balances owed thereunder in order to provide the Class A Holder with funds sufficient to satisfy its obligations with respect to Reimbursable Member Expenses and the Tax Receivable Agreement.

3.5 Capital Accounts.

(a) Maintenance of Capital Accounts. The Company shall maintain for each Member owning Units a separate Capital Account with respect to such Units in accordance with the rules of Treasury Regulations Section 1.704-l(b)(2)(iv). The initial balance of such Capital Account shall be set forth on the Schedule of Members and shall be increased by (i) the amount of all Capital Contributions made to the Company with respect to such Units pursuant to this Agreement and (ii) the amount of Net Income allocated with respect to such Units pursuant to Section 5.1(a) or any items in the nature of income or gains that are specially allocated pursuant to Section 5.1(b), and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Units pursuant to this Agreement and (y) the amount of Net Losses allocated with respect to such Units pursuant to Section 5.1(a) or any items in the nature of expenses or losses that are specially allocated pursuant to Section 5.1(b). The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

(b) Transfers. A transferee of Units shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Units so transferred.

(c) Carrying Value Adjustment.

(i) In accordance with Treasury Regulations Section 1.704-1 (b)(2)(iv)(f), on an issuance of additional Units for cash or Contributed Property and the issuance of Units as consideration for the provision of services, the Capital Account of all Members and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Members at such time pursuant to Section 5.1 in the same manner as a corresponding item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and Fair Market Value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Units shall be determined by the Managing Member using such method of valuation as it may adopt acting in Good Faith; provided, however, that the Managing Member, in arriving at such valuation, must take fully into account the Fair Market Value of the Units of all Members at such time. The Managing Member shall allocate such aggregate value among the assets of the Company (in such manner as it determines) to arrive at a Fair Market Value for individual properties.

(ii) In accordance with Treasury Regulations Section 1.704-1 (b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Unit), the Capital Accounts of all Members and the Carrying Value of all Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Members, at such time, pursuant to Section 5.1 in the same manner as a corresponding item of gain or loss actually

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recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to ARTICLE VIII or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 3.5(c)(i) or (B) in the case of a liquidating distribution pursuant to ARTICLE VIII, be determined and allocated by the Person winding up the Company pursuant to Section 8.3(b) using such method of valuation as it may adopt.

(iii) The Managing Member acting in Good Faith may make the adjustments described in clause (i) above in the manner set forth therein if the Managing Member determines acting in Good Faith that such adjustments are necessary or useful to effectuate the intended economic arrangement among the Members, including Members who received Units in connection with the performance of services to or for the benefit of the Company.

(iv) Notwithstanding the foregoing, the Members hereby agree that the Carrying Value of the Initial Contributed Property as of the date of the Initial Company Capitalization was as set forth in the Original Agreement and the Carrying Value of such Initial Contributed Property as of the date hereof is as set forth in the Equity Purchase Agreement and reflected on the Schedule of Members as of the date hereof.

3.6 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any distribution from the Company, except as expressly provided herein.

3.7 Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. If any Member shall loan funds to the Company, then the making of such loans shall not result in any increase in the Capital Account balance of such Member. The amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

3.8 No Right of Partition. To the fullest extent permitted by law, no Member shall have the right to seek or obtain partition by court decree or operation of law of any property of the Company or any of its Subsidiaries or the right to own or use particular or individual assets of the Company or any of its Subsidiaries, or, except as expressly contemplated by this Agreement, be entitled to distributions of specific assets of the Company or any of its Subsidiaries.

3.9 Certificates. The Units shall be issued as uncertificated securities; provided, however, that the Managing Member may, in its sole discretion, provide by resolution or resolutions that some or all of any or all Classes of Units shall be represented by certificates. Certificates of Units, if any, shall be in such form of certificate as the Managing Member adopts from time to time.

3.10 Reimbursement of PDC, Newco, and the Class A Holder for Certain Expenses.

(a) The Company shall be responsible for and shall pay all expenses of PDC, Newco, and the Class A Holder relating to their organization, ownership of their assets, and their operations (“Reimbursable Member Expenses”). For the avoidance of doubt, such Reimbursable Member Expenses shall consist of: (i) overhead, legal, accounting and other professional fees and expenses, including cost of periodic reports to the Class A Holder’s security holders, and any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings, involving the Class A Holder, Newco, or PDC (ii) salary, bonus, and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of the Class A Holder, PDC, or Newco, (iii) any director compensation and/or fees or expenses payable to directors related to their attendance at each regular or special meeting of

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the board of directors of the Class A Holder, PDC, or Newco (iv) any costs or expenses related to obtaining directors and officers insurance or any other insurance reasonably required by the Class A Holder, PDC, or Newco, as determined by their respective board of directors or other similar governing body, (v) fees and expenses related to any public offering or private placement of debt securities or Equity Securities, investment or acquisition (whether or not successful) authorized by the board of directors of the Class A Holder, (vi) franchise taxes and other fees and expenses in connection with the maintenance of existence of the Class A Holder, PDC, or Newco (including, but not limited to, any costs or expenses associated with being a public company listed on a national securities exchange in the case of the Class A Holder) (vii) any payment the proceeds of which are used to purchase or redeem Equity Securities of Parent in accordance with the terms of the Exchange Agreement and this Agreement; (viii) expenses of PDC associated with the maintenance and administration of the PDC ESOP such as those related to overhead, legal, accounting and other professional fees and expenses such as the cost of periodic reports issued to the PDC ESOP Beneficiaries (including the costs of any related valuation reports) and trustee’s fees payable to the trustee of the PDC ESOP or any trust formed to administer payments to ESOP Beneficiaries, but in all events excluding any distributions to PDC ESOP Beneficiaries with respect to their PDC ESOP account balances, (ix) any other liability, other than with respect to income tax obligations of the Class A Holder, PDC, Newco, or the PDC ESOP, that the Managing Member acting in Good Faith reasonably believes is required to allow the Class A Holder, PDC, and Newco to operate in the ordinary course or is otherwise required to prevent the insolvency of the Class A Holder, PDC, or Newco; (x) expenses incurred in the ordinary course of business by the Class A Holder; and (xi) expenses approved by the board of directors (or an appropriate committee thereof) of the Class A Holder; provided, however, that the amount of any such Reimbursable Member Expenses shall be reduced, to the extent practicable, by the amount of unused cash remaining from the prior Company reimbursements of Reimbursable Member Expenses, including any interest earned thereon and no excess cash that results from such payments shall be used to make a distribution to its equity holders other than amounts required pursuant to clause (vii) or (ix) hereof.

(b) Except to the extent provided in this Agreement, the Members entitled to reimbursement Reimbursable Company Expenses shall be reimbursed on a monthly basis, or such other basis as the Managing Member acting in Good Faith reasonably believes is necessary for such Members to satisfy such expenses and may be satisfied through either reimbursement or direct payment by the Company of such Reimbursable Company Expenses (if not yet incurred by the Member entitled to the reimbursement). All payments and reimbursements of Reimbursable Member Expenses hereunder shall be characterized for federal income tax purposes as expenses of the Company incurred on its behalf, and not as expenses of the Member being reimbursed.

(c) If and to the extent any reimbursement to a Member pursuant to this Section 3.10 constitutes gross income to such Member (as opposed to the repayment of advances made by such Member on behalf of the Company), such amounts shall constitute a guaranteed payment with respect to capital within the meaning of Code Section 707(c), shall be treated consistently therewith by the Company and all Members, and shall not be treated as a distribution for purposes of computing the Members’ Capital Accounts.

ARTICLE IV

DISTRIBUTIONS

4.1 Distributions.

(a) Distributions shall be made to the Members, to the extent of available cash of the Company after Tax Distributions are made pursuant to Section 4.4 hereof, as and when determined by the Managing Member acting in Good Faith, pro rata (except as otherwise provided herein), in accordance with their respective Percentage Interests at the record date for such distribution.

(b) In the event of any merger, acquisition, consolidation, reorganization or other restructuring transaction in which the Company is a party, involving a payment or distribution of cash, securities or other

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assets to any Member, the consideration received by the Company or by any direct or indirect holders of Units or other Equity Securities in connection with such transaction, net of bona fide expenses of the Company, shall be distributed to the Members, pro rata, in accordance with their respective Percentage Interests at the time of such distribution.

(c) Notwithstanding any provision of this Agreement to the contrary, to facilitate the ability of PDC to obtain indemnification to be contributed to the Company pursuant to Section 5.1(c), to the extent that PDC, any Affiliate of PDC or Subsidiary of PDC is able to attain indemnification or a reimbursement payment for environmental or related liabilities, distributions that PDC would otherwise be entitled to receive to this Agreement, in an amount equal to the aggregate of such indemnification and reimbursement payments, shall be held back and not distributed to PDC unless PDC is not able to attain such indemnification, in which case such held-back sums shall be distributed to PDC.

4.2 Successors. For purposes of determining the amount of distributions under Section 4.1, each Member shall be treated as having made the Capital Contributions and as having received the distributions made to or received by its predecessors in respect of any of such Member’s Units.

4.3 Tax Distributions. Subject to Section 4.5 and to any restrictions contained in any agreement to which the Company is bound, no later than the tenth day following the end of each Quarterly Estimated Tax Period of each calendar year, the Company shall, to the extent of available cash, make a distribution in cash (each, a “Tax Distribution”), pro rata in accordance with the Percentage Interests in effect with respect to such Quarterly Estimated Tax Period, in an amount equal to the excess of (i) the Assumed Tax Liability for such Quarterly Estimated Tax Period over (ii) distributions made by the Company pursuant to this Section 4.3 with respect to such calendar year. Within thirty (30) days following the date on which the Company files a tax return on IRS Form 1065 (or any successor form) for any calendar year but no later than one (1) day prior to the due date for the payment by corporations of income taxes, the Managing Member shall make a final calculation of the Assumed Tax Liability for such calendar year (the “Actual Tax Amount”), and shall cause the Company to distribute to the Members a Tax Distribution pro rata in accordance with the Percentage Interests in effect with respect to such calendar year to the extent that the Actual Tax Amount so calculated exceeds the cumulative Tax Distributions previously made by the Company in respect of such calendar year. The Managing Member shall use conventions similar to those adopted pursuant to Section 5.2 of this Agreement to determine the Percentage Interests of the Members with respect to a Quarterly Estimated Tax Period and the calendar year. In the event that the Tax Distributions made to the Members for any calendar year is less than the Actual Tax Amount due to an insufficiency of available cash and borrowing, then the Members shall receive additional Tax Distributions out of the first available cash and borrowing in subsequent calendar years to make up for such shortfall.

4.4 Withholding; Security Interest and Right of Set Off; Indemnification. If the Company is required by law to make any tax payment to a Governmental Entity that is specifically attributable to a Member or a Member’s status as such (including federal withholding taxes, state or local personal property taxes and state or local unincorporated business taxes), then such Member shall indemnify the Company or its successor in interest in full for the entire amount paid (including interest, penalties and reasonable related expenses). A Member’s obligation to indemnify the Company or its successor in interest under this Section 4.4 shall survive the dissolution, winding up and termination of the Company. The Company and its successor in interest may pursue and enforce all rights and remedies it may have against each Member under this Section 4.4, including instituting a lawsuit to collect such indemnification, with interest calculated at a rate equal to ten percent (10%) (but not in excess of the highest rate per annum permitted by applicable Law). As security for any such indemnification obligation or any other liability or obligation to which the Company may be subject as a result of any act or status of any Member, or to which the Company may become subject with respect to the interest of any Member in the Company, the Company shall have (and each Member hereby grants to the Company) a security interest in all Distributable Assets distributable to such Member to the extent of the amount of such liability or obligation. Whenever the Company is to pay any sum to any Member or any Affiliate or related Person thereof pursuant to the terms of this Agreement, any amounts that such Member or such Affiliate or related Person owes to the

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Company, whether pursuant to this Section 4.4 or under any promissory note issued to the Company as partial payment for any Units of the Company may be deducted from that sum before payment; provided, however, that no deduction pursuant to this sentence shall be made with respect to any Tax Distribution except on account of any amounts owed by such Member or such Affiliate or related Person which (i) are due and owing pursuant to the indemnification obligation provided for in this Section 4.4 or (ii) are past due or as to which the obligor is otherwise in default.

4.5 Limitation. Notwithstanding any other provision of this Agreement, the Company, and the Managing Member on behalf of the Company, shall not be required to make a distribution if such distribution to any Member or Assignee would violate the Act or other applicable Law or result in default or violation of any financing agreement to which the Company is a party.

ARTICLE V

ALLOCATIONS

5.1 Allocations for Capital Account Purposes.

(a) General Allocations. Except as otherwise provided in this Agreement, Net Income and Net Losses (and, to the extent necessary, individual items of income, gain or loss or deduction of the Company) shall be allocated in a manner such that the Capital Account of each Member after giving effect to the Special Allocations set forth in Section 5.1(b) is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made pursuant to Section 8.3 if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Company liabilities were satisfied (limited with respect to each non-recourse liability to the Carrying Value of the assets securing such liability) and the net assets of the Company were distributed to the Members pursuant to this Agreement, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

(b) Special Allocations. Notwithstanding any other provision of this Section 5.1, the following special allocations shall be made for such taxable period:

(i) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulations Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 5.1(b), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(b) with respect to such taxable period (other than an allocation pursuant to Section 5.1(b)(iii) and Section 5.1(b)(vi)). This Section 5.l(b)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Chargeback of Member Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 5.1 (other than Section 5.1(b)(i)), except as provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 5.1(b), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other

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allocations pursuant to this Section 5.1(b), other than Section 5.1(b)(i) and other than an allocation pursuant to Section 5.1(b)(v) and Section 5.1(b)(vi), with respect to such taxable period. This Section 5.1(b)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-l(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible, unless such deficit balance is otherwise eliminated pursuant to Section 5.l(b)(i) or Section 5.1(b)(ii). This Section 5.1(b)(iii) is intended to qualify and be construed as a “qualified income offset” within the meaning of Treasury Regulations Section 1.704-1 (b)(2)(ii)(d) and shall be interpreted consistently therewith.

(iv) Gross Income Allocations. In the event any Member has a deficit balance in its Capital Account at the end of any Company taxable period in excess of the sum of (A) the amount such Member is required to restore pursuant to the provisions of this Agreement and (B) the amount such Member is deemed obligated to restore pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1(b)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 5.1 have been tentatively made as if this Section 5.l(b)(iv) were not in this Agreement.

(v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Members in accordance with their respective Percentage Interests. If the Managing Member acting in Good Faith determines that the Company’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Managing Member is authorized, upon notice to the other Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vi) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the “Economic Risk of Loss” (as defined in the Treasury Regulations) with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

(vii) Nonrecourse Liabilities. Nonrecourse Liabilities of the Company described in Treasury Regulations Section 1.752-3(a)(3) shall be allocated among the Members in the manner chosen by the Managing Member acting in Good Faith and consistent with such Section of the Treasury Regulations.

(viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1 (b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(ix) Curative Allocation.

(1) The allocations set forth in Section 5.1(b)(i)-(viii) (the “Required Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the

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Members that, to the extent possible, all Required Allocations shall be offset either with other Required Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.1(b)(ix)(l). Therefore, notwithstanding any other provision of this ARTICLE V (other than the Required Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate acting in Good Faith so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Required Allocations were not part of this Agreement and all Company items were allocated pursuant to the economic agreement among the Members.

(2) In the event that the Contingency Consideration (as defined in the Equity Purchase Agreement) is issued to PDC, it is the intent of the Members that, to the extent possible, all prior allocations of the Company’s items of income, gain, loss or deduction pursuant to this Agreement shall be offset with other allocations of the Company’s items of income, gain, loss or deduction in whatever manner the Managing Member acting in Good Faith determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Percentage Interests of the Members were determined as if the Contingency Consideration were issued as of the effective date of the Cross Purchase and all Company items were allocated pursuant to such adjusted Percentage Interests as of such date.

(3) The Managing Member shall, with respect to each taxable period, (1) apply the provisions of Section 5.1(b)(ix)(l) and Section 5.1 (b)(x)(2) in whatever order is most likely to minimize the economic distortions that might otherwise result from such allocations, and (2) divide all allocations pursuant to Section 5.1(b)(ix)(l) and Section 5.1(b)(ix)(1) among the Members in a manner that is likely to minimize such economic distortions.

(x) Deficit Capital Accounts. No Member shall be required to pay to the Company, to any other Member or to any third party any deficit balance which may exist from time to time in the Member’s Capital Account.

(c) To the extent an indemnification or reimbursement payment is received by PDC or any Affiliate or Subsidiary of PDC for (x) environmental or related liabilities or (y) any liabilities directly or indirectly related to the Company, such payment shall be promptly contributed by PDC to the Company and the Company shall specially allocate an item of loss or deduction to PDC in the amount of such payment and contribution, resulting in no net adjustment to PDC’s Capital Account or any Member’s Percentage Interest as a result of such payment and contribution.

5.2 Allocations for Tax Purposes.

(a) The income, gains, losses and deductions of the Company shall be allocated for federal, state and local income tax purposes among the Members in accordance with the allocation of such income, gains, losses and deductions among the Members for purposes of computing their Capital Accounts; except that if any such allocation is not permitted by the Code or other applicable Law, then the Company’s subsequent income, gains, losses and deductions for tax purposes shall be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or an Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Members as follows:

(i)(A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property

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shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 5.1.

(ii)(A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 3.5(c)(i) or Section 3.5(c)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 5.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 5.1.

(iii) In order to eliminate Book-Tax Disparities, the Managing Member acting in Good Faith may cause the Company to use any method described in Treasury Regulations Section 1.704-3; provided, however, the Company shall use the “remedial method” as such term is defined by Treasury Regulation Section 1.704-3(d) in applying Section 704(c) to the Book-Tax Disparity associated with the Initial Contributed Property as of the Initial Company Capitalization and the date of this Agreement.

(c) Tax credits, tax credit recapture and any items related thereto shall be allocated to the Members according to their interests in such items as reasonably determined by the Managing Member acting in Good Faith taking into account the principles of Treasury Regulations Sections 1.704-l(b)(4)(ii).

(d) Allocations pursuant to this Section 5.2 are solely for the purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Income, Loss, distributions or other Company items pursuant to any provision of this Agreement

5.3 Other Allocation Rules. The Company shall “close its books” as of the end of the day Parent first becomes a Member and shall allocate Net Profits, Net Losses, or other items allocable to the portion of 2012 ending on such date to the Persons that were Members of the Company during such portion of 2012 in accordance with this Agreement. Thereafter, for purposes of determining the items of Company income, gain, loss, deduction, or credit allocable to any Member with respect to any period, such items shall be determined on a daily, monthly, or other basis, as determined by the Managing Member acting in Good Faith using any permissible method under Code Section 706 and the Treasury Regulations promulgated thereunder.

5.4 Members’ Tax Reporting. The Members acknowledge and are aware of the income tax consequences of the allocations made pursuant to this ARTICLE V and, except as may otherwise be required by applicable law or regulatory requirements, hereby agree to be bound by the provisions of this ARTICLE V in reporting their shares of Company income, gain, loss, deduction and credit for federal, state and local income tax purposes.

ARTICLE VI

MANAGEMENT

6.1 Managing Member. The Members (except for the Managing Member, in its capacity as such) shall not manage or control the business and affairs of the Company, except for situations in which the approval of the Members is required by this Agreement or by non-waivable provisions of applicable law. The Managing Member shall exclusively manage and control the Company’s business, affairs and day-to-day operations and, in such capacity, shall be the “manager” of the Company within the meaning of the Act.

6.2 Power and Authority.

(a) Authority of the Managing Member. Except for situations in which the approval of the Members is otherwise required by this Agreement or by non-waivable provisions of applicable law (i) the powers of

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the Company shall be exercised by or under the sole, absolute and exclusive direction of the Managing Member, (ii) the Managing Member may make all decisions and take all actions for the Company not otherwise provided for in this Agreement, and (iii) the Managing Member shall possess all powers necessary, convenient or appropriate to carry out the business of the Company, including doing all things and taking all actions necessary to carry out the terms and provisions of this Agreement (and is hereby authorized and directed, on behalf of the Company and in accordance with the Act, to do all such things and to take all such actions without any further act, vote, consent or approval of any Member, unless otherwise specifically required by this Agreement). Notwithstanding anything to the contrary contained herein, any action to be taken, or determination to be made, by the Managing Member pursuant to this Agreement shall be taken or made, as the case may be, through the action of the board of directors (or a duly appointed committee thereof composed solely of independent directors) of the Managing Member.

6.3 Authority of Members. In all matters relating to or arising out of the conduct of the operation of the Company, the decision of the Managing Member shall be the decision of the Company. Except as required or permitted by applicable law, or expressly provided in the ultimate sentence of this Section 6.3 or by separate agreement with the Company, no Member who is not also the Managing Member (and acting in such capacity) shall take any part in the management or control of the operation or business of the Company in its capacity as a Member, nor shall any Member who is not also the Managing Member (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Company in his or its capacity as a Member in any respect or assume any obligation or responsibility of the Company or of any other Member. Notwithstanding the foregoing, the Company may employ one or more Officers from time to time, and such Officers, in their capacity as employees of the Company, may take part in the control and management of the business of the Company to the extent such authority and power to act for or on behalf of the Company has been delegated to such Officers by the Managing Member.

6.4 Removal and Replacement of Managing Member. The Managing Member may not be removed or replaced at any time with or without the consent of the Managing Member.

6.5 Reliance by Third Parties. Any Person dealing with the Company, other than a Member, may rely on the authority of the Managing Member (or any Officer authorized by the Managing Member) in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement. Every agreement, instrument or document executed by the Managing Member (or any Officer authorized by the Managing Member) in the name of the Company with respect to any business or property of the Company shall be conclusive evidence in favor of any Person relying thereon or claiming thereunder that (i) at the time of the execution or delivery thereof, this Agreement was in full force and effect, (ii) such agreement, instrument or document was duly executed according to this Agreement and is binding upon the Company and (iii) the Managing Member or such Officer was duly authorized and empowered to execute and deliver such agreement, instrument or document for and on behalf of the Company.

6.6 Officers.

(a) General Designation and Appointment. Subject to the terms of this Section 6.6 the Company may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business, including employees, agents and other Persons (any of whom may be a Member) who may be designated as Officers of the Company, with such titles, duties and authority as and to the extent authorized by the Managing Member or this Agreement. Any number of offices may be held by the same Person. The Managing Member may, acting in Good Faith, choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Subject to the terms of this Section 6.6, any Officers so designated shall have such authority and perform such duties as the Managing Member or the Chief Executive Officer, as applicable, may from time to time delegate to them. The Managing Member may assign titles to particular Officers. Each Officer shall hold office until his

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successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Managing Member acting in Good Faith. Designation of an Officer shall not of itself create any employment or, except as provided in Section 6.7, contractual rights.

(b) Initial and Required Designations and Appointment. Notwithstanding the foregoing, the positions of Chief Executive Officer, Chief Financial Officer and Treasurer, one or more Vice President(s), Secretary, one or more Assistant Treasurer(s) and/or Assistant Secretary(ies) are hereby established as follows:

(i) Chief Executive Officer. The Chief Executive Officer (the “Chief Executive Officer”) shall be the chief executive officer of the Company. He or she shall have full responsibility and authority for management of the day-to-day operation of the Company and shall perform such other duties as may be assigned to him by the Managing Member. The Chief Executive Officer may execute agreements and contracts and take other actions on behalf of the Company as authorized by the Managing Member. He or she shall from time to time report to the Managing Member all material matters within his or her knowledge that the interest of the Company may require to be brought to the Managing Member notice and shall also have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Managing Member. The Chief Executive Officer shall see that all resolutions and orders of the Managing Member are carried into effect, and in connection with the foregoing, shall be authorized to delegate to any other Officer, employee or agents such of his or her powers and such of his or her duties as he or she may deem advisable. The Chief Executive Officer shall be the same person as the Chief Executive Officer of the Class A Holder at all times and shall have the right to appoint the remaining Officers of the Company. The initial Chief Executive Officer following adoption of this Agreement shall be as set forth on Exhibit B hereto.

(ii) Chief Financial Officer and Treasurer. The Chief Financial Officer and Treasurer (the “CFO and Treasurer”) shall have the charge of the Company’s funds and securities and shall keep (or cause to be kept) full and accurate accounts and receipts and disbursements in books belonging to the Company and shall deposit (or cause to be deposited) all monies and other valuable effects in the name and to the credit of the Company, in such depositories as may be designated by the Managing Member or any Officer of the Company authorized by the Managing Member to make such designation. The CFO and Treasurer shall disburse the funds of the Company as may be ordered by the Managing Member or any other duly authorized Officer and shall render to the Managing Member, whenever the Managing Member require it, an account of all his transactions as CFO and Treasurer and an account of the business and financial position of the Company. The CFO and Treasurer shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office, and he or she shall perform such duties as may be assigned to him or her from time to time by the Managing Member or the Chief Executive Officer. The initial CFO and Treasurer following adoption of this Agreement shall be as set forth on Exhibit B hereto.

(iii) Assistant Treasurer. The Chief Executive Officer may appoint one or more Assistant Treasurers of the Company (each an “Assistant Treasurer”). Each Assistant Treasurer shall perform such duties and responsibilities as may be specifically assigned to him or her from time to time by the Chief Executive Officer. The Assistant Treasurers (in the order of election) shall, during the absence or incapacity of the Treasurer, assume and perform all the functions and duties and exercise the powers which the Treasurer might lawfully do if present and not under any incapacity.

(iv) Vice Presidents. The Chief Executive Officer may appoint one or more vice presidents of the Company (each a “Vice President”). A Vice President shall have such duties and responsibilities as may be specifically assigned to him or her from time to time by the Chief Executive Officer. A Vice President shall report to the Chief Executive Officer or such other person as determined by the Chief Executive Officer. The initial Vice Presidents following the adoption of this Agreement shall be as set forth in Exhibit B hereto.

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(v) Secretary. The Secretary of the Company (the “Secretary”) shall attend all meetings of the Managing Member and Members and record all votes and minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committee of the Managing Member when required. He or she shall give, or cause to be given, notice of all meeting of the Members. The Secretary shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office, and he or she shall perform such duties as may be assigned lo him or her from time to time by the Managing Member or the Chief Executive Officer. The initial Secretary following adoption of this Agreement shall be as set forth on Exhibit B hereto.

(vi) Assistant Secretary. The Chief Executive Officer may appoint one or more Assistant Secretaries of the Company (each an “Assistant Secretary”). Each Assistant Secretary shall perform such duties and responsibilities as may be specifically assigned to him or her from time to time by the Chief Executive Officer. The Assistant Secretaries (in the order of election) shall, during the absence or incapacity of the Secretary, assume and perform all the functions and duties and exercise the powers which the Secretary might lawfully do if present and not under any incapacity.

(c) Employment of Members. The Company may appoint or employ one or more Members from time to time, and such Members, in their capacity as Officers, employees or agents of the Company (and not, for clarity, in their capacity as Members of the Company), may take part in the control and management of the business of the Company to the extent such authority and power to act for or on behalf of the Company has been delegated to them by the Managing Member or the Chief Executive Officer or otherwise pursuant to this Agreement.

(d) Further Delegation of Authority. To the fullest extent permitted by Law and subject to the terms and Conditions of this Agreement, the Managing Member shall have the power and authority from time to time to delegate to one or more other Persons the Managing Member’s rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member or the Company (including Officers), and to delegate by a management agreement or another agreement with, or otherwise to, other Persons; provided, however, that no such delegation shall have the effect of reducing the powers and duties of the Chief Executive Officer unless required by applicable Law. Subject to the terms of this Agreement, the Managing Member may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company. Any delegation or authorization pursuant to this Section 6.6(d) may be revoked at any time and for any reason or no reason by the Managing Member. Third parties dealing with the Company shall be entitled to rely conclusively upon the power and authority of the Officers of the Company as set forth herein,

(e) Resignation and Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Managing Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. All employees, agents and Officers shall be subject to the supervision and direction of the Managing Member and, except as otherwise provided herein, may be removed, with or without cause, from such office by the Managing Member and, except as otherwise provided herein, the authority, duties or responsibilities of any employee, agent or Officer of the Company may be suspended by or altered the Managing Member from time to time, in each case in the sole discretion of the Managing Member.

(f) Fiduciary Duties of Officers. The Officers, in the performance of their duties as such, shall owe to the Company the same fiduciary duties, including the duty of care and duty of loyalty, of the type, and to the extent, owed by officers of a Delaware corporation pursuant to the laws of the state of Delaware.

(g) Compensation. The Officers of the Company shall be entitled to such salary or other compensation with respect to their respective performance of such capacities as the Managing Member acting in Good Faith may determine or otherwise agree to provide from time to time,

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6.7 Liability of Members; Officers and Other Covered Persons.

(a) No Personal Liability. Except as otherwise required by the Act or applicable Law and as expressly set forth in this Agreement, no Member shall have any personal liability whatsoever in such Person’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Except as otherwise required by the Act, each Member shall be liable only to make such Member’s Capital Contribution to the Company, if applicable, and the other payments provided for expressly herein.

(b) Return of Distributions. In accordance with the Act and the laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no distribution to any Member pursuant to ARTICLE IV shall be deemed a return of money or other property paid or distributed in violation of the Act. The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Act, and, to the fullest extent permitted by Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

(c) No Duties. Notwithstanding any other provision of this Agreement or any duty otherwise existing at law, in equity or otherwise, the parties hereby agree that the Members (other than the Managing Member) acting as such, shall, to the maximum extent permitted by Law, including Section 18-1101(c) of the Act, owe no duties (including fiduciary duties) to the Company, the other Members or any other Person who is a party to or otherwise bound by this Agreement; provided, however, that nothing contained in this Section 6.7(c) shall eliminate the implied contractual covenant of good faith and fair dealing. To the extent that, at law or in equity, any Member (including without limitation, the Class A Holder) has duties (including fiduciary duties) and liabilities relating thereto to the Company, to another Member or to another Person who is a party to or otherwise bound by this Agreement, the Members (including without limitation, the Class A Holder) acting under this Agreement will not be liable to the Company, to any such other Member or to any such other Person who is a party to or otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Member (including without limitation, the Class A Holder) otherwise existing at law, in equity or otherwise, are agreed by the parties hereto to replace to that extent such other duties and liabilities of the Members (including without limitation, the Class A Holder) relating thereto.

(d) Exculpation. None of the Managing Member, any affiliate of the Managing Member, any officer, director, manager, member, employee, stockholder, partner, representative or agent of the Managing Member or its affiliates and any Officer shall be personally liable to the Company or its Members for monetary damages for any actions taken or omitted to be taken with respect to the Company, including a breach of fiduciary duty by such Managing Member or Officer, as applicable, except for (i) for any breach of the Managing Member’s duty of loyalty to the Company or (ii) liability, as finally determined in a final non-appealable order, for any loss, claims, damages or liabilities primarily attributable to such Person’s willful misconduct, recklessness or gross negligence. The Managing Member, the Officers and the Members, may consult with legal counsel, accountants and financial or other advisors and any act or omission suffered or taken by the Managing Member on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such counsel, accountants or financial or other advisors will be full justification for any such act or omission, and the Managing Member, Officers and Members will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care. Any repeal or modification of this paragraph by the Members shall not adversely affect any right or protection of the Managing Member or an Officer with respect to events occurring prior to the time of such repeal or modification.

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(e) Indemnification by the Company. Subject to the limitations and conditions provided in this Section 6.7, each Covered Person who was or is made a party or is threatened to be made a party to or is involved in or participates as a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (each, a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, she or it, or a Person of which he, she or it is the legal representative, is or was a Covered Person (each, an “Indemnified Person”), in each case, shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment) against all judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including reasonable attorneys’ fees and expenses) actually incurred by such Indemnified Person in connection with such Proceeding, appeal, inquiry or investigation, if such Indemnified Person acted in Good Faith, except where such person is judicially determined in a final nonappealable order to have acted in bad faith, to have breached its duty of loyalty to the Company and the Members, to have committed fraud or to be guilty of a felony or a misdemeanor involving theft, larceny, embezzlement, misappropriation or similar crimes or to have otherwise engaged in intentional misconduct or a knowing violation of Law, Reasonable expenses incurred by an Indemnified Person who was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Company in advance of the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Company. Indemnification under this Section 6.7 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder.

(f) Contract Rights; Rights Not Exclusive. The rights granted pursuant to this Section 6.7 shall be deemed contract rights, and no amendment, modification or repeal of this Section 6.7 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. The rights to indemnification and payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 6.7 shall not be exclusive of any other rights which any Person may have or hereafter acquire under any statute, provision of this Agreement, any other agreement, any vote of the Members, or otherwise. It is expressly acknowledged that the indemnification provided in this Section 6.7 could involve indemnification for negligence or under theories of strict liability. Notwithstanding the foregoing, no Indemnified Person shall be entitled to any indemnity or advancement of expenses in connection with any Proceeding brought (i) by such Indemnified Person against the Company (other than to enforce the rights of such Indemnified Person pursuant to this Section 6.7), any Member or any Officer, or (ii) by or in the right of the Company, without the prior written consent of the Managing Member.

(g) No Member Recourse. Notwithstanding anything herein to the contrary, any indemnity by the Company relating to the matters covered in this Section 6.7 shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision of a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company.

(h) Insurance. The Company may purchase and maintain insurance, at its own expense, on its own behalf and on behalf of any other Person who the Managing Member acting in Good Faith shall determine, against any liability that may be asserted or expense that may be incurred by such Persons in connection with the business or activities of the Company, whether or not the Company would have the power to indemnify such Person against such liability under this Section 6.7.

(i) Employees and Agents. Persons who are not Covered Persons and who are or were employees or agents of the Company, or who are or were serving at the request of the company as employees or agents of another Person, may be indemnified to the extent authorized at any time or from time to time as determined

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by the Managing Member in its sole discretion, subject to the same terms, conditions and restrictions as apply to Covered Persons as set forth in Section 6.7(e).

6.8 Investment Representations of Members. Each Member, Substituted Member and Additional Member, if applicable, hereby represents, warrants and acknowledges to the Company that as of the date hereof, in the case of Members, or, in the case of Substituted Members and Additional Members, as of the date on which such Substituted Member or Additional Member acquires Units and/or other Equity Securities and becomes a Member: (a) if it is not a natural person, that it is duly incorporated or formed and, to the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction; (b) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby; (c) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Member, Substituted Member or Additional Member, as applicable; (d) this Agreement constitutes a legal, valid and binding obligation of such Member, Substituted Member or Additional Member, as applicable, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally; (e) the execution, delivery and performance of this Agreement by such Member, Substituted Member or Additional Member, as applicable, and the consummation by such Member, Substituted Member or Additional Member, as applicable, of the transactions contemplated hereby will not (i) if it is not a natural person, result in a violation of the certificate of incorporation and bylaws or other organizational documents of such Member, Substituted Member or Additional Member, as applicable, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Member, Substituted Member or Additional Member, as applicable, is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Member, Substituted Member or Additional Member, as applicable, except with respect to clauses (ii) or (iii) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not in any material respect result in the unenforceability against such Member, Substituted Member or Additional Member, as applicable, of this Agreement; (f) such Member, Substitute Member or Additional Member, as applicable, has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and is making an informed investment decision with respect thereto and (g) such Member, Substituted Member or Additional Member, as applicable, is acquiring Units and/or Equity Securities in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof.

ARTICLE VII

MEETINGS OF MEMBERS; REQUIRED VOTES

7.1 Place of Meetings. Meetings of Members shall be held at the principal place of business of the Company, unless another location is designated by the Managing Member acting in Good Faith or by the holders of a majority of the voting power of the Company or of such Class of Units or series for which a meeting has been called. If not held at the principal place of business of the Company, meetings of Members may be held at any place within or outside the State of Delaware designated by the Managing Member acting in Good Faith or by the holders of a majority of the voting power of the Company or of such Class of Units or series for which a meeting has been called, or may instead be held solely by means of remote communication authorized by and in accordance with the Act.

7.2 Purpose of Meetings. Meetings of the Members for any lawful purpose or purposes, unless otherwise prescribed by statute or by this Agreement, may be called by (a) the Managing Member or the Chief Executive Officer in the case of a meeting of all the Members or any Class of Members, (b) the Class A Holder in the case

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of a meeting of all the Members (a “Combined Meeting”) or Members holding Appleton Class A Units (a “Class A Meeting”), (c) Members holding at least 25% of Appleton Class B Exchangeable Units in the case of a Combined Meeting or a meeting of Members holding Appleton Class B Exchangeable Units (a “Class B Meeting”), and shall be called by the Secretary at the direction of anyone of the foregoing. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any meeting of Members, or Members holding any Class of Units, shall be limited to the purposes stated in the notice.

7.3 Quorum; Adjourned Meetings and Notice Thereof. Members holding, collectively, Units representing a majority of the outstanding Units or Class of Units, as applicable, entitled to vote at such meeting present in person or represented by proxy shall constitute a quorum for the transaction of business except as otherwise provided by Law or this Agreement. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the Members, the Members holding Units representing a majority of the outstanding Units or Class of Units, as applicable, represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which an applicable quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote thereat.

7.4 Voting; Required Votes.

(a) Voting. When a quorum is present at any meeting of Members, the vote of the Members holding Units representing a majority of the outstanding Units or Class of Units, as applicable, having the right to vote on such matter and present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Act or this Agreement, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except as otherwise expressly provided in this Agreement or any non-waivable provision of the Act, Appleton Class B Exchangeable Units shall not be entitled to vote with respect to any action required or permitted to be taken under this Agreement; provided that Newco shall have the right to vote up to 60,000 of the Appleton Class B Exchangeable Units owned by it (the “Limited Newco Voting Units”) in connection with any vote of the Appleton Class A Voting Units, in which case such vote shall be determined by the vote of the Members holding Units representing a majority of the aggregate outstanding Appleton Class Voting Units and Limited Newco Voting Units.

(b) Required Appleton Class B Exchangeable Units Approvals. Notwithstanding the authority of the Managing Member or any other provision of this Agreement, the Company shall not and, where applicable, shall not permit any of its Subsidiaries to, take any of the following actions without the approval of Members holding two-thirds of the outstanding Appleton Class B Exchangeable Units:

(i) the dissolution, liquidation or winding up of the Company or the commencement of a voluntary proceeding seeking reorganization or other similar relief;

(ii) a reincorporation, merger, consolidation, conversion or sale of all or substantially all the assets of the Company or similar action (other than where the successor remains an Affiliate of the Class A Holder and the holders of Appleton Class B Exchangeable Unit are not adversely affected as a class and receive Equity Securities in the successor substantially identical in their rights as the New Class B Exchangeable Units);

(iii) any issuance of additional Appleton Class A Voting Units or Appleton Class B Exchangeable Units other than as required pursuant to Section 3.2(a), Section 3.4(b)(i), the Equity Purchase Agreement and/or the Exchange Agreement;

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(iv) the establishment and/or issuance of new Classes of Units, other Equity Securities in the Company or other Company securities, other than as required pursuant to Section 3.2(a) and Section 3.4(b)(i) and/or the Exchange Agreement;

(v) the withdrawal or resignation of a Member in accordance with Section 8.1 other than pursuant to a Transfer permitted under this Agreement;

(vi) the amendment, supplement, waiver or modification of this Agreement or the Certificate in a manner that disproportionately and adversely impacts Appleton Class B Exchangeable Units or that impacts any matter relating to Capital Accounts, allocations, or taxes;

(vii) any matter within the discretion of the Managing Member pursuant to Section 3.5, Article V, or Section 9.4, or the definitions of Agreed Value or Carrying Value, and any matter within the discretion of the Tax Matters Member pursuant to Section 9.4 (such as the preparation of any Company Tax Return or the settlement of any Company controversy with a taxing authority), including, without limitation, converting the Company by checking the box or otherwise into a corporation and precluding it from engaging in passive activity that could subject PDC to tax or loss of S status under Section 1362(d);

(viii) the direct Transfer or Pledge of Units, Equity Securities or other Membership Interests in the Company by the Class A Holder other than, with respect to Pledges, a Permitted Pledge;

(ix) the amendment, supplement, waiver or modification of the Exchange Agreement;

(x) take any action that would cause PDC, based solely on its interest in the Company, to have to pay taxes under Code Section 1375;

(xi) any material amendment to this Agreement; and

(xii) the Transfer of any Units by the Class A Holder other in connection with the Cross Exchange.

(c) Required Appleton Class A Voting Units Approvals. Notwithstanding the authority of the Managing Member or any other provision of this Agreement, the Company shall not and, where applicable, shall not permit any of its subsidiaries to, take any of the following actions without the approval of Members holding two-thirds of the outstanding Appleton Class A Voting Units:

(i) the dissolution, liquidation or winding up of the Company or the commencement of a voluntary proceeding seeking reorganization or other similar relief;

(ii) a reincorporation, merger, consolidation, conversion or sale of all or substantially all the assets of Appleton or similar action (other than where the successor remains an Affiliate of the Class A Holder and the holders of Appleton Class A Voting Units are not adversely affected as a class and receive shares in the successor substantially identical in their rights as Appleton Class A Voting Units);

(iii) any issuance of additional Appleton Class A Voting Units or Appleton Class B Exchangeable Units other than as required pursuant to Section 3.2(a), Section 3.4(b)(i) and/or the Exchange Agreement;

(iv) the establishment and/or issuance of new Classes of Units, other Equity Securities of the Company or other Company securities, other than as required pursuant to Section 3.2(a) and Section 3.4(b)(i), the Equity Purchase Agreement and/or the Exchange Agreement;

(v) the withdrawal or resignation of a Member in accordance with Section 8.1 other than pursuant to a Transfer permitted under this Agreement;

(vi) the amendment, supplement, waiver or modification of this Agreement or the Certificate in a manner that disproportionately and adversely impacts Appleton Class A Voting Units;

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(vii) the direct Transfer or Pledge of Units, Equity Securities or other Membership Interests in the Company by the Class B Holders other than pursuant to the Exchange Agreement; and

(viii) the amendment, supplement, waiver or modification of the Exchange Agreement.

7.5 Proxies. At each meeting of the Members, each Member having the right to vote may vote in person or may authorize another Person or Persons to act for him or her by proxy appointed by an instrument in writing subscribed by such Member and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Company at the beginning of each meeting in order to be counted in any vote at such meeting.

7.6 Notice of Members’ Meetings. Whenever Members are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the date and hour, the place (if any) and the means of remote communications (if any) of the meeting, and, in the case of a special meeting, the purpose or purposes for which such meeting is called. Except as otherwise provided by Law, the written notice of any meeting shall be given to each Member entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting via mail, facsimile or email. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the Member at such Member’s address as it appears on Exhibit A.

7.7 Conduct of Member Meetings. The Managing Member, or in his absence an Officer designated by the Managing Member, shall preside at all meetings of Members. To the maximum extent permitted by Law, the Managing Member shall have the power to set procedural rules, including without limitation rules respecting time allotted to the Members to speak, governing all aspects of the conduct of such meetings.

7.8 Member Action by Written Consent without a Meeting. Unless otherwise provided in this Agreement, any action required to be taken at a meeting of all Members, or Members holding a Class of Units of the Company (or any subset thereof), or any action which may be taken at any meeting of such Members, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be (i) signed by the Members holding Units having not less than the minimum number of votes that would be necessary (in accordance with this Agreement) to authorize or take such action at a meeting at which all Units, or Class of Units, entitled to vote thereon were present and voted and (ii) delivered to the Company by delivery to its principal place of business.

ARTICLE VIII

WITHDRAWAL; DISSOLUTION; TRANSFER OF MEMBERSHIP INTERESTS;

ADMISSION OF NEW MEMBERS

8.1 Member Withdrawal. No Member shall have the power or right to withdraw or otherwise resign or be expelled from the Company prior to the dissolution and winding up of the Company except pursuant to a Transfer permitted under this Agreement or a withdrawal or resignation approved by the holders of each Class of Units as provided in Section 7.4(b) and Section 7.4(c) hereof.

8.2 Removal. No Member may be involuntarily removed as a Member of the Company.

8.3 Dissolution.

(a) Events. The Company shall be dissolved and its affairs shall be wound up on the first to occur of (i) the determination of the Managing Member acting in Good Faith to dissolve, wind-up and liquidate the Company and the approval of such liquidation by each Class of Units in accordance with Section 7.4(b) and Section 7.4(c), (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the

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Act or (iii) the termination of the legal existence of the last remaining Member or the occurrence of any other event which terminates the continued membership of the last remaining Member in the Company unless the Company is continued without dissolution in a manner permitted by the Act. In the event of a dissolution pursuant to clause (i) of the immediately preceding sentence, the relative economic rights of each Class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 8.3(c) below in connection with the winding up of the Company, taking into consideration tax and other legal constraints that may adversely affect one or more parties hereto and subject to compliance with applicable laws and regulations, unless, with respect to any Class of Units, holders of not less than 90% of the Units of such Class consent in writing to a treatment other than as described above.

(b) Actions Upon Dissolution. When the Company is dissolved, the business and property of the Company shall be wound up and liquidated by the Managing Member or, in the event of the unavailability of the Managing Member acting in Good Faith or if the Managing Member shall so determine, such Member or other liquidating trustee as shall be named by the Managing Member.

(c) Priority. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 8.3 to minimize any losses otherwise attendant upon such winding up. Upon dissolution of the Company, the assets of the Company shall be applied in the following manner and order of priority: (i) to creditors, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (including all contingent, conditional or unmatured claims), whether by payment or the making of reasonable provision for payment thereof; and (ii) the balance shall be distributed to the Members pro rata in accordance with their respective Percentage Interests.

(d) Cancellation of Certificate. The Company shall terminate when (l) all of the assets of the Company, after payment of or due provision for all debts liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Agreement and (ii) the Certificate shall have been canceled in the manner required by the Act.

(e) Return of Capital. The liquidators of the Company shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

(f) Hart Scott Rodino. Notwithstanding any other provision in this Agreement, in the event the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), is applicable to any Member by reason of the fact that any assets of the Company will be distributed to such Member in connection with the dissolution of the Company, the distribution of any assets of the Company shall not be consummated until such time as the applicable waiting periods (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Member.

8.4 Transfer by Members. In addition to any approval required by Section 7.4, no Member may Transfer or Pledge all or any portion of its Units, Equity Securities or other interests or rights in the Company in a transaction or series of related transactions that constitutes a Prohibited Transfer. Any purported Transfer or Pledge of all or a portion of a Member’s Units or other interests in the Company not complying with this Section 8.4 and Section 8.5 shall be void and shall not create any obligation on the part of the Company or the other Members to recognize that Transfer or Pledge or to deal with the Person to which the Transfer or Pledge purportedly was made.

8.5 Admission or Substitution of New Members.

(a) Admission. Without the consent of any other Person, the Managing Member shall admit any Permitted Transferee as a Substituted Member and shall have the right to admit as a an Additional Member, any Person who acquires an interest in the Company, or any part thereof, from a Member or from the Company, respectively. Concurrently with the admission of a Substituted Member or an Additional

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Member, the Managing Member shall forthwith (i) amend the Schedule of Members to reflect the name and address of such Substituted Member or Additional Member and to eliminate or modify, as applicable, the name and address of the Transferring Member with regard to the Transferred Units and (ii) cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the substitution of a Transferee as a Substituted Member in place of the Transferring Member, or the admission of an Additional Member, in each case, at the expense, including payment of any professional and filing fees incurred, of such Substituted Member or Additional Member; provided that such expenses shall not be payable with respect to a Substituted Member or Additional Member that is or is to become an employee of the Company or any of its Subsidiaries, where the issuance or Transfer of an interest in the Company to such Person is in connection with their provision of services to the Company or any of its Subsidiaries.

(b) Transferees to Execute Accession Agreement. Each Member agrees that it shall not, directly or indirectly Transfer any Units (other than to the Company or another Member) unless prior to the consummation of any such Transfer, the prospective Transferee executes and delivers to the Company a written agreement accepting and adopting all the terms and provisions of this Agreement, and agreeing to bound by its terms and conditions as a Substituted Member or Additional Member with the rights and obligations applicable to a Member holding the Class of Units to be held by such prospective Transferee substantially in the form attached hereto as Exhibit C (an “Accession Agreement”) The admission of any Person as a Substituted Member or an Additional Member shall be conditioned upon (i) such Person’s written acceptance and adoption of all the terms and provisions of this Agreement, either by (A) execution and delivery of a counterpart signature page to this Agreement countersigned by the Managing Member on behalf of the Company or (B) an Accession Agreement.

(c) Prohibited Transfers. Notwithstanding any contrary provision in this Agreement, in no event may any Transfer or Pledge of a Unit (other than an Exchange made pursuant to the Exchange Agreement), Equity Security or other Membership Interest in the Company be made by any Member or Assignee if:

(i) such Transfer or Pledge is made to any Person who lacks the legal right, power or capacity to own such Unit or other interest in the Company;

(ii) such Transfer or Pledge would pose a material risk that the Company would be a “publicly traded partnership” as defined in Section 7704 of the Code;

(iii) such Transfer or Pledge would require the registration of such Transferred Unit, Equity Security or other Membership Interest in the Company or of any Class of Unit, Equity Security or other Membership Interest in the Company pursuant to any applicable United States federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other non-U.S. securities laws (including Canadian provincial or territorial securities laws) or would constitute a non-exempt distribution pursuant to applicable provincial or state securities laws;

(iv) such Transfer or Pledge would cause any portion of the assets of the Company to become “plan assets” of any “benefit plan investor” within the meaning of regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended from time to time;

(v) such Transfer is by the Class A Holder to any Person other than Permitted Class A Holder that has been approved by the Members holding Appleton Class B Exchangeable Units in accordance with Section 7.4(b) or

(vi) such Pledge is by the Class A Holder to any Person other than (X) a Permitted Class A Holder or (Y) a lender in connection with a bona fide third party debt financing or extension of credit (the Pledges described in (X) and (Y), each, a “Permitted Pledge”); or

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(vii) to the extent requested by the Company, the Company does not receive such legal and/or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and an Accession Agreement or other written instrument evidencing such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form reasonably satisfactory to the Company.

In addition, notwithstanding any contrary provision in this Agreement, to the extent the Managing Member acting in Good Faith shall determine that interests in the Company do not meet the requirements of Treasury Regulation section 1.7704-1(h), the Managing Member may impose such restrictions on the Transfer of Units or other interests in the Company as the Managing Member acting in Good Faith may reasonably determine to be necessary or advisable so that the Company is not treated as a publicly traded partnership taxable as a corporation under Section 7704 of the Code.

Any Transfer or Pledge in violation of Section 8.4 or this Section 8.5(c) shall be deemed a “Prohibited Transfer” and shall be null and void ab initio and of no effect.

(d) Effect of Transfer to Substituted Member. Following the Transfer of any Unit, or other Membership Interest in the Company that is permitted under Section 8.4 and Section 8.5, the Transferee of such Unit or other interest in the Company shall be treated as having made all of the Capital Contributions in respect of, and received all of the distributions received in respect of, such Unit or other Membership Interest in the Company, shall succeed to the Capital Account balance associated with such Unit or other interest in the Company, shall receive allocations and distributions under ARTICLE IV, ARTICLE V and Section 8.3 in respect of such Unit or other Membership Interest in the Company and otherwise shall become a Substituted Member entitled to all the rights of a Member with respect to such Unit or other Membership Interest in the Company.

8.6 Additional Requirements. Notwithstanding any contrary provision in this Agreement, for the avoidance of doubt, the Managing Member may impose such additional vesting requirements, forfeiture provisions, Transfer restrictions, minimum retained ownership requirements or other similar provisions (“Additional Restrictions”) with respect to any Units or other Membership Interests in the Company that are outstanding as of the date of this Agreement or are created hereafter, with the written consent of the holder of such Units or other Membership Interests in the Company. Such Additional Restrictions need not be uniform among holders of Units or Membership Interests in the Company and may be waived or released by the Managing Member in its sole discretion with respect to all or a portion of the Units or other Membership Interests in the Company owned by any one or more Members or Assignees at any time and from time to time, and such actions or omissions by the Managing Member shall not constitute the breach of this Agreement or of any duty hereunder or otherwise existing at law, in equity or otherwise.

8.7 Bankruptcy. Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

ARTICLE IX

BOOKS AND RECORDS; FINANCIAL STATEMENTS

AND OTHER INFORMATION; TAX MATTERS

9.1 Books and Records. The Company shall keep at its principal executive office, it administrative office or such other office as the Managing Member determines (i) this Agreement, (ii) correct and complete books and records of account (which, in the case of financial records, shall be kept in accordance with GAAP), (iii) minutes of the proceedings of meetings of the Members and the Managing Member, (iv) a current list of the directors and officers of the Company and its Subsidiaries and their respective residence addresses, and (v) the Schedule of Members. Any of the foregoing books, minutes or records may be in written form or in any other form capable of

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being converted into written form within a reasonable time. Such books, records and minutes shall be open to inspection and examination at reasonable times by each Member and its duly authorized representatives for any purpose reasonably related to such Member’s interest as a Member of the Company. Except as expressly set forth in this Agreement, notwithstanding the rights set forth in Section 18-305 of the Act, no Member shall have the right to obtain information from the Company.

9.2 Information.

(a) The Members shall be supplied with all other Company information necessary to enable each Member to prepare its federal, state, and local income tax returns.

(b) All determinations, valuations and other matters of judgment required to be made for ordinary course accounting purposes under this Agreement shall be made by the Managing Member acting in Good Faith and shall be conclusive and binding on all Members, their Successors in Interest and any other Person who is a party to or otherwise bound by this Agreement, and to the fullest extent permitted by law or as otherwise provided in this Agreement, no such Person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto.

9.3 Fiscal Year. The Fiscal Year of the Company shall end on December 31 of each calendar year unless otherwise determined by the Managing Member acting in Good Faith in accordance with Section 706 of the Code.

9.4 Certain Tax Matters.

(a) Tax Matters Member. The Company and each Member hereby designate the Parent as the initial “tax matters partner” for purposes of Code Section 6231(a)(7) (the “Tax Matters Member”). The Tax Matters Member shall take reasonable action to cause each other Member to be treated as a “notice partner” within the meaning of Section 6231(a)(8) of the Code. All reasonable expenses incurred by a Member while acting in its capacity as Tax Matters Member shall be paid or reimbursed by the Company, Each Member shall be given at least five (5) business days advance notice from the Tax Matters Member of the time and place of, and shall have the right to participate in (i) any material aspect of any administrative proceeding relating to the determination of partnership items at the Company level and (ii) any material discussions with the Internal Revenue Service relating to allocations pursuant to ARTICLE V of this Agreement. The Tax Matters Member shall not initiate any action or proceeding in any court, extend any statute of limitations, or take any other action contemplated by Sections 6222 through 6234 of the Code that would legally bind any other Member or the Company without approval of the Members, which approval may not be unreasonably withheld; provided, however, that, for this purpose, it shall not be unreasonable for a Member to withhold such approval if the action proposed to be taken could affect adversely such Member. The Tax Matters Member shall cause the Company’s tax attorneys and accountants to confer with such other Member and its attorneys and accountants on any matters relating to Company tax return or any tax election.

(b) Tax Returns.

(i) The Tax Matters Member shall timely cause to be prepared all U.S. federal, state, local and foreign tax returns and reports (including amended returns) of the Company for each year or period that such returns or reports are required to be filed and, subject to the remainder of this subsection, shall cause such tax returns to be timely filed. No later than thirty (30) days prior to filing of all income and franchise tax returns of the Company, the Tax Matters Member shall have provided copies of all such tax returns to the other Members for review. With respect to any income or franchise tax return of the Company, the other Members shall be entitled to provide reasonable comments on such tax returns to the Tax Matters Member no later than 15 days after receiving copies of such tax returns, and the Tax Matters Member shall incorporate such comments, where reasonable, prior to filing such returns. The other Members agree to assist the Tax Matters Member in preparing all income and franchise tax returns of the Company so as to ensure that all such returns are filed on a timely basis and no filing penalties are incurred to the extent reasonably possible.

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(ii) Within 90 days after the end of each Fiscal Year, or as soon as reasonably practical thereafter, the Tax Matters Member shall prepare and send, or cause to be prepared and sent, to each Person who was a Member at any time during such Fiscal Year copies of such information as may be required for U.S. federal, state, local and foreign income tax reporting purposes, including copies of Form 1065 and Schedule K-l or any successor form or schedule, for such Person. At any time after such information has been provided, upon at least five (5) business days’ notice from a Member, the Tax Matters Member shall also provide each Member with a reasonable opportunity during ordinary business hours to review and make copies of all workpapers related to such information or to any return prepared under clause (ii) above. As soon as practicable following the end of each quarter (and in any event not later than thirty (30) days after the end of such quarter), the Tax Matters Member shall also cause to be provided to each Member an estimate of each Member’s share of all items of income, gain, loss, deduction and credit of the Company for the quarter just completed and for the Fiscal Year to date for federal income tax purposes

(iii) Except as otherwise provided herein, each Member agrees that it shall not, except as otherwise required by applicable law or regulatory requirements, (i) treat, on its individual income tax returns, any item of income, gain, loss, deduction or credit relating to its interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Form K-1 or other information statement furnished by the Company to such Member for use in preparing its income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment.

(c) Tax Elections.

(i) The Managing Member shall cause the Company to make and to maintain and keep in effect at all times, in accordance with Sections 734, 743 and 754 of the Code and applicable Treasury Regulations and comparable state law provisions, an election to adjust basis in the event (A) any Appleton Class B Exchangeable Unit is Transferred in accordance with this Agreement or the Exchange Agreement or (B) any Company property is distributed to any Member.

(ii) Except as otherwise provided herein, all other elections required or permitted to be made by the Company under the Code (or applicable foreign, state or local law) shall be made as may be determined by the Managing Member acting in Good Faith to be in the best interest of the Members as a group.

(d) Certain Filings. Upon the Transfer of an interest in the Company (within the meaning of the Code), a sale of Company assets or a liquidation of the Company, the Members shall provide the Managing Member acting in Good Faith with information and shall make tax filings as reasonably requested by the Managing Member and required under applicable law.

(e) Tax Classification. The Tax Matters Member shall take such action as may be required under the Code and applicable Regulations to cause the Company to be taxable as a partnership for U.S. federal income tax purposes. To the extent the previous sentence does not govern the state and local classification of the Company, the Tax Matters Member shall take such action as may be required under any state or local law applicable to the Company to cause the Company to be taxable as, and in a manner consistent with, a partnership for state or local income tax purposes. No Member shall take any action inconsistent with such treatment for U.S. federal, state and local tax purposes.

(f) Continuation of Original Agreement. Solely for all applicable tax purposes, and for purposes of the maintenance of Capital Accounts and the allocation of Net Profits and Net Losses, including without limitation any special allocations, under ARTICLE V, the Company is a continuation of the Company and this Agreement is a continuation of the Original Agreement.

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ARTICLE X

DISPUTE RESOLUTION; ARBITRATION

10.1 Resolution of Disputes.

(a) The Members and the Company shall attempt in good faith to resolve any controversy, dispute or claim arising out of or relating to this Agreement or the breach, termination, enforceability or validity hereof (collectively, a “Dispute”) promptly by negotiation between Members, officers or employees who have authority to settle the Dispute. Any Member or the Company may give any other Member or the Company a written notice (a “Dispute Notice”) setting forth with reason able specificity the nature of the Dispute and the identity of such first party’s representatives who shall attend and participate in the meeting at which such parties shall attempt to settle the Dispute. Following the receipt of a Dispute Notice, the representatives of such Members and/or the Company shall meet as soon as is practicable at a mutually acceptable time and place to negotiate in good faith a settlement of the Dispute, and shall meet thereafter as they reasonably deem necessary. To the fullest extent permitted by Law, all negotiations pursuant to this ARTICLE X shall be treated as compromise and settlement negotiations. To the fullest extent permitted by Law, nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

(b) If a Dispute has not been resolved within thirty (30) days after the receipt of a Dispute Notice through negotiation as provided in ARTICLE X, then the Dispute shall be finally settled by arbitration in accordance the Commercial Arbitration Rules (the “AAA Rules”) of the American Arbitration Association (“AAA”) and such right to arbitration as set forth herein shall be the exclusive remedy for the resolution of disputes arising hereunder. Any award rendered by the arbitrators shall be final and binding upon the Members and/or Company, and judgment upon such award may be entered in accordance with applicable Law in any court having jurisdiction. In all events, the arbitration provisions in this Agreement shall govern over any conflicting rules that may now or hereafter be contained in the AAA Rules. The arbitration shall be held in the City of New York, unless the parties to such arbitration mutually agree to have such arbitration held elsewhere; provided, however, that nothing contained in this ARTICLE X shall be construed to limit or preclude a Member from bringing any action in the Court of Chancery of the State of Delaware for injunctive or other provisional relief to prevent immediate and irreparable harm. In the event such an action does not fall within the scope of subject matter jurisdiction of Court of Chancery of the State of Delaware, such an action may be brought in the Supreme Court of the State of New York, New York County. The Company and the Members agree to submit to the exclusive personal jurisdiction of the courts referenced in the preceding sentence in the event that an action is commenced pursuant to the preceding sentence.

10.2 Arbitrators. Any arbitration proceeding commenced pursuant to this ARTICLE X shall be conducted before three (3) arbitrators, at least one of whom shall be an attorney experienced in corporate transactions. The arbitrators shall be chosen in accordance with the AAA Rules. Notwithstanding the preceding sentence, to the extent that any Dispute hereunder involves the Class A Holder or the Company, on the one hand, and one or more Members other than the Class A Holder, on the other hand, one arbitrator shall be chosen by the Class A Holder, one arbitrator shall be chosen by the Members other than the Class A Holder, and the third arbitrator shall be chosen by the other two (2) arbitrators, or, if they should fail to agree on the third arbitrator, by the AAA. Each party shall be entitled to reasonable discovery rights, and issues as to discovery shall be determined by the arbitral panel applying the Laws of the State of Delaware as more fully provided in Section 10.3 and Section 11.2. The decision of a majority of the arbitrators shall be the decision of the arbitrators. The arbitrators will have no authority to award punitive or other damages not measured by the prevailing party’s actual damages, except as may be required by statute. Any award by the arbitrators shall be accompanied by a reasoned opinion.

10.3 Delaware Arbitration Act. This ARTICLE X shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Uniform Arbitration Act (10 Del. C. § 5701 et seq.)

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(the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this ARTICLE X, including any AAA Rules, shall be invalid or unenforceable under the Delaware Arbitration Act or other applicable Law, such invalidity shall not invalidate all of this ARTICLE X. In that case, this ARTICLE X shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable Law, and, in the event such term or provision cannot be so limited, this ARTICLE X shall be construed to omit such invalid or unenforceable provision.

ARTICLE XI

MISCELLANEOUS

11.1 Schedules. The Managing Member may from time to time execute and deliver to the Members schedules which set forth information contained in the books and records of the Company and any other matters deemed appropriate by the Managing Member acting in Good Faith. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever.

11.2 Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

11.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective Successors in Interest; provided that no Person claiming by, through or under a Member (whether as such Member’s Successor in Interest or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof),

11.4 Amendments and Waivers. Except as otherwise provided herein, this Agreement may be amended, supplemented, waived or modified only with the written consent of (A) the Managing Member and (B) two-thirds of the Units voting as a single class in accordance with Section 7.4(d) hereof; provided that, (i) no amendment, supplement, waiver or modification may disproportionately and adversely affect any Member without the written consent of such Member and (ii) and any amendment, supplement, waiver or modification which disproportionately and adversely impacts any Class of Units must be approved by the holders of such Class of Units in accordance with Section 7.4(b) or Section 7.4(c), as applicable; provided further, however, that notwithstanding the foregoing, the Managing Member may, without the written consent of any other Member or any other Person, amend, supplement, or modify any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, as necessary to reflect: (1) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement; (2) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company; provided, further, that the books and records of the Company shall be deemed amended from time to time to reflect the admission of a new Member, the withdrawal or resignation of a Member, the adjustment of the Units or other Membership Interests in the Company resulting from any issuance, Transfer or other disposition of Units or other Membership Interests in the Company, in each case that is made in accordance with the provisions hereof. If an amendment has been approved in accordance with this Agreement, such amendment shall be adopted and effective with respect to all Members. Upon obtaining such approvals as may be required by this Agreement, and without further action or execution on the part of any other Member or other Person, any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member and the other Members shall be deemed a party to and bound by such amendment.

39

The Managing Member may, in its sole discretion, unilaterally amend this Agreement on or before the effective date of the final regulations to provide for (i) the election of a safe harbor under Proposed Treasury Regulation Section 1.83-3(1) (or any similar provision) under which the fair market value of a partnership interest (or interest in an entity treated as a partnership for U.S. federal income tax purposes) that is transferred is treated as being equal to the liquidation value of that interest, (ii) an agreement by the Company and each of its Members to comply with all of the requirements set forth in such regulations and Notice 2005-43 (and any other guidance provided by the Internal Revenue Service with respect to such election) with respect to all partnership interests (or interest in an entity treated as a partnership for U.S. federal income tax purposes) transferred in connection with the performance of services while the election remains effective, (iii) the allocation of items of income, gains, deductions and losses required by the final regulations similar to Proposed Treasury Regulation Section 1.704-1(b)(4)(xii)(b) and (c), and (iv) any other related amendments.

Notwithstanding the foregoing, in addition to any other consent that may be required, any amendment of this Agreement that requires a holder of Appleton Class B Exchangeable Units on the date hereof to make a Capital Contribution (including as a condition to maintaining any rights necessary to permit such holders to exercise their rights under the Exchange Agreement) shall require the consent of such holder of Appleton Class B Exchangeable Units.

No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

11.5 Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing and shall be given to any Member at such Member’s address or facsimile number shown on Exhibit D attached hereto, or, if given to the Company, at the following address:

Appleton Papers LLC

825 East Wisconsin Avenue

P.O. Box 359

Appleton, WI 54912-0359

Attention: Tami L. Van Straten

Facsimile: (920) 941-8852

Each proper notice shall be effective upon any of the following: (a) personal delivery to the recipient, (b) when sent by facsimile to the recipient (with confirmation of receipt), (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (d) three (3) Business Days after being deposited in the mails (first class or airmail postage prepaid).

11.6 Counterparts. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

11.7 Power of Attorney. Each Member hereby irrevocably appoints the Managing Member as such Member’s true and lawful representative and attorney in fact, to act in such Member’s name, place and stead, (a) to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement, which has been approved in accordance with the terms of this Agreement, or which may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof and (b) to execute, implement and continue the valid and subsisting existence of the Company or to qualify and continue the Company as a foreign limited liability company in all jurisdictions in which the Company may conduct business. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent withdrawal from the Company of any

40

Member for any reason and shall survive and shall not be affected by the disability, incapacity, bankruptcy or dissolution of such Member. No power of attorney granted in this Agreement shall revoke any previously granted power of attorney.

11.8 Entire Agreement. This Agreement, the Equity Purchase Agreement the Exchange Agreement, the Tax Receivable Agreement and the other documents and agreements referred to herein or entered into concurrently herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein; provided that such other agreements and documents shall not be deemed to be a part of, a modification of or an amendment to this Agreement. Except as set forth in the foregoing, there are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement amends, restates and supersedes the Second Amended Agreement and supersedes all prior agreements and understandings between the parties with respect to such subject matter, including the Original Agreement.

11.9 Remedies; Specific Performance. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any applicable law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable law.

11.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

11.11 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company profits, losses, distributions, capital or property other than as a secured creditor.

11.12 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

11.13 Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

11.14 Delivery by Facsimile or Email. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email with scan or facsimile attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

CLASS A HOLDER: HICKS ACQUISITION COMPANY II, INC.

By:
Name:
Title:

PAPERWEIGHT DEVELOPMENT CORP.

By:
Name:
Title:

[NEWCO]

By:
Name:
Title:

[Signature Page to A&R LLC Agreement]

EXHIBIT A

MANAGING MEMBER

Hicks Acquisition Company II, Inc.

[Exhibit A to the A&R LLC Agreement]

A-1

EXHIBIT B

OFFICERS

Name	Title
Mark R. Richards	President and Chief Executive Office
Thomas S. Ferree	Senior Vice President Finance, Chief Financial Officer and Treasurer
Jeffrey S. Fletcher	Vice President, Controller and Assistant Treasurer
Kerry S. Arent	Vice President, Human Resources
Kent E. Willetts	Senior Vice President

[Exhibit B to the A&R LLC Agreement]

B-1

EXHIBIT C

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT (this “Agreement”) to the Appleton Amended and Restated Limited Liability Company Agreement of Appleton Papers LLC, a Delaware limited liability company (the “Company”), dated as of                     , 2012 (as amended from time to time in accordance with its terms, the “LLC Agreement”), by and among the Company and the members from time to time party thereto (the “Members”), is dated as of [Day][Month], [Year], by [—], a [—] (“New Member”), for the benefit of the Company and the Members. Capitalized terms used and not defined herein shall have the meanings attributable thereto in the LLC Agreement.

WHEREAS, New Member wishes to become a Substituted Member or Additional Member, as the case may be;

WHEREAS, pursuant to Section 8.5 of the LLC Agreement, New Member must enter into an Accession Agreement for the benefit of the Company and the Members prior to becoming a Substituted Member or Additional Member, as the case may be, by executing an agreement substantially in the form attached to the LLC Agreement as Exhibit C:

NOW THEREFORE, the New Member agrees, for the benefit of the Company and the Members, as follows:

SECTION 1. Accession to the LLC Agreement. In accordance with the requirements of Section 8.5 of the LLC Agreement:

a) New Member hereby accedes and becomes a party to the LLC Agreement with the same force and effect as if originally named therein as a Member and agrees to be bound by the terms and conditions of the LLC Agreement as Substituted Member or Additional Member, as the case may be, with all the rights and obligations of a Member holding the Class of Units to be held by New Member as set forth in the LLC Agreement. [For the avoidance of doubt. New Member acknowledges that he, she, or it is becoming a Substituted Member for [the Class A Holder/a holder of Appleton Class B Exchangeable Units] and hereby accedes and becomes a party to the LLC Agreement with the same force and effect as if originally named therein as the [Class A Holder/a holder of Appleton Class B Exchangeable Units] and agrees to be bound by the terms and conditions of the LLC Agreement as the [Class A Holder/a holder of Appleton Class B Exchangeable Units], with all the rights and obligations of the [Class A Holder/a holder of Appleton Class B Exchangeable Units] as set forth in the LLC Agreement]; and

b) the Company hereby acknowledges that this Agreement constitutes an Accession Agreement that satisfies the requirements of Section 8.5 of the LLC Agreement.

SECTION 2. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, the Company and any Member.

SECTION 3. Governing Law. This Accession Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, excluding any conflict of law rule or principle that might refer the governance or construction of this Agreement to the law of another jurisdiction.

SECTION 4. Counterparts. This Accession Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

[Exhibit C to the A&R LLC Agreement]

C-1

SECTION 5. Delivery by Facsimile or Email. This Agreement, to the extent signed and delivered by means of a facsimile machine or email with scan or facsimile attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

[Signature page follows]

[Exhibit C to the A&R LLC Agreement]

C-2

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement effective as of the date first written above.

[NEW MEMBER]

By:
Name:
Title:

Acknowledged by:

APPLETON PAPERS LLC

By:
Name:
Title:

[Signature Page to Accession Agreement]

EXHIBIT D

Members Notices

Name	Address

Holders of Appleton Class B Exchangeable Units

Holders of Appleton Class A Voting Units

Hicks Acquisition Company II, Inc.	100 Crescent Court, Suite 1200, Dallas, Texas 75201, Attn: Lori K. McCutcheon, Fax: (214) 615-2242

[Exhibit D to the A&R LLC Agreement]

EXHIBIT B

HICKS ACQUISITION COMPANY II, INC. EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the Hicks Acquisition Company II, Inc. Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, members, managers, employees, consultants and advisors (and prospective directors, officers, members, managers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2. Definitions. The following definitions shall be applicable throughout this Plan:

(a) “Affiliate” means (i) any corporation or other entity in an unbroken chain of corporations or other entities that includes the Company, in which each corporation or other entity other than the last corporation or other entity has a controlling interest in another corporation or other entity in the chain . The term “controlling interest”, means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock entitled to vote of such corporation or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of an estate or trust, ownership of an actuarial interest (as such term is defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate; (iii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; and (iv) in the case of a sole proprietorship, ownership of such sole proprietorship. For purposes of determining ownership of an interest in a corporation or other entity, the attribution rules of Treasury Regulation Section 1.414(c)-4 and the exclusion rules of Treasury Regulation Section 1.414(c)-3 shall apply.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award, and Performance Compensation Award granted under this Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Business Combination” has the meaning given such term in the definition of “Change in Control.”

(e) “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by federal law or executive order to be closed

(f) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar document or policy between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Cause” contained therein), (A) the Participant’s commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, regardless of whether involving the Company or its Affiliates, (B) the Participant’s conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates in any material way, (C) the Participant’s (1) failure to perform duties as reasonably directed by or on behalf of the Company, (2) material breach of any agreement between the Participant and the Company or its Affiliates (including, without limitation, any consulting, confidentiality, intellectual property assignment, non-solicitation or non-competition agreement), which, if curable, is not cured within 5 Business Days after notice thereof is provided to the Participant or (3) material violation of any rule, regulation, policy or plan for the conduct of (as the case may be) any director, officer, employee, member, manager, consultant or service provider of or to the Company or its Affiliates or its or their business (which, if curable, is not cured within 5 Business Days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, fraud, willful malfeasance or material act of disloyalty with respect to the

Company or its Affiliates (which, if curable, is not cured within 5 Business Days after notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(g) “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) Any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company;

(ii) Any “person” as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is or becomes, directly or indirectly, the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of securities of the Company that represent more than 50% of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(g), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (IV) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(g)(iv)(A) and 2(g)(iv)(B), (V) any acquisition involving beneficial ownership of less than 50% of the then-outstanding Common Shares (the “Outstanding Company Common Shares”) or the Outstanding Company Voting Securities that is determined by the Board, based on review of public disclosure by the acquiring Person with respect to its passive investment intent, not to have a purpose or effect of changing or influencing the control of the Company; provided, however, that for purposes of this clause (V), any such acquisition in connection with any “Business Combination” (as defined below) shall be presumed to be for the purpose or with the effect of changing or influencing the control of the Company;

(iii) During any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board together with any individuals subsequently elected to the Board whose nomination by the stockholders of the Company was approved by a vote of the then incumbent Board or committee of the Board (i.e. those members of the Board who either have been directors from the beginning of such two-year period or whose election or nomination for election was previously approved by the Board as provided in this Section 2(g)(iii)) cease for any reason to constitute a majority of the Board;

(iv) The Board or the stockholders of the Company approve and consummate a merger, amalgamation or consolidation (a “Business Combination”) of the Company with any other corporation, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

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(v) The date which is 10 Business Days prior to the approval by the Board of the complete liquidation of the Company.

For the avoidance of doubt, the transactions contemplated by the Equity Purchase Agreement among Paperweight Development Corp., Appleton Papers Inc., the Company and HH-HACII, L.P. shall not constitute a Change in Control.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in this Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i) “Committee” means a committee of at least two people as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board.

(j) “Common Share” means one share of Common Stock.

(k) “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

(l) “Company” means Hicks Acquisition Company II, Inc., a Delaware corporation, together with its successors and assigns. The term “Company” shall further apply to any different corporate name for the Company that may be duly approved in the future.

(m) “Confidential Information” means any and all confidential and/or proprietary trade secrets, knowledge, data, or information of the Company, regardless and whether or not (and in whatever medium) memorialized, and including, without limitation, any: (A) drawings, inventions, methodologies, mask works, ideas, processes, formulas, source and object codes, data, programs, software source documents, works of authorship, know-how, improvements, discoveries, developments, designs and techniques, and all other work product of the Company, whether or not patentable or registrable under trademark, copyright, patent or similar laws; (B) information regarding or relating to plans for research, development, new service offerings and/or products, marketing, advertising and selling, manufacturing, distribution, business plans and strategies (including those relating to acquisitions or new store openings), business forecasts, budgets and unpublished financial statements, licenses, prices and costs, suppliers, customers, customer history, customer preferences, or any related agreements, documents, data, surveys or other written or oral information; (C) any information regarding the skills or compensation of employees, suppliers, agents, and/or independent contractors of the Company; (D) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of the Company; (E) information about the Company’s investment program, trading methodology, or portfolio holdings; or (F) any other oral or written information, data or the like that is not generally available to the public or is labeled confidential or described as confidential.

(n) “Date of Grant” means, if the key terms and conditions of the Award are communicated to the Participant within a reasonable period following the Committee’s action, the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock or, if a later date is set forth in such resolution or determined by the Committee as the Date of Grant, then such date as is set forth in such resolution. In any situation where the terms of the Award are subject to negotiation with the Participant, the Date of Grant will not be earlier than the date on which the key terms and conditions of the Award are communicated to the Participant.

(o) “Effective Date” means the date as of which this Plan is adopted by the Board, subject to Section 3 of this Plan.

(p) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

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(q) “Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).

(r) “Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in this Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s) “Exercise Price” has the meaning given such term in Section 7(b) of this Plan.

(t) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on the Nasdaq Stock Market LLC or another national securities exchange, the closing sales price of the Common Stock reported on such national securities exchange, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on the Nasdaq Stock Market LLC or another national securities exchange, but is quoted by the OTC Markets Group, Inc. (www.otcmarkets.com) or any successor or alternative recognized over-the-counter market or another inter-dealer quotation system on a last sale basis, the closing bid price or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date, including, at the election of the Committee, by an independent appraisal that meets the requirements of Section 401(a)(28)(C) of the Code as of a date that is no more than 12 months before the relevant transaction to which the valuation is applied (for example, an Option’s Date of Grant), and such determination will be conclusive and binding on all Persons.

(u) “Immediate Family Members” shall have the meaning set forth in Section 16(b).

(v) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in this Plan.

(w) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of this Plan.

(x) “Intellectual Property Products” shall have the meaning set forth in Section 15(c) of this Plan.

(y) “Mature Shares” means Common Shares owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such Common Shares to pay the Exercise Price or satisfy a withholding obligation of the Participant.

(z) “Negative Discretion” shall mean the discretion authorized by this Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(aa) “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(bb) “Option” means an Award granted under Section 7 of this Plan.

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(cc) “Option Period” has the meaning given such term in Section 7(c) of this Plan.

(dd) “Outstanding Company Common Shares” has the meaning given such term in the definition of “Change in Control.”

(ee) “Outstanding Company Voting Securities” has the meaning given such term in the definition of “Change in Control.”

(ff) “Participant” means an Eligible Person who has been selected by the Committee to participate in this Plan and to receive an Award pursuant to Section 6 of this Plan.

(gg) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of this Plan,

(hh) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under this Plan.

(ii) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(jj) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(kk) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(ll) “Permitted Transferee” shall have the meaning set forth in Section 16(b) of this Plan,

(mm) “Person” has the meaning given such term in the definition of “Change in Control.”

(nn) “Plan” means this Hicks Acquisition Company II, Inc. Equity Incentive Plan.

(oo) “Related Company” means any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and (f), respectively, whether now or hereafter existing.

(pp) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(qq) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(rr) “Restricted Stock” means Common Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(ss) “SAR Period” has the meaning given such term in Section 8(c) of this Plan.

(tt) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in this Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

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(uu) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of this Plan.

(vv) “Stock Bonus Award” means an Award granted under Section 10 of this Plan.

(ww) “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(xx) “Subsidiary” means an Affiliate in a chain of Affiliates that begins with the Company, in which each corporations or other entity in the chain other than the last Affiliate has a controlling interest in another Affiliate in the chain.

(yy) “Substitute Award” has the meaning given such term in Section 5(e).

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date, but no Award shall be exercised or paid (or, in the case of a stock Award, shall be granted) unless and until this Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months after the date this Plan is adopted by the Board. The expiration date of this Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of this Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer this Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under this Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under this Plan, be an Eligible Director. However, the fact that a Committee member fails to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under this Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Whether a quorum is present shall be determined based on the Committee’s charter as approved by the Board.

(b) Subject to the provisions of this Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by this Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan.

(c) The Committee may delegate to one or more officers of the Company the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably

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expected to be, “covered employees” for purposes of Section 162(m) of the Code; provided that such delegation is pursuant to a resolution that specifies the total number of Common Shares that may be subject to Awards by such officer and such officer may not make an Award to himself or herself.

(d) Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award or any documents evidencing Awards granted pursuant to this Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee, delegate of the Committee or any employee, advisor or agent of the Company or the Board or the Committee (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from (and the Company shall pay or reimburse on demand for) any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under this Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer this Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under this Plan.

5. Grant of Awards; Shares Subject to this Plan; Limitations.

(a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Awards granted under this Plan shall be subject to the following limitations: (i) subject to Section 12 of this Plan, the Committee is authorized to deliver under this Plan 2,300,000 Common Shares. Subject to adjustment in accordance with Section 12, no Participant shall be granted, during any one (1) year period, Options to purchase Common Shares or Stock Appreciation Rights with respect to more than 700,000 Common Shares or any other Awards with respect to more than 400,000 Common Shares. (ii) no Participant shall individually earn a cash-based Performance Compensation award exceeding $5,000,000 in one year.

(c) Use of Common Shares to pay the required Exercise Price or tax obligations, or Common Shares not issued in connection with settlement of an Option or SAR or that are used or withheld to satisfy tax obligations of the Participant shall, notwithstanding anything herein to the contrary, not be available again

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for other Awards under this Plan. Common Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash are available again for Awards under this Plan.

(d) Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e) Awards may, in the sole discretion of the Committee, be granted under this Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall be counted against the aggregate number of Common Shares available for Awards under this Plan.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in this Plan.

7. Options.

(a) Generally. Each Option granted under this Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement. All Options granted under this Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Nonqualified Stock Options shall be granted only to Eligible Persons who are current or prospective employees, directors, consultants or advisors of the Company and its Subsidiaries. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Related Companies, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) does not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan.

(b) Exercise Price. The exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such Common Share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns (or is deemed to own pursuant to Section 424(d) of the Code) stock representing more than 10% of the voting power of all classes of stock of the Company or any Related Company, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant and provided further that, notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns (or is deemed to own pursuant to Section 424(d) of the Code) stock representing more than 10% of the voting power of all classes of stock of the Company or any Related

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Company; provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement: (i) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the Option Period or (B) three months following termination of employment or service for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and (ii) both the unvested and the vested portion of an Option shall expire and be forfeited upon the termination of the Participant’s employment or service by the Company for Cause. For purposes of this Section 7(c), “termination of employment or service” means, in the case of a Nonqualified Stock Option, termination of employment or service with the Company and all Affiliates; and in the case of an Incentive Stock Option, termination of employment with the Company and all Related Companies.

(d) Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Common Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such Common Shares to the Company); provided, that such Common Shares are not subject to any pledge or other security interest and are Mature Shares and; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. Any fractional Common Shares shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under this Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

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8. Stock Appreciation Rights.

(a) Generally. Each SAR granted under this Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement. SARs shall be granted only to Eligible Persons who are current or prospective employees, directors, consultants or advisors of the Company and its Subsidiaries. Any Option granted under this Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Exercise Price. The Exercise Price per Common Share for each Option shall not be less than 100% of the Fair Market Value of such Common Share determined as of the Date of Grant.

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement: (i) the unvested portion of a SAR shall expire upon termination of employment or service with the Company and all Affiliates of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the SAR Period or (B) three months following termination of employment or service with the Company and all Affiliates for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and (ii) both the unvested and the vested portion of a SAR shall expire and be forfeited upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Common Shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in Common Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional Common Share shall be settled in cash.

(f) Reduction in the Underlying Common Shares. Upon any exercise of a tandem SAR, the number of Common Shares for which any related Option will be exercisable will be reduced by the number of Common Shares for which the SAR has been exercised. The number of Common Shares for which a tandem SAR is exercisable will be reduced upon any exercise of any related Option by the number of Common Shares for which such Option has been exercised.

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9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement.

(b) Restricted Accounts; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award agreement: (i) the Restricted Period shall lapse with respect to 100% of the Restricted Stock and Restricted Stock Units on the third anniversary of the Date of Grant; and (ii) the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service with the Company and all Affiliates of the Participant granted the applicable Award.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock and the satisfaction of any other conditions prescribed by the Committee (including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award), the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such Common Shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Shares having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award agreement).

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash

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payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

10. Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under this Plan to Eligible Persons, either alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under this Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement.

11. Performance Compensation Awards.

(a) Generally. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of this Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company one or more Related Companies, divisions or operational units, a Participant, or any combination of the foregoing, and shall include the following: (i) gross or net earnings or gross or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or revenue growth; (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return on assets, capital, invested capital, equity, or sales; (vii) cash flow (including operating cash flow, free cash flow, and cash flow return on capital); (viii) earnings before or after all or any of interest expense, taxes, depreciation and/or amortization; (ix) gross or operating margins; (x) productivity ratios; (xi) share price (including growth measures and total stockholder return); (xii) expense targets; (xiii) margins; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) economic value added; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) debt levels and net debt; (xxii) combined ratio; (xxiii) launch or acquisition (including the timings therefore) of new stores or other facilities; (xxiv) customer retention; (xxv) employee retention; (xxvi) timely completion of new product rollouts; and (xxxiii) objective measures of personal targets, goals or completion of projects. Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company as a whole and/or one or more Related Companies as a whole or any business unit(s) of the Company and/or one or more Related Companies or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in

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this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. The Committee is authorized at any time during the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in this Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of this Plan.

(f) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the

13

certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed.

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments that are equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under this Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of this Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii) canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the ease of any “equity restructuring” (within the meaning of the financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) or ASC Topic 718, or any successor thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

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13. Effect of Change in Control. Except to the extent otherwise provided in an Award agreement, in the event of a Change in Control, notwithstanding any provision of this Plan to the contrary and in furtherance of, and not in limitation of, the provisions of Section 12, the Committee may provide that, with respect to all or any portion of a particular outstanding Award or Awards:

(a) all of the then outstanding Options and SARs shall immediately vest and become immediately exercisable as of a time prior to the Change in Control;

(b) the Restricted Period shall expire as of a time prior to the Change in Control (including without limitation a waiver of any applicable Performance Goals);

(c) Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of the Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (c) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transactions with respect to the Common Shares subject to their Awards.

14. Amendments and Termination.

(a) Amendment and Termination of this Plan. The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided, that (i) no amendment to Section 11(c) or Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to this Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of this Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted.

15. Restrictive Covenants.

(a) Confidentiality. By accepting an Award under this Plan, and as a condition thereof, each Participant agrees not to, at any time, either during their employment or thereafter, divulge, use, publish or

15

in any other manner reveal, directly or indirectly, to any person, firm, corporation or any other form of business organization or arrangement, and to keep in the strictest confidence any Confidential Information, except (i) as may be necessary to the performance of the Participant’s duties to the Company, (ii) with the Company’s express written consent, (iii) to the extent that any such information is in or becomes in the public domain other than as a result of the Participant’s breach of any of his or her obligations under this Section 15(a), or (iv) where required to be disclosed by court order, subpoena or other government process and in such event, the Participant shall cooperate with the Company in attempting to keep such information confidential to the maximum extent possible. Upon the request of the Company or an Affiliate, the Participant agrees to promptly deliver to the Company the originals and all copies, in whatever medium, of all such Confidential Information.

(b) Non-Disparagement. By accepting an Award under this Plan, and as a condition thereof, the Participant acknowledges and agrees that he or she will not defame or publicly criticize the services, business, integrity, veracity or personal or professional reputation of the Company, including its officers, directors, partners, executives or agents, in either a professional or personal manner at any time during or following his or her employment.

(c) Post-Employment Property. By accepting an Award under this Plan, and as a condition thereof, the Participant agrees that any work of authorship, invention, design, discovery, development, technique, improvement, source code, hardware, device, data, apparatus, practice, process, method or other work product whatever (whether patentable or subject to copyright or other intellectual property protection, or not, and hereinafter collectively called “discovery”) related to the business of the Company that the Participant, either solely or in collaboration with others, has made or may make, discover, invent, develop, perfect, or reduce to practice during his, her or its employment by or association with the Company, whether or not during regular business hours and created, conceived or prepared on the Company’s premises or otherwise shall be the sole and complete property of the Company. More particularly, and without limiting the foregoing, the Participant agrees that all of the foregoing and any (i) inventions (whether patentable or not, and without regard to whether any patent therefor is ever sought), (ii) marks, names, or logos (whether or not registrable as trade or service marks, and without regard to whether registration therefor is ever sought), (iii) works of authorship (without regard to whether any claim of copyright therein is ever registered), and (iv) trade secrets, ideas, and concepts ((i) — (iv) collectively, “Intellectual Property Products”) created, conceived, or prepared on the Company’s premises or otherwise, whether or not during normal business hours, shall perpetually and throughout the world be the exclusive property of the Company, as shall all tangible media (including, but not limited to, papers, computer media of all types, and models) in which such Intellectual Property Products shall be recorded or otherwise fixed. The Participant further agrees promptly to disclose in writing and deliver to the Company all Intellectual Property Products created during his, her or its employment by or association with the Company, whether or not during normal business hours. The Participant agrees that all works of authorship created by the Participant during his, her or its employment by or association with the Company shall be works made for hire of which the Company is the author and owner of copyright or other rights thereto. To the extent that any competent decision-making authority should ever determine that any work of authorship created by the Participant during his, her or its employment by or association with the Company is not a work made for hire, by accepting an Award, the Participant assigns (without royalty or other compensation) all right, title and interest in the copyright or other intellectual property therein, in perpetuity and throughout the world, to the Company. To the extent that this Plan does not otherwise serve to grant or otherwise vest in the Company all rights in any Intellectual Property Product created by the Participant during his, her or its employment by or association with the Company, by accepting an Award, the Participant assigns (without royalty or other compensation) all right, title and interest therein, in perpetuity and throughout the world, to the Company. The Participant agrees to execute, immediately upon the Company’s reasonable request and without charge, any further assignments, applications, conveyances or other instruments, at any time, whether or not the Participant is employed by or associated with the Company at the time such request is made, in order to permit the Company and/or its respective assigns to protect, perfect, register, record, maintain, or enhance their rights in any Intellectual Property Product; provided, that, the Company shall bear the cost of any such

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assignments, applications or consequences. Upon termination of the Participant’s employment by or association with the Company for any reason whatsoever, and at any earlier time the Company so requests, the Participant will immediately deliver to the custody of the person designated by the Company all originals and copies of any documents and other property of the Company in the Participant’s possession, under the Participant’s control or to which he or she may have access.

For purposes of this Section 15, the term “Company” shall include the Company and its Affiliates.

(d) Notwithstanding anything herein or in an Award Agreement to the contrary, the provisions of this Section 15 are meant to apply in addition to, and not in lieu of, any restrictive covenants to which a Participant may be subject.

16. General.

(a) Award Agreements. Each Award under this Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee.

(b) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of this Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of this Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in this Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given

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to the Participant under this Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of this Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in this Plan and the applicable Award agreement.

(c) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to lake such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject lo any pledge or other security interest and are Mature Shares) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of Common Shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(d) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under this Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or any Award agreement. By accepting an Award under this Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under this Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of this Plan or outstanding Awards (or establish a sub-plan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a

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new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g) Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event:

(i) For purposes of Incentive Stock Options, neither a temporary absence from employment due to illness, vacation or an approved leave of absence for military service or for any other purpose approved by the Company, if the period of such leave does not exceed three months or, if longer, the employee’s right to re-employment is guaranteed either by a statute or by contract, nor a transfer from employment with the Company to employment with a Related Company (or vice-versa) shall be considered a termination of employment with the Company or a Related Company; and

(ii) For purposes of Awards other than Incentive Stock Options, (A) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (B) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate.

(h) No Rights as a Stockholder. Except as otherwise specifically provided in this Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares that are subject to Awards hereunder until such Common Shares have been issued or delivered to that person.

(i) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares to be offered or sold under this Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of this Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under this Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity lo whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations

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would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares to the Participant, the Participant’s acquisition of Common Shares from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Common Shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(j) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l) No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of this Plan or any Award shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under this Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with this Plan by any agent of the Company or the Committee or the Board, other than himself.

(n) Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions.

(p) Severability. If any provision of this Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be

20

construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

(q) Obligations Binding on Successors. The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r) Code Section 162(m) Approval. If so determined by the Committee, the provisions of this Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this clause, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

(s) Expenses; Gender; Titles and Headings. The expenses of administering this Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.

(t) Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(u) Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code. The Plan and all Awards granted under this Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(l)(B) of the Code. Notwithstanding anything in this Plan to the contrary, in no event shall the Committee exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(v) Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares under any Award made under this Plan.

17. Limitation on Liability. The Company and any Affiliate that is in existence or that hereinafter comes into existence will have no liability to any Participant or any other person as to (a) the non-issuance or sale of Common Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by counsel to the Company necessary to the lawful issuance and sale of any Common Shares hereunder; (b) any tax consequences expected, but not realized, by a Participant or any other person due to the receipt, exercise, or settlement of any Award granted hereunder; or (3) the failure of any Award that is determined to constitute “nonqualified deferred compensation” to comply with Section 409A of the Code.

* * *

As adopted by the Board of Directors of Hicks Acquisition Company II on May     , 2012.

As approved by the stockholders of Hicks Acquisition Company II on                     .

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EXHIBIT C

HICKS ACQUISITION COMPANY II, INC.

CERTIFICATE OF DESIGNATION

Pursuant to Section 151 of the General

Corporation Law of the State of Delaware

SERIES A VOTING PREFERRED STOCK

(Par Value $0.0001 Per Share)

Hicks Acquisition Company II, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board of Directors”) by the Amended and Restated Certificate of Incorporation of the Corporation (as so amended and as further amended from time to time in accordance with its terms, this Certificate of Designation and the General Corporation Law, the “Certificate of Incorporation”) which authorizes the issuance, by the Corporation, in one or more series of up to 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), and in accordance with the provisions of Section 151 of the General Corporation Law, the Board of Directors, by unanimous written consent dated                     , 2012, duly adopted the following resolution:

RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of Article Fourth of the Certificate of Incorporation of the Corporation and in accordance with the provisions of Section 151 of the General Corporation Law, the Board of Directors hereby creates and provides for the issuance of a series of Preferred Stock, herein designated as the Series A Voting Preferred Stock, which shall consist initially of 600,000 shares of Preferred Stock (subject to increase or decrease as described herein in accordance with Section 151(g) of the General Corporation Law), and the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation that are applicable to Preferred Stock of all series) are hereby fixed as follows:

1. General.

(a) The shares of such series shall be designated the Series A Voting Preferred Stock (hereinafter referred to as the “Series A Voting Preferred Stock”).

(b) Each share of Series A Voting Preferred Stock shall be identical in all respects with the other shares of Series A Voting Preferred Stock.

(c) The number of shares of Series A Voting Preferred Stock shall initially be 600,000, which number may from time to time be increased (but not above the total number of authorized shares of Preferred Stock and subject to Section 6(b)) or decreased (but not below the number of shares of Series A Voting Preferred Stock then outstanding or issuable, pursuant to the terms of that certain Cross Purchase Agreement by and among the Corporation and Paperweight Development Corp. (“PDC”), (as amended from time to time in accordance with its terms, the “Cross Purchase Agreement”).

(d) The Corporation shall be required to issue fractions of a share of the Series A Voting Preferred Stock and shall not (i) arrange for the disposition of fractional interests, (ii) pay in cash the fair value of fractions of a share or (iii) issue scrip or warrants therefor; and in each case so long as the Series A Voting Preferred Stock remains outstanding, fractional shares of Series A Voting Preferred Stock shall be issued, provided, however, that the Corporation shall not be required to issue fractional shares of Series A Voting Preferred Stock in increments less than 1/20th of a share (subject to equitable adjustment to the extent the Preferred Stock Voting Multiple is equitably adjusted), and any amount less than 1/20th of a share (subject to equitable adjustment to the extent the Preferred Stock Voting Multiple is equitably adjusted) of Series A Voting Preferred Stock shall result in the Corporation paying to the holder in cash the fair value of such fractional share, such fair value based off a value of $0.0001 per full share.

(e) In any case where any dividend payment date or redemption date shall not be a Business Day, then (notwithstanding any other provision of this Certificate of Designation) payment of dividends or redemption price need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the dividend payment date or redemption date, provided, however, that in such circumstance no interest shall accrue on such amount of dividends or redemption price for the period from and after such dividend payment date or redemption date, as the case may be. For the purposes of this Certificate of Designation, “Business Day” shall mean each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

2. Dividends and Distributions. Except as expressly provided in Section 3 and Section 7 below, the holders of Series A Voting Preferred Stock shall not be entitled to receive any dividends or distributions in respect of any shares of Series A Voting Preferred Stock held by them.

3. Liquidation.

(a) In the event of a liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary (a “Liquidation “), after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Series A Voting Preferred Stock shall be entitled to receive, in respect of any shares of Series A Voting Preferred Stock held by them, out of assets of the Corporation available for distribution to stockholders of the Corporation, and subject to the rights of any stock of the Corporation ranking senior to or on parity with the Series A Voting Preferred Stock in respect of a Liquidation and before any amount shall be distributed among the holders of common stock of the Corporation, par value $0.0001 per share (the “Common Stock”), or any other shares ranking junior to the Series A Voting Preferred Stock in respect of a Liquidation, a liquidating distribution in the amount of $0.0001 per share, and no more (the “Liquidation Payment”). If, upon a Liquidation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the then outstanding shares of Series A Voting Preferred Stock and the holders of any shares of capital stock ranking on a parity with the Series A Preferred Stock with respect to any distribution of assets upon Liquidation are insufficient to pay in full all such preferential amounts payable with respect to Series A Voting Preferred Stock and any other stock ranking as to any such distribution on parity with the Series A Voting Preferred Stock, the holders of Series A Voting Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

(b) The Corporation shall provide the holders of Series A Voting Preferred Stock appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein with written notice of (i) any voluntary Liquidation promptly after such Liquidation has been approved by the Board of Directors and (ii) any involuntary Liquidation promptly upon the Corporation becoming aware of any threatened or instituted proceeding in respect thereof. Such notice shall state a distribution or payment date, the amount of the Liquidation Payment and the place where the Liquidation Payment shall be distributable or payable.

(c) For the purposes of this Section 3, neither the voluntary sale, lease, conveyance, exchange or transfer of all or substantially all the property or assets of the Corporation (whether for cash, shares of stock, securities or other consideration), nor the consolidation or merger of the Corporation with one or more other entities, shall be deemed to be a Liquidation of the Corporation, unless such voluntary sale, lease, conveyance, exchange, merger, consolidation or transfer shall be in connection with a plan of liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation.

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(d) After the payment in cash to the holders of shares of the Series A Voting Preferred Stock of the full amount of the Liquidation Payment with respect to outstanding shares of Series A Voting Preferred Stock, the holders of outstanding shares of Series A Voting Preferred Stock shall have no right or claim, based on their ownership of shares of Series A Voting Preferred Stock, to the remaining assets of the Corporation, if any.

4. Reacquired Shares; Redemption; Exchange.

(a) If shares of Series A Voting Preferred Stock are purchased, redeemed or otherwise acquired by the Corporation in any manner whatsoever, then the Series A Voting Preferred Stock so acquired shall, to the fullest extent permitted by law, be retired and canceled upon the purchase, redemption or acquisition thereof and shall not be reissued as shares of Series A Voting Preferred Stock.

(b) Such shares shall, upon their retirement and cancellation, and upon the taking of any action required by applicable law, revert to authorized but unissued shares of Preferred Stock undesignated as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Certificate of Incorporation and applicable law.

(c) One Class B Exchangeable Unit (a “Class B Exchangeable Unit”) of Appleton Papers LLC (f/k/a/ Appleton Papers Inc.) (“Appleton”) may, at any time or from time to time, be exchanged by the holder thereof for one share of Common Stock, in accordance with that certain Exchange and Support Agreement, dated                     , 2012 (as amended from time to time in accordance with its terms, the “Exchange and Support Agreement”), by and among the Corporation, Appleton and PDC, and the Limited Liability Company Agreement of Appleton (as amended from time to time in accordance with its terms, the “Appleton LLC Agreement”), subject to adjustment as provided for therein. Upon the exchange of any Class B Exchangeable Units by the holder thereof for shares of Common Stock pursuant to the Exchange and Support Agreement, a number of shares of Series A Voting Preferred Stock equal to the quotient of (i) one over (ii) the Preferred Stock Voting Multiple (as defined below) held by such holder for every one share of Common Stock issued to the holder upon such exchange shall thereupon be automatically redeemed by the Corporation at the redemption price of $0.0001 per share, without any action or consent of or by the holder of Series A Voting Preferred Stock subject to the availability of lawful funds therefor, provided, however, the availability of funds, or lack thereof, shall not affect the exchange referenced in this clause (c). The Corporation shall comply with the Exchange and Support Agreement in all material respects.

(d) The Series A Voting Preferred Stock shall not be redeemable except as set forth in Section 4(c) above.

(e) The Series A Voting Preferred Stock shall not be convertible into or exchangeable for any other class or series of capital stock, or any other securities, of the Corporation.

5. Reservation of Stock.

(a) Reservation and Authorization of Common Stock and Series A Voting Preferred Stock. So long as any Class B Exchangeable Units and shares of Series A Voting Preferred Stock remain outstanding or are issuable (whether such obligation is absolute or contingent) pursuant to the Cross Purchase Agreement and/or the Appleton LLC Agreement, the Corporation shall at all times reserve and keep available, from its authorized and unissued capital stock solely for issuance and delivery upon the exchange of the Class B Exchangeable Units or its other obligations to issue and deliver shares and/or units pursuant to the Cross Purchase Agreement, the Exchange and Support Agreement and/or the Appleton LLC Agreement and free of preemptive rights, such number of shares of Common Stock, Series A Voting Preferred Stock and other securities, cash or property as from time to time shall be issuable upon the exchange in full of all Class B Exchangeable Units outstanding or issuable (whether such obligation is absolute or contingent) pursuant to the Exchange and Support Agreement, Cross Purchase Agreement and/or the Appleton LLC Agreement as and when required and to otherwise to

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perform its obligations hereunder and under the Cross Purchase Agreement, the Exchange and Support Agreement and the Appleton LLC Agreement. The Corporation shall, from time to time, take all steps necessary to increase the authorized number of shares of its Common Stock and/or Series A Voting Preferred Stock if, at any time, the authorized number of shares of Common Stock or Series A Voting Preferred Stock remaining unissued would otherwise be insufficient to allow delivery of all the shares of Common Stock or Series A Voting Preferred Stock then deliverable upon the exchange in full of all outstanding Class B Exchangeable Units and shares of Series A Voting Preferred Stock outstanding or issuable (whether such obligation is absolute or contingent) hereunder or pursuant to the Cross Purchase Agreement, the Exchange and Support Agreement and/or the Appleton LLC Agreement.

6. Voting.

(a) General. Except as otherwise required by the General Corporation Law or this Certificate of Designation, holders of Series A Voting Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together with the holders of Common Stock as a single class. In any such vote in which holders of Series A Voting Preferred shall vote together with the holders of Common Stock as a single class, each holder of record of Series A Voting Preferred Stock shall be entitled to cast twenty (20) votes for each share of Series A Voting Preferred Stock held by such holder on the record date for determining the stockholders of the Corporation entitled to vote, subject to adjustment pursuant to Section 7 of this Certificate of Designation (the “Preferred Stock Voting Multiple”). The calculation of the Preferred Stock Voting Multiple shall take into account fractions of a share of the Series A Voting Preferred Stock of amounts equal to or greater than 1/20th of a share. Unless otherwise provided by any applicable provision of law, at each meeting of holders of Series A Voting Preferred Stock, at which such holders are voting separately and exclusively as a series, each holder of record of shares of Series A Voting Preferred Stock entitled to vote shall be entitled to vote in person or by proxy, and each such holder shall be entitled to cast a number of votes equal to the Preferred Stock Voting Multiple for each share of Series A Voting Preferred Stock held by such holder on the record date for determining the stockholders of the Corporation entitled to vote, if a quorum is present. Except as set forth in this Section 6 or otherwise provided by the General Corporation Law, the holders of Series A Voting Preferred Stock shall have no special voting rights and their consent shall not be required for taking any corporate action.

(b) Protective Provisions. In addition to any vote required by the Certificate of Incorporation or by applicable law, for so long as any of the shares of Series A Voting Preferred Stock shall remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least two thirds of the then outstanding shares of Series A Voting Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be), separately and exclusively as a series, to:

(i) adopt any alteration, amendment or repeal of any provision of the Certificate of Incorporation (including any such alteration, amendment or repeal effected by any merger or consolidation) that effects a division, subdivision, consolidation or combination of shares of Common Stock or increases the per share voting power of the Common Stock, unless such alteration, amendment or repeal also proportionately divides, subdivides, consolidates or combines shares of Series A Voting Preferred Stock on the same basis and does not alter or change the voting preferences or power of the Series A Voting Preferred Stock relative to the Common Stock so as to affect the holders of Series A Voting Preferred Stock adversely;

(ii) declare any dividend or distribution on the Common Stock (other than in connection with a Liquidation) in shares of Common Stock, Preferred Stock or securities convertible, exercisable, or exchangeable for Common Stock or Preferred Stock, unless a proportionate dividend or distribution of shares of Series A Voting Preferred Stock is also declared on the Series A Voting Preferred Stock such that the voting preferences and powers of the Series A Voting Preferred Stock relative to the Common Stock are not adversely affected;

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(iii) except in connection with a division or subdivision pursuant to clause (i) above, divide or subdivide (by stock split, stock dividend or other distribution, reclassification, recapitalization or otherwise) the Series A Voting Preferred Stock into a greater number of shares or combine or consolidate (by reverse stock split, reclassification, recapitalization or otherwise) the Series A Voting Preferred Stock;

(iv) list any shares of its capital stock on a securities exchange or trading market whose listing rules would require an alteration or change to the voting power of the Series A Voting Preferred Stock; or

(v) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Voting Preferred Stock.

In the event the Corporation shall propose to take any action enumerated in this Section 6(b) above then, and in each such case, the Corporation shall cause to be filed with the transfer agent(s) for the Series A Voting Preferred Stock and shall give notice of such proposed action to each holder of record of the shares of Series A Voting Preferred Stock appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein. Such notice shall specify, inter alia (v) the effective date of such adoption of any alteration, amendment or repeal of any provision of the Certificate of Incorporation; (w) the date on which a record is to be taken for the purposes of such dividend or distribution; (x) the date on which division or subdivision is to take place; and/or (y) the date on which shares of capital stock are anticipated to be listed on a securities exchange or trading market, as applicable; and (z) the other material teams of such action. Such notice shall be given at least 20 Business Days prior to the applicable date or effective date specified above. If at any time the Corporation shall cancel any of the proposed transactions for which notice has been given under this Section 6(b) prior to the consummation thereof, the Corporation shall give prompt notice of such cancellation to each holder of record of the shares of Series A Voting Preferred Stock appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein.

7. Organic Changes.

(a) If there is: (1) any division or subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization or otherwise) of the Class B Exchangeable Units, the Corporation shall cause it to be accompanied by an identical proportionate division, subdivision, consolidation or combination of the Common Stock; or (2) any division or subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization or otherwise) of the Common Stock, the Corporation and Appleton shall cause it to be accompanied by an identical proportionate division, subdivision, consolidation or combination of the Class B Exchangeable Units. Furthermore any such event shall be accompanied by either (i) an identical proportionate division, subdivision, consolidation or combination of the Series A Voting Preferred Stock or (ii) an equitable proportionate adjustment of the Preferred Stock Voting Multiple, in either case to ensure such event does not adversely affect or disproportionately increase the voting power of the Series A Voting Preferred Stock or the holders’ ability to transfer or exchange such stock.

(b) In the event of any merger, acquisition, reorganization, consolidation, or liquidation of the Corporation or any reclassification or other similar transaction as a result of which the shares of Common Stock are converted into another security involving a payment or distribution of cash, securities or other assets to the holders of Common Stock in which the Class B Exchangeable Units remain outstanding (a “Fundamental Transaction”), the Series A Voting Preferred Stock shall remain outstanding and the exchange provisions of the Exchange and Support Agreement shall thereafter permit the exchange of Class B Exchangeable Units for the amount of such cash, securities or other assets which a holder of Class B Exchangeable Units would have received had it made an exchange for Common Stock pursuant to the Exchange and Support Agreement immediately prior to such Fundamental Transaction, regardless of whether such exchange would actually have been permitted at such time.

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8. Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Voting Stock set forth herein may be waived on behalf of all holders of Series A Voting Preferred Stock by the affirmative written consent or vote of the holders of at least two thirds of the shares of Series A Voting Preferred Stock then outstanding.

9. Transfer Restrictions. Except as set forth in this Certificate of Designation, including without limitation Section 4(c), or by operation of law, no holder of Series A Voting Preferred Stock may transfer, and the Corporation shall not register the transfer of, any shares of Series A Voting Preferred Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, unless such shares of Series A Voting Preferred Stock are transferred together with a number of Class B Exchangeable Units then exchangeable into a number of shares of Common Stock of the Corporation equal to the number of shares of Series A Preferred Stock being transferred divided by the Preferred Stock Voting Multiple then in effect.

10. No Other Rights. The shares of Series A Voting Preferred Stock shall not have any powers, designations, preferences or relative, participating, optional, or other special rights, nor shall there be any qualifications, limitations or restrictions or any powers, designations, preferences or rights of such shares, other than as set forth herein or in the Certificate of Incorporation, or as may be provided by law.

[The Remainder of this Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Hicks Acquisition Company II, Inc. has caused this Certificate to be duly executed in its name and on its behalf by its Chief Executive Officer this      day of                     , 2012.

HICKS ACQUISITION COMPANY II, INC.

By:
Name:
Title:

[Signature Page to Certificate of Designation]

EXHIBIT D

EXCHANGE AND SUPPORT AGREEMENT

by and among

HICKS ACQUISITION COMPANY II, INC.

APPLETON PAPERS LLC

and

PAPERWEIGHT DEVELOPMENT CORP.

Dated                     , 2012

-ii-

EXCHANGE AND SUPPORT AGREEMENT

Exchange and Support Agreement, dated                     , 2012 (this “Agreement”), by and among, Hicks Acquisition Company II, Inc., a Delaware corporation (“Parent”), Appleton Papers LLC (f/k/a Appleton Papers Inc.), a Delaware limited liability company (the “Company”), and Paperweight Development Corp., a Wisconsin corporation (“PDC”), and its Permitted Transferees (as defined herein) (each an “Exchanging Member” and, collectively, the “Exchanging Members”).

Preliminary Statements

This Agreement is entered into pursuant to the Equity Purchase Agreement by and among Parent, the Company, PDC and HH-HACII L.P., a Delaware limited partnership, dated as of                     , 2012, (as amended from time to time in accordance with its terms, the “Equity Purchase Agreement”).

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. All capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Equity Purchase Agreement. For the purposes of this Agreement the following capitalized terms have the following meanings:

“Appleton Class A Voting Units” means the membership interests in the Company designated as “Appleton Class A Voting Units” in the Appleton LLC Agreement and any equity securities issued or issuable in exchange for, or with respect to, such Appleton Class A Voting Units (i) by way of a dividend, split or combination of equity interest or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Appleton Class B Exchangeable Units” means the membership interests in the Company designated as “Appleton Class B Exchangeable Units” in the Appleton LLC Agreement and any equity securities issued or issuable in exchange for, or with respect to, such Appleton Class B Exchangeable Units (i) by way of a dividend, split or combination of equity interest or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Appleton LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, dated                     , 2012, as amended from time to time in accordance with its terms.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, are authorized or required by law to close.

“Certificate of Designation” means the Certificate of Designation adopted by the board of directors of Parent and filed with the Secretary of State of the State of Delaware on                     , 2012 designating 600,000 shares of preferred stock, par value $0.0001 per share, of Parent as Parent Series A Voting Preferred Stock, as amended from time to time in accordance with its terms and applicable law.

“Competition Laws” means the Sherman Antitrust Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the Federal Trade Commission Act of 1914, as amended, and any other federal, state or foreign Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade, other than the HSR Act.

“Common Stock” means common stock of Parent, par value $0.0001 per share.

“Cross Purchase Agreement” means that certain Cross Purchase Agreement, dated as of                     , 2012 by and between Parent and PDC.

“Designated Recipient(s)” means the Exchanging Member or any other person the Exchanging Member designates as a recipient in the Exchange Notice, as applicable.

“Exchange Date” means a date specified in any Exchange Notice as the “Exchange Date,” which must not be less than forty five (45) calendar days after the date upon which the Exchange Notice is received by the Company or such shorter period of time as may be agreed by the Company, Parent and the Exchanging Member; provided, however, that there may not be more than two Exchange Dates during a single fiscal year of the Company, and the first Exchange Date may not be earlier than ninety (90) days after the Closing.

“HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Joinder Agreement” means a joinder agreement, pursuant to which a Permitted Transferee will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement as an Exchanging Member.

“Obligation” means the obligation to deliver the Reciprocate Common Stock upon exercise of the exchange rights pursuant to Article II hereof.

“Parent Series A Voting Preferred Stock” means the shares of preferred stock, par value $0.0001 per share, of Parent designated as Series A Voting Preferred Stock.

“Preferred Stock Voting Multiple” has the meaning set forth in the Certificate of Designation. For avoidance of doubt, the Preferred Stock Voting Multiple shall initially be twenty (20) votes per share of Parent Series A Voting Preferred Stock and shall be subject to equitable adjustment pursuant to the Certificate of Designation.

“Reciprocate Common Stock” means shares of Common Stock equal to the product of [A] the Exchange Amount as set forth in the Exchange Notice and Share Notice, multiplied by [B] the Exchange Ratio, as adjusted herein.

“Registration Statement” means a registration statement filed by the Parent with the Securities and Exchange Commission in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect at the time, and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities.

“Transfer” of securities shall be construed broadly and shall include any direct or indirect issuance (other than an issuance of securities by the Company), sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise. Notwithstanding anything to the contrary contained herein, Transfer shall not include the sale or transfer of Reciprocate Common Stock to an Exchanging Member in connection with the exchange of its Appleton Class B Exchangeable Units.

“Transfer Agent” means Continental Stock Transfer & Trust Company, or such other financial institution as may from time to time be designated by Parent to act as its transfer agent for Common Stock.

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Section 1.2 Terms Generally. In this Agreement, unless otherwise specified or where the context otherwise requires:

(a) the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b) words importing any gender shall include other genders;

(c) words importing the singular only shall include the plural and vice versa;

(d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e) the words “this Agreement,” “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement unless expressly so limited;

(f) references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement unless otherwise indicated;

(g) references to any Person include the successors and permitted assigns of such Person;

(h) the use of the words “or,” “either” and “any” shall not be exclusive;

(i) references to “$” or “dollars” means the lawful currency of the United States of America;

(j) references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(k) the parties hereto have participated collectively in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the parties that this Agreement shall be construed as if drafted collectively by the parties hereto, and that no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

ARTICLE II

EXCHANGE RIGHT

Section 2.1 Exchange Right. Beginning with the first Exchange Date following the date that is ninety (90) days after the Closing, each Exchanging Member shall have the right (the “Exchange Rights”) at any time and from time to time, upon the terms and conditions hereof, to surrender any or all of the Appleton Class B Exchangeable Units held by such Exchanging Member in exchange for the issuance by Parent to the Designated Recipient(s) of the Reciprocate Common Stock, as provided in and subject to the adjustments set forth in this Agreement.

Section 2.2 Exchange Right Procedures. Any Exchanging Member that elects to exercise the exchange right set forth in Section 2.1 shall tender to the Company the applicable number of Appleton Class B Exchangeable Units in exchange for the issuance by Parent of Reciprocate Common Stock in accordance with the following procedures:

(a) The Exchanging Member shall deliver to the Company: (i) a notice, with a simultaneous copy to Parent, substantially in the form attached hereto as Exhibit A (an “Exchange Notice”) specifying among other things (A) the number of Appleton Class B Exchangeable Units that such Exchanging Member wishes to exchange (the “Exchange Amount”), (B) the proposed Exchange Date, (C) the Designated Recipient(s), and (D) whether such shares should be delivered in certificated form or, if permitted by Section 6.2, via book entry transfer and the appropriate delivery instructions; (ii) the certificates representing such Appleton Class B Exchangeable Units (the “Class B Units Certificate(s)”), to the extent such Appleton Class B

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Exchangeable Units are certificated; (iii) the certificates representing a number of shares of Parent Series A Voting Preferred Stock equal to or greater than the quotient of [A] the Exchange Amount set forth in the Exchange Notice, divided by [B] the Preferred Stock Voting Multiple (the “Series A Preferred Certificate(s)”) and (iv) powers of transfer for the Class B Unit(s) and Series A Preferred Certificate(s) medallion guaranteed in a reasonable form to be designated by the Company(“Powers”);

(b) As promptly as practicable and no later than one (1) Business Day following the receipt of an Exchange Notice and the applicable Class B Units Certificate(s) and Series A Preferred Certificate(s) from an Exchanging Member, the Company shall deliver to Parent a notice substantially in the form attached hereto as Exhibit B (a “Share Notice”) specifying the Exchange Amount and the number of shares of Reciprocate Common Stock to be issued in connection with such exchange, together with a copy of the relevant Exchange Notice and the applicable Series A Preferred Certificate(s) and Powers for automatic redemption pursuant to the Certificate of Designation;

(c) As promptly as practicable and no later than one (1) Business Day after the delivery by the Company of a Share Notice to Parent, Parent shall instruct the Transfer Agent to:

(i) issue and contribute to the Company the Reciprocate Common Stock on or prior to the Exchange Date;

(ii) to deliver the Reciprocate Common Stock to the Company in the names of the Designated Recipient(s) as set forth in the Exchange Notice, either by book entry transfer (to the extent permissible under this Agreement) or certificated form as set forth in the applicable Exchange Notice; and

(iii) to record successive transfers of Reciprocate Common Stock issued pursuant to any Exchange Notice first as a contribution of such shares by Parent to the capital of the Company, second as a transfer from the Company to the Exchanging Member in exchange for the redemption of the Appleton Class B Exchangeable Units tendered for exchange, and third, if any of the Designated Recipient(s) are not the Exchanging Member, a transfer of the relevant portion of the Reciprocate Common Stock from the Exchanging Member to the Designated Recipient(s), in each case, as of the Exchange Date.

The Company shall deliver (or promptly cause to be delivered) such Reciprocate Common Stock to the Designated Recipient(s) on the Exchange Date in exchange for the number of Appleton Class B Exchangeable Units being exchanged by the Exchanging Member.

(d) Upon contribution by Parent of the Reciprocate Common Stock to the Company and subject to receipt by the Designated Recipient(s) of such Reciprocate Common Stock and there having been no revocation of the applicable Exchange Notice by the Exchanging Member in advance of such receipt, the Company shall issue to Parent a number of Appleton Class A Voting Units equal to the product of [A] the Exchange Amount as set forth in the Exchange Notice and Share Notice, multiplied by [B] the Exchange Ratio, and shall cancel a number of Appleton Class B Exchangeable Units held by the Exchanging Member equal to the Exchange Amount. Parent’s capital account in the Company with respect to the newly issued Appleton Class A Voting Units shall be equal to the capital account of the cancelled Appleton Class B Exchangeable Units.

Section 2.3 Revocation of Exchange Notice. At any time prior to the Designated Recipient’s receipt on the Exchange Date of the Reciprocate Common Stock in respect of an Exchange Notice, the Exchanging Member may revoke the Exchange Notice by written notice to the Company and Parent. Upon timely receipt of such written notice of revocation, Parent shall return to the Company the applicable Series A Preferred Certificate(s) and revoke its instructions, if any, given to the Transfer Agent pursuant to Section 2.2(c) and the Company shall then return to the Exchanging Member the applicable Series A Preferred Certificate(s) and Class B Units Certificate(s) delivered with such Exchange Notice.

Section 2.4 Replacement Securities. In any case where less than all of the Appleton Class B Exchangeable Units or Parent Series A Voting Preferred Stock represented by a certificate tendered by an Exchanging Member for exchange are to be exchanged pursuant to the Exchange Notice, Parent and/ or the Company, as applicable,

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shall issue or cause to be issued a replacement certificate representing that number of Appleton Class B Exchangeable Units or shares of Parent Series A Voting Preferred Stock remaining after giving effect to the Exchange Notice, issued in the name of the Exchanging Member and to deliver such replacement certificate as provided in the Exchange Notice.

Section 2.5 Effect on Appleton Class B Exchangeable Units and Parent Series A Voting Preferred Stock Surrendered. Upon the delivery to the Designated Recipient(s) of the Reciprocate Common Stock on the relevant Exchange Date in connection with an exchange contemplated by an Exchange Notice which has not been revoked, subject to the provisions of Section 2.4, the Exchanging Member shall cease to be a holder of the portion of such Parent Series A Voting Preferred Stock and Appleton Class B Exchangeable Units being surrendered for exchange and shall have no further rights whatsoever with respect to such securities. Following receipt by the Designated Recipient(s) of the Reciprocate Common Stock, and provided there has been no revocation of the applicable Exchange Notice by the Exchanging Member in advance of such receipt, subject to the provisions of Section 2.4, the surrendered Appleton Class B Exchangeable Units shall be deemed cancelled by the Company and shares of Parent Series A Voting Preferred Stock shall be automatically redeemed by Parent in accordance with the Certificate of Designation. For the avoidance of doubt, the completion of an automatic redemption of the aforementioned Parent Series A Voting Preferred Stock shall not be a condition to the issuance and delivery of the Reciprocate Common Stock.

Section 2.6 Take-Overs, Mergers and Registrations. Parent and the Company shall use their commercially reasonable efforts to expeditiously and in good faith provide holders of Appleton Class B Exchangeable Units with sufficient notice so that such holders may participate by exercising their rights under Section 2.2(a) in any take-over bid, merger, consolidation, share exchange offer, third party or issuer tender offer, arrangement or similar transaction or Registration Statement involving the Common Stock and, to facilitate participation in any such transaction or Registration Statement, to adopt reasonable modifications (following good faith consultation with the Exchanging Members) to the exchange procedures set forth in this Agreement so that any exercise required in respect thereof shall be effective only upon, and shall be conditional upon, the closing of such transaction or effectiveness of such Registration Statement.

Section 2.7 Limitations

(a) Notwithstanding anything in this Agreement to the contrary, Parent shall not be required to issue Reciprocate Common Stock in accordance with this Section 2.7 and Section 2.2 at any time that such issuance would result in an Exchanging Member becoming the record owner of 20% or more of the outstanding shares of Common Stock.

(b) Notwithstanding anything in this Agreement to the contrary, the sum of the Class B Exchangeable Units exchanged pursuant to Section 2.1 during any fiscal year of the Company shall not exceed 25% of the total interests in the Company’s capital or profits.

(c) Notwithstanding anything in this Agreement to the contrary, the Company may, in lieu of exchanging Reciprocate Common Stock in accordance with this Article II, elect to pay the Exchanging Member in cash the Trading Price (as defined in the Equity Purchase Agreement) of the Reciprocate Common Stock at the time such Reciprocate Common Stock would otherwise be issued to the Exchanging Member in accordance with this Article II; provided that the Company shall pay the Exchanging Member in cash in accordance with this Section 2.7 if Parent fails to comply or is otherwise prohibited from exchanging Reciprocate Common Stock in accordance with this Article II.

(d) Notwithstanding anything in this Agreement to the contrary, an Exchanging Member shall not be entitled to exchange Class B Exchangeable Units, and the Company shall have the right to refuse to honor any request for exchange of any Class B Exchangeable Units, if such exchange would (i) be prohibited under any applicable law or regulation or (ii) cause the Company to be classified as a “publicly traded partnership” as such term is defined in Section 7704 of the Internal Revenue Code and the regulations

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promulgated thereunder, in each case as reasonably determined by the Exchanging Members and the Company.

Section 2.8 Purchase Option. In the event that the number of Appleton Class B Exchangeable Units owned by PDC is less than three percent (3%) of the Common Stock (after giving pro forma effect to the exchange of such Units), then Parent shall have the right upon written notice to the Company to purchase all of the remaining Appleton Class B Exchangeable Units then owned by PDC in exchange for the issuance of Parent of Reciprocate Common Stock as if PDC elected to exchange such Units in accordance with this Article II.

ARTICLE III

EXCHANGE RATIO

Section 3.1 Exchange Ratio; Adjustment of Exchange Ratio. Except as otherwise adjusted as provided for in Section 4.6, the ratio which each Appleton Class B Exchangeable Unit is exchangeable for a share of Common Stock shall be one (1) to one (1) (the “Exchange Ratio”).

ARTICLE IV

SUPPORT

Section 4.1 Taxes; Tax Treatment. Any and all share issuances or contributions hereunder shall be made free and clear of any and all present or future transfer Taxes and all liabilities with respect thereto. Each party shall pay any and all transfer Taxes that he, she or it is required to pay under applicable law.

Section 4.2 No Effect on Agreement. Except as provided in this Agreement or otherwise agreed to by the parties hereto in writing, the obligations of Parent under this Agreement shall not be altered, limited, impaired or otherwise affected by:

(a) any modification or amendment, in whole or in part, of the terms of the Appleton Class B Exchangeable Units or any other instrument or agreement evidencing or relating to any of the foregoing, except to the extent adopted in accordance with the Appleton LLC Agreement;

(b) the validity or enforceability of the Obligation or of the Appleton Class B Exchangeable Units or any other instrument or agreement evidencing or relating to any of the foregoing;

(c) any change, whether direct or indirect, in Parent’s relationship to the Company, including any such change by reason of any merger or consideration or any sale, transfer, issuance, spin-off, distribution or other disposition of any stock, equity interest or other security of Parent or any other entity;

(d) the failure by an Exchanging Member to bring an action against the Company, Parent or any other party liable on the Obligation as a condition precedent to the exercise of its rights under this Agreement;

(e) any proceeding, voluntary or involuntary, involving bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Parent or the Company or any defense which Parent or the Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding; and

(f) any other act or omission that may or might otherwise operate as a discharge of Parent as a matter of law or equity, other than the performance of the Obligation and this Agreement.

Section 4.3 Continuing Agreement. This Agreement shall be construed as a continuing, absolute and unconditional, subject to the compliance by the parties with the requirements and procedures set forth herein, agreement to issue Reciprocate Common Stock (or other property as provided herein) and a guarantee of performance of the Obligation and shall not be conditioned or contingent upon the pursuit by Exchanging Members at any time of any right or remedy against Parent or the Company. This Agreement shall remain in full force and effect until it is terminated in accordance with Section 7.1.

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Section 4.4 Reservation of Shares. Parent shall, and shall authorize and direct the Transfer Agent and any other current or future transfer agents for the Common Stock and/or the Parent Series A Voting Preferred Stock to, at all times while Appleton Class B Exchangeable Units are outstanding or are issuable (whether such obligation is absolute or contingent) pursuant to this Agreement, the Equity Purchase Agreement, the Certificate of Designation and/or the Appleton LLC Agreement, reserve and keep available, from its authorized and unissued capital stock, sufficient shares of Common Stock and Parent Series A Voting Preferred Stock solely for issuance and delivery as and when required under this Agreement and/or such other agreements. Parent shall, from time to time, take any and all steps necessary to increase the authorized number of shares of Common Stock if, at any time, the authorized number of shares of Common Stock remaining unissued would otherwise be insufficient to allow delivery of all the shares of Common Stock then deliverable upon the exchange in full of all outstanding Class B Exchangeable Units outstanding (whether such obligation is absolute or contingent) pursuant to the Agreement and/or Appleton LLC Agreement. Parent will supply such Transfer Agents with duly executed stock certificates for such purposes as necessary to comply with its obligations under this Agreement.

Section 4.5 Reports to Holders. So long as any shares of Parent Series A Voting Preferred Stock remain outstanding, if Parent is not required to file information, documents or reports pursuant to either of Section 13 or Section 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), Parent shall cause quarterly reports (containing unaudited financial statements) for the first three quarters of each fiscal year and annual reports (containing audited financial statements and an opinion thereon by Parent’s independent certified public accountants) which the Parent would be required to file under Section 13 of the Exchange Act if it had a class of securities listed on a national securities exchange to be mailed to each holder of record of the shares of Parent Series A Voting Preferred Stock appearing on the stock books of Parent as of the date of such mailing at the address of said holder shown therein within 15 days after the date when such report would have been required to be filed under Section 13 of the Exchange Act for a non-accelerated filer.

Section 4.6 Restrictions on Parent.

(a) Parent may not directly or indirectly acquire, whether by merger, reorganization, consolidation, purchase, or otherwise, any business, material assets or securities (other than securities of the Parent and the Company) unless, following such transaction, such business, material assets or securities (other than securities of the Parent and the Company) are owned by the Company or a wholly owned subsidiary of the Company.

(b) Except as provided in the Appleton LLC Agreement, neither Parent nor any subsidiary of Parent, other than the Company and its wholly owned subsidiaries, shall own any assets or securities (other than Company securities, a de minimis amount of cash or other temporary investments or those amounts necessary or incidental to the operation of Parent’s business as the public holding company of the Company or to the duties of Parent contemplated by this Agreement or the Appleton LLC Agreement) or operate any business (other than the holding of the securities of the Company, acting as an issuer of publicly traded securities or activities incidental thereto).

(c) Parent may not issue shares of Parent Series A Voting Preferred Stock to any Person other than the Exchanging Members or pursuant to the Cross Purchase Agreement.

Section 4.7 Dilutive Actions; Issuances; Fundamental Transactions.

(a) If there is: (1) any division or subdivision (by split, distribution, reclassification, recapitalization, reorganization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization, reorganization or otherwise) of the Appleton Class B Exchangeable Units, Parent shall cause it to be accompanied by an identical proportionate division, subdivision, consolidation or combination of the Common Stock; or (2) any division or subdivision (by split, distribution, reclassification, recapitalization, reorganization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization, reorganization or otherwise) of the Common Stock, Parent and the Company shall cause it to be accompanied by an identical proportionate division, subdivision, consolidation or combination of the Appleton Class B Exchangeable Units; and, in either case, such event shall be

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accompanied by either (i) an identical proportionate division, subdivision, consolidation or combination of the Series A Voting Preferred Stock or (ii) an equitable proportionate adjustment of the Preferred Stock Voting Multiple.

(b) In the event that Parent issues any shares of Common Stock (other than pursuant to the terms herein), including in respect of options, warrants or other convertible securities, it shall immediately contribute the proceeds of such issuance, exercise or conversion to the Company in exchange for a number of Appleton Class A Voting Units equal to the number of shares of Common Stock so issued.

(c) Except for issuances of Contingency Consideration as expressly contemplated by the Cross Purchase Agreement, in the event that Parent issues any securities other than shares of Common Stock, including convertible debt securities, preferred stock, options, warrants, or other securities exercisable for or convertible into Common Stock, (other than pursuant to the terms herein), it shall immediately contribute, lend or otherwise provide the proceeds of such issuance to the Company. If Parent contributes such proceeds to the Company’s capital, the Company shall issue to the Parent securities of the Company that have similar economic terms as the securities of the Parent that were issued that resulted in such proceeds (for example, if the proceeds are from sale of Common Stock, the Company shall issue a corresponding number of Class A Units; if such proceeds are from the issuance of Parent preferred stock, the Company shall issue preferred units to Parent having corresponding economic terms; and if such proceeds are from issuance of Parent debt (whether or not convertible into Parent equity), the Company shall issue debt to Parent having corresponding economic terms and conditions).

(d) In the event of any merger, acquisition, reorganization, consolidation, or liquidation of Parent involving a payment or distribution of cash, securities or other assets to the holders of Common Stock or any reclassification or other similar transaction as a result of which the shares of Parent Common Stock are converted into, among other things, another security and the Appleton Class B Exchangeable Units shall remain outstanding (a “Fundamental Transaction”), then the exchange provisions of this Agreement shall thereafter permit the exchange of Appleton Class B Exchangeable Units for the amount of such cash, securities or other assets which an Exchanging Member would have received had he, she or it made an exchange for Common Stock immediately prior to such Fundamental Transaction, regardless of whether such exchange would actually have been permitted at such time and taking into account any adjustment as a result of any division or subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such merger, acquisition, consolidation, reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Common Stock is converted or changed into another security, securities or other property, this Agreement shall continue to be applicable, mutatis mutandis, with respect to such security, securities or other property.

(e) Parent shall provide all Exchanging Members with notice of any transaction referred to in clauses (a) and (d) of this Section 4.6 promptly after the Company provides notice of any such proposed transaction, or otherwise proposes such transaction, to its stockholders but in no event later than (i) ten (10) Business Days prior to record date of such transaction, if applicable, or (ii) twenty (20) Business Days prior to the applicable effective date or expiration date of such transaction, or (iii) in any such case, such earlier time as notice thereof shall be required to be given pursuant to Rule 10b-17 under the Exchange Act. Such notice shall specify all material terms of such transaction, the record date (if applicable), the proposed date of consummation of such transaction (the “Proposed Consummation Date”) and the effect of such transaction on the Exchange Ratio.

Section 4.8 Government Authority Approval.

(a) General. Parent and the Exchanging Members shall cooperate with one another in (i) determining whether any action in respect of (including any filing with), or consent, approval, registration or qualification (other than registration under the Securities Act) or waiver by, any governmental authority

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under any United States federal or state law (a “Governmental Authority”) is required in connection with the issuance of Reciprocate Common Stock upon an exchange pursuant to Article II hereof, (ii) using their respective commercially reasonable efforts to take any such actions (including making any filing or furnishing any information required in connection therewith) in order to obtain any such consent, approval, registration, qualification or waiver required in connection with an exchange to be effected in accordance with Article II hereof on a timely basis and (iii) keeping the other party promptly informed in all material respects with respect to any communication given or received in connection with any such action, consent, approval or waiver, including using reasonable efforts to provide to each other in advance any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party.

(b) Certain Filings. Parent and to the extent required by law, a relevant Exchanging Member, covenant to make all appropriate filings required by the HSR Act and any Competition Laws with respect to the issuance of Reciprocate Common Stock upon an exchange pursuant to Article II hereof as promptly as practicable in advance of such intended exchange upon written request from the Exchanging Member and to use commercially reasonable efforts to supply, and shall cause its Affiliates to use commercially reasonable efforts to supply, as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any Competition Laws. Without limiting the foregoing, Parent shall, and Parent shall cause its Affiliates to, request early termination of any waiting period or comparable period under the HSR Act and will not extend any such period or enter into any agreement with any Governmental Authority not to consummate the issuance of Reciprocate Common Stock upon an exchange pursuant to Article II hereof, except with the prior written consent of the applicable Exchanging Member.

(c) Parent’s Efforts. Without limiting the provisions set forth in paragraphs (a) and (b) above and subject to the provisions of this clause (c), Parent and its Affiliates shall use commercially reasonable efforts to take or cause to be taken any and all actions necessary, proper or advisable to obtain any consent, approval or waiver relating to the HSR Act or any Competition Law that is required for the consummation of the issuance of Reciprocate Common Stock upon an exchange pursuant to Article II hereof. Nothing contained herein shall be construed to preclude Parent or the Company from satisfying their respective obligations in respect of the exchange of any Appleton Class B Exchangeable Unit by delivery of the Reciprocate Common Stock which are held in the treasury of Parent.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of Parent. Parent represents and warrants as of the date hereof and as of the date of each exchange effected in accordance with Article II hereof that (i) it is a corporation duly incorporated and is existing in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Reciprocate Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by Parent and the consummation by it of the transactions contemplated hereby (including, without limitation, the issuance of the Reciprocate Common Stock) have been duly authorized by all necessary corporate action on the part of Parent, including but not limited to all actions necessary to ensure that the issuance of Reciprocate Common Stock pursuant to the transactions contemplated hereby, to the fullest extent of the Parent’s Board of Directors’ power and authority and to the extent permitted by law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws and regulations” of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby (collectively, “Takeover Laws”), (iv) this Agreement constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, the execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby (including the issuance of the Reciprocate Common Stock) will not (A) result in a violation of the Certificate of Incorporation of Parent or the

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Bylaws of Parent or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Parent is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to Parent or by which any property or asset of the Parent is bound or affected, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not in any material respect result in the unenforceability against Parent or the Company of this Agreement or reasonably be expected to have a material adverse effect on Parent or the Company or its business, financial condition or results of operations; (vi) upon each issuance to a Designated Recipient as contemplated by this Agreement, the Reciprocate Common Stock so issued will be duly authorized and validly issued, fully paid and non-assessable and will be free of restrictions on transfer other than those existing by operation of applicable securities laws and will be free from all liens and charges imposed by Parent in respect of the issue thereof; and (vii) to the extent shares of Common Stock are listed on a national securities exchange, all shares of Common Stock shall, at all times that Class B Exchangeable Units are exchangeable, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Common Stock is then listed.

Section 5.2 Representations and Warranties of the Exchanging Members. Each Exchanging Member, severally and not jointly, represents and warrants that as of the date hereof and as of the date of each Exchange (i) if it is not a natural person, that it is duly incorporated or formed and, the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Exchanging Member, (iv) this Agreement constitutes a legal, valid and binding obligation of such Exchanging Member enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by such Exchanging Member and the consummation by such Exchanging Member of the transactions contemplated hereby will not (A) if it is not a natural person, result in a violation of the Certificate of Incorporation and Bylaws or other organizational constituent documents of such Exchanging Member or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Exchanging Member is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable such Exchanging Member, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not in any material respect result in the unenforceability against such Exchanging Member of this Agreement.

ARTICLE VI

SECURITIES LAW MATTERS

Section 6.1 Securities Law Transfer Restrictions. Each Exchanging Member agrees that it shall not offer, sell or otherwise Transfer any Common Stock issued pursuant to this Agreement or Parent Series A Voting Preferred Stock issued pursuant to the Cross Purchase Agreement other than (a) to the Parent or the Company; (b) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act; (c) within the United States in accordance with (i) Rule 144A under the Securities Act to a person who the seller reasonably believes is a Qualified Institutional Buyer (as defined therein) that is purchasing for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the offer, sale, or Transfer is being made in reliance on Rule 144A, if available, or (ii) the exemption from registration under the Securities Act provided by Rule 144 thereunder, if applicable; (d) in a transaction that does not require registration under the Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities; or (e) pursuant to an effective registration statement under the Securities Act, provided that with respect to sales or Transfers under (x) clauses (b), (c)(i) and, to the extent by an Exchanging Member that is not

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an Affiliate of the Parent proposing to Transfer such securities pursuant to Rule 144(b)(1) of the Securities Act, (c)(ii) of this Section 6.1, in each case, only if the Exchanging Member has furnished to Parent, with a copy to the Company, a customary certificate confirming compliance with such exemptions, reasonably satisfactory to Parent and the Company, prior to such sale or Transfer to the extent requested by the Company, or (y) clauses (b) or (d), only if the Exchanging Member has furnished to Parent, with a copy to the Company, an opinion of counsel, reasonably satisfactory to Parent and the Company, prior to such sale or Transfer to the extent reasonably requested by the Company, and in each case in accordance with any applicable state securities laws in the United States or securities laws of any other applicable jurisdiction. Each Exchanging Member consents to the Parent and Company making a notation on its records and giving instructions to any registrar and transfer agent not to record any Transfer of securities of Parent and the Company held by such Exchanging Member without first being notified by the Company that it is reasonably satisfied that such Transfer is exempt from, or not subject to, the registration requirements of the Securities Act. The Company shall promptly notify the Transfer Agent upon reasonably determining that a proposed Transfer is exempt from, or not subject to, the registration requirements of the Securities Act.

Section 6.2 Required Legends

(a) Common Stock and Parent Series A Voting Preferred Stock. Each of the Parent, the Company and the Exchanging Members acknowledge and agree that all shares of Reciprocate Common Stock issued pursuant to this Agreement and all shares of Parent Series A Voting Preferred Stock issued pursuant to the Cross Purchase Agreement and/or this Agreement shall be issued and held in certificated form (except as provided in Section 6.2(d) below) and each such certificate evidencing such Exchanging Member’s ownership of such Reciprocate Common Stock and Parent Series A Voting Preferred Stock shall be stamped or otherwise imprinted with legends in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM PURSUANT TO APPLICABLE LAW. ANY OFFER, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THIS SECURITY IN A TRANSACTION THAT IS NOT REGISTERED UNDER THE SECURITIES ACT IS SUBJECT TO THE COMPANY’S RIGHT TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.”

(b) Additional Legend on Parent Series A Voting Preferred Stock. Each of the Parent, the Company and the Exchanging Members acknowledge and agree that all shares of Parent Series A Voting Preferred Stock issued pursuant to the Cross Purchase Agreement or this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE CERTIFICATE OF DESIGNATION OF THE CORPORATION ADOPTED ON                     , 2012 (AS AMENDED FROM TIME TO TIME, THE “CERTIFICATE OF DESIGNATION”) AUTHORIZING THE ISSUANCE OF THIS SECURITY INCLUDES, AMONG OTHER THINGS, TRANSFER RESTRICTIONS ON THE SERIES A VOTING PREFERRED STOCK OF THE COMPANY. THE COMPANY WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF DESIGNATION CONTAINING THE ABOVE REFERENCED TRANSFER RESTRICTIONS UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

(c) Removal of Legends. The Parent shall, at the request of an Exchanging Member, remove or cause to be removed from each certificate representing Common Stock and/or Parent Series A Voting Preferred Stock the legend described in Section 6.2(a), if it is reasonably satisfied (based upon opinion of counsel addressed to Parent reasonably satisfactory to Parent and the Company, or in the case of an Exchanging Member proposing to Transfer such securities, pursuant to Rule 144(b)(1) of the Securities Act, a customary

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certificate addressed to Parent confirming compliance with such exemptions, reasonably satisfactory to Parent and the Company) that such legend is no longer required under applicable requirements of the Securities Act.

(d) Permitted Use Of Book Entry Transfer in Connection with Exchange. Furthermore, to the extent that any Reciprocate Common Stock is being issued as part of a subsequent transfer to a Designated Recipient (other than the Exchanging Member) (i) in a bona fide Transfer to a third party pursuant to an effective Registration Statement, or (ii) in connection with a proposed Transfer pursuant to Rule 144 promulgated under the Securities Act, Parent shall or shall cause any such Reciprocate Common Stock to be delivered, at the election of the Exchanging Member as set forth in the Exchange Notice, either (x) in certificated form without the legend set forth in Section 6.2(a) or (y) via book entry transfer to such securities accounts as are set forth in the applicable Exchange Notice, if it is reasonably satisfied (based upon opinion of counsel addressed to Parent reasonably satisfactory to Parent and the Company) that such Transfer is in compliance with the Securities Act. Furthermore, the Parent shall, at the request of an Exchanging Member, remove or cause to be removed from each certificate representing Parent Series A Voting Preferred Stock the legend described in Section 6.2(b) to the extent that the restrictions on transfer contained in Section 9 of the Certificate of Designation are no longer in effect.

Section 6.3 Supplemental Listing. If any shares of the Common Stock are listed on any domestic stock exchange, Parent shall take all such actions as may be necessary to ensure that the shares of Reciprocate Common Stock issuable hereunder shall be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Common Stock is then listed. Parent shall take all such actions as may be necessary to ensure that all such shares of Reciprocate Common Stock may be so issued without violation of any requirements of any domestic stock exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Parent upon each such issuance).

ARTICLE VII

MISCELLANEOUS

Section 7.1 Termination. This Agreement shall terminate upon the earlier of (i) the date that no Appleton Class B Exchangeable Units remain outstanding (whether such obligation is absolute or contingent) pursuant to the Appleton LLC Agreement or (ii) the mutual written consent of Parent (with the prior written consent of the independent directors of Parent), the Company and each of the Exchanging Members; provided, however, that Article V, Article VI and this Article VII shall survive such termination.

Section 7.2 Parent’s Waivers. Subject to the compliance by the parties with the requirements and procedures set forth herein, (i) Parent waives any and all notice of the creation, renewal, extension or accrual of the Obligation and notice of or proof of reliance by the Exchanging Members upon this Agreement or acceptance of this Agreement, and (ii) the Obligation shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Agreement, and all dealings between Parent and the Exchanging Members shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. Subject to the compliance by the parties with the requirements and procedures set forth herein, Parent waives presentment, demand, notice, and protest of all instruments included in or evidencing the Obligation and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of any such instrument or this Agreement.

Section 7.3 Election of Remedies. Each and every right, power and remedy herein given to the Exchanging Members, or otherwise existing, shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing. Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised, from time to time and as often and in such order as may be deemed expedient by any of the Exchanging Members.

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Section 7.4 Effect of Delay or Omission to Pursue Remedy. No single or partial waiver by a party of any right, power or remedy, or delay or omission by any party in the exercise of any right, power or remedy which they may have shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any waiver given by any party of any right, power or remedy in any one instance shall only be effective in that specific instance, and only by the party expressly giving such waiver, and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion. No waiver of any term, covenant or provision of this Agreement, or consent given hereunder, shall be effective unless given in writing by the party to be bound thereby.

Section 7.5 Amendment. This Agreement may not be modified, amended, terminated or revoked, in whole or in part, except by an agreement in writing signed each of by the Company, Parent (with the prior written consent of the independent directors of Parent) and each of the Exchanging Members.

Section 7.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given to any party hereto if personally delivered or if sent by telecopy or other electronic means, receipt confirmed, or by registered or certified mail, return receipt requested, or by recognized courier service, postage or other charges prepaid addressed as follows:

(a)	If to Parent:

Hicks Acquisition Company II, Inc.

100 Crescent Court, Suite 1200

Dallas, Texas 75201

Attention: Lori K. McCutcheon

Facsimile: (214) 615-2242

with a copy to (but which shall not constitute notice to Parent):

Akin Gump Strauss Hauer & Held LLP

1700 Pacific Avenue, Suite 4100

Dallas, Texas 75201

Attention: James A. Deeken

Facsimile: (214) 969-4343

(b)	If to the Company:

Appleton Papers LLC

825 East Wisconsin Avenue

P.O. Box 359

Appleton, WI 54912-0359

Attention: Tami L. Van Straten

Facsimile: (920) 941-8852

with a copy to (but which shall not constitute notice to the Company):

DLA Piper LLP (US)

203 North LaSalle Street, Suite 1900

Chicago, IL 60601-1293

Attention: Neal Aizenstein

Facsimile: (312) 251-2870

(c)	If to any Exchanging Member, at the address specified on Exhibit C hereto or an applicable Joinder Agreement;

or to such other address as may be specified from time to time by the parties in a notice to the other parties given as herein provided. Such notice or communication will be deemed to have been given as of the date so personally delivered, telecopied, mailed or sent by courier.

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Section 7.7 Successors and Assigns: Joinder Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Notwithstanding the foregoing, neither Parent nor the Company shall have the right to assign its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the independent directors of Parent or the Company, as the case may be, and all of the other parties hereto, and any such assignment without such consent shall be void and have no effect on the rights of the Exchanging Members hereunder. Any Exchanging Member shall be entitled to assign any or all of his, her or its rights hereunder in conjunction with the assignment or transfer of his, her or its Appleton Class B Exchangeable Units or the right to receive such units to a third party (a “Permitted Transferee”). All Permitted Transferees shall be required as a condition to any such assignment or transfer, to become a party to this Agreement as an Exchanging Member by executing a Joinder Agreement and Parent and the Company shall counter sign and deliver to such Permitted Transferee an executed Joinder Agreement promptly following receipt of a validly executed Joinder Agreement from such Permitted Transferee and any failure by a Permitted Transferee to execute such Joinder Agreement shall cause the relevant assignment and/or transfer to be void and to have no effect on the rights and obligations of the other parties party to this Agreement.

Section 7.8 Specific Performance: Remedies. Each party acknowledges and agrees that the other parties would be damaged irreparably and would not have an adequate remedy at law if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, in addition to any other remedy to which he, she or it may be entitled at law or in equity, each party will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of any of the provisions of this Agreement and to enforce specifically this Agreement and its provisions, without bond or other security being required. Except as expressly provided herein, the rights and remedies created by this Agreement are cumulative and in addition to any other rights and remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies or a waiver of the right to pursue any other right or remedy to which such party may be entitled.

Section 7.9 Governing Law. THIS AGREEMENT AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES THEREOF.

Section 7.10 Submission To Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF DELAWARE OR OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF DELAWARE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY ACCEPTS FOR SUCH PARTY AND IN RESPECT OF SUCH PARTY’S PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT SUCH PARTY MAY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.11 Waiver Of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

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Section 7.12 Entire Agreement. This Agreement, the Equity Purchase Agreement and the documents or instruments referred to herein and therein, including any exhibits and schedules attached hereto and thereto, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement and such other agreements supersede all prior agreements and the understandings among the parties with respect to such subject matter.

Section 7.13 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 7.14 Counterparts. This Agreement may be executed (including by facsimile or other electronic transmission) in one or more separate counterparts, each such counterpart being deemed an original instrument, and all such counterparts will together constitute the same agreement.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, all as of the date first above written.

HICKS ACQUISITION COMPANY II, INC.

By:
Name:
Title:

APPLETON PAPERS LLC (F/K/A APPLETON PAPERS INC.)

By:
Name:
Title:

EXCHANGING MEMBERS:

PAPERWEIGHT DEVELOPMENT CORP.

By:
Name:
Title:

[Signature Page to Exchange and Support Agreement]

EXHIBIT A

Exchange Notice

[To:	Appleton Papers LLC

825 East Wisconsin Avenue

P.O. Box 359

Appleton, WI 54912-0359

Date: [                    ]

Gentlemen:

Pursuant to the Exchange and Support Agreement, dated                     , 2012, the undersigned hereby directs Appleton Papers LLC to (i) exchange the number of Appleton Class B Exchangeable Units set forth below for Reciprocate Common Stock and (ii) deliver such Reciprocate Common Stock to the Designated Recipient set forth below. Attached to this notice are the applicable Class B Units Certificate(s) and Series A Preferred Certificate(s).

DESCRIPTION OF SHARES TENDERED

Certificate Number(s)	Appleton Class B Exchangeable Units Total Number of Shares Represented by Certificates	Number of Shares Exchanged (1)	Certificate Number(s)	Parent Series A Voting Preferred Stock Total Number of Shares Represented by Certificates	Number of Shares Redeemed (1)

(1)	Unless otherwise indicated, it will be assumed that all shares represented by the certificates described above are being exchanged or redeemed, as applicable. The aggregate number of shares of Parent Series A Voting Preferred Stock being redeemed must equal the aggregate number of shares of Appleton Class B Exchangeable Units being exchanged divided by the Preferred Stock Voting Multiple. Failure to comply with this requirement will result in this notice being deemed invalid.

DELIVERY OF RECIPROCATE COMMON STOCK

Name, address and Taxpayer ID Number of Designated Recipient	Number of Shares of Reciprocate Common Stock to be Delivered	Book-Entry Election (Please Check A or B) (l)

		A. Certificate Form	B. Book-Entry form
		☐	☐
		☐	☐
		☐	☐
		☐	☐
		☐	☐

(1)	Unless otherwise indicated, it will be assumed in each case that Reciprocate Common Stock shall be delivered in certificate form to the Designated Recipient. Book-entry delivery may only be elected in accordance with the terms and conditions of the Exchange and Support Agreement.

Proposed Exchanged Date (minimum 3 Business Days in advance):

A-1

For each Designated Recipient of Reciprocate Common Stock taking delivery by book-entry transfer made to an account maintained by the depositary with the book-entry transfer facility, complete the following (only participants in the book-entry transfer facility may receive Reciprocate Common Stock by book-entry transfer):

Name of Designated Recipient (must exactly match name supplied above)	Name of Institution Receiving Reciprocate Common Stock	Account Number	Transaction Code Number

Name and signature of Exchanging Member:
(print name)

(signature)

A-2

EXHIBIT B

Share Notice

To:	Hicks Acquisition Company II, Inc.

c/o Appleton Papers LLC

825 East Wisconsin Avenue

P.O. Box 359

Appleton, WI 54912-0359

Date: [                    ]

Gentlemen:

Pursuant to the Exchange and Support Agreement, dated [                    ], on behalf of the Exchanging Member, the Company hereby directs Parent to deliver [            ] shares of Reciprocate Common Stock in exchange for the number of Appleton Class B Exchangeable Units set forth in the executed Exchange Notice attached hereto. Attached to this notice are the applicable Series A Preferred Certificate(s) and Stock Powers.

Very Truly Yours,

Appleton Papers LLC

By:
Name:
Title:

B-1

EXHIBIT C

Exchanging Member Notices

Name	Address

C-1

EXHIBIT E

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of             , 2012, is made and entered into by and among Hicks Acquisition Company II, Inc., a Delaware corporation (the “Company”), HH-HACII, L.P., a Delaware limited partnership (the “Sponsor”), Thomas O. Hicks (the “Founder”), Paperweight Development Corp., a Wisconsin corporation (“PDC”), the other undersigned parties listed as Holders on the signature page hereto and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement (each of the Sponsor, the Founder, PDC and the other undersigned parties is sometimes referred to herein as a “Holder” and, collectively, the “Holders”).

RECITALS

WHEREAS, the Company, the Sponsor, the Founder and certain Holders (the Sponsor, the Founder and such Holders, collectively, the “Original Holders”) are party to that certain Registration Rights Agreement, dated as of October 8, 2010, pursuant to which the Company granted certain registration rights to the Original Holders with respect to certain securities of the Company (the “Original Registration Rights Agreement”);

WHEREAS, on January 13, 2012, the Sponsor assigned an aggregate of 10,714 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) to James C. Musselman in connection with Mr. Musselman’s appointment to the board of directors of the Company;

WHEREAS, the Company, the Sponsor, PDC and Appleton Papers LLC (f/k/a Appleton Papers Inc.), a Delaware limited liability company (“Appleton”), are party to that certain Equity Purchase Agreement, dated as of May 16, 2012 (the “Equity Purchase Agreement”), pursuant to which, among other things, PDC shall be entitled to receive Class B Units of Appleton (the “Appleton Class B Exchangeable Units”), which units are exchangeable by PDC, on a one-for-one basis, for shares of Common Stock;

WHEREAS, the Company and PDC are party to that certain Cross Purchase Agreement dated as of May 16, 2012 (the “Cross Purchase Agreement”), pursuant to which, among other things, PDC will sell to the Company Appleton Class B Exchangeable Units in exchange for, among other things, the Company issuing the Contingency Consideration (as defined therein);

WHEREAS, as a condition precedent to the closing of the transactions contemplated by the Equity Purchase Agreement (the “Purchase Agreement Closing”), the Company is required to grant PDC certain registration rights with respect to the Common Stock issuable upon exchange of the Appleton Class B Exchangeable Units held by PDC the Contingency Consideration and any other equity issued or issuable by the Company pursuant to the Equity Purchase Agreement or the Cross Purchase Agreement;;

WHEREAS, the Company and the Original Holders desire to amend the terms of the Original Registration Rights Agreement to grant certain registration rights to Mr. Musselman and PDC with respect to certain securities of the Company; and

WHEREAS, the Original Holders, as of the date hereof, are the Holders of one hundred percent (100%) of the Registrable Securities.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein and in the Equity Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that the Original Registration Rights Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions: The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration

Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Appleton” shall have the meaning given in the Recitals.

“Appleton Class B Exchangeable Units” shall have the meaning given in the Recitals.

“Automatic Shelf Registration Statement” shall have the meaning given in subsection 2.3.3.

“Business Combination” shall mean any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses, involving the Company.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals.

“Company” shall have the meaning given in the Preamble.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demanding Holder” shall have the meaning given in subsection 2.1.1.

“Demand Shelf Takedown Notice” shall have the meaning given in subsection 2.3.4

“Determination Date” shall have the meaning given in subsection 2.3.3

“Equity Purchase Agreement” shall have the meaning given in the Recitals.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1” shall have the meaning given in subsection 2.3.1.

“Form S-3” shall have the meaning given in subsection 2.2.4.

“Founder” shall have the meaning given in the Preamble.

“Founder Shares” means those aggregate 2,142,857 shares of Common Stock held, as of the date hereof, by the Sponsor, William A. Montgomery, James C. Musselman and William F. Quinn, as the same may be adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like.

“Founder Lock-up Period” shall mean, with respect to the Founder Shares, the period ending on the earlier to occur of (A) one year after the completion of the Company’s initial Business Combination or earlier if, subsequent to the Company’s initial Business Combination, the last sales price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (B) the consummation by the Company of any subsequent liquidation, merger, stock exchange or other similar transaction, which results in all of the Company’s stockholders having the right to exchange their shares of the Common Stock for cash, securities or other property.

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“Holders” shall have the meaning given in the Preamble.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus not misleading.

“Original Holders” shall have the meaning given in the Recitals.

“Original Registration Rights Agreement” shall have the meaning given in the Recitals.

“PDC” shall have the meaning given in the Preamble.

“PDC Registrable Security” shall mean (a) those shares of Common Stock issuable upon exchange of the Appleton Class B Exchangeable Units held by PDC pursuant to that certain Exchange and Support Agreement, dated the date hereof, by and among the Company, Appleton and PDC, (b) those shares of Common Stock issuable as Contingency Consideration pursuant to the Cross Purchase Agreement, (c) any other security issued or issuable by the Company pursuant to the Equity Purchase Agreement or the Cross Purchase Agreement and (d) any other equity security of the Company issued or issuable with respect to those shares of Common Stock described in clauses (a) and (b) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular PDC Registrable Securities, such securities shall cease to be PDC Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; or (D) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Piggyback Registration” shall have the meaning given in Section 2.2.

“Pro Rata” shall have the meaning given in subsection 2.1.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Prospectus Date” shall mean the date of the final prospectus filed with the Commission and relating to the Company’s initial public offering.

“Purchase Agreement Closing” shall have the meaning given in the Recitals.

“Registrable Security” shall mean (a) the Founder Shares, (b) the Sponsor Warrants (including any shares of the Common Stock issued or issuable upon the exercise of any such Sponsor Warrants), (c) any outstanding share of the Common Stock or any other equity security (including the shares of the Common Stock issued or issuable upon the exercise of any other equity security) held by a Holder as of the date of this Agreement, (d) any equity securities (including the shares of the Common Stock issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $500,000 made to the Company by a Holder, and (e) any other equity security of the Company issued or issuable with respect to any securities described in clause (a) through (d) above by way of a stock

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dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require Registration under the Securities Act; (C) such securities shall have ceased to be outstanding; or (D) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority) and any securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities or PDC Registrable Securities, as the case may be);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities and/or PDC Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Registration” shall have the meaning given in subsection 2.3.1.

“Sponsor” shall have the meaning given in the Preamble.

“Sponsor Warrants” shall mean those 6,666,667, each exercisable for one share of Common Stock, issued to the Sponsor in a private placement transaction that occurred simultaneously with the Company’s initial public offering.

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“Sponsor Lock-up Period” shall mean, with respect to the Sponsor Warrants and any of the Common Stock issued or issuable upon the exercise or conversion of such Sponsor Warrants, the period ending 30 days after the completion of the Company’s initial Business Combination.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities or PDC Registrable Securities, as the case may be, as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.3.4.

“WKSI” means a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.

ARTICLE II

REGISTRATIONS

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, at any time and from time to time, the Holders of at least twenty-five per cent (25%) of the then outstanding number of Registrable Securities held by Holders other than PDC (the “Demanding Holders”) may make a written demand for Registration of at least fifteen percent (15%) of the then outstanding number of Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (each such written demand, a “Demand Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of three (3) Registrations pursuant to a Demand Registration under this subsection 2.1.1 with respect to any or all Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a registration statement on Form S-1 or any similar long-form registration statement that may be available at such time (“Form S-1”) has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Form S-1 Registration have been sold, in accordance with Section 3. 1 of this Agreement.

2.1.2 Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a

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Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company of such election in writing no later than five (5) days after such stop order or injunction is removed, rescinded or otherwise terminated; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.1.3 Underwritten Offering. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under subsection 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand

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Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.5.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If, at any time on or after the date the Company consummates a Business Combination, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of PDC (including, without limitation pursuant to Section 2.3.2 hereof) or stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities and PDC Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities and PDC Registrable Securities the opportunity to register the sale of such number of Registrable Securities and PDC Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities and PDC Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities and PDC Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities and PDC Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities and PDC Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities and PDC Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Common Stock that the Company desires to sell, taken together with (i) the Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities and PDC Registrable Securities hereunder (ii) the Registrable Securities and PDC Registrable Securities as to which registration has been requested pursuant Section 2.2 hereof, and (iii) the Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities and PDC Registrable Securities of Holders exercising their rights to register their Registrable Securities and PDC

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Registrable Securities pursuant to subsection 2.2.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities and PDC Registrable Securities, then the Company shall include in any such Registration (A) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities and PDC Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities and PDC Registrable Securities of Holders exercising their rights to register their Registrable Securities and PDC Registrable Securities pursuant to subsection 2.2.1, pro rata based on the number of Registrable Securities and PDC Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities and PDC Registrable Securities that the Holders have requested to be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities and PDC Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Registrations on Form S-3.

2.3.1 The Holders of Registrable Securities may at any time, and from time to time, request in writing that the Company, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities on a registration statement on Form S-3 or any similar short-form registration statement that may be available at such time (such registration statement, “Form S-3”, and each registration of securities on such Form S-3, a “Shelf Registration”); provided, however, that the Company shall not be obligated to effect such request through an Underwritten Offering. Within five (5) days of the Company’s receipt of a written request from a Holder or Holders of Registrable Securities for a Shelf Registration, the Company shall promptly give written notice of the proposed Shelf Registration to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Shelf Registration

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shall so notify the Company, in writing, within ten (10) days after the receipt by the Holder of the notice from the Company. As soon as practicable thereafter, but not more than twelve (12) days after the Company’s initial receipt of such written request for a Shelf Registration, the Company shall register all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, however, that the Company shall not be obligated to effect any such Registration pursuant to this Section 2.3.1 if (i) a Form S-3 is not available for such offering or (ii) the Holders of Registrable Securities, together with the Holders of any other equity securities of the Company entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $10,000,000.

2.3.2 The Company shall use its commercially reasonable efforts, within fifteen (15) Business Days of the Purchase Agreement Closing to register for resale all of the Registrable Securities and the PDC Registrable Securities in a Shelf Registration on Form S-3. If Form S-3 is not available, the Company shall use its commercially reasonable efforts to convert any Shelf Registration that is on a Form S-l to a Registration Statement on Form S-3 as soon as practicable after the Company is eligible to use Form S-3. The Company shall use commercially reasonable efforts to effect such Shelf Registration by filing a Form S-3 or such other appropriate form, if applicable, as soon as practicable, and effect the registration of all such Registrable Securities and PDC Registrable Securities. If any Registrable Securities or PDC Registrable Securities remain issued and outstanding after three (3) years following the initial effective date of such Shelf Registration, the Company shall, prior to the expiration of such Shelf Registration, file a new Form S-3 covering such PDC Registrable Securities and shall thereafter use its commercially reasonable efforts to cause such new Shelf Registration to be declared effective as promptly as practical. The Company shall use its commercially reasonable efforts to maintain the effectiveness of the Shelf Registration in accordance with the terms hereof for so long as any Registrable Securities or PDC Registrable Securities remain issued and outstanding.

2.3.3 Upon the Company becoming a WKSI, the Company shall (i) give written notice thereof to the Holders as soon as practicable, but in no event later than twenty (20) days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a WKSI, and (ii) use commercially reasonable efforts to register, under an automatic shelf registration statement on Form S-3ASR (“Automatic Shelf Registration Statement”), the sale of all of the Registrable Securities and the PDC Registrable Securities. The Company shall use commercially reasonable efforts to file such Automatic Shelf Registration Statement as promptly as practicable and to cause such Automatic Shelf Registration Statement to remain effective thereafter until there are no longer any PDC Registrable Securities or Registrable Securities registered on such Automatic Shelf Registration Statement. If at any time after the filing of an Automatic Shelf Registration Statement by the Company the Company determines that it is no longer a WKSI (such time, the “Determination Date”), within twenty (20) days after such Determination Date, the Company shall (A) give written notice thereof to the Holders and (B) file a Registration Statement on an appropriate form (or a post-effective amendment converting the Automatic Shelf Registration Statement to an appropriate form) covering all of the PDC Registrable Securities and Registrable Securities, and use commercially reasonable efforts to have such Registration Statement declared effective as promptly as practicable after the date the Automatic Shelf Registration Statement is no longer useable by the Holders to sell PDC Registrable Securities or Registrable Securities.

2.3.4 At any time and from time to time after a Shelf Registration has been declared effective by the Commission, PDC, the Founder or the Sponsor may request to sell all or any portion of the PDC Registrable Shares or Registrable Securities, as applicable, in an Underwritten Offering that is registered pursuant to such Shelf Registration (each, an “Underwritten Shelf Takedown”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (each, a “Demand Shelf Takedown Notice”) at least 15 days prior to the proposed date of such Underwritten Shelf Takedown. Each Demand Shelf Takedown Notice shall specify (i) the type and number of PDC Registrable Securities or Registrable Securities proposed to be sold in the Underwritten Shelf Takedown; and (ii) the intended method or methods and plan of disposition thereof. In such event, the right of such person to include PDC Registrable Securities or Registrable Securities, as

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applicable, in such Underwritten Shelf Takedown shall be conditioned upon such person’s participation in such underwriting and the inclusion of PDC Registrable Securities or Registrable Securities, as applicable, in the underwriting. Such person shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the Company.

2.3.5 Any Shelf Registration pursuant to this Section 2.3 and any Automatic Shelf Registration, may (i) at the option of the Company, include a registration of the issuance of Common Stock issuable upon exercise of warrants issued by the Company and (ii) at the option of the Sponsor, include a registration of the sale of Registrable Securities by limited partners of the Sponsor (and in such case, such limited partners shall be considered Holders for purposes of Article IV of this Agreement).

2.3.6 Notwithstanding anything to the contrary in this Agreement, during any period that the Shelf Registration is not for any reason effective, PDC shall have a Demand Registration pursuant to Section 2.1 during such period.

2.4 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders or PDC, as the case may be, have requested an Underwritten Registration and the Company and the Holders or PDC are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement to be filed pursuant to Section 2.1.1 or Section 2.3.1 at such time, then in each case the Company shall furnish to such Holders or PDC, as the case may be, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12 month period. Notwithstanding anything to the contrary contained in this Agreement, no Registration shall be effected or permitted and no Registration Statement shall become effective, with respect to any Registrable Securities held by each of the Founder and the Sponsor, until after the expiration of the Founder Lock-Up Period or the Sponsor Lock-Up Period, as the case may be.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. Without limiting the express provisions contained elsewhere in this Agreement, including Section 2.3.2 through Section 2.3.4, if at any time on or after the date the Company consummates a Business Transaction the Company is required to effect the Registration of Registrable Securities, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all such Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

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3.1.3 prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution), may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

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3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities and PDC Registrable Securities, respectively, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities or PDC Registrable Securities, respectively, until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no

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event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities and PDC Registrable Securities, respectively. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities or PDC Registrable Securities, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification:

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities and PDC Registrable Securities and their respective officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities or PDC Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that, with respect to such Holders, the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities and PDC Registrable Securities pursuant to such Registration Statement. The Holders shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

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4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder participating in an offering, also agree to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

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ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed to the addressee at the address set forth below such person’s signature on the signature pages to this Agreement. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. Prior to the expiration of the Founder Lock-Up Period or the Sponsor Lock-Up Period, as the case may be, neither the Sponsor nor the Founder may assign or delegate their rights, duties or obligations under this Agreement in whole or in part.

5.2.2 Except as set forth in subsection 5.2.1 hereof, this Agreement and the rights, duties and obligations of the Holders hereunder may be assigned or delegated by such Holder in conjunction with and to the extent of any transfer of Registrable Securities or PDC Registrable Securities by any such Holder.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Sponsor, the Founder, PDC and any Holder of Registrable Securities or PDC Registrable Securities or of any assignee of the Sponsor, the Founder, PDC or any Holder of Registrable Securities or PDC Registrable Securities.

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

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5.5 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities and PDC, at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of PDC or the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6 Other Registration Rights. The Company represents and warrants that no person, other than PDC and a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person except as provided in the Warrant Agreement by and between the Company and Continental Stock Transfer & Trust Company. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail other than the Warrant Agreement by and between the Company and Continental Stock Transfer & Trust Company.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

HICKS ACQUISITION COMPANY II, INC., a Delaware corporation

By:
Christina Weaver Vest
President, Chief Executive Officer and Chief Financial Officer

Address:	100 Crescent Court, Suite 1200
Dallas, Texas 75201
Fax: (214) 615-2221
PDC:

PAPERWEIGHT DEVELOPMENT CORP., a Wisconsin corporation

By:
Name:
Title:

Address:

Fax:

OTHER HOLDERS:

Thomas O. Hicks

Address:	100 Crescent Court, Suite 1200 Dallas, Texas 75201 Fax: (214) 615-2221

Signature Page to Registration Rights Agreement

HH-HACII, L.P.,
a Delaware limited partnership

By:	HH-HACII GP, LLC
its general partner

By:
Thomas O. Hicks
Manager

Address:	100 Crescent Court, Suite 1200
Dallas, Texas 75201 Fax: (214) 615-2221

William A. Montgomery
Address:	100 Crescent Court, Suite 1200
Dallas, Texas 75201

James C. Musselman
Address:	100 Crescent Court, Suite 1200
Dallas, Texas 75201

William F. Quinn
Address:	4151 Amon Carter Blvd,
Fort Worth, Texas 76155

Signature Page to Registration Rights Agreement

ANNEX D

CROSS PURCHASE

AGREEMENT

among

PAPERWEIGHT

DEVELOPMENT CORP.

AND

HICKS ACQUISITION COMPANY II, INC.

Dated as of May 16, 2012

EXHIBIT A – TAX RECEIVABLE AGREEMENT

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INDEX OF DEFINED TERMS

Affiliate	10
Agreement	1
Appleton	1
Appleton Class A Voting Units	1
Appleton Class B Exchangeable Units	1
Appleton LLC Agreement	1
Appleton Organizational Documents	5
Base Purchase Agreement	1
Business Combination	10
Business Day	10
Buyer	1
Buyer Certificate of Incorporation	10
Buyer Common Stock	1
Buyer Organizational Documents	6
Buyer SEC Documents	10
Buyer Series A Voting Preferred Stock	2
Buyer Warrants	10
Change of Control	3
Change of Control Value	3
Claims	12
Closing	2
Closing Date	2
Companies	10
Contingency Consideration	2
Contract	5
Cross Purchase Class A Units	1
Cross Purchase Class B Unit	1
DGCL	10
Exchange Act	10
First Closing	1
First Stock Target	2
First Tier Contingency Consideration	2

Founder	1
HSR Act	4
Independent Accountant	3
IPO	10
IPO Shares	10
Laws	4
Lien	10
Material Adverse Effect	10
Nasdaq	2
Newco	1
Organic Dilution Event	4
PDC	1
PDC SEC Documents	11
Person	11
Public Stockholder	11
Public Warrants	11
Redemptions	11
Representatives	11
SEC	11
Second Stock Target	2
Second Tier Contingency Consideration	2
Securities Act	11
Stock Advancement Notice	3
Stock Targets	2
Subsidiaries	11
Subsidiary	11
Tax Receivable Agreement	2
Trading Day	2
Trading Price	2
Transaction Class A Units	1
Trust Account	11
Trust Agreement	11

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CROSS PURCHASE AGREEMENT

This CROSS PURCHASE AGREEMENT is dated as of May 16, 2012 (this “Agreement”) and is among HICKS ACQUISITION COMPANY II, INC., a Delaware corporation (“Buyer”), and PAPERWEIGHT DEVELOPMENT CORP., a Wisconsin corporation (“PDC”).

R E C I T A L S

A. PDC owns all of the issued and outstanding equity interests in Appleton Papers, Inc., a Delaware corporation (“Appleton”).

B. Buyer, PDC, Appleton and HH-HACII, L.P., a Delaware limited partnership (the “Founder”), are party to an Equity Purchase Agreement dated as of the date hereof (the “Base Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the Base Purchase Agreement.

C. Prior to the closing of the Base Purchase Agreement (the “First Closing”), Appleton will (i) convert into a Delaware limited liability company, (ii) enter into the limited liability company agreement of Appleton (the “Appleton LLC Agreement”) with PDC and (iii) in accordance with the Appleton LLC Agreement, issue to PDC the sum of (A) 9,632,024 Class B units of Appleton with such terms and conditions as set forth in the Appleton LLC Agreement (the “Appleton Class B Exchangeable Units”) and (B) a number of Appleton Class B Exchangeable Units equal to the number of Cross Purchase Class B Units.

D. Prior to the First Closing, PDC will (i) form a new wholly-owned Delaware corporation (“Newco”) and (ii) contribute to Newco 48,160.12 Appleton Class B Exchangeable Units.

E. At the First Closing, pursuant to the Base Purchase Agreement, Buyer will acquire an aggregate number of Class A units of Appleton with such terms and conditions as set forth in the Appleton LLC Agreement (the “Appleton Class A Voting Units”) equal to the aggregate number of shares of common stock, par value $0.0001 per share, of Buyer (“Buyer Common Stock”) outstanding immediately after giving effect to the Redemptions and Repurchases (the “Transaction Class A Units”) less the number of Cross Purchase Class A Units in exchange for Buyer’s payment at the First Closing to Appleton of an amount in cash equal to the assets in the Trust Account less the sum of (i) amounts used to purchase shares of Buyer Common Stock from Public Stockholders, (ii) amounts payable to Public Stockholders who vote against the transactions contemplated by the Base Purchase Agreement and this Agreement and properly exercise their redemption rights under Section 9.2 and Section 9.3 of Article IX of the Buyer Certificate of Incorporation, and (iii) Buyer’s aggregate costs, fees and expenses incurred in connection with the pursuit or consummation of a Business Combination (including deferred underwriting commissions) and other working capital expenses (the “Closing Acquisition Consideration”).

F. One day after the First Closing, pursuant to this Agreement, PDC will sell to Buyer and Buyer will purchase from PDC (the “Cross purchase”) an aggregate number of Appleton Class B Exchangeable Units equal to a percentage of the Transaction Class A Units, which percentage shall be determined in accordance with Section 1.2(b) by dividing (i) the fair market value of the consideration paid by Buyer in the Cross Purchase (the “Cross Purchase Consideration”) by (ii) the sum of the Cross Purchase Consideration and the Closing Acquisition Consideration (such Units, the “Cross Purchase Class B Units” and such determination, the “Cross Purchase Class B Units Determination”) for the consideration set forth in Section 1.2 and Section 1.3 hereof, which Cross Purchase Class B Units shall immediately be surrendered by Buyer to Appleton for cancellation and, upon its receipt thereof, Appleton will immediately issue to Buyer an identical number of Appleton Class A Voting Units (the “Cross Purchase Class A Units”) in exchange for such cancelled Cross Purchase Class B Units.

G. The board of directors of each of Buyer and PDC has approved this Agreement and has determined that this Agreement and the transactions contemplated hereby are advisable and in the respective best interests of each of Buyer and PDC and their respective stockholders and equityholders.

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STATEMENT OF AGREEMENT

In consideration of the mutual terms, conditions and other agreements set forth herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned in accordance with Section 6.1, and subject to the satisfaction or waiver of the conditions set forth in ARTICLE V, the closing of the transactions contemplated by this Agreement (the “Closing”) will take place no later than 9:00 a.m. Central time on the first Business Day following the satisfaction or waiver of each of the conditions set forth in ARTICLE V hereof (the “Closing Date”), at the offices of Akin Gump Strauss Hauer & Feld LLP, 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201, unless another date, time or place is agreed to in writing by the parties hereto.

1.2 Transactions to be Effected at Closing. (a) At the Closing, upon the terms and subject to the conditions of this Agreement, PDC shall sell to Buyer and Buyer shall purchase from PDC the Cross Purchase Class B Units and, in exchange therefor, Buyer shall (a) enter into that certain Tax Receivable Agreement with PDC, in the form attached hereto as Exhibit A (the “Tax Receivable Agreement”), (b) issue to PDC 481,601.2 shares of Series A voting preferred stock of Buyer, par value $0.0001 per share, with such terms and conditions as set forth in the Certificate of Designation (such series, the “Buyer Series A Voting Preferred Stock”) and (c) issue to PDC, to the extent it becomes due and payable in accordance with Section 1.3, the Contingency Consideration (as defined in Section 1.3). Immediately upon receipt of the Cross Purchase Class B Units acquired in accordance with this Section 1.2, Buyer shall surrender such Cross Purchase Class B Units to Appleton for cancellation and, upon its receipt thereof, Appleton shall issue to Buyer the Cross Purchase Class A Units.

(b) Buyer and PDC shall use their commercially reasonable efforts to make the Cross Purchase Class B Units Determination within fifteen (15) days of the date of this Agreement and, lacking such agreement, the matter shall be referred to an independent mutually acceptable valuation firm with experience in valuing similar assets, which firm shall make such determination at least three (3) days prior to the First Closing; provided that any such determination made by such valuation firm shall not value the Cross Purchase Consideration outside the range of values proposed in good faith by the parties.

1.3 Contingency Consideration.

(a) Buyer shall issue to PDC shares of Buyer Common Stock as follows (the “Contingency Consideration”):

(i) One Million (1,000,000) shares of Buyer Common Stock in the event that the Buyer Common Stock has a Trading Price of Twelve Dollars and Fifty Cents ($12.50) or above per share for twenty (20) Trading Days out of thirty (30) consecutive Trading Days on or prior to the fifth anniversary of the Closing (the “First Stock Target”) (and such 1,000,000 shares, the “First Tier Contingency Consideration”); and

(ii) Two Million (2,000,000) shares of Buyer Common Stock in the event that the Buyer Common Stock has a Trading Price of Fifteen Dollars ($15.00) or above per share for twenty (20) Trading Days out of thirty (30) consecutive Trading Days on or prior to the fifth anniversary of the Closing (the “Second Stock Target” and, together with the First Stock Target, the “Stock Targets”) (and such 2,000,000 shares, the “Second Tier Contingency Consideration”).

(b) For purposes of this Section 1.3, (i) “Trading Day” shall mean any day on which the Buyer Common Stock is traded and/or quoted on the Nasdaq Stock Market LLC (the “Nasdaq”) or, if the Nasdaq is not the principal trading market for the Buyer Common Stock, then on the principal securities exchange or securities market on which the Buyer Common Stock is then traded; and (ii) “Trading Price” shall mean

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on any particular Trading Day (A) if the Buyer Common Stock is quoted on the Nasdaq or listed or quoted on another principal trading market, the closing or last reported price of a share of Buyer Common Stock for such Trading Day on such trading market (as reported by Bloomberg L.P. or a similar organization or agency succeeding to its functions of reporting prices), or (B) in the event no trading price is established for the Buyer Common Stock for a Trading Day, the greater of (A) the last price established for the Buyer Common Stock in the most recent preceding Trading Day on which the Buyer Common Stock was traded or (B) the last bid for the Buyer Common Stock in the most recent preceding Trading Day in which the Buyer Common Stock was traded (in each case, as reported by Bloomberg L.P. or a similar organization succeeding to its functions of reporting prices).

(c) In the event any of the Stock Targets set forth in Section 1.3(a) shall have been achieved, PDC shall promptly notify Buyer of such achievement (the “Stock Advancement Notice”). Buyer shall have ten (10) Business Days following its receipt of such notice to accept or dispute its accuracy. Unless Buyer delivers a written objection to PDC on or prior to the expiration of such 10 Business Day period, the Stock Target set forth in such Stock Achievement Notice shall be deemed to have been achieved and will become final and binding in on the parties. If Buyer does object, the written objection must specify the price and/ or dates with which it takes issue. If Buyer objects in accordance with the previous sentence to the Stock Achievement Notice delivered in accordance with this Section 1.3(c), Buyer and PDC shall, during the 30-day period following such objection, negotiate in good faith to reach an agreement. If, upon completion of such 30-day period, Buyer and PDC are unable to reach agreement, they shall promptly thereafter cause an independent accounting firm reasonably acceptable to Buyer and PDC (the “Independent Accountant”) to review this Agreement and the disputed price and/ or dates for the purpose determining whether such stock price target was achieved; provided that Independent Accountant may consider only those items as to which Buyer and PDC have disagreed; provided, further, that the Independent Accountant shall act as an expert and not as an arbitrator. Buyer and PDC shall require the Independent Accountant to deliver to them, as promptly as practicable, its determination of whether such stock price target was achieved. Such determination will be final and binding upon the parties hereto. The fees and expenses charged by the Independent Accountant in its determination of whether such Stock Target was achieved shall be borne by the party who was unsuccessful in such determination.

(d) In the event a “Change of Control” (as defined below) of Buyer occurs in which the Buyer Common Stock is valued in connection with such Change of Control equal to or in excess of Fifteen Dollars ($15.00) per share (the “Change of Control Value”) prior to the earlier of (i) the time when all Contingency Consideration has been delivered to PDC after the achievement of any of the Stock Targets and (ii) the fifth year anniversary of the Closing, the remaining portion of the Contingency Consideration shall immediately vest and PDC shall be entitled to receive such Contingency Consideration; provided that if such Change of Control Value in the event of a Change of Control is equal to or in excess of Twelve Dollars and Fifty Cents ($12.50) per share, then the First Tier Contingency Consideration shall immediately vest and PDC shall be entitled to receive such First Tier Contingency Consideration. For the purposes of this Agreement, a “Change of Control” shall have been deemed to occur with respect to Buyer upon:

(i) the sale, lease, license, distribution, dividend or transfer, in a single transaction or a series of related transactions, of 50% or more of the assets of Buyer and its Subsidiaries taken as a whole;

(ii) a merger, consolidation or other business combination of Buyer (or any Subsidiary or Subsidiaries that alone or together represent all or substantially all of Buyer’s consolidated business at that time) or any successor or other entity holding all or substantially all of the assets of Buyer and its Subsidiaries that results in the stockholders of Buyer (or such Subsidiary or Subsidiaries) or any successor or other entity holding all or substantially all of the assets of Buyer and its Subsidiaries or the surviving entity thereof, as applicable, immediately before the consummation of such transaction or series of related transactions holding, directly or indirectly, less than 50% of the voting power of Buyer (or such Subsidiary or Subsidiaries) or any successor, other entity or surviving entity thereof, as applicable, immediately following the consummation of such transaction or series of related transactions;

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(iii) a transaction or series of related transactions in which a majority of the board of directors or equivalent governing body of Buyer (or any successor or other entity holding all or substantially all of the assets of such Person and its subsidiaries) immediately following or as a proximate cause of such transaction is comprised of persons who were neither members of the board of directors nor nominated by the board of directors or a committee of the board of directors or equivalent governing body of Buyer (or such successor or other entity) immediately prior to such transaction; or

(iv) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) shall obtain beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the voting stock of Buyer representing more than 50% of the voting power of the capital stock of Buyer entitled to vote for the election of directors of Buyer.

(e) The Contingency Consideration and the Stock Targets shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Buyer Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Buyer Common Stock (each, an “Organic Dilution Event”), occurring on or after the date hereof and prior to the time any such Contingency Consideration is delivered to PDC, if any.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PDC

PDC, for itself and, as of the date hereof, as the sole stockholder of Appleton, represents and warrants to Buyer as follows, except as set forth herein and as disclosed in the PDC SEC Documents:

2.1 Due Organization. PDC is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

2.2 Authorization and Validity of Agreement. PDC has all requisite corporate power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance by PDC of this Agreement and the consummation by PDC of the transactions contemplated hereby have been duly authorized by the board of directors of PDC, and no other action on the part of PDC is or will be necessary for the execution, delivery and performance by PDC of this Agreement and the consummation by it of the transactions contemplated hereby, except for the PDC Stockholder Approval (as defined in the Base Purchase Agreement) to be obtained in the connection with the Base Purchase Agreement. This Agreement has been duly executed and delivered by PDC and constitutes a legal, valid and binding obligation of PDC, enforceable against PDC in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally and by general equity principles.

2.3 No Conflict. Except as set forth on Schedule 2.3 to the Base Purchase Agreement and except as would not prevent, materially hinder or materially delay the ability of PDC to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, the execution, delivery and performance by PDC of this Agreement and the consummation by it of the transactions contemplated hereby and thereby:

(a) will not violate any provision of applicable laws, rules, regulations, statutes, codes, ordinances or requirements of any Governmental Authority (collectively, “Laws”), order, judgment or decree applicable to PDC;

(b) will not require any consent, authorization or approval of, or filing with or notice to, any Governmental Authority under any provision of Law applicable to PDC, except for the requirements of the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any other applicable antitrust or competition laws outside the United States, and except for any consent, approval, filing or notice requirements which become applicable solely as a result of the specific regulatory status of Buyer or its Affiliates or that Buyer or its Affiliates are otherwise required to obtain;

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(c) will not violate any provision of the certificate of incorporation or bylaws of PDC; and

(d) will not require any consent, approval or notice under, and will not conflict with, or result in the breach or termination of, or constitute a default under, or result in the acceleration of the performance by PDC under, any material indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement, instrument or other understanding (each, a “Contract”) to which PDC is a party or by which it or any of its assets is bound.

2.4 Ownership of Appleton. As of the date hereof, PDC owns all of the issued and outstanding equity interests of Appleton and at the Closing will own (either directly or through its wholly-owned Subsidiary, Newco) all of the issued and outstanding equity interest of Appleton except for those equity interests sold and transferred to Buyer pursuant to the Base Purchase Agreement. Upon the Conversion and Contribution in accordance with the Base Purchase Agreement and as of immediately prior to the First Closing: (i) PDC will own (A) 9,583,863.88 Appleton Class B Exchangeable Units and (B) a number of Appleton Class B Exchangeable Units equal to the number of Cross Purchase Class B Units, in each case free and clear of any Liens, other than any restrictions under the Securities Act, any state “blue sky” securities Laws, the Appleton LLC Agreement, the Base Purchase Agreement or this Agreement; and (ii) Newco, a wholly-owned Subsidiary of PDC, will own 48,160.12 Appleton Class B Exchangeable Units. PDC has no Subsidiaries except for Appleton and PDC Capital Corporation and, prior to the Closing, Newco. At Closing, neither Newco nor PDC Capital Corporation will (i) have any assets (other than the Appleton Class B Exchangeable Units obtained by Newco in connection with the Contribution), material liabilities or obligations of any nature or (ii)  be engaged in any business activities.

2.5 Due Organization of Appleton. Appleton is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary. Appleton has heretofore made available to Buyer true and complete copies of its certificate of incorporation and bylaws as currently in effect (the “Appleton Organizational Documents”). Appleton is not in violation of any of the provisions of the Appleton Organizational Documents.

2.6 Capitalization.

(a) Upon the Conversion and Contribution and as of immediately prior to the Closing:

(i) the issued and outstanding capital of Appleton shall consist of: (A) the sum of (x) 9,583,863.88 Appleton Class B Exchangeable Units and (y) a number of Appleton Class B Exchangeable Units equal to the number of Cross Purchase Class B Units owned by PDC; (B) 48,160.12 Appleton Class B Exchangeable Units owned by Newco; and (C) those Appleton Class A Voting Units issued to Buyer at the First Closing;

(ii) the issued and outstanding Appleton Class A Voting Units and Appleton Class B Exchangeable Units as of immediately prior to the Closing shall have been duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any applicable federal or state securities Laws, purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware Limited Liability Company Act, the Appleton LLC Agreement or any Contract to which Appleton is a party or by which Appleton is bound; and

(iii) except as set forth in this Section 2.7(a), no membership or other equity or voting interest of Appleton, or options, warrants or other rights to acquire any such membership or other equity or voting interest, of Appleton shall be issued and outstanding.

(b) The Appleton Class A Voting Units to be issued to Buyer in accordance with this Agreement will be duly authorized, validly issued, fully paid and non-assessable, not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware Limited Liability Company Act, the Base Purchase Agreement or the Appleton LLC Agreement or any Contract to which Appleton is a party or by which Appleton is bound.

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(c) Upon delivery of the Appleton Class A Voting Units pursuant to this Agreement, Buyer shall have good title to such Units free and clear of any Liens, other than any restrictions under the Securities Act, any state “blue sky” Securities Laws, the Appleton LLC Agreement or this Agreement and other than arising as a result of any Contractual obligations of Buyer.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to PDC as follows, except as set forth herein and as disclosed in the Buyer SEC Documents:

3.1 Due Organization and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder. Buyer has heretofore made available to Appleton true and complete copies of its certificate of incorporation and bylaws as currently in effect (the “Buyer Organizational Documents”). Buyer is not in violation of any of the provisions of the Buyer Organizational Documents.

3.2 Authorization and Validity of Agreement. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by the board of directors of Buyer, and no other corporate action on the part of Buyer is or will be necessary for the execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby, except for the Buyer Stockholder Approval (as defined in the Base Purchase Agreement) to be obtained in connection with the Base Purchase Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally and by general equity principles.

3.3 No Conflict. Except as set forth on Schedule 4.3 to the Base Purchase Agreement and except for any consent, approval, filing with or notice that would not, if not given or made, or any violation, conflict, breach, termination, default or acceleration which does not, materially impair the ability of Buyer to consummate the transactions contemplated hereby, the execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby:

(a) will not violate any provision of Law, order, judgment or decree applicable to Buyer; and

(b) will not require any consent or approval of, or filing or notice to, any Governmental Authority under any provision of Law applicable to Buyer, except for any applicable requirements of the HSR Act and any other applicable antitrust or competition laws outside the United States and for any applicable requirements of the Securities Act, the Exchange Act and state “blue sky’ securities Laws, and except for any consent, approval, filing or notice requirements which become applicable solely as a result of the specific regulatory status of PDC or the Companies or which PDC, the Companies or any of their respective Affiliates are otherwise required to obtain.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES GENERALLY

4.1 Representations and Warranties of the Parties. Each party hereto represents and warrants to the other that it is the explicit intent of each party hereto that, except for the express representations and warranties contained in ARTICLE II and ARTICLE III, each party and its Affiliates are making no representation or warranty whatsoever, express or implied, including, but not limited to, any implied warranty or representation as to condition, merchantability or suitability as to any of their respective properties or assets. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations provided or addressed to a party are not and shall not be deemed to be or to include representations or warranties of the party providing such information or materials or any of their Affiliates.

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4.2 Survival of Representations and Warranties. The respective representations and warranties made by PDC and Buyer contained in ARTICLE II, ARTICLE III and this ARTICLE IV shall expire and be terminated and extinguished at the Closing and shall not survive the Closing, and no party shall have any liability or obligation in connection with any such representation or warranty following the Closing.

ARTICLE V

CONDITIONS PRECEDENT

5.1 Conditions Precedent to Obligations of Parties. The respective obligations of each of the parties hereto hereunder are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

(a) No Injunction. At the Closing Date, there shall be no Law, injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement; provided, however, that the parties invoking this condition shall use their best efforts to have such injunction, order or decree vacated or denied.

(b) First Closing. The First Closing shall have occurred.

5.2 Conditions Precedent to Obligation of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions, unless waived in writing by Buyer:

(a) Accuracy of Representations and Warranties of PDC. The representations and warranties of PDC contained in ARTICLE II, disregarding all qualifications contained herein relating to materiality or Material Adverse Effect, shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date (except for such representations and warranties which by their express provisions are made as of an earlier date, in which case they shall be true and correct as of such date), except to the extent that the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect on PDC.

(b) Tax Receivable Agreement. Buyer shall have received the Tax Receivable Agreement, duly executed by PDC.

5.3 Condition Precedent to Obligation of PDC. The obligation of PDC to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions, unless waived in writing by PDC:

(a) Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in ARTICLE III, disregarding all qualifications contained herein relating to materiality or Material Adverse Effect, shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date (except for such representations and warranties which by their express provisions are made as of an earlier date, in which case they shall be true and correct as of such date), except to the extent that the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect on Buyer.

(b) Tax Receivable Agreement. PDC shall have received the Tax Receivable Agreement, duly executed by Buyer.

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ARTICLE VI

MISCELLANEOUS

6.1 Termination and Abandonment.

(a) General. Without prejudice to other remedies which may be available to the parties by Law or this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(i) by mutual written consent of Buyer and PDC;

(ii) by Buyer or PDC by giving written notice to the other Person if a Law, injunction, restraining order or decree of any nature of any Governmental Authority of competent jurisdiction is issued that prohibits the consummation of the transactions contemplated by this Agreement and such injunction, restraining order or decree is final and non appealable or is not resolved in Buyer’s and PDC’s favor prior to July 17, 2012; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used its reasonable best efforts to have such Law, injunction, order or decree vacated or denied;

(iii) by either PDC or Buyer by giving written notice to the other Person if the First Closing shall not have occurred by July 14, 2012; provided that the foregoing right to terminate this Agreement under this clause (iii) shall not be available to any Person whose failure or inability to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the First Closing to occur on or before such date; and

(iv) automatically upon the termination of the Base Purchase Agreement.

(b) Procedure Upon Termination. In the event of the termination and abandonment of this Agreement, written notice thereof shall promptly be given to the other parties hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto; provided, however, that nothing herein shall relieve any party from liability for any intentional or knowing breach of any provision hereof.

(c) Termination Remedies. If this Agreement is terminated, the sole and exclusive remedy of the parties hereto shall be those remedies set forth in Section 9.1 of the Base Purchase Agreement; no additional remedies shall be available to any party pursuant to this Agreement.

(d) Survival of Certain Provisions. The respective obligations of the parties hereto pursuant to this ARTICLE VI shall survive any termination of this Agreement.

6.2 Expenses. Except as otherwise contemplated by the Base Purchase Agreement, (a) Buyer shall bear all costs, fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, whether or not the Closing shall have occurred (provided that such costs, fees and expenses may be paid out of the Trust Account) and (b) PDC shall bear all costs, fees and expenses incurred by PDC and the Companies in connection with this Agreement and the transactions contemplated hereby, whether or not the Closing shall have occurred.

6.3 Further Actions. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

6.4 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be given in accordance with Section 9.3 of the Base Purchase Agreement.

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6.5 Entire Agreement. This Agreement (including the Schedules and documents referred to herein) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

6.6 Non-Survival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Closing, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Closing and (b) the obligations set forth in this ARTICLE VI.

6.7 No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.8 Assignability. This Agreement shall not be assigned by any of the parties hereto without the prior written consent of the other parties hereto and any assignment in contravention of the foregoing shall be null and void.

6.9 Amendment and Modification; Waiver. Subject to applicable Law, this Agreement may be amended, modified and supplemented by a written instrument authorized and executed on behalf of Buyer and PDC at any time prior to the Closing Date with respect to any of the terms contained herein. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

6.10 No Recourse. No recourse shall be available to the assets of any Person that is a member, partner, equity holder or Affiliate of Buyer, Appleton or PDC, or any officer, director, agent, employee, shareholder or partner thereof for any obligations of Buyer, Appleton or PDC pursuant to this Agreement.

6.11 Severability. If any provision of this Agreement or the application thereof under certain circumstances is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.12 Section Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

6.13 Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

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6.14 Definitions. As used in this Agreement:

“Affiliate” means, with respect to a specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by agreement or otherwise.

“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in New York, New York are authorized by law or executive order to be closed.

“Buyer Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Buyer as of the date hereof.

“Buyer SEC Documents” means all of Buyer’s reports, documents. statements, schedules and registration statements filed with the SEC under the Securities Act and the Exchange Act, including reports on Form 8-K, Form 10-K and Form 10-Q.

“Buyer Warrants” means warrants to purchase shares of Buyer Common Stock, including the Public Warrants and the warrants held by the Founder.

“Companies” means Appleton and all of the Subsidiaries of Appleton.

“DGCL” means the Delaware General Corporation Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Business Combination” has the meaning set forth in the Buyer Certificate of Incorporation.

“IPO” means the initial public offering by Buyer of 15,000,000 units, with each unit consisting of one share of Buyer Common Stock and one warrant to purchase one share of Buyer Common Stock, which offering closed on October 14, 2010.

“IPO Shares” means the shares of Buyer Common Stock issued as part of the units offered and sold in the IPO.

“Lien” means any mortgage, pledge, lien, encumbrance, charge or other security interest.

“Material Adverse Effect” means a material adverse effect on the business, operations, assets or financial condition of the Person and its Subsidiaries, taken as a whole, excluding, in each case, any such effect resulting from or arising out of or in connection with: (i) acts of God, calamities, national or international political or social conditions including the engagement by any country in hostilities, whether commenced before or after the date hereof, and whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, in each case, that do not have a disproportionate effect on the Person and its Subsidiaries, taken as a whole, relative to other Persons in the industry; (ii) economic, industry or market events, occurrences, developments, circumstances or conditions, whether general or regional in nature or limited to any area in which the Person or its Subsidiaries operate, in each case to the extent do not have a disproportionate effect on the Person and its Subsidiaries, taken as a whole, relative to other Persons in the industry; (iii) changes in applicable Laws or accounting standards, principles or interpretations, in each case, that do not have a disproportionate effect on the Person and its Subsidiaries, taken as a whole, relative to other similarly situated Persons in the industry; (iv) changes in commodity prices; or (v) the public announcement or pendency of this Agreement or any of the transactions contemplated herein or any actions taken or not taken in compliance herewith or otherwise at the request or with the consent of Appleton or Buyer, as applicable.

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“PDC SEC Documents” means all of the reports, documents, statements, schedules and registration statements of PDC filed with the SEC under the Securities Act and the Exchange Act, including reports on Form 8-K, Form 10-K and Form 10-Q.

“Person” means an individual, corporation, limited liability company, partnership, association, joint venture, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(a)(3) of the Exchange Act.

“Public Stockholder” means each holder of IPO Shares.

“Public Warrants” means the warrants to purchase shares of Buyer Common Stock issued as part of the units offered and sold in the IPO.

“Redemptions” means the redemptions of shares of Buyer Common Stock by holders thereof in exchange for cash from Trust Account in connection with the Buyer Stockholder Meeting in accordance with Section 9.2 and Section 9.3 of Article IX of the Buyer Certificate of Incorporation.

“Representatives” means, with respect to a Person, such Person’s officers, managers, directors, employees, accountants, consultants, legal counsel, financial advisors, agents or other representatives.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” or “Subsidiaries” of PDC, Appleton, Buyer or any other Person means any corporation, partnership, joint venture or other legal entity of which PDC, Buyer or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Trust Account” means the trust account established by Buyer in connection with the consummation of the IPO and into which Buyer deposited a designated portion of the net proceeds from the IPO and certain other amounts.

“Trust Agreement” means the agreement pursuant to which Buyer has established the Trust Account.

6.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

6.16 Submission to Jurisdiction. Each of the parties hereto: (a) consents to submit itself to the personal jurisdiction of any state or federal court in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court; and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts sitting in the State of Delaware.

6.17 Enforcement. The parties agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

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6.18 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

6.19 No Claim Against Trust Account. PDC, for itself and on behalf of each of the Companies, acknowledges that the Trust Account was established in connection with the IPO and is held for the sole benefit of Buyer’s existing stockholders. PDC, for itself and on behalf of each of the Companies, acknowledges that Buyer and the Founder have made certain assurances to Buyer’s existing stockholders regarding the security of the Trust Account against claims of creditors. PDC, for itself and on behalf of each of the Companies, and each of their respective stockholders, members, Representatives, associates and affiliates hereby waives all rights, title, interest or claim of any kind (“Claims”) in or to any assets in the Trust Account it has or may have in the future, including any and all rights to seek access to the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction against the Trust Account or any funds distributed therefrom for any Claim it may have against Buyer, the Founder or any of their respective Representatives, for any reason whatsoever, including, but not limited to, a breach of this Agreement, the Base Purchase Agreement, any Ancillary Agreement, the Confidentiality Agreement or any other agreement entered into with any of the parties hereto or their affiliates or any negotiations, agreements or understandings with any of the parties hereto (whether in the past, present or future). This waiver is intended and shall be deemed and construed to be irrevocable and absolute on the part of PDC, for itself and on behalf of each of the Companies, and shall be binding on PDC, for itself and on behalf of each of the Companies, and their respective Representatives, associates and affiliates, and its and their respective heirs, successors and assigns, as the case may be. PDC, for itself and on behalf of each of the Companies, acknowledges that it benefits from this Agreement and that Buyer is entering into this Agreement in reliance upon this Section 6.19. In the event that PDC or any of the Companies commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Buyer or the Founder, which proceeding seeks, in whole or in part, relief against the Trust Account or any Public Stockholder, in the case of a Public Stockholder, relating to the transactions contemplated by this Agreement, whether in the form of money damages or injunctive relief, Buyer shall be entitled to recover from PDC the associated legal fees and costs in connection with any such action, in the event Buyer prevails in such action or proceeding.

6.20 Tax Matters. The parties agree and acknowledge that for U.S. federal (and, if applicable, state and local) income tax purposes, the sale of Appleton Class B Exchangeable Units from PDC to Buyer pursuant to this Agreement shall be treated as a purchase by Buyer of equity interests in Appleton from PDC in exchange for the consideration set forth in Sections 1.2 and 1.3 of this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

BUYER: HICKS ACQUISITION COMPANY II, INC.

By:	/s/ Christina W. Vest
Name: Christina W. Vest
Title: CEO

PDC: PAPERWEIGHT DEVELOPMENT CORP.

By:	/s/ Jeffrey Fletcher
Name: Jeffrey Fletcher
Title: VP Controller

Signature Page to Cross Purchase Agreement

EXHIBIT A

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (as amended from time to time, this “Agreement”), dated as of                     , 2012, is hereby entered into by and among Hicks Acquisition Company II, Inc., a Delaware corporation (“Parent”), and Paperweight Development Corp., a Wisconsin corporation (and classified as a S corporation for federal income tax purposes pursuant to Section 1361 of the Code) (“PDC”).

RECITALS

WHEREAS, Parent, PDC, and             , a Delaware corporation wholly-owned by PDC (and classified as a corporation taxable under Subchapter C of the Code for federal income tax purposes) (“Newco”) are the current Members of Appleton Papers, LLC, a Delaware limited liability company (the “Company”), treated as a partnership for U.S. federal income Tax purposes, and are subject to the terms of a certain limited amended and restated limited liability company operating agreement of the Company dated                     , 2012 and entered into by and between the Company, Parent, PDC, and Newco, and any persons that become Members of the Company (the “Operating Agreement”);

WHEREAS, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18 101 et seq., as amended from time to time (the “Act”), as a continuation of Appleton Papers Inc., a Delaware corporation (and classified as a qualified subchapter S subsidiary immediately prior to the Conversion for federal income tax purposes pursuant to Section 1361 of the Code) (“Old Appleton”), pursuant to the terms of a certain Plan of Conversion and by the filing of a Certificate of Conversion and Formation (the “Certificate”) with the office of the Secretary of State of Delaware on                     , 2012 (the “Conversion”);

WHEREAS, in connection with the Conversion, the Company issued              Appleton Class B Exchangeable Units (as defined herein) to PDC pursuant to the Company’s initial Limited Liability Company Agreement dated                     , 2012 (the “Original Agreement”);

WHEREAS, immediately after the formation of the Company, PDC contributed              Appleton Class B Exchangeable Units to Newco (collectively with the Conversion such contribution shall be referred to as the “Initial Company Capitalization”);

WHEREAS, as a result of the Initial Company Capitalization, it was the intent of the parties to the Original Agreement that for federal income tax purposes, the Company be formed as a partnership and Newco and PDC treated as making a capital contribution of all the assets of Old Appleton (and the Company assuming all the liabilities of Old Appleton) (the “Initial Contributed Property”) in exchange for the issuance of partnership interests in the Company in a transaction within the purview of Section 721 of the Code.

WHEREAS, the Original Agreement sets forth the initial Carrying Value of the Initial Contributed Property and requires that the Company apply the “remedial method” as such terms is defined by Treasury Regulation Section 1.704-3(d) to the resulting Book-Tax Disparity of the Initial Contributed Property as of the Initial Company Capitalization.

WHEREAS, the Company, Parent and HH-HACII, L.P. (“Parent Sponsor”) entered into that certain Equity Purchase Agreement made and entered into as of May 16, 2012 (as such agreement is amended from time in accordance with its terms, the “Equity Purchase Agreement”);

WHEREAS, PDC and Parent entered into that certain Cross Purchase Agreement made and entered into as of May 16, 2012 (as such agreement is amended from time in accordance with its terms, the “Cross Purchase Agreement”);

WHEREAS, in connection with the closing of the transactions contemplated by the Equity Purchase Agreement on                     , PDC and Newco (as the then Members of the Company) amended and restated the Original Agreement to issue the Appleton Class A Voting Units set forth therein to Parent in exchange for the cash Capital Contribution made by Parent to the Company as consideration for such issuance as set forth in the Equity Purchase Agreement and admitted Parent as the sole member of the Company holding Appleton Class A Voting Units (the “Parent Initial Contribution”);

WHEREAS, the Operating Agreement sets forth the Carrying Value of the Initial Contributed Property as of the Parent Initial Contribution and requires that the Company apply the “remedial method” as such terms is defined by Treasury Regulation Section 1.704-3(d) to the resulting Book-Tax Disparity of the Initial Contributed Property as of the Parent Initial Contribution and confirms that such remedial method shall also be used with respect to the Book-Tax Disparity of the Initial Contributed Property resulting from the Initial Company Capitalization (collectively, the “ICP 704(c) Remedial Elections” and together with the application of Section 704(c) of the Code to the Book-Tax Disparity of the Initial Contributed Property as of the date hereof in all other respects, including by way of Treasury Regulations Section 1.752-7, the “ICP 704(c) Application”).

WHEREAS, in connection with the closing of the transactions contemplated by the Cross Purchase Agreement on                     , the then Members of the Company amended and restated the Original Agreement to reflect the Transfer of              Appleton Class B Exchangeable Units from PDC to Parent (the “Parent Initial Cross-Purchase Units”) in exchange for the consideration (“Cross Purchase Consideration”) pursuant to the Cross Purchase Agreement (the “Parent Initial Cross Purchase”), which Cross Purchase Consideration includes all the rights and obligations of PDC under this Agreement with respect to the Parent Initial Cross Purchase Units (including the right to Tax Benefit Payments in respect of the Basis Adjustments made with respect to the Parent Initial Cross-Purchase Units and disregarding the ICP 704(c) Application in determining Parent’s Realized Tax Benefits) which such Parent Initial Cross-Purchase Units shall immediately be surrendered by Parent to the Company for cancellation, and upon receipt thereof, the Company shall immediately issue to Parent an equal number of Appleton Class A Voting Units;

WHEREAS, as set forth in the Operating Agreement, Appleton Class B Exchangeable Units are exchangeable for Common Stock (as defined herein) of Parent;

WHEREAS, Company, and each of its direct and indirect subsidiaries that are classified as partnerships for U.S. federal income Tax, if any, have and will have in effect an election under Section 754 of the Internal Revenue Code of 1986, as amended (the “Code”) for each Taxable Year in which an Exchange occurs which election is intended generally to result in an adjustment to the Tax basis of Parent’s proportional share of the Applicable Assets by reason of such Exchange and the receipt of payments under this Agreement;

WHEREAS, the ICP 704(c) Application is intended, effectively, to allow Parent to amortize the Parent Initial Contribution for federal income tax purposes through tax deduction allocations with respect to the Book-Tax Disparity of the Initial Contributed Property as of the date hereof and the receipt of payments under this Agreement (“ICP 704(c) TRA Payments”), which payments constitute a portion of the Cross Purchase Payments to be made by Parent to PDC:

WHEREAS, the parties to this Agreement desire to make certain arrangements with respect to the effect of the Basis Adjustment and Imputed Interest (in each case, as defined herein) on the actual liability for Taxes of Parent;

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Capitalized terms not defined herein shall have the meaning given to them in the Operating Agreement as of the date hereof.

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“Adjusted Tax Basis” means, with respect to any Applicable Asset at any time, the Tax basis that such Applicable Asset has with respect to Parent, at such time, as a result of the Basis Adjustment with respect to such Applicable Asset.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means LIBOR plus 100 basis points.

“Agreement” is defined in the Preamble of this Agreement.

“Amended Schedule” is defined in Section 2.6(b) of this Agreement.

“Amended Tax Effect Schedule” is defined in Section 3.1(b) of this Agreement.

“Applicable Assets” mean with respect to each Exchange, any assets owned by the Company and each of its direct and indirect non-corporate subsidiaries at the time of such Exchange (including any assets whose Tax basis is determined in whole or in part, by reference to the adjusted basis of any such assets, or is adjusted as a result of the sale or exchange of such assets).

“Basis Adjustment” means, with respect to each Exchange, the adjustment to the Tax basis of an Applicable Asset under (i) Section 732 of the Code (in situations where, as a result of one or more Exchanges, the Company becomes an entity that is disregarded as separate from its owner for Tax purposes), (ii) Section 1012 of the Code, or Sections 743(b) and 754 of the Code (in situations where, following an Exchange, the Company remains in existence as an entity for Tax purposes), or (iii) under Section 734(b) of the Code and, in each case, comparable sections of state, and local Tax laws. For these purposes in calculating the Basis Adjustment attributable to an Exchange to Parent, Parent’s basis in the Appleton Class B Exchangeable Units transferred in the Exchange shall equal the sum of (i) the Market Value of the Common Stock, cash or other consideration transferred to the Member or other transferee pursuant to the Exchange as payment for the exchanged Class B Exchangeable Units, plus (ii) the amount of payments made under this Agreement with respect to such Exchange (other than payments that are treated for Tax purposes as Imputed Interest) plus (iii) the amount of Company debt allocated to the Appleton Class B Exchangeable Units acquired pursuant to such Exchange. Notwithstanding any other provision of this Agreement, the amount of any Basis Adjustment resulting from an Exchange of one or more Appleton Class B Exchangeable Units shall be determined without regard to any Pre-Exchange Transfer of such Class B Exchangeable Units, and as if any such Pre-Exchange Transfer had not occurred.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Certificate” has the meaning set forth in the Recitals of this Agreement.

“Change of Control” means

(i) a merger, reorganization, consolidation or similar form of business transaction directly involving Parent or indirectly involving Parent through one or more intermediaries unless, immediately following such transaction, more than 50% of the voting power of the then outstanding voting stock or other equities of Parent resulting from consummation of such transaction (including, without limitation, any parent or ultimate parent corporation of such Person that as a result of such transaction owns directly or indirectly Parent and all or substantially all of Parent’s assets) is held by the existing Parent equityholders (determined immediately prior to such transaction); or

(ii) a transaction in which Parent, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to another Person other than an Affiliate; or

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(iii) a transaction in which there is an acquisition of control of Parent by a Person or group of Persons. The term “control” shall mean the possession, directly or indirectly, of the power to either (i) vote more than 50% of the securities having ordinary voting power for the election of directors (or comparable positions in the case of partnerships and limited liability companies), or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise (for the avoidance of doubt, consent rights do not constitute control for the purpose of this definition); or

(iv) a transaction in which individuals who constitute the Board of Directors of Parent (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors of Parent, provided that any person becoming a director subsequent to the effective date of this Agreement, whose election or nomination for election is either (A) contemplated by a written agreement among equityholders of Parent on the effective date of this Agreement or (B) was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Parent in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Parent as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to be an Incumbent Director; or

(v) the liquidation or dissolution of Parent.

“Class B Exchangeable Units” means the Appleton Class B Exchangeable Units (as defined in the Operating Agreement) and any equity securities issued or issuable in exchange for, or with respect to, such Appleton Class B Exchangeable Units (i) by way of a dividend, split or combination of equity interest or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Change in Tax Law” shall have the meaning set forth in Section 7.13 of this Agreement.

“Code” has the meaning set forth in the Recitals of this Agreement.

“Common Stock” means the common stock of Parent, par value $.0001 per share, and any equity securities issued or issuable in exchange for, or with respect to, such Common Stock (i) by way of a dividend, split or combination of equity interest or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Company” has the meaning set forth in the Recitals of this Agreement.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Conversion” has the meaning set forth in the Recitals of this Agreement.

“Cross Purchase Agreement” has the meaning set forth in the Recitals of this Agreement.

“Default Rate” means LIBOR plus 500 basis points.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of state, and local Tax law, as applicable, or any other event (including the execution of a Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Notice” is defined in Section 4.2 of this Agreement.

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“Early Termination Payment” is defined in Section 4.3(b) of this Agreement.

“Early Termination Rate” means the lesser of (i) 6.5% and (ii) LIBOR plus 100 basis points.

“Early Termination Schedule” is defined in Section 4.2 of this Agreement.

“Equity Purchase Agreement” has the meaning set forth in the Recitals of this Agreement.

“Exchange” means, collectively, the Parent Initial Cross Purchase, and any other acquisition by Parent of Appleton Class B Exchangeable Units including by means of an exchange of Appleton Class B Exchangeable Units for Common Stock, as well as the acquisition by the Company of Appleton Class B Exchangeable Units from PDC or Newco for cash or Common Stock to the extent permitted by the Operating Agreement.

“Exchange Agreement” means the Exchange and Support Agreement among Parent, the Company, and each of the Members or other Persons party thereto, dated on or about the date hereof as it may be amended or supplemented from time to time in accordance with its terms.

“Exchange Basis Schedule” is defined in Section 2.2 of this Agreement.

“Exchange Date” means the time of any Exchange.

“Exchange Payment” is defined in Section 5.1.

“Expert” is defined in Section 7.9 of this Agreement.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the liability for Taxes of Parent using the same methods, elections, conventions and similar practices used on the relevant Tax Return, but using the Original Tax Basis instead of the Adjusted Tax Basis and excluding any deduction attributable to the Imputed Interest and disregarding all aspects of the ICP 704(c) Application in such calculation. If all or a portion of the liability for Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of such Taxable Year, such liability shall not be included in determining the Hypothetical Tax Liability unless and until there has been a Determination.

“Imputed Interest” shall mean any interest imputed under Section 1272, 1274 or 483 or other provision of the Code and any similar provision of state, and local Tax law with respect to Parent’s payment obligations under this Agreement.

“Initial Company Capitalization” has the meaning set forth in the Recitals of this Agreement.

“Initial Contributed Property” has the meaning set forth in the Recitals of this Agreement.

“Interest Amount” is defined in Section 3.1(b) of this Agreement.

“ICP 704(c) Application” has the meaning set forth in the Recitals of this Agreement.

“ICP 704(c) Remedial Allocation” has the meaning set forth in the Recitals of this Agreement.

“Liquidity Exchange” means the Exchange of any Liquidity Units and/or Substituted Units (as defined under the Business Combination Agreement) or any equity securities issued or issuable in exchange for, or with respect to, such Liquidity Units and/or Substituted Units (i) by way of a dividend, split or combination of equity interest or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

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“Market Value” shall mean the closing price of the Common Stock on the applicable Exchange Date on the national securities exchange or interdealer quotation system on which such Common Stock are then traded or listed, as reported by the Wall Street Journal; provided that if the closing price is not reported by the Wall Street Journal for the applicable Exchange Date, then the Market Value shall mean the closing price of the Common Stock on the Business Day immediately preceding such Exchange Date on the national securities exchange or interdealer quotation system on which such Common Stock are then traded or listed, as reported by the Wall Street Journal; provided further, that if the Common Stock are not then listed on a National Securities Exchange or Interdealer Quotation System, “Market Value” shall mean the fair market value of the Common Stock, as determined by the Board of Directors of Parent in good faith.

“Material Objection Notice” has the meaning set forth in Section 4.2.

“Member” has the meaning set forth in the Operating Agreement as of the date hereof.

“Net Tax Benefit” has the meaning set forth in Section 3.1 (b).

“Newco” has the meaning set forth in the recitals.

“Old Appleton” has the meaning set forth in the Recitals of this Agreement.

“Operating Agreement” has the meaning set forth in the Recitals of this Agreement.

“Original Agreement” has the meaning set forth in the Recitals of this Agreement.

“Original Tax Basis” means, with respect to any Applicable Asset at any time, the Tax basis that such Applicable Asset would have had with respect to Parent at such time determined as if (i) the Company remains in existence as an entity for Tax purposes, and (ii) the Company did not make the election provided by Section 754 of the Code.

“Objection Notice” has the meaning set forth in Section 2.4(a).

“Parent” has the meaning set forth in the Recitals of this Agreement.

“Parent Initial Contribution” has the meaning set forth in the Recitals of this Agreement.

“Parent Initial Cross Purchase” has the meaning set forth in the Recitals of this Agreement.

“Parent Sponsor” has the meaning set forth in the Recitals of this Agreement.

“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.

“Person” shall be construed broadly and includes any individual, corporation, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“PDC” has the meaning set forth in the Recitals of this Agreement.

“PDC ESOP” means to Appleton Papers Retirement Savings and Employee Stock Ownership Plan.

“PDC ESOP Beneficiaries” mean the participants in the PDC ESOP.

“Pre-Exchange Transfer” means any transfer (including upon the death of a Member) of one or more Appleton Class B Exchangeable Units (i) that occurs prior to an Exchange of such Class B Exchangeable Units, and (ii) to which Section 743(b) of the Code applies.

“Qualified Tax Advisor” means Morgan Lewis, PricewaterhouseCoopers, or any other law or accounting firm that is nationally recognized as being an expert in Tax matters and that is reasonably acceptable to Parent.

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“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the actual liability for Taxes of Parent for such Taxable Year. If all or a portion of the actual liability for Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Realized Tax Detriment” means, for a Taxable Year, the excess, if any, of the actual liability for Taxes of Parent for such Taxable Year over the Hypothetical Tax Liability . If all or a portion of the actual liability for Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority for the Taxable Year, such liability shall not be included in determining the Realized fax Detriment unless and until there has been a Determination.

“Reconciliation Dispute” has the meaning set forth in Section 7.9 of this Agreement.

“Reconciliation Procedures” has the meaning set forth in Section 2.4(a) of this Agreement.

“Schedule” means any Exchange Basis Schedule, Tax Effect Schedule and the Early Termination Schedule.

“Sharing Percentage” means 85%.

“Tax Benefit Payment” is defined in Section 3.1(b) of this Agreement.

“Tax Effect Schedule” is defined in Section 2.3 of this Agreement.

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxable Year” means a taxable year as defined in Section 441 (b) of the Code or comparable section of state, or local Tax law, as applicable, (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made) ending on or after an Exchange Date in which there is a Basis Adjustment due to an Exchange.

“Tax” or “Taxes” means any and all U.S. federal, state, local and foreign taxes, assessments or similar charges that are based on or measured with respect to net income or profits, whether as an exclusive or alternate basis, and any interest related to such tax.

“Taxing Authority” shall mean any domestic, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any Taxing Authority or any other authority exercising Tax regulatory authority.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Valuation Assumptions” shall mean, as of an Early Termination Date, the assumptions that (1) in each Taxable Year ending on or after such Early Termination Date, Parent will have taxable income sufficient to fully utilize the deductions arising from the Basis Adjustment, the ICP 704(c) Application, and the Imputed Interest during such Taxable Year, (2) the maximum federal, state, and local income Tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Date (assuming the Company were a corporation, taking into account the deductibility

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of state and local income taxes and credits for non-U.S. taxes paid), (3) any loss carryovers or carry-back generated by the Basis Adjustment, the ICP 704(c) Application, or the Imputed Interest and available as of the date of the Early Termination Schedule will be utilized by Parent on a pro rata basis from the date of the Early Termination Schedule through the scheduled expiration date of such loss carryovers or carry-backs, (4) if an Early Termination is effected prior to an Exchange of all Appleton Class B Exchangeable Units and an Early Termination Payment is being paid pursuant to Section 4.3(a), (i) the Basis Adjustment shall be calculated as if the Exchange of any remaining Appleton Class B Exchangeable Units occurred on the Early Termination Date, and (ii) realized Tax Benefit with respect to the ICP 704(c) Application shall be calculated as if all deductions, loss, gain, and income with respect to the ICP 704(c) Application and the Initial Contributed Property for the federal income tax (and, where applicable, state and local income tax) recovery period of such Initial Contributed Property remaining as of the Early Termination Date that would have been allocated to Parent over such recovery period if the ownership of the Company remained as it was immediately prior to the Early Termination were so allocated to Parent over such recovery period.

ARTICLE II

DETERMINATION OF REALIZED TAX BENEFIT

2.1 Basis Adjustment. The Parent and PDC acknowledge that as a result of an Exchange (unless otherwise required by applicable law) Parent’s proportional share of the Company’s Tax basis in any Applicable Assets shall be increased by the excess, if any, of the Adjusted Tax Basis over the Original Tax Basis.

2.2 Exchange Basis Schedule. Within ninety (90) calendar days after the filing of the U.S. federal income Tax Return of Parent for each Taxable Year in which any Exchange has been effected, Parent shall deliver to PDC a schedule (the “Exchange Basis Schedule”) showing (i) the Original Tax Basis of the Applicable Assets as of each applicable Exchange Date, (ii) the Basis Adjustment with respect to the Applicable Assets as a result of the Exchanges effected in such Taxable Year, calculated in the aggregate, (iii) the Adjusted Tax Basis of the Applicable Assets as of each applicable Exchange Date, (iv) the period or periods, if any, over which the Applicable Assets are amortizable and/or depreciable, (v) the period or periods, if any, over which each Basis Adjustment is amortizable and/or depreciable.

2.3 Tax Deductions Attributable to the ICP 704(c) Application. The Parent and PDC acknowledge that as a result of the ICP 704(c) Application, Parent’s allocable share of amortization and depreciation deductions for federal income tax purposes (and state and local, income tax purposes, where applicable, whether through federal income tax conformity rules or under any comparable sections of state, and local Tax laws) as a Member of the Company and in respect of the Initial Contributed Property shall be increased from that which would be allocated to Parent without the ICP 704(c) Application.

2.4 ICP 704(c) Schedule. Within ninety (90) calendar days after the filing of the U.S. federal income Tax Return of Parent for each Taxable Year in which the ICP 704(c) Application continues to be effective with respect to the Initial Contributed Property, Parent shall deliver to PDC a detailed schedule (the “ICP 704(c) Schedule”) setting forth the application of Section 704(c) to the Initial Contributed Property and the Members for such Taxable Year as well as all prior Taxable Years.

2.5 Tax Effect Schedule. Within ninety (90) calendar days after the filing of the U.S. federal income Tax Return of Parent for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, Parent shall provide to PDC a schedule showing the calculation of the Realized Tax Benefit or Realized Tax Detriment and Tax Benefit Payment (if any) for such Taxable Year (a “Tax Effect Schedule”). The Schedule will become final as provided in Section 2.4(a) and may be amended as provided in Section 2.4(b) (subject to the procedures set forth in Section 2.4(b)).

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2.6 Procedures, Amendments.

(a) Procedure. Every time Parent delivers to PDC an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.4(b), but excluding any Early Termination Schedule or amended Early Termination Schedule, Parent shall also (x) deliver to PDC schedules and work papers providing reasonable detail regarding the preparation of the Schedule and (y) allow PDC reasonable access at no cost to the appropriate representatives at Parent in connection with the review of such Schedule. The applicable Schedule shall become final and binding on all parties unless PDC, within thirty (30) calendar days after receiving an Exchange Basis Schedule or amendment thereto or thirty (30) calendar days after receiving a Tax Effect Schedule or amendment thereto, provides Parent with notice of a material objection to such Schedule (“Objection Notice”) made in good faith; provided, for the sake of clarity, only Members shall have the right to object to any Schedule or Amended Schedule pursuant to this Section 2.4. If the parties, for any reason, are unable to successfully resolve the issues raised in such notice within thirty (30) calendar days of receipt by Parent of an Objection Notice, Parent and PDC shall employ the reconciliation procedures as described in Section 7.9 of this Agreement (the “Reconciliation Procedures”). For the avoidance of doubt, it being understood, that for purposes of this Section 2.4(a), an Amended Schedule (as defined herein) shall not include an amendment made to comply with the Expert’s determination under the Reconciliation Procedures.

(b) Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by Parent (i) in connection with a Determination affecting such Schedule, (ii) to correct material inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to PDC, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carry-back or carry-forward of a loss or other Tax item to such Taxable Year, (v) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Parent’s Tax Return filed for such Taxable Year, or (vi) to adjust the Exchange Basis Schedule to take into account payments made pursuant to this Agreement (such Schedule, an “Amended Schedule”).

ARTICLE III

TAX BENEFIT PAYMENTS

3.1 Payments.

(a) Payments. With respect to any Taxable Year, within five (5) calendar days of a Tax Effect Schedule becoming final in accordance with Section 2.5(a), Parent shall pay to PDC for such Taxable Year, their respective shares (calculated in accordance with Section 3.3) of the Tax Benefit Payment determined pursuant to Section 3.1(b). Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to a bank account of PDC previously designated PDC or as otherwise agreed by Parent and PDC. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated Tax payments, including, without limitation, federal income Tax estimated payments.

(b) A “Tax Benefit Payment” means an amount, not less than zero, equal to the sum of the Net Tax Benefit and Interest Amount (if any) resulting from (i) each Exchange and (ii) the ICP 704(c) Application, in all cases multiplied by the Sharing Percentage. The “Net Tax Benefit” shall equal: (1) Parent’s Realized Tax Benefit, if any, for a Taxable Year plus (2) the amount of the excess Realized Tax Benefit reflected on an Amended Tax Effect Schedule for a previous Taxable Year over the Realized Tax Benefit (or Realized Tax Detriment (expressed as a negative number)) reflected on the Tax Effect Schedule for such previous Taxable Year, minus (3) an amount equal to Parent’s Realized Tax Detriment (if any) for the current or any previous Taxable Year, minus (4) the amount of the excess Realized Tax Benefit reflected on a Tax Effect Schedule for a previous Taxable Year over the Realized Tax Benefit (or Realized Tax Detriment (expressed as a negative number)) reflected on the Amended Tax Effect Schedule for such previous Taxable Year;

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provided, however, that to the extent of the amounts described in clauses (2), (3) and (4) that were taken into account in determining any Tax Benefit Payment in a preceding Taxable Year, such amounts shall not be taken into account in determining a Tax Benefit Payment in any other Taxable Year; provided, further, that PDC shall not be required to return any portion of any previously made Tax Benefit Payment. The “Interest Amount” shall equal the interest on the Net Tax Benefit calculated at the Agreed Rate from the due date (without extensions) for filing Parent’s Tax Return with respect to Taxes for such Taxable Year until the Payment Date. Notwithstanding the foregoing, for each Taxable Year ending on or after the date of a Change of Control, all Tax Benefit Payments, whether paid with respect to Appleton Class B Exchangeable Units that were exchanged (i) prior to the date of such Change of Control or (ii) on or after the date of such Change of Control, shall be calculated by utilizing Valuation Assumptions (1), (3), and (4), substituting in each case the terms “the closing date of a Change of Control” for an “Early Termination Date”.

3.2 No Duplicative Payments. It is intended that the above provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement provide that Parent’s Realized Tax Benefit multiplied by the Sharing Percentage and Interest Amount is paid to the Members pursuant to this Agreement. The provisions of this Agreement shall be construed in the appropriate manner as such intentions are realized.

ARTICLE IV

TERMINATION

4.1 Early Termination and Breach of Agreement.

(a) Parent may terminate this Agreement with respect to all of the Appleton Class B Exchangeable Units held (or previously held and exchanged) by all Members at any time by paying to PDC the Early Termination Payment; provided, however, that this Agreement shall only terminate upon the receipt of the Early Termination Payment by PDC, and provided, further, that Parent may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payment by Parent, Parent shall not have any further payment obligations under this Agreement in respect of PDC, other than for any (a) Tax Benefit Payment agreed to by Parent and PDC as due and payable but unpaid as of the Early Termination Notice and (b) Tax Benefit Payment due for the Taxable Year ending with or including the date of the Early Termination Notice (except to the extent that the amount described in clause (b) is included in the Early Termination Payment). If an Exchange occurs after Parent exercises its termination rights under this Section 4.1(a), Parent shall have no obligations under this Agreement with respect to such Exchange.

(b) In the event that Parent breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, then all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include, but not be limited to, (1) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of a breach, (2) any Tax Benefit Payment agreed to by Parent and PDC as due and payable but unpaid as of the date of a breach, and (3) any Tax Benefit Payment due for the Taxable Year ending with or including the date of a breach. Notwithstanding the foregoing, in the event that Parent breaches this Agreement, PDC shall be entitled to elect to receive the amounts set forth in (1), (2) and (3), above or to seek specific performance of the terms hereof. The parties agree that the failure to make any payment due pursuant to this Agreement within three months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three months of the date such payment is due.

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(c) In the event all Appleton Class B Exchangeable Units have been Exchanged and the Tax Benefit Payment paid for the most recent Taxable Year is less than $250,000, PDC may terminate this Agreement and Parent shall pay the Early Termination Payment; provided, however, that this Agreement shall only terminate upon the receipt of the Early Termination Payment by PDC, and provided, further, that PDC may withdraw any notice to execute its termination rights under this Section 4.1(c) prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payment by Parent, Parent shall not have any further payment obligations under this Agreement in respect of PDC, other than for any (a) Tax Benefit Payment agreed to by Parent and PDC as due and payable but unpaid as of the Early Termination Notice and (b) Tax Benefit Payment due for the Taxable Year ending with or including the date of the Early Termination Notice (except to the extent that the amount described in clause (b) is included in the Early Termination Payment).

(d) The undersigned parties agree that the aggregate value of the Tax Benefit Payments cannot be ascertained with any reasonable certainty for U.S. federal income Tax purposes.

4.2 Early Termination Notice. If Parent chooses to exercise its right of early termination under Section 4,1 above, Parent shall deliver to PDC notice of such intention to exercise such right (“Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying Parent’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment. The applicable Early Termination Schedule shall become final and binding on all parties unless PDC, within thirty (30) calendar days after receiving the Early Termination Schedule thereto provides Parent with notice of a material objection to such Schedule made in good faith (“Material Objection Notice”). If the parties, for any reason, are unable to successfully resolve the issues raised in such notice within thirty (30) calendar days after receipt by Parent of the Material Objection Notice, Parent and PDC shall employ the Reconciliation Procedures as described in Section 7.9 of this Agreement. For the avoidance of doubt, it being understood, that for purposes of this Section 4.2, an Amended Schedule shall not include an amendment made to comply with the Expert’s determination under the Reconciliation Procedures.

4.3 Payment upon Early Termination.

(a) Within three calendar days after agreement between PDC and Parent of the Early Termination Schedule, Parent shall pay to PDC an amount equal to the Early Termination Payment. Such payment shall be made by wire transfer of immediately available funds to a bank account designated by PDC or as otherwise agreed by Parent and PDC.

(b) The “Early Termination Payment” as of the date of the delivery of an Early Termination Schedule shall equal with respect to PDC the present value, discounted at the Early Termination Rate as of such date, of all Tax Benefit Payments that would be required to be paid by Parent to PDC beginning from the Early Termination Date assuming the Valuation Assumptions are applied.

ARTICLE V

SUBORDINATION AND LATE PAYMENTS

5.1 Late Payments by Parent. The amount of all or any portion of any Tax Benefit Payment or Early Termination Payment required to be made by Parent to PDC under this Agreement (a “TRA Payment”) not made to PDC when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such TRA Payment was due and payable.

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ARTICLE VI

NO DISPUTES; CONSISTENCY; COOPERATION

6.1 Participation in Parent’s Tax Matters. Except as otherwise provided herein and in the Operating Agreement (including Section 7.4(b) of the Operating Agreement), Parent shall have full responsibility for, and sole discretion over, all Tax matters concerning Parent and the Company, including without limitation the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, Parent shall notify PDC of, and keep PDC reasonably informed with respect to the portion of any audit of Parent and the Company by a Taxing Authority the outcome of which is reasonably expected to affect PDC’s rights and obligations under this Agreement, and shall provide to PDC reasonable opportunity to provide information and other input to Parent, the Company and their respective advisors concerning the conduct of any such portion of such audit; provided, however, that Parent shall not be required to take any action that is inconsistent with any provision of the Operating Agreement.

6.2 Consistency. Parent and PDC agree to report and cause to be reported for all purposes, including federal, state, and local Tax purposes and financial reporting purposes, all Tax-related items (including without limitation the Basis Adjustment and each Tax Benefit Payment) in a manner consistent with that specified by Parent in any Schedule required to be provided by or on behalf of Parent under this Agreement. The parties hereto also hereby acknowledge and agree with the capital, tax, Agreement, and other treatment of the transactions and other matters set forth in the recitals to this Agreement and shall prepare all books, records, and filings in a manner consistent with such treatment.

6.3 Cooperation. PDC shall (a) furnish to Parent in a timely manner such information, documents and other materials as Parent may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to Parent and its representatives to provide explanations of documents and materials and such other information as Parent or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and Parent shall reimburse PDC for any reasonable third-party costs and expenses incurred pursuant to this Section 6.3.

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ARTICLE VII

MISCELLANEOUS

7.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (a) on the date of delivery if delivered personally, or by facsimile upon confirmation of transmission by the sender’s fax machine if sent on a Business Day (or otherwise on the next Business Day) or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Parent, to:

c/o Hicks Acquisition Company II, Inc.

100 Crescent Court, Suite 1200

Dallas, Texas 75201

Attn: Lori K. McCutcheon

Fax: (214) 615-2242

with a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

1700 Pacific Avenue, Suite 4100

Dallas, Texas 75201

Attn: James A. Deeken

Fax: (214) 969-4343

If to PDC, to:

825 East Wisconsin Ave

P.O. Box 359

Appleton, WI 54912-0359

Attn: Tami L. Van Straten

Fax: (920) 941-8852

with a copy to (which shall not constitute notice):

DLA Piper LLP (US)

203 North LaSalle Street

Suite 1900

Chicago, IL 60601-1293

Attn: Neal Aizenstein

Fax: (312) 251-2870

Morgan Lewis

1701 Market Street

Philadelphia, PA 19103

Attn: Paul Gordon

Fax: (215) 963-5001

Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

7.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been

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signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

7.3 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, excluding any conflict of law rule or principle that might refer the governance or construction of this agreement to the Law of another jurisdiction.

7.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

7.6 Successors; Assignment; Amendments; Waivers.

(a) Neither Parent nor PDC may assign this Agreement to any Person without the prior written consent of the other party except as provided in this Section 7.6(a).

(i) To the extent Appleton Class B Exchangeable Units are effectively transferred in accordance with the terms of the Operating Agreement and any other agreements PDC may have entered into with Parent, and PDC may assign to the transferee of such Appleton Class B Exchangeable Units its rights under this Agreement with respect to such transferred Class B Exchangeable Units, as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to Parent, agreeing to become bound as PDC for all purposes of this Agreement, except as otherwise provided in such joinder, and that, once an Exchange has occurred, any and all payments that may become payable to PDC pursuant to this Agreement with respect to such Exchange may be assigned to any Person or Persons, as long as any such Person has executed and delivered, or, in connection with such assignment, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to Parent, agreeing to be bound by all provisions of this Agreement with respect to such transfer.

(ii) PDC may, without the consent of Parent, assign all or any portion of its rights under this Agreement to the PDC ESOP, the PDC ESOP Beneficiaries, or any trust or other entity owned by the PDC ESOP and/or the PDC ESOP Beneficiaries provided that such transferee(s) have executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to Parent, agreeing to become bound as PDC for all purposes of this Agreement, except as otherwise provided in such joinder, and that, once such a transfer has occurred, any and all payments that may become payable to PDC pursuant to this Agreement with respect to such transfer may be assigned to any Person or Persons, as long as any such Person has executed and delivered, or, in connection with such assignment, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to Parent, agreeing to be bound by all provisions of this Agreement with respect to such transfer.

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(b) No provision of this Agreement may be amended unless such amendment is approved in writing by Parent and by PDC. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

(c) All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Parent shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Parent, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Parent would be required to perform if no such succession had taken place.

7.7 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.8 Resolution of Disputes.

(a) PDC and Parent shall attempt in good faith to resolve any controversy, dispute or claim (other than a Reconciliation Dispute, which shall be governed by Section 7.9), including any ancillary claims of any party, arising out of or relating to this Agreement or the interpretation, breach, performance, non-performance, termination, enforceability or validity hereof (collectively, a “Dispute”) promptly by negotiation between PDC and officers or employees of Parent who have authority to settle the Dispute. PDC may give the Company a written notice (a “Dispute Notice”) setting forth with reasonable specificity the nature of the Dispute and the identity of such first party’s representatives who shall attend and participate in the meeting at which such parties shall attempt to settle the Dispute. Following the receipt of a Dispute Notice, the representatives of PDC and Parent shall meet as soon as is practicable at a mutually acceptable time and place to negotiate in good faith a settlement of the Dispute, and shall meet thereafter as they reasonably deem necessary. To the fullest extent permitted by law, all negotiations pursuant to this Section 7.8 shall be confidential and shall be treated as compromise and settlement negotiations. To the fullest extent permitted by law, nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

(b) If a Dispute has not been resolved within thirty days after the receipt of a Dispute Notice through negotiation as provided in this Section 7.8, then the Dispute shall be finally settled by arbitration in accordance the Commercial Arbitration Rules (the “AAA Rules”) of the American Arbitration Association (“AAA”) and such right to arbitration as set forth herein shall be the exclusive remedy for the resolution of disputes arising hereunder. Any award rendered by the arbitrators shall be final and binding upon PDC and Parent, and judgment upon such award may be entered in accordance with applicable Law in any court having jurisdiction. In all events, the arbitration provisions in this Agreement shall govern over any conflicting rules that may now or hereafter be contained in the AAA Rules. The arbitration shall be held in the City of New York, unless the parties to such arbitration mutually agree to have such arbitration held elsewhere; provided, however, that nothing contained in this Section 7.8 shall be construed to limit or preclude PDC or the from bringing any action in the Court of Chancery of the State of Delaware for injunctive or other provisional relief to prevent immediate and irreparable harm or to bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award. In the event such an action does not fall within the scope of subject matter jurisdiction of Court of Chancery of the State of Delaware, such an action may be brought in the Supreme Court of the State of New York, New York County. The Company and the Members agree to submit to the exclusive personal jurisdiction of the courts referenced in the preceding sentence in the event that an action is commenced pursuant to the preceding sentence and agree that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate,.

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(c) Any arbitration proceeding commenced pursuant to this Section 7.8 shall be conducted before three arbitrators, at least one of whom shall be an attorney experienced in corporate transactions. The arbitrators shall be chosen in accordance with the AAA Rules. Notwithstanding the preceding sentence, to the extent that any Dispute hereunder involves Parent or the Company, on the one hand, and one or more Members other than Parent, on the other hand, one arbitrator shall be chosen by Parent, one arbitrator shall be chosen by the Members other than Parent, and the third arbitrator shall be chosen by the other two arbitrators, or, if they should fail to agree on the third arbitrator, by the AAA. Each party shall be entitled to reasonable discovery rights, and issues as to discovery shall be determined by the arbitral panel applying the Laws of the State of Delaware as more fully provided in Section 7.8(d) and Section 7.4. The decision of a majority of the arbitrators shall be the decision of the arbitrators.

(d) This Section 7.8 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 7.8, including any AAA Rules, shall be invalid or unenforceable under the Delaware Arbitration Act or other applicable law, such invalidity shall not invalidate all of this Section 7.8. In that case, this Section 7.8 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, This Section 7.8 shall be construed to omit such invalid or unenforceable provision.

(e) Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

7.9 Reconciliation. In the event that Parent and PDC are unable to resolve a disagreement with respect to the matters governed by Sections 2.4, and 4.2 within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both parties. The Expert shall be a partner in a nationally recognized accounting firm or law firm. If the parties are unable to agree on an Expert within fifteen (15) days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Exchange Basis Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty (30) calendar days and shall resolve any matter relating to a Tax Effect Schedule or an amendment thereto within fifteen (15) calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement is due or any Tax Return reflecting the subject of a disagreement is due, such payment shall be made on the date prescribed by this Agreement and such Tax Return may be filed as prepared by Parent, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by Parent. Parent and PDC shall bear their own costs and expenses of such proceeding, unless PDC has a prevailing position that is more than 10% of the payment at issue, in which case Parent shall reimburse PDC for any reasonable out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on Parent and PDC and may be entered and enforced in any court having jurisdiction.

7.10 Withholding. Parent shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, or local Tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to PDC.

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7.11 Affiliated Corporations; Admission of Parent into a Consolidated Group; Transfers of Corporate Assets.

(a) If Parent is or becomes a member of an affiliated or consolidated group of corporations that files a consolidated income Tax return pursuant to Sections 1501 et seq. of the Code or any corresponding provisions of state, or local law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments shall be computed with reference to the consolidated taxable income of the group as a whole.

(b) If any Person the income of which is included in the income of Parent’s affiliated or consolidated group transfers one or more assets to a corporation with which such entity does not file a consolidated Tax return pursuant to Section 1501 of the Code, for purposes of calculating the amount of any Tax Benefit Payment(e.g., calculating the gross income of Parent’s affiliated or consolidated group and determining the Realized Tax Benefit) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such contribution. The consideration deemed to be received by such entity shall be equal to the fair market value of the contributed asset, plus (i) the amount of debt to which such asset is subject, in the case of a contribution of an encumbered asset or (ii) the amount of debt allocated to such asset, in the case of a contribution of a partner interest.

(c) Prior to agreeing to engage in any business combination, sale or purchase of assets, reorganization or similar transaction outside the ordinary course of its business which would not constitute a Change of Control for purposes of this Agreement and which could adversely affect the expected value of the benefits payable to PDC under this Agreement, Parent shall obtain the consent of PDC, such consent not to be unreasonably withheld, it being understood that such consent may be conditioned upon Parent’s agreement to make a make-whole payment or payments to PDC at the time of such transaction or thereafter to compensate for such reduction in benefits.

7.12 Confidentiality. Each Member and its assignees acknowledges and agrees that the information of Parent is confidential and, except in the course of performing any duties as necessary for Parent and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, shall keep and retain in the strictest confidence and not to disclose to any Person all confidential matters, acquired pursuant to this Agreement, of Parent or the Members. This clause 7.12 shall not apply to (i) any information that has been made publicly available by Parent or any of its Affiliates, becomes public knowledge (except as a result of an act of a Member in violation of this Agreement) or is generally known to the business community; (ii) the disclosure of information to the extent necessary for the Members to prepare and file Tax returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such Tax returns; and (iii) any disclosure required by law or that Parent desires to make in its public securities filings and for press releases. Notwithstanding anything to the contrary herein, Members (and each employee, representative or other agent of each Member) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and Tax structure of (x) Parent and (y) any of its transactions, and all materials of any kind (including opinions or other Tax analyses) that are provided to the Members relating to such Tax treatment and fax structure.

If a Member or assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.12, Parent shall have the right and remedy to have the provisions of this Section 7.12 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury Parent or any of its Subsidiaries and the accounts and funds managed by Parent and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

7.13 Change in Law. Notwithstanding anything herein to the contrary, if, in connection with an actual or proposed change in law, PDC reasonably believes that either PDC or the PDC ESOP will become taxable or suffer material adverse Tax consequences, for United States federal income tax purposes, with respect to rights

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under this Agreement, an ownership interest in the Company, any ownership interest or rights as to Parent (a “Change in Tax Law”), then at the election of PDC and to the extent specified by PDC, this Agreement (i) shall cease to have further effect, (ii) shall not apply to an Exchange occurring after a date specified by PDC or the ICP 704(c) Application after a date specified by PDC, or (iii) shall otherwise be amended in a manner mutually determined by PDC and Parent, provided that such amendment shall not result in an increase in payments under this Agreement at any time as compared to the amounts and times of payments that would have been due in the absence of such amendment, or otherwise has a material adverse consequence to Parent.

7.14 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signatures on following pages]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Hicks Acquisition Company II, Inc.

By:
Name:
Title:

Paperweight Development Corp.

By:
Name:
Title:

ANNEX E

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HICKS ACQUISITION COMPANY II, INC.

Hicks Acquisition Company II, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

FIRST:	That the name of the Corporation is “Hicks Acquisition Company II, Inc.”

SECOND:	That on June 18, 2012, resolutions were duly adopted by the Corporation’s Board of Directors setting forth, approving and adopting this amendment to Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate”), declaring this amendment to be advisable and recommending this amendment for approval by the Corporation’s stockholders, and calling a meeting of the stockholders of the Corporation for consideration thereof.

THIRD:	Section 9.2(d) of the Certificate is amended and restated to read in its entirety as follows:

In the event that the Corporation has not consummated the Business Combination contemplated by the Equity Purchase Agreement among Paperweight Development Corp, Appleton Papers, Inc., the Corporation and HH-HACII, L.P. by September 14, 2012, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, subject to lawfully available funds therefor, redeem 100% of the then-outstanding Offering Shares in consideration of (A) at a per-share price, payable in cash, equal to the quotient obtained by dividing (x) the aggregate amount then on deposit in the Trust Account less franchise and income taxes payable (less up to $100,000 of interest to pay dissolution expenses), by (y) the total number of then outstanding Offering Shares, and (B) a contingent contractual right to receive, following the dissolution of the Corporation, a pro rata share of the balance of the Corporation’s net assets, if any, that would otherwise be payable to the common stockholders of the Corporation in such dissolution under the DGCL ((A) and (B) collectively, the “Liquidation Amount”), and (iii) as promptly as reasonably possible following such redemptions, subject to the approval of the stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law; provided that the Corporation may make an earlier payment of the Liquidation Amount to any stockholder who properly votes against this Amendment in redemption of Offering Shares held by such stockholder.

FOURTH:	That on June 18, 2012, pursuant to resolutions of the Corporation’s Board of Directors, a special meeting of the Corporation’s stockholders was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of such amendment.

FIFTH:	That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SIXTH:	That the capital of the Corporation shall not be reduced under or by reason of such amendment.

SEVENTH:	This Certificate of Amendment shall become effective upon filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the Corporation has duly caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation to be executed as of this          day of July, 2012.

HICKS ACQUISITION COMPANY II, INC.

By:
Name:
Title: